UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HEARTSCIENCES INC.

(Exact name of registrant as specified in its charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED JULY 27, 2026

[____], 2026

Dear HeartSciences Shareholder:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of HeartSciences Inc., a Texas corporation (“HeartSciences,” “we,” “us,” or “our”). The Special Meeting will be held virtually via a live audio webcast on [____], 2026, at [____] [a.m./p.m.] Eastern Time. The Special Meeting can be accessed by visiting [____], where you will be able to listen to the meeting live and vote online. Please note that you will not be able to attend the virtual Special Meeting in person.

The purpose of the Special Meeting is to consider and vote on proposals relating to the proposed transactions between HeartSciences and Fortitude Mining Holdings, Inc., a Delaware corporation (“Fortitude Seller”), which is described below. Regardless of whether you plan to attend the Special Meeting, we encourage you to vote your shares by mail, by telephone or through the internet following the procedures outlined below.

On June 23, 2026, HeartSciences entered into an Agreement and Plan of Merger (as amended on July 27, 2026 and as it may be further amended from time to time, the “Merger Agreement”) with Fortitude Seller, Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller (“Fortitude HoldCo”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HeartSciences (“Merger Sub”). The Merger Agreement provides that, in connection with the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”), including the merger of Merger Sub with and into Fortitude HoldCo (the “Merger”), and subject to the satisfaction and waiver of specified conditions:

•        HeartSciences will (i) form a new Delaware limited liability company (“HeartSciences Sub”) as a direct wholly-owned subsidiary of HeartSciences, (ii) contribute substantially all of its assets and liabilities to HeartSciences Sub and (iii) contribute 100% of the limited liability company interests in HeartSciences Sub to Merger Sub;

•        Fortitude Seller will contribute all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries;

•        Fortitude Seller will contribute all of its voting limited liability company units in Fortitude HoldCo to HeartSciences in exchange for a number of shares of a newly established class of common stock of HeartSciences, designated as Class V common stock, par value $0.0001 (“Class V Common Stock”), which will entitle the holder thereof to one vote per share and will have no economic rights, equal to (i) the Closing HeartSciences Common Stock Shares (as defined below), multiplied by (ii) 19.00 (or 21.22 if the volume weighted average price of a share of common stock, par value $0.001, of HeartSciences (“HeartSciences Common Stock”) for the 20 business day period ending two (2) business days prior to the Closing (the “Closing HeartSciences Common Stock VWAP”) is equal to or greater than $7.50) (the “Exchange Ratio”);

•        Fortitude Seller will contribute $2,000,000 of cash or Zcash cryptocurrency to HeartSciences in exchange for a number of shares of Class A Common Stock (as defined below) equal to (i) $2,000,000 divided by (ii) the Closing HeartSciences Common Stock VWAP (the “Contribution and Exchange”);

•        Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving the merger with HeartSciences as the sole managing member of the surviving company (the “Surviving Company”); and

•        All shares of Series C Convertible Preferred Stock, par value $0.001 per share, of HeartSciences (“Series C Preferred Stock”) and Series D Convertible Preferred Stock, par value $0.001 per share, of HeartSciences (“Series D Preferred Stock”) that are issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into shares of Class A Common Stock in accordance with the applicable certificate of designations, promptly after the Effective Time.

At the Effective Time, by virtue of the Merger, (i) each non-voting limited liability company unit of Fortitude HoldCo issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of non-voting limited liability company units of the Surviving Company (“Surviving Company Non-Voting Units”) equal to (x) (A) the Closing HeartSciences Common Stock Shares, multiplied by (B) the Exchange Ratio, divided by (y) the number of non-voting limited liability company units of Fortitude HoldCo issued and outstanding immediately prior to the Effective Time, and (ii) each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding immediately after the Effective Time. The voting limited liability company units in Fortitude HoldCo contributed to HeartSciences by Fortitude Seller in the Contribution and Exchange will remain outstanding as 100% of the voting limited liability company units of the Surviving Company (the “Surviving Company Voting Units”).

Pursuant to the Merger Agreement, “Closing HeartSciences Common Stock Shares” is calculated as the sum of (i) 3,290,350, the number of shares of HeartSciences Common Stock outstanding as of the date of the Merger Agreement, plus (ii) the number of shares of HeartSciences Common Stock outstanding as of the date of the Closing (the “Closing Date”) solely as a result of the conversion of any Series C Preferred Stock or Series D Preferred Stock following the date of the Merger Agreement and prior to the Closing Date, plus (iii) the number of shares of HeartSciences Common Stock to be issued upon the conversion of the Series C Preferred Stock and Series D Preferred Stock in accordance with the Merger Agreement, plus (iv) 203,750, the number of outstanding restricted stock units of HeartSciences as of the date of the Merger Agreement, plus (v) 8,607, the number of shares of HeartSciences Common Stock issuable pursuant to pre-funded warrants to purchase shares of HeartSciences Common Stock as of the date of the Merger Agreement, each as adjusted for the impact of any reverse stock split to be effected, if at all, at the discretion of the board of directors of HeartSciences.

Effective upon the Closing, HeartSciences (following the consummation of the Transactions, the “Combined Company”) will be organized in an umbrella partnership C-Corporation (“Up-C”) structure in which substantially all of the assets and the business of the Combined Company will be held by Fortitude HoldCo and a substantial part of the Combined Company’s assets will consist of equity interests in Fortitude HoldCo as more fully described elsewhere in the accompanying proxy statement. Effective upon the Closing, HeartSciences will become the sole managing member of Fortitude HoldCo and will have full and exclusive power and authority on behalf of Fortitude HoldCo to conduct, direct, and exercise control over all activities of Fortitude HoldCo, in accordance with the Amended and Restated Limited Liability Company Agreement of Fortitude HoldCo (the “HoldCo A&R LLCA”). After the Closing, the Up-C structure will allow Fortitude Seller to retain an economic interest in the Combined Company’s business in the form of Surviving Company Non-Voting Units, which are intended to be economically fungible with shares of Class A Common Stock, while holding voting rights in the Combined Company through its ownership of Class V Common Stock. The Surviving Company Non-Voting Units shall include the right of Fortitude Seller to require the Combined Company to cause the redemption by Fortitude HoldCo of all, or a portion of, its Surviving Company Non-Voting Units (together with an equivalent number of its shares of Class V Common Stock) in exchange for an equal number of shares of Class A Common Stock or, at the Combined Company’s election, for the cash equivalent using proceeds from equity issuances, in each case subject to the terms and conditions of the HoldCo A&R LLCA.

Subject to shareholder approval, prior to the Effective Time, the certificate of formation of HeartSciences will be amended and restated to establish the Class V Common Stock in addition to the other matters described below and in the accompanying proxy statement. From and after the Closing, HeartSciences Common Stock (the currently outstanding class of common stock of HeartSciences), will have a $0.0001 par value per share, and will be designated as Class A common stock (“Class A Common Stock” and together with the Class V Common Stock, the “Combined Company Common Stock”). Of the 500,000,000 shares of common stock of HeartSciences currently authorized to be issued, [____] will be designated as Class A Common Stock and [____] will be designated as Class V Common Stock. Shares of Class V Common Stock will not have any economic rights and will not be admitted and listed for trading on any stock exchange and will not be freely transferable.

Following the Closing, and subject to any permitted equity issuances by HeartSciences and Fortitude HoldCo prior to the Closing: (i) there will be approximately [___] shares of Class A Common Stock and approximately [___] shares of Class V Common Stock issued and outstanding as of immediately following the Closing, based on an assumption of [___] fully diluted shares of HeartSciences’ Common Stock, (ii) Fortitude Seller is expected to own approximately 95% of the outstanding voting interests of the Combined Company in the form of approximately [___] shares of Class V Common Stock and approximately [___] shares of Class A Common Stock (based on an estimated

Closing HeartSciences Common Stock VWAP of $[___]), and the equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of approximately [___] shares of Class A Common Stock, and (iii) Fortitude Seller is expected to own a number of Surviving Company Non-Voting Units equal to the shares of Class V Common Stock it holds, the Combined Company is expected to hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding, and the Combined Company will be the sole managing member of the Surviving Company and will hold 100% of the Surviving Company Voting Units. It is estimated that all shares of Series C Preferred Stock issued and outstanding as of [___], 2026 will be converted into [___] shares of Class A Common Stock, and that all shares of Series D Preferred Stock issued and outstanding as of [___], 2026 will be converted into [___] shares of Class A Common Stock.

At the Special Meeting, HeartSciences will ask you to consider and vote upon the following proposals (the “Proposals”):

1.      The Combination Proposal (Proposal 1) — To approve the Merger Agreement and the Transactions, pursuant to the Texas Business Organizations Code (“TBOC”). A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A. The Combination Proposal is described in more detail in the accompanying proxy statement under the heading “Proposal 1 — The Combination Proposal.”

2.      The Nasdaq Proposal (Proposal 2) — To approve (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b). The Nasdaq Proposal is described in more detail in the accompanying proxy statement under the heading “Proposal 2 — The Nasdaq Proposal.”

3.      The Charter Adoption Proposals (Proposals 3A-G) — To approve and adopt the following proposals regarding the amendments to the Amended and Restated Certificate of Formation of HeartSciences set forth in the Second Amended and Restated Certificate of Formation of HeartSciences, the form of which is attached to the accompanying proxy statement as Annex B:

•        Proposal 3A:    to change the name of HeartSciences to “Fortitude Mining Group, Inc.”;

•        Proposal 3B:    to change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share;

•        Proposal 3C:    to designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences’ authorized common stock as Class A Common Stock;

•        Proposal 3D:    to establish the terms of the Class V Common Stock and designate [____] shares of HeartSciences’ authorized common stock as Class V Common Stock;

•        Proposal 3E:    to grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the board of directors of HeartSciences (the “HeartSciences Board”) as the “Class A Director”;

•        Proposal 3F:    to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting; and

•        Proposal 3G:    to provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences.

The Charter Adoption Proposals are described in more detail in the accompanying proxy statement under the heading “Proposals 3A-G — The Charter Adoption Proposals.”

4.      The Reverse Stock Split Proposal (Proposal 4) — To approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences’ Board, a reverse stock split of the issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive, in the form attached to the accompanying proxy statement as Annex H.

5.      The Plan Amendment Proposal (Proposal 5) — To approve the amendment and restatement of HeartSciences’ equity incentive plan, in the form attached to the accompanying proxy statement as Annex C. The Plan Amendment Proposal is described in more detail in the accompanying proxy statement under the heading “Proposal 5 — The Plan Amendment Proposal.”

6.      The Adjournment Proposal (Proposal 6) — To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the Proposals presented for a vote at the Special Meeting. The Adjournment Proposal is described in more detail in the accompanying proxy statement under the heading “Proposal 6 — The Adjournment Proposal.”

As described in the accompanying proxy statement, certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into support agreements (the “Support Agreements”) with Fortitude Seller and HeartSciences, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Proposals at the Special Meeting (or any adjournment or postponement thereof), subject to the terms of such agreements. These Support Agreements will terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms.

After careful consideration, the board of directors of HeartSciences has approved the Merger Agreement and the Transactions and the respective Proposals referred to above and has determined that it is advisable to enter into the Merger Agreement and close the Transactions. For more information on HeartSciences’ reasons for the Transactions, see the section entitled “The Transactions — HeartSciences’ Reasons for the Transactions; Recommendations of the HeartSciences Board” in the accompanying proxy statement.

We are excited about the proposed Transactions. The HeartSciences Board assessed the Transactions carefully, weighing the path of continuing as an independent company against what this combination offers and the other options available to HeartSciences, and concluded that the Transactions are in the best interests of HeartSciences and its shareholders to maximize shareholder value. In reaching its decision to approve the Merger Agreement and the Transactions, the HeartSciences Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, which are further described in the accompanying proxy statement. For more information on HeartSciences’ reasons for the Transactions, see the section entitled “The Transactions — HeartSciences’ Reasons for the Transactions; Recommendations of the HeartSciences Board” in the accompanying proxy statement.

THE BOARD OF DIRECTORS OF HEARTSCIENCES UNANIMOUSLY
RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE PROPOSALS
DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Shares of HeartSciences Common Stock and its certain of its warrants (the “Listed Warrants”) are currently listed on Nasdaq under the symbol “HSCS” and “HSCSW,” respectively After completion of the Transactions, it is expected that HeartSciences will be renamed “Fortitude Mining Group, Inc.” and the Class A Common Stock will trade on Nasdaq under the symbol “TUDE,” and the Listed Warrants will trade on Nasdaq under the symbol “TUDEW.” We have applied to reserve the ticker symbol “TUDE”. On [____], 2026, the closing price per share of HeartSciences’ Common Stock as reported by Nasdaq was $[____] and the price of the Listed Warrants was $[____]. We urge you to obtain current market quotations of HeartSciences’ common stock. HeartSciences is using the “full set delivery” method of providing paper copies of all of its proxy materials by mail. The proxy materials are also electronically available at [____]. Additional details regarding admission to and the business to be conducted at the Special Meeting are described in the accompanying Notice of Special Meeting and proxy statement.

More information about HeartSciences, Fortitude Seller and the Transactions is contained in the accompanying proxy statement. HeartSciences urges you to read the proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 15.

Your vote is important. Even if you plan to virtually attend the Special Meeting, HeartSciences requests that you sign and return the enclosed proxy or vote by mail or online to ensure that your shares will be represented at the Special Meeting if you are unable to attend. You may change or revoke your proxy at any time before it is voted at the Special Meeting.

HeartSciences is excited about the opportunities the Transactions bring to its shareholders, and we thank you for your consideration and continued support.

By Order of the Board of Directors of HeartSciences Inc.

Andrew Simpson
Chairman and Chief Executive Officer
Southlake, Texas
[____], 2026

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Transactions described in the accompanying proxy statement or the HeartSciences Common Stock to be issued in connection with the Transactions or determined if the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [____], 2026 and is first being mailed to shareholders on or about [____], 2026.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED JULY 27, 2026

550 Reserve Street, Suite 360
Southlake, Texas 76092

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [____], 2026.

To the Shareholders of HeartSciences Inc.:

Notice is hereby given that a special meeting of shareholders of (the “Special Meeting”) HeartSciences Inc. (“HeartSciences”) will be held virtually, conducted via live audio webcast at [____] [a.m./p.m.], Eastern Time, on [____], 2026, at [____], to consider and act upon the following matters:

1.      The Combination Proposal (Proposal 1) — To approve the Agreement and Plan of Merger (as amended on July 27, 2026 and as it may be further amended from time to time, the “Merger Agreement”) and the transactions contemplated therein (collectively, the “Transactions”) pursuant to the Texas Business Organizations Code (“TBOC”). A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

2.      The Nasdaq Proposal (Proposal 2) — To approve (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b).

3.      The Charter Adoption Proposals (Proposals 3A-G) — To approve and adopt the following proposals regarding the amendments to the Amended and Restated Certificate of Formation of HeartSciences set forth in the Second Amended and Restated Certificate of Formation of HeartSciences the form of which is attached to the accompanying proxy statement as Annex B:

•        Proposal 3A:    to change the name of HeartSciences to “Fortitude Mining Group, Inc.”;

•        Proposal 3B:    to change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share;

•        Proposal 3C:    to designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences’ authorized common stock as Class A Common Stock;

•        Proposal 3D:    to establish the terms of the HeartSciences Class V Common Stock and designate [____] shares of HeartSciences’ authorized common stock as HeartSciences Class V Common Stock;

•        Proposal 3E:    to grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the board of directors of HeartSciences as the “Class A Director”;

•        Proposal 3F:    to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting; and

•        Proposal 3G:    to provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences.

4.      The Reverse Stock Split Proposal (Proposal 4) — To approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences’ Board, a reverse stock split of issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive, in the form attached to the accompanying proxy statement as Annex H.

5.      The Plan Amendment Proposal (Proposal 5) — To approve the amendment and restatement of HeartSciences’ equity incentive plan, in the form attached to the accompanying proxy statement as Annex C.

6.      The Adjournment Proposal (Proposal 6) — To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the Proposals presented for a vote at the Special Meeting.

The above matters are more fully described in the accompanying proxy statement. You are urged to carefully read and consider the accompanying proxy statement in its entirety, including each of the annexes thereto and the accompanying financial statements provided therein.

Pursuant to HeartSciences’ Third Amended and Restated Bylaws, the HeartSciences Board has fixed the close of business on [___], 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. Holders of shares of HeartSciences’ Common Stock and holders of shares of the Company’s Series C Preferred Stock are entitled to vote at the Special Meeting.

The approval of the Combination Proposal (Proposal 1), the Charter Adoption Proposals (Proposals 3A-G) and the Reverse Stock Split Proposal (Proposal 4) require the affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock as of the Record Date, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting. The approval of each of the Nasdaq Proposal (Proposal 2), Plan Amendment Proposal (Proposal 5) and Adjournment Proposal (Proposal 6) require a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock as of the Record Date, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting.

Your vote is important. Even if you plan to virtually attend the Special Meeting, HeartSciences requests that you sign and return the enclosed proxy or vote by mail or online to ensure that your shares will be represented at the Special Meeting if you are unable to attend. You may change or revoke your proxy at any time before it is voted at the Special Meeting.

By Order of the Board of Directors of HeartSciences Inc.

Andrew Simpson
Chairman and Chief Executive Officer
Southlake, Texas
[____], 2026

THE HEARTSCIENCES BOARD HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS IN THE BEST INTERESTS OF AND ADVISABLE TO, HEARTSCIENCES AND ITS SHAREHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.

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HEARTSCIENCES INC.
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

ABOUT THIS PROXY STATEMENT

HeartSciences Inc., which we refer to herein as “HeartSciences,” and, as context requires, “we,” “our,” or “us,” is providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our Special Meeting of shareholders to held virtually via a live audio webcast on [____], 2026, at [____] [a.m./p.m.] Eastern Time., or at any adjournment or postponement thereof. This proxy statement (this “Proxy Statement”) and the enclosed proxy card will be mailed to each shareholder entitled to notice of, and to vote at, the Special Meeting commencing on or about [____], 2026.

You should rely only on the information contained in or incorporated by reference into this Proxy Statement. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this Proxy Statement. This Proxy Statement is dated [____], 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any other date, nor should you assume that the information incorporated by reference into this Proxy Statement is accurate as of any date other than the date of such incorporated document. The mailing of this Proxy Statement to our shareholders will not create any implication to the contrary.

This Proxy Statement and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us, Fortitude Mining Holdings, Inc. and its consolidated subsidiaries, or other companies. All trademarks, service marks and trade names included or incorporated by reference into this Proxy Statement are the property of their respective owners.

The industry and market data and other statistical information contained in this Proxy Statement regarding Fortitude Mining Holdings, Inc. and its consolidated subsidiaries are based on such companies’ management’s own estimates, independent publications, government publications, reports by market research firms, or other published independent sources, and, in each case, are believed by the management Fortitude Mining Holdings, Inc. and its consolidated subsidiaries to be reasonable estimates. Although the management of Fortitude Mining Holdings, Inc. and its consolidated subsidiaries believe these external sources are reliable, they have not independently verified such information.

The information provided on HeartSciences’ website is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

SPECIAL NOTICE

Except where specifically noted, the following information and all other information contained in this Proxy Statement does not give effect to the proposed reverse stock split described in Proposal No. 4 of this Proxy Statement.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement incorporates by reference important business and financial information about HeartSciences from other documents filed by HeartSciences with the U.S. Securities and Exchange Commission (“SEC”). that are not included in or delivered with this Proxy Statement. This information is available to you without charge on the SEC’s website (www.sec.gov). If you have any questions concerning the Special Meeting, the Transactions or the accompanying proxy materials, would like additional copies of the proxy materials, free of charge, or need help voting your shares of Common Stock or Series C Preferred Stock, please contact HeartSciences’ proxy solicitor, Okapi Partners LLC, using the following contact information:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (855) 208-8902
E-mail: info@okapipartners.com

You may also request additional copies of the proxy materials by contacting HeartSciences’ Investor Relations department by email at mkomonoski@integcom.us or at (877) 255-8483.

To ensure timely delivery of these documents, any request should be made no later than [____], 2026 to receive them before the Special Meeting.

For additional details about where you can find information about HeartSciences, please see “Where You Can Find More Information” in this Proxy Statement.

GLOSSARY OF TERMS

Unless otherwise stated in this Proxy Statement or the context otherwise requires, the following terms shall have the meanings below:

“A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Surviving Company.

“Amended and Restated Charter” means the proposed Amended and Restated Certificate of Formation to be filed with the Secretary of State of the State of Texas in connection with Closing.

“Basis Adjustment” means the adjustment to the tax basis of certain assets held by the Surviving Company and its direct or indirect subsidiaries under applicable tax law.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means HeartSciences’ Third Amended and Restated Bylaws.

“Charter” means HeartSciences’ Amended and Restated Certificate of Formation, as amended or supplemented.

“Class A Common Stock” means Class A common stock, $0.0001 par value per share, of the Combined Company.

“Class V Common Stock” means Class V common stock, $0.0001 par value per share, of the Combined Company.

“Closing” means the closing of the Transactions.

“Closing HeartSciences Common Stock Shares” means, without duplication, (a) 3,290,350, the number of shares of HeartSciences Common Stock outstanding as of the date of the Merger Agreement, plus (b) the number of shares of HeartSciences Common Stock outstanding as of the Closing solely as a result of the conversion of any Series C Preferred Stock or Series D Preferred Stock following the date of the Merger Agreement and prior to the Closing, plus (c) the number of shares of HeartSciences Common Stock to be issued upon the conversion of Series C Preferred Stock (as determined in accordance with Section 6.04(b) of the Merger Agreement) and Series D Preferred Stock in connection with consummation of the Transactions, plus (d) 203,750, the number of outstanding restricted stock units as of the date of the Merger Agreement, plus (e) 8,607, the number of shares of HeartSciences Common Stock issuable pursuant to pre-funded warrants to purchase shares of HeartSciences Common Stock as of the date of the Merger Agreement, each as adjusted for the impact of any reverse stock split.

“Closing HeartSciences Common Stock VWAP” means the volume weighted average price of HeartSciences Common Stock for the 20 Business Day period ending two (2) Business Days prior to Closing, as adjusted for the impact of any reverse stock split.

“Combined Company” means HeartSciences following the consummation of the Transactions.

“Combined Company Board” means the board of directors of the Combined Company.

“Combined Company Common Stock” means, collectively, the Class V Common Stock and the Class A Common Stock.

“Contribution and Exchange” means the contribution by Fortitude Seller of all of its Fortitude HoldCo Voting Units and $2,000,000 of cash or Zcash to HeartSciences in exchange for Class V Common Stock and Class A Common Stock, respectively.

“Contribution Transactions” means the Fortitude Contribution and the HeartSciences Contribution.

“DCG” means Digital Currency Group, Inc., a Delaware corporation.

“Effective Time” means the effective time of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 19.00, however, if the Closing HeartSciences Common Stock VWAP is equal to or greater than $7.50 then the Exchange Ratio shall be 21.22.

“Fortitude” means, collectively, all of the direct and indirect subsidiaries of Fortitude Seller (other than Fortitude HoldCo): (i) Fortitude Mining, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller, (ii) Fortitude Mining, PropCo NE 1, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller, (iii) Fortitude Mining, PropCo NE 2, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller, (iv) Fortitude Mining, PropCo NE 3, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller, and (iv) Fairport 45 O’Connor LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Mining, LLC.

“Fortitude Contribution” means the contribution by Fortitude Seller of all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries.

“Fortitude HoldCo” means Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller.

“Fortitude HoldCo Non-Voting Unit” means a non-voting unit of Fortitude HoldCo.

“Fortitude HoldCo Voting Unit” means a voting unit of Fortitude HoldCo.

“Fortitude Seller” means Fortitude Mining Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of DCG.

“Fortitude Seller Board” means the board of directors of Fortitude Seller.

“Foundry” means Foundry Digital LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of DCG.

“GAAP” means the accounting principles generally accepted in the United States of America.

“HeartSciences” or the “Company” means HeartSciences Inc.

“HeartSciences Board” means the board of directors of HeartSciences.

“HeartSciences Common Stock” means common stock, par value $0.001 per share, of HeartSciences Inc.

“HeartSciences Contribution” means the contribution by HeartSciences of substantially all of its assets and liabilities to HeartSciences Sub, and the contribution by HeartSciences of 100% of the limited liability company interests in HeartSciences Sub to Merger Sub.

“HeartSciences Sub” means the Delaware limited liability company to be formed as a direct wholly-owned subsidiary of HeartSciences in connection with the HeartSciences Contribution.

“Houlihan Capital” means Houlihan Capital, LLC.

“Imputed Interest” means, in respect of a TRA Party, certain interest imputed under applicable tax law.

“IRS” means the Internal Revenue Service of the United States.

“Merger” means the merger of Merger Sub with and into Fortitude HoldCo, with Fortitude HoldCo surviving as the Surviving Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated June 23, 2026 by and among HeartSciences, Fortitude Seller, Fortitude HoldCo and Merger Sub, as amended by the Merger Agreement Amendment.

“Merger Agreement Amendment” means the Amendment No. 1 to the Agreement and Plan of Merger, dated July 27, 2026, by and among HeartSciences, Fortitude Seller, Fortitude HoldCo and Merger Sub.

“Merger Consideration” means Surviving Company Non-Voting Units in an amount equal to (i) the Closing HeartSciences Common Stock Shares, multiplied by (ii) the Exchange Ratio.

v

“Merger Sub” means Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HeartSciences.

“Nasdaq” means The Nasdaq Capital Market.

“Opinion” means the fairness opinion rendered by Houlihan Capital to the Special Committee of the HeartSciences Board.

“Potential PIPE Investment” means a potential private placement pursuant to one or more subscription agreements, with certain investors to be named therein, pursuant to which, and on the terms and subject to the conditions of which, such investors would purchase from the Combined Company, as applicable, shares of Class A Common Stock and/or warrants to purchase shares of Class A Common Stock.

“Proposals” means the proposals presented in this Proxy Statement for consideration and approval by HeartSciences shareholders: the Combination Proposal, the Nasdaq Proposal, the Charter Adoption Proposals, the Plan Amendment Proposal, and the Adjournment Proposal.

“Proxy Statement” means this proxy statement.

“Record Date” means the close of business on [___], 2026, the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.

“Registration Rights Agreement” means the registration rights agreement set forth on Exhibit C to the Merger Agreement to be entered into at Closing by Fortitude Seller, HeartSciences and the Surviving Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Consent” means the written consent of Fortitude Seller, in its capacity as the sole member of Fortitude HoldCo, approving the Transactions.

“Seller Stockholder Consent” means the written consent of DCG, in its capacity as the sole stockholder of Fortitude Seller, approving the Transactions.

“Series C Mandatory Conversion” means the conversion of all outstanding shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time into a number of shares of Class A Common Stock as determined in accordance with the Certificate of Designations, Number, Voting Power, Preferences and Rights of HeartSciences Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, $0.001 par value per share, of HeartSciences.

“Series D Forced Conversion” means the conversion of each of the outstanding shares of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time into one fully paid and nonassessable share of Class A Common Stock in accordance with the Certificate of Designations, Number, Voting Power, Preferences and Rights of HeartSciences Series D Preferred Stock.

“Series D Preferred Stock” means the Series D Convertible Preferred Stock, $0.001 par value per share, of HeartSciences.

“Special Meeting” means the special meeting of shareholders of HeartSciences to consider and vote on the Proposals.

“Spin Transaction” means the spin-out of Fortitude’s business from Foundry in October 2024 to form a standalone business.

“Support Agreements” means the support agreements between Fortitude Seller, HeartSciences and certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock.

“Surviving Company” means the surviving company in the merger of Merger Sub with and into Fortitude HoldCo.

“Surviving Company Non-Voting Units” means the non-voting units of the Surviving Company.

“Tax Receivable Agreement” means the tax receivable agreement set forth on Exhibit D of the Merger Agreement to be entered into by Fortitude Seller, HeartSciences and the Surviving Company in connection with the Closing which will become effective at the Effective Time.

“Tax Sharing Agreement” means the tax sharing agreement set forth on Exhibit G of the Merger Agreement to be entered into by DCG, HeartSciences and the Surviving Company in connection with the Closing which will become effective at the Effective Time.

“TBOC” means the Texas Business Organizations Code.

“TRA Parties” means the parties to the Tax Receivable Agreement, other than the Combined Company and the Surviving Company.

“Transactions” means the transactions contemplated by the Merger Agreement.

“Zcash” means Zcash cryptocurrency.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Proxy Statement, including, but not limited to, statements regarding the Transactions, timing and completion of such Transactions, the Combined Company’s listing on Nasdaq after the Closing, the expected management and board of directors of the Combined Company, and the future financial condition, business strategy, vision, goals and trajectory of the Combined Company, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these terms or other expressions of similar meaning.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. These forward-looking statements include, but are not limited to, statements concerning the following: HeartSciences’ ability to solicit a sufficient number of proxies to approve the Transactions and other matters related to the Closing; the anticipated benefits, terms, size and the completion of the Transactions, including whether the conditions to the Closing will be satisfied and whether the Closing will occur at all; the occurrence of any event giving rise to the right of a party to terminate the Merger Agreement; the expectations related to the projected capitalization of the Combined Company following the Closing; the plans, strategies and objectives of HeartSciences’ and Fortitude Seller’s management with respect to the approval of the Transactions and the Closing; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; any statements of the plans, strategies and objectives of future operations of HeartSciences, Fortitude Seller, Fortitude and the Combined Company; the business, operations, economic conditions and financial performance of HeartSciences, Fortitude Seller, Fortitude and the Combined Company; the plans, strategies and objectives of management for future operations; the future market and price of Zcash, bitcoin and other digital assets; potential changes in blockchain protocols for Zcash, bitcoin or other digital assets; potential future developments concerning the blockchains of Zcash, bitcoin and other digital assets; expectations concerning the Combined Company’s relationships and actions with third parties; future regulatory, judicial and legislative changes or actions in the digital asset industry and with respect to the Combined Company; and any statements of belief or expectations in connection therewith. While considered reasonable by HeartSciences and/or Fortitude Seller as of the date of this Proxy Statement, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Transactions do not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain shareholder approval for the Transactions from HeartSciences’ shareholders, if at all; risks related to HeartSciences’ continued listing on Nasdaq until the Closing; the outcome of any legal proceedings that may be instituted against Fortitude Seller, HeartSciences, or the Combined Company; the possibility that the anticipated benefits of the Transactions are not realized when expected or at all; the possibility that the vision, goals, and trajectory of Fortitude Seller, HeartSciences, or the Combined Company are not timely achieved or realized or achieved or realized at all; the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; the expected changes to the board and management of the Combined Company post-Closing; the possibility that the Transactions may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; the diversion of management’s attention from ongoing business operations and opportunities; changes in HeartSciences’ stock price before Closing; and other factors that may affect future results of Fortitude Seller, HeartSciences or the Combined Company.

You should not rely upon forward-looking statements as predictions of future events. Neither HeartSciences nor Fortitude Seller can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. In addition, statements that “we believe” and similar statements reflect the beliefs and opinions on the relevant subject of HeartSciences or Fortitude Seller, as applicable. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. These statements are based upon information available as of the date of this Proxy Statement and while HeartSciences or Fortitude Seller, as applicable, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete.

For a discussion of the factors that may cause HeartSciences’, Fortitude Seller’s or the Combined Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements or for a discussion of risks associated with HeartSciences, Fortitude Seller, the Combined Company, the ability of HeartSciences and Fortitude Seller to complete the Transactions and the effect of the Transactions on the business of HeartSciences, Fortitude Seller and the Combined Company, see the section titled “Risk Factors” in this Proxy Statement.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results of HeartSciences, Fortitude Seller or the Combined Company could differ materially from those anticipated or projected in these forward-looking statements. The forward-looking statements in this Proxy Statement speak only as of the date on which the statements were made. Operating results are not necessarily indicative of results that may occur in future periods. Neither HeartSciences nor Fortitude Seller undertakes any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as otherwise required by the federal securities laws.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTIONS

The following section provides answers to frequently asked questions about the Special Meeting and the Transactions. This section, however, provides only summary information and may not address all questions that may be important to you. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections. You are urged to read this Proxy Statement, including the annexes and other documents referred to herein, in its entirety.

Q:     Why am I receiving this Proxy Statement?

A:     You are receiving this Proxy Statement because you have been identified as a HeartSciences shareholder as of the Record Date and you are entitled to vote to approve the matters set forth herein.

HeartSciences shareholders are being asked to consider and vote upon the Proposals to approve the Merger Agreement and the Transactions contemplated therein, to approve the issuance of Class V Common Stock pursuant to Contribution and Exchange, to approve the issuance of Class A Common Stock pursuant to the Contribution and Exchange, to adopt the amendments to the Charter set forth in the Amended and Restated Charter, to approve the amendment and restatement of HeartSciences’ equity incentive plan, and to approve the adjournment of the Special Meeting if necessary. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A.

This Proxy Statement and its annexes contain important information about the Transactions and the other matters to be acted upon at the Special Meeting. You should read this Proxy Statement and its annexes and the other documents referred to herein carefully and in their entirety.

THE VOTE OF HEARTSCIENCES SHAREHOLDERS IS IMPORTANT. HEARTSCIENCES SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT AND ITS ANNEXES AND THE OTHER DOCUMENTS REFERRED TO HEREIN IN THEIR ENTIRETY AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE SPECIAL MEETING.

Q:     What is Fortitude?

A:     Fortitude is a digital asset mining platform with a primary focus on Zcash, a privacy-preserving, proof-of-work digital asset built on Bitcoin’s core monetary principles. Fortitude is currently wholly owned by DCG, a company which invests in and operates companies focused on the cryptocurrency industry and decentralized technologies. See “Fortitude’s Business,” “Fortitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors — Risks Related to Fortitude” and “Fortitude Seller’s Consolidated Financial Statements” for important business and financial information regarding Fortitude.

Q:     What proposals are shareholders of HeartSciences being asked to vote upon?

A:     Shareholders of HeartSciences are being asked to vote upon the following Proposals:

1.      The Combination Proposal (Proposal 1) — To approve the Merger Agreement and the Transactions pursuant to the TBOC. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A, and a copy of the Merger Agreement Amendment is attached to this Proxy Statement as Annex I (the “Combination Proposal”). The Combination Proposal is described in more detail in this Proxy Statement under the heading “Proposal 1 — The Combination Proposal.”

2.      The Nasdaq Proposal (Proposal 2) — To approve of (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b) (the “Nasdaq Proposal”). The Nasdaq Proposal is described in more detail in this Proxy Statement under the heading “Proposal 2 — The Nasdaq Proposal.”

x

3.      The Charter Adoption Proposals (Proposals 3A-G) — To approve and adopt the following proposals regarding the amendments to the Amended and Restated Certificate of Formation of HeartSciences set forth in the Second Amended and Restated Certificate of Formation of HeartSciences the form of which is attached to this Proxy Statement as Annex B (collectively, the “Charter Adoption Proposals”):

•        Proposal 3A:    to change the name of HeartSciences to “Fortitude Mining Group, Inc.”;

•        Proposal 3B:    to change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share;

•        Proposal 3C:    to designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences Common Stock as Class A Common Stock;

•        Proposal 3D:    to establish the terms of the Class V Common Stock and designate [____] shares of HeartSciences Common Stock as Class V Common Stock;

•        Proposal 3E:    to grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the board of directors of HeartSciences as the “Class A Director”;

•        Proposal 3F:    to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting; and

•        Proposal 3G:    to provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences.

The Charter Adoption Proposals are described in more detail in this Proxy Statement under the heading “Proposals 3A-G — The Charter Adoption Proposals.”

4.      The Reverse Stock Split Proposal (Proposal 4) — To approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences Board, a reverse stock split of issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive, in the form attached to the accompanying proxy statement as Annex H (the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal is described in more detail in this Proxy Statement under the heading “Proposal 4 — The Reverse Stock Split Proposal.”

5.      The Plan Amendment Proposal (Proposal 5) — To approve the amendment and restatement of HeartSciences’ equity incentive plan, in the form attached to this Proxy Statement as Annex C (the “Plan Amendment Proposal”). The Plan Amendment Proposal is described in more detail in this Proxy Statement under the heading “Proposal 5 — The Plan Amendment Proposal.”

6.      The Adjournment Proposal (Proposal 6) — To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the Proposals presented for a vote at the Special Meeting (the “Adjournment Proposal”).

Q:     How does the HeartSciences Board recommend that I vote?

A:     The HeartSciences Board unanimously recommends that you vote “FOR” each of the Proposals.

Q:     What interests do HeartSciences’ current directors and officers have in the Transactions?

A:     HeartSciences’ directors and executive officers have economic interests in the Transactions that are different from, or in addition to, those of HeartSciences shareholders generally. These interests include:

•        HeartSciences’ executive officers are parties to employment agreements that provide for severance benefits, including accelerated vesting of outstanding equity awards and certain cash payments;

•        HeartSciences’ executive officers will receive cash and/or equity retention bonuses, which were granted on June 22, 2026 and July 7, 2026, respectively, and are subject to certain vesting requirements, including a condition that the Transactions be consummated;

•        Separately, certain of HeartSciences’ outstanding stock options, restricted stock units and restricted stock held by HeartSciences’ executive officers and directors will vest in full upon the occurrence of the Closing;

•        Andrew Simpson and David Wells, each a current member of the HeartSciences Board, are expected to continue to serve as directors of the Combined Company following the Closing, while all other current members of the HeartSciences Board are expected to resign at the Closing;

•        HeartSciences’ directors and executive officers are entitled to continued indemnification and insurance coverage after the Closing under indemnification agreements and the Merger Agreement; and

•        Certain HeartSciences’ executive officers and employees are anticipated to continue serving as employees of the Combined Company after the Closing.

In addition, concurrently with the execution of the Merger Agreement, certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock, entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson. The Support Agreements provide, among other things, that all outstanding shares of Series C Preferred Stock will be converted into Class A Common Stock in accordance with the Merger Agreement. For more information, see “Agreements Related to the Merger Agreement — Support Agreements.”

These interests are discussed in more detail in the section entitled “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions.” The HeartSciences Board was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the Merger Agreement and the Transactions.

Q:     Did the HeartSciences Board obtain a fairness opinion (or any similar report or appraisal) in determining whether or not to proceed with the Transactions?

A:     Yes.    Houlihan Capital provided the Special Committee of the HeartSciences Board with the Opinion, which concluded that, as of the date of its opinion and based on and subject to the assumptions, qualifications and other matters set forth therein, the aggregate consideration to be paid in the Transactions was fair, from a financial point of view, to HeartSciences’ shareholders. See “The Transactions — Opinion of HeartSciences’ Financial Advisor” for additional information regarding the scope, assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken and other matters considered by Houlihan Capital in connection with the preparation of its Opinion.

Q:     What are the Transactions?

A:     The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth therein, among other things: (i) HeartSciences will (A) form HeartSciences Sub, (B) contribute substantially all of its assets and liabilities to HeartSciences Sub and (C) contribute 100% of the limited liability company interests in HeartSciences Sub to Merger Sub; (ii) Fortitude Seller will contribute all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries; (iii) Fortitude Seller will contribute all of its Fortitude HoldCo Voting Units to HeartSciences in exchange for shares of Class V Common Stock; (iv) Fortitude Seller will contribute $2,000,000 of cash or Zcash to HeartSciences in exchange for shares of Class A Common Stock; (v) Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving the Merger with HeartSciences as the sole managing member of the Surviving Company; and (vi) all shares of Series C Preferred Stock and Series D Preferred Stock that are issued and outstanding immediately prior to the Effective Time will be converted into shares of Class A Common Stock in accordance with the applicable certificate of designations, promptly after the Effective Time.

For details and more information please see the sections titled “The Transactions” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this Proxy Statement as Annex A, and a copy of the Merger Agreement Amendment is attached to this Proxy Statement as Annex I.

Q:     What will Fortitude Seller receive in the Transactions?

A:     The consideration for the Transactions will be delivered to Fortitude Seller through an integrated series of transactions, including the Contribution and Exchange and the Merger. Immediately prior to the Effective Time, Fortitude Seller will (i) contribute its Fortitude HoldCo Voting Units to HeartSciences in exchange for a number of shares of Class V Common Stock equal to (A) the Closing HeartSciences Common Stock Shares, multiplied by (B) the Exchange Ratio, and (ii) contribute $2,000,000 in cash or Zcash to HeartSciences in exchange for a number of shares of Class A Common Stock equal to (A) $2,000,000, divided by (B) the Closing HeartSciences Common Stock VWAP. At the Effective Time, Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving as the Surviving Company, and, by virtue of the Merger, (A) each Fortitude HoldCo Non-Voting Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of Surviving Company Non-Voting Units equal to (x) (i) the Closing HeartSciences Common Stock Shares, multiplied by (ii) the Exchange Ratio, divided by (y) the number of Fortitude HoldCo Non-Voting Units issued and outstanding immediately prior to the Effective Time and (B) each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to a number of shares of Class A Common Stock outstanding immediately after the Effective Time. No fractional Surviving Company Non-Voting Units or shares of Class V Common Stock will be issuable in the Transactions.

The Exchange Ratio is a fixed number equal to 19.00, however, if the Closing HeartSciences Common Stock VWAP is equal to or greater than $7.50, the Exchange Ratio will be 21.22. For additional information regarding the Exchange Ratio consideration to be issued to Fortitude Seller in the Transactions, see the section of this Proxy Statement titled “The Merger Agreement — Consideration and Exchange Ratio.”

Q:     What are the U.S. federal income tax consequences of the Transactions to holders of HeartSciences Common Stock and holders of Series C Preferred Stock?

A:     No material U.S. federal income tax consequences are expected as a result of the Transactions with respect to HeartSciences, holders of HeartSciences Common Stock, and holders of Series C Preferred Stock. For a more complete description of the material U.S. federal income tax consequences of the Transactions, please see the section entitled “The Transactions — Certain Material U.S. Federal Income Tax Consequences.”

Q:     What are the material U.S. federal income tax consequences of the reverse stock split to holders of HeartSciences Common Stock and holders of Series C Preferred Stock?

A:     A holder of HeartSciences Common Stock or Series C Preferred Stock should not recognize gain or loss upon the potential reverse stock split, except to the extent such holder receives cash in lieu of a fractional share of HeartSciences Common Stock, and subject to the discussion in the section titled “Proposal 4 — The Reverse Stock Split Proposal.” Please review the information in the section titled “Proposal 4 — The Reverse Stock Split Proposal — Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” for a more complete description of the material U.S. federal income tax consequences of the reverse stock split to holders of HeartSciences Common Stock or Series C Preferred Stock.

Q:     What equity stake will current HeartSciences shareholders hold in the Combined Company immediately after the Closing?

A:     Irrespective of the final calculation of the Exchange Ratio described above, HeartSciences’ existing common and preferred shareholders will experience significant dilution as a result of the Transactions. Upon the Closing, the existing equityholders of HeartSciences (including the holders of Series C Preferred Stock and Series D Preferred Stock) are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of Class A Common Stock.

Q:     Why are HeartSciences and Fortitude Seller proposing to combine businesses?

A:     HeartSciences and Fortitude Seller believe that combining the business of HeartSciences with the business of Fortitude will result in the first publicly traded venture mining platform with a track record of identifying high-conviction, early-stage proof-of-work opportunities. For a more complete description of the reasons for the Transactions, please see the sections of this Proxy Statement titled “The Transactions — HeartSciences’ Reasons for the Transactions” and “The Transactions — Fortitude Seller’s Reasons for the Transactions.”

Q:     What will happen to HeartSciences if, for any reason, the Transactions do not close?

A:     HeartSciences has invested significant time and has incurred and expects to continue to incur, significant expenses related to the Transactions. In the event the Transactions do not close, HeartSciences will have a limited ability to continue its current operations. Although the HeartSciences Board may elect, among other things, to attempt to complete another strategic transaction if the Transactions do not close, the HeartSciences Board may instead take steps necessary to liquidate or dissolve HeartSciences’ business and assets if a viable alternative strategic transaction is not available. If HeartSciences decides to dissolve and liquidate its assets, HeartSciences would be required to pay all of its contractual obligations and to set aside certain reserves for potential future claims and there can be no assurance as to the amount of and the timing of such liquidation and distribution of available cash left, if any, to distribute to its shareholders after paying the obligations of HeartSciences and setting aside funds for reserves.

Further, if the Merger Agreement is terminated under certain circumstances relating to alternative transactions, HeartSciences may be required to pay a termination fee of $2,500,000 (referred to as the “HeartSciences Termination Fee”) to Fortitude Seller, in addition to reasonable out-of-pocket fees and expenses incurred by Fortitude Seller in connection with the Merger Agreement and the Transactions (referred to as the “Fortitude Seller Reimbursable Expenses”). These provisions could discourage a potential third party acquiror from considering or proposing an acquisition transaction, even if it were prepared to pay a higher price than what would be received in the Transactions. These provisions might also result in a potential third party acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the HeartSciences Termination Fee and Fortitude Seller Reimbursable Expenses that may become payable. See “Risk Factors — Risks Related to the Transactions — Failure to complete the proposed Transactions may result in HeartSciences paying a termination fee or expenses to the other party and could harm the price of HeartSciences Common Stock and the future business and operations of each company,” “Risk Factors — Risks Related to the Transactions — Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement,” and “The Merger Agreement — Termination Fee.”

Q:     What conditions must be satisfied to complete the Transactions?

A:     In addition to approval of the Proposals, there are a number of closing conditions contained in the Merger Agreement. For a summary of the conditions that must be satisfied or waived prior to the Closing, see the section titled “The Merger Agreement — Conditions to the Completion of the Merger.”

Q:     Why is HeartSciences seeking shareholder approval to issue shares of Class V Common Stock and shares of Class A Common Stock?

A:     Because the HeartSciences Common Stock is listed on Nasdaq, HeartSciences is subject to Nasdaq’s rules. Under Nasdaq Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities (i) have or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Accordingly, under Nasdaq Rule 5635(a), the issuance of Class V Common Stock and Class A Common Stock pursuant to the Contribution and Exchange requires HeartSciences’ shareholder approval.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Accordingly, under Nasdaq Rule 5635(b), the issuance of Class V Common Stock and Class A Common Stock as contemplated by the Merger Agreement will result in a “change of control” of HeartSciences.

Q:     Will the Combined Company’s Common Stock trade on an exchange?

A:     Shares of HeartSciences Common Stock are currently listed on Nasdaq under the symbol “HSCS.” HeartSciences expects to file an initial listing application for the Class A Common Stock with Nasdaq.

After Closing, HeartSciences will be renamed “Fortitude Mining Group, Inc.” and it is expected that the Class A Common Stock will trade on Nasdaq under the symbol “TUDE.” It is a condition to the Closing that HeartSciences will receive confirmation from Nasdaq that the Class A Common Stock has been approved for listing on Nasdaq, but there can be no assurance such listing condition will be met or that HeartSciences will obtain such confirmation from Nasdaq. If such listing condition is not met or if such confirmation is not obtained, the Transactions will not be consummated unless the condition is waived. The Nasdaq condition set forth in the Merger Agreement is not expected to be waived by the applicable parties; however, if such condition is waived, HeartSciences will not recirculate an updated Proxy Statement, nor will it solicit a new vote of shareholders prior to proceeding with the Transactions. Accordingly, you are advised that HeartSciences shareholders will not have certainty regarding the listing of the Combined Company’s shares at the time you are asked to vote at the Special Meeting. For more information, please see the section entitled “Risk Factors — Risks Related to the Combined Company — Failure by the Combined Company to comply with the initial and continued listing standards of Nasdaq will prevent its stock from being listed on Nasdaq and may prevent the Closing and could result in a delisting of the Class A Common Stock subsequent to the Closing.”

On [____], 2026, the last trading day before the date of this Proxy Statement, the closing price of HeartSciences Common Stock was $[____] per share as reported on Nasdaq.

Q:     How many votes do I have at the Special Meeting?

A:     Each share of HeartSciences Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval at the Special Meeting. As of the close of business on the Record Date, there were [____] shares of HeartSciences Common Stock outstanding and [____] shares of HeartSciences Common Stock entitled to vote issuable upon the conversion of [____] shares of Series C Preferred Stock issued and outstanding as of such date. The holders of Series C Preferred Stock shall vote together with the holders of HeartSciences Common stock as the Special Meeting, or at any adjournment or postponement thereof, as a single class and on an as converted to HeartSciences Common Stock basis.

Q:     Do equityholders of Fortitude Seller or Fortitude HoldCo need to approve the Transactions?

A:     On June 23, 2026, Fortitude Seller, in its capacity as the sole member of Fortitude HoldCo, approved the Transactions with the Seller Consent and DCG, in its capacity as the sole stockholder of Fortitude Seller, approved the Transactions with the Seller Stockholder Consent. No further vote or approval of the equityholders of Fortitude Seller and Fortitude HoldCo, respectively, is required to consummate the Transactions.

Q:     What interests do Fortitude Seller’s and DCG’s current directors and executive officers have in the Transactions?

A:     Fortitude Seller’s, and certain of DCG’s directors and executive officers, each of whom may be deemed to be “participants” in the solicitation of proxies in connection with the Special Meeting, have economic interests in the Transactions that are different from, or in addition to, those of HeartSciences shareholders generally. These interests include:

•        certain of Fortitude Seller’s and DCG’s directors and/or executive officers are expected to become directors and executive officers of the Combined Company upon the Closing; and

•        all of Fortitude Seller’s directors and executive officers are entitled to certain indemnification and liability insurance coverage after the Closing pursuant to the terms of the Merger Agreement.

These interests are discussed in more detail in the section entitled “The Transactions — Interests of Fortitude Seller’s and DCG’s Directors and Executive Officers in the Transactions.” The HeartSciences Board was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the Merger Agreement and the Transactions contemplated by the Merger Agreement.

Q:     Will the management of the Combined Company change in connection with the Closing?

A:     Yes, at and immediately after the Effective Time, the officers of the Combined Company shall include Andrea Childs, current Chief Executive Officer of Fortitude Seller, who is expected to be the Chief Executive Officer and a member of the Combined Company Board and Erik Ellingson, current Chief Financial Officer of Fortitude Seller, who is expected to be the Chief Financial Officer of the Combined Company. For additional information, please see the section titled “Executive Officers and Board of Directors Following the Transactions.”

Q:     What happens if I sell my shares of HeartSciences Common Stock before the Special Meeting?

A:     The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of HeartSciences Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains a proxy from you to vote those shares, you will retain your right to vote at the Special Meeting. If you transfer your shares of HeartSciences Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting.

Q:     Do I have appraisal or dissenters’ rights in connection with the proposed Transactions?

A:     Holders of HeartSciences Common Stock are not entitled to appraisal or dissenters’ rights in connection with the Transactions. However, holders of the Series C Preferred Stock who do not vote in favor of the applicable matters and who properly comply with the requirements of Chapter 10, Subchapter H of the TBOC may be entitled to appraisal (dissenters’) rights with respect to those shares. For more information, see the section titled “The Merger Agreement — Appraisal Rights.” In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex G to this Proxy Statement.

Q:     Is it possible the Transactions may not be consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Merger Agreement — Termination” for information regarding the parties’ specific termination rights.

Q:     When are the Transactions expected to be completed?

A:     Under the Merger Agreement, the Closing will occur on the second Business Day after the date on which the conditions to the Closing set forth in the Merger Agreement have been satisfied or waived or at such other time and date as may be agreed in writing between HeartSciences and Fortitude Seller. The Transactions are anticipated to close during the second half of 2026, but the exact timing cannot be predicted. For a description of the conditions to the Closing, see the section titled “The Merger Agreement — Conditions to the Completion of the Transactions.”

Q:     What is the date, time and place of the Special Meeting?

A:     The Special Meeting will be held virtually via a live audio webcast at [____] on [____], [____], 2026, beginning at [____] [a.m./p.m.] Eastern Time. Any shareholder can listen to and participate in the Special Meeting via the live audio webcast, and we believe that a virtual meeting provides expanded shareholder access and participation and improved communications, while affording shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and submit questions and comments during the meeting in accordance with the rules of conduct for the meeting. We encourage you to attend online and participate.

Q:     How do I attend and ask questions during the Special Meeting?

A:     We will be hosting the Special Meeting via live audio webcast only. The meeting will start at [____] [a.m./p.m.] Eastern Time on [____], [____], 2026. Shareholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You can attend the Special Meeting by accessing [____] and entering password, [____] as well as the [11]-digit control number included on your Notice or your proxy card if you received one by mail or electronically. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you do not need to register to attend the Special Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

Beneficial owners who do not have a control number may gain access to the meeting by registering in advance. To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your HeartSciences holdings along with your name and email address to Equiniti. Requests for registration must be labelled as “Legal Proxy” emailed to ProxyTabulation@equiniti.com and must be received no later than 11:59 p.m., Eastern Time, on [____], 2026. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following: by email — forward the email from your broker, or attach an image of your legal proxy, to danielle.watson@heartsciences.com or by mail to Equiniti Trust Company, LLC, ATTN: Proxy Dept., 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120.

Shareholders holding shares in “street name” may choose to enter as a guest. To log in as a guest, participants would visit [____], then select “Log in as a Guest.” After selecting this option, they will be prompted to enter in their name and email address. After doing so, you will be allowed into the meeting. Note: guests cannot ask questions.

We recommend that you log in a few minutes before [____] [a.m./p.m.] Eastern Time to ensure you are logged in when the Special Meeting begins.

If you would like to submit a question during the Special Meeting after you are logged in, questions can be submitted by accessing the meeting center at [____]. Please click on the “Messaging” icon at the top of the left side of your screen, type your question into the text box, then click the “send” icon at the right of that text box. Please note that in the interest of all shareholders, we will only address those questions that are pertinent to the business of the meeting as we determine in our sole discretion. To help ensure that we have a productive and efficient meeting, and in fairness to all shareholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•        You may submit questions and comments only electronically via the “Messaging” function through the meeting portal [____] during the Special Meeting.

•        Only shareholders of record as of the record date for the Special Meeting and their proxy holders may submit questions or comments.

•        Please direct all questions to Andrew Simpson, our current President, Chief Executive Officer and Chairman of the HeartSciences Board.

•        Please include your name and affiliation, if any, when submitting a question or comment.

•        Limit your remarks to one brief question or comment that is relevant to the Special Meeting and/or our business.

•        Questions may be grouped by topic by our management.

•        Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•        Be respectful of your fellow shareholders and Special Meeting participants.

•        No audio or video recordings of the Special Meeting are permitted.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Texas law. Information on how to vote at the Special Meeting is discussed below.

Q:     Who is entitled to vote at the Special Meeting?

A:     Only holders of HeartSciences Common Stock and our Series C Preferred Stock, as of the close of business on [____], 2026 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.

As of the Record Date, there were [____] shares of HeartSciences Common Stock issued and outstanding and entitled to vote and [____] shares of HeartSciences Common Stock entitled to vote issuable upon the conversion of [____] shares of Series C Preferred Stock issued and outstanding as of such date. The holders of our Series C Preferred Stock shall vote together with the holders of Common Stock at the Special Meeting, or at any adjournment or postponement thereof, as a single class and on an as converted to HeartSciences Common Stock basis.

Q:     What are the voting rights of the holders of HeartSciences Common Stock and Series C Preferred Stock?

A:     Each outstanding share of HeartSciences Common Stock will be entitled to one vote on each of the Proposals presented at the Special Meeting, or at any adjournment or postponement thereof. Each outstanding share of our Series C Preferred Stock shall vote together with the holders of Common Stock at the Special Meeting, or at any adjournment or postponement thereof, as a single class and on an as converted to HeartSciences Common Stock basis.

Q:     Which of my shares may I vote?

A:     All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include shares that are (i) held directly in your name as the shareholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee.

Q:     Who can attend the Special Meeting?

A:     The Special Meeting will be held virtually via a live audio webcast at [____] on [____], [____], 2026 beginning at [____] [a.m./p.m.] Eastern Time. Any shareholder can listen to and participate in the Special Meeting or at any adjournment or postponement thereof via the live audio webcast, and we believe that a virtual meeting provides expanded shareholder access and participation and improved communications, while affording shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and submit questions and comments during the meeting in accordance with the rules of conduct for the meeting.

Even if your shares are held in “street name,” as the beneficial owner of shares, you are invited to virtually attend the Special Meeting. We encourage you to attend online and participate.

Please contact us at (682) 237-7781 or danielle.watson@heartsciences.com for instructions on how to access the live audio webcast to the Special Meeting.

Q:     Can I find out who the shareholders are?

A:     A list of shareholders as of the Record Date will be available for examination by any shareholder, for any purpose germane to the Special Meeting, during ordinary business hours for 10 days prior to the Special Meeting at the office of the Office Manager of the Company at the above address, and at the time and place of the Special Meeting, or at any adjournment or postponement thereof.

Q:     What constitutes a quorum?

A:     Presence at the Special Meeting, virtually or by proxy, of the holders of one-third of an aggregate of: (i) the shares of HeartSciences Common Stock and (ii) the shares of HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in each case, outstanding on the Record Date, will constitute a quorum, permitting the Special Meeting to proceed and business to be conducted. Abstentions and broker non-votes are included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining whether a quorum exists. At the close of business on the Record Date, we had: (i) [____] shares of HeartSciences Common Stock issued and outstanding and entitled to vote and (ii) [____] shares of HeartSciences Common Stock entitled to vote issuable upon the conversion of the [____] shares of our issued and outstanding Series C Preferred Stock. As described above, shareholders attending the virtual meeting will be deemed to be attending in person, as provided by Texas law, and their shares will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares so represented may adjourn the Special Meeting without further notice.

Q:     What is the difference between holding shares as a “record holder” versus a “beneficial owner”?

A:     Some of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Record holders — If your shares are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the shareholder of record or “record holder.” As the record holder, you have the right to grant your voting proxy directly to us or to vote virtually at the Special Meeting, or at any adjournment or postponement thereof. We have enclosed or sent a proxy card for you to use. You may also vote by mail, over the internet or by telephone, as described below under the heading “Voting — How do I vote?”

Beneficial owners — If your shares are held in a brokerage account or bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote or to vote virtually at the Special Meeting, or at any adjournment or postponement thereof.

However, since you are not a record holder, you may not vote these shares online at the Special Meeting, or at any adjournment or postponement thereof, unless you obtain a “legal proxy” from your nominee (who is the record holder), giving you the right to vote the shares. If you do not wish to vote virtually, you may vote by mail, or by telephone, as described below under the heading “Voting — How do I vote?”

Q:     Voting — How do I vote?

A:     If on the Record Date you are a registered shareholder of HeartSciences Common Stock or a holder of Series C Preferred Stock, meaning that you hold your shares through an account with our transfer agent, Equiniti, and you wish to vote prior to the Special Meeting, or at any adjournment or postponement thereof, you may vote over the Internet, by mail or virtually at the Special Meeting:

•        Over the Internet.    Go to the website of HeartSciences’ tabulator, Equiniti, at [____]. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on [____], 2026, the day prior to the Special Meeting, for your proxy to be valid and your vote to count.

•        By Mail.    Complete and sign your proxy card and mail it to Equiniti Trust Company, LLC, ATTN: Proxy Dept., 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120, in the postage prepaid envelope HeartSciences provided. Equiniti must receive the proxy card not later than [____], 2026, the day before the Special Meeting, for your proxy to be valid and your vote to count.

•        Online.    If you virtually attend the Special Meeting, or at any adjournment or postponement thereof, you may vote online by visiting [____] and entering password, [____]. Please have your [11]-digit control number to join the Special Meeting. We recommend logging in a few minutes before [____] [a.m./p.m.] Eastern time on [____], 2026 to ensure you are logged in when the Special Meeting starts.

•        By Telephone.    Call toll-free [____] ([____]) in the United States or [____] from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

If on the Record Date your shares are held in street name, the proxy materials are being forwarded to you by or on behalf of your bank, broker or other nominee. If you received the proxy materials directly from Broadridge, follow the instructions above for shareholders of record. If you received the proxy materials from your bank, broker or other nominee, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. If you would like to vote virtually at the Special Meeting, or at any adjournment or postponement thereof, contact your bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting, or at any adjournment or postponement thereof, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of HeartSciences stock and a form of personal identification. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name virtually at the Special Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q:     What if I have technical difficulties or trouble accessing the virtual Special Meeting?

A:     If you have any technical difficulties or any questions regarding the virtual meeting website, please access [____]. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://ir.heartsciences.com, including information on when the meeting will be reconvened.

Q:     What if I do not specify how my shares are to be voted?

A:     If you are the shareholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of the HeartSciences Board. If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of HeartSciences Common Stock with respect to “routine” items but not with respect to “non-routine” items.

Please note that at the Special Meeting, or at any adjournment or postponement thereof, all of the Proposals except the Adjournment Proposal will be considered a “non-routine” item, and that your broker will not have discretion to vote on these Proposals. We will refer to these shares not voted by banks and brokers in absence of instructions from the relevant beneficial holder as “broker non-votes.” See “What is a broker non-vote?” below for more information. Broker non-votes count for purposes of determining whether a quorum is present at the Special Meeting. Broker non-votes, if any, will have no effect on Proposals No. 2 and No. 5. Broker non-votes, if any, will have an effect of a vote “against” Proposals No. 1, No. 3 and No. 4.

It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Q:     What is a broker non-vote?

A:     Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner with respect to such proposal (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions) and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of Nasdaq, a nominee does not have discretionary voting power with respect to “non-routine” matters or the election of directors. All Proposals to be presented at the Special Meeting, except the Adjournment Proposal, are non-routine matters.

If you are the beneficial owner of HeartSciences Common Stock, your nominee will send you directions on how you can instruct them to vote.

Q:     May I change my vote after I return my proxy?

A:     Yes.    You may revoke your proxy and change your vote at any time before the proxy is exercised. Record holders may change their vote by:

•        a timely, valid, later dated proxy;

•        a timely written notice of revocation submitted to our Office Manager at our principal executive offices at 550 Reserve Street, Suite 360, Southlake, TX 76092, Attention: Gene Gephart; or

•        attending the virtual Special Meeting or at any adjournment or postponement thereof and voting online. Simply virtually attending the Special Meeting will not, by itself, revoke your proxy.

Beneficial owners may change their vote by complying with the instructions on their voting instruction cards.

Q:     Vote Requirement — How many votes are required to approve each Proposal?

A:     Combination Proposal (Proposal 1) — If a quorum is present, the affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

Nasdaq Proposal (Proposal 2) — If a quorum is present, a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting, is required for approval. Broker non-votes will have no effect on the outcome of this proposal.

Charter Adoption Proposals (Proposals 3A-G) — If a quorum is present, the affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

Reverse Stock Split Proposal (Proposal 4) — If a quorum is present, the affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

Plan Amendment Proposal (Proposal 5) — If a quorum is present, a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of our Series C Preferred Stock, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting, is required for approval. Broker non-votes will have no effect on the outcome of this proposal.

Adjournment Proposal (Proposal 6) — If a quorum is present, approval of this proposal and any other item properly brought before the Special Meeting requires that the votes cast in favor of such action exceed the votes cast opposing such action. For purposes of these votes, abstentions or not voting on a matter will not be counted as either votes cast for or against this proposal and therefore will not count in determining the approval of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

The result of Proposal 6 is not binding on the HeartSciences Board.

Q:     Vote Count — How are votes counted?

A:     Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal votes “For,” “Against,” abstentions and broker non-votes.

Q:     Voting Results — Where can I find the voting results of the Special Meeting?

A:     We will publish the final voting results of the Special Meeting, or any adjournment or postponement thereof, in a Current Report on Form 8-K filed with the SEC within four Business Days after the Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a record holder and your shares are registered in more than one name, you will receive more than one copy of this Proxy Statement and proxy card. If you receive multiple sets of voting materials, please vote each proxy card and voting instruction card that you receive.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     HeartSciences will pay the cost of soliciting proxies for the Special Meeting. HeartSciences has engaged Okapi Partners LLC to assist in the solicitation of proxies for the Special Meeting. HeartSciences has agreed to pay Okapi Partners LLC a fee of $20,000, plus out-of-pocket expenses in connection with the services relating to the Special Meeting. HeartSciences will indemnify Okapi Partners LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. HeartSciences will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of HeartSciences Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the HeartSciences Common Stock and in obtaining voting instructions from those owners. HeartSciences’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or virtually online. Such banks, brokers and other custodians, nominees and fiduciaries will not be paid any additional amounts for soliciting proxies.

Q:     What happens if additional matters are presented at the Special Meeting?

A:     Other than the Proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting, or at any adjournment or postponement thereof. If you grant a proxy, the persons named as proxy holders, Andrew Simpson, current President, Chief Executive Officer and Chairman of the HeartSciences Board, and Danielle Watson, our current Chief Financial Officer of HeartSciences, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:     Are there risks that I should consider as a HeartSciences shareholder in deciding how to vote?

A:     Yes, you should read and carefully consider the risk factors set forth in the section titled “Risk Factors” and the documents included and incorporated by reference in this Proxy Statement, which set forth certain risks and uncertainties related to the Transactions, risks and uncertainties to which the Combined Company will be subject and risks and uncertainties to which each of HeartSciences and Fortitude, as independent companies, are subject.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this Proxy Statement or the enclosed proxy card you should contact our proxy solicitor, Okapi Partners LLC, at:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (855) 208-8902

E-mail: info@okapipartners.com

To obtain timely delivery, HeartSciences shareholders must request the materials no later than [____], 2026. You may also obtain additional information about HeartSciences from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the Transactions and the Proposals being considered at the Special Meeting, you should read this entire Proxy Statement carefully, including the materials attached as annexes, as well as other documents referred to or incorporated by reference herein. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions under the section of this Proxy Statement entitled “Where You Can Find More Information.”

The Companies

HeartSciences Inc.
550 Reserve Street, Suite 360
Southlake, Texas 76092

HeartSciences is a healthcare information technology company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”). HeartSciences has developed MyoVista Insights™, a cloud-native, vendor- and device-agnostic ECG management platform designed to modernize ECG workflows and enable scalable deployment of AI-ECG capabilities across healthcare systems.

MyoVista Insights™ is classified as a Medical Device Data System (“MDDS”) and is exempt from U.S. Food and Drug Administration (“FDA”) 510(k) requirements. The platform is designed to streamline ECG study organization, enhance waveform analysis, and simplify clinical workflows, enabling more efficient interpretation, storage, and management of ECG data. It is also designed to host AI-ECG algorithms from multiple vendors and integrate them directly into clinical workflows, providing a flexible and extensible foundation for the adoption of AI in ECG.

Following its early adopter launch in 2025, HeartSciences has implemented phased enhancements to MyoVista Insights™. In March 2026, HeartSciences released a significant version upgrade for broader deployment across cardiology and healthcare IT environments. This release included mobile device access, enhanced reporting capabilities, and expanded interoperability designed to support integration across large health systems and enterprise environments.

In March 2026, MyoVista Insights™ received Epic Toolbox designation for the ECG Management System category from Epic Systems Corporation. HeartSciences believes this designation supports its positioning within enterprise healthcare IT ecosystems and may facilitate adoption within Epic-enabled health systems.

HeartSciences expects to generate revenue from installation fees, software-as-a-service usage fees and fees associated with AI-ECG algorithms made available through the platform’s AI-ECG marketplace, including third-party algorithms.

HeartSciences has also developed the MyoVista® wavECG™ device, which provides conventional ECG functionality and is designed to host embedded AI-ECG algorithms. HeartSciences submitted the MyoVista wavECG device to the FDA for 510(k) premarket clearance in December 2025, and the submission remains under FDA review. HeartSciences cannot provide assurance on the timing or outcome of the FDA’s review, and there can be no assurance that 510(k) clearance will be obtained.

The future success of the MyoVista® wavECG™ device is dependent on obtaining FDA clearance and the integration of an impaired cardiac relaxation (e’) AI-ECG algorithm under development. Following the publication of updated American Society of Echocardiography guidelines for the assessment of Left Ventricular Diastolic Dysfunction, including revised age-based thresholds for cardiac relaxation (e’), HeartSciences elected to separate the FDA submissions for the MyoVista wavECG device and the impaired cardiac relaxation algorithm. Additional development and validation will be required for the impaired cardiac relaxation algorithm to align with the updated clinical standards.

HeartSciences will require additional funding to support working capital, continued development and commercialization of MyoVista Insights™, and regulatory clearance of the MyoVista wavECG device and the impaired cardiac relaxation AI-ECG algorithm.

Fortitude Mining Holdings, Inc.
45 O’Connor Road
Fairport, NY 14450

Fortitude is an institutional-scale digital asset mining company. Fortitude pairs self-mining operations with an owned data center footprint, a diversified power portfolio backed by competitive long-term power contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging ecosystems, as demonstrated by its early investments and leadership position in the Zcash network. Fortitude is currently wholly-owned by DCG, a company which invests in and operates companies focused on the cryptocurrency industry and decentralized technologies. See “Fortitude’s Business,” “Fortitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors — Risks Related to Fortitude” and “Fortitude Seller’s Consolidated Financial Statements” for important business and financial information regarding Fortitude.

The Combined Company

Following the Closing, the Combined Company will be organized in an Up-C structure in which substantially all of the assets and the business of the Combined Company will be held by Fortitude HoldCo and a substantial part of the Combined Company’s assets will consist of equity interests in Fortitude HoldCo as more fully described elsewhere in this Proxy Statement. HeartSciences will become the sole managing member of Fortitude HoldCo and will have full and exclusive power and authority on behalf of Fortitude HoldCo to conduct, direct, and exercise control over all activities of Fortitude HoldCo, in accordance with the A&R LLC Agreement. After the Closing, the Up-C structure will allow Fortitude Seller to retain an economic interest in the Combined Company in the form of Surviving Company Non-Voting Units, which are intended to be economically fungible with shares of Class A Common Stock. The Surviving Company Non-Voting Units shall include the right of Fortitude Seller to require the Combined Company to cause the redemption by Fortitude HoldCo of all, or a portion of, its Surviving Company Non-Voting Units (together with an equivalent number of its shares of Class V Common Stock) in exchange for an equal number of shares of Class A Common Stock or, at the Combined Company’s election, for the cash equivalent using proceeds of equity issuances, in each case subject to the terms and conditions of the A&R LLC Agreement. Following the Closing, and subject to any permitted equity issuances by HeartSciences or Fortitude HoldCo prior to the Closing: (i) Fortitude Seller is expected to own approximately 95% of the outstanding voting interests of the Combined Company in the form of Class V Common Stock and Class A Common Stock, and the equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of Class A Common Stock, and (ii) Fortitude Seller is expected to own a number of Surviving Company Non-Voting Units equal to the shares of Class V Common Stock it holds, the Combined Company is expected to hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding, and HeartSciences will be the sole managing member of the Surviving Company and will hold all of the voting limited liability company units of the Surviving Company.

HeartSciences’ Reasons for the Transactions

During the course of its evaluation of the Merger Agreement and the Transactions, the HeartSciences Board held numerous meetings, consulted with HeartSciences’ senior management and legal counsel, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and the Transactions, the HeartSciences Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, including:

•        the financial condition and prospects of HeartSciences and its current business and the risks associated with continued operations, including (i) HeartSciences’ history of substantial losses, (ii) the need for a likely highly dilutive equity capital raise in the near term to fund ongoing operations, (iii) the current stock price of HeartSciences Common Stock, (iv) HeartSciences’ current shareholders’ equity compared to Nasdaq’s continued listing requirements, (v) Nasdaq’s then proposed and now effective rule change that introduced a minimum continued listing requirement of market value of $5 million for Nasdaq listed securities that could potentially result in HeartSciences being delisted from trading on Nasdaq if HeartSciences is not able to comply with the requirement, (vi) the overall prospects of HeartSciences’ current operations, (vii) that the outstanding aggregate principal amount of Streeterville’s promissory note, dated September 6, 2024, was going to mature on June 30, 2026, (viii) that beginning on July 13, 2026, Streeterville would have the right to require HeartSciences to redeem a portion of its promissory note, dated January 13, 2026, for up to $405,000 per month and that if on or before January 13, 2027, HeartSciences has not reduced the outstanding aggregate principal amount of such promissory note by at least $1.25 million, then the outstanding balance of such note will automatically increase by 5%, (ix) that the balance of Front Range Ventures LLC’s (“FRV”) promissory note, originally issued in April 2020, will mature on September 30, 2026, (x) the timeline for profitable operations, and (xi) the costs of operating as a public company;

•        the risks and delays associated with and uncertain value and costs to HeartSciences shareholders of, liquidating HeartSciences, including the uncertainties of continuing cash burn while debt and contingent liabilities are resolved, the likelihood that there would not be sufficient cash upon liquidation to satisfy HeartSciences’ debt obligations, resulting in no cash available for distribution to shareholders, and uncertainty of timing of release of any remaining cash until contingent liabilities are resolved;

•        the risks and challenges of attempting to continue to operate HeartSciences on a stand-alone basis, including the ability to obtain necessary financing to scale its MyoVista Insights™ platform or obtain FDA clearance for its MyoVista® wavECGTM device and subsequent sales and commercialization requirements that would be difficult for HeartSciences’ to achieve on its own;

•        the substantial time required and uncertainty to successfully address the ongoing losses of continued operations and challenges in retaining staff with limited cash and projected financial losses;

•        that the HeartSciences Board reviewed and considered potential strategic alternatives reasonably available to HeartSciences and to identify the opportunity that, in the HeartSciences Board’s view, would be in the best interests of HeartSciences and its shareholders;

•        the HeartSciences Board’s belief, after its consideration of the strategic alternatives reasonably available to HeartSciences and discussions with HeartSciences’ senior management and legal counsel, that the Transactions are likely to be more favorable to HeartSciences shareholders than the potential value that might have resulted from other strategic alternatives available to HeartSciences, including to operate HeartSciences on a stand-alone basis;

•        the HeartSciences Board’s belief that, as a result of arm’s length negotiations with Fortitude Seller, HeartSciences and its representatives negotiated the best Exchange Ratio to which Fortitude Seller was willing to agree and that the other terms of the Merger Agreement include the most favorable terms to HeartSciences in the aggregate to which Fortitude Seller was willing to agree;

•        the HeartSciences Board’s assessment following several discussions between HeartSciences’ and Fortitude Seller’s respective management teams, of Fortitude’s business goals (including to expand its mining operations and potentially increase its Zcash reserves) and the likelihood that the Combined Company would possess sufficient cash resources at Closing to fund the business of the Combined Company through upcoming value inflection points, which include, among other things, purchases of mining equipment and additional data center capacity;

•        the lack of prospects of and risks associated with finding other strategic partners;

•        the ability of HeartSciences shareholders to participate in the growth and value creation of the Combined Company following the Closing by virtue of their continued ownership of Class A Common Stock;

•        the current financial market conditions and historical market prices, volatility and trading information for HeartSciences Common Stock;

•        the experience of the expected senior management team and Combined Company Board, which is expected to consist of experienced representatives from Fortitude Seller’s management team and the Fortitude Seller Board;

•        the HeartSciences Board’s consideration of the financial analyses of Houlihan Capital, including its Opinion to the Special Committee of the HeartSciences Board as to the fairness of the Transactions to the shareholders of HeartSciences from a financial point of view as of the date of the Opinion, as more fully described under the caption “The Transactions — Opinion of HeartSciences’ Financial Advisor”; and

•        the variety of risks and other countervailing factors related to entering into the Merger Agreement, including the potential effect of termination fees, the substantial expense incurred in connection with the Transactions and the risks and uncertainties associated with Fortitude’s business and various other risks.

For more information on HeartSciences’ reasons for the Transactions, see the section entitled “The Transactions — HeartSciences’ Reasons for the Transactions; Recommendations of the HeartSciences Board.”

Fortitude Seller’s Reasons for the Transactions

In the course of reaching its decision to approve the Transactions, the Fortitude Seller Board consulted with Fortitude Seller’s senior management and legal counsel and considered a wide variety of factors. Ultimately, the Fortitude Seller Board concluded that the Transactions represented the best option to generate capital resources to support the growth and advancement of Fortitude Seller’s business.

Factors the Fortitude Seller Board considered included the following (which factors are not necessarily presented in any order of relative importance):

•        the Transactions will potentially expand the access to capital and the range of investors available as a public company to support the growth of Fortitude’s business, compared to the capital and investors to which Fortitude could otherwise gain access if it continued to operate as a privately-held company;

•        the Fortitude Seller Board’s belief that no alternatives to the Transactions were reasonably likely to create greater value for Fortitude Seller’s sole stockholder, after considering the various financing and other strategic options to enhance stockholder value;

•        the information concerning Fortitude’s business, including its financial performance and condition, operations, management and strategic objectives and prospects;

•        the prospects of Fortitude as a stand-alone company and the possible strategic growth opportunities that may be available to Fortitude in the absence of the Transactions;

•        the potential to provide Fortitude Seller’s sole stockholder with greater liquidity by having the ability to convert into stock in a public company;

•        the potential benefits from increased public market awareness of Fortitude’s business;

•        the competitive nature of the industry in which Fortitude Seller operates;

•        the current economic, industry and market conditions affecting Fortitude Seller, including the market price of Zcash, bitcoin and other digital assets, the power costs associated with mining Zcash, bitcoin and other digital assets, and increasing competition for production of Zcash;

•        the Fortitude Seller Board’s fiduciary duties to Fortitude Seller’s sole stockholder;

•        the expectation that Fortitude’s current personnel will serve in similar roles at the Combined Company;

•        the Fortitude Seller Board’s expectation that the Transactions would be a higher probability and more cost-effective means to access capital than other options considered, including an initial public offering;

•        the expected operations, management structure and operating plans of the Combined Company;

•        the ability to obtain a Nasdaq listing, comply with Nasdaq listing requirements and change the Combined Company’s name to “Fortitude Mining Group, Inc.” as of the Closing;

•        the terms and conditions of the Merger Agreement, including the following:

•        the determination that the expected relative percentage ownership of HeartSciences shareholders and Fortitude Seller in the Combined Company was appropriate, based on the Fortitude Seller Board’s judgment and assessment of the outlook for HeartSciences in the absence of the Transactions, including HeartSciences’ standalone balance sheet condition and outstanding liabilities and Fortitude Seller’s strategy for the Combined Company;

•        the expectation that (i) the Merger will be treated in a manner consistent with Rev. Rul. 99-5, 1999-1 C.B. 434, Situation 2, such that: (A) from and after the Effective Time, the Surviving Company will be treated as a partnership for U.S. federal income tax purposes; (B) HeartSciences will be treated as having contributed property to the Surviving Company (as a newly-formed partnership) in exchange for its Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code; and (C) Fortitude Seller will be treated as having contributed all of the assets of Fortitude HoldCo to the Surviving Company (as a newly-formed partnership) in exchange for Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code; and (ii) the Contribution and Exchange, the Series C Mandatory Conversion and the Series D Forced Conversion, all as part of an integrated plan, will be treated as a transaction governed by Section 351 of the Code;

•        the conclusion of the Fortitude Seller Board that the potential termination fee payable by HeartSciences to Fortitude Seller, and the circumstances under which such fee may be payable, were reasonable;

•        the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants and the conditions to their respective obligations, were reasonable in light of the entire transaction;

•        the limited number and nature of the conditions of the obligation of HeartSciences to consummate the Transactions;

•        the scope and nature of the conditions to Fortitude Seller’s obligation to consummate the Transactions, including with respect to the continued listing on Nasdaq of the Common Stock, the continued eligibility of HeartSciences to register securities on Form S-3 under the Securities Act, the Series C Mandatory Conversion and the Series D Forced Conversion, in each case prior to the Closing;

•        the belief that the Up-C structure will allow Fortitude Seller to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “passthrough” entity, for income tax purposes following the Closing;

•        the consideration of how similar companies have traded in the public markets and, as a result, how the shares of the Class A Common Stock may trade in the market after Closing;

•        the expectation that the Combined Company would represent the first known publicly listed company providing direct exposure to an institutional-scale, publicly traded venture mining platform focused on Zcash; and

•        the likelihood that the Transactions will be consummated on a timely basis.

The Fortitude Seller Board also considered a number of uncertainties and risks in its consideration of the Transactions. For a more complete description of the reasons for the Fortitude Seller Board’s approval of the Transactions, please see the section titled “The Transactions — Fortitude Seller’s Reasons for the Transactions.”

Opinion of HeartSciences’ Financial Advisor

At a meeting of the Special Committee of the HeartSciences Board on June 19, 2026, Houlihan Capital rendered its oral opinion to the Special Committee of the HeartSciences Board, which was reaffirmed by delivery of the Opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Houlihan Capital, as set forth in the Opinion, the aggregate consideration to be paid in the Transactions is fair, from a financial point of view, to the shareholders of HeartSciences.

The full text of the Opinion is attached as Annex F and incorporated by reference into this Proxy Statement in its entirety. The Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan Capital in rendering its Opinion. All shareholders of HeartSciences are urged to, and should, read the Opinion carefully and in its entirety. The Opinion was directed to the Special Committee of the HeartSciences Board and addressed only (i) whether, as of the date of the Opinion, the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view. The Opinion did not address any other aspect or implications of the Transactions and does not constitute an opinion, advice or recommendation as to how any shareholder of HeartSciences should vote at the Special Meeting. In addition, the Opinion did not in any manner address the prices at which shares of Class A Common Stock would trade following the consummation of the Transactions or at any time. The summary of the Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Opinion attached as Annex F hereto.

Overview of the Merger Agreement

Consideration and Exchange Ratio

The consideration for the Transactions will be delivered through an integrated series of transactions, including the Contribution and Exchange and the Merger. Immediately prior to the Effective Time, Fortitude Seller will (i) contribute its Fortitude HoldCo Voting Units to HeartSciences in exchange for a number of shares of Class V Common Stock equal to (A) the Closing HeartSciences Common Stock Shares, multiplied by (B) the Exchange Ratio, and (ii) contribute $2,000,000 in cash or Zcash to HeartSciences in exchange for a number of shares of Class A Common Stock equal to (A) $2,000,000, divided by (B) the Closing HeartSciences Common Stock VWAP. At the Effective Time, Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving as the Surviving Company, and, by virtue of the Merger, (A) each Fortitude HoldCo Non-Voting Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of Surviving Company Non-Voting Units equal to (x) (i) the Closing HeartSciences Common Stock Shares, multiplied by (ii) the Exchange Ratio, divided by (y) the number of Fortitude HoldCo Non-Voting Units issued and outstanding immediately prior to the Effective Time and (B) each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to a number of shares of Class A Common Stock outstanding immediately after the Effective Time. No fractional Surviving Company Non-Voting Units or shares of Class V Common Stock will be issuable in the Transactions.

The Exchange Ratio is a fixed number equal to 19.00, however, if the Closing HeartSciences Common Stock VWAP is equal to or greater than $7.50, the Exchange Ratio will be 21.22.

Nasdaq Listing

Pursuant to the Merger Agreement, HeartSciences has agreed to use its commercially reasonable efforts to maintain its existing listing on Nasdaq until the Effective Time of the Merger and obtain approval of the listing of the Combined Company’s Class A Common Stock on Nasdaq at or prior to the Effective Time.

Conditions to the Completion of the Transactions

To consummate the Transactions, HeartSciences must obtain the approvals, under applicable Nasdaq rules, of the issuance of Class A Common Stock and Class V Common Stock in connection with the Transactions and the resulting change of control of HeartSciences, approval of the Merger Agreement and the Transactions, adoption of the amendments to HeartSciences’ organizational documents and approval of the amendment and restatement of its equity plan (the “HeartSciences Shareholder Approvals”). In addition to obtaining the HeartSciences Shareholder Approvals and the Seller Consent and receiving any applicable regulatory approvals and the Nasdaq listing confirmation, each of the other closing conditions set forth in the Merger Agreement and described in the section titled “The Merger Agreement — Conditions to the Completion of the Transactions” must be satisfied or waived.

No Solicitation

HeartSciences has agreed that, except as described below, from the date of the Merger Agreement until the earlier of the consummation of the Transactions or the termination of the Merger Agreement in accordance with its terms, neither HeartSciences nor any of its subsidiaries or controlled affiliates will, nor will HeartSciences authorize or knowingly permit any of its or their directors, officers, employees or other representatives to, directly or indirectly:

•        solicit, initiate or take any action to knowingly facilitate or knowingly encourage or induce the submission of any HeartSciences Acquisition Proposal (as defined in the section titled “The Merger Agreement — No Solicitation” below) or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a HeartSciences Acquisition Proposal;

•        furnish any non-public information with respect to HeartSciences or its subsidiaries to any person in connection with or in response to a HeartSciences Acquisition Proposal or any such inquiry, indication of interest or proposal;

•        enter into or participate in any discussions or negotiations with any person with respect to a HeartSciences Acquisition Proposal;

•        approve, endorse or recommend any HeartSciences Acquisition Proposal; or

•        execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to a HeartSciences Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined below)).

Termination

Either HeartSciences or Fortitude Seller can terminate the Merger Agreement under specified circumstances, which would prevent the Merger from being consummated.

Termination Fee

The Merger Agreement provides for the payment of the HeartSciences Termination Fee, plus the Fortitude Seller Reimbursable Expenses by HeartSciences to Fortitude Seller upon termination of the Merger Agreement under specified circumstances, and payment of a termination fee of $6,000,000 (referred to as the “Fortitude Termination Fee”) plus reasonable out-of-pocket fees and expenses incurred by HeartSciences in connection with the Merger Agreement and the Transactions (referred to as the “HeartSciences Reimbursable Expenses”) by Fortitude Seller to HeartSciences upon termination of the Merger Agreement under specified circumstances.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain HeartSciences shareholders who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock, entered into Support Agreements with Fortitude Seller and HeartSciences. The Support Agreements provide, among other things, that the signing shareholders will vote the shares of HeartSciences Common Stock and Series C Preferred Stock held by them in favor of the HeartSciences Shareholder Approvals and in favor of any proposal to adjourn or postpone the Special Meeting to permit further solicitation of proxies, and against any action that would reasonably be expected to impede, interfere with, delay, postpone or discourage the transactions, and grant a proxy to vote such shares accordingly. The Support Agreements also provide that all outstanding shares of Series C Preferred Stock will be converted into Class A Common Stock in accordance with its Certificate of Designations, Number, Voting Power, Preferences and Rights, and place restrictions on the transfer of the shares held by the respective signatory shareholders.

In addition, the Transactions have been approved by DCG, as the sole stockholder of Fortitude Seller, pursuant to the Seller Stockholder Consent, and by Fortitude Seller, as the sole member of Fortitude HoldCo, pursuant to the Seller Consent.

A&R LLC Agreement

In connection with the completion of the Transactions, the limited liability company agreement of Fortitude HoldCo will be amended and restated in its entirety in the form of the A&R LLC Agreement, which will become effective at the Effective Time. The A&R LLC Agreement will, among other things, (i) establish HeartSciences as the sole managing member of the Surviving Company, (ii) provide for the issuance of two classes of limited liability company interests: the Surviving Company Non-Voting Units and a class of Surviving Company voting units, (iii) establish the ownership of the Surviving Company Non-Voting Units, and (iv) provide each holder of Surviving Company Non-Voting Units other than the Combined Company with the right to cause the Surviving Company to redeem or exchange all or any portion of such holder’s Surviving Company Non-Voting Units for, at the Combined Company’s election, either (A) an equal number of shares of Class A Common Stock or (B) the cash equivalent using proceeds from equity issuances, in each case subject to the terms and conditions of the A&R LLC Agreement.

Registration Rights Agreement

In connection with the Transactions, HeartSciences, Fortitude Seller and the Surviving Company intend to enter into a registration rights agreement (referred to as the “Registration Rights Agreement”) providing for the registration for the resale of the shares of Class A Common Stock to be issued in the Transactions and/or upon the exchange of Surviving Company Non-Voting Units (along with the associated shares of Class V Common Stock). The filing and effectiveness obligations of HeartSciences, and the related procedures, will be as set forth in the Registration Rights Agreement.

HeartSciences will also agree, among other things, to indemnify the holders party to the Registration Rights Agreement and their respective officers, directors, members, employees, agents, successors and assigns under the applicable registration statement(s) from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to HeartSciences’ obligations under the Registration Rights Agreement.

Tax Receivable Agreement

In connection with the completion of the Transactions, the Combined Company will enter into the Tax Receivable Agreement with Fortitude Seller that will provide for the payment by the Combined Company to the TRA Parties of 85% of the amount of tax benefits, if any, that the Combined Company actually realizes, or in some circumstances is deemed to realize, as a result of: (i) Basis Adjustments and (ii) Imputed Interest.

Tax Sharing Agreement

In connection with the completion of the Transactions, the Combined Company will enter into the Tax Sharing Agreement with DCG and the Surviving Company to address the potential inclusion of the Combined Company (and its subsidiaries) in consolidated, combined or unitary income tax groups for certain state and local tax jurisdictions. Pursuant to the Tax Sharing Agreement, the Combined Company, DCG and the Surviving Company will agree to make payments such that the net amount paid by the Combined Company on account of DCG’s consolidated, combined or unitary taxes in respect of such state and local tax jurisdictions generally will be approximately as though the Combined Company had filed separate, stand-alone income tax returns in such jurisdictions either on a stand-alone basis or as the common parent of a group of corporations, rather than as a consolidated subsidiary of DCG. The Combined Company will not be included in DCG’s consolidated group for federal income tax purposes. Similar arrangements will apply between the Surviving Company and DCG, or between the Combined Company and the Surviving Company, where applicable.

Executive Officers and Board of Directors Following the Transactions

The Combined Company’s Board will initially be fixed at nine members, consisting of (i) two current members of the HeartSciences Board, namely Andrew Simpson and David Wells, and (ii) seven other members designated by DCG, in its capacity as sole stockholder of Fortitude Seller, subject to applicable Nasdaq requirements, namely Andrea Childs, Simon Koster, Mark Shifke, Julie Stitzel, Jason Yacavone and two additional directors who are expected to be designated prior to the Closing (with such two designees expected to meet the independence standards required by Nasdaq). The staggered board structure of the current HeartSciences Board will remain in place for the Combined Company following the consummation of the Transactions. At and immediately after the Effective Time, the officers of the Combined Company shall include Andrea Childs, current Chief Executive Officer of Fortitude Seller, who is expected to be the Chief Executive Officer of the Combined Company and Erik Ellingson, current Chief Financial Officer of Fortitude Seller, who is expected to be the Chief Financial Officer of the Combined Company.

Interests of HeartSciences’ Directors and Executive Officers in the Transactions

HeartSciences’ directors and executive officers have economic interests in the Transactions that are different from, or in addition to, those of HeartSciences shareholders generally. These interests include:

•        HeartSciences’ executive officers are parties to employment agreements that provide for severance benefits, including accelerated vesting of outstanding equity awards and certain cash payments;

•        HeartSciences’ executive officers will receive cash and/or equity retention bonuses, which were granted on June 22, 2026 and July 7, 2026, respectively, and are subject to certain vesting requirements, including a condition that the Transactions be consummated;

•        Separately, certain of HeartSciences’ outstanding stock options, restricted stock units and restricted stock held by HeartSciences’ executive officers and directors will vest in full upon the occurrence of the Closing;

•        Andrew Simpson and David Wells, each a current member of the HeartSciences Board, are expected to continue to serve as directors of the Combined Company following the Closing, while all other current members of the HeartSciences Board are expected to resign at the Closing;

•        HeartSciences’ directors and executive officers are entitled to continued indemnification and insurance coverage after the Closing under indemnification agreements and the Merger Agreement; and

•        Certain HeartSciences’ executive officers and employees are anticipated to continue serving as employees of the Combined Company after the Closing.

In addition, concurrently with the execution of the Merger Agreement, certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock, entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson. The Support Agreements provide, among other things, that all outstanding shares of Series C Preferred Stock will be converted into Class A Common Stock in accordance with the Merger Agreement. For more information, see “Agreements Related to the Merger Agreement — Support Agreements.”

These interests are discussed in more detail in the section entitled “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions” beginning on page 91. The HeartSciences Board was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the Merger Agreement and the Transactions contemplated by the Merger Agreement.

Interests of Fortitude Seller and DCG’s Directors and Executive Officers in the Transactions

Under applicable regulations of the SEC, HeartSciences, Fortitude Seller, Fortitude HoldCo and their respective directors and executive officers, and certain executive officers of DCG, may be deemed to be “participants” in the solicitation of proxies by the HeartSciences Board in connection with the Special Meeting. When you consider whether or not to vote in favor of Proposals, you should keep in mind that Fortitude Seller’s directors and executive officers and DCG’s executive officers have economic interests in the Transactions that are different from, or in addition to, those of HeartSciences shareholders generally. These interests include:

•        Certain of Fortitude Seller’s directors and executive officers are expected to become directors and executive officers of the Combined Company upon the Closing and certain of DCG’s executive officers are expected to become directors of the Combined Company upon the Closing; and

•        All of Fortitude Seller’s directors and executive officers are entitled to certain indemnification and liability insurance coverage after the Closing pursuant to the terms of the Merger Agreement.

These interests are discussed in more detail in the section entitled “The Transactions — Interests of Fortitude Seller’s and DCG’s Directors and Executive Officers in the Transactions.” The HeartSciences Board was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the Merger Agreement and the Transactions.

Federal Securities Law Consequences; Resale Restrictions

The issuance of shares of Class A Common Stock and Class V Common Stock to Fortitude Seller pursuant to the Merger Agreement will be effected by means of a private placement, which is exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and such shares will be “restricted securities.” Such shares will not be registered under the Securities Act upon issuance and will not be freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act.

Certain Material U.S. Federal Income Tax Consequences

For a more complete description of the material U.S. federal income tax consequences of the Transactions, please see the section entitled “The Transactions — Certain Material U.S. Federal Income Tax Consequences.”

Regulatory Approvals

Neither HeartSciences nor Fortitude Seller is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Transactions. In the United States, HeartSciences must comply with applicable federal and state securities laws and the Nasdaq rules in connection with the issuance of shares in the Transactions, including the filing with the SEC of this Proxy Statement.

Anticipated Accounting Treatment

The Combined Company will account for the acquisition contemplated by the Merger Agreement as a reverse acquisition using the acquisition method of accounting and ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity in accordance with GAAP. HeartSciences was and remains a business with inputs, processes, and outputs through its business process of developing medical technology focused on artificial intelligence for enhanced electrocardiography solutions. Further, it was determined that the fair value of the gross assets acquired was not concentrated in a single identifiable asset or group of similar identifiable assets. Therefore, it was determined that HeartSciences constitutes a business under GAAP. GAAP requires that one of the combining entities be designated as the acquirer for accounting purposes. Based on the information available, Fortitude Seller will be treated as the acquiring entity for accounting purposes. In identifying Fortitude Seller as the acquiring entity, management took into account the structure of the Transactions contemplated by the Merger Agreement, including the relative voting rights and the intended corporate governance structure of the Combined Company upon completion of the Transactions, the composition of the Combined Company’s Board and the designation of certain executive officers of the Combined Company. Accordingly, the historical consolidated financial statements of Fortitude Seller will become the historical consolidated financial statements of the Combined Company upon consummation of the Transactions.

Appraisal Rights

Holders of HeartSciences Common Stock are not entitled to appraisal or dissenters’ rights in connection with the Transactions. However, holders of Series C Preferred Stock who do not vote in favor of the applicable matters and who properly comply with the requirements of Chapter 10, Subchapter H of the TBOC may be entitled to appraisal (dissenters’) rights with respect to those shares.

As a shareholder of Series C Preferred Stock, under Texas law, you have the right to dissent from the Transactions and have the appraised fair value of your shares of preferred stock paid to you in cash. The appraised fair value of a share of Series C Preferred Stock, respectively, may be more or less than the per share consideration being paid in the Transactions. Persons having beneficial interests in Series C Preferred Stock, held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights.

In order to dissent, you must carefully follow the requirements of the TBOC, including giving the required written notice prior to the Special Meeting, voting against the Merger Agreement and the Transactions, filing a written demand with the Combined Company within twenty (20) days after the date the Combined Company sends you notice of the completion of the Transactions for payment of the fair value of your shares of Series C Preferred Stock, and comply with all other applicable requirements of Texas law. These steps are summarized under the caption entitled “The Merger Agreement — Appraisal Rights.”

If you intend to exercise appraisal rights, you should read the statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed proxy card but fail to provide instructions as to how your shares of Series C Preferred Stock are to be voted, you will be considered to have voted in favor of the Merger Agreement and you will not be able to assert appraisal rights. Also, if you exercise appraisal rights, you may have taxable income as a result, so HeartSciences recommends that you consult with your own tax advisor if you intend to dissent.

If the Combination Proposal is approved by the shareholders of HeartSciences, holders of Series C Preferred Stock who make a written objection to the Combination Proposal prior to the Special Meeting, vote against the approval of the Merger Agreement, properly make a written demand for payment following notice of the Closing, and otherwise comply with all other applicable requirements of Texas law will be entitled to receive the appraised fair value of their shares in cash under the TBOC.

For more information, see the section titled “The Merger Agreement — Appraisal Rights.” In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex G to this Proxy Statement.

Summary of Risk Factors

Below is a summary of the principal factors that shareholders should consider when deciding whether to vote or instruct their vote to be cast to approve the Proposals described in this Proxy Statement. This summary does not address all of the risks relating to HeartSciences, Fortitude Seller, Fortitude, the Transactions and the Combined Company. Additional discussion of the risks summarized in this risk factor summary, and other risks relating to HeartSciences, Fortitude Seller, Fortitude, the Transactions and the Combined Company, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this Proxy Statement.

Risks Related to Fortitude

Risks Related to Fortitude’s Business

•        Fortitude’s success depends on external factors affecting the digital asset industry and its market participants.

•        There is a finite supply of Zcash and bitcoin, and the declining block reward over time presents a risk to Fortitude’s business.

•        Zcash and Bitcoin mining are highly competitive markets, and Fortitude may not be able to compete effectively.

•        Fortitude’s industry is evolving and its business strategy may shift over time.

•        Fortitude may be unable to access sufficient additional capital, or raise capital on favorable terms.

•        Power costs are a significant portion of Fortitude’s cost base which is not within Fortitude’s control.

•        Fortitude faces risks related to technological obsolescence, vulnerability of the global supply chain for cryptocurrency, proof-of-work mining hardware and difficulty in obtaining new hardware.

•        Fortitude is transitioning from third-party hosted operations to a vertical integration strategy which makes its cost structure more variable and may introduce additional operational complexity.

•        Fortitude may not successfully acquire existing data centers, and its capital and operating costs for newbuild data centers may be difficult to estimate.

•        If Fortitude fails to develop, maintain and enhance its brand and reputation, or if there is any negative publicity about it, its industry peers or the digital asset industry, then its business, financial condition and results of operations may be adversely affected.

•        Fortitude, its subsidiaries, officers, directors and affiliates, including DCG, have been in the past or currently are and may in the future be subject to substantial litigation, inquiries, investigations or enforcement.

•        Fortitude has derived, and may continue to derive, a substantial portion of its revenues from participating in its affiliate Foundry’s mining pools.

Risks Related to the Digital Asset Industry and the Prices of Zcash and Bitcoin

•        Fortitude holds and has held Zcash on its balance sheet and may choose to increase or decrease its holdings in the future. Fortitude may also purchase Zcash in the open market. Because Zcash and bitcoin are highly volatile digital assets, fluctuations in their market prices may adversely impact Fortitude’s financial results.

•        Changes to laws, regulations, or enforcement priorities may adversely impact Fortitude’s Zcash and Bitcoin mining and related activities.

•        The digital asset industry faces risks including those related to demand, network scaling obstacles, exploits, blockchain vulnerabilities and disruptions (including from artificial intelligence (“AI”) and quantum computing) and disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to blockchain networks, could materially and adversely impact Fortitude.

•        Fortitude may inadvertently and without knowledge engage in transactions in violation of U.S. or foreign sanctions laws, and the cryptography used in digital asset networks — particularly networks such as Zcash with privacy preserving features — could be used to facilitate illicit activities, such that Fortitude may be at increased risk of criminal or civil lawsuits.

•        Zcash, bitcoin and other digital assets are subject to significant legal, commercial, tax, technical and regulatory uncertainty.

•        Digital asset holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for Fortitude to the same extent as cash and cash equivalents.

Risks Related to Fortitude’s Operations

•        Operational risks, including dependence on limited suppliers of miners (including a single supplier for Zcash miners), utility providers and power providers may adversely affect Fortitude’s results.

•        Fortitude relies on equipment produced overseas and may be materially and adversely impacted by changes in U.S. trade policy, including the imposition of tariffs and other inflationary pressures.

•        Fortitude relies on mining equipment produced by third parties and such mining equipment may have limited repair capacity.

•        Fortitude is subject to counterparty risks, including risks and uncertainties relating to its custodians and its proposed digital asset holdings manager, Grayscale Investments, Inc. (“Grayscale”), which is a related party, as well as risks associated with use of third-party mining pools and Foundry’s mining pools, which is a related party.

•        Cyber-attacks, data breaches, or malware may disrupt Fortitude’s operations and expose Fortitude to liability.

Risks Related to Governmental Regulation and Enforcement

•        Zcash and Bitcoin mining may be subject to changes in taxation or power rates in certain jurisdictions, including the ones in which Fortitude operates.

•        Changing regulations or public policy changes could adversely affect Fortitude’s operations and may alter the nature of an investment in Fortitude or restrict the use of cryptocurrencies in a manner that adversely affects Fortitude’s business.

Risks Related to the Transactions

•        If the conditions to Closing are not met, including obtaining the approval of HeartSciences shareholders, the Closing could be prevented, which could materially adversely affect all parties to the Transactions.

•        The intended benefits of the proposed Transactions may not be realized.

•        HeartSciences shareholders will experience significant ownership and voting power dilution in connection with the Closing.

•        The proposed Transactions may be completed despite the occurrence of material adverse changes.

•        The market value of HeartSciences and the value of the Fortitude business may change between the date of this Proxy Statement and the Closing and the fairness opinion will not reflect subsequent changes. The financial information considered by HeartSciences and Houlihan Capital in rendering the fairness opinion may not be realized.

•        The unaudited pro forma financial information may not be representative of the Combined Company’s results following the Closing.

•        The historical financial information of Fortitude prior to the Spin Transaction may not be representative of its results if it had been operated as a standalone business.

•        The officers and/or directors of HeartSciences, Fortitude Seller and DCG have interests in the Transactions that may differ from the interests of HeartSciences shareholders generally.

•        Combining the businesses of HeartSciences and Fortitude may be more difficult, costly and time-consuming than expected.

Risks Related to the Combined Company

•        If any of the events described in “Risks Related to HeartSciences” or “Risks Related to Fortitude” occur, those events could cause potential benefits of the proposed Transactions not to be realized.

•        HeartSciences may not meet the initial listing standards of Nasdaq, and as such, there can be no assurance that the Class A Common Stock will be approved for listing by Nasdaq. Further, there can be no assurance that the Combined Company will be able to comply with continued listing standards of Nasdaq following the Closing.

•        The price of the Class A Common Stock may be volatile regardless of the Combined Company’s operating performance.

•        The Combined Company’s operating results may fluctuate significantly or fall below expectations.

•        The proposed capital structure of the Combined Company will concentrate voting control with Fortitude Seller, which in turn is and will be wholly-owned and controlled by DCG. DCG’s interests may conflict with the interests of the Combined Company and its other shareholders.

•        The Combined Company expects to need to raise additional capital to support its business plan, including through future sales and issuances of the Class A Common Stock, which could result in dilution to the Combined Company’s shareholders.

•        Key members of the Combined Company’s management team have limited experience managing a public company.

•        The Combined Company will rely on exemptions from certain Nasdaq corporate governance requirements for controlled companies.

•        HeartSciences and Fortitude have a history of operating losses and negative cash flow, so the Combined Company may not be able to achieve or sustain profitability or manage its growth.

Risks Related to the Combined Company’s Organizational Structure

•        The Combined Company’s principal asset after the completion of the Transactions will be its interest in the Surviving Company, and, as a result, it will depend on distributions from the Surviving Company to pay its taxes and expenses.

•        The Tax Receivable Agreement requires the Combined Company to make cash payments to the TRA Parties in respect of certain tax benefits to which the Combined Company may become entitled, and HeartSciences and Fortitude Seller expect that such payments could be substantial.

Risks Related to the Proposed Reverse Stock Split

•        The proposed reverse stock split may not increase HeartSciences’ or the Combined Company’s stock price over the long-term, may decrease the liquidity of the HeartSciences Common Stock and/or the Class A Common Stock, may not accomplish the objective of satisfying the Nasdaq initial listing rules for the Combined Company and may lead to a decrease in HeartSciences’ and/or the Combined Company’s overall market capitalization.

RISK FACTORS

The Combined Company (for the purpose of this “Risk Factors” section, “we,” “us” and “our”) will be faced with a market environment that cannot be predicted and that involves significant risks and uncertainties, many of which will be beyond HeartSciences’, Fortitude’s and the Combined Company’s control. The Combined Company’s business, prospects, financial condition and results of operations could be materially and adversely affected by a manifestation of any of these risks and uncertainties. The risks described below are certain material risks, although not the only risks, relating to the Transactions and each of HeartSciences, Fortitude and the Combined Company following the Transactions. In addition to the other information contained in this Proxy Statement, you should carefully consider the material risks, events and uncertainties described below before deciding how to vote your shares of HeartSciences Common Stock. You should also read and consider the additional information about HeartSciences set forth in its Annual Report on Form 10-K for the fiscal year ended April 30, 2026, which was filed with the SEC on July 23, 2026. Please see the section titled “Where You Can Find More Information” for further information. This Proxy Statement contains forward-looking statements that involve risks and uncertainties. HeartSciences’ or Fortitude’s or the Combined Company’s results could materially differ from those anticipated in these forward-looking statements, as a result of certain factors including the risks described below and elsewhere in this Proxy Statement and HeartSciences’ other SEC filings. See also “Cautionary Information Regarding Forward-Looking Statements.” The risks and uncertainties described below are not the only ones HeartSciences, Fortitude or the Combined Company may face. The operations of HeartSciences, Fortitude and the Combined Company could also be affected by factors, events or uncertainties that are not presently known to HeartSciences or Fortitude or that HeartSciences or Fortitude currently do not consider to present significant risks to the business of HeartSciences, Fortitude or the Combined Company. Therefore, you should not consider the following risks to be a complete statement of all the potential risks or uncertainties that HeartSciences, Fortitude or the Combined Company may face.

Risks Related to Fortitude

Risks Related to Fortitude’s Business

Fortitude’s success depends on external factors affecting the digital asset industry and its market participants.

The digital asset industry has historically been subject to various asset-related risks that have negatively affected Zcash’s and bitcoin’s market prices. Ownership of Zcash and bitcoin has traditionally been concentrated and trading behavior of large holders, such as selling substantial quantities of Zcash or bitcoin, could adversely affect demand for, and the market price of, Zcash or bitcoin. Any material decline in the price of Zcash or bitcoin could adversely affect Fortitude’s business, financial condition, and results of operations. Additionally, Zcash and bitcoin markets’ limited transparency, susceptibility to manipulative trading practices, and comparatively low levels of regulatory oversight, may undermine public confidence in the integrity of Zcash or bitcoin transactions and the reliability of Zcash or bitcoin pricing. A resulting loss of confidence or decline in the market prices of Zcash or bitcoin could adversely affect Fortitude’s business, financial condition, and results of operations.

Further, adverse developments affecting digital asset market participants, financial institutions, transactional counterparties or other companies in the financial services industry serving digital asset market participants, including liquidity constraints, defaults, nonperformance, insolvencies, forced liquidations or concerns or rumors regarding similar events, could lead to market-wide liquidity problems, reduced confidence in digital assets or stablecoins, declines in the prices of Zcash, bitcoin or other digital assets, and reduced access to banking or other financial services for digital asset companies. Any such developments could adversely affect the value of the digital assets Fortitude mines or holds, impair Fortitude’s access to capital or banking services, increase Fortitude’s cost of capital and materially adversely affect its business, financial condition and results of operations.

There is a finite supply of Zcash and bitcoin, and the declining block reward over time presents a risk to Fortitude’s business.

Fortitude generates revenue from its mining operations primarily through the receipt of block rewards for successfully validating transactions and adding new blocks to the Zcash and Bitcoin blockchains. The total supply of each is finite, permanently capped at 21.0 million coins, and the number of new Zcash and bitcoin issued per block decreases approximately every four years in an event commonly referred to as a “halving.” As of June 30, 2026, approximately 16.8 million Zcash and 20.1 million bitcoin had been mined and were in circulation. As the supply of Zcash and bitcoin approaches their respective maximum limits, the block rewards will continue to decline. Once all coins have been issued, miners will no longer receive block rewards and will instead rely solely on transaction fees associated with the blocks they validate. Historically, transaction fees have represented a relatively small portion of total mining revenue. Although transaction fees have increased at various times due to network usage and reduced new issuance, Fortitude cannot predict whether such fees will increase, or remain at levels, sufficient to offset the decline in block rewards over time. If transaction fees do not rise to levels that support profitable mining operations, or if the economic incentives to mine otherwise diminish, Fortitude’s ability to generate revenue from its mining operations could be materially and adversely affected. In such circumstances, Fortitude’s business, financial condition, and results of operations could suffer.

Zcash and Bitcoin mining are highly competitive markets, and if Fortitude fails to grow its hash rate in a cost-effective manner, it may be unable to compete.

A Zcash or Bitcoin miner’s likelihood of successfully validating a block and earning the associated block reward is directly correlated to the miner’s hash rate (i.e., the amount of computing power devoted to supporting the Zcash or Bitcoin blockchain, as applicable) relative to the global network hash rate. As adoption of Zcash and bitcoin has increased, demand for Zcash and bitcoin has drawn additional mining participants into the industry, resulting in sustained growth of the global network hash rate. As more miners enter the market and more efficient mining equipment is deployed, the global network hash rate is expected to continue increasing. Consequently, unless Fortitude is able to grow its hash rate at a pace consistent with industry growth, its probability of earning block rewards will decline. In addition, as part of Fortitude’s current strategy, it is shifting its focus toward Zcash and other emerging proof-of-work ecosystems and is currently not prioritizing scaling its Bitcoin hash rate at the same pace as overall network growth. As a result, its relative share of Bitcoin network rewards may decline over time, which is expected to further reduce bitcoin production levels and could further decrease bitcoin’s contribution to Fortitude’s revenues and results of operations. If the Bitcoin network hash rate and network difficulty continue to increase while Fortitude allocates capital, equipment and management attention to other digital asset mining opportunities, its Bitcoin mining operations may become less competitive. To remain competitive, Fortitude believes it must continue to obtain and deploy more efficient and energy-effective miners, both to replace units that are lost to ordinary wear-and-tear and to expand its hash rate to keep pace with increases in the global network hash rate. Demand for new miners typically increases in periods of elevated Zcash and bitcoin prices, and Fortitude has observed corresponding increases in miner pricing during such periods. Fortitude has experienced, and may continue to experience, difficulty procuring an adequate number of new miners on acceptable terms and accessing sufficient capital to fund the acquisition and deployment of such miners, which may adversely affect its ability to grow its hash rate or maintain its competitive position. Any inability to expand or maintain Fortitude’s hash rate could adversely affect its business, financial condition, and results of operations.

Fortitude may not be able to compete effectively against its current and future competitors, and if it is unable to effectively innovate or compete, its business and results of operations may be adversely affected.

The industry in which Fortitude operates is highly competitive and continuously evolving. Fortitude expects competition to further intensify as existing and new competitors emerge and as the industries that it operates in continue to grow. As Fortitude continues to expand in its existing markets and enter new markets, it competes against an increasing number of companies operating both within North America and abroad, that may be more established or have greater financial, technical, and operational resources, longer operating histories, and stronger brand recognition than it does. To compete effectively, it must accurately anticipate technological, supply chain and regulatory developments. If Fortitude is unable to innovate effectively or compete successfully against current and future competitors, its business, financial condition, and results of operations could be materially and adversely affected. See the section titled “Fortitude’s Business — Competition” in this Proxy Statement.

Fortitude’s industry is evolving and its business strategy may shift over time.

The digital asset industry is rapidly evolving, and Fortitude expects the services, technologies and market dynamics associated with it to continue to change. As a result, aspects of Fortitude’s business strategy may need to evolve in order for it to remain competitive and responsive to industry developments. From time to time, Fortitude may modify elements of its business strategy or pursue strategic initiatives that differ from its current operations.

Fortitude cannot assure you that any modifications to its strategy will be successful, that they will achieve their intended objectives, or that they will not adversely affect Fortitude’s business. Strategic changes may also increase the complexity of Fortitude’s operations and place significant demands on its management team, personnel, systems, infrastructure, financial resources, and internal controls.

Additionally, Fortitude’s ability to manage growth effectively is uncertain. Failure to do so could harm its reputation, limit its ability to grow, and negatively affect its operating results. It also may not successfully identify or capitalize on emerging trends or new market opportunities within the digital asset industry, the data center market, or other markets it may pursue, which could result in missed opportunities and competitive disadvantages. Changes to Fortitude’s business strategy or entry into new markets may further subject it to additional regulatory scrutiny and new or expanded compliance obligations, including licensing, permitting, and other regulatory requirements. Any of the foregoing risks could have a material adverse effect on Fortitude’s business, prospects, financial condition, and results of operations.

Power is a significant portion of Fortitude’s cost base; significant unexpected increases in power costs where Fortitude operates would present a significant risk to its financial profile.

Digital asset mining requires substantial electrical power to operate mining equipment, cool facilities and support related data center infrastructure. Power availability and cost are therefore critical to Fortitude’s operating performance, margins and cash generation. Increases in power prices, increased curtailments or supply interruptions could materially reduce mining profitability, particularly when digital asset prices decline, network difficulty increases or fleet efficiency deteriorates. Because its revenues are affected by factors outside its control, Fortitude’s ability to manage power costs is an important factor in determining whether its mining operations remain profitable.

Demand for power and high-density data center sites continues to increase, driven in part by AI, high-performance computing and other energy-intensive applications. This demand may intensify competition for low-cost power, high-power sites, utility interconnections, electrical equipment, data center capacity, transmission resources and development opportunities. As a result, Fortitude may be unable to source the power and related data center capacity required for its current and planned operations at attractive prices or on terms that support its business strategy. Any failure to secure sufficient power capacity, obtain timely utility interconnections or operate sites with reliable and cost-effective power could delay, constrain or impair Fortitude’s ability to expand mining capacity, deploy miners, optimize fleet utilization and achieve expected operating efficiencies.

Power prices and availability are subject to market, operational and regulatory factors beyond Fortitude’s control, including seasonal demand, weather, outages, transmission constraints, grid congestion, curtailment requirements, fuel costs, generation supply, geopolitical and macroeconomic conditions, regulatory changes and public policy developments affecting energy generation, usage and storage. In certain markets, power prices may fluctuate significantly over short periods, including in day-ahead and spot markets, and may be highly sensitive to supply and demand imbalances. Fixed-price contracts, hedging arrangements, demand response programs, curtailment strategies and other energy management practices may not fully mitigate these risks.

Fortitude’s ability to compete in digital asset mining depends in significant part on access to reliable, low-cost power, scale, fleet efficiency and capital availability. If power costs increase, power becomes unavailable or unreliable, curtailments exceed expectations, or additional power capacity is not available on commercially attractive terms, its cost to mine digital assets may increase and its margins and cash flows may decline. These developments could require Fortitude to operate miners at reduced capacity, relocate equipment, delay expansion plans, incur additional infrastructure costs, purchase power at higher rates, pursue less favorable hosting or data center arrangements, or suspend or discontinue operations at affected sites. Increased public scrutiny of high-volume electrical use and climate change may also limit its access to power, reduce available facility sites, increase costs or subject its operations to additional regulation. Any inability to obtain or maintain reliable and economical power for its operations could materially and adversely affect its business, financial condition, results of operations and prospects.

Fortitude faces risks related to technological obsolescence, vulnerability of the global supply chain for cryptocurrency, proof-of-work mining hardware, potential trade restrictions and difficulty in obtaining new hardware, which may have a material adverse effect on its business.

Proof-of-work mining hardware, including the hardware used for Zcash and Bitcoin mining, experiences wear and tear over time, requiring periodic repairs or replacement to maintain efficiency. Additionally, as mining technology evolves, Fortitude must invest in newer, more efficient equipment to remain competitive, which requires significant capital expenditures.

Further, Fortitude has faced complications related to the import of mining equipment in the past and may face such complications in the future. The global supply of miners is unpredictable and presently heavily dependent on manufacturers based in China. Geopolitical matters, including the relationship between the United States and other countries and trade restrictions and tariffs (or the threat of trade restrictions or tariffs), may impact its ability to import miners or other equipment necessary for its operations. Restrictions or bans on mining equipment from China, whether due to trade restrictions, national security concerns or geopolitical tensions, could disrupt Fortitude’s supply chain, increase equipment costs and delay its growth plans.

In addition, officials of the U.S. Customs and Border Protection agency (“CBP”) have broad discretion regarding products imported into the United States, and CBP has on occasion detained or seized imported miners and other equipment necessary to the operation of Fortitude’s miners, which has resulted in significant costs to Fortitude. If its imported mining equipment is detained or seized in the future, Fortitude may not be able to obtain adequate replacement parts for its existing miners and other equipment or obtain additional miners or Zcash and Bitcoin mining hardware and other equipment from manufacturers on a timely basis or at all, which could have a material adverse effect on Fortitude’s results of operations and financial condition.

Fortitude is transitioning from third-party hosted operations to a vertical integration strategy involving owning and operating its own data center infrastructure. This makes Fortitude’s cost structure more variable and may introduce additional operational complexity.

Historically, Fortitude’s mining operations have been primarily conducted through third-party hosting arrangements, in which Fortitude typically pays a fixed rate on a per MWh basis for power and labor provided by its hosting partner. It is transitioning from reliance on these third-party hosted operations toward a more vertically integrated strategy under which it owns, develops and operates data center infrastructure for its mining operations. This strategy is intended to increase its operational control over key infrastructure, but it also exposes Fortitude to risks that differ from, and may be greater than, those associated with hosted operations, including risks relating to site development, construction, energization, power procurement, utility interconnection, facility maintenance, information technology and operational technology systems, equipment installation, cooling, physical security, staffing, permitting and compliance.

As Fortitude increasingly sources power directly from suppliers at its own data centers in lieu of fixed price hosting arrangements, it is increasingly exposed to short-term fluctuations in power prices. In addition, as it assumes responsibilities previously performed by third-party hosting providers, a larger portion of its remaining cost structure may consist of fixed or semi-fixed costs, including lease, property, labor, maintenance, insurance and infrastructure costs, while its revenues will continue to be affected by factors outside its control, including digital asset prices, network difficulty, transaction fees and mining fleet performance. As a result, any decrease in mining economics, delay in bringing new capacity online, underutilization of its facilities, equipment failure or interruption in power availability could have a more pronounced adverse effect on its margins, cash flows and results of operations.

Fortitude’s vertical integration strategy also may introduce additional operational complexity. It may need to hire, retain and manage personnel with specialized expertise in data center development, electrical engineering, energy markets, construction management, facility operations, cybersecurity and regulatory compliance, and it may not be successful in doing so on a timely or cost-effective basis. It also may be required to develop or integrate new information technology, monitoring, maintenance and operational systems, and any failure to implement these systems effectively could result in operational errors, performance issues, downtime or an inability to manage its facilities efficiently. Because digital asset mining is energy-intensive, Fortitude’s owned facilities may be more directly exposed to increases in power prices, power outages, capacity constraints, curtailment requirements, utility disruptions, grid conditions, severe weather, natural disasters and other events affecting power supply and facility operations. Any of these events could materially and adversely affect Fortitude’s business, financial condition and results of operations.

Fortitude may not successfully acquire existing data centers, and its capital and operating costs for newbuild data centers may be difficult to estimate.

Fortitude has acquired data centers as part of its vertical integration strategy designed to further secure owned and controlled power capacity. For example, in October 2025 and July 2026, it acquired certain mining-related assets located in Aurora, Nebraska and Juniata, Nebraska, respectively, including power contracts, land, buildings and equipment. It may continue to seek to acquire existing data centers or develop newbuild data centers, and it may not successfully identify, acquire, develop, energize or integrate such facilities on acceptable terms or at all.

Owning and operating data center infrastructure is capital-intensive and may require Fortitude to incur significant upfront and ongoing expenditures for land, buildings, electrical infrastructure, transformers, substations, switchgear, cooling systems, networking equipment, security systems, operations personnel, spare parts, maintenance and other infrastructure-related needs. These expenditures may be greater than anticipated, may be required earlier than expected, or may not result in the operational efficiencies, cost savings or increased mining capacity that it expects.

It may also encounter delays or cost overruns in developing, expanding or energizing owned data center sites, including as a result of supply chain constraints, shortages of specialized equipment, permitting or interconnection delays, construction defects, contractor performance issues, adverse weather, changes in energy regulation or public policy, or the unavailability of financing on acceptable terms. If Fortitude is unable to complete data center projects on schedule or within budget, or if completed facilities do not perform as expected, it may be unable to deploy miners, achieve expected hash rate, reduce operating costs or realize the anticipated benefits of its vertical integration strategy. Any of these developments could materially and adversely affect its business, financial condition, results of operations and prospects.

If Fortitude fails to develop, maintain and enhance its brand and reputation, or if there is any negative publicity about it, its industry peers or in the digital asset industry, then its business, financial condition and results of operations may be adversely affected.

Fortitude’s brand and reputation may be harmed by, among other factors: unfavorable publicity regarding the characteristics of, or changes to, the digital asset industry generally; the failure to adhere to contractual requirements or guidelines; the intentional or unintentional misrepresentation of its business in advertising materials; the use of underlying digital assets or digital asset networks by third-parties for illicit or objectionable ends; litigation or regulatory or enforcement actions or investigations in relation to the digital asset industry and its participants generally or of Fortitude or its employees, agents, affiliates of key suppliers or distribution partners; operational failures; any failures to comply with legal, tax and/or regulatory requirements; any perceived or actual weakness in its security, financial strength or liquidity; privacy incidents and data security compromises or breaches, including the loss or theft of private keys; the failure to manage actual or potential conflicts of interest; ineffective management or monitoring of key third-party relationships; employee, agent or affiliate misconduct, alleged misconduct and errors; or the actions of other companies in the digital asset industry generally. Additionally, social media campaigns, negative perceptions of or publicity concerning DCG, its business, its officers or directors, its affiliates, or other entities with which Fortitude or DCG have a relationship or association, including as a result of current or future litigation against or investigations of DCG or its affiliates, including DCG’s CEO, Barry Silbert, could negatively affect Fortitude’s brand and reputation and the market price of the Class A Common Stock may be adversely affected and more volatile, which could adversely affect Fortitude’s business, financial condition and results of operations. See the section entitled “Risk Factors — Risks Related to Fortitude’s Business — Fortitude, its subsidiaries, officers, directors and affiliates, including DCG, have been in the past or currently are and may in the future be subject to substantial litigation, inquiries, investigations or enforcement.”

Global macroeconomic, geopolitical, and public health events and the resulting supply chain disruptions have adversely affected and may in the future adversely affect Fortitude’s business, financial condition, and results of operations.

Fortitude’s business has been and may in the future be adversely affected by global economic conditions, geopolitical developments and conflicts, shifts in governmental policy, trade restrictions, and public health events, including pandemics, epidemics, or other disease outbreaks. These events can contribute to port congestion, supplier shutdowns, logistics delays, and increased freight and transportation costs, all of which may result in higher expenses to procure and deploy new miners and acquire other critical materials needed for its expansion initiatives.

It may also experience volatility and uncertainty in its supply chain resulting from recessions, inflation, tariffs, sanctions, and other restrictive actions by the United States or foreign governments, as well as broader social, political, and economic risks, including acts of war or regional instability. Changes in domestic or foreign policy priorities may further heighten such volatility.

Miner manufacturers have been affected by constrained semiconductor supply-particularly shortages involving the highly specialized ASIC chips used in Bitcoin miners-as well as increased labor costs and broader disruptions to global supply chains. These factors have contributed to higher prices for new miners and may continue to do so. Inflationary pressures, combined with supply chain challenges, have also increased the cost of goods, services and personnel, raising both its capital expenditures and operating costs. Until these global pressures ease, Fortitude expects to continue incurring elevated costs to obtain and deploy miners, and it may face difficulties securing the materials or pricing necessary to support its growth plans. Adverse macroeconomic, public health, or geopolitical developments may also discourage investment in digital assets, reduce market confidence in Zcash and bitcoin, shift investor preferences toward less volatile assets, and impair its access to capital or other financial markets, potentially increasing its cost of capital. Any of these events could have a material adverse effect on its business, operations, financial results and the value of the Zcash and bitcoin it mines.

Fortitude may experience increased compliance costs as a result of strategic acquisitions.

Future strategic acquisitions may impose substantial compliance obligations, including additional reporting, regulatory, operational, and internal-control requirements. These obligations may increase Fortitude’s costs and require significant attention from management and other personnel, diverting resources from existing operations and other strategic priorities. Increased compliance burdens may also limit its ability to achieve the anticipated benefits of such acquisitions. In addition, acquisitions of data center assets or facilities located in new jurisdictions may subject it to state- and local-level laws, regulations, permitting requirements and regulatory oversight with which it has limited experience. The regulatory framework applicable to data centers, power infrastructure, energy usage, grid participation, environmental matters and related operations continues to evolve and may become more extensive or restrictive over time. If Fortitude is unable to effectively manage these compliance requirements, its ability to realize expected advantages from acquired businesses may be reduced, and its business, financial condition and results of operations could be materially and adversely affected.

Fortitude has a history of operating losses, and may report additional operating losses in the future.

Fortitude has recorded historical operating losses and negative cash flows from operations, particularly during periods in which the value of the Zcash and bitcoin it mined did not exceed the associated operating, energy, personnel, and capital costs of its Zcash and Bitcoin mining activities. As part of its strategic growth plans, it has made, and expects to continue making, significant capital investments into data center operations, increase its workforce, and support the ownership and operation of its facilities. These investments increase its cost base and may contribute to future losses if it is unable to generate sufficient revenue to offset these expenses. Fortitude cannot assure you that its revenue will exceed its associated costs or that it will achieve or maintain profitability. Continued operating losses could materially and adversely affect its business, financial condition, and results of operations.

Fortitude depends on attracting and retaining its management team and other key personnel, the failure of which could disrupt its operations and adversely affect its business.

Fortitude’s success depends on its ability to attract, retain and motivate qualified officers, managers, and skilled professionals. Competition for experienced personnel, particularly those with technical, operational, or industry-specific expertise, is intense, and Fortitude may be unable to retain existing employees or hire additional personnel on acceptable terms. The loss of key employees or its inability to effectively recruit and develop talent could impair its management capabilities, strategic execution, and other critical functions. Human capital constraints may also limit its ability to support ongoing operations or achieve its growth objectives. As Fortitude grows and evolves, it may need to implement more complex organizational management structures, adapt its corporate culture and work environment, streamline its organization or adjust the size and structure of its workforce to scale and execute its long-term growth plans. These changes could have an adverse impact on Fortitude’s culture and employee morale, which could, in turn, adversely affect its reputation as an employer and harm its ability to recruit and retain high-quality members of its management team and other key personnel. If it fails to attract or retain the personnel necessary to meet these demands, Fortitude’s business, growth prospects, financial condition, and results of operations could be materially and adversely affected.

Fortitude’s policy has been to provide members of its management team and other key personnel with a supportive professional working environment and compensation and benefits that it believes are competitive with other companies in the digital asset investment industry. Nonetheless, they may choose to quit Fortitude in favor of other pursuits. The loss of any member of its management team or other key personnel, and its inability to recruit individuals to replace them, could disrupt Fortitude’s operations and adversely affect its business.

Fortitude, its subsidiaries, officers, directors and affiliates, including DCG, have been in the past or currently are and may in the future be subject to substantial litigation, inquiries, investigations or enforcement.

Fortitude, its subsidiaries, officers, directors and affiliates, including its parent company, DCG, have in the past faced or currently are facing and may in the future face: allegations; lawsuits; U.S. and foreign regulatory inquiries, actions, requests, audits or investigations; disputes with Fortitude’s agents, affiliates or third-party service providers; and disputes related to false advertising claims. Responding to such proceedings, regardless of their ultimate outcome, can be time-consuming and expensive and divert the attention of senior management or otherwise be disruptive to normal business operations, and may adversely affect the Combined Company’s reputation, business, financial condition and the market price of the Class A Common Stock. Adverse outcomes with respect to allegations, lawsuits, regulatory inquiries, audits or investigations may result in significant settlement costs or judgments, penalties and fines, or require the Combined Company to stop serving certain customers or geographies, or to cease certain operations entirely, any of which could negatively impact the business of the Combined Company. The outcome of such proceedings, and the related expenses, may be difficult to predict or estimate until late in the proceedings, which may last a number of years and be costly for the Combined Company to maintain.

For example, Malikie Innovations Ltd. and Key Patent Innovations Ltd. (collectively, “Malikie Plaintiffs”) have alleged that certain of Fortitude’s technologies infringe on certain of Malikie Plaintiffs’ patents. More specifically, Malikie Plaintiffs filed suit against Fortitude, Foundry, Riot Platforms, Inc., and Cipher Mining Inc. (collectively, the “Defendants”) alleging that the Defendants’ bitcoin transactions infringe on certain encryption-related patents owned by Malikie Plaintiffs.

In addition, DCG, certain of DCG’s affiliates, and certain of DCG’s current and former executives, including DCG’s CEO Barry Silbert, have been subject to several lawsuits, regulatory inquiries, and investigations relating to the bankruptcy of DCG’s subsidiary Genesis Global Holdco, LLC, which filed for bankruptcy in January 2023 along with certain of its subsidiaries (collectively, the “Genesis Entities”), including: a securities class action lawsuit brought in January 2023 alleging that DCG and certain of its executives caused the Genesis Entities to offer unregistered securities and misrepresent their financial condition in violation of the Securities Act; charges brought in October 2023 by the Attorney General for the State of New York (“NYAG”) alleging violations of the New York Penal Law, New York General Business Law and New York Executive Law; other civil litigation arising out of the same or similar facts as alleged by the NYAG; DCG’s agreement to entry of a cease-and-desist order and payment of a $38 million civil money penalty in January 2025 arising out of the SEC’s allegations that (i) DCG negligently engaged in conduct that misled investors about the impact of a certain default on the Genesis Entities’ financial condition and (ii) DCG’s failure to exercise reasonable care in connection with certain statements concerning the Genesis Entities’ financial condition created a materially false impression to the public regarding the Genesis Entities’ financial health; and lawsuits brought by the Genesis Entities in the U.S. Bankruptcy Court for the Southern District of New York seeking to recover losses in kind of multiple billions of dollars of digital assets under various theories of liability. While Fortitude is not named as a party to these lawsuits or regulatory proceedings, there can be no assurance that these lawsuits, or any other lawsuits, regulatory proceedings or investigations that may be brought against its officers, directors or affiliates, will not have an adverse effect on it, including as a result of any negative impact to its brand and reputation due to its affiliation with DCG, Mr. Silbert and the Genesis Entities, the latter of which are former affiliates of Fortitude due to the fact that the Genesis Entities were wholly owned by DCG prior to the Genesis Entities’ bankruptcy.

The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which Fortitude, its subsidiaries, directors, officers or affiliates are or may in the future be subject cannot be predicted with certainty, and may adversely affect Fortitude’s business, prospects, financial condition, and results of operations.

Fortitude has derived, and may continue to derive, a substantial portion of its revenues from participating in its affiliate Foundry’s mining pools.

A substantial portion of Fortitude’s revenues has been, and may continue to be, derived from its participation in mining pools of its affiliate, Foundry. For the periods ended December 31, 2025 and March 31, 2026, approximately 65% and 42%, respectively, of Fortitude’s revenue was derived from participation in Foundry’s mining pools. Revenue concentration with a limited number of customers or counterparties heightens its exposure to performance, credit and operational risks, and those risks are magnified where the counterparty is a related party.

Fortitude’s digital asset mining revenues depend on its ability to contribute hashrate to mining pools and receive consideration under the applicable pool payout methodology. If Foundry and/or any other third-party mining pool Fortitude participates or may participate in were to change its payout methodology, fees, eligibility criteria or other participation terms, fail to accurately calculate or timely remit payouts, experience operational, cybersecurity, regulatory or financial difficulties, suspend or curtail pool operations, or otherwise cease accepting Fortitude’s hashrate, Fortitude’s revenues, cash flows and results of operations could be materially and adversely affected. Because these revenues also depend on digital asset prices, network difficulty, global hash rate, pool economics and Fortitude’s power and operating costs, adverse changes in any of these factors could reduce the amount or value of digital assets or cash consideration it receives for its mining activity.

Fortitude may not be able to replace revenue generated through Foundry mining pools on a timely basis, on comparable economic terms, or at all. If it was required to transition to other mining pools or arrangements, it could experience operational disruption, less favorable payout economics, higher fees, reduced predictability of payments or delays in receiving consideration for its hashrate. In addition, because Foundry is Fortitude’s affiliate, its arrangements with Foundry may not be conducted on the same terms as transactions with unaffiliated third parties and may expose Fortitude to conflicts of interest, regulatory scrutiny and reputational risk. Any failure to diversify its mining pool participation or obtain comparable terms from alternative pool operators could cause its dependence on Foundry to continue and could have a material adverse effect on Fortitude business, financial condition, results of operations and prospects.

In the normal course of business, Fortitude places deposits in advance of receiving equipment. Exposure to financially troubled entities may impact Fortitude’s financial profile and reputation.

In the normal course of business, Fortitude places deposits, makes prepayments or otherwise commits capital before receiving miners, electrical infrastructure, replacement parts and other equipment or services. If a supplier, contractor, hosting counterparty or other vendor experiences financial distress, delays delivery, enters insolvency or bankruptcy proceedings or otherwise defaults, Fortitude may be unable to recover amounts paid, may need to obtain replacement equipment or services on less favorable terms, and may experience delays in deploying miners or maintaining targeted hashrate. Its exposure to financially troubled entities may also harm its reputation with investors, lenders, vendors, regulators and other business partners. Any of these events could materially and adversely affect Fortitude’s business, financial condition and results of operations.

Risks Related to the Digital Asset Industry and the Prices of Zcash and Bitcoin

Zcash and bitcoin are highly volatile digital assets, and fluctuations in their market prices may adversely impact Fortitude’s financial results.

Fortitude mines Zcash and bitcoin and actively manages its Zcash and bitcoin holdings as part of its capital allocation strategy. However, Fortitude holds and has held Zcash on its balance sheet and may choose to increase or decrease its holdings in the future. It may also choose to purchase Zcash or other digital assets in the open market. The prices of Zcash and other digital assets have been subject to dramatic price fluctuations, are highly volatile and may be susceptible to momentum pricing. In the twelve months ended June 30, 2026, Zcash has traded between approximately $34.48 and $736.51.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Digital asset market prices are determined primarily using data from various digital asset trading platforms, over-the-counter markets and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of digital assets, including Zcash and bitcoin, inflating and making their market prices more volatile, and such effects may be material and adverse to Fortitude’s business, financial condition and results of operations.

Any increase or decrease in the fair value of Zcash or other digital assets will require Fortitude to recognize unrealized gains or losses for any Zcash or other digital assets it may hold on its balance sheet, which could be material to its financial results for the applicable reporting period and may create significant volatility in Fortitude’s financial results. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which it accounts for any Zcash and other digital asset holdings could have a material adverse effect on its financial results.

In addition, if Fortitude chooses to pursue a digital asset treasury strategy, investors may view Fortitude’s business and financial condition as dependent upon or linked to the value or change in the value of its Zcash and other digital asset holdings, and accordingly, the prices of Zcash and other digital assets may influence Fortitude’s financial condition. Its financial results would be adversely affected, and its business and financial condition would be negatively impacted, if the prices of Zcash and other digital assets decreased substantially, including as a result of:

•        decreased user and investor confidence in Zcash or other digital assets, including due to the risk factors described herein;

•        investment and trading activities such as (i) trading activities of highly active retail and institutional investors, speculators, and miners, (ii) significant dispositions of Zcash or other digital assets by large holders, or (iii) actual or perceived manipulation of the markets for Zcash or other digital assets;

•        negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Zcash, bitcoin or other digital assets, for example: (i) public, legislative, or regulatory perception that Zcash, bitcoin, or other digital assets can be used as a vehicle for money laundering or to circumvent government regulations or sanctions; (ii) regulations in the European Union that, beginning on July 2027, will prohibit crypto-asset service providers, which includes trading platforms, from maintaining anonymous crypto-asset accounts or supporting anonymity-enhancing digital assets, which may include privacy-focused digital assets such as Zcash.; (iii) filings for bankruptcy protection or bankruptcy proceedings of digital asset industry participants; (iv) public perception regarding technological safeguards with respect to theft or loss of digital assets; and (v) activities relating to other high profile digital assets;

•        changes in consumer preferences and the perceived value or prospects or utility of Zcash or other digital assets, including as the result of increasing network transaction fees;

•        developments affecting other companies pursuing a digital asset treasury strategy, such as the abandonment of the strategy by such other companies, the failure by such other companies to satisfy their debt or other financial obligations, market concerns as to the viability or creditworthiness of such other companies, the loss or disposition of substantial assets by such other companies, regulatory or legal judgments or actions against such other companies due to their adoption of a digital asset treasury strategy, or any other similar actions or negative outcomes impacting such other companies;

•        competition from other digital assets that exhibit comparable or better privacy, speed, security, scalability or efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•        the introduction of a government-issued digital currency that could eliminate or reduce the need or demand for private-sector issued digital assets such as Zcash and bitcoin, or significantly limit their utility;

•        a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of Zcash and other digital assets or adversely affect investor confidence in digital assets generally;

•        developments relating to the Zcash or other digital asset blockchains and protocols, including (i) changes to the Zcash or Bitcoin blockchains and protocols that impact their security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the blockchains and protocols, changes to the finality of transactions, and similar changes; (ii) failures to make upgrades to the Zcash or other digital asset blockchains and the protocols to adapt to security, technological, legal or other challenges; and (iii) changes to the Zcash blockchain and protocol that introduce software bugs, security risks or other elements that adversely affect Zcash and the privacy functionality;

•        interruptions, failures, unavailability, or other short or long term disruptions in services of trading venues for Zcash, bitcoin or other digital assets, including but not limited to those arising from hacking, sabotage, or other intentional acts;

•        the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

•        regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of, or performance of Zcash or other digital assets, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital asset industry participants from trading in and holding Zcash or other digital assets;

•        macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations; and

•        developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Zcash and other digital asset blockchains becoming insecure or ineffective.

Fortitude’s business is heavily dependent on the appreciation in value of Zcash and bitcoin and a significant decrease in the market value of digital assets including Zcash and bitcoin could adversely affect Fortitude’s ability to satisfy financial obligations, including any debt financings.

Fortitude has and may incur indebtedness and other fixed charges in the future in order to raise capital for its business strategies. If Fortitude does not generate cash flow in future periods sufficient to satisfy its financial obligations, including its debt, if any, it intends to fund its obligations using cash flow generated by equity or debt financing by the Combined Company. The Combined Company’s ability to obtain equity or debt financing may in turn depend on, among other factors, the value of Fortitude’s Zcash holdings, investor sentiment and the general public perception of Zcash, as well as Fortitude’s strategy and its value proposition. Accordingly, a significant decline in the market value of Zcash or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact the Combined Company’s ability to secure sufficient equity or debt financing to satisfy its financial obligations.

Currently, Fortitude actively manages its Zcash holdings as part of its capital allocation strategy, however, the aforementioned risks may be enhanced should Fortitude adopt a digital asset treasury strategy whereby it would hold mined Zcash or purchase it in the open market. Additionally, if it is unable to generate revenue or if the Combined Company is unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, Fortitude may be required to sell Zcash to satisfy these obligations. Any such sale of Zcash may have a material adverse effect on Fortitude’s operating results, financial condition and future prospects, and could impair the Combined Company’s ability to secure additional equity or debt financing in the future. The Combined Company’s inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell Zcash in amounts and at prices sufficient to satisfy its financial obligations, including its debt service obligations, could cause it to default under such obligations. Any default on Fortitude’s indebtedness may have a material adverse effect on Fortitude’s operating results, financial condition and future prospects.

Changes to laws, regulations, or enforcement priorities — whether directed at digital assets, mining operations, trading platforms, or other digital asset market participants — may adversely impact Fortitude’s Zcash and Bitcoin mining and related activities.

Potential changes to laws, regulations, or enforcement priorities make it difficult to accurately predict the future prices of Zcash and bitcoin and may reduce consumer trust or market acceptance of cryptocurrencies as a means of exchange or store of value. If Fortitude’s assumptions regarding future Zcash and bitcoin prices prove incorrect and prices are not sufficiently high, revenue from its mining operations may not exceed its costs, and it may be unable to achieve or sustain profitability. Any such developments could materially and adversely affect its business, financial condition, and results of operations.

The availability of spot ETPs for digital assets may adversely affect the demand for the Class A Common Stock.

Although Zcash, bitcoin and other digital assets have experienced a surge of investor attention since the Bitcoin blockchain launched in 2009, until recently investors in the United States had limited means to gain direct exposure to digital assets through traditional investment channels, and instead generally were only able to hold digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold digital assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct digital asset holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to digital assets through investment vehicles that issue shares representing fractional undivided interests in their underlying digital asset holdings.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The SEC has also approved spot ETPs for Ethereum and other digital assets, including spot ETPs offered by Grayscale, an affiliate of Fortitude and a wholly-owned subsidiary of its parent company, DCG. The listing and trading of spot ETPs for digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the price of the Combined Company’s listed securities relative to the value of its potential digital asset holdings. In addition, because Grayscale offers products that provide investors with exposure to the same digital assets that influence its business and investment thesis, including the Zcash and bitcoin products currently offered by Grayscale, investors may choose those products instead of investing in the Class A Common Stock. To the extent that Grayscale or other sponsors successfully launch or expand investment products providing exposure to Zcash, bitcoin or other digital assets, demand for the Class A Common Stock could be reduced.

Although Fortitude is an operating company, and believes it offers a different value proposition than an investment vehicle such as a spot digital asset ETP, investors may nevertheless view the Combined Company’s securities as an alternative to an investment in an ETP, and choose to purchase shares of an ETP instead of the Combined Company’s securities. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to digital assets that is generally not subject to federal income tax at the entity level as Fortitude is, or the other risk factors applicable to an operating business, such as Fortitude’s. Additionally, unlike spot digital asset ETPs, Fortitude (i) does not seek for the Class A Common Stock to track the value of the underlying digital assets it holds before payment of expenses and liabilities, (ii) may not benefit from various exemptions and relief under the Exchange Act, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) is a Texas corporation rather than a statutory trust, and does not operate pursuant to a trust agreement that would require it to pursue one or more stated investment objectives, and (iv) is not required to provide daily transparency as to its potential digital asset holdings or its net asset value. Based on how Fortitude is viewed in the market relative to ETPs, and other vehicles which offer economic exposure to digital assets, such as futures ETPs, leveraged futures ETPs and similar vehicles offered on international exchanges, any premium or discount in the Class A Common Stock relative to the value of its potential digital asset holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for Zcash, if realized, and other digital assets could decrease demand for the Class A Common Stock.

The Zcash and Bitcoin networks face significant scaling obstacles which may adversely affect demand for Zcash and bitcoin and Fortitude’s Zcash and Bitcoin mining operations.

Zcash and Bitcoin, like many other cryptocurrency networks, face significant scaling challenges that may lead to high transaction fees or slow transaction settlement times. The Bitcoin network is limited in the number of transactions it can process per second, and the Zcash network faces analogous throughput constraints. Efforts to increase throughput-such as increasing block size, implementing alternative scaling mechanisms, or researching techniques like sharding-may not prove effective or may introduce new risks or technical trade-offs. There is no assurance that any proposed or existing scaling solutions will successfully increase transaction capacity or be adopted by network participants. Widespread adoption of Zcash or bitcoin depends, in part, on the ability of the respective networks to efficiently handle growth in transaction volume. If scaling limitations persist or if technological improvements do not occur on the schedule or scale Fortitude anticipates, adoption of Zcash and bitcoin may stagnate or decline. Reduced adoption could decrease demand for Zcash and bitcoin and negatively impact their market prices. A decline in Zcash or bitcoin prices could adversely affect the revenue Fortitude generates from its mining operations and could materially and adversely impact its business, financial condition, and results of operations.

Fortitude may inadvertently and without knowledge, directly or indirectly, engage in transactions in violation of U.S. or foreign sanctions laws.

Fortitude is subject to the rules enforced by the Office of Foreign Asset Control (“OFAC”), including prohibitions on conducting direct or indirect business with persons named on, or owned by persons named on, OFAC’s various sanctions lists, including the Specially Designated Nationals (“SDN”) and Blocked Persons list. It is also prohibited from direct or indirect dealings with persons located in, organized in, or nationals of, jurisdictions subject to U.S. embargos, and may be prohibited from dealing with persons in other jurisdictions subject to targeted U.S. sanctions. U.S. sanctions compliance obligations apply to transactions in digital assets and U.S. sanctions authorities have in recent years directed significant attention to sanctions compliance in the digital asset industry. Because of the pseudonymous nature of blockchain transactions and decentralized applications, Fortitude may inadvertently and without knowledge, directly or indirectly, engage in transactions with or for the benefit of prohibited persons. Civil liability for OFAC sanctions violations is typically regarded as a “strict liability” violation, meaning Fortitude may be held responsible for transacting with prohibited parties even if it has no knowledge that a particular counterparty is a prohibited person under the OFAC sanctions regulations. In addition, it may be subject to non-U.S. economic sanctions laws and regulations to the extent it conducts activity within the jurisdiction of other sanctions regimes, including those of the European Union and United Kingdom.

Fortitude is unable to predict the nature or extent of new and proposed legislation and regulation affecting the digital asset industry, or the potential impact of the use of Zcash, bitcoin or other digital assets by SDN or other blocked or sanctioned persons, which could have material adverse effects on its business and industry more broadly. Further, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties as a result of any regulatory enforcement actions.

OFAC and other governmental authorities have significant discretion in the interpretation and enforcement of sanctions laws and regulations. Moreover, economic sanctions laws and regulations continue to evolve, often with little or no notice, which could raise operational or compliance challenges. If it is determined that Fortitude has transacted with prohibited persons, even inadvertently, this could result in substantial reputational harm, fines or penalties, and costs associated with governmental inquiries and investigations. Any or all of the foregoing could have a material adverse effect on its business, prospects, operations or financial condition.

The cryptography used in digital asset networks, and particularly those focused on privacy such as Zcash, could be used to facilitate illicit activities, and businesses that focus on Zcash may be at increased risk of criminal or civil lawsuits.

The Zcash network uses zk-SNARKs, which provide additional layers of privacy to transactions on the Zcash network by protecting the amount and the recipient in shielded Zcash transactions. This cryptography could ultimately fail, resulting in less privacy than believed or no privacy at all, and could adversely affect one’s ability to complete transactions on the network. Because Zcash is a privacy-preserving digital asset, it is also subject to certain types of attacks that may go undetected. For example, on February 5, 2019, the team behind Zcash announced that it discovered a vulnerability in its zk-SNARK implementation on March 1, 2018 that was subsequently patched in connection with a network upgrade called “Sapling” in October 2018.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities, including money laundering, human and drug trafficking, arms dealing and other crimes. Moreover, law enforcement agencies and other market participants have often relied on the transparency of blockchains to facilitate investigations and comply with laws, such as anti-money laundering and economic sanctions laws. Because of the privacy-enhancing features of the Zcash network, law enforcement agencies and other market participants may have less visibility into transaction-level data, which may encourage bad actors to misuse the Zcash network for such illicit purposes. As a result, businesses that focus on Zcash may be at increased risk of potential criminal charges or civil lawsuits, or of having banking or other services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks. Since 2019, Zcash, along with several other privacy tokens including Monero, Dash, and Horizen have been delisted from multiple exchanges. Although these digital asset trading platforms did not disclose the reasons for such delisting, and some digital asset trading platforms subsequently relisted Zcash, it is believed that they were the result of the privacy-enhancing features of the digital assets, and there is a risk that other digital asset trading platforms may remove Zcash from their platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Zcash network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Zcash network and/or adversely affect the price of Zcash, the attractiveness of Zcash and an investment in the Class A Common Stock.

Disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to blockchain networks, could materially and adversely impact Fortitude.

Blockchain networks are generally maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. In particular, proof-of-work blockchain networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a “51% attack.” In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of digital assets.

For example, in August 2020, the Ethereum Classic network, a proof-of-work network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a 51% attack when two large mining pools reversed a series of transactions to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, certain individuals believe it negatively impacted the Bitcoin Cash network.

Additionally, forks, or splits in the underlying protocol may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks and the underlying digital assets. Exploits of protocol-level vulnerabilities could also compromise the integrity of blockchain networks, resulting in a substantial loss of value.

The success and growth of digital assets depend significantly on their continued security, stability and scalability. Any technical failures, consensus breakdowns, governance disputes or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in the market price of digital assets, which could materially and adversely impact Fortitude’s business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of digital assets, whether due to 51% attacks, forks, hacks, network disruptions or other adverse events, could negatively impact Fortitude’s business, financial condition and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting Fortitude’s business, financial condition and results of operations.

Fortitude faces and has faced risks relating to the potential compromise of the Zcash network security or related shielded pools by emerging technologies, including AI and quantum computing.

The security and integrity of the Zcash network are fundamentally dependent on the robustness of its cryptographic algorithms. Blockchain protocols rely heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly AI and quantum computing, may pose significant risks to the Zcash network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning the Zcash network. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain. A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Zcash network.

Zcash mining is also impacted by protocol-level developments affecting network security and supply verification. As one example, in May 2026, a vulnerability which could have theoretically enabled invalid shielded transactions within the pool was identified in the Zcash Orchard shielded pool. The Zcash network implemented a series of coordinated updates, including a temporary disablement of the Orchard pool and a subsequent protocol upgrade to address the issue. Although no evidence of exploitation or unauthorized value creation has to this point been publicly identified, such events may impact market perception, network participation, and user adoption of shielded transactions and the price of Zcash. The Orchard incident had a negative impact on the price of Zcash, and any future protocol changes or similar events could have similar or more significant effects. Fortitude continues to monitor developments related to supply verification and protocol security, including proposed enhancements such as the introduction of a new shielded pool. Any future protocol changes or similar events could affect Zcash mining economics, including transaction fee dynamics, network activity, and the long-term sustainability of mining rewards.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting Zcash users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the Zcash network and other digital asset ecosystems.

There can be no assurance that Zcash’s current cryptographic safeguards are or will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the Zcash network may face challenges in adopting such technologies at scale, particularly given its decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of Zcash and could negatively impact Fortitude’s business, financial condition and results of operations.

Zcash, bitcoin and other digital assets are subject to significant legal, commercial, tax, technical and regulatory uncertainty.

The first digital asset, bitcoin, was launched in 2009. Zcash was launched in 2016. Zcash and other digital assets are relatively novel and are subject to significant legal, commercial, tax, technical and regulatory uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear or undeveloped in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations, in a manner that adversely affects the price of Zcash or the ability of individuals or institutions such as Fortitude to own or transfer Zcash.

In addition, Fortitude’s accounting for digital assets relies on complex judgment and emerging interpretations of GAAP. Digital assets are a relatively new asset class, and accordingly, accounting and tax guidance, regulations, and best practices are evolving and rapidly changing. Future changes in authoritative guidance, SEC views, or industry practice could require it to change its accounting or tax approach, which could materially affect its financial statements, reported earnings, comparability of financial results in future periods with prior periods, or comparability with other companies.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Zcash or the ability of individuals or institutions such as Fortitude to own or transfer Zcash. For example, beginning in July 2027, regulations in the European Union will prohibit crypto-asset service providers, which includes trading platforms, from maintaining anonymous crypto-asset accounts or supporting anonymity-enhancing digital assets, which may include privacy-focused digital assets such as Zcash.

It is not possible to predict whether or when new laws and regulations will be enacted or adopted that change the legal framework governing digital assets or provide additional authorities to the SEC, the CFTC, or other regulators, or whether or when any other federal, state or foreign legislative or regulatory bodies will take any similar actions. For example, legislation such as the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), a comprehensive digital asset market structure and regulation bill, as proposed by the U.S. House of Representatives in July 2025 could, if it became law, grant the CFTC additional regulatory and supervisory powers with respect to spot digital assets as “digital commodities” and potentially result in the imposition of additional regulatory obligations and burdens to Fortitude, which could potentially include registration, disclosure, reporting, and business conduct requirements.

It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital asset industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Zcash specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Zcash, as well as Fortitude’s ability to mine, hold or transact in Zcash.

The growth of the digital asset industry in general, and the use and acceptance of Zcash in particular, may also impact the price of Zcash and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Zcash may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Zcash, institutional demand for Zcash as an investment asset, the participation of traditional financial institutions in the digital asset industry, consumer demand for Zcash as a store of value or means of payment, and the availability and popularity of alternatives. Even if growth in Zcash adoption occurs in the near or medium term, there is no assurance that Zcash usage will continue to grow over the long term.

Digital asset holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for Fortitude to the same extent as cash and cash equivalents.

Fortitude’s Zcash holdings are less liquid than its existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents. Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, driven by concerns regarding pseudonymity of digital asset addresses, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized nature. During times of market instability, it may not be able to sell its digital assets at favorable prices or at all. As a result, digital asset holdings may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents. Further, digital assets Fortitude holds with its custodians and transactions with its trade execution partners do not enjoy the same protections or insurance as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, Fortitude may be unable to enter into term loans or other capital raising transactions collateralized by its unencumbered digital assets or otherwise generate funds using its digital asset holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If it is unable to sell its digital assets, enter into additional capital raising transactions, including capital raising transactions using Zcash as collateral, or otherwise generate funds using its Zcash holdings, or if it is forced to sell its digital assets at a significant loss, in order to meet its working capital requirements, Fortitude’s business and financial condition could be negatively impacted.

Fortitude holds and has held digital assets, particularly Zcash, on its balance sheet and may choose to increase or decrease their holdings in the future, any increase would further expose Fortitude’s financial results to market prices. If Fortitude chooses to increase or decrease holdings of the digital assets, its ability to time the purchases, sales or decisions to hold mined digital assets may be limited.

Currently, Fortitude actively manages its Zcash holdings as part of its capital allocation strategy. However, Fortitude may in the future choose to pursue a digital asset treasury strategy whereby it would hold mined Zcash or purchase it in the open market. If Fortitude chooses to do so, Zcash could comprise a significant portion of Fortitude’s total assets. The potential concentration of Fortitude’s digital asset holdings could limit the risk mitigation that it could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification may enhance the risks inherent in its potential digital asset treasury strategy. If there is a significant decrease in the price of Zcash, Fortitude could experience a more pronounced impact on its financial condition than if it used its cash to purchase a more diverse portfolio of assets.

Zcash is a highly volatile asset. Volatility may continue in the future and historical trends could reverse dramatically. As a result, if Fortitude chooses to pursue a digital asset treasury strategy and purchase Zcash in connection therewith or chooses to decrease their Zcash holdings, there can be no assurance that it would be able to purchase or sell Zcash at favorable prices or avoid losses associated with declines in the value of Zcash. Its ability to time such purchases or sales to coincide with favorable market conditions may be limited.

Should Fortitude pursue a Zcash treasury strategy, such a strategy may subject it to enhanced regulatory oversight.

Currently, Fortitude actively manages its Zcash holdings as part of its capital allocation strategy. However, Fortitude may in the future choose to pursue a digital asset treasury strategy whereby it would hold mined Zcash or purchase it in the open market. Such potential strategy may subject Fortitude to enhanced regulatory oversight. For example, several spot ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though Fortitude is not, and does not function in the manner of, a spot ETP, it is possible that it nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to its future Zcash holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. Currently, Fortitude does not acquire Zcash through any custodial partners. However, if Fortitude decides to acquire Zcash through custodians in connection with a potential digital asset treasury strategy, which is subject to anti-money laundering regulation and related compliance rules in the United States, and it is found to have purchased any Zcash from bad actors that have used Zcash to launder money or persons subject to sanctions, it may be subject to regulatory proceedings and any further transactions or dealings in Zcash by Fortitude may be restricted or prohibited.

Although Fortitude’s Zcash holdings do not currently serve as collateral securing any of its outstanding indebtedness as of the date hereof, it may incur indebtedness or enter into other financial instruments in the future that may be collateralized by its Zcash holdings if it decides to hold Zcash as part of a digital asset treasury strategy. It may also consider pursuing strategies to create income streams or otherwise generate funds using such Zcash holdings. These types of Zcash-related transactions are the subject of enhanced regulatory oversight by international, federal, and state regulatory agencies. These and any other Zcash-related transactions it may enter into, beyond simply acquiring and holding Zcash, may subject it to additional regulatory compliance requirements and scrutiny, including under international, federal, and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

In addition, private actors that are wary of Zcash or the regulatory concerns associated with Zcash may in the future take actions that may have an adverse effect on Fortitude’s business or the market price of the Class A Common Stock. For example, it is possible that a financial institution could restrict customers from buying the Combined Company’s securities if it were to determine that the value of the Class A Common Stock is closely tied to the performance of Zcash, signaling a reluctance to facilitate exposure to virtual currencies.

Financial institutions may not provide, or may discontinue, banking services to businesses engaged in crypto-related activities.

A number of companies that engage in Zcash, Bitcoin or other cryptocurrency-related activities have experienced difficulty obtaining or maintaining banking and other financial services. Financial institutions have, in some cases, closed existing accounts or discontinued services for companies, individuals, and businesses associated with digital assets. Regulatory scrutiny of the digital asset industry, evolving compliance expectations, and de-risking initiatives by banks may further restrict access to banking and payment services for companies operating in this sector.

In addition, in March 2023, a number of banks that historically provided services to businesses engaged in crypto-related activities closed and a number of their clients have been unable to find banks that are willing to provide them with bank accounts and banking services. It is possible that a future closing of a bank with which Fortitude has a financial relationship could subject it to adverse conditions and pose challenges in finding an alternative suitable bank to provide it with bank accounts and banking services.

If banks or other financial institutions decline to provide services to Fortitude, limit the services available to it, or discontinue services that it relies on, it may experience operational disruptions, increased costs, or delays in accessing funds. If it is unable to secure alternative banking or financial services on commercially reasonable terms, or at all, Fortitude’s business, prospects, financial condition, and results of operations could be materially and adversely affected. Such developments could also negatively impact the value of any Zcash, bitcoin, or other digital assets that it mines, acquires, or holds for its own account.

Any classification of any of the digital assets Fortitude may hold as a “security” could lead to Fortitude and/or the Combined Company falling under the definition of “investment company” under the Investment Company Act of 1940, as amended, if certain conditions are met.

Although bitcoin is currently widely regarded as a commodity and is regulated as such by the CFTC, future legislative, regulatory or judicial developments could alter its legal classification. If bitcoin were determined to constitute a “security” under the Securities Act or other federal securities laws, Fortitude’s and/or the Combined Company’s activities involving bitcoin, including mining, holding and disposition, could become subject to additional regulatory requirements.

Neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they believe that Zcash is a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology,” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Zcash has not yet been classified with respect to U.S. federal securities laws. Because Zcash heavily resembles bitcoin, Fortitude believes that the analysis and statements from the SEC and CFTC that have stated that bitcoin is not a security would likely apply to Zcash, but these agencies have not confirmed that view to date. Therefore, while Fortitude believes that Zcash is not a “security” within the meaning of the U.S. federal securities laws, it acknowledges that a regulatory body or federal court may determine otherwise. Its belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Zcash is a “security.” If Zcash or bitcoin were deemed to be “security,” and Fortitude and/or the Combined Company were determined to be engaged primarily in the business of investing, reinvesting or trading in securities, or if Fortitude and/or the Combined Company were deemed to hold “investment securities” in excess of applicable thresholds, Fortitude and/or the Combined Company could be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless an exclusion were available. Registration under the Investment Company Act would subject Fortitude and/or the Combined Company to substantial regulation and compliance requirements, which could materially increase their operating costs and restrict their business activities. Further, there is also a risk that other assets or arrangements that Fortitude and/or the Combined Company has concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act.

Zcash and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. State securities regulators may also take positions regarding the classification of digital assets under state law that differ from federal interpretations, which could subject Fortitude and/or the Combined Company to additional regulatory requirements.

Fortitude is not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and ETPs, or to obligations applicable to investment advisors.

Mutual funds, ETPs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. Fortitude does not currently comply with and does not intend to voluntarily comply with these laws and regulations. Consequently, the Combined Company’s stockholders will not have the regulatory protections provided to stockholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates.

This means, among other things, that the execution of or changes to Fortitude’s capital allocation strategy, its use of leverage, the manner in which its Zcash is custodied, its ability to engage in transactions with affiliated parties and its operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, the Combined Company

Board will have broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of Fortitude’s Zcash holdings or other activities Fortitude may pursue and has the power to change its current policies, or adopt new ones including pursuing a strategy of acquiring and holding Zcash.

Fortitude may be deemed to be a “commodity pool” under CEA and CFTC rules as a result of its commodity interest trading.

The CEA and CFTC Rules define a “commodity pool” as any investment trust, syndicate, or similar form of enterprise operated for the purpose of trading in “commodity interests,” such as swaps, futures and options on an underlying commodity (including any digital asset that constitutes a commodity). The CFTC has previously interpreted “for the purpose of trading” as being triggered where only one swap is executed. The legal and regulatory landscape of CFTC commodity pool regulation is currently unclear as applied to digital asset treasury companies. Accordingly, (i) no person is registered with the CFTC as a commodity pool operator (“CPO”) or a commodity trading adviser (“CTA”) with respect to Fortitude and (ii) the Combined Company’s shareholders will not have the regulatory protections provided to investors in a commodity pool operated or advised by a registered CPO or CTA, as applicable.

If Fortitude was determined to be a “commodity pool,” including as a result of any future change in legislation, regulation or interpretation, it may be subject to additional regulatory requirements which may be burdensome or costly or that could make it impractical or impossible for it to continue its business as currently contemplated. For example, a commodity pool must generally be operated as a separately cognizable entity from its CPO and any person acting as a CPO or CTA with respect to a commodity pool must be registered with the CFTC and as a member of the National Futures Association (the “NFA”). Absent an applicable exemption, a registered CPO or CTA must generally provide investors with a “disclosure document” in compliance with the CFTC Rules and the requirements of the NFA, and must comply with a range of ongoing reporting and recordkeeping requirements on registered and certain exempt commodity pool operators. Registration can be time-consuming, expensive and restrictive, and compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in the Combined Company’s securities. If Fortitude determines not to comply with such regulations, it may be forced to cease or modify certain of its operations, which could negatively impact its investors.

Changes in regulatory interpretations could require Fortitude to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. Fortitude may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

The Financial Crimes Enforcement Network, a division of the U.S. Treasury Department (“FinCEN”), regulates providers of certain services with respect to “convertible virtual currency,” including Zcash. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws.

If regulatory changes or interpretations require Fortitude to register as a money services business with FinCEN under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, it may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, Fortitude may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If it decides to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact Fortitude’s business operations. Further, if it or its service providers are unable to comply with evolving federal or state regulations, it may be forced to dissolve or liquidate certain operations.

Risks Related to Fortitude’s Operations

Operational risks may materially adversely affect Fortitude’s performance and results of operations, and its risk management strategies may not be effective in mitigating such risks.

Any issue or adverse circumstance surrounding Fortitude’s operational risks may have a material and adverse effect on its performance and results of operations, and it may not be effective in mitigating such risks. It is exposed to material operational risks arising from a number of factors, including, but not limited to, the risk of inadequate or failed internal processes, employee supervision or monitoring mechanisms, service-provider processes (including those of its custodians), systems and process and system failures or other systems or controls.

Fortitude seeks to mitigate risk and has established controls for the types of operational risks it faces. However, there are inherent limitations to its current and future risk management strategies, including risks that it has not appropriately anticipated, fully or effectively mitigated or identified. Its risk management policies may not adequately prevent or mitigate losses if its practices are not effective in preventing failures. In addition, it may elect to adjust its risk management policies to allow for an increase in risk tolerance, which could expose it to the risk of greater losses. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. Operational errors or process failures may subject Fortitude to financial losses, or expose it to financial liability which may be significant. If its risk management framework proves ineffective or its enterprise risk management information is incomplete or inaccurate, then it could suffer unexpected losses or exposure to liability, which could materially adversely affect its business, financial condition and results of operations.

Operational errors, process failures or significant operational delays could materially negatively impact Fortitude’s ability to conduct its business, which could adversely affect its results of operations due to potentially higher expenses and lower revenues, create liability for it or negatively impact its reputation. Recurring operational issues, including those of its custodians, may raise concerns among regulators regarding its policy, processes, governance and control environment.

Fortitude periodically assesses its risk profile and risk management processes to identify opportunities for improvement and to consider whether it needs to address new technologies and innovations in its risk management processes and policies. Fortitude cannot guarantee that its risk management processes will continue to be sufficient or effective in preventing or mitigating losses.

Fortitude depends on a single supplier of Zcash miners and a limited number of suppliers of Bitcoin miners, and any disruption in its ability to obtain miners from these suppliers could adversely affect its business.

The miners used in Fortitude’s Zcash and Bitcoin mining operations are highly specialized servers that are difficult to manufacture at scale. As a result, only one supplier of Zcash miners and a limited number of suppliers of Bitcoin miners are capable of providing miners in the quantities and performance specifications required by large-scale operators. Fortitude’s dependence on these suppliers exposes it to concentration risk, including the risk that such suppliers may be unable or unwilling to manufacture or deliver miners in sufficient quantities, on a timely basis, at acceptable prices, or on terms favorable to Fortitude.

Fortitude’s efforts to diversify its supply chain may be unsuccessful. If Fortitude is unable to obtain miners from its existing suppliers, or if any such supplier experiences production constraints, quality issues, shipping delays, financial difficulties, regulatory restrictions, geopolitical disruptions, increased demand from other customers or other business interruptions, Fortitude may be unable to identify or qualify alternative suppliers on a timely basis, or at all. Even if alternative suppliers are available, their miners may not meet Fortitude’s required performance, efficiency or reliability specifications, and Fortitude may incur additional costs or delays in integrating such miners into its operations. Any such supply constraints or delays could impair Fortitude’s ability to replace aging or damaged miners, expand its hash rate, maintain its competitive position or execute its business strategy, which could adversely affect its business, financial condition and results of operations.

Fortitude’s access to power is dependent on third-party providers and regulators and any adverse action by such entities may have a material adverse effect on it.

Fortitude’s Zcash and Bitcoin mining operations require significant and continuous access to reliable electrical power, and it expects its power needs to continue to grow as it develops its facilities. Fluctuations in the price of electricity, or increases in the cost of securing additional capacity to support its expansion, may reduce its profitability, and if it is unable to obtain sufficient electrical power on a cost-effective basis, it may be unable to realize the anticipated benefits of its capital investments or achieve its operational objectives. Any prolonged interruption, shortage, curtailment, or capacity constraint affecting Fortitude’s power supply or internet connectivity — whether due to equipment failure, weather events, grid instability, utility curtailments, regulatory actions, or other causes — could require it to reduce or suspend operations. Fortitude does not maintain backup generators at its sites sufficient to operate its miners for extended periods, and as a result it may have to reduce or cease operations during an extended power outage or as a result of the unavailability or increased cost of electrical power.

The Public Utility Commission of Texas (“PUCT”), the Electric Reliability Council of Texas (“ERCOT”), and Oncor Electric Delivery Company (“Oncor”) collectively oversee the regulatory, administrative, and delivery aspects of Fortitude’s power supply in Texas; the New York Independent System Operator (“NYISO”) and New York Public Service Commission (“NYPSC”) oversee its power supply in New York; Southwest Power Pool (“SPP”), together with its distribution providers, Southwest Public Power District (“SPPD”), the Nebraska Public Power District (“NPPD”) and the Grand Island Utilities District (“GIUD”) collectively oversee Fortitude’s power supply in Nebraska; and MidAmerican Energy, the South Dakota Public Utilities Commission, and Midcontinent Independent System Operator (“MISO”) collectively oversee Fortitude’s power supply in South Dakota. In recent years, regulatory scrutiny on Zcash and Bitcoin mining facilities and their energy consumption has intensified as the industry has grown. In April 2022, ERCOT established a task force to review the participation of large flexible loads, including Zcash and Bitcoin mining facilities and data centers, in the ERCOT market. This task force is tasked with developing policy recommendations for ERCOT concerning network planning, market operations, and the interconnection processes for large flexible loads.

As the grid operator, ERCOT is responsible for monitoring and testing market participants to assess their impact on grid reliability. Fortitude is periodically tested and monitored and have experienced curtailment of power through this testing process based on instructions it received from Oncor and ERCOT. During this process, ERCOT may determine that Fortitude’s data centers’ substantial power usage negatively affects grid reliability. If so, ERCOT could issue a curtailment order, requiring Fortitude to reduce or cease its power use immediately. Similarly, distribution providers, grid operators and regulators monitor market participants in their respective footprints and could take actions, including curtailment orders, that limit its usage of power at its facilities. Consequently, its power supply could be partially or fully curtailed. If Fortitude cannot secure adequate electrical power, it may be forced to reduce or shut down its operations, which would have a material adverse effect on its business, prospects, financial condition, and operating results.

Fortitude’s dependence on a limited number of utility providers in certain jurisdictions could materially impair Fortitude’s mining operations.

Digital asset mining requires reliable and cost-effective electricity, and certain of Fortitude’s sites depend on a limited number of utility, transmission, wholesale power or local distribution providers. For example, its Nebraska sites are served through the same wholesale provider, NPPD, and the same local provider, SPPD. Any outage, curtailment, transmission constraint, tariff or regulatory change, credit issue, system emergency, change in service terms or other adverse development affecting these providers or the applicable power markets could reduce power availability, increase electricity costs, interrupt operations or limit expansion at multiple sites. Because Fortitude’s revenue depends on keeping miners energized and operating efficiently, any material power interruption, curtailment or cost increase could materially and adversely affect its business, financial condition and results of operations.

Fortitude relies on equipment produced overseas. Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, and inflationary pressures may have a material adverse impact on its business, financial condition and results of operations.

To maintain and further develop its Zcash and Bitcoin mining operations, Fortitude must procure mining hardware and other specialized technology. Additionally, the development and potential expansion of its facilities requires large quantities of construction materials, specialized electricity distribution equipment and other critical components, all of which are in high demand and may be difficult to source. While it proactively procures products and materials from its suppliers in sufficient quantities to facilitate deployment at scale, Fortitude cannot predict the effect of the existing or future U.S. tariffs on imports, which have swung significantly across the jurisdictions from which Fortitude and its suppliers source ASIC chips, or the extent to which other countries will impose quotas, duties, tariffs, taxes or other similar restrictions upon the import or export of products and materials it requires for its operations, nor can it predict future trade policy or the terms of any renegotiated trade agreements and their impact on its business, financial condition and results of operations.

Fortitude’s Zcash and Bitcoin miners are not adaptable to other uses which could adversely affect its business and results of operations.

Fortitude has invested substantial capital in acquiring miners that use ASIC chips designed exclusively to mine bitcoin using the 256-bit secure hashing algorithm (“SHA-256”) and Zcash using the Equihash algorithm. Its mining operations therefore depend primarily on its ability to use these miners to mine Zcash and bitcoin and generate revenue based on the market value of the assets it earns. If the value of Zcash or bitcoin declines and does not recover, the revenue generated from Fortitude’s mining operations would decline accordingly. Because its miners are highly specialized — with Bitcoin miners designed for SHA-256 and Zcash miners designed for Equihash — it may be unable to successfully repurpose them for alternative uses in a timely or cost-effective manner, if at all. Similarly, if the bitcoin protocol were to discontinue use of the SHA-256 algorithm or the Zcash protocol were to discontinue use of the Equihash algorithm, its existing miners could become obsolete. Any sustained decline in the value of Zcash or bitcoin, or any inability to repurpose or redeploy its miners, could materially and adversely affect Fortitude’s business, financial condition, and results of operations, and could raise substantial doubt about its ability to continue as a going concern.

Fortitude’s reliance on mining equipment produced by third parties may expose it to increased risk of design flaws and operational downtime.

The performance and reliability of the miners and related technology Fortitude uses are critical to its operations and reputation. It currently deploys Bitmain Technologies Limited (“Bitmain”) Antminer type Zcash miners, and Bitmain, MicroBT Electronics Technology Co., Ltd (“MicroBT”) and other Bitcoin miners. Any defect, design flaw, or performance issue in these miners — such as flaws in the ASIC chips they employ — could materially disrupt its mining activities. Because a substantial portion of its fleet relies on machines produced by a limited number of manufacturers, any exploitable weakness, firmware vulnerability, or systemic flaw affecting a particular model or manufacturer could impair a significant percentage, or potentially all, of its deployed miners. It has experienced, and may continue to experience, software and firmware complications associated with adapting these miners for use in its infrastructure. Such issues may result in operational disruptions or reduced mining output. Any significant system error, operational failure, or interruption in its mining activities could result in lower Zcash or bitcoin yields, increased downtime, financial losses, and reputational harm. If defects, vulnerabilities, or failures in miners supplied by Bitmain, MicroBT, or other third-party manufacturers adversely affect its mining fleet, Fortitude’s business, financial condition and results of operations could be materially and adversely impacted.

Limited repair capacity, replacement parts and warranty support for Fortitude’s mining equipment could reduce Fortitude’s operational efficiency and profitability.

Fortitude’s operations depend on specialized mining equipment that is subject to wear and tear, defects, component failure, power events, temperature fluctuations and other operational stresses. Repair capacity, qualified technicians, replacement parts, manufacturer-authorized repair facilities and logistics support may be limited, delayed or available only at increased cost. In addition, warranty coverage may be limited, disputed, delayed or subject to exclusions and may not cover lost revenue or other costs associated with equipment failures. If miners or related equipment remain offline or cannot be repaired or replaced on a timely basis, Fortitude’s hash rate, digital asset production and results of operations could be materially and adversely affected.

Fortitude’s use of third-party mining pools and Foundry’s mining pool, which is a related party, exposes it to certain risks.

Fortitude earns substantially all of its mining rewards through participation in third-party mining pools and Foundry’s mining pool, which is a related party, which allow participants to combine their processing power and receive payouts based on their contributed hash rate under the pool’s payout methodology. It participates in a “Full-Pay-Per-Share” (FPPS) pool operated by its affiliate, Foundry, for its Bitcoin mining, which calculates payouts primarily based on the proportion of hash rate it contributes to the pool as a percentage of total network hash rate, along with other inputs, and it participates in a “Pay-Per-Share” (PPS) pool for its Zcash mining, also operated by its affiliate, Foundry, for which rewards depend in part on the pool’s success in solving blocks. Participation in third-party mining pools and Foundry’s mining pool represented 100% of Fortitude’s total revenue for the years ended December 31, 2025 and 2024, respectively. Fortitude owns all of its miners and accompanying infrastructure, and the only connection between its assets and the mining pools it participates in is that the hash rate capacity of its miners is currently allocated to those pools, which it is free to change at any time in its discretion. If Foundry and/or any other third-party mining pool Fortitude participates or may participate in were to change its payout methodology, fees, eligibility criteria or other participation terms, fail to accurately calculate or timely remit payouts, experience operational, cybersecurity, regulatory or financial difficulties, suspend or curtail pool operations, or otherwise cease accepting Fortitude’s hash rate, its revenues, cash flows and results of operations could be materially and adversely affected. See “— Risks Related to Fortitude’s Business — Fortitude has derived, and may continue to derive, a substantial portion of its revenues from participating in its affiliate Foundry’s mining pools.”

Fortitude’s ability to generate mining revenue depends in part on the continued stability and accuracy of the mining pools it utilizes. Like most mining pools, the pools in which it participates are decentralized and maintain protections against malicious actors and technical errors, but these protections are not foolproof, and it may lose access to a pool, perhaps permanently. If a pool operator’s systems suffer downtime due to a cyber-attack, software malfunction, operational failure, or other disruption, Fortitude’s ability to mine and receive rewards may be negatively affected, particularly if it is unable to transition promptly to another pool or to self-mining. In addition, pool operators maintain their own systems to track contributions and calculate payouts, and there is a risk that an operator could fail to accurately record Fortitude’s hash rate contribution or otherwise fail to allocate rewards proportionately, which could impair its receipt of accurate and complete rewards. Its ability to dispute or recover losses from inaccurate payouts may be limited. Historically, self-mining without a pool has resulted in greater revenue volatility and may produce lower overall rewards than pooled mining. Any unanticipated disruption or loss of access to the mining pools Fortitude participates in, any inaccuracy in payouts, or any inability to promptly and effectively diversify its mining methods, could adversely affect its business, financial condition, and results of operations.

Fortitude is and may in the future be exposed to potential liability from claims relating to intellectual property rights.

Fortitude has been, and may become, the subject of third-party intellectual property right infringement claims relating to its own systems and/or the use of third-party equipment and systems. For example, the Malikie Plaintiffs have alleged that certain of Fortitude’s bitcoin transactions infringe on certain encryption-related patents owned by the Malikie Plaintiffs. While Fortitude relies on the representations and warranties of third-party vendors, it is not possible to avoid all potential claims of infringement of third-party intellectual property rights. If such claims are successful, it may be required to pay royalties or be ordered to cease using technologies found to be infringing on such third-party rights altogether. Additionally, such legal action could cause the diversion of time, energy, and resources away from its operations and toward defending against such actions. Adverse outcomes in this or similar matters could require Fortitude to redesign or replace affected systems, obtain licenses on unfavorable terms, or write off certain assets, and could result in significant damage, settlements, or injunctive relief, any of which could have a material adverse effect on its business, results of operations, and financial condition.

Fortitude is subject to counterparty risks, including risks and uncertainties relating to its custodians and proposed digital asset treasury manager, which is a related party.

Fortitude relies on its custodians, BitGo and Coinbase (as applicable, the “Custodian”), to safeguard its digital assets using cold storage, and will rely on Grayscale, an affiliate of Fortitude and a wholly-owned subsidiary of DCG, to act as its digital asset holdings manager pursuant to an asset management agreement expected to be signed at the Closing in order to help Fortitude manage its liquidity, which will authorize Grayscale to manage Zcash, bitcoin or other digital assets held in Fortitude-controlled custody accounts in accordance with agreed investment guidelines. Each Custodian receives and holds Fortitude’s custodied assets, which include both its digital assets and any cash it may choose to custody with the applicable Custodian. Pursuant to the BitGo Custodial Services Agreement and the Coinbase Prime Broker Agreement, each Custodian holds Fortitude’s digital assets in segregated accounts for its benefit. To the extent a Custodian holds any cash on Fortitude’s behalf, it may hold its cash in one or more omnibus “for benefit of customers” accounts at one or more U.S. insured depository institutions. However, currently, Fortitude has no cash custodied and has no immediate or future plans to custody any cash with either Custodian. While Fortitude believes that each of the BitGo Custodial Services Agreement and Coinbase Prime Broker Agreement provide its business with reasonable protections for its operations and the safe storage of its digital assets, it makes no assurances that storing its digital assets with either Custodian is free from risk. To the best of Fortitude’s knowledge, each Custodian safely stores its digital assets in segregated accounts as represented in the BitGo Custodial Services Agreement and Coinbase Prime Broker Agreement; however, if a Custodian were to be in breach of its agreement, Fortitude’s digital assets could be compromised. Furthermore, Fortitude cannot provide assurance that the accounts at BitGo and Coinbase will not be compromised as a result of a cyberattack or other malicious activities. Digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. The failure of BitGo or Coinbase to successfully carry out its contractual duties, trading instructions, safeguard Fortitude’s Zcash, or maintain its internal systems and processes could have a material adverse effect on Fortitude’s Zcash holdings, potential digital asset treasury strategy, financial condition and business operations.

Similarly, if a Custodian were to cease operations, declare insolvency or file for bankruptcy, there is a reasonable risk that recovery of Fortitude’s assets, though kept in segregated accounts, would be delayed or unrecoverable. Applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. The Coinbase Prime Broker Agreement requires that Coinbase treat the digital assets credited to its custody accounts as financial assets under Article 8 of the Uniform Commercial Code (“Article 8”). Coinbase Global, Inc. has stated in its public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8, it believes that a court would not treat custodied digital assets as part of its general estate in the event Coinbase Custody were to experience insolvency. The BitGo Custodial Services Agreement similarly references statutory protections, including those arising from BitGo Trust Company, Inc.’s licensure to provide custodial services over its clients’ assets under the South Dakota Banking Law. However, due to the novelty of digital asset custodial arrangements, courts have not yet considered this type of treatment for custodied digital assets, and it is not possible to predict with certainty how courts would rule in such a scenario. If Fortitude’s custodied digital assets were considered to be the property of a Custodian’s estate in the event that such Custodian were to enter bankruptcy, receivership or similar insolvency proceedings, there is a risk that Fortitude could be treated as a general unsecured creditor of such custodian, inhibiting its ability to access its digital assets. Even if it is able to prevent its digital assets from being considered the property of a Custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that it would still be delayed or may otherwise experience difficulty in accessing its digital assets held by the Custodian during the pendency of the insolvency proceedings. A delay in Fortitude’s ability to access its digital assets could result in the loss of the value related to some or all of its digital assets and could have a material adverse effect on its financial condition.

Moreover, Fortitude’s agreements with BitGo and Coinbase might terminate for a variety of reasons, and if it needs to enter into alternative custody arrangements, it may not be able to enter into arrangements with alternative custodians or to do so on commercially reasonable terms. Similarly, its asset management agreement with its affiliate, Grayscale, expected to be signed at the Closing in order to help Fortitude manage its liquidity, will be subject to the risk of termination. Switching or adding additional custodians for digital assets, or switching its proposed digital asset treasury manager, involves additional cost, custody risk, and requires management time and focus. While Fortitude will conduct due diligence on its custodians, proposed digital asset treasury manager, and any exchanges or platforms it may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance. In addition, there is risk during any transition period when a new custodian or digital asset treasury manager would commence services to safeguard Fortitude’s ownership of its digital assets. There can be no assurance that Fortitude will not encounter challenges in the custody and management of its digital assets and that those challenges will not have a material adverse impact on its business, financial condition and prospects, and results of operations.

In addition, Fortitude relies on the controls that are implemented, executed, and reported on by BitGo and Coinbase and other third-party service providers for financial reporting requirements and its own internal controls. If those controls fail, are modified, or if assurance reports are unavailable or delayed, its ability to maintain effective internal controls over financial reports could be adversely affected. A failure of controls could have a material adverse effect on Fortitude’s potential digital asset treasury strategy, financial condition, and business operations.

Fortitude also does not have a readily available additional backup custodian at this time, so if BitGo or Coinbase were to cease operations, declare insolvency or file for bankruptcy, Fortitude would need to self-custody the applicable digital assets using cold storage until it could contract with another adequate custodian for the safe storage of its digital assets which may have a disruptive effect on its business. In the meantime, its mined Zcash and bitcoin would continue to aggregate in its proprietary wallet until it found another suitable cold storage custodian.

Fortitude’s limited rights of legal recourse and lack of insurance over its digital assets and certain mining equipment expose it to the risk of loss for which there may be no adequate remedy.

While Fortitude relies on well-known U.S.-based third-party digital asset-focused custodians to safeguard its digital assets, its digital assets are not insured by it, including not being subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protection. Accordingly, if Fortitude’s digital assets are lost, stolen or destroyed under circumstances rendering a party liable to it, its loss could be significant and the party responsible may not have the financial resources sufficient to satisfy its claim. For example, as to a particular event of loss, the only source of recovery for Fortitude might be limited, to the extent identifiable, to responsible third parties, such as a custodian, or in other instances, a thief, terrorist or others, any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim. Fortitude believes each custodian maintains limited insurance policies covering the pool of digital assets it custodies against certain events of loss, such as theft. BitGo and Coinbase custody the digital assets of hundreds of parties, worth billions of U.S. dollars, and any insurance coverage held by any of these custodians is likely significantly less than the total value of the custodied digital assets of their customers. Any insurance proceeds received by a custodian in response to a loss would likely be shared by the custodian with Fortitude and other affected parties, rendering any amount it would receive significantly less than the value of its lost custodied assets. Furthermore, any insurance held by the custodians may be terminated without notice to Fortitude. Any loss of insurance coverage would impede Fortitude’s ability to be compensated for its losses. Therefore, a loss may be suffered with respect to its digital assets for which there may be no recourse or adequate remedy, which could have a material adverse effect on its results of operations and financial condition.

Incorrect or fraudulent digital asset transactions may be irreversible, and Fortitude could lose access to its digital assets.

Digital asset transactions, including those involving Zcash and bitcoin, generally cannot be reversed without the consent and active participation of the recipient. Because the Zcash and Bitcoin blockchains are decentralized, once a transaction has been verified and included in a block, any erroneous transfer or theft is typically permanent, and Fortitude may have limited or no recourse to recover the transferred assets. It is possible that, through error, theft, or criminal activity, Fortitude’s mining rewards could be transferred in incorrect amounts or sent to unauthorized or inaccessible accounts. Although law-enforcement agencies have, in some cases, successfully pursued individuals involved in laundering stolen digital assets, the stolen assets themselves are often not recoverable. Furthermore, Fortitude utilizes third-party custodians for its digital assets and therefore does not maintain its own private keys in all cases. If a custodian experiences a security breach, operational failure, or loss of access to Fortitude’s digital wallet, or if a malicious actor prevents Fortitude’s custodian from accessing the wallet, Fortitude may be permanently denied access to the digital assets held in that wallet. Though it has taken and continues to take reasonable steps to secure its data and to store its digital assets, any data loss, corruption, or system failure affecting Fortitude’s custodians, or affecting it directly, could similarly result in irreversible loss of Fortitude’s digital assets. In addition, it has historically been unable to obtain insurance coverage for its digital assets. As a result, any loss arising from error, theft, fraud, or loss of access to private keys may not be recoverable. Any such event could have a material adverse effect on its business, financial condition, and results of operations.

Cyber-attacks, data breaches, or malware may disrupt Fortitude’s operations and expose Fortitude to liability, which could harm it.

Threats to network and data security are increasingly diverse and sophisticated and security breaches, computer malware and computer hacking attacks have been an increasing concern. Fortitude’s servers and systems may be vulnerable to these attempts, and their volume and sophistication may increase as malicious actors deploy enhanced capabilities, including AI-driven tools. Cybersecurity incidents could result in loss or theft of its digital assets or other sensitive data, disrupt its operations, or otherwise adversely affect its business. As Fortitude grows in size and visibility, it may become a more attractive target for hackers, malware, cyber-attacks, or other security threats. Further, Fortitude has adopted AI in its operations and continues to evaluate emerging technologies like AI for incorporation into its business. Any adoption or integration of AI in Fortitude’s operations may also pose new or unknown cybersecurity challenges. Although Fortitude implements strict security measures, conducts frequent security audits, and provides cybersecurity training to its employees, no system or process can eliminate all vulnerabilities. For instance, it may not be able to ensure the adequacy of the security measures employed by third parties, such as its service providers. It also relies on the security measures of third-party service providers, including its digital-asset custodians, and it may have limited ability to ensure their effectiveness. If a third-party custodian experiences a security breach or cyber-attack that results in unauthorized access to or loss of Fortitude’s digital assets, it could lose some or all of its digital assets, which would materially and adversely affect its financial condition and results of operations.

Cyber-attacks or other security incidents, whether arising from vulnerabilities in Fortitude’s systems or those of third parties, could result in operational disruption, loss of assets, theft or misuse of sensitive information, significant remediation costs, and diversion of management attention. They could also subject it to liability to suppliers, business partners, or other stakeholders; lead to regulatory inquiries or legal proceedings; and damage its reputation. To date, Fortitude has not experienced a material cyber-incident. However, it continues to encounter ongoing cyber-attacks and cannot guarantee that future incidents will not occur. Any such event could materially and adversely affect its business, operating results and financial condition.

Certain natural disasters, mechanical failures, cyber incidents, evolving climate and ESG requirements, and other events outside of Fortitude’s control could adversely affect it.

Fortitude may be impacted by natural disasters, wars, terrorism, pandemics/epidemics, weather conditions, the long-term effects of climate change, mechanical failure, human error, physical or electronic security breaches, power outages and telecommunications failures, cyber incidents (including computer viruses, ransomware, denial-of-service attacks, and phishing schemes), sabotage, vandalism, or other events outside of its control. If major disasters such as earthquakes, floods, hurricanes, or other climate-related events occur, or its facilities and data or network infrastructure are severely damaged, or its information system or communications break down or operate improperly, its operations may be interrupted. Fortitude may incur expenses or delays relating to such events outside of its control, which may not be covered by insurance, and such events could have a material adverse impact on its business, operating results and financial condition.

In addition, evolving climate-related legislation and regulation, energy disclosure and use mandates, and increasing stakeholder expectations regarding ESG practices may impose significant costs or constraints on it and its suppliers. These may include increased energy and capital expenditures, environmental monitoring and reporting, assurance and internal controls over climate data, and other compliance costs. Investor advocacy groups, certain institutional investors, investment funds, and other influential stakeholders are increasingly focused on ESG practices and may place greater emphasis on non-financial impacts of their investments. Heightened public awareness and scrutiny of environmental risks, including global climate change, may also divert management time and resources toward responding to such scrutiny and engaging with stakeholders.

Additionally, the physical risks of climate change may affect the availability and cost of materials and natural resources, sources and supply of energy, and demand for Zcash, bitcoin and other cryptocurrencies, and could increase Fortitude’s insurance and other operating costs, including costs to repair extreme-weather damage or to retrofit facilities. Changes in environmental laws, regulations, or industry standards, or disruption from the physical impacts of climate change, could negatively impact its business, capital expenditures, results of operations, financial condition, and competitive position. Even absent new regulations, the digital asset mining industry has experienced and may continue to experience adverse publicity and increased scrutiny regarding its climate and energy market impacts. Any of the foregoing could materially and adversely affect Fortitude’s business, financial condition, results of operations, cash flows, reputation and prospects.

Further, catastrophic and unpredictable events could affect the ability of its third-party service providers to continue to provide essential services, including, but not limited to, custodial, treasury, and telecommunications services. If Fortitude or its service providers are unable to respond adequately or in a timely fashion, then these failures may result in a loss of revenues or increased expenses, either of which would have a material adverse effect on its business, financial condition or results of operations.

Risks Related to Governmental Regulation and Enforcement

Zcash and Bitcoin mining may be subject to changes in taxation or power rates in certain jurisdictions, including the ones Fortitude operates in, which could adversely affect its business prospects and operations.

Zcash and Bitcoin mining, as well as cryptocurrencies generally, are permitted or tolerated in some jurisdictions, restricted in others, and outright banned in several countries. Such measures may be adopted in jurisdictions in which Fortitude operates Zcash and Bitcoin mining facilities. It is possible that federal, state, or local regulators in the United States could adopt laws, regulations, or policy actions that impose significant restrictions on, or fully prohibit, Zcash or Bitcoin mining or related activities. Any such action could make it impossible or impractical for Fortitude to continue operating its mining facilities without relocating its operations, which would be costly, time-consuming, and uncertain. Although digital asset activities in the United States are currently subject to a patchwork of evolving and sometimes overlapping regulatory requirements, regulators could take new or intensified actions that severely limit or prohibit the ability to mine, acquire, own, hold, sell, transfer, or use Zcash, bitcoin, or other cryptocurrencies, or to exchange them for fiat currencies such as the U.S. dollar. Restrictions of this nature could materially reduce the utility, acceptance, and market value of Zcash, bitcoin and other digital assets. Additionally, Zcash, as a privacy-focused cryptocurrency, may face heightened regulatory scrutiny relative to other digital assets due to concerns about the potential use of its shielded transaction features to facilitate illicit activity. Because the widespread use of Zcash, bitcoin and other digital assets as a means of exchange remains limited globally, restrictive regulatory actions in key jurisdictions could have an outsized impact on their price and adoption. Any prohibition or material restriction on Zcash or Bitcoin mining, ownership, or use could result in a significant decline in the value of the digital assets Fortitude mines or holds and could materially and adversely affect its business, prospects, financial condition, and results of operations.

Changing environmental regulation and public energy policy may expose Fortitude’s business to new risks.

Fortitude’s Zcash and Bitcoin mining operations require substantial electrical power and can only be successful if the costs of that power, together with its operations costs, remain lower than the revenue generated by its operations. Its expansion plans depend, in part, on its understanding of current federal, state, and local environmental and energy policies, including those applicable in the States of Nebraska, New York, Texas and South Dakota. If new regulations are enacted, or if existing regulations are modified, the assumptions underlying Fortitude’s strategic initiatives may prove inaccurate, and it may incur additional costs to adapt its operations, if it is able to adapt at all.

There is ongoing regulatory uncertainty in the United States regarding climate and energy policy. Because Zcash and Bitcoin mining and data centers require substantial energy, the industries may become the target of future climate-related or energy-use regulations. New or revised legislation or regulation could impose significant costs on Fortitude or its suppliers, including increased energy-efficiency requirements, capital investment in alternative technologies, enhanced environmental monitoring and reporting obligations, excise or other taxes, or changes in the availability or cost of electrical power. Legislators in certain states, including Nebraska, have introduced excise taxes targeting the digital asset mining industry which generally have not passed and become law. Any such regulations could impair Fortitude’s ability to compete with companies operating in jurisdictions with less restrictive environmental or energy policies.

In Texas and Nebraska, Fortitude participates in energy demand-response programs that allow it to curtail operations and return capacity to the electrical grid during certain conditions, including extreme weather events. By curtailing, it then receives funds to offset foregone operational revenue when necessary. These programs can reduce Fortitude’s operational output and may increase its exposure to regulatory oversight of its energy usage. Additionally, in January 2024 the EIA sought to compel Texas Bitcoin miners to disclose detailed electricity-consumption data through a mandatory survey that was immediately challenged and withdrawn, which demonstrates that a similar effort could recur. If such surveys aimed at information collection were successfully made mandatory, it is possible they could be used to produce reports critical of the industry’s energy usage and subsequently have a negative effect on public sentiment or spur regulatory action directed at the industry in which Fortitude operates. Any such actions could increase its operating costs or make it more difficult to operate at its current locations.

Given the political significance of climate-change policy and the uncertainty surrounding environmental and energy-use regulation, fortitude cannot predict how future legislation or regulatory developments at the federal level or in the States of Nebraska, New York, Texas and South Dakota or in other states where Fortitude may operate in the future may affect Fortitude’s operations, financial condition, or results of operations. Moreover, even in the absence of new regulations, increased public scrutiny or negative publicity regarding the environmental impact of Zcash and Bitcoin mining could harm Fortitude’s reputation. Any of these factors could have a material adverse effect on its business and financial condition.

Compliance costs of responding to new and changing regulations could adversely affect Fortitude’s operations.

Fortitude, as well as the providers from whom it purchases electricity, are subject to extensive federal, state, local, and international environmental laws and regulations, including those governing the generation, storage, handling, and disposal of hazardous substances and waste. Certain of those laws impose joint and several liability, without regard to fault, for investigation and cleanup costs on current and former owners and operators of real property and persons who have disposed of or released hazardous substances into the environment. Fortitude’s operations involve the use of materials such as petroleum fuel for emergency generators, batteries, cleaning solutions, and other substances that may be classified as hazardous, which could increase its exposure to regulatory risk.

Electricity costs may also be affected by existing or new regulations relating to greenhouse gas emissions, whether such regulations apply broadly to all electricity consumers or specifically target energy-intensive industries such as Zcash and Bitcoin mining and data centers. These regulatory developments could arise at the federal level or in the states where Fortitude operates, including Nebraska, New York, Texas and South Dakota. There has been interest in the U.S. federal government and in the state governments of Nebraska, New York, Texas and South Dakota in addressing climate change, including through regulation of Zcash and Bitcoin mining. Recent policy discussions at both the federal and state levels have included proposals such as carbon taxes, energy-consumption disclosure requirements, greenhouse-gas emissions limits, and energy-use restrictions specific to Zcash and Bitcoin mining. While Texas has historically maintained some degree of energy policy independence from the federal government, the direction and impact of future legislation and regulation on Fortitude’s Texas facilities remain uncertain. Changes in environmental or energy regulations could impose significant compliance costs on Fortitude or its electricity providers, alter the availability or price of power, or otherwise adversely affect Fortitude’s operations. Any increase in compliance obligations or operational restrictions resulting from new or amended regulations could materially and adversely affect its business, financial condition, and results of operations.

Regulatory changes may alter the nature of an investment in Fortitude or restrict the use of cryptocurrencies in a manner that adversely affects Fortitude’s business.

As cryptocurrencies have grown in popularity and market capitalization, governments around the world have taken widely differing approaches to their regulation. Some jurisdictions have prohibited the use or exchange of cryptocurrencies entirely, while others permit their use or trading with minimal or no restrictions. In the United States, the mining, ownership, and exchange of cryptocurrencies are subject to extensive, and in some cases overlapping, unclear, and evolving, regulatory requirements at the federal and state levels.

In January 2025, the U.S. President issued an executive order forming a presidential working group to establish a clear regulatory framework for digital assets. Additionally, in March 2025, the U.S. established the U.S. Bitcoin Strategic Reserve, which is reported to hold the largest bitcoin reserve in the world, and at least twelve states have introduced legislation to create strategic bitcoin reserves. Notably, in June 2025, the Governor of the State of Texas signed into law the Texas Strategic Bitcoin Reserve and Investment Act, making Texas the first state to formally establish such a reserve. In January 2026, new legislation was filed in Texas to expand the reserve’s scope to include other major digital assets.

On March 17, 2026, the SEC and CFTC issued a joint interpretive release stating that protocol-level mining and staking (including solo and pooled mining, and solo, self-custodial, custodial, and liquid staking) generally do not involve the offer or sale of a security, provided service providers exercise no discretionary managerial control, guarantee no rewards, and use deposited assets only for the staking activity itself. This interpretation is not binding law and may be revised or withdrawn by a future Commission.

There have been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. Certain of these bills passed out of relevant committees and were passed in the House of Representatives in the last Congress, though not the Senate. Some of these bills have since been reintroduced with changes, and continue to be contemplated in the relevant committees, as well as the full House of Representatives and Senate. For example, in July 2025, the GENIUS Act was signed into law, and a bill known as the Digital Asset Market Clarity Act of 2025 is currently under consideration in Congress, in an effort to pass laws relating to digital asset market structure. The Senate Banking Committee advanced its own version on May 14, 2026. As drafted, it would exclude mining, validating, and staking from certain digital-commodity-intermediary registration requirements, but there is no assurance it will be enacted in its current form or at all.

U.S. trade policy has also increased the cost and constrained the availability of mining hardware. Tariffs on ASIC miners imported from China and other jurisdictions have risen and may rise further, and a small number of China-based manufacturers supply most ASICs used industry-wide. Tariffs, export controls, customs enforcement, or further trade restrictions could materially increase Fortitude’s capital expenditures, delay deployments, or otherwise adversely affect its operations.

Federal tax treatment of mining and staking rewards is also unsettled. Under current IRS guidance (Revenue Ruling 2023-14), for cash-method taxpayers, such rewards are ordinary income at fair market value upon receipt of dominion and control, with gain or loss recognized again upon disposition. Members of Congress and industry participants have urged taxing such rewards only upon disposition instead, but no change has been adopted. Fortitude cannot predict whether, or how, this treatment may change, or the effect such changes could have on Fortitude’s business.

It is difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and those held by Fortitude specifically. The consequences of increased federal regulation of digital assets and digital asset activities are uncertain, and could have a material adverse effect on Fortitude’s business and the market price of the Class A Common Stock.

Various foreign jurisdictions have adopted, and may continue to adopt, policies affecting digital asset networks, markets and participants, including miners. The nature, timing and effects of such actions are difficult to predict and may vary across jurisdictions. Although certain foreign restrictions — such as China’s restrictions on digital asset mining — have contributed to the relocation of mining activity to the United States and benefited U.S. industry participants, future actions by foreign governments could disrupt digital asset markets or networks, create volatility in digital asset prices or otherwise adversely affect Fortitude’s operations.

In addition, the digital asset mining industry relies substantially on specialized mining equipment manufactured in China. Any actions by China or other foreign governments that restrict the manufacture, export or sale of mining machines, semiconductors, hard drives or other critical components could constrain supply, increase equipment costs, delay the deployment or replacement of mining capacity, and limit Fortitude’s ability to obtain the most efficient available equipment, any of which could materially adversely affect Fortitude’s operations and financial performance.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the United States and globally, or otherwise negatively affect the value of digital assets.

Although these developments may suggest a trend toward regulatory clarity, the ultimate direction, scope, and impact of digital-asset-related legislation and regulation remain uncertain. Future regulatory actions could materially affect the use, transfer, custody, mining, or classification of Zcash, bitcoin and other digital assets. Such changes could, among other things, impose new licensing, reporting, or compliance obligations; restrict or prohibit certain activities; or otherwise adversely affect Fortitude’s business model.

Legislative and regulatory backlash against hyperscale AI data centers could result in cryptocurrency mining operations being subject to policies that were not intended for the industry.

Cryptocurrency mining companies may be adversely affected by legislation, regulation or public initiatives intended to address the rapid growth of hyperscale AI data centers, even where such measures are not specifically directed at cryptocurrency mining operations. As governments and regulators respond to concerns regarding electricity consumption, grid reliability, water usage, land use, and consumer energy costs associated with hyperscale compute, cryptocurrency mining facilities may be unintentionally or intentionally grouped with AI data centers for purposes of regulation, utility policy or zoning, despite significant differences between the two industries in terms of operations and scale.

Risks Related to HeartSciences

For risks related to the business and operations of HeartSciences, please refer to the section entitled “Item 1A. Risk Factors” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026.

Risks Related to the Transactions

If the proposed Transactions are not consummated on the terms or timeline currently contemplated or for any reason, HeartSciences’ business could suffer materially and HeartSciences’ stock price could decline.

The consummation of the proposed Transactions with Fortitude is subject to a number of closing conditions, including the approval of the proposed Transactions by HeartSciences’ shareholders, receipt of written confirmation from Nasdaq that the shares of HeartSciences Common Stock (including the shares to be issued in connection with the Merger) will continue to be listed on Nasdaq following the completion of the Transactions, and other customary closing conditions. While it is currently anticipated that the proposed Transactions will be consummated in the second half of 2026, there can be no assurance that the foregoing conditions will be satisfied in a timely manner or at all, or that an event, development or change will not transpire that could delay or prevent these conditions from being satisfied. See “The Merger Agreement — Conditions to the Completion of the Transactions.”

If the proposed Transactions are not consummated on the terms or timeline currently contemplated or for any reason, HeartSciences may be subject to a number of material risks, and its business and stock price could be materially adversely affected, as follows:

•        The market price of HeartSciences Common Stock may substantially decline to the extent that the current market price reflects a market assumption that the proposed Transactions will be completed.

•        HeartSciences has incurred and expects to continue to incur significant expenses related to the proposed Transactions even if the proposed Transactions are not consummated.

•        If the Merger Agreement is terminated after HeartSciences has invested significant time and resources in the transaction process, HeartSciences will have a limited ability to continue its current operations without obtaining additional financing to fund its operations.

•        HeartSciences could be obligated to pay Fortitude Seller a $2,500,000 termination fee, plus the reasonable out-of-pocket fees and expenses incurred by or on behalf of Fortitude Seller in connection with the Merger Agreement and the Transactions contemplated therein, in connection with the termination of the Merger Agreement, depending on the reason for the termination.

•        HeartSciences’ suppliers, collaborators and other third-party business partners in general may view the failure to consummate the proposed Transactions as a poor reflection on its business or prospects and may seek to change or terminate their relationships with HeartSciences.

In addition, if the Merger Agreement is terminated and the HeartSciences Board determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the proposed Transactions. Absent the proposed Transactions,

HeartSciences does not believe there is a reasonable prospect for its business to achieve or sustain profitability or positive cash flow in the near term without significant additional capital. Any financing to obtain the required capital, if available at all, would likely be on terms that are difficult and highly dilutive to existing shareholders and could include the issuance of substantial amounts of equity, convertible securities, or other instruments with preferential rights. There can be no assurance that HeartSciences would be able to obtain additional financing on acceptable terms, or at all. In such circumstances, the HeartSciences Board may instead take steps necessary to liquidate or dissolve HeartSciences’ business and assets or otherwise wind down HeartSciences’ operations if a viable alternative strategic transaction is not available, which could result in a complete loss of shareholders’ investment. If HeartSciences decides to dissolve and liquidate its assets or otherwise wind down HeartSciences’ operations, HeartSciences would be required to pay all of its contractual obligations and to set aside certain reserves for potential future claims and there can be no assurance as to the amount of and the timing of such liquidation and distribution of available cash left, if any, to distribute to its shareholders after paying the obligations of HeartSciences and setting aside funds for reserves.

The Closing is subject to approval by the HeartSciences’ shareholders. Failure to obtain such approval would prevent the Closing.

The Closing is subject to approvals by HeartSciences’ shareholders. Failure to obtain the required shareholder approvals may result in a material delay in or the abandonment of the proposed Transactions. Any delay in completing the proposed Transactions may materially and adversely affect the timing and benefits that are expected to be achieved from the proposed Transactions.

The intended benefits of the proposed Transactions may not be realized.

The success of the proposed Transactions will depend, in large part, on the ability of the Combined Company following the completion of the Transactions to realize the anticipated benefits from combining the businesses of HeartSciences and Fortitude. Achieving the anticipated benefits of the proposed Transactions is subject to a number of risks and uncertainties, including, among others:

•        that senior management’s attention may be diverted from management of the respective businesses, current operations and development;

•        that there could be significant costs and expenses associated with any undisclosed or potential unknown liabilities related to HeartSciences, Fortitude and/or the Combined Company; and

•        that unforeseen difficulties may arise in integrating HeartSciences’ and Fortitude’s businesses in the Combined Company.

As a result of the foregoing and other factors, risks and characteristics, the Combined Company may be unable to realize the full strategic and financial benefits currently anticipated from the proposed Transactions and HeartSciences cannot assure you that the proposed Transactions will be accretive to HeartSciences shareholders in the near term or at all. Furthermore, if HeartSciences’ shareholders fail to realize the intended benefits of the proposed Transactions or they take longer than expected to achieve, the market price of the Class A Common Stock could decline to the extent that the market price reflects those anticipated benefits. HeartSciences shareholders will have experienced substantial dilution of their ownership interests in HeartSciences without receiving any commensurate benefit or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the strategic and financial benefits currently anticipated from the proposed Transactions.

If the conditions to Closing included in the Merger Agreement are not met, the proposed Transactions may not occur.

Even if the proposed Transactions are approved by HeartSciences’ shareholders, specified conditions must be satisfied or waived to complete the proposed Transactions. These conditions are set forth in the Merger Agreement and described in the section entitled “The Merger Agreement — Conditions to the Completion of the Transactions.” Many of these conditions are not within HeartSciences’ control, and HeartSciences cannot predict with certainty when or if these conditions will be satisfied. HeartSciences cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Transactions will not occur or will be delayed, and HeartSciences, Fortitude Seller and/or the Combined Company each may lose some or all of the intended benefits of the proposed Transactions.

The proposed Transactions may be completed even though material adverse changes may result from the announcement of the Transactions, industry-wide changes and other causes.

In general, either party to the Merger Agreement can refuse to complete the proposed Transactions if there is a material adverse change affecting the other party between June 23, 2026, the date of the Merger Agreement, and the Closing. However, some types of changes do not permit either party to refuse to complete the proposed Transactions, even if such changes would have a material adverse effect on HeartSciences or Fortitude Seller, to the extent they resulted from the following and, where applicable, do not have a materially disproportionate adverse effect on HeartSciences or Fortitude Seller, as the case may be:

•        any changes in conditions generally affecting United States or global economic, business or regulatory conditions;

•        general changes in national or international political conditions;

•        conditions or changes in conditions in the currency, digital asset mining, cryptocurrency, electricity, power or natural gas industry;

•        acts of God, natural disasters, calamities, disease outbreaks or pandemics;

•        any decline in market price or trading volume of HeartSciences Common Stock, with respect to HeartSciences, or Zcash, with respect to Fortitude;

•        with respect to Fortitude, the announcement or pendency of the Merger Agreement or the proposed Transactions;

•        any failure by HeartSciences, Fortitude or any of their respective subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

•        any changes in any applicable laws or generally accepted accounting principles, including the authoritative interpretation or enforcement thereof;

•        any action required by a governmental authority pursuant to antitrust laws in connection with the proposed Transactions; or

•        any action or omission taken by Fortitude or HeartSciences, as applicable, pursuant to the prior written request of the other party; or

•        with respect to HeartSciences, any action or omission taken by HeartSciences or Merger Sub in connection with or required by any Potential PIPE Investment or any other obligation undertaken at the direction or with the consent of Fortitude.

If material adverse changes occur but HeartSciences and Fortitude must still complete or determine to complete the proposed Transactions, the Combined Company’s stock price may suffer.

Failure to complete the proposed Transactions may result in HeartSciences paying a termination fee or expenses to Fortitude Seller and could harm the price of HeartSciences Common Stock and the future business, operations and financial results of HeartSciences.

If the proposed Transactions are not completed and the Merger Agreement is terminated under certain circumstances, HeartSciences may be required to pay Fortitude Seller a termination fee of $2,500,000, plus Fortitude Seller’s reasonable out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated therein. Even if a termination fee or expense reimbursement is not payable in connection with a termination of the Merger Agreement, HeartSciences will have incurred significant fees and expenses, which must be paid whether or not the proposed Transactions are completed. Further, if the proposed Transactions are not completed, it could significantly harm the market price of HeartSciences Common Stock and may adversely affect business, financial condition and financial results of HeartSciences.

The market value of HeartSciences and the value of the Fortitude business may change between the date of this Proxy Statement and the Closing and the Opinion obtained by the Special Committee of the HeartSciences Board in connection with the signing of the Merger Agreement will not reflect subsequent changes.

The Special Committee of the HeartSciences Board obtained the Opinion to address the fairness to HeartSciences of the consideration to be paid in the proposed Transactions, from a financial point of view, as of June 19, 2026. Subsequent changes in the operation and prospects of HeartSciences or Fortitude, general market and economic conditions and other factors, some of which may be beyond the control of HeartSciences or Fortitude and on which the Opinion was based, may significantly alter the value of HeartSciences or Fortitude or the price of the shares of HeartSciences Common Stock, by the time the proposed Transactions are completed. Because HeartSciences does not anticipate asking Houlihan Capital to update its Opinion, the Opinion will not address the fairness of the consideration from a financial point of view as of any other date other than the date of such Opinion. For a description of the Opinion that the Special Committee of HeartSciences Board obtained from Houlihan Capital, please refer to “The Transactions — Opinion of HeartSciences’ Financial Advisor.”

The financial forecasts considered by HeartSciences and the financial advisor to the Special Committee of the HeartSciences Board may not be realized, which may adversely affect the market price of the Common Stock prior to the Closing and/or Class A Common Stock following the Closing.

In performing its analyses and rendering its Opinion regarding fairness to HeartSciences shareholders, from a financial point of view, of the proposed Transactions, Houlihan Capital relied on, among other things, certain non-publicly available information concerning Fortitude, including internal financial analyses and forecasts (A) as adjusted by management of Fortitude, and (B) prepared by management of Fortitude, which Houlihan Capital was directed by HeartSciences to use for purposes of its analysis. None of these analyses and forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. The projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of HeartSciences and Fortitude. Further, Houlihan Capital produced estimates for 2027 fiscal year revenue and EBITDA for Fortitude, which Houlihan Capital derived through the exercise of its professional judgment by applying Fortitude’s forecasted December 2026 run-rate financial metrics as a reasonable year proxy for fiscal year 2027 performance. There can be no assurance that Fortitude’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of the Common Stock prior to the Closing and/or Class A Common Stock following the Closing.

The unaudited pro forma financial information included in this Proxy Statement may not be representative of the Combined Company’s results following the Closing.

The unaudited pro forma financial information included in this Proxy Statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the proposed Transactions been completed as of the date indicated, nor is it indicative of the Combined Company’s future operating results or financial position. The pro forma financial statements have been derived from the historical financial statements of HeartSciences and Fortitude and adjustments and assumptions have been made regarding the Combined Company after giving effect to the proposed Transactions. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Combined Company in connection with the proposed Transactions. As a result, the actual financial condition of the Combined Company following the proposed Transactions may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s financial condition following the proposed Transactions.

The historical financial information of Fortitude prior to the Spin Transaction may not be representative of its results if it had been operated as a standalone business, and as a result, may not be a reliable indicator of future results of Fortitude’s business.

Fortitude was founded in October 2024 when Foundry’s digital asset mining business completed the Spin Transaction. Consequently, Fortitude’s historic financial information for the period prior to the Spin Transaction included in this Proxy Statement has been derived from the consolidated financial statements and accounting records of Foundry and reflects assumptions and allocations made by Foundry. The financial position, results of operations and cash flows of Fortitude presented for such period may be materially different from those that would have resulted if Fortitude had been operated as a standalone company or by a company other than Foundry during such period. For example, in preparing the financial statements of Fortitude, Foundry made an allocation of Foundry costs and expenses that are attributable to Fortitude. However, these costs and expenses are estimates and reflect the costs and expenses attributable to Fortitude as part of a larger organization and do not necessarily reflect costs and expenses that would be incurred by Fortitude had it been operated as part of an organization of the nature, size and scale of the Combined Company, and thus may not reflect costs and expenses that would have been incurred had Fortitude been operated as the Combined Company. As a result, the historical financial information of Fortitude for periods prior to the Spin Transaction may not be a reliable indicator of the future results of Fortitude, or the Combined Company, or the results Fortitude would have historically achieved for the periods indicated therein as a standalone business. See Note 2 to Fortitude’s consolidated financial statements included elsewhere in this Proxy Statement for additional detail.

HeartSciences’ preferred and common shareholders will experience significant ownership and voting power dilution in connection with the Closing of the proposed Transactions and may not realize a benefit from the proposed Transactions commensurate with that dilution.

Following the Closing, and subject to permitted equity issuances by HeartSciences and Fortitude HoldCo prior to Closing, (i) Fortitude Seller is expected to own approximately 95% of the outstanding voting interests of the Combined Company in the form of Class V Common Stock and Class A Common Stock, and the equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of Class A Common Stock, and (ii) Fortitude Seller is expected to own a number of Surviving Company Non-Voting Units equal to the shares of Class V Common Stock it holds, the Combined Company is expected to hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding, and HeartSciences will be the sole managing member of the Surviving Company and will hold all of the voting limited liability company units of the Surviving Company. Accordingly, the issuance of Class V Common Stock and Class A Common Stock to Fortitude HoldCo equityholders in the proposed Transactions will significantly reduce the ownership stake and relative voting power of each share of HeartSciences Common Stock held by current HeartSciences shareholders. Consequently, following the Closing, the ability of current HeartSciences shareholders to influence Combined Company management will be substantially reduced.

If the Combined Company is unable to realize the strategic and financial benefits currently anticipated from the proposed Transactions, HeartSciences shareholders will have experienced substantial dilution of their ownership interests in HeartSciences without receiving the expected commensurate benefit or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the expected strategic and financial benefits currently anticipated from the proposed Transactions.

The officers and/or directors of HeartSciences, Fortitude Seller and DCG have interests in the proposed Transactions that may be different from or in addition to, the interests of HeartSciences shareholders generally.

Some of HeartSciences’, Fortitude Seller’s and DCG’s directors and/or officers have interests in the proposed Transactions that are different from HeartSciences’ shareholders generally and that may influence them to support or approve the proposed Transactions without regard to the interests of HeartSciences’ shareholders. For example:

•        HeartSciences’ executive officers are parties to employment agreements that provide for severance benefits, including accelerated vesting of outstanding equity awards and certain cash payments;

•        HeartSciences’ executive officers will receive cash and/or equity retention bonuses, which were granted on June 22, 2026 and July 7, 2026, respectively, and are subject to certain vesting requirements, including a condition that the Transactions be consummated;

•        Separately, certain of HeartSciences’ outstanding stock options, restricted stock units and shares of restricted stock held by HeartSciences’ executive officers and directors will vest in full upon the occurrence of the Closing;

•        Andrew Simpson and David Wells, each a current member of the HeartSciences Board, are expected to continue to serve as directors of the Combined Company following the Closing, while all other current members of the HeartSciences Board are expected to resign at the Closing;

•        certain of Fortitude Seller’s directors and executive officers are expected to become directors and executive officers of the Combined Company upon the Closing and certain of DCG’s executive officers are expected to become directors of the Combined Company upon the Closing;

•        certain HeartSciences’ executive officers and employees are anticipated to continue serving as employees of the Combined Company after the Closing; and

•        HeartSciences’ and Fortitude Seller’s directors and officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the Merger Agreement.

The HeartSciences Board was aware of these interests and considered them, among other matters, in the decision to approve the Merger Agreement.

The interests of HeartSciences’, Fortitude Seller’s and DCG’s directors and executive officers are described in more detail in the sections titled “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions” and “The Transactions — Interests of Fortitude Seller’s and DCG’s Directors and Executive Officers in the Transactions” in this Proxy Statement. HeartSciences shareholders should be aware of these interests when they consider voting on matters relating to the proposed Transactions.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The Merger Agreement contains “no-shop” restrictions on HeartSciences’ ability to solicit, initiate or take any action to knowingly facilitate or encourage third party proposals relating to alternative transactions involving more than 15% of HeartSciences’ consolidated assets, issued and outstanding common stock or voting power, as applicable, subject to certain exceptions to permit the HeartSciences Board to comply with its fiduciary duties. The Merger Agreement also contains “force the vote” provisions that require HeartSciences to hold the Special Meeting even if the HeartSciences Board withdraws, amends or modifies its recommendation regarding the Proposals. Before the HeartSciences Board may change its recommendation to shareholders to vote in favor of the Proposals, HeartSciences must, among other things, provide Fortitude with notice and if requested by Fortitude, negotiate in good faith with Fortitude. Upon the termination of the Merger Agreement in certain circumstances, including in connection with HeartSciences Board’s change of recommendation in response to any superior proposal from a third party, HeartSciences may be required to pay $2,500,000 as a termination fee, in addition to the reasonable out-of-pocket fees and expenses incurred by or on behalf of Fortitude Seller in connection with the Merger Agreement and the Transactions contemplated therein.

These provisions could discourage a potential third-party acquiror from considering or proposing an acquisition transaction, even if it were prepared to pay a higher price than what would be received in the proposed Transactions. These provisions might also result in a potential third-party acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the $2,500,000 termination fee and additional fees and expenses incurred by or on behalf of Fortitude Seller that may become payable.

If the Merger Agreement is terminated and HeartSciences determines to seek another business combination, HeartSciences may not be able to negotiate a transaction with another party on terms comparable to or better than, the terms of the Merger Agreement or at all.

Furthermore, as noted above, certain of the shareholders of HeartSciences, including certain holders of more than 50% of the outstanding shares of Series C Preferred Stock entered into the Support Agreements with Fortitude Seller and HeartSciences. These HeartSciences shareholders also agreed to vote against any proposal in opposition to, or in competition with, the proposed Transactions (see “Agreements Related to the Merger Agreement — Support Agreements”).

As a result, the Support Agreements may discourage other parties from attempting to engage in a transaction with HeartSciences, even if those parties would otherwise be willing to offer greater value to HeartSciences shareholders than that offered by Fortitude in connection with the proposed Transactions.

HeartSciences, Fortitude Seller, Fortitude HoldCo and Fortitude will be subject to certain contractual restrictions while the proposed Transactions are pending.

The Merger Agreement restricts each of HeartSciences, Fortitude Seller, Fortitude HoldCo and Fortitude from making certain acquisitions and divestitures, incurring certain indebtedness and expenditures, paying dividends, repurchasing or issuing equity securities outside certain limited exceptions and taking other specified actions until the earlier of the Closing or the termination of the Merger Agreement without the prior consent of the other party. These restrictions may prevent HeartSciences, Fortitude Seller, Fortitude HoldCo and Fortitude from pursuing attractive business opportunities that may arise prior to the Closing and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the proposed Transactions could be exacerbated by any delays in the Closing or the termination of the Merger Agreement. See the section titled “The Merger Agreement — Covenants; Conduct of Business Pending the Merger” in this Proxy Statement.

The market price of HeartSciences Common Stock may decline during the pendency of the proposed Transactions.

The market price of HeartSciences Common Stock may decline during the pendency of the proposed Transactions for a number of reasons, including if:

•        investors react negatively to the prospects of the Combined Company’s business and financial condition following the proposed Transactions; and/or

•        the attention of HeartSciences management is directed towards the Closing and other transaction-related considerations and is diverted from the day-to-day business operations of HeartSciences and matters related to the proposed Transactions require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to HeartSciences.

A decline in the market price of HeartSciences Common Stock could adversely affect the businesses of, or harm the financial condition, results of operations or business prospects of HeartSciences or the Combined Company.

Litigation challenging the proposed Transactions may prevent the proposed Transactions from being consummated within the expected timeframe or at all.

Lawsuits may be filed in the future against HeartSciences, the HeartSciences Board, Fortitude Seller, Fortitude HoldCo or Fortitude, challenging the adequacy of the transaction disclosures or making other claims in connection with the proposed Transactions. Such lawsuits may be brought by purported shareholders or other interested parties, seeking, among other things, to enjoin the consummation of the proposed Transactions. One of the conditions to the consummation of the proposed Transactions is that no order issued by any governmental authority of competent jurisdiction preventing the consummation of the proposed Transactions or any of the other transactions contemplated in the Merger Agreement shall be in effect, and no applicable law shall have been enacted, entered, promulgated or enforced by any governmental authority or otherwise be in effect that prohibits or makes illegal the consummation of the proposed Transactions or any of the other transactions contemplated in the Merger Agreement. As such, if the plaintiffs in such potential lawsuits are successful in obtaining an injunction prohibiting the defendants from completing the proposed Transactions on the agreed upon terms, then such injunction may prevent the proposed Transactions from becoming effective within the expected timeframe or at all.

HeartSciences has incurred, and will continue to incur, direct and indirect significant costs and expenses as a result of the proposed Transactions.

HeartSciences has incurred, and will continue to incur, significant costs and expenses, including fees for professional services and other transaction costs in connection with the proposed Transactions, for which HeartSciences will receive little or no benefit if the proposed Transactions are not completed. There are a number of factors beyond HeartSciences’ control that could affect the total amount or the timing of these costs and expenses. Many of these fees and costs will be payable by HeartSciences even if the proposed Transactions are not completed and may relate to activities that HeartSciences would not have undertaken other than to complete the proposed Transactions.

HeartSciences or Fortitude Seller may waive one or more of the Closing conditions without re-soliciting shareholder approval.

HeartSciences or Fortitude Seller may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the proposed Transactions. HeartSciences expects to evaluate the materiality of any waiver and its effect on HeartSciences shareholders, in light of the facts and circumstances at the time to determine whether any amendment of this Proxy Statement or any re-solicitation of proxies, approvals or voting cards is required in light of such waiver. Any determination to waive any condition to the proposed Transactions or as to re-soliciting shareholder approval or amending this Proxy Statement as a result of a waiver will be made by HeartSciences or Fortitude Seller, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

HeartSciences may have difficulty attracting, motivating and retaining executives and other employees in light of the proposed Transactions.

Uncertainty about the effect of the proposed Transactions on HeartSciences’ employees may impair its ability to attract, retain and motivate personnel until the proposed Transactions are completed. Employee retention may be particularly challenging during the pendency of the proposed Transactions, as employees may feel uncertain about their future roles with HeartSciences. In addition, HeartSciences may have to provide additional compensation in order to retain employees. If employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of HeartSciences, HeartSciences’ ability to realize the anticipated benefits of the proposed Transactions could be adversely affected.

The business relationships of HeartSciences, Fortitude or the Combined Company may be subject to disruption due to uncertainty associated with the proposed Transactions.

Parties with which HeartSciences or Fortitude do business may experience uncertainty associated with the proposed Transactions, including with respect to current or future business relationships with HeartSciences, Fortitude or the Combined Company, as applicable. HeartSciences’ and Fortitude’s business relationships may be subject to disruption, as customers, distributors, suppliers, vendors, and others may seek to receive confirmation that their existing business relationships with HeartSciences or Fortitude, as the case may be, will not be adversely impacted as a result of the proposed Transactions or attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than HeartSciences, Fortitude or the Combined Company as a result of the proposed Transactions. Any of these disruptions could have a material adverse effect on HeartSciences’, Fortitude’s or the Combined Company’s business, financial condition or results of operations and could also have an adverse effect on HeartSciences’ ability to realize the anticipated benefits of the proposed Transactions.

Combining the businesses of HeartSciences and Fortitude may be more difficult, costly and time-consuming than expected, which may adversely affect the Combined Company’s results and negatively affect the value of the Class A Common Stock following the proposed Transactions.

Following the proposed Transactions, the Combined Company is expected to advance the business strategies of Fortitude as a digital asset mining platform focused on Zcash. HeartSciences’ existing business will continue as a healthcare business division of the Combined Company. HeartSciences and Fortitude have entered into the Merger Agreement because each believes that the proposed Transactions will be beneficial. However, HeartSciences and Fortitude have historically operated as independent companies and will continue to do so until the Closing. Following the Closing, the Combined Company’s management will need to integrate HeartSciences’ and Fortitude’s respective businesses. The combination of two independent businesses is a complex, costly and time-consuming process and the Combined Company’s management may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation, the possibility of faulty assumptions underlying expectations regarding the integration process, including with respect to the intended tax efficient transactions; unanticipated changes in applicable laws and regulations; and unforeseen expenses or delays associated with the proposed Transactions.

Some of these factors will be outside of the control of the Combined Company and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact the business, financial condition and results of operations of the Combined Company.

If the Combined Company is not able to successfully combine the businesses in an efficient, cost-effective and timely manner, the anticipated strategic benefits of the proposed Transactions may not be realized fully, or at all, or may take longer to realize than expected, and the value of the Class A Common Stock, the revenues, levels of expenses and results of operations of the Combined Company may be affected adversely.

Risks Related to the Combined Company

If any of the events described in “Risks Related to HeartSciences” or “Risks Related to Fortitude” occur, those events could cause potential benefits of the proposed Transactions not to be realized.

Following the Closing, the Combined Company will be susceptible to many of the risks described in the sections titled “Risks Related to HeartSciences” and “Risks Related to Fortitude” in this Proxy Statement. Fortitude’s business is expected to constitute most of the business of the Combined Company following the proposed Transactions and therefore the risks described in the section titled “Risks Related to Fortitude” will particularly be among the most significant risks to the Combined Company if the Transactions are consummated. To the extent any of the events in the risks described in those sections occur, the potential benefits of the proposed Transactions may not be realized, the business, results of operations and financial condition of the Combined Company could be adversely affected in a material way and the market price of the Class A Common Stock could decline.

HeartSciences may not meet the initial listing standards of Nasdaq, and as such, there can be no assurance that the Class A Common Stock, including any shares to be issued in connection with the proposed Transactions, will be approved for listing by Nasdaq. Failure of HeartSciences to meet the initial listing requirements of Nasdaq may prevent the Closing of the proposed Transactions. Further, there can be no assurance that the Combined Company will be able to comply with continued listing standards of Nasdaq following the Closing.

As the proposed Transactions are considered by Nasdaq to result in a change of control of the Nasdaq-listed company, HeartSciences, under the new name “Fortitude Mining Group, Inc.” will be required to meet the initial listing standards of Nasdaq in connection with the proposed Transactions to obtain and maintain the listing and continued trading, of the Class A Common Stock on Nasdaq. Nasdaq’s initial listing requirements are more difficult to achieve than the continued listing standards that currently apply to HeartSciences. Accordingly, there can be no assurance that the Nasdaq initial listing standards will be met. If HeartSciences’ application for initial listing has not been approved prior to the Closing and the Closing proceeds, Nasdaq will begin delisting proceedings.

Pursuant to the Merger Agreement, HeartSciences has agreed to use its commercially reasonable efforts to maintain its existing listing on Nasdaq until the Effective Time and obtain approval of the listing of the Combined Company’s Class A Common Stock on Nasdaq at or prior to the Effective Time. If HeartSciences is unable to meet the Nasdaq initial listing standards in connection with the Closing of the proposed Transactions, neither party is obligated to close the proposed Transactions. A failure to obtain Nasdaq listing would likely result in a failure to close the proposed Transactions. Should Nasdaq deny the listing of the Class A Common Stock, it is not anticipated that the Transactions would proceed to Closing even if Nasdaq approves the change of control that will occur as a result of the proposed Transactions.

Also, following the Closing of the proposed Transactions, if the Combined Company is unable to satisfy Nasdaq’s continued listing requirements, Nasdaq may notify the Combined Company that its shares of Class A Common Stock will not continue to be listed on Nasdaq. As reported in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026, HeartSciences’ shareholders’ equity as of April 30, 2026 was approximately $0.2 million, which is below the $2.5 million minimum required by Nasdaq rule 5550(b)(1), and HeartSciences did not meet the alternative compliance standards as of that date. HeartSciences therefore expects to receive a notification from Nasdaq indicating that it is not in compliance with the minimum stockholders’ equity requirement. In addition, the Combined Company is expected have limited public float following the Closing, which could make it more difficult to satisfy Nasdaq’s continued listing standards. Upon a potential delisting from Nasdaq, if the Class A Common Stock is not then eligible for quotation on another market or exchange, trading of the shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it is likely that there would be significantly less liquidity in the trading of the Class A Common Stock, decreases in institutional and other investor demand for the shares, coverage by securities analysts, market making activity and information available concerning trading prices and volume and fewer broker dealers willing to execute trades in the Class A Common Stock. Also, it may be difficult for the Combined Company to raise additional capital if the Class A Common Stock is not listed on a major exchange. The occurrence of any of these events could result in a further decline in the market price of the Class A Common Stock and could have a material adverse effect on the Combined Company.

If, after listing the Class A Common Stock on Nasdaq, the Combined Company fails to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the Class A Common Stock. Such a delisting would likely have significant material adverse consequences, including: a negative effect on the price of the Class A Common Stock; impairment of the shareholders’ ability to sell or purchase Class A Common Stock when they wish to do so; a limited availability of market quotations for the Class A Common Stock; a determination that Class A Common Stock is a “penny stock,” which will require brokers trading in Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Class A Common Stock; a limited amount of analyst coverage and a decreased ability to issue additional securities or obtain additional financing in the future. In the event of a delisting, the Combined Company can provide no assurance that any action taken by the Combined Company to restore compliance with listing requirements would allow the Class A Common Stock to become listed again, stabilize the market price or improve the liquidity of the Class A Common Stock, prevent the Class A Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

There has been no prior public market for Fortitude’s securities and the price of the Class A Common Stock may be volatile or may decline regardless of the Combined Company’s operating performance.

There has been no public market for Fortitude’s securities. Although HeartSciences Common Stock is listed on Nasdaq and HeartSciences will apply to have the Class A Common Stock listed on Nasdaq, an active trading market for the Class A Common Stock may never develop or be sustained following the proposed Transactions. The price that the Class A Common Stock trades at immediately following the proposed Transactions may not necessarily reflect the price at which investors in the market will be willing to buy and sell it on a sustained basis. In addition, an active trading market may not develop following the Closing or, if it is developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of Class A Common Stock at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair the Combined Company’s ability to raise capital by selling securities and may impair the Combined Company’s ability to acquire other businesses or technologies using the Combined Company’s securities as consideration, which, in turn, could materially adversely affect the Combined Company’s business.

The market price of the Class A Common Stock following the proposed Transactions may fluctuate significantly in response to numerous factors, many of which are beyond the Combined Company’s control, including: overall performance of the equity markets; fluctuations in the market prices of Zcash and bitcoin; the Combined Company’s operating performance and the performance of other similar companies; the published opinions and third-party valuations by banking and market analysts; changes in the Combined Company’s projected operating results, if any, that it provides to the public, the Combined Company’s failure to meet these projections or changes in recommendations by securities analysts; regulatory or legal developments; the level of expenses related to operations; the Combined Company’s failure to achieve its goals in the timeframe it announces; announcements of acquisitions, strategic alliances or significant agreements by the Combined Company; recruitment or departure of key personnel; the economy as a whole and market conditions in the Combined Company’s industry; trading activity by shareholders who may own or transact in significant amounts of Class A Common Stock; political uncertainty and/or instability in the United States; and any other factors discussed in this Proxy Statement. In addition, the Combined Company is expected to have a limited public float, which could result in thin trading of its Class A Common Stock and increase the volatility of its market price.

In addition, the equity markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many digital asset mining and cryptocurrency companies. Stock prices of many digital asset mining and cryptocurrency companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In particular, future trading prices in the Class A Common Stock may reflect market dynamics that are not connected to valuation methods commonly associated with operating companies in similar industries or with companies engaged predominantly in passive investments in digital assets or other commodities, such as ETPs. Equity market capitalizations of other such companies are often in excess of stockholders’ equity calculated in accordance with GAAP, and in excess of valuations that might traditionally be expected based on their operating performances, cash flows and net assets. Investors may therefore be unable to assess the value of the Class A Common Stock or evaluate the risks of an investment in the Combined Company using traditional or commonly used enterprise valuation methods. Fortitude and HeartSciences cannot predict how these dynamics may evolve over time, or whether or how long they may last. In the past, shareholders have filed securities class action litigation following periods of market volatility. If the Combined Company were to become involved in securities litigation, it could subject the Combined Company to substantial costs, divert resources and the attention of management from the Combined Company’s business and adversely affect its business, financial condition and results of operations.

The Combined Company’s operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause the Class A Common Stock price to fluctuate or decline.

The Combined Company’s net income and other operating results will be affected by numerous factors, including: the market price of digital assets, including Zcash and Bitcoin; additions and departures of key personnel; strategic decisions by the Combined Company or its competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy and changes in general market and economic conditions. If the Combined Company’s operating results fall below the expectations of investors or securities analysts, the price of Class A Common Stock could decline substantially. Furthermore, any fluctuations in the Combined Company’s operating results may, in turn, cause the price of its stock to fluctuate substantially.

The proposed capital structure of the Combined Company will concentrate indirect voting control with Fortitude Seller, which in turn is and will be wholly-owned and controlled by DCG. As such, DCG will have the ability to control the direction of the Combined Company’s business and significantly influence all matters submitted to shareholders for approval.

Upon completion of the proposed Transactions, and subject to any permitted equity issuances by HeartSciences and Fortitude HoldCo prior to Closing, Fortitude Seller is expected to own approximately 95% of the outstanding voting interests of the Combined Company in the form of Class V Common Stock and Class A Common Stock, and the equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of Class A Common Stock. Accordingly, following the Closing, DCG, as sole stockholder of Fortitude Seller, will be able to control any corporate action that requires a shareholder vote, regardless of the vote of any other shareholder, as beneficial owner of 95% of the outstanding voting interests of the Combined Company.

As a result, DCG will have the ability to control significant corporate activities, including, but not limited to: the election of the Combined Company Board and, through the Combined Company Board, decision-making with respect to the Combined Company’s business direction and policies, including the appointment and removal of its officers; acquisitions or dispositions of businesses or assets, mergers or other business combinations; issuances of shares of the Class A Common Stock; corporate opportunities that may be suitable for the Combined Company; financing activities, including the issuance of debt securities and/or the incurrence of other indebtedness generally; stock repurchases or the payment of one-time or recurring dividends and the number of shares available for issuance under equity incentive plans.

This voting control will limit the ability of other shareholders to influence corporate matters and, as a result, the Combined Company may take actions that shareholders other than DCG do not view as beneficial. This voting control may also discourage or have the effect of delaying, deferring or preventing transactions involving a change of control of the Combined Company, including transactions in which holders of shares of Class A Common Stock might otherwise receive a premium for their shares, even if such events are in the best interests of minority shareholders. Furthermore, this concentration of voting power with DCG may have a negative impact on the price of the Class A Common Stock.

DCG’s interests, and the interests of the DCG executives sitting on the Combined Company Board, may conflict with the interests of the Combined Company and its other shareholders, including with respect to the Combined Company’s commercial relationships with certain related parties.

Various conflicts of interest between the Combined Company and DCG could arise. At and immediately after the Closing, the Combined Company is expected to initially have a nine-member board of directors, including two current HeartSciences Board members, namely Andrew Simpson and David Wells, and seven members designated by DCG, in its capacity as sole stockholder of Fortitude Seller, subject to applicable Nasdaq requirements, including Andrea Childs, Simon Koster, Jason Yacavone, Mark Shifke and Julie Stitzel, several of whom are employees of DCG. Beneficial ownership interests of DCG in the Combined Company’s capital stock and equity or equity-linked interests of certain of the Combined Company’s directors and officers in DCG, could create or appear to create potential conflicts of interest when such individuals are faced with decisions relating to the Combined Company. These could include: corporate opportunities; the impact that operating or capital decisions (including the incurrence of indebtedness or matters related to the DCG Credit Facility) relating to the Combined Company’s business may have on DCG’s consolidated financial statements and/or current or future indebtedness (including related covenants); business combinations involving the Combined Company; the Combined Company’s dividend and stock repurchase policies; management stock ownership and any future intercompany agreements and services between the Combined Company and DCG and/or its affiliates. In addition, DCG currently provides a number of services to Fortitude. Fortitude also currently has or will have commercial relationships with certain related parties, including its participation in mining pools operated by Foundry, an affiliate of Fortitude and a wholly-owned subsidiary of DCG, and its relationship with Grayscale, an affiliate of Fortitude and a wholly-owned subsidiary of DCG, as Fortitude’s proposed digital asset holdings manager in order to help Fortitude manage its liquidity. Potential conflicts of interest could also arise if the Combined Company decides to enter into new commercial arrangements with DCG or its affiliates in the future or in connection with DCG’s desire to enter into new commercial arrangements with third parties. Further, DCG is an active investor in other companies and projects in the digital asset space and such other investments could create or appear to create potential conflicts of interest when such individuals are faced with decisions relating to the Combined Company.

DCG’s interests may not be fully aligned with yours, or the Combined Company’s, which could lead to actions that are not in your, or the Combined Company’s, best interests. Because DCG, via its ownership interests in Fortitude, will hold a majority of its economic interests directly in the Surviving Company rather than through the Combined Company, it may have conflicting interests with holders of shares of Class A Common Stock. For example, DCG may have a different tax position from the Combined Company, which could influence its decisions regarding whether and when the Combined Company should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement expected to be entered into in connection with the Transactions, and whether and when the Combined Company should undergo certain changes of control for purposes of the Tax Receivable Agreement or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to the Combined Company. Pursuant to applicable tax law, if the IRS makes audit adjustments to the Surviving Company’s federal income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Surviving Company. If, as a result of any such audit adjustment, the Surviving Company is required to make payments of taxes, penalties and interest, the Surviving Company’s cash available for distributions to the Combined Company may be substantially reduced.

Furthermore, disputes may arise between the Combined Company and DCG relating to the Combined Company’s business relationships and these potential conflicts of interest may make it more difficult for the Combined Company to favorably resolve such disputes, including those related to: tax, employee benefits, indemnification and other matters arising from the Transactions; the nature, quality and pricing of services DCG has agreed and may agree in the future to provide to the Combined Company; the Combined Company’s participation in Foundry-operated mining pools; Grayscale’s proposed provision of digital asset holdings management services in order to help Fortitude manage its liquidity; the amendment, renewal, termination or replacement of any commercial arrangements with Foundry, Grayscale or other related parties; sales or other disposals by DCG of all or a portion of its ownership interest in the Combined Company and business combinations involving the Combined Company. The Combined Company may not be able to resolve any potential conflicts and even if the Combined Company does, the resolution may be less favorable to the Combined Company than if it were dealing with an unaffiliated third party. Although any related party transactions, including those involving DCG, will be subject to applicable corporate governance standards, policies and procedures, the Combined Company may not have the leverage to negotiate amendments to any agreements with DCG (if required) on terms as favorable to the Combined Company as those the Combined Company would negotiate with an unaffiliated third party.

The multi-class structure of the Combined Company’s capital structure, including DCG’s expected beneficial ownership of a substantial majority of the Combined Company’s voting power, may adversely affect the trading market for Class A Common Stock.

It cannot be predicted whether the Combined Company’s proposed multi-class structure and Up-C structure will result in a lower or more volatile market price for the Class A Common Stock, adverse publicity or other adverse consequences. Following the Closing, the Combined Company’s capital structure will include Class A Common Stock and Class V Common Stock. The Class V Common Stock will have voting rights but no economic rights, will not be listed for trading on any stock exchange and will not be freely transferable. Following the Closing, DCG, as the sole stockholder of Fortitude Seller, is expected to beneficially own approximately 95% of the outstanding voting interests of the Combined Company in the form of Class V Common Stock and Class A Common Stock, while the existing equityholders of HeartSciences are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company in the form of Class A Common Stock. Certain stock index providers exclude or limit the ability of companies with multi-class share structures from being added to certain of their indices. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures or may view the concentration of voting power through a class of common stock that has no direct economic rights, and that is paired with economic interests held through Surviving Company Non-Voting Units, as adversely affecting corporate governance. As a result, the proposed multi-class structure of the Combined Company’s capital structure may make the Combined Company ineligible for inclusion in certain indices and may discourage such indices from selecting the Combined Company for inclusion, may cause stockholder advisory firms to publish negative commentary about its corporate governance practices or otherwise seek to cause the Combined Company to change its capital structure and may result in large institutional investors not purchasing shares of Class A Common Stock. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, any exclusion from certain stock indices could result in less demand for the Class A Common Stock. Any actions or publications by stockholder advisory firms or institutional investors critical of the Combined Company’s corporate governance practices or capital structure could also adversely affect the value of the Class A Common Stock. See “Description of Combined Company Capital Stock” in this Proxy Statement.

The Combined Company will rely on exemptions from certain Nasdaq corporate governance rules for controlled companies.

Upon completion of the Transactions, DCG, the sole stockholder of Fortitude Seller, is expected to beneficially own or control approximately 95% of the Combined Company’s outstanding voting interests. As a result, the Combined Company will be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consists of independent directors;

•        the requirement that its director nominees be selected or recommended for the board of directors’ selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and

•        the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities.

Following the Transactions, the Combined Company intends to rely on these exemptions. Accordingly, for so long as the Combined Company will be a “controlled company” and avail itself of these exemptions, the shareholders would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

The Combined Company expects to need to raise additional capital to support its business plan, including through future sales and issuances of the Class A Common Stock or rights to purchase the Class A Common Stock. Additionally, the Combined Company expects to issue shares of Class A Common Stock pursuant to the Amended and Restated Equity Plan to be approved by the shareholders at the Special Meeting. Any such sale or issuance could result in dilution and could cause the price of the Class A Common Stock to fall.

The Combined Company expects to need to raise significant amounts of additional capital to continue its planned operations and pursue its strategy, and may sell common stock, convertible securities or other equity securities in one or more transactions at prices and amounts and in a manner it determines from time to time in order to do so. These transactions may include raising capital pursuant to HeartSciences’ existing at-the-market program prior to or after the Closing, in connection with a Potential PIPE Investment, after the Closing, or in some other transaction after the Closing. To the extent HeartSciences or the Combined Company raises additional capital by issuing equity securities, its shareholders are likely to experience substantial dilution and some or all of the Combined Company’s financial measures on a per share basis could be reduced. If HeartSciences or the Combined Company sells or issues common stock, convertible securities or other equity securities in more than one transaction, investors are likely to be materially diluted by subsequent sales, and new investors could gain rights superior to existing shareholders. The perception of, including as a result of any announcement or public knowledge of HeartSciences’ or the Combined Company’s intentions, or actual occurrence of, frequent and large capital raising transactions could adversely affect the HeartSciences Common Stock price or the Class A Common Stock price, as the case may be, and increase volatility. Any additional fundraising efforts may also divert the management of Fortitude and/or HeartSciences, or the Combined Company’s management, as the case may be, from their day-to-day activities, which may adversely affect its business. Furthermore, the Combined Company’s ability to raise additional capital may be adversely impacted by global macroeconomic conditions and volatility in the credit and financial markets in the U.S. and worldwide, over which the relevant issuer may have no or little control. Its failure to raise capital as and when needed or on acceptable terms would have a negative impact on its financial condition and its ability to pursue its business strategy.

In addition, the Amended and Restated Equity Plan will authorize the Combined Company Board to grant stock options, restricted stock units and other equity-based awards to its employees, directors and consultants, settled in shares of Class A Common Stock. Issuances pursuant to the Amended and Restated Equity Plan will further dilute shareholders. The number of shares of Class A Common Stock reserved for issuance under the Amended and Restated Equity Plan will increase automatically each year unless the Combined Company Board elects otherwise, and this annual increase is calculated by reference to all outstanding shares of all classes of the Combined Company’s stock, including the non-economic Class V Common Stock, which is expected to represent a substantial majority of the Combined Company’s outstanding shares following the Closing. As a result, the actual number of shares of Class A Common Stock added to the plan each year could be significantly greater than the stated percentage might otherwise suggest. Unless the Combined Company Board elects not to increase the number of shares available for future grant each year, shareholders may experience additional dilution, which could cause the price of the Class A Common Stock to fall.

HeartSciences and Fortitude have a history of operating losses and negative cash flow, so the Combined Company may not be able to achieve or sustain profitability.

HeartSciences and Fortitude have historically recorded operating losses and negative cash flows. For additional details, see the section titled “Risks Related to Fortitude — Risks Related to Fortitude’s Business — Fortitude has a history of operating losses, and may report additional operating losses in the future” in this Proxy Statement and “Item 1A. Risk Factors — Risks Related to Our Financial Condition and Capital Requirements — We have a limited operating history and we have incurred significant operating losses since our inception, and anticipate that we will incur continued losses for the foreseeable future” in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026, filed with the SEC on July 23, 2026.

Following the Closing, the Combined Company’s operating results will be largely determined by the results of operations of Fortitude. The Combined Company expects to continue to incur substantial expenditures following the Closing and it could continue to incur losses and negative operating cash flow for the foreseeable future. There is no assurance that the Combined Company will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain additional financings necessary to support its working capital requirements.

Future sales of a substantial number of shares of the Class A Common Stock by the Combined Company’s shareholders in the public market could cause the Class A Common Stock price to fall.

Future sales of a substantial number of shares of the Class A Common Stock in the public market or the perception that these sales might occur could reduce the market price of the Class A Common Stock and impair the Combined Company’s ability to raise adequate capital through the sale of additional equity securities. HeartSciences and Fortitude are unable to predict what effect, if any, market sales of securities held by significant shareholders, directors or officers of the Combined Company or the availability of these securities for future sale will have on the market price of the Class A Common Stock after the Closing.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and the Combined Company’s management will be required to devote substantial time and resources to compliance matters.

As a publicly-traded company, the Combined Company will incur significant additional legal, accounting and other expenses that Fortitude did not incur as a privately-held company, including costs associated with public company reporting requirements. The obligations of being a public company in the United States require significant expenditures and will place significant demands on the Combined Company’s management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the listing requirements of Nasdaq. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. In addition, the Combined Company expects these rules and regulations to make it more difficult and more expensive for the Combined Company to obtain director and officer liability insurance and the Combined Company may be required to incur substantial costs to maintain the same or similar coverage that Fortitude had as a privately-held company. The Combined Company’s management and other personnel will need to devote a substantial amount of time to ensure that the Combined Company complies with all of these requirements and to keep pace with new regulations, otherwise the Combined Company may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

The rights of HeartSciences’ shareholders following the Closing will be governed by the Proposed Charter.

Pursuant to the Merger Agreement, HeartSciences’ Charter will be amended, subject to HeartSciences shareholders’ approval of the Charter Adoption Proposals, in connection with the proposed Transactions. As a result, the rights of existing HeartSciences shareholders will be governed by the Proposed Charter following the Closing, rather than being governed by HeartSciences’ existing Charter. See the section titled “Proposals 3A-G — The Charter Adoption Proposals” in this Proxy Statement.

HeartSciences and Fortitude Seller do not anticipate that the Combined Company will pay any cash dividends in the foreseeable future.

The current expectation is that the Combined Company will retain its future earnings, if any, to fund the development and growth of the Combined Company’s business. As a result, capital appreciation, if any, of the Class A Common Stock will be shareholders’ sole source of gain, if any, for the foreseeable future.

The Combined Company’s ability to use HeartSciences’ net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation in connection with the proposed Transactions and other ownership changes.

As of April 30, 2026 and April 30, 2025, HeartSciences’ cumulative net operating loss (“NOL”) for federal income tax purposes was approximately $65 million and $58 million, respectively. The net operating loss, subject to limitations, may be available in future tax years to offset taxable income but will begin to expire in year 2028. Under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the “Code”), changes in HeartSciences’ ownership may limit the amount of NOL carryforwards, research and development tax credit carryforwards and other tax attributes that could be utilized annually to reduce its future taxable income or tax liability, if any.

Similar rules may apply under state laws. This limitation would generally apply in the event of a cumulative change in its ownership of more than 50% within a three-year period. Any such limitation may significantly reduce the Combined Company’s ability to utilize HeartSciences’ NOL carryforwards and research and development tax credit carryforwards before they expire. The Closing, together with private placements and other transactions that have occurred since the inception of HeartSciences, is expected to trigger such an ownership change pursuant to Section 382 of the Code. Any such limitation, whether as the result of the proposed Transactions, prior private placements, sales of common stock by existing HeartSciences shareholders or additional sales of Class A Common Stock by the Combined Company after the proposed Transactions, could have a material adverse effect on the Combined Company’s results of operations in future years.

Key members of the Combined Company’s management team will have limited experience managing a public company.

Certain expected executive officers of the Combined Company may have, and other future members of its management team may have, limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. These individuals may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from the Combined Company’s management team and could divert their attention away from the day-to-day management of its business, which could adversely affect the Combined Company’s business, financial condition and results of operations.

The proposed Transactions will result in changes to the HeartSciences Board and the Combined Company will pursue different strategies than HeartSciences pursued independently prior to the Closing.

If HeartSciences and Fortitude complete the proposed Transactions, the composition of the HeartSciences Board will change in accordance with the Merger Agreement. Following the Closing, the Combined Company Board is expected to consist of nine members. Currently, it is anticipated that the Combined Company will advance the business strategies of Fortitude and HeartSciences’ existing business will continue as a healthcare business division of the Combined Company.

If equity research analysts do not publish research or reports or publish unfavorable research or reports, about the Combined Company, its business or its market, its stock price and trading volume could decline.

The trading market for the Class A Common Stock will be influenced by the research and reports that equity research analysts publish about it and the Combined Company’s business. Equity research analysts may elect to not provide research coverage of the Combined Company after the Closing and such lack of research coverage may adversely affect the market price of the Class A Common Stock. In the event it does have equity research analyst coverage, the Combined Company will not have any control over the analysts or the content and opinions included in their reports. The price of the Class A Common Stock could decline if one or more equity research analysts downgrade the stock or issue other unfavorable commentary or research. If one or more equity research analysts cease coverage of the Combined Company or fail to publish reports on it regularly, demand for the Class A Common Stock could decrease, which in turn could cause the Class A Common Stock price or trading volume to decline.

The Combined Company management will have broad discretion in the use of the cash and cash equivalents of the Combined Company and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Management of the Combined Company will have broad discretion over the use of the cash and cash equivalents of the Combined Company. You may not agree with these decisions and the Combined Company’s use of its cash and cash equivalents may not yield any return on your investment. The Combined Company’s management’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and the Combined Company might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence the Combined Company’s decisions on how to use its cash resources.

The Combined Company must maintain effective internal controls over financial reporting, and if the Combined Company is unable to do so, the accuracy and timeliness of the Combined Company’s financial reporting may be adversely affected, which could have a material adverse effect on the Combined Company’s business and stock price.

The Combined Company is expected to continue to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, and therefore will be able to take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. The Combined Company must maintain effective internal control over financial reporting in order to accurately and timely report its results of operations and financial condition. In addition, as a public company, the Sarbanes-Oxley Act requires, among other things, that the Combined Company assess the effectiveness of its disclosure controls and procedures quarterly and the effectiveness of the Combined Company’s internal control over financial reporting at the end of each fiscal year. The rules governing the standards that must be met for the Combined Company management to assess the Combined Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act are complex and require significant documentation, testing and possible remediation. These stringent standards require that the Combined Company’s audit committee be advised and regularly updated on management’s review of internal control over financial reporting.

In connection with the preparation and audits of HeartSciences’ consolidated financial statements for the fiscal year ended April 30, 2026, HeartSciences’ management and its independent registered public accounting firm, Haskell & White LLP, identified several material weaknesses in HeartSciences’ internal controls over financial reporting. The material weaknesses identified are: (i) lack of proper approval processes and review processes and documentation for such reviews; (ii) HeartSciences did not maintain sufficient GAAP and SEC accounting resources commensurate with those required of a public company; and (iii) insufficient number of staff to maintain optimal segregation of duties and levels of oversight. These material weaknesses resulted in adjustments to HeartSciences’ prior year financial statements primarily related to equity accounts, accruals, and inventory and could result in a misstatement of any account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. HeartSciences has taken and continues to take remedial steps to improve its internal controls over financial reporting, which includes establishing a more robust process related to review of complex accounting transactions, preparation of account reconciliations and review of journal entries. HeartSciences’ Chief Financial Officer frequently attends continuing education for updates on accounting policies and procedures. HeartSciences cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. Management is monitoring the effectiveness of these and other processes, procedures and controls and will make any further changes deemed appropriate.

Furthermore, material weaknesses in Fortitude Seller’s internal control over financial reporting continued to exist as of December 31, 2025. In connection with the preparation and audits of Fortitude Seller’s consolidated financial statements for the year ended December 31, 2025, management identified several material weaknesses in Fortitude Seller’s internal controls over financial reporting. The material weaknesses are (i) Fortitude Seller did not effectively design controls over information technology general controls related to user access and system change management and (ii) Fortitude Seller did not properly design or maintain effective controls over the maintenance of information and records surrounding property, plant, and equipment. Fortitude Seller is working to remediate these material weaknesses, and is continuing to take steps to strengthen its internal control over financial reporting. These remediation activities may be costly and time consuming, and there can be no assurance that such efforts will remediate the material weaknesses or that additional weaknesses or deficiencies will not be identified in the future or that there will not be further restatements in the future.

Following the Closing, the Combined Company will need to design, implement and document a comprehensive system of internal controls over financial reporting. HeartSciences’ existing internal controls may not be adequate for the Combined Company, and substantial time and resources may be required to establish, test and maintain the effectiveness of the Combined Company’s internal controls over financial reporting. During this transition period, the Combined Company may identify material weaknesses or other deficiencies in the Combined Company’s internal control over financial reporting. If the Combined Company fails to staff the Combined Company’s accounting, finance and information technology functions adequately or maintain internal control over financial reporting adequate to meet the demands that will be placed upon the Combined Company as a public company, including the requirements of the Sarbanes-Oxley Act, the Combined Company’s business and reputation may be harmed and its stock price may decline.

The Combined Company will continue to be a smaller reporting company. The Combined Company cannot be certain whether the reduced disclosure requirements applicable to smaller reporting companies will make the Class A Common Stock less attractive to investors or otherwise limit the Combined Company’s ability to raise additional funds.

HeartSciences is currently, and the Combined Company will continue to be upon completion of the proposed Transactions, a “smaller reporting company” under applicable securities regulations. A smaller reporting company is a company that, as of the last business day of its most recently completed second fiscal quarter, has an aggregate market value of HeartSciences’ voting stock held by non-affiliates, or public float, of less than $250 million, or has less than $100 million in revenue and less than $700 million in public float. SEC rules provide that companies with a non-affiliate public float of less than $75 million may only sell shares under a Form S-3 shelf registration statement, during any 12-month period, in an amount less than or equal to one-third of the public float. If the Combined Company has a non-affiliate public float of less than $75 million, any offering by the Combined Company under a Form S-3 will be limited to raising an aggregate of one-third of the Combined Company’s public float in any 12-month period. In addition, a smaller reporting company is able to provide simplified executive compensation disclosures in its filings, is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and has certain other reduced disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Reduced disclosure of the Combined Company’s SEC filings due to its status as a smaller reporting company may make it harder for investors to analyze its results of operations and financial prospects.

If the Combined Company fails to effectively manage its growth, its business and operating results could be harmed.

Fortitude has experienced growth in its operations. This growth will place, significant demands on the Combined Company’s management, operational and financial infrastructure. If the Combined Company does not manage its growth effectively, its business could suffer, which could negatively affect its operating results. To effectively manage its growth, the Combined Company must continue to improve its operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could impact the Combined Company’s ability to effectively manage its growth and would in its turn have a material adverse impact on its business and future operating results.

The Class A Common Stock may trade at a substantial premium or discount to the value of the Combined Company’s assets.

Although the Combined Company may have exposure to Zcash, the market price of the Class A Common Stock will reflect many factors unrelated to the spot price of Zcash. These factors would include, among others: its corporate-level expenses; taxes; the timing, size and pricing of equity or debt financings (including at-the-market offerings, equity line financings or convertible securities), equity awards and other sources of dilution; expectations about its future purchases or sales of Zcash; its liquidity and public float; differences in trading hours and market microstructure between the Class A Common Stock and spot markets for Zcash; changes in index inclusion, analyst coverage or investor sentiment toward it as an operating company; its corporate governance, financial reporting, and any actual or perceived operational, custody, technology or regulatory risks specific to the Combined Company; and broader equity-market conditions independent of crypto-asset markets. As a result, the price of the Class A Common Stock may be more or less volatile than the price of Zcash and may not increase or decrease in line with changes in the market price of Zcash. Accordingly, investors could lose all or a substantial part of their investment even if the market price of Zcash does not decline, and may not benefit commensurately from increases in the market price of Zcash.

Unfavorable global economic conditions could adversely affect the Combined Company’s business, financial condition or results of operations.

The Combined Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn could result in a variety of risks to the Combined Company’s business, including, the Combined Company’s ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain the equity markets or lead to price and volume fluctuations in the equity markets that have affected and may continue to affect the market prices of equity securities of digital asset mining and cryptocurrency companies. Any of the foregoing could harm the Combined Company’s business and the Combined Company cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact its business.

If the Combined Company fails to attract and retain management and other key personnel, it may be unable to continue to successfully implement its business plan.

The Combined Company will be highly dependent on its management and key personnel, many of whom have strong technology and/or digital asset mining expertise and industry reputations. The loss of the services of any of these individuals could impede or negatively impact the Combined Company’s business and investment opportunities and its relationships with potential lenders and other capital markets participants and industry personnel. If the Combined Company loses the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and its business could be harmed as a result. The Combined Company might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among its competitors.

Texas law and the Proposed Charter of the Combined Company will contain certain provisions, including structural defenses, that limit the ability of shareholders to take certain actions and could delay or discourage certain transactions that shareholders may consider favorable.

The Proposed Charter to be in effect upon consummation of the proposed Transactions and the TBOC contain provisions that could have the effect of rendering more difficult, delaying or preventing certain transactions that shareholders may consider favorable but the Combined Company Board deems undesirable and therefore depress the trading price of the Class A Common Stock. These provisions could also make it difficult for shareholders to take certain actions, including effecting changes in the management of the Combined Company. Among other things, the Proposed Charter includes provisions regarding, or pursuant to which:

•        the ability of the Combined Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting powers and other rights, without shareholder approval, which could be used to significantly dilute the ownership of a hostile acquirer and may include super voting, special approval, dividend or other rights or preferences superior to the rights of the Class A Common Stock;

•        the limitation of the liability of, and the indemnification of, the Combined Company’s directors and officers;

•        all vacancies of the Combined Company Board, including up to two newly created directorships during the period between any two successive annual meetings of shareholders, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, which prevents shareholders from being able to fill vacancies and newly created directorships on the Combined Company Board (unless, pursuant to the TBOC, a special meeting of the shareholders is called to fill such directorships or vacancies, or if the Combined Company Board elects to wait until the next annual meeting of the shareholders to fill such directorships or vacancies);

•        a special meeting of shareholders may be called only by the Combined Company Board, the chairman of the Combined Company Board, or the Combined Company’s chief executive officer, which could limit or delay the ability of shareholders to force consideration of a proposal or to take action, including the removal of directors;

•        provisions providing that directors of the Combined Company may only be removed for cause and only by the affirmative vote of the holders of a majority of shares present virtually or represented by proxy at the meeting and entitled to vote thereon, except the Class A Director may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock; and

•        the ability of the Combined Company Board to unilaterally amend the bylaws without shareholder approval, which may allow the Combined Company Board to take additional actions that may make it more difficult for shareholders to pursue certain transactions that they may consider favorable but the Combined Company Board deems undesirable.

These provisions, alone or together, could delay or prevent certain transactions and changes in control or changes in the Combined Company Board or management.

Any provision of the Proposed Charter or TBOC that has the effect of delaying or preventing a change of control could limit the opportunity for shareholders to receive a premium for their shares of the Combined Company’s capital stock and could also affect the price that some investors are willing to pay for the Class A Common Stock.

The Combined Company Board has not yet been fully determined.

The composition of the Combined Company Board following completion of the proposed Transactions has not yet been fully determined. Following the completion of the proposed Transactions, the Combined Company is expected to initially have a nine-member board of directors. The initial directors are expected to include two current HeartSciences board members, Andrew Simpson and David Wells, and seven members designated by DCG, in its capacity as sole stockholder of Fortitude Seller, subject to applicable Nasdaq requirements, including Andrea Childs, Simon Koster, Mark Shifke, Jason Yacavone, Julie Stitzel, as well as two additional independent directors who have not yet been identified.

While the remaining directors are expected to be identified prior to the Closing, as of the date of this Proxy Statement, HeartSciences and Fortitude Seller have not finalized the individuals who will fill the two remaining Fortitude Seller-designated board seats, and HeartSciences cannot currently predict the ultimate composition of the Combined Company Board or the perspectives, experience or independence of those directors. In addition, certain aspects of the Combined Company’s corporate governance, including the composition of board committees and determinations of director independence, have not been finalized. The failure to timely identify and appoint qualified directors in satisfaction of applicable Nasdaq listing requirements could adversely affect the Combined Company’s corporate governance following the Transactions.

In addition, although HeartSciences and Fortitude expect that the Combined Company’s Board will appoint a management team at or immediately after the Effective Time, which is expected to include Andrea Childs, current Chief Executive Officer of Fortitude, as Chief Executive Officer of the Combined Company, and Erik Ellingson, current Chief Financial Officer of Fortitude, as Chief Financial Officer of the Combined Company, and the current executive officers of HeartSciences are expected to transition into non-executive roles upon consummation of the Transactions, the Combined Company may be required to recruit additional executives to fill one or more key roles. There can be no assurance that the Combined Company will be able to identify, hire, and retain individuals with the necessary qualifications, experience, and leadership capabilities to serve in these positions on a timely basis, or at all. Any delay in filling key executive position, or the appointment of individuals who are not able to effectively perform in their roles, could disrupt the Combined Company’s operations and adversely affect the Combined Company’s business, financial condition, and results of operations.

The Combined Company’s organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the TRA Parties that will not benefit holders of the Combined Company’s Class A Common Stock to the same extent that it will benefit the TRA Parties.

The Combined Company will enter into the Tax Receivable Agreement with the Surviving Company and the TRA Parties in connection with the completion of the Transactions, which provides for the payment by the Combined Company to the TRA Parties of 85% of the amount of tax benefits, if any, that the Combined Company actually realizes, or in some circumstances is deemed to realize, as a result of (i) Basis Adjustments and (ii) Imputed Interest.

Although the Combined Company will retain 15% of the amount of such tax benefits, this and other aspects of the Combined Company’s organizational structure may adversely impact the future trading market for the Class A Common Stock.

In certain cases, payments under the Tax Receivable Agreement to the TRA Parties may be accelerated or significantly exceed any actual benefits the Combined Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement will generally apply to each of the Combined Company’s taxable years, beginning with the first taxable year ending after the consummation of the Transactions. There is no maximum term for the Tax Receivable Agreement.

However, the Tax Receivable Agreement provides that if (i) the Combined Company materially breaches any of its material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations or other changes of control occur after the consummation of the Transactions, or (iii) the Combined Company elects an early termination of the Tax Receivable Agreement, then the Combined Company’s obligations, or its successor’s obligations, under the Tax Receivable Agreement to make payments will be determined based on certain assumptions, including an assumption that the Combined Company will have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result of the foregoing, the Combined Company would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. Such cash payment to the TRA Parties could be greater than the specified percentage of any actual benefits the Combined Company ultimately realizes in respect of the tax benefits that are subject to the Tax Receivable Agreement.

In these situations, the Combined Company’s obligations under the Tax Receivable Agreement could have a substantial negative impact on the Combined Company’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

There can be no assurance that the Combined Company will be able to fund or finance its obligations under the Tax Receivable Agreement. The Combined Company may need to incur debt to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet its obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise.

The Combined Company will not be reimbursed for any payments made to the TRA Parties under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Combined Company determines, and the IRS, or another tax authority, may challenge all or part of the Basis Adjustments or Imputed Interest (both terms as defined in the Tax Receivable Agreement) the Combined Company claims, as well as other related tax positions it takes, and a court could sustain such challenge.

If the outcome of any such challenge would reasonably be expected to materially and adversely affect the rights and obligations of TRA Parties under the Tax Receivable Agreement, the Combined Company is required to notify the TRA Party Representative of, and keep the TRA Party Representative reasonably informed regarding, the relevant portion of the audit, and to provide the TRA Party Representative a reasonable opportunity to provide information and other input in connection with the conduct of that portion of the audit. The interests of the TRA Parties in any such challenge may differ from or conflict with the Combined Company’s interests and your interests, and the TRA Party Representative’s input regarding any such challenge may reflect interests adverse to the Combined Company’s interests and your interests.

The Combined Company will not be reimbursed for any cash payments previously made to the TRA Parties under the Tax Receivable Agreement in the event that any tax benefits initially claimed by the Combined Company and for which payment has been made to a TRA Party are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, because the net tax benefit payable to a TRA Party for any taxable year is calculated on a cumulative basis, a subsequent disallowance of a previously claimed tax benefit could reduce the cumulative net realized tax benefit used in later years’ calculations and could accordingly reduce or eliminate future tax benefit payments otherwise due to that TRA Party. However, the Combined Company might not determine that it has effectively made an excess cash payment to a TRA Party for a number of years following the initial time of such payment. Moreover, any excess cash payments the Combined Company makes under the Tax Receivable Agreement could be greater than the amount of future cash payments from which the Combined Company would otherwise be permitted to reduce such excess.

The applicable U.S. federal income tax rules for determining applicable tax benefits the Combined Company may claim are complex and factual in nature, and there can be no assurance that the IRS or a court will agree with the Combined Company’s tax reporting positions. As a result, payments could be made under the Tax Receivable Agreement significantly in excess of any actual cash tax savings that the Combined Company realizes in respect of the tax attributes with respect to a TRA Party that are the subject of the Tax Receivable Agreement.

The Tax Sharing Agreement with DCG may require the Combined Company to make payments in respect of combined state and local tax return filings and may affect how certain U.S. federal income tax items are allocated.

In connection with the consummation of the Transactions, the Combined Company and the Surviving Company will enter into a Tax Sharing Agreement with DCG. There may be situations in which the Combined Company and its subsidiaries are required to file combined state and local income tax returns with DCG or certain affiliates of DCG. In such circumstances, the Tax Sharing Agreement governs the preparation of pro forma tax returns, the computation of the tax liability of the Combined Company and its subsidiaries, and the payment mechanics for combined return liabilities.

In addition, the Tax Sharing Agreement addresses the allocation of certain U.S. federal income tax items that are determined by reference to the collective activities of DCG and the Combined Company. The Tax Sharing Agreement imposes cooperation obligations and cost-sharing requirements on the parties with respect to such filings.

The obligations under the Tax Sharing Agreement could result in the Combined Company being required to make payments to or on behalf of DCG in respect of combined state and local tax liabilities, which payments could reduce the cash available for other corporate purposes, including distributions to holders of the Class A Common Stock. Additionally, disputes regarding the computation of tax liabilities under the Tax Sharing Agreement could result in delays in filing or uncertainty regarding the Combined Company’s tax positions. The Tax Sharing Agreement may also limit the Combined Company’s flexibility with respect to certain tax elections and positions to the extent they affect the combined filing obligations with DCG.

Risks Related to the Combined Company’s Organizational Structure

The Combined Company’s principal asset after the completion of the proposed Transactions will be its interest in the Surviving Company, and, as a result, it will depend on distributions from the Surviving Company to pay its taxes and expenses (including payments under the Tax Receivable Agreement). The Surviving Company’s ability to make such distributions may be subject to various limitations and restrictions.

Upon the consummation of the proposed Transactions, the Combined Company will primarily be a holding company and will have no material assets other than its ownership of units in the Surviving Company. As such, the Combined Company will have no independent means of generating revenue or cash flow, and its ability to pay its taxes and operating expenses will be dependent upon the financial results and cash flows of the Surviving Company and its subsidiaries, and distributions the Combined Company receives from the Surviving Company. There can be no assurance the Surviving Company and its subsidiaries will generate sufficient cash flow to distribute funds to the Combined Company or that applicable state law and contractual restrictions, including negative covenants in any applicable debt instruments, will permit such distributions.

The Surviving Company will be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, any taxable income of the Surviving Company will be allocated to holders of units in the Surviving Company, including the Combined Company. Accordingly, the Combined Company will incur income taxes on its allocable share of any net taxable income of the Surviving Company. Under the terms of the A&R LLC Agreement, the Surviving Company will be obligated, subject to various limitations and restrictions, including with respect to any debt agreements of the Combined Company, the Surviving Company or any of the Surviving Company’s subsidiaries, to make tax distributions to holders of units in the Surviving Company, including the Combined Company.

In addition to tax expenses, the Combined Company will also incur expenses related to its operations, including payments under the Tax Receivable Agreement, which could be significant.

The Combined Company intends, as the sole managing member of the Surviving Company, to cause the Surviving Company to make cash distributions to the holders of units therein in an amount sufficient to (i) fund all or part of their tax obligations in respect of taxable income allocated to them and (ii) cover the Combined Company’s operating expenses, including payments under the Tax Receivable Agreement. However, the Surviving Company’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which the Surviving Company is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering the Surviving Company insolvent.

If the Combined Company does not have sufficient funds to pay tax or other liabilities, or to fund its operations (including, if applicable, because of an acceleration of its obligations under the Tax Receivable Agreement), the Combined Company may have to borrow funds, which could materially and adversely affect its liquidity and financial condition, and subject the Combined Company to various restrictions imposed by any lenders of such funds. To the extent the Combined Company is unable to make timely payments under the Tax Receivable Agreement for any reason, such payments generally will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period (three months) may constitute a material breach of a material obligation under the Tax Receivable Agreement resulting in the acceleration of payments due under the Tax Receivable Agreement. In addition, if the Surviving Company does not have sufficient funds to make distributions, the Combined Company’s ability to declare and pay cash dividends will also be restricted or impaired, although the Combined Company does not anticipate declaring or paying any cash dividends on the Class A Common Stock in the foreseeable future.

Tax distributions from the Surviving Company may exceed the Combined Company’s actual tax liabilities, and the Combined Company Board will determine the appropriate uses for any excess cash, which may include the payment of obligations under the Tax Receivable Agreement. The Combined Company will have no obligation to distribute such excess cash to its shareholders.

Under the A&R LLC Agreement, the Combined Company intends to cause the Surviving Company, from time to time, to make distributions in cash to the holders of units therein (including the Combined Company) in amounts sufficient to cover the taxes imposed on their allocable share of taxable income of the Surviving Company. As a result of (i) potential differences in the amount of net taxable income allocable to the Combined Company and to the other holders of units in the Surviving Company and (ii) certain tax benefits covered by, and payments under, the Tax Receivable Agreement, these tax distributions may be in amounts that exceed the Combined Company’s actual tax liabilities.

The Combined Company Board will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, the payment of obligations under the Tax Receivable Agreement and the payment of other expenses. The Combined Company will have no obligation to distribute such cash (or other available cash) to its shareholders.

No adjustments to the exchange ratio for Surviving Company Non-Voting Units and corresponding shares of the Combined Company’s Class V Common Stock for the Combined Company’s Class A Common Stock will be made as a result of any cash dividend or distribution by the Surviving Company to the Combined Company that is retained by the Combined Company, or any other retention of cash by the Combined Company. As a result, Fortitude Seller (as a holder of Surviving Company Non-Voting Units) may benefit from value, if any, attributable to such cash balances if it acquires shares of Class A Common Stock in exchange for its Surviving Company Non-Voting Units, notwithstanding that Fortitude Seller may have participated previously as a holder of Surviving Company Non-Voting Units in distributions that resulted in such excess cash balances to us. To the extent the Combined Company does not distribute such excess cash as dividends on the Class A Common Stock, the Combined Company may take other actions with respect to such excess cash, for example, holding such excess cash, or lending or contributing it (or a portion thereof) to the Surviving Company, which may result in shares of the Class A Common Stock increasing in value relative to the value of Surviving Company Non-Voting Units.

The Tax Receivable Agreement with the Surviving Company and the TRA Parties requires the Combined Company to make cash payments to the TRA Parties in respect of certain tax benefits to which the Combined Company may become entitled, and HeartSciences and Fortitude Seller expect that such payments could be substantial.

In connection with the consummation of the Transactions, the Combined Company will enter into a Tax Receivable Agreement with the Surviving Company and the TRA Parties, including Fortitude Seller as the current sole equityholder of Fortitude HoldCo (the “Initial TRA Party”). Under the Tax Receivable Agreement, the Combined Company is required to make cash payments to the TRA Parties equal to 85% of the tax benefits, if any, that the Combined Company actually realizes, or in certain circumstances is deemed to realize, as a result of (i) Basis Adjustments and (ii) Imputed Interest. The Combined Company is required to make such payments to the TRA Parties even if all of the TRA Parties were to exchange or redeem their remaining Surviving Company Non-Voting Units.

The payment obligations under the Tax Receivable Agreement are an obligation of the Combined Company and not of the Surviving Company. HeartSciences and Fortitude Seller expect that the amount of the cash payments the Combined Company will be required to make under the Tax Receivable Agreement could be substantial. Any payments made by the Combined Company to the TRA Parties under the Tax Receivable Agreement will not be available for reinvestment in the Combined Company’s business and will generally reduce the amount of overall cash flow that might have otherwise been available to it.

To the extent that the Combined Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid by the Combined Company; provided, however, that nonpayment for a specified period (three months) may constitute a material breach of a material obligation under the Tax Receivable Agreement resulting in the acceleration of payments due under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are not conditioned upon continued ownership of Surviving Company Non-Voting Units by the exchanging TRA Parties. The Tax Receivable Agreement has no maximum term.

Furthermore, if the Combined Company experiences a change of control (as defined under the Tax Receivable Agreement, which includes (i) an acquisition of more than 50% of the voting power, (ii) a board majority change, (iii) certain mergers, consolidations or asset sales, or (iv) a complete liquidation), the Combined Company would be obligated to make an immediate payment, and such payment may be significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the payment relates. This payment obligation could (i) make the Combined Company a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement, and (ii) result in holders of the Class A Common Stock receiving substantially less consideration in connection with a change of control transaction than they would receive in the absence of such obligation. Accordingly, the TRA Parties’ interests may conflict with those of the holders of the Class A Common Stock.

Assuming no material changes in the relevant tax laws and that the Combined Company earns sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that there will be tax savings associated with all exchanges of Surviving Company Non-Voting Units by the TRA Parties pursuant to the A&R LLC Agreement. Under such scenario, assuming future payments are made on the date each relevant tax return is due, without extensions, the Combined Company would be required to pay approximately 85% of such amount to the TRA Parties. The actual Basis Adjustments and the actual utilization of any resulting tax benefits, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including: the timing of exchanges by the TRA Parties; the price of shares of the Class A Common Stock at the time of the exchange; the extent to which such exchanges are taxable; the amount of gain recognized by such TRA Parties; the amount and timing of the taxable income allocated to the Combined Company or otherwise generated by it in the future; the portion of the Combined Company’s payments under the Tax Receivable Agreement constituting Imputed Interest; and the federal and state tax rates then applicable.

The acceleration of payments under the Tax Receivable Agreement in the case of certain changes of control may impair the Combined Company’s ability to consummate change of control transactions or negatively impact the value received by owners of the Class A Common Stock.

The Tax Receivable Agreement provides that upon certain a change of control (as defined under the Tax Receivable Agreement, which includes (i) an acquisition of more than 50% of the voting power, (ii) a board majority change, (iii) certain mergers, consolidations or asset sales, or (iv) a complete liquidation), the Combined Company’s (or its successor’s) obligations with respect to the Tax Receivable Agreement would be based on certain assumptions, including that it (or its successor) would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. Consequently, it is possible, in these circumstances, that the actual cash tax savings realized by the Combined Company may be significantly less than the corresponding tax benefit payments under the Tax Receivable Agreement. The Combined Company’s accelerated payment obligations and/or assumptions adopted under the Tax Receivable Agreement in the case of a change of control may impair its ability to consummate change of control transactions or negatively impact the value received by owners of the Class A Common Stock in a change of control transaction.

Risks Related to the Proposed Reverse Stock Split

The proposed reverse stock split may not increase HeartSciences’ or the Combined Company’s stock price over the long-term. The proposed reverse stock split may not result in a proportionate increase in the price of HeartSciences Common Stock or Class A Common Stock and HeartSciences or the Combined Company may be unable to comply with the Nasdaq listing requirements, as applicable.

The principal purpose of the proposed reverse stock split is to increase the per-share market price of HeartSciences Common Stock above the minimum bid price requirement under the Nasdaq initial listing rules so that the listing on Nasdaq of the Combined Company’s Class A Common Stock will be approved. However, the effect of the reverse stock split on the market price of HeartSciences Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. Accordingly, it cannot be assured that the proposed reverse stock split will accomplish this objective at all or for any meaningful period of time. While it is expected that the reduction in the number of outstanding shares of HeartSciences Common Stock will proportionally increase the market price of HeartSciences Common Stock, it cannot be assured that the proposed reverse stock split will increase the market price of HeartSciences Common Stock by a multiple of the proposed reverse stock split ratio chosen by the HeartSciences Board so that the Combined Company will be able to comply with the applicable Nasdaq listing requirements, or result in any permanent or sustained increase in the market price of HeartSciences Common Stock, which is dependent upon many factors, including HeartSciences’ business and financial performance, general market conditions, and prospects for future success. It is not uncommon for the market capitalization of a company’s common stock to decline in the period following a reverse stock split. If the market price of HeartSciences Common Stock declines following the implementation of the proposed reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. Further, the proposed reverse stock split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause the Combined Company to be noncompliant with another Nasdaq rule requiring that it has at least 300 round lot holders. Further, while the price of HeartSciences Common Stock might meet the initial listing requirements for Nasdaq initially, it cannot be assured that it will continue to meet Nasdaq’s continued listing requirements in the future.

If HeartSciences is unable meet the minimum bid price requirement or other requirements under Nasdaq rules, the Combined Company’s Class A Common Stock will not be approved for listing on Nasdaq, which in turn would cause the Closing not to occur. This could have a material adverse effect on HeartSciences’ liquidity and an investment in HeartSciences, and impose additional hardships on investors seeking to sell their HeartSciences Common Stock.

The proposed reverse stock split may decrease the liquidity of HeartSciences Common Stock and/or the Class A Common Stock.

Although the HeartSciences Board believes that the anticipated increase in the market price of HeartSciences Common Stock could encourage interest in HeartSciences Common Stock and possibly promote greater liquidity for its shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the proposed reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for HeartSciences Common Stock and the Class A Common Stock.

The proposed reverse stock split may lead to a decrease in HeartSciences’ and/or the Combined Company’s overall market capitalization.

Should the market price of HeartSciences Common Stock decline after the proposed reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the proposed reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in HeartSciences’ overall market capitalization. If the per share market price does not increase in proportion to the proposed reverse stock split ratio, then the value of the HeartSciences, and, consequently, the Combined Company, as measured by its stock capitalization, could be reduced. In some cases, the per-share stock price of companies that have effected a reverse stock split subsequently declined back to pre-reverse stock split levels, and accordingly, it cannot be assured that the total market value of HeartSciences Common Stock will remain the same after the proposed reverse stock split is effected, or that the proposed reverse stock split will not have an adverse effect on HeartSciences’ stock price due to the reduced number of shares outstanding after the proposed reverse stock split.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held on [____], [____], 2026 at [____] [a.m./p.m.] Eastern Time, virtually via the Internet at [____], unless postponed or adjourned to a later date. HeartSciences is sending this Proxy Statement to its shareholders in connection with the solicitation of proxies by the HeartSciences Board for use at the Special Meeting and any adjournments or postponements of the Special Meeting. This Proxy Statement is first being furnished to HeartSciences shareholders on or about [____], 2026.

Purposes of the Special Meeting

The purpose of the Special Meeting is to consider and vote upon the following Proposals:

1.      The Combination Proposal (Proposal 1) — To approve the Merger Agreement and the Transactions pursuant to the TBOC. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A, and a copy of the Merger Agreement Amendment is attached to this Proxy Statement as Annex I.

2.      The Nasdaq Proposal (Proposal 2) — To approve (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b).

3.      The Charter Adoption Proposals (Proposals 3A-G) — To approve and adopt the following proposals regarding the amendments to the Amended and Restated Certificate of Formation of HeartSciences set forth in the Second Amended and Restated Certificate of Formation of HeartSciences the form of which is attached to this Proxy Statement as Annex B:

•        Proposal 3A:    to change the name of HeartSciences to “Fortitude Mining Group, Inc.”;

•        Proposal 3B:    to change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share;

•        Proposal 3C:    to designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences Common Stock as Class A Common Stock;

•        Proposal 3D:    to establish the terms of the Class V Common Stock and designate [____] shares of HeartSciences Common Stock as Class V Common Stock;

•        Proposal 3E:    to grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the board of directors of HeartSciences as the “Class A Director”;

•        Proposal 3F:    to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting; and

•        Proposal 3G:    to provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences.

4.      The Reverse Stock Split Proposal (Proposal 4) — To approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences Board, a reverse stock split of issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive, in the form attached to the accompanying proxy statement as Annex H.

5.      The Plan Amendment Proposal (Proposal 5) — To approve the amendment and restatement of HeartSciences’ equity incentive plan, in the form attached to the accompanying Proxy Statement as Annex C.

6.      The Adjournment Proposal (Proposal 6) — To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the Proposals presented for a vote at the Special Meeting.

HeartSciences Board Recommendation

After careful consideration, the HeartSciences Board determined unanimously that each of the Proposals is fair to and in the best interests of HeartSciences and its shareholders. The HeartSciences Board has approved and declared advisable and unanimously recommends that you vote or give instructions to vote “FOR” each of these Proposals.

Record Date and Voting Power

Only holders of HeartSciences Common Stock and the Series C Preferred Stock, as of the close of business on [___], 2026, the Record Date, are entitled to notice of and to vote at the Special Meeting.

As of the Record Date, there were [___] shares of HeartSciences Common Stock issued and outstanding and entitled to vote and [___] shares of HeartSciences Common Stock entitled to vote issuable upon the conversion of [___] shares of Series C Preferred Stock issued and outstanding. The holders of the Series C Preferred Stock shall vote together with the holders of Common Stock at the Special Meeting, or at any adjournment or postponement thereof, as a single class and on an as converted to HeartSciences Common Stock basis. Each outstanding share of HeartSciences Common Stock will be entitled to one vote on each of the Proposals presented at the Special Meeting, or at any adjournment or postponement thereof

Voting and Revocation of Proxies

This Proxy Statement is solicited on behalf of the HeartSciences Board for use at the Special Meeting.

If your shares are registered directly in your name with HeartSciences’ transfer agent, Equiniti, you are, with respect to those shares, the shareholder of record or “record holder.” As the record holder, you have the right to grant your voting proxy directly to HeartSciences or to vote virtually at the Special Meeting, or at any adjournment or postponement thereof. HeartSciences has enclosed or sent a proxy card for you to use. You may also vote by mail, over the internet or by telephone.

If your shares are held in a brokerage account or bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote or to vote virtually at the Special Meeting, or at any adjournment or postponement thereof. However, since you are not a record holder, you may not vote these shares virtually at the Special Meeting, or at any adjournment or postponement thereof, unless you obtain a “legal proxy” from your nominee (who is the record holder), giving you the right to vote the shares. If you do not wish to vote virtually, you may vote by mail, or by telephone

The procedures for voting are as follows:

•        If on the Record Date you are a registered shareholder of HeartSciences Common Stock or a holder of Series C Preferred Stock, meaning that you hold your shares through an account with HeartSciences’ transfer agent, Equiniti, and you wish to vote prior to the Special Meeting, or at any adjournment or postponement thereof, you may vote over the Internet, by mail or virtually at the Special Meeting:

•        Over the Internet.    Go to the website of HeartSciences’ tabulator, Equiniti, at [____]. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on [____], 2026, the day prior to the Special Meeting, for your proxy to be valid and your vote to count.

•        By Mail.     Complete and sign your proxy card and mail it to Equiniti Trust Company, LLC, ATTN: Proxy Dept., 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120, in the postage prepaid envelope HeartSciences provided. Equiniti must receive the proxy card not later than [____], 2026, the day before the Special Meeting, for your proxy to be valid and your vote to count.

•        Online.    If you attend the Special Meeting, or at any adjournment or postponement thereof, you may vote online by visiting [____] and entering password, [____]. Please have your [11]-digit control number to join the Special Meeting. HeartSciences recommends logging in a few minutes before [____] [a.m./p.m.] Eastern time on [____], 2026 to ensure you are logged in when the Special Meeting starts.

•        By Telephone.    Call toll-free [____] ([____]) in the United States or [____] from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

•        If on the Record Date your shares are held in street name, the proxy materials are being forwarded to you by or on behalf of your bank, broker or other nominee. If you received the proxy materials directly from Broadridge, follow the instructions above for shareholders of record. If you received the proxy materials from your bank, broker or other nominee, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. If you would like to vote virtually at the Special Meeting, or at any adjournment or postponement thereof, contact your bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting, or at any adjournment or postponement thereof, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of HeartSciences stock and a form of personal identification. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name virtually at the Special Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

If you are the shareholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of the HeartSciences Board. If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of Common Stock with respect to “routine” items but not with respect to “non-routine” items. All of the Proposals, except the Adjournment Proposal, are considered non-routine items.

If you are a shareholder of record of HeartSciences and you have not executed a HeartSciences Support Agreement, you may revoke your proxy and change your vote at any time before the proxy is exercised. Record holders may change their vote by:

•        a timely, valid, later dated proxy;

•        a timely written notice of revocation submitted to HeartSciences’ Office Manager at our principal executive offices at 550 Reserve Street, Suite 360, Southlake, TX 76092, Attention: Gene Gephart; or

•        You may attend the virtual Special Meeting or at any adjournment or postponement thereof and vote online. Simply virtually attending the Special Meeting will not, by itself, revoke your proxy.

Beneficial owners may change their vote by complying with the instructions on their voting instruction cards.

Required Vote

The approval of the Combination Proposal (Proposal 1), the Charter Adoption Proposals (Proposals 3A-G) and the Reverse Stock Split Proposal (Proposal 4) require the affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock as of the Record Date, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting. The approval of each of the Nasdaq Proposal (Proposal 2), Plan Amendment Proposal (Proposal 5) and Adjournment Proposal (Proposal 6) require a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock as of the Record Date, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, pursuant to which such shareholders have, among other things, agreed to vote in favor of the foregoing Proposals at the Special Meeting (or any adjournment or postponement thereof), subject to the terms of such agreements. These Support Agreements will terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms.

Solicitation of Proxies

In addition to solicitation by mail, HeartSciences, Fortitude Seller, Fortitude HoldCo, Fortitude and their respective directors and executive officers, and certain executive officers of DCG may solicit proxies from HeartSciences shareholders by personal interview, telephone, email, fax or otherwise. HeartSciences will pay all of the costs of printing and filing this Proxy Statement and proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of HeartSciences Common Stock for the forwarding of solicitation materials to the beneficial owners of HeartSciences Common Stock. HeartSciences will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

HeartSciences has retained Okapi Partners LLC to assist it in soliciting proxies using the means referred to above. HeartSciences will pay the fees of Okapi Partners LLC, which HeartSciences expects to be approximately $20,000, plus the reimbursement of reasonable out-of-pocket expenses.

Other Matters

As of the date of this Proxy Statement, the HeartSciences Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE TRANSACTIONS

This section and the section entitled “The Merger Agreement” beginning on page 99 of this Proxy Statement describe the material aspects of the Transactions, including the Merger Agreement. While HeartSciences believes that this description covers the material terms of the Transactions and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire Proxy Statement, including the Merger Agreement, which is attached as Annex A to this Proxy Statement, the Merger Agreement Amendment, which is attached as Annex I to this Proxy Statement, and the other documents to which HeartSciences has referred to or incorporated by reference herein. For a more detailed description of where you can find those other documents, please see the section entitled “Where You Can Find More Information” beginning on page 192 of this Proxy Statement.

Background of the Transactions

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the HeartSciences Board, members of HeartSciences management or HeartSciences’ representatives and other parties.

The terms of the Merger Agreement are the result of arm’s-length negotiations between the HeartSciences Board and management team, the Fortitude Seller Board and Fortitude management team, and certain members of the DCG management team, along with their respective advisors. The following is a summary of the events leading up to the decision by the HeartSciences Board to explore strategic alternatives, the process undertaken by the HeartSciences Board and its management team to evaluate the opportunity to pursue a transaction with Fortitude Seller, and the negotiation of the Merger Agreement. The following chronology does not catalogue every conversation among the respective parties, their boards of directors and management, their respective representatives or other parties. This discussion of the Transactions is qualified by reference to the Merger Agreement and the Merger Agreement Amendment, copies of which is attached as Annex A and Annex I, respectively, to this Proxy Statement. You should read the entire Merger Agreement carefully because it is the legal document that governs the Transactions.

HeartSciences completed its initial public offering and listed on Nasdaq in June 2022. Since that time, other than short-term increases that were not sustained, HeartSciences’ stock price has experienced consistent downward pressure. This has occurred despite strategic progress and significant investment in its business, including the licensing of intellectual property from the Icahn School of Medicine at Mount Sinai, New York in late 2023, the launch of MyoVista Insights™ in mid-2025 and the subsequent announcement of commercial customers, the submission of the MyoVista® wavECG™ to the FDA in late 2025 and the announcement of multiple new patent grants.

Throughout much of its time as a public company, HeartSciences has been required to address deficiencies under Nasdaq’s continued listing standards. HeartSciences received a deficiency notice with respect to the minimum shareholders’ equity requirement in December 2022, which was remedied in November 2023, and a further shareholders’ equity deficiency notice in March 2025, which was remedied on September 16, 2025. HeartSciences was also subject to a minimum bid price deficiency in August 2023 after its stock price had fallen below $1.00 for the relevant 30-trading day trading period, which was remedied by means of a 1-for-100 reverse stock split effected on May 17, 2024, which was required to maintain HeartSciences’ Nasdaq listing after its stock price had also fallen below $0.10 for the relevant 10-trading day trading period. In addition, HeartSciences’ Annual Report on Form 10-K filed on July 23, 2026 discloses that HeartSciences is again deficient with respect to Nasdaq’s minimum shareholders’ equity requirement. HeartSciences intends to submit a compliance plan to Nasdaq to regain compliance with this requirement, as it is anticipated that the shortfall in shareholders’ equity will be resolved upon consummation of the Transactions. Throughout this period, HeartSciences’ market capitalization has not approached the $35 million continued listing standard that would cause the minimum shareholders’ equity requirement to be disapplied under Nasdaq’s continued listing standards.

Maintaining compliance with Nasdaq’s continued listing standards has been a constant challenge for HeartSciences, requiring increasingly dilutive share issuances as its stock price declined. HeartSciences filed numerous registration statements during this period but was unable to raise significant capital other than at what would have been a significant discount to prevailing market prices. The HeartSciences Board sought to use non-dilutive capital in the form of loans in order to provide time for HeartSciences’ stock price to respond to operational progress, but to no avail. For most of its time as a public company, HeartSciences has lacked the cash runway necessary to make long-term strategic and operational decisions and has frequently been required to operate in a manner that minimized cash burn, which has been disruptive to operational progress and unsettling for the employees who are critical to HeartSciences’

continued progress. As of the date of the Merger Agreement, HeartSciences had approximately $4.5 million of outstanding indebtedness, the majority of which is due within one year (including significant monthly redemption requirements coming into effect in the short-term), and the closing price of HeartSciences’ stock on June 22, 2026, the day before the announcement of the Transactions, was $1.77. In January 2026, Nasdaq proposed the now-effective rule change that introduced a minimum continued listing requirement of market value of $5 million for Nasdaq listed securities (“MVLS”) that HeartSciences may have difficulty complying with in the near future due to HeartSciences’ current market capitalization, absent a transformative transaction. Because HeartSciences’ MVLS had been below $10 million for a considerable period, this rule change represented and continues to represent a significant additional risk to HeartSciences that could potentially result in HeartSciences being delisted from trading on Nasdaq in the future, which was a further factor supporting HeartSciences’ management’s recommendation and the HeartSciences Board’s decision to pursue the Transactions.

On January 30, 2025, the HeartSciences Board met and undertook a full review of HeartSciences’ strategy and of the financial requirements for it to succeed in its commercialization plans as an independent entity. The HeartSciences Board determined that those financial requirements would be significantly greater than the amounts historically available to HeartSciences and, accordingly, while the HeartSciences Board agreed on a strategic plan to build a significant independent business, it recognized that the associated funding challenges would be meaningful. Although the HeartSciences Board did not make a formal determination that HeartSciences must execute on a strategic alternative in order to remain viable, the HeartSciences Board recognized that viable strategic opportunities should be evaluated.

Over a number of years, members of HeartSciences’ management team had met with, or discussed potential collaborations with, a number of industry participants. It was evident from those discussions that, in order to be an attractive target for a mainstream healthcare industry counterparty, HeartSciences would need to demonstrate revenue generation and commercial adoption and, accordingly, that at this stage of HeartSciences’ development, a strategic alternative was more likely to come from outside of the mainstream healthcare industry.

During 2025, Andrew Simpson, HeartSciences’ Chief Executive Officer, was introduced to a number of potential counterparties for a material strategic transaction, which did not yet include Fortitude, certain of which the HeartSciences Board evaluated in detail. As a result of these introductions, during the second half of 2025, HeartSciences entered into confidentiality agreements with five potential counterparties, received three letters of intent, of which HeartSciences entered into two, and received inbound interest from a number of potential counterparties. In each case, the HeartSciences Board ultimately concluded that the potential transaction would not be appropriate for HeartSciences or in the best interests of its shareholders due to a number of factors including: (i) lack of value for HeartSciences shareholders; (ii) lack of closing certainty; (iii) lack of certainty for the go-forward business, including due to capital needs of the counterparty; and (iv) lack of alignment on the future of the HeartSciences business.

HeartSciences was introduced to the Fortitude management team and certain members of the DCG management team in late November 2025 by Cantor Fitzgerald. On November 26, 2025, Mr. Simpson, the Fortitude management team and certain members of the DCG management team held an initial discussion via teleconference regarding a potential business combination transaction between Fortitude and HeartSciences.

During November and December 2025, Mr. Simpson held preliminary discussions with a number of other counterparties regarding potential strategic transactions or funding alternatives and entered into confidentiality agreements with certain of those counterparties. On December 1, 2025, HeartSciences and Fortitude entered into a mutual confidentiality agreement to facilitate the exchange of confidential information between the parties. The confidentiality agreement did not include a standstill provision. In connection therewith, the parties exchanged preliminary information regarding their respective businesses, including details of HeartSciences’ fully diluted share capitalization.

During December 2025, Mr. Simpson continued to hold discussions with other prospective transaction counterparties, investment banks and advisers regarding potential strategic transactions and also held discussions with potential financing sources regarding various funding alternatives.

On December 9, 2025, the HeartSciences Board held a meeting at which it discussed the status of the various discussions that had taken place, including the potential transaction with Fortitude. The HeartSciences Board directed Mr. Simpson to continue to explore options and to continue discussions with Fortitude.

On December 19, 2025, a representative of Fortitude sent to Mr. Simpson a draft non-binding indication of interest (the “December 19 LOI”) outlining the key terms of a potential reverse takeover transaction between HeartSciences and Fortitude. Among other things, the December 19 LOI contemplated that: (i) the existing HeartSciences’ shareholders would retain 5% of the outstanding equity interests in the Combined Company; (ii) DCG, as the current sole stockholder of Fortitude Seller, would hold 95% of the outstanding equity interests in the Combined Company ((i) and (ii) together, the “Equity Split”); (iii) the management and board of directors of the Combined Company would be selected by Fortitude; (iv) the parties would discuss in good faith the negotiation and execution of employment and/or retention agreements with certain key members of the HeartSciences’ management team with the intent of retaining key management to operate the existing HeartSciences’ business as part of the Combined Company; (v) other investors may potentially participate alongside DCG in a private placement or similar equity financing of the Combined Company (the “Potential PIPE Financing”) to support the Combined Company’s growth post-Closing; (vi) HeartSciences would agree to exclusivity for a limited period of time for the parties to negotiate and execute a definitive agreement; and (vii) as the significantly smaller of the two parties and operations, any combination would likely result in HeartSciences’ management ceding operational control of the Combined Company to the Fortitude management team.

During the remainder of December 2025, Mr. Simpson and representatives of Fortitude continued discussions and the negotiation of the terms of the letter of intent. Throughout this period, Mr. Simpson maintained a regular dialogue with representatives of HeartSciences’ outside counsel, Foley Shechter Ablovatskiy LLP (“FSA”), regarding the letter of intent and held several calls with other members of the HeartSciences Board to provide updates and obtain the benefit of their input on the letter of intent.

On December 22, 2025, a meeting of the HeartSciences Board was held to consider the potential transaction with Fortitude, during which the HeartSciences Board discussed the terms proposed in the December 19 LOI, including the Equity Split. The HeartSciences Board considered that entering into a letter of intent with Fortitude represented the best strategic alternative available to HeartSciences for a number of reasons, including: (i) Fortitude is an operating company with substantial operations and a significant market position in its field, with a strong management team; (ii) Fortitude has a parent company with substantial resources and a likely ability to raise substantial funds over time; (iii) Fortitude’s willingness to provide funding for HeartSciences’ existing business; (iv) Fortitude’s willingness to provide the Cost Reimbursement Allowance; and (v) the Equity Split, which the HeartSciences Board considered favorable to HeartSciences shareholders given the comparative size of the two companies. The HeartSciences Board unanimously authorized the continuation of discussions with Fortitude and DCG and the entry into a letter of intent with Fortitude, to be negotiated so as to obtain the best transaction terms for HeartSciences and its shareholders, subject to certain negotiating parameters, including with respect to HeartSciences’ ability to raise capital during the period between the signing of any definitive Merger Agreement and the closing of the potential transaction, and the HeartSciences Board directed Mr. Simpson to proceed with discussions with Fortitude and DCG.

On December 23, 2025, Mr. Simpson sent to the Fortitude management team a revised draft LOI (the “December 23 LOI”) which included that (A) Fortitude would reimburse HeartSciences for any reasonable out-of-pocket expenses, fees and costs incurred in connection with the negotiation and preparation of the definitive agreement with respect to the proposed transaction up to a maximum of $100,000 in the aggregate (such amount determined in light of the parties’ expectations that Fortitude’s outside legal counsel would handle a significant amount of the drafting of the transaction documents) in the event that the parties failed to enter into a definitive agreement prior to the end of the exclusivity period (the “Cost Reimbursement Allowance”), and (B) a termination fee would be payable to HeartSciences by Fortitude in the event that Fortitude terminated the definitive agreement for the proposed transaction, subject to certain exceptions (the “HeartSciences Termination Fee”).

Between December 27, 2025 and January 6, 2026, Mr. Simpson, members of Fortitude’s management team, and representatives of FSA held a number of calls and exchanged several revised drafts of letter of intent. The discussions and revised drafts primarily related to the Equity Split and the dilutive effect of certain potential equity issuances by HeartSciences on the parties’ pro forma ownership percentages.

On January 6, 2026, in reliance on the authorization provided by the HeartSciences Board at its December 22, 2025 meeting, the HeartSciences management team executed the letter of intent with Fortitude (the “January 6 LOI”), which provided for an exclusivity period restricting HeartSciences’ ability to engage with any other third parties regarding a potential strategic transaction for 60 days after such date (the “Initial Exclusivity Period”), subject to automatic extension for an additional 15 days if the parties continued to negotiate in good faith (the “Initial Extended Exclusivity Period”).

On January 8, 2026, the Fortitude management team and representatives of FSA and DCG’s and Fortitude Seller’s outside legal counsel, Ropes & Gray LLP (“Ropes & Gray”) held a meeting via videoconference to discuss the process for negotiating definitive documentation and the expected transaction timeline, the need for approvals by HeartSciences’ shareholders, certain board and governance matters and due diligence to be conducted by each of HeartSciences and Fortitude, among other issues.

On January 15, 2026, HeartSciences provided representatives of Fortitude, DCG and Ropes & Gray with access to a virtual data room containing certain non-public information about HeartSciences. From January 15, 2026 until the signing of the Merger Agreement, representatives of Fortitude, DCG and Ropes & Gray conducted due diligence with respect to HeartSciences.

On January 20, 2026, Mr. Simpson attended a meeting, held at DCG’s Connecticut office, with members of Fortitude’s and DCG’s management teams and representatives of a potential financial advisor to Fortitude present, at which the parties discussed process for the transaction and during which Mr. Simpson provided further information relating to HeartSciences’ due diligence materials, and in particular the status of regulatory considerations relating to MyoVista Insights™ and the MyoVista® wavECG™ device. The parties also discussed the rights and preferences of the holders of the Series C Preferred Stock and the potential for the Series C Preferred Stock to be converted into common stock at the closing of the transaction. Mr. Simpson noted that conversion would require the consent of certain holders of the Series C Preferred Stock.

On January 25, 2026, members of HeartSciences’, Fortitude’s and DCG’s respective management teams held meetings via videoconference to discuss the rights and preferences of the holders of Series C Preferred Stock and the potential for the Series C Preferred Stock to be converted to common stock at the closing of the transaction.

On January 26, 2026, Mr. Simpson and members of the Fortitude management team held a meeting via videoconference to discuss the existing HeartSciences management team and certain post-closing governance issues.

On January 27, 2026, members of HeartSciences’, Fortitude’s and DCG’s management teams and representatives of Ropes & Gray held a meeting via videoconference to further discuss various open items related to the transaction. At the meeting, members of the Fortitude and DCG management teams confirmed that they would require the closing of the transaction to be conditioned on the Series C Preferred Stock converting into shares of HeartSciences Common Stock. The parties agreed that Mr. Simpson would lead the discussions with any holders of the Series C Preferred Stock, including Front Range Ventures, LLC (“FRV”). During the course of the negotiation of the terms of the Transactions, from February 2026 until the signing of the Merger Agreement, Mr. Simpson held a number of such discussions with representatives of FRV regarding conversion of the Series C Preferred Stock and support for the Transactions.

On February 12, 2026, HeartSciences signed a mutual non-disclosure agreement with FRV. Thereafter, on February 17, 2026, Mr. Simpson provided representatives of FRV with certain discussion materials regarding the transaction, as prepared by the management teams of HeartSciences, Fortitude and DCG. During February and March 2026, Mr. Simpson and representatives of FRV held numerous calls to discuss information relating to the transaction.

On March 1, 2026, Fortitude Seller and FRV also entered into a mutual non-disclosure agreement.

On March 10, 2026, a meeting of the HeartSciences Board was held via teleconference, which included a discussion of the status and progress of the transaction.

On March 18, 2026, HeartSciences delivered to FRV a letter signed by HeartSciences confirming that HeartSciences would repay in full the then outstanding balance of FRV’s secured promissory note in the original principal amount of $500,000 (the “FRV Note”), together with any accrued and unpaid interest thereunder, at the closing of any transaction with Fortitude. The FRV Note would otherwise mature on September 30, 2026.

On March 25, 2026, representatives of Fortitude sent to representatives of HeartSciences a draft amendment to the LOI (the “LOI Amendment”). Among other things, the LOI Amendment provided that the Initial Extended Exclusivity Period would be extended by an additional 60 days and further provided Fortitude with an option to further extend the Initial Extended Exclusivity Period for up to two additional 15-day periods, in order for Fortitude to continue its due diligence investigation of HeartSciences and to allow the parties to continue good faith discussions regarding the transaction, provided that, each time that it elected to exercise such option, Fortitude reaffirmed (i) its continuing interest in pursuing the transaction, (ii) that it is continuing to work in good faith with HeartSciences to finalize definitive documents for the transaction, and (iii) that neither it nor any of its affiliates or representatives has entered into any indication of interest for an alternative transaction.

Between March 26, 2026 and April 2, 2026, the parties exchanged several drafts of the LOI Amendment.

On March 31, 2026, HeartSciences delivered to FRV a transaction support letter agreement, signed by Fortitude, which letter agreement confirmed Fortitude’s support of the commitment by HeartSciences to repaying the FRV Note at the closing of the transaction and requested FRV’s agreement, subject to and upon recommendation of the HeartSciences Board, to consent to, among other things, the mandatory conversion of the Series C Preferred Stock contingent upon and effective upon the closing of the transaction, and to enter into a customary voting and support agreement in connection with the transaction consistent with the foregoing and in support of the Transactions. FRV signed the letter agreement on April 6, 2026 (the “April 6 Letter Agreement”).

On April 3, 2026, the LOI Amendment was executed by the parties. In addition, the Cost Reimbursement Allowance was increased to $200,000 in legal fees incurred by HeartSciences in connection with the transaction, in accordance with HeartSciences’ request.

On April 8, 2026, after a series of meetings throughout March 2026 among the management teams of Fortitude and DCG and representatives of TD Securities (USA) LLC (“TD Securities”), Fortitude Seller entered into an engagement letter with TD Securities (the “TD Securities Engagement Letter”), pursuant to which TD Securities agreed to act as lead placement agent in connection with the Potential PIPE Financing. Throughout the months of April and May 2026, the management teams of HeartSciences, DCG and Fortitude and representatives of TD Securities, together with their respective legal advisors, prepared investor materials and a form of subscription agreement to be used for investor outreach in connection with the Potential PIPE Financing (the “Subscription Agreement”).

On April 10, 2026, a representative of Fortitude sent representatives of HeartSciences and FSA an initial draft merger agreement, which provided for, among other things, (i) a reverse triangular merger between Fortitude Seller and a merger subsidiary of HeartSciences, with Fortitude Seller surviving as a wholly owned subsidiary of HeartSciences, (ii) the Potential PIPE Financing to be consummated at the closing of the transaction, (iii) the conversion of all outstanding shares of the Series C Preferred Stock and Series D Preferred Stock, (iv) conditions to closing the transaction including, among other customary conditions, conditions to Fortitude Seller’s obligations to close for the conversion of the Series C Preferred Stock and Series D Preferred Stock and the consummation of the Potential PIPE Financing, (v) customary fiduciary out provisions, (vi) customary termination rights and (vii) a termination fee payable by HeartSciences of 5% of transaction value.

On April 21, 2026, representatives of Ropes & Gray sent representatives of FSA an initial draft of the form of Subscription Agreement.

On April 26, 2026, representatives of FSA sent Ropes & Gray a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) a 3% termination fee payable by HeartSciences, (ii) a reciprocal reverse termination fee payable by Fortitude Seller, (iii) a mutual closing condition for the consummation of the Potential PIPE Financing and an additional condition to HeartSciences’ obligations to close requiring material third party consents in respect of Fortitude’s material contracts be obtained, and (iv) additional termination rights in favor of HeartSciences.

On May 1, 2026, HeartSciences entered into a joinder agreement with Fortitude Seller and TD Securities, becoming party to the TD Securities Engagement Letter.

On May 6, 2026, representatives of HeartSciences, Fortitude, DCG, FSA and Ropes & Gray held multiple meetings via videoconference to discuss the merger agreement and status of the transaction.

On May 7, 2026, representatives of FSA sent to Ropes & Gray a due diligence request list with respect to Fortitude, to facilitate HeartSciences’ completion of its due diligence of Fortitude.

On May 11, 2026, representatives of FSA and Ropes & Gray held a meeting via videoconference to discuss the investor presentation for the Potential PIPE Financing. The representatives also discussed certain key terms of the transaction, including, among other things: the mechanics for the exchange ratio to effect the Equity Split and the impact of certain potential future issuances of common stock; the representations and warranties to be made by each of the parties; the restrictions on the conduct of the parties’ businesses during the pre-closing period and the standard of efforts required by each of the parties to consummate the transaction; the conditions to the closing of the transaction; and the remedies available to each party under the merger agreement, including the triggers of the termination fee payable by HeartSciences.

Also on May 11, 2026, representatives of TD Securities, DCG and Fortitude Seller commenced investor outreach in connection with the Potential PIPE Financing.

On May 14, 2026, representatives of FSA and Ropes & Gray held a meeting via videoconference to continue the May 11 discussion regarding open issues in the merger agreement.

On May 19, 2026, representatives of Fortitude provided representatives of HeartSciences and FSA with access to a virtual data room containing certain non-public information about Fortitude.

On May 19, 2026, representatives of Ropes & Gray, Fortitude, HeartSciences and FSA participated in a legal due diligence call with respect to certain due diligence matters involving HeartSciences.

On May 21, 2026, representatives of HeartSciences, Fortitude, DCG, Ropes & Gray and FSA held meetings via videoconference to discuss changes to the transaction structure proposed by DCG to implement an up-C structure for the combined company.

Later on May 21, 2026, representatives of Ropes & Gray sent representatives of FSA a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) the addition of Fortitude HoldCo as a party to the merger agreement and the updated transaction structure to implement the post-closing up-C structure, (ii) the condition to closing for the Potential PIPE Financing being limited to a Fortitude Seller condition only and the deletion of the HeartSciences closing condition for receipt of third party consents, and (iii) the deletion of additional termination rights in favor of HeartSciences.

On May 22, 2026, representatives of HeartSciences, Fortitude and DCG held a meeting via videoconference to discuss, among other things: the exchange ratio mechanics to effect the Equity Split and the impact of certain dilutive issuances; the representations and warranties to be made by each of the parties; the restrictions on the conduct of the parties’ businesses until the closing of the transaction and the standard of efforts required by each of the parties to complete the transaction; the conditions to the closing of the transaction; and the remedies available to each party under the merger agreement, including the conditions of payment of a termination fee payable by Fortitude Seller to HeartSciences.

On May 25, 2026, representatives of Ropes & Gray sent to FSA an initial draft form of the support agreement referenced in the April 6 Letter Agreement.

On May 27, 2026, representatives of Ropes & Gray sent representatives of FSA an incrementally revised draft of the merger agreement, which further provided for, among other things, (i) a fixed termination fee payable by HeartSciences in the amount of $2,500,000, (ii) a fixed reverse termination fee payable by Fortitude in the amount of $6,000,000, and (iii) additional revisions to the mechanics for the exchange ratio to effect the Equity Split.

Commencing on May 27, 2026 and until the execution of the Merger Agreement, representatives of HeartSciences, Fortitude, DCG, FSA and Ropes & Gray held weekly meetings by videoconference to discuss the status of the transaction, key open diligence items and to negotiate the remaining outstanding terms of the transaction documents.

On or about May 28, 2026, Mr. Simpson sent the initial draft form of the support agreement to FRV for its review. On June 1, 2026, FSA representatives sent the initial draft form of the support agreement to certain other holders of the Series C Preferred Stock for their review. Between June 2, 2026 and June 22, 2026, HeartSciences, Fortitude and FRV discussed and exchanged comments on the form of the support agreement and finalized the form that is the Support Agreement. Between June 18, 2026 and June 22, 2026, FRV and other holders of the Series C Preferred Stock constituting the Requisite Holders signed their respective Support Agreements.

On May 28, 2026, representatives of HeartSciences, Fortitude and DCG held a meeting via videoconference to continue the meeting held on May 22, 2026 regarding the same key open issues in the merger agreement.

On May 29, 2026, a meeting via videoconference was held between representatives of HeartSciences, Fortitude and DCG during which the parties discussed in detail the mechanics for the exchange ratio and the impact of certain dilutive issuances. The parties agreed that: (i) the determination of the Closing HeartSciences Common Stock Shares

would take into account the number of shares of HeartSciences Common Stock underlying outstanding pre-funded warrants, restricted stock units and restricted stock awards (and would exclude any awards granted to HeartSciences’ management pursuant to any new retention or incentive bonus grants) as if they were issued and outstanding shares of HeartSciences Common Stock as of immediately prior to Closing; (ii) HeartSciences’ use of its at-the-market program and any permitted exchange of any outstanding debt for equity would dilute all parties on a proportionate basis; and (iii) the Equity Split would be 95.5%/4.5% if the HeartSciences Common Stock price closes above $7.50 for a certain period of time prior to the closing of the transaction. HeartSciences’ management considered these changes to be a material improvement to the terms of the January 6 LOI. In addition, on the same day, Mr. Simpson discussed with a representative of DCG the timing and magnitude of the management retention arrangements contemplated by the January 6 LOI.

On May 29, 2026, representatives of FSA and Ropes & Gray held a meeting via videoconference to discuss the status of the transaction documents.

Also on May 29, 2026, Cantor Fitzgerald & Co. entered into a joinder agreement with HeartSciences, Fortitude Seller and TD Securities, becoming party to the TD Securities Engagement Letter as a co-agent in connection with the Potential PIPE Financing.

On May 31, 2026, representatives of FSA sent representatives of Ropes & Gray a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) additional changes to the mechanics for application of the exchange ratio, (ii) additional termination rights in favor of HeartSciences, (iii) additional triggers for the payment of the reverse termination fee payable by Fortitude Seller, including in the event that a failure of the Potential PIPE Financing condition prevents the parties from closing the transaction, and (iv) a $750,000 cap on reimbursable expenses payable in connection with either party’s termination fee.

On June 2, 2026, representatives of Ropes & Gray, FSA and the placement agents’ counsel agreed on a final version of the Subscription Agreement to be distributed to potential investors in the Potential PIPE Financing. Also on June 2, a representative of DCG contacted Mr. Simpson to further discuss the timing and magnitude of the management retention arrangements contemplated by the January 6 LOI, including that further discussions regarding such arrangements would be between representatives of DCG and the independent directors of the HeartSciences Board. On that same day, the DCG representative reached out to David Wells, an independent director of the HeartSciences Board, to discuss the timing and magnitude of the management retention arrangements. Mr. Wells acknowledged that equity awards had been under consideration by the HeartSciences Board, and that as the Merger Agreement was currently drafted, such awards would dilute all post-Closing shareholders of the Combined Company on a proportionate basis, consistent with the January 6 LOI.

On June 3, 2026, a meeting of the HeartSciences Board was held via teleconference during which Mr. Simpson updated the HeartSciences Board on the status of the transaction and related transaction documents. All questions by the members of the HeartSciences Board were answered by Mr. Simpson.

Between June 3, 2026 and June 22, 2026, Mr. Simpson held regular update calls with members of the HeartSciences Board and HeartSciences’ Chief Financial Officer, including in-person meetings.

On June 4, 2026, representatives of Ropes & Gray sent representatives of FSA a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) the addition of the Contribution and Exchange and further changes to the transaction structure to implement the post-closing up-C structure, (ii) additional changes to the mechanics for the application of the exchange ratio to effect the Equity Split, (iii) changes to the Potential PIPE Financing-related termination rights and reverse termination fee triggers, and (iv) removal of the cap on reimbursable expenses payable in connection with either party’s termination fee.

Between June 4, 2026 and June 20, 2026, representatives of DCG and Mr. Wells had several discussions regarding potential equity grants to Mr. Simpson and Ms. Watson being considered by the HeartSciences Board in connection with the signing of the merger agreement and conditional upon the consummation of the transaction, and related amendments of their employment agreements, which were also conditional upon the consummation of the transaction.

On June 5, 2026, a teleconference meeting was held among Mr. Simpson and representatives of Fortitude and DCG during which the parties confirmed their desire to proceed with signing the merger agreement without concurrently entering into Subscription Agreements for the Potential PIPE Financing, given unfavorable market conditions at the time, with the intention to further continue exploring a Potential PIPE Financing after the signing of the merger agreement and/or after the closing of the transaction. In connection with such decision, the HeartSciences Board determined to engage a financial advisor to provide the HeartSciences Board with a fairness opinion in respect of the transaction.

On June 7, 2026, representatives of FSA sent representatives of Ropes & Gray a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, changes to the termination rights of HeartSciences and reverse termination fee triggers.

On June 11, 2026, HeartSciences engaged Houlihan Capital, an independent valuation consultant, to perform an analysis and render a fairness opinion to the HeartSciences Board.

On June 14, 2026, representatives of Ropes & Gray sent representatives of FSA a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) the removal of the Potential PIPE Financing-related conditions to closing, termination rights, and reverse termination fee triggers related thereto, and (ii) the addition of (x) parameters for the parties to agree to one or more private placements of HeartSciences Common Stock to consummate the Potential PIPE Financing, and (y) the ability of Fortitude Seller to effectuate third-party investments in the equity of Fortitude HoldCo.

On June 15, 2026, representatives of FSA sent representatives of Ropes & Gray a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) limitations on the ability of Fortitude Seller to effectuate third-party investments in the equity of Fortitude HoldCo, and (ii) additional changes to the triggers requiring payment of the reverse termination fee payable by Fortitude Seller.

On June 18, 2026, a meeting of the HeartSciences Board was held via teleconference during which the HeartSciences Board established a special committee of independent directors, comprised of Bruce Bent, David R. Wells, and Brian Szymczak (the “Special Committee”) to (i) review, consider, investigate, evaluate, and negotiate the structure, form, conditions, and terms of the potential transaction with Fortitude Seller that, among other things, would result in a change of control of HeartSciences, and any definitive agreements in connection with the potential transaction, (ii) make a determination as to whether the transaction and the definitive agreements are in the best interests of HeartSciences and its shareholders, including whether the aggregate consideration to be paid in the transaction as contemplated by the definitive agreements is fair from a financial point of view to HeartSciences, (iii) if the Special Committee deems appropriate, approve, reject, or recommend to the HeartSciences Board (for or against) the proposed transaction, and (iv) take such other actions as the Special Committee, in its sole discretion, deems necessary or advisable in connection with the proposed transaction.

On June 19, 2026, a meeting of the Special Committee was held via teleconference, with members of HeartSciences’ management team and representatives of Houlihan Capital and FSA in attendance. During the meeting, Houlihan Capital presented its analysis and oral Opinion to the Special Committee, which concluded that the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view. Representatives of FSA then reminded the HeartSciences Board of its fiduciary duties under Texas law in connection with the Transactions, which had been discussed with the HeartSciences Board throughout the process. Thereafter, having reviewed the substantially final drafts of the Merger Agreement and Ancillary Documents and related schedules, and the due diligence on Fortitude conducted by HeartSciences and its advisors and evaluated the Opinion and based on the factors set forth in the section titled “The Merger — HeartSciences’ Reasons for the Transactions,” the Special Committee unanimously: (i) determined that signing the Merger Agreement and proceeding with the Transactions are in the best interests of HeartSciences and its shareholders, (ii) determined that the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view, (iii) determined that it is advisable for HeartSciences to enter into the Merger Agreement, (iv) determined that it is advisable for HeartSciences to enter into the Ancillary Documents, (v) approved and declared that it is advisable for HeartSciences to execute, deliver, and perform its obligations under the Merger Agreement and the Ancillary Documents, and for HeartSciences to consummate the Transactions, including the Merger, and (vi) confirmed that the HeartSciences Board should recommend that the shareholders of HeartSciences approve the Merger Agreement and the Transactions.

On June 20, 2026, representatives of Ropes & Gray sent representatives of FSA a revised draft of the merger agreement. The revised draft merger agreement provided for, among other things, (i) the addition of a contribution of Zcash or cash by Fortitude Seller to HeartSciences in exchange for HeartSciences Common Stock at the closing of the transaction, and (ii) mutual specific performance rights in lieu of the additional reverse termination fee triggers.

On June 21, 2026, representatives of FSA sent representatives of Ropes & Gray a revised draft merger agreement. The revised draft merger agreement provided for, among other things, additional changes to the mechanics for application of the exchange ratio to effect the Equity Split.

On June 22, 2026, representatives of Ropes & Gray sent representatives of FSA a revised draft merger agreement. The revised draft merger agreement provided, among other things, that the value of the Zcash or cash contribution by Fortitude Seller for shares of HeartSciences Common Stock at the closing of the transaction would be $2,000,000.

Overnight on June 22, 2026, (i) representatives of HeartSciences, Fortitude, DCG, Ropes & Gray and FSA held several meetings by videoconference to resolve open items in the transaction documents, and (ii) representatives of Ropes & Gray and FSA exchanged revised drafts of the merger agreement and other transaction documents with incremental revisions intended to put the agreements into final form for execution, subject to approval by the HeartSciences Board and the Fortitude Seller Board.

Also on June 22, 2026, the HeartSciences Board acted by written consent, among other things, to: (i) determine that signing the Merger Agreement and proceeding with the Transactions are in the best interests of HeartSciences and its shareholders, (ii) determine that the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view, (iii) determine that it is advisable for HeartSciences to enter into the Merger Agreement, (iv) approve and declare that it is advisable for HeartSciences to execute, deliver, and perform its obligations under the Merger Agreement and the Ancillary Agreements and to consummate the Transactions, including the Merger, (v) recommend that the shareholders of HeartSciences approve the Merger Agreement, the Ancillary Agreements (to the extent necessary), and the Transactions; and (vi) approve certain other items as contemplated by the Merger Agreement and the Ancillary Agreements.

Also on June 22, 2026, the Compensation Committee of the HeartSciences Board approved certain equity grants and cash bonuses to each of Mr. Simpson and Danielle Watson, HeartSciences’ Chief Financial Officer, subject to the closing of the Transactions and/or filing of this Proxy Statement and other vesting conditions, in each case as described under “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions.”

Prior to the opening of trading on Nasdaq on June 23, 2026, the parties executed the Merger Agreement, and the parties issued a mutual press release announcing the execution of the Merger Agreement.

On July 27, 2026, the parties executed an amendment to the Merger Agreement to, among other things, (i) amend the terms of the form of the Amended and Restated Charter to provide for a proposed amendment to the requirements for shareholder action by written consent, (ii) amend the terms of the form of A&R LLC Agreement to clarify redemption mechanics and (iii) provide that consideration payable under the Merger Agreement will be appropriately adjusted to eliminate the effect of any reverse stock split with a record date during the period prior to the Effective Time.

HeartSciences’ Reasons for the Transactions; Recommendations of the HeartSciences Board

On June 19, 2026, at a meeting of the Special Committee of the HeartSciences Board, Houlihan Capital presented its Opinion and the analysis conducted to reach its conclusions. Houlihan Capital expressed that it had determined that the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view.

At a meeting held on June 22, 2026, the Special Committee of the HeartSciences Board, based in part on the Opinion received from Houlihan Capital, unanimously: (i) determined that proceeding with the Transactions and executing the Merger Agreement are in the best interests of HeartSciences and its shareholders, (ii) determined that the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view, (iii) approved and declared that it is advisable for HeartSciences to execute, deliver, perform and consummate its obligations under, the Merger Agreement, and approved and declared that it is advisable for HeartSciences to consummate the Transactions, including the Merger, and (iv) confirmed that the HeartSciences Board should recommend that the shareholders of HeartSciences approve the Merger Agreement and the Transactions.

On June 22, 2026, the HeartSciences Board among other things, unanimously: (i) determined that the Transactions (including the matters contemplated by the Proposals) are in the best interests of HeartSciences and its shareholders, (ii) determined that the Merger Consideration to be paid in the Transaction is fair to the shareholders of HeartSciences from a financial point of view, (iii) determined that it is advisable for HeartSciences to enter into the Merger Agreement and the Transactions contemplated therein; (iv) approved and declared that it is advisable for HeartSciences to execute, deliver and perform its obligations under the Merger Agreement and consummate the Transactions (including the matters contemplated by the Proposals), and (v) recommended the approval of each of the matters contemplated by the Proposals by HeartSciences shareholders.

During the course of its evaluation of the Merger Agreement and the Transactions contemplated therein, the HeartSciences Board held several meetings, consulted with HeartSciences’ senior management and legal counsel and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and the Transactions, the HeartSciences Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, including:

•        the financial condition and prospects of HeartSciences and its current business and the risks associated with continued operations, including (i) HeartSciences’ history of substantial losses, (ii) the need for a likely highly dilutive equity capital raise in the near term to fund ongoing operations, (iii) the current stock price of HeartSciences Common Stock, (iv) HeartSciences’ current shareholders’ equity compared to Nasdaq’s continued listing requirements, (v) Nasdaq’s then proposed and now effective rule change that introduced a minimum continued listing requirement of market value of $5 million for Nasdaq listed securities that could potentially result in HeartSciences being delisted from trading on Nasdaq if HeartSciences is not able to comply with the requirements, (vi) the overall prospects of HeartSciences’ current operations, (vii) that the outstanding aggregate principal amount of Streeterville’s promissory note, dated September 6, 2024, was going to mature on June 30, 2026, (viii) that beginning on July 13, 2026, Streeterville would have the right to require HeartSciences to redeem a portion of its promissory note, dated January 13, 2026, for up to $405,000 per month and that if on or before January 13, 2027, HeartSciences has not reduced the outstanding aggregate principal amount of such promissory note by at least $1.25 million, then the outstanding balance of such note will automatically increase by 5%, (ix) that the balance of FRV’s promissory note, originally issued in April 2020, will mature on September 30, 2026, (x) the timeline for profitable operations, and (xi) the costs of operating as a public company;

•        the risks and delays associated with and uncertain value and costs to HeartSciences shareholders of, liquidating HeartSciences, including the uncertainties of continuing cash burn while debt and contingent liabilities are resolved, the likelihood that there would not be sufficient cash upon liquidation to satisfy HeartSciences’ debt obligations, resulting in no cash available for distribution to shareholders, and uncertainty of timing of release of any remaining cash until contingent liabilities are resolved;

•        the risks and challenges of attempting to continue to operate HeartSciences on a stand-alone basis, including the ability to obtain necessary financing to scale its MyoVista Insights™ platform or obtain FDA clearance for its MyoVista® wavECGTM device and subsequent sales and commercialization requirements that would be difficult for HeartSciences’ to achieve on its own;

•        the substantial time required and uncertainty to successfully address the ongoing losses of continued operations and challenges in retaining staff with limited cash and projected financial losses;

•        that the HeartSciences Board reviewed and considered potential strategic alternatives reasonably available to HeartSciences and to identify the opportunity that, in the HeartSciences Board’s view, would be in the best interests of HeartSciences and its shareholders;

•        the HeartSciences Board’s belief, after its consideration of the strategic alternatives reasonably available to HeartSciences and discussions with HeartSciences’ senior management and legal counsel, that the Transactions are likely to be more favorable to HeartSciences shareholders than the potential value that might have resulted from other strategic alternatives available to HeartSciences, including to operate HeartSciences on a stand-alone basis;

•        the HeartSciences Board’s belief that, as a result of arm’s length negotiations with Fortitude Seller, HeartSciences and its representatives negotiated the best Exchange Ratio to which Fortitude Seller was willing to agree and that the other terms of the Merger Agreement include the most favorable terms to HeartSciences in the aggregate to which Fortitude Seller was willing to agree;

•        the HeartSciences Board’s assessment following several discussions between HeartSciences’ and Fortitude Seller’s respective management teams, of Fortitude’s business goals (including to expand its mining operations and potentially increase its Zcash reserves) and the likelihood that the Combined Company would possess sufficient cash resources at Closing to fund the business of the Combined Company through upcoming value inflection points, which include, among other things, purchases of mining equipment and additional data center capacity;

•        the lack of prospects of and risks associated with finding other strategic partners;

•        the ability of HeartSciences shareholders to participate in the growth and value creation of the Combined Company following the Closing by virtue of their continued ownership of Class A Common Stock;

•        the current financial market conditions and historical market prices, volatility and trading information for HeartSciences Common Stock;

•        the experience of the expected senior management team and Combined Company Board, which is expected to consist of experienced representatives from Fortitude Seller’s management team and the Fortitude Seller Board;

•        the HeartSciences Board’s consideration of the financial analyses of Houlihan Capital, including its Opinion to the Special Committee of the HeartSciences Board as to the fairness of the Transactions to the shareholders of HeartSciences from a financial point of view as of the date of the Opinion, as more fully described under the caption “The Transactions — Opinion of HeartSciences’ Financial Advisor”; and

•        the variety of risks and other countervailing factors related to entering into the Merger Agreement, including the potential effect of termination fees, the substantial expense incurred in connection with the Transactions and the risks and uncertainties associated with Fortitude’s business and various other risks.

The HeartSciences Board also reviewed the terms of the Merger Agreement and related transaction documents, including those described below and concluded that the terms of the Merger Agreement and related transaction documents, in the aggregate, were reasonable under the circumstances:

•        the calculation of the Exchange Ratio and the estimated number of shares of Class V Common Stock and Class A Common Stock to be issued in the Transactions;

•        the limited number and nature of the conditions to Fortitude Seller’s and HeartSciences’ respective obligations to consummate the Transactions;

•        the likelihood that the Transactions will be consummated on a timely basis;

•        the rights of and limitations on, HeartSciences under the Merger Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances and the limitations on the HeartSciences Board to change its recommendation in favor of the Transactions;

•        the right of HeartSciences to terminate the Merger Agreement in order to accept an unsolicited acquisition proposal in certain circumstances, subject to payment of a termination fee;

•        the Support Agreements, pursuant to which certain securityholders of HeartSciences have agreed, solely in their capacities as shareholders, to vote all of their shares of Series C Preferred Stock and HeartSciences Common Stock in favor of the Proposals and against any alternative acquisition proposals; and

•        the conclusion of the HeartSciences Board that the potential Fortitude Termination Fee, in addition to the HeartSciences Reimbursable Expenses, that may be payable by Fortitude Seller to HeartSciences and certain circumstances when such fees may be payable, are reasonable.

In the course of its deliberations, the HeartSciences Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•        the potential effect of the HeartSciences Termination Fee and the Fortitude Seller Reimbursable Expenses potentially payable by HeartSciences to Fortitude Seller upon the occurrence of certain events, including in deterring other potential acquirors from proposing an alternative acquisition proposal that may be more advantageous to HeartSciences shareholders;

•        the prohibition on HeartSciences to solicit alternative acquisition proposals during the pendency of the Transactions;

•        the substantial expenses to be incurred by HeartSciences in connection with the Transactions;

•        the possible volatility of the trading price of the HeartSciences Common Stock resulting from the announcement, pendency or the Closing;

•        the risk that the approval of the Proposals and related Transactions may not be obtained in a timely manner or at all;

•        the risk that the Transactions might not be consummated in a timely manner or at all;

•        the fact that the representations and warranties in the Merger Agreement do not survive the Closing and the potential risk of liabilities that may arise following the Closing;

•        the lack of availability of appraisal rights under the TBOC to holders of HeartSciences Common Stock, which would not allow holders to seek appraisal of the fair value of their shares of HeartSciences Common Stock because HeartSciences is listed on a national securities exchange; and

•        the various other risks associated with the Combined Company and the transaction, including those described in the sections entitled “Risk Factors” and “Cautionary Information Regarding Forward-Looking Statements” in this Proxy Statement.

The foregoing information and factors considered by the HeartSciences Board are not intended to be exhaustive but are believed to include all of the material factors considered by the HeartSciences Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the HeartSciences Board did not find it useful and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the HeartSciences Board may have given different weight to different factors. The HeartSciences Board conducted an overall analysis of the factors described above, including the Opinion of Houlihan Capital and including thorough discussions with and questioning of, the HeartSciences management team and the legal advisors of HeartSciences and considered the factors overall to be favorable to and to support, its determination.

Other than arising out of the proposed Transactions, HeartSciences and its respective affiliates have no interest in, or affiliation with, Fortitude Seller. The existence of the differing, additional and/or conflicting interests described above may have influenced the decision of HeartSciences’ directors and officers to enter into the Merger Agreement and HeartSciences’ directors in making their recommendation that you vote in favor of the approval of the Merger. Upon the Closing, it is anticipated that HeartSciences’ Chief Executive Officer, Andrew Simpson, and Chief Financial Officer, Danielle Watson, will continue to be employed by or provide services to the Combined Company, although they are expected to hold different capacities with the Combined Company and/or its subsidiaries.

Fortitude Seller’s Reasons for the Transactions

In the course of reaching its decision to approve the Transactions, the Fortitude Seller Board consulted with Fortitude’s senior management and legal counsel and considered a wide variety of factors. Ultimately, the Fortitude Seller Board concluded that the Transactions represented the best option to generate capital resources to support the growth and advancement of Fortitude’s business.

Factors the Fortitude Seller Board considered included the following (which factors are not necessarily presented in any order of relative importance):

•        the Transactions will potentially expand the access to capital and the range of investors available as a public company to support the growth of Fortitude’s business, compared to the capital and investors to which Fortitude could otherwise gain access if it continued to operate as a privately-held company;

•        the Fortitude Seller Board’s belief that no alternatives to the Transactions were reasonably likely to create greater value for Fortitude Seller’s sole stockholder, after considering the various financing and other strategic options to enhance stockholder value;

•        the information concerning Fortitude’s business, including its financial performance and condition, operations, management and strategic objectives and prospects;

•        the prospects of Fortitude as a stand-alone entity and the possible strategic growth opportunities that may be available to Fortitude in the absence of the Transactions;

•        the potential to provide Fortitude Seller’s sole stockholder with greater liquidity by having the ability to convert into stock in a public company;

•        the potential benefits from increased public market awareness of Fortitude’s business;

•        the competitive nature of the industry in which Fortitude operates;

•        the current economic, industry and market conditions affecting Fortitude, including the market price of Zcash, bitcoin and other digital assets, the power costs associated with mining Zcash, bitcoin and other digital assets, and increasing competition for production of Zcash;

•        the Fortitude Seller Board’s fiduciary duties to Fortitude Seller’s sole stockholder;

•        the expectation that Fortitude Seller’s current personnel will serve in similar roles at the Combined Company;

•        the Fortitude Seller Board’s expectation that the Transactions would be a higher probability and more cost-effective means to access capital than other options considered, including an initial public offering;

•        the expected operations, management structure and operating plans of the Combined Company;

•        the ability to obtain a Nasdaq listing, comply with Nasdaq listing requirements and change the Combined Company’s name to “Fortitude Mining Group, Inc.” as of the Closing;

•        the terms and conditions of the Merger Agreement, including the following:

•        the determination that the expected relative percentage ownership of HeartSciences shareholders and Fortitude Seller in the Combined Company was appropriate, based on the Fortitude Seller Board’s judgment and assessment of the outlook for HeartSciences in the absence of the Transactions, including HeartSciences’ standalone balance sheet condition and outstanding liabilities and Fortitude Seller’s strategy for the Combined Company;

•        the expectation that (i) the Merger will be treated in a manner consistent with Rev. Rul. 99-5, 1999-1 C.B. 434, Situation 2, such that: (A) from and after the Effective Time, the Surviving Company will be treated as a partnership for U.S. federal income tax purposes; (B) HeartSciences will be treated as having contributed property to the Surviving Company (as a newly-formed partnership) in exchange for its Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code; and (C) Fortitude Seller will be treated as having contributed all of the assets of Fortitude HoldCo to the Surviving Company (as a newly-formed partnership) in exchange for Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code; and (ii) the Contribution and Exchange, the Series C Mandatory Conversion and the Series D Forced Conversion, all as part of an integrated plan, will be treated as a transaction governed by Section 351 of the Code;

•        the conclusion of the Fortitude Seller Board that the potential HeartSciences Termination Fee and the Fortitude Seller Reimbursable Expenses payable by HeartSciences to Fortitude Seller, and the circumstances under which such fee may be payable, were reasonable;

•        the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants and the conditions to their respective obligations, were reasonable in light of the entire transaction;

•        the limited number and nature of the conditions of the obligation of HeartSciences to consummate the Transactions;

•        the scope and nature of the conditions to Fortitude Seller’s obligation to consummate the Transactions, including with respect to the continued listing on Nasdaq of the Class A Common Stock, the continued eligibility of HeartSciences to register securities on Form S-3 under the Securities Act, the Series C Mandatory Conversion and the Series D Forced Conversion, in each case prior to the Closing;

•        the belief that the Up-C structure will allow Fortitude Seller to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “passthrough” entity, for income tax purposes following the Closing;

•        the consideration of how similar companies have traded in the public markets and, as a result, how the shares of the Class A Common Stock may trade in the market after Closing;

•        the expectation that the Combined Company would represent the first known publicly listed company providing direct exposure to an institutional-scale, publicly traded venture mining platform focused on Zcash; and

•        the likelihood that the Transactions will be consummated on a timely basis.

The Fortitude Seller Board also considered a number of uncertainties and risks in deliberations concerning the Transactions, including the following:

•        the risk that the Transactions might not be completed in a timely manner, or at all, and the potential adverse effect of the public announcement of the Transactions or delay or failure to complete the Transactions on the reputation of Fortitude Seller and the ability of Fortitude Seller to obtain financing in the future in the event the Transactions are not consummated;

•        the expenses to be incurred in connection with the Transactions and related administrative challenges associated with combining the companies in light of the different industries in which the two companies currently operate;

•        the possibility that HeartSciences could, under certain circumstances, consider unsolicited acquisition proposals if superior to the Transactions and change its recommendation that HeartSciences shareholders vote in favor of the Proposals;

•        the risk that the Transactions might not be consummated in a timely manner or at all, for a variety of reasons, such as the failure of HeartSciences to obtain shareholder approval of the Proposals;

•        the costs involved in connection with consummating the Transactions, the time and effort of Fortitude Seller personnel required to consummate the Transactions, the related disruptions or potential disruptions to Fortitude Seller’s business operations and future prospects;

•        the potential for liabilities resulting from HeartSciences operating in a highly regulated industry;

•        HeartSciences’ limited revenue to date and history of operating losses;

•        the price volatility of the HeartSciences Common Stock, which may reduce the value of the Class A Common Stock that Fortitude Seller will receive upon the Closing or upon exchange of its shares of Class V Common Stock and associated Surviving Company Non-Voting Units in the future;

•        the additional public company expenses and obligations that Fortitude’s business will be subject to following the Transactions to which it has not been previously subject;

•        the fact that the representations and warranties in the Merger Agreement do not survive the Closing and the potential risk that there are unknown liabilities of HeartSciences that may arise post-Closing;

•        the risk that the Up-C structure is a complex acquisition structure and it may be difficult for investors to understand;

•        various other risks associated with Fortitude Seller and the Transactions, including the risks described in the section entitled “Risk Factors” beginning on page 15 of this Proxy Statement.

The foregoing reasons and factors considered by the Fortitude Seller Board are not intended to be exhaustive but are believed to include all of the material reasons and factors considered by the Fortitude Seller Board. In view of the wide variety of reasons and factors considered in connection with its evaluation of the Transactions and the complexity of these matters, the Fortitude Seller Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons and factors. In considering the reasons and factors described above, individual members of the Fortitude Seller Board may have given different weight to different reasons and factors. The Fortitude Seller Board conducted an overall analysis of the reasons and factors described above, including thorough discussions with, and questioning of, Fortitude Seller’s management and Fortitude Seller’s legal advisors, and considered the reasons and factors overall to be favorable to, and to support, its determination. Based on the overall analysis of the factors described above, the Fortitude Seller Board unanimously approved the Merger Agreement and the Transactions, including the Merger.

Opinion of HeartSciences’ Financial Advisor

Introduction

Pursuant to an engagement letter dated June 11, 2026, the Special Committee of the HeartSciences Board retained Houlihan Capital to act as its financial advisor in connection with the Transactions. HeartSciences selected Houlihan Capital to act as its financial advisor based on Houlihan Capital’s qualifications, expertise and reputation, and its knowledge of, and involvement in, similar transactions in the industry in which HeartSciences and Fortitude HoldCo operate. The summary set forth below does not purport to be a complete description of the analyses performed by Houlihan Capital in this regard. Certain summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Houlihan Capital, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Fairness Opinion of Houlihan Capital

On June 19, 2026, Houlihan Capital rendered its oral opinion to the Special Committee of the HeartSciences Board, which was reaffirmed by delivery of Houlihan Capital’s Opinion dated June 19, 2026, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Houlihan Capital, as set forth in the Opinion, the aggregate consideration to be paid in the Transactions is fair, from a financial point of view, to the shareholders of HeartSciences.

The full text of the Opinion of Houlihan Capital delivered to the Special Committee of the HeartSciences Board, dated June 19, 2026, is attached as Annex F and incorporated by reference into this Proxy Statement in its entirety. The Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan Capital in rendering its Opinion. All shareholders of HeartSciences are urged to, and should, read the Opinion carefully and in its entirety. Houlihan Capital’s Opinion was directed to the Special Committee of the HeartSciences Board and addressed only (i) whether, as of the date of such Opinion, the aggregate consideration to be paid in the Transactions is fair to the shareholders of HeartSciences from a financial point of view. Houlihan Capital’s Opinion did not address any other aspect or implications of the Transactions and does not constitute an opinion, advice or recommendation as to how any shareholder of HeartSciences should vote at the Special Meeting. In addition, Houlihan Capital’s Opinion did not in any manner address the prices at which shares of Class A Common Stock would trade following the consummation of the Transactions or at any time. The summary of Houlihan Capital’s Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of Houlihan Capital’s written opinion attached as Annex F hereto.

For purposes of rendering its Opinion, Houlihan Capital, among other things:

•        Held discussions with certain members of HeartSciences management and Fortitude Seller management regarding the Transactions, the businesses of HeartSciences and Fortitude, and the future outlook for HeartSciences and Fortitude;

•        Reviewed information provided by HeartSciences and Fortitude Seller including, but not limited to:

•        Non-binding letter of intent between Fortitude Mining, LLC and HeartSciences dated January 6, 2026;

•        Fortitude Seller and subsidiaries audited financial statements for the years ending December 31, 2024 and 2025;

•        Fortitude Seller and subsidiaries unaudited financial statements for the last twelve months ending March 31, 2026;

•        Fortitude Seller and subsidiaries unaudited financial statements for the year-to-date-period ending May 31, 2026;

•        Various Fortitude Seller internal board presentations;

•        A capitalization table of HeartSciences, dated June 2, 2026;

•        The draft Agreement and Plan of Merger by and among HeartSciences, Merger Sub, Fortitude Seller, and Fortitude HoldCo, dated as of June 14, 2026;

•        Fortitude Seller and HeartSciences investor presentation, dated May 2026; and

•        HeartSciences’ SEC filings;

•        Reviewed the industry in which Fortitude operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

•        Developed indications of value for Fortitude using generally accepted valuation methodologies; and

•        Reviewed certain other relevant, publicly available information, including economic, industry, and Fortitude specific information.

In addition, Houlihan Capital had discussions with HeartSciences management and Fortitude Seller management concerning the material terms of the Transactions and each of their respective business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as Houlihan Capital deemed relevant, necessary or appropriate.

In rendering its Opinion, Houlihan Capital relied upon and assumed, without independent verification, the accuracy, completeness, and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by Houlihan Capital. Houlihan Capital further relied upon the assurances and representations from the management of HeartSciences and Fortitude Seller, respectively, that they were unaware of any facts that would make the information provided to Houlihan Capital to be incomplete or misleading in any material respect for the purposes of Houlihan Capital rendering the Opinion. Houlihan Capital did not assume responsibility for any independent verification of this information, nor did it assume any obligation to verify this information. Nothing came to Houlihan Capital’s attention in the course of the engagement which would lead Houlihan Capital to believe that (i) any information provided to Houlihan Capital or assumptions made by Houlihan Capital were insufficient or inaccurate in any material respect or (ii) it was unreasonable for Houlihan Capital to use and rely upon such information or make such assumptions. HeartSciences management has represented: (i) that it directed Houlihan Capital to rely on certain forecasted financial information prepared by or discussed with Fortitude management (the “Forecast”); (ii) the Forecast, to the knowledge of HeartSciences management, represents Fortitude management’s good faith estimates of the projected future financial performance of the business of Fortitude on a standalone basis as of the date such Forecast was prepared; (iii) there is no information that has come to the attention of HeartSciences management, as of the date of Houlihan Capital’s Opinion, that would cause HeartSciences management to believe that Houlihan Capital should not rely upon the Forecast, taking into account the assumptions incorporated therein; (iv) Houlihan Capital had no role whatsoever in the preparation of the Forecast; (v) Houlihan Capital was not asked to provide an outside “reasonableness review” of the Forecast; (vi) HeartSciences did not engage Houlihan Capital to audit or otherwise validate any of the underlying inputs and assumptions incorporated into the Forecast; and (vii) Houlihan Capital had a reasonable opportunity to ask questions of Fortitude management with regard to the information provided to Houlihan Capital in connection with the preparation of its Opinion. Houlihan Capital did not assume responsibility for any independent verification of the information provided to it, nor did Houlihan Capital assume any obligation to verify such information. Nothing came to Houlihan Capital’s attention in the course of its engagement which would lead it to believe that (i) any information provided to it or assumptions made by it are insufficient or inaccurate in any material respect or (ii) it is unreasonable for Houlihan Capital to use and rely upon such information or make such assumptions.

In arriving at its Opinion, Houlihan Capital did not make an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of HeartSciences, Fortitude Seller, or any other party to the Transactions, nor was Houlihan Capital furnished with any such evaluations or appraisals. Houlihan Capital’s Opinion, which is attached as Annex F hereto, is therefore necessarily based upon financial, market, economic, and other conditions and circumstances as they existed, were disclosed to Houlihan Capital, and could be evaluated as of June 16, 2026, without independent verification. Houlihan Capital was not requested to opine as to, and its Opinion does not address, the tax, accounting, or legal consequences of the Transactions to HeartSciences, its shareholders, Fortitude Seller, or any other party. Houlihan Capital relied as to all legal, tax, accounting, regulatory, and similar matters on advice of HeartSciences management and its third-party advisors. Houlihan Capital understood and assumed that HeartSciences has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

The following is a summary of the material financial and comparative analyses that Houlihan Capital deemed to be appropriate for the Transactions that were reviewed with the Special Committee of the HeartSciences Board in connection with delivering Houlihan Capital’s Opinion. The summary of Houlihan Capital’s financial analyses described below is not a complete description of the analyses underlying its Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

Summary of Financial Analyses

In assessing whether the aggregate consideration to be paid in the Transactions is fair, from a financial point of view, to the shareholders of HeartSciences, Houlihan Capital analyzed the standalone equity value of Fortitude and compared the value of HeartSciences’ proposed pro forma 5.0% ownership interest in the Combined Company against the standalone value of HeartSciences prior to the Transactions. After considering the primary approaches that are traditionally used to appraise a business, as well as commonly used techniques and methods available under each approach, Houlihan Capital decided based on an assessment of company-specific factors and available market data to place primary reliance upon the guideline public company method under the market approach in estimating the standalone equity value range for Fortitude. To assess fairness, Houlihan Capital derived an implied pro forma Combined Company equity value by summing its concluded standalone equity value for Fortitude and the observable standalone market capitalization of HeartSciences as of June 16, 2026. Houlihan Capital noted that HeartSciences’ pro forma interest in the combined entity, calculated as 5.0% of the aggregate standalone equity value of the Combined Company, reflects a value that equals or exceeds the market value of HeartSciences standalone value prior to the announcement of the Transactions, based on HeartSciences’ 30-day and 90-day average daily market capitalization ending June 16, 2026, in the majority of scenarios indicated by Houlihan Capital’s analysis.

Fortitude

Guideline Public Company Analysis

Houlihan Capital searched the universe of publicly traded companies for companies with operations that are similar to Fortitude and identified seven reasonably similar public companies. In selecting guideline public companies, Houlihan Capital searched for companies with similar business operations, size, stage of development, prospects for growth, profitability, and risk. No single guideline company is directly comparable to Fortitude given its concentrated Zcash focus and differentiated altcoin mining strategy; the guideline public companies are comprised primarily of Bitcoin-focused mining operations. The identified peer group nevertheless provides a meaningful market-based reference for valuation multiples applicable to digital asset mining businesses with similar capital structures, operating models, and exposure to cryptocurrency price cycles. The guideline public company peer group relied upon by Houlihan Capital is presented in the table below.

Ticker	Name	Industry
NasdaqCM:ABTC	American Bitcoin Corp.	Application Software
NasdaqCM:CLSK	CleanSpark, Inc.	Application Software
NasdaqCM:FUFU	BitFuFu Inc.	Application Software
NasdaqCM:ABTS	Abits Group Inc.	Application Software
NasdaqCM:RIOT	Riot Platforms, Inc.	Application Software
NasdaqCM:MARA	MARA Holdings, Inc.	Application Software
ADX:PHX	Phoenix Group Plc	Application Software

The guideline public companies used by Houlihan Capital were those that, in Houlihan Capital’s judgment, most closely resembled Fortitude in terms of relevant operating, financial, growth, and risk characteristics as of the date of Houlihan Capital’s analysis. It was not possible to identify public companies with characteristics identical to Fortitude. Fortitude’s concentrated focus on Zcash mining, differentiated altcoin strategy, shorter operating history, and superior projected EBITDA margins relative to the guideline companies make it unique.

The selection of a valuation multiple is largely a qualitative exercise informed by quantitative measures. In selecting the multiples to apply to Fortitude, Houlihan Capital reviewed the growth expectations, profitability, risk profile, and operating characteristics of Fortitude and the guideline public companies. Based on this information and other factors Houlihan Capital deemed relevant, Houlihan Capital used its professional judgment to select multiples that reflect the relative comparability of Fortitude to the guideline public companies. Houlihan Capital considered applying multiples of revenue, EBITDA, net income, and book value. However, based on Fortitude’s business model and the peer group’s observed trading characteristics, Houlihan Capital concluded that enterprise value to revenue and EBITDA multiples were the most applicable in this instance. In valuing Fortitude, Houlihan Capital applied enterprise value to revenue and enterprise value to EBITDA multiples to: LTM revenue, forecasted FY2026 revenue and Houlihan Capital’s estimate of FY2027 revenue and EBITDA based on Fortitude management’s estimates of December 2026 run-rate at a range of Zcash prices. These periods were considered to provide a reasonable balance between forecast visibility, near-term operating performance, and Fortitude’s projected growth profile.

Houlihan Capital calculated multiples of enterprise value to LTM revenue, forecasted FY2026 revenue and Houlihan Capital’s estimate of FY2027 revenue and EBITDA for the guideline public companies. Houlihan Capital then applied the selected multiples to the following corresponding revenue and EBITDA metrics for Fortitude:

•        LTM revenue for Fortitude, based on Fortitude Seller’s financial statements for the period ended March 31, 2026;

•        Forecasted FY2026 revenue for Fortitude, based on Fortitude Seller’s annualized May 31, 2026 financial statements; and

•        Estimated FY2027 revenue and EBITDA for Fortitude, which Houlihan Capital derived through the exercise of its professional judgment by applying Fortitude’s forecasted December 2026 run-rate financial metrics as a reasonable proxy for FY2027 performance (consistent with the guideline public companies’ FY2027 consensus estimates used for comparability purposes), based on reasonable assumptions regarding the continuity of Fortitude’s business model and operating trajectory, as informed by discussions with HeartSciences management and Fortitude management

The valuation multiples, as of June 16, 2026, observed within Houlihan Capital’s guideline public company analysis are summarized in the following table:

Enterprise Value/Revenue Multiples
Ticker	Company Name	LTM	2026F	2027F
NasdaqCM:ABTC	American Bitcoin Corp.	4.58x	3.44x	N/A
NasdaqCM:CLSK	CleanSpark, Inc.	8.05x	9.48x	7.83x
NasdaqCM:FUFU	BitFuFu Inc.	0.77x	1.24x	0.54x
NasdaqCM:ABTS	Abits Group Inc.	0.57x	N/A	N/A
NasdaqCM:RIOT	Riot Platforms, Inc.	16.90x	16.65x	13.81x
NasdaqCM:MARA	MARA Holdings, Inc.	8.70x	9.31x	8.34x
ADX:PHX	Phoenix Group Plc	9.90x	9.69x	N/A

	Max	16.90x	16.65x	13.81x
	75th Percentile	9.30x	9.64x	9.71x
	Mean	7.07x	8.30x	7.63x
	Median	8.05x	9.40x	8.08x
	25th Percentile	2.68x	4.90x	6.01x
	Min	0.57x	1.24x	0.54x
Enterprise Value/EBITDA Multiples
Ticker	Company Name	2027F
NasdaqCM:ABTC	American Bitcoin Corp.	N/A
NasdaqCM:CLSK	CleanSpark, Inc.	31.31x
NasdaqCM:FUFU	BitFuFu Inc.	6.80x
NasdaqCM:ABTS	Abits Group Inc.	N/A
NasdaqCM:RIOT	Riot Platforms, Inc.	NM
NasdaqCM:MARA	MARA Holdings, Inc.	10.10x
ADX:PHX	Phoenix Group Plc	N/A

	Max	31.31x
	75th Percentile	20.70x
	Mean	16.07x
	Median	10.10x
	25th Percentile	8.45x
	Min	6.80x

Based on the public company trading data and the considerations described above, Houlihan Capital selected enterprise value to revenue and EBITDA multiples that reflected Fortitude’s relative growth, profitability, scale, business model comparability, and risk profile. Houlihan Capital selected low and high multiple ranges for FY2026 and FY2027 EBITDA based on its professional judgment and the observed trading multiples of the guideline public companies. As a result, Houlihan Capital selected the following multiples to apply in its guideline public company analysis:

	EV/ Revenue (Low)	EV/ Revenue (High)
FY LTM Multiples	2.50x	5.00x
FY 2026 Multiples	2.25x	4.50x
FY 2027 Multiples	2.00x	4.00x
	EV/ EBITDA (Low)	EV/ EBITDA (High)
FY 2027 Multiples	10.00x	10.00x

Houlihan Capital applied the selected enterprise value to revenue and EBITDA multiples described above to Fortitude’s corresponding revenue and EBITDA metrics to determine a range of indicated enterprise values for Fortitude. Houlihan Capital then subtracted Fortitude’s total debt and added cash and cash equivalents to arrive at a range of indicated equity values. The resulting range of indicated equity values for Fortitude under Houlihan Capital’s guideline public company analysis is presented in the following table:

Indicated Fair Value of Equity Range ($ in thousands)
Low	High
$206,001.9	$428,189.9

Houlihan Capital believes that this valuation methodology produced a range of indicated fair values for the equity of Fortitude, that supports its overall conclusion within the broader context of its entire analysis.

Fairness Opinion Conclusion

Houlihan Capital concluded that, as of the date of the Opinion and based upon and subject to the assumptions, conditions and limitations set forth in the Opinion, (i) the aggregate consideration to be paid in the Transactions is fair, from a financial point of view, to the shareholders of HeartSciences. The Opinion was reviewed and approved by Houlihan Capital’s fairness opinion committee.

Houlihan Capital Conflict Disclosure and Fees

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals or affiliates, has any ownership or other beneficial interests in any party to the Transactions or any of their affiliates and has provided no previous investment banking or consulting services to any party to the Transactions or any of their affiliates. There is no current agreement between Houlihan Capital, its principals, or affiliates and any party to the Transactions or any of their affiliates providing for the provision of future services by Houlihan Capital, its principals, or any of its affiliates to or for the benefit of any party to the Transactions or any of their affiliates. Houlihan Capital was engaged on a fixed fee basis of $75,000, a portion of which is payable upon delivery of the Opinion and the remainder of which is payable upon closing of the Transactions. No portion of Houlihan Capital’s fee is contingent upon the conclusions reached in its Opinion.

Interests of HeartSciences’ Directors and Executive Officers in the Transactions

When you consider the recommendation of the HeartSciences Board to vote in favor of approval of the Proposals, you should keep in mind that HeartSciences’ directors and officers have interests in the Transactions that may be different from or in addition to (and which may conflict with) your interests as a shareholder. These interests include, among other things, the fact that:

HeartSciences’ directors and executive officers have economic interests in the Transactions that are different from, or in addition to, those of HeartSciences shareholders generally. These interests include:

•        HeartSciences’ executive officers are parties to employment agreements that provide for severance benefits, including accelerated vesting of outstanding equity awards and certain cash payments;

•        HeartSciences’ executive officers will receive cash and/or equity retention bonuses, which were granted on June 22, 2026 and July 7, 2026, respectively, and are subject to certain vesting requirements, including a condition that the Transactions be consummated;

•        Separately, certain of HeartSciences’ outstanding stock options, restricted stock units and restricted stock held by HeartSciences’ executive officers and directors will vest in full upon the occurrence of the Closing;

•        Andrew Simpson and David Wells, each a current member of the HeartSciences Board, are expected to continue to serve as directors of the Combined Company following the Closing, while all other current members of the HeartSciences Board are expected to resign at the Closing;

•        HeartSciences’ directors and executive officers are entitled to continued indemnification and insurance coverage after the Closing under indemnification agreements and the Merger Agreement; and

•        Certain HeartSciences’ executive officers and employees are anticipated to continue serving as employees of the Combined Company after the Closing.

Employment Agreement Amendments

In connection with the Transactions, on June 22, 2026, HeartSciences entered into an amendment (the “Simpson EA Amendment”) to the Employment Agreement, dated as of April 5, 2022 (the “Simpson Employment Agreement”), with Andrew Simpson, HeartSciences’ Chief Executive Officer, to provide certain revisions to the definitions of “Just Cause” and “Constructive Termination” (each as defined in the Simpson EA Amendment). In addition, effective as of the Closing, the term of the Simpson Employment Agreement will restart to commence as of the date of the Closing and will continue for one year thereafter, with the term automatically renewing for an additional one-year period at the end of the original one-year term and any additional one-year term, unless either the Combined Company or Mr. Simpson gives written notice to the other party, at least 90 days prior to the end of the applicable term, of such party’s decision not to renew.

Under the Simpson Employment Agreement, if Mr. Simpson’s employment is terminated by HeartSciences without Just Cause, upon expiration of the Term, by Mr. Simpson for an uncured Constructive Termination, or by either party within 18 months following a Change of Control, Mr. Simpson is entitled to (i) accrued but unpaid base salary and accrued vacation, (ii) continuation of his then-current base salary for a period of twelve (12) months, and (iii) a pro rata share of any bonus for which he would otherwise have been eligible, subject to his execution and non-revocation of a release of claims in favor of HeartSciences. The Simpson Employment Agreement further provides that, notwithstanding any other provision of the Simpson Employment Agreement or any other plan, arrangement or agreement, if any payments or benefits provided to Mr. Simpson would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, then the aggregate amount of such payments and benefits will be reduced to an amount equal to one dollar less than three times Mr. Simpson’s “base amount” within the meaning of Section 280G, but only if such reduction would result in a better net after-tax position for Mr. Simpson than receiving the full amount of such payments and paying the applicable excise tax.

The aggregate value of the severance payment and benefits for Mr. Simpson described above, assuming Mr. Simpson’s employment is terminated by HeartSciences without Just Cause on [____], 2026, is $[____].

In connection with the Transactions, on July 7, 2026, HeartSciences entered into an amendment (the “Watson EA Amendment”) to the Employment Agreement, dated as of October 15, 2021 (the “Watson Employment Agreement”), with Danielle Watson, HeartSciences’ Chief Financial Officer, to provide that if Ms. Watson’s employment is terminated by HeartSciences (or the Combined Company after Closing) without “Cause” or by Ms. Watson for “Good Reason” (each as defined in the Watson EA Amendment), she would be entitled to (i) payment of her accrued but unpaid base salary, accrued but unused vacation pay and unreimbursed business expenses, (ii) a severance payment equal to six months of her then-current base salary payable in one lump sum, (iii) company-paid or reimbursed COBRA premiums for herself and her eligible dependents for up to six months following termination (or, if earlier, until she becomes eligible for coverage under another group health plan or ceases to be eligible for COBRA), and (iv) 100% acceleration of the vesting of any unvested equity awards granted to her prior to the date of the Closing. Such severance payment shall be subject to Ms. Watson’s delivery to HeartSciences (or the Combined Company after Closing) and timely execution and non-revocation of a standard release of claims in favor of HeartSciences (or the Combined Company after Closing), its affiliates and their respective officers and directors.

The aggregate value of the severance payment and benefits for Ms. Watson described above, assuming Ms. Watson’s employment is terminated by HeartSciences without Cause on [____], 2026, is $[____].

In addition, the Watson EA Amendment provides that HeartSciences may award Ms. Watson a discretionary performance bonus (a “Performance Bonus”) in such amount as determined by the HeartSciences Board or the Compensation Committee thereof (the “Compensation Committee”) in its sole discretion, payable in cash and/or shares of HeartSciences Common Stock (and/or restricted stock units or other equity-based awards) at the sole discretion of the HeartSciences Board or the Compensation Committee. Ms. Watson will be reviewed and considered for a

Performance Bonus on an annual basis, and must remain employed on the date any such Performance Bonus is paid, subject to the Watson EA Amendment’s clawback provisions in the event of certain uncured breaches of restrictive covenant obligations.

The Watson EA Amendment further provides that, notwithstanding any other provision of the Watson EA Amendment, the Watson Employment Agreement or any other plan, arrangement or agreement, if any payments or benefits provided to Ms. Watson would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, then the aggregate amount of such payments and benefits will be reduced to an amount equal to one dollar less than three times Ms. Watson’s “base amount” within the meaning of Section 280G, but only if such reduction would result in a better net after-tax position for Ms. Watson than receiving the full amount of such payments and paying the applicable excise tax.

Equity Grants and Bonuses

In addition, in connection with the execution of the Merger Agreement, the Compensation Committee granted an award of 425,000 restricted shares of HeartSciences Common Stock (the “Shares”) to Mr. Simpson under the Existing Plan (as defined below) as a retention bonus in connection with the Transactions to lead HeartSciences’ and the Merger Sub’s efforts to close the Transactions and to lead the current legacy business of HeartSciences after the Closing, and to provide public-company, SEC-reporting and capital-markets guidance and transition support to the Combined Company following the Closing. The Shares will be non-voting until they vest. The Shares were issued on June 22, 2026, prior to the signing of the Merger Agreement. The vesting of such Shares is subject to the following conditions (the “Conditions”): (i) occurrence of the Closing and (ii)(x) one-fourth of the Shares shall vest on the three-month anniversary of the date of the Closing (the “Initial Vesting Date”) and (y) thereafter, one-fourth of the Shares shall vest on each subsequent three-month anniversary of the Initial Vesting Date (each an “Additional Initial Vesting Date” and together with the Initial Vesting Date, the “Vesting Dates”), such that all of the Shares shall fully vest on the one-year anniversary of the date of the Closing, in each case provided that Mr. Simpson is continuously employed in any capacity by HeartSciences (or the Combined Company after Closing) or any of its subsidiaries from the date of the Closing through each applicable Vesting Date (except as provided herein). If Mr. Simpson is terminated or otherwise let go by HeartSciences (or the Combined Company after Closing) or any of its subsidiaries without Just Cause (as defined in the Simpson Employment Agreement, as amended by the Simpson EA Amendment), if the Simpson Employment Agreement is terminated by HeartSciences (or the Combined Company after Closing) without Just Cause, or if the Simpson Employment Agreement is terminated by Mr. Simpson for Constructive Termination (as defined in the Simpson Employment Agreement, as amended by the Simpson EA Amendment), then all of the Shares shall fully vest immediately as of such date of Mr. Simpson’s termination or cessation of services or the expiration or termination of the Simpson Employment Agreement, as applicable; except that (A) no acceleration of vesting shall occur if Mr. Simpson’s employment is terminated for Just Cause or for Excessive Absence (as defined in the Simpson Employment Agreement), in which case any unvested Shares shall be forfeited and returned to HeartSciences (or the Combined Company after Closing) for cancellation, and (B) if Mr. Simpson voluntarily resigns or otherwise voluntarily departs from HeartSciences (or the Combined Company after Closing) (other than as a result of any termination of the Simpson Employment Agreement by Mr. Simpson for Constructive Termination or the expiration of the Simpson Employment Agreement), such voluntary resignation or voluntary termination shall not be deemed to satisfy the continued-employment requirement with respect to the applicable Vesting Date and the applicable portion of the Shares shall not vest. In addition, in the event of a Change of Control (as defined in the Simpson Employment Agreement) other than as a result of the Closing, 100% of any unvested Shares shall immediately become fully vested.

In addition, in connection with the Transactions and subject to the Closing, the Compensation Committee granted an award of 25,000 restricted stock units of HeartSciences (the “RSUs”) to Ms. Watson under the Existing Plan. The RSUs were granted on July 7, 2026. Each vested RSU shall be settled by delivery to Ms. Watson of one share of HeartSciences Common Stock. The RSUs shall vest in full and shall be settled promptly after the date on which the following conditions are satisfied: (i) occurrence of the Closing and (ii)(x) one-fourth of the RSUs shall vest on the Initial Vesting Date and (y) thereafter, one-fourth of the RSUs shall vest on each applicable Additional Initial Vesting Date, such that all of the RSUs shall fully vest on the one-year anniversary of the date of the Closing, in each case provided that Ms. Watson is continuously employed in any capacity by HeartSciences (or the Combined Company after Closing) or any of its subsidiaries from the date of the Closing through each applicable Vesting Date (except as provided herein). If Ms. Watson’s employment is terminated by HeartSciences (or the Combined Company after Closing) or any of its subsidiaries without Cause, if the Watson Employment Agreement is terminated by HeartSciences without Cause, or if the Watson Employment Agreement is terminated by Ms. Watson for Good Reason, then all of the unvested RSUs shall fully vest immediately as of such date of Ms. Watson’s termination of employment or termination of the Watson Employment Agreement, as applicable; except that (A) no acceleration of vesting shall occur if Ms. Watson’s employment is terminated for Cause, in which case any unvested RSUs shall be forfeited, and (B) if Ms. Watson voluntarily resigns or otherwise voluntarily departs from HeartSciences (or the Combined Company after Closing) (other than as a result of any termination of the Watson Employment Agreement by Ms. Watson for Good Reason), any unvested RSUs shall not vest. In addition, in the event of a Change of Control (as defined in the Existing Plan) other than as a result of the Closing, 100% of any unvested RSUs shall immediately become fully vested.

The Compensation Committee also determined that all of the performance-based criteria for a discretionary cash bonus of $250,000 previously awarded to Mr. Simpson, which is payable upon the closing of a change of control transaction involving HeartSciences, shall be fully satisfied upon the consummation of the Closing, subject to Mr. Simpson’s continued employment through the Closing. Upon the consummation of the Closing, the Combined Company will promptly pay such cash bonus to Mr. Simpson.

In addition, the Compensation Committee approved a discretionary cash bonus of $50,000 to Ms. Watson, of which up to $30,000 is payable after the filing by HeartSciences of this Proxy Statement and $20,000 of which is payable immediately upon the Closing, in each case as determined by HeartSciences’ then current Chief Executive Officer and/or any member of the Compensation Committee in their discretion.

Proxy Solicitation

Under applicable regulations of the SEC, HeartSciences, Fortitude Seller, Fortitude HoldCo and their respective directors and executive officers, and certain executive officers of DCG, may be deemed to be “participants” in the solicitation of proxies by the HeartSciences Board in connection with the Special Meeting.

These interests may have influenced the HeartSciences Board in making their recommendation that you vote in favor of the approval of the Transactions. The members of the HeartSciences Board were aware of and considered these interests, among other matters, when they approved the Transactions and recommended that HeartSciences shareholders approve the proposals required to effect the Transactions. The HeartSciences Board determined that the overall benefits expected to be received by HeartSciences and its shareholders in the Transactions outweighed any potential risk created by the conflicts stemming from these interests. In addition, the HeartSciences Board determined that potentially disparate interests would be mitigated because (i) most of these disparate interests would exist with respect to a business combination by HeartSciences with any other business or businesses and (ii) these interests could be adequately disclosed to shareholders in this Proxy Statement, and that shareholders could take them into consideration when deciding whether to vote in favor of the Proposals.

Interests of Fortitude Seller’s and DCG’s Directors and Executive Officers in the Transactions

Under applicable regulations of the SEC, HeartSciences, Fortitude Seller, Fortitude HoldCo and their respective directors and executive officers, and certain executive officers of DCG, may be deemed to be “participants” in the solicitation of proxies by the HeartSciences Board in connection with the Special Meeting. When you consider whether or not to vote in favor of Proposals, you should keep in mind that Fortitude Seller’s directors and executive officers and DCG’s executive officers have interests in the Transactions that are different from or in addition to (and which may conflict with) those of HeartSciences shareholders generally. These interests include, among other things, those listed below:

•        Certain of Fortitude Seller’s directors and executive officers are expected to become directors and/or executive officers of the Combined Company upon the Closing and certain of DCG’s executive officers are expected to become directors of the Combined Company upon the Closing; and

•        All of Fortitude Seller’s directors and executive officers are entitled to certain indemnification and liability insurance coverage after the Closing pursuant to the terms of the Merger Agreement.

In addition, Fortitude is party to a number of related party agreements with DCG and its affiliates, including Foundry, of which Fortitude was the digital asset mining business line prior to the Spin Transaction. These agreements include (i) a Shared Services Agreement, pursuant to which DCG provides services and support to Fortitude Seller including in relation to the Transactions, temporary legal services, and certain software access and licenses, (ii) a consulting agreement with DCG, pursuant to which a certain DCG employee provides strategic advice and consulting services to Fortitude regarding federal, state and local governmental affairs, policy matters, and regulation affecting Fortitude’s business, (iii) a Credit and Security Agreement pursuant to which DCG has committed to providing a term loan with a commitment of up to $26.0 million for certain mining machine purchases by Fortitude, and (iv) a Transition Services Agreement, pursuant to which Foundry provides certain services and support to Fortitude including IT, infrastructure and network support services. In addition, Fortitude is a party to a Foundry Zcash Pool™ Master Services Agreement and a Foundry USA Pool™ Master Services Agreement pursuant to which Fortitude participates in mining pools run by Foundry, a DCG affiliate, and at Closing, Fortitude expects to enter into an asset management agreement with Grayscale, another DCG affiliate, in order to help Fortitude manage its liquidity, each of which is further described in the section titled “Risk Factors” in this Proxy Statement. These arrangements may cause DCG to have a different interest in the Transactions than the HeartSciences shareholders, from whom proxies are being solicited.

Federal Securities Law Consequences; Resale Restrictions

The issuance of shares of Class A Common Stock and Class V Common Stock to Fortitude Seller pursuant to the Merger Agreement will be effected by means of a private placement, which is exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and such shares will be “restricted securities.” Such shares will not be registered under the Securities Act upon issuance and will not be freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act.

Certain Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax considerations generally applicable to existing holders of (i) HeartSciences Common Stock whose shares will be redesignated as Class A Common Stock in connection with the Transactions and (ii) Series C Preferred Stcok whose shares will be converted into Class A Common Stock pursuant to the Series C Mandatory Conversion. This discussion does not purport to be a complete analysis of all potential tax consequences and is based on the Code, the Treasury Regulations promulgated thereunder, administrative rulings, published positions of the IRS and judicial interpretations thereof, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect) and any such change or interpretation could affect the U.S. federal income tax considerations described herein. This discussion applies only to holders that hold their HeartSciences Common Stock and Series C Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders. In addition, it does not address consequences relevant to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws, including, without limitation:

•        brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

•        real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

•        pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes or limited liability companies (and investors therein);

•        persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

•        persons that have a functional currency other than the U.S. dollar;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        persons who hold shares of HeartSciences Common Stock or Series C Preferred Stock that may constitute “qualified small business stock” for purposes of Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

•        persons who acquired their shares of HeartSciences Common Stock or Series C Preferred Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to HeartSciences Common Stock or Series C Preferred Stock being taken into account in an “applicable financial statement” (as defined in the Code); former citizens or long-term residents of the United States;

•        holders that exercise appraisal rights;

•        holders who received their HeartSciences Common Stock or Series C Preferred Stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation or in connection with the performance of services;

•        holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”; and

•        holders that hold HeartSciences Common Stock or Series C Preferred Stock as part of a hedge, straddle, constructive sale, conversion or other integrated or similar transaction.

In addition, this discussion does not address any U.S. federal estate, gift, Medicare and any alternative minimum tax considerations or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of HeartSciences Common Stock or Series C Preferred Stock or any tax consequences of transactions effectuated before, after or at the same time as the Transactions.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of HeartSciences Common Stock or Series C Preferred Stock that is, for U.S. federal income tax purposes:

•        a citizen or individual resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has made a valid election to be treated as a United States person for U.S. federal income tax purposes.

•        If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of HeartSciences Common Stock or Series C Preferred Stock, the U.S. federal income tax treatment of the partnership and its partners will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of HeartSciences Common Stock or Series C Preferred Stock and their partners should consult their tax advisors regarding the U.S. federal income tax considerations of the Transactions to them.

Each holder of HeartSciences Common Stock or Series C Preferred Stock should consult its tax advisor with respect to the particular tax consequences of the Transactions to them in light of their particular circumstances, including the effects of U.S. federal, state and local and non-U.S. tax laws.

U.S. Federal Income Tax Considerations of the Transactions to HeartSciences Shareholders

The existing HeartSciences Common Stock will be redesignated as Class A Common Stock of the Combined Company at the Effective Time. The redesignation of HeartSciences Common Stock as Class A Common Stock could be disregarded for U.S. federal income tax purposes or, alternatively, could be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. Under either treatment, (a) existing holders of HeartSciences Common Stock are not expected to recognize any gain or loss as a result of the redesignation of their HeartSciences Common Stock as Class A Common Stock in connection with the Transactions except to the extent of any taxable “boot” received, if any,

(b) each holder’s adjusted tax basis in their Class A Common Stock immediately after the redesignation is expected to equal the holder’s adjusted tax basis in the corresponding shares of HeartSciences Common Stock immediately prior to the redesignation, and (c) the holding period of the shares of Class A Common Stock is expected to include the holding period during which the holder held the corresponding shares of HeartSciences Common Stock.

Holders of Series C Preferred Stock will have their shares converted into Class A Common Stock pursuant to the Series C Mandatory Conversion. The Series C Mandatory Conversion is intended to be treated as part of an integrated transaction qualifying under Section 351 of the Code, but could also be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. Under either treatment, (a) holders of Series C Preferred Stock are not expected to recognize any gain or loss as a result of the Series C Mandatory Conversion in connection with the Transactions except to the extent of any taxable “boot” received, if any, (b) each Series C Preferred Stock holder’s adjusted tax basis in their Class A Common Stock immediately after the Series C Mandatory Conversion is expected to equal the holder’s adjusted tax basis in the corresponding shares of Series C Preferred Stock immediately prior to the Series C Mandatory Conversion, and (c) the holding period of the shares of Class A Common Stock is expected to include the holding period during which the holder held the corresponding shares of Series C Preferred Stock.

Following the Transactions, the Class A Common Stock will represent a voting and economic interest in the Combined Company, which at that time will be a holding company whose principal asset is its interest in the Surviving Company. The Combined Company will also have authorized Class V Common Stock, which will carry voting rights but no economic rights.

Holders of Class A Common Stock should consult their own tax advisors regarding the tax consequences of holding Class A Common Stock following the Transactions, including with respect to distributions, dispositions, and the indirect ownership of an interest in a partnership (the Surviving Company) through a corporate holding company.

Intended Tax Treatment of the Transactions

The Transactions are intended to be treated as follows for U.S. federal income tax purposes: (i) the Merger will be treated in a manner consistent with the principles of Rev. Rul. 99-5, 1999-1 C.B. 434, Situation 2, such that (A) from and after the Effective Time, the Surviving Company will be treated as a partnership for U.S. federal income tax purposes, (B) HeartSciences will be treated as having contributed property to the Surviving Company (as a newly-formed partnership) in exchange for Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code, and (C) Fortitude Seller will be treated as having contributed all of the assets of Fortitude HoldCo to the Surviving Company (as a newly-formed partnership) in exchange for Surviving Company Non-Voting Units in a transaction governed by Section 721 of the Code; and (iii) the Contribution and Exchange, the Series C Mandatory Conversion, and the Series D Forced Conversion, all as part of an integrated plan, will be treated as a transaction governed by Section 351 of the Code (“Intended Tax Treatment”).

No Assurance Regarding Intended Tax Treatment

No opinion of counsel has been or will be rendered to HeartSciences, and no ruling from the IRS has been or will be sought, regarding the Intended Tax Treatment. There can be no assurance that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain any such challenge. If the IRS were to successfully challenge the Intended Tax Treatment, the tax consequences of the Transactions could differ materially from those described herein. Each party to the Merger Agreement has agreed to report consistently with the Intended Tax Treatment unless required to do so otherwise by a “determination” within the meaning of Section 1313(a) of the Code.

Post-Closing Organizational Structure — Tax Considerations

Following the consummation of the Transactions, the Combined Company will be organized as an Up-C structure in which the Combined Company will be a holding company whose principal asset is its interest in the Surviving Company. The Surviving Company will be treated as a partnership for U.S. federal income tax purposes and, as such, will generally not be subject to any entity-level U.S. federal income tax. Instead, items of income, gain, loss, deduction, and credit of the Surviving Company will be allocated among the holders of Surviving Company Non-Voting Units in accordance with the A&R LLC Agreement and applicable provisions of the Code and Treasury Regulations.

The Combined Company, as a holder of Surviving Company Non-Voting Units, will be subject to U.S. federal income tax on its allocable share of any net taxable income of the Surviving Company, whether or not any corresponding cash distributions are made. Under the A&R LLC Agreement, the Surviving Company will be obligated, subject to various limitations and restrictions, to make tax distributions to holders of Surviving Company Non-Voting Units (including the Combined Company) in amounts intended to be sufficient to cover the U.S. federal, state, and local income taxes imposed on their allocable shares of taxable income of the Surviving Company.

THIS SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE TRANSACTIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF HEARTSCIENCES COMMON STOCK AND SERIES C PREFERRED STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS OF THE TRANSACTIONS TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated by reference into this Proxy Statement. A copy of the Merger Agreement Amendment is attached to this Proxy Statement as Annex I and is incorporated by reference into this Proxy Statement. The Merger Agreement has been attached to this Proxy Statement to provide you with information regarding its terms. The summary of the material terms of the Merger Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you. HeartSciences urges you to read carefully the Merger Agreement in its entirety as it is the legal document governing the Transactions.

Form of the Transactions

The Merger Agreement provides that, (i) prior to the Closing, HeartSciences will form HeartSciences Sub, contribute substantially all of its assets and liabilities to HeartSciences Sub and contribute 100% of the limited liability company interests in HeartSciences Sub to Merger Sub, Fortitude Seller will contribute all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries, (ii) immediately prior to the Effective Time, and as more fully described below, Fortitude Seller will contribute its Fortitude HoldCo Voting Units to HeartSciences in exchange for shares of Class V Common Stock and will contribute $2,000,000 in cash or Zcash cryptocurrency to HeartSciences in exchange for shares of Class A Common Stock, and (iii) at the Effective Time, Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving as the Surviving Company, of which HeartSciences will be the sole managing member, and will be a subsidiary of the Combined Company.

Immediately prior to the Effective Time, each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of HeartSciences Common Stock in accordance with the conversion notice required to be delivered to such holders by HeartSciences under the terms of the Merger Agreement, in accordance with the Certificate of Designations, Number, Voting Power, Preferences and Rights of the Series C Preferred Stock, and, immediately after the Effective Time, each share of Series D Preferred issued and outstanding immediately prior to the Effective Time shall be converted into such number of fully paid and nonassessable shares of Class A Common Stock as determined by dividing the then-effective “Series C Original Issue Price” by the then-effective “Series C Conversion Price” (each as defined in the Certificate of Designations, Number, Voting Power, Preferences and Rights of the Series C Preferred Stock).

Following the Closing, the Combined Company will hold its economic interests in the Fortitude and HeartSciences businesses through its ownership of Surviving Company Non-Voting Units and will control Fortitude HoldCo in its capacity as the sole managing member of the Surviving Company, which will be treated as a partnership for U.S. federal income tax purposes, and through its ownership of all of the Surviving Company’s voting units, while Fortitude Seller will hold its economic interests in the Fortitude and HeartSciences businesses in the form of Surviving Company Non-Voting Units that are generally intended to be economically equivalent to, and exchangeable for (together with the associated shares of Class V Common Stock), shares of Class A Common Stock, as described further under “Post-Closing Organizational Structure — Tax Considerations” above and “Consideration and Exchange Ratio” below.

In connection with the consummation of the Transactions, the Combined Company will be renamed “Fortitude Mining Group, Inc.” and shares of the Class A Common Stock on Nasdaq under the symbol “TUDE.”

Effective Time of the Merger

The Merger Agreement requires the parties to consummate the Merger as promptly as practicable (and in any event on the second Business Day) after all of the conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or waived, including the HeartSciences’ Shareholder Approvals of the Proposals. The Merger will become effective upon the filing of a certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed by HeartSciences and Fortitude Seller and specified in the certificate of Merger. Neither HeartSciences nor Fortitude Seller can predict the exact timing of the consummation of the Merger.

Consideration and Exchange Ratio

The consideration for the Transactions will be delivered through an integrated series of transactions, including the Contribution and Exchange and the Merger.

At the Effective Time:

•        Fortitude HoldCo Non-Voting Units issued and outstanding immediately prior to the Effective Time shall be converted into the right to Merger Consideration; and

•        Each unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the number of Surviving Company Non-Voting Units as set forth in the A&R LLC Agreement.

Immediately prior to the Effective Time, pursuant to the Contribution and Exchange, Fortitude Seller will (i) contribute all of its Fortitude HoldCo Voting Units to HeartSciences in exchange for a number of shares of Class V Common Stock equal to the product of the Closing HeartSciences Common Stock Shares multiplied by the Exchange Ratio, and (ii) contribute $2,000,000 in cash or a number of Zcash to HeartSciences in exchange for a number of shares of Class A Common Stock equal to $2,000,000 divided by the Closing HeartSciences Common Stock VWAP.

For purposes of calculating the Merger Consideration:

•        The “Exchange Ratio” means 19.00; however, that if the Closing HeartSciences Common Stock VWAP is equal to or greater than $7.50, the Exchange Ratio will be 21.22.

•        “Closing HeartSciences Common Stock Shares” means, without duplication, (a) 3,290,350, the number of shares of HeartSciences Common Stock outstanding as of the date of the Merger Agreement, plus (b) the number of shares of HeartSciences Common Stock outstanding as of the Closing solely as a result of the conversion of any Series C Preferred Stock or Series D Preferred Stock following the date of the Merger Agreement and prior to the Closing, plus (c) the number of shares of HeartSciences Common Stock to be issued upon the conversion of Series C Preferred Stock (as determined in accordance with Section 6.04(b) of the Merger Agreement) and Series D Preferred Stock in connection consummation of with the Transactions, plus (d) 203,750, the number of outstanding restricted stock units as of the date of the Merger Agreement, plus (e) 8,607, the number of shares of HeartSciences Common Stock issuable pursuant to pre-funded warrants to purchase shares of HeartSciences Common Stock as of the date of the Merger Agreement;

•        “Closing HeartSciences Common Stock VWAP” means the volume weighted average price of HeartSciences Common Stock for the 20 Business Day period ending two (2) Business Days prior to the Closing.

Immediately after the Transactions, and subject to any permitted pre-closing equity issuances, it is expected that Fortitude Seller will hold approximately 95% of the Combined Company through its aggregate ownership of Class A Common Stock and Class V Common Stock, with HeartSciences’ existing shareholders holding approximately 5% of the Combined Company in the form of Class A Common Stock.

At the Effective Time, Surviving Company Non-Voting Units will be issued directly to Fortitude Seller in accordance with the terms of the A&R LLC Agreement and corresponding shares of Class V Common Stock will be issued directly to Fortitude Seller in connection with the Contribution and Exchange. No exchange agent or book-entry share mechanics are required.

No procedures for surrendering or exchanging certificates are required, as there are no Fortitude HoldCo unit certificates or HeartSciences preferred stock certificates outstanding. Surviving Company Non-Voting Units and shares of Class V Common Stock will be issued directly to Fortitude Seller at the Closing.

From and after the Closing, Fortitude Seller’s right to receive Surviving Company Non-Voting Units and shares of Class V Common Stock will be governed solely by the terms of the Merger Agreement and the A&R LLC Agreement.

No provisions regarding lost, stolen, or destroyed certificates are applicable, as no Fortitude HoldCo unit certificates exist.

All distributions on Surviving Company Non-Voting Units will be made in accordance with the A&R LLC Agreement.

Equity Awards

The Merger Agreement does not itself provide for the assumption, conversion, cancellation or cash-out of outstanding options to purchase HeartSciences Common Stock or outstanding restricted stock units of HeartSciences. Each option to purchase HeartSciences Common Stock and each HeartSciences restricted stock unit outstanding immediately prior to the Effective Time will remain outstanding immediately following the Effective Time, in each case on the same terms and conditions (including the same exercise price, vesting schedule, and, other than as described below, expiration date) as were applicable to such award immediately prior to the Effective Time.

Certain outstanding options and restricted stock units held by HeartSciences’ directors and executive officers contain contractual change-of-control vesting provisions under their applicable award agreements and the Existing Plan, and will vest in full upon the occurrence of the Closing. See “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions” for a description of the specific options and restricted stock units held by HeartSciences’ directors and executive officers that will vest in connection with the Closing.

Employees

If requested by Fortitude Seller in writing no later than five (5) Business Days before the Closing Date, HeartSciences will take all actions necessary, and any actions reasonably requested by Fortitude Seller, with respect to each HeartSciences employee benefit plan intended to be qualified under Section 401(a) of the Code (i.e., HeartSciences’ 401(k) plan), to terminate such plan (or HeartSciences’ participation in such plan) effective no later than the day immediately preceding the Closing Date. HeartSciences will provide Fortitude Seller, for its reasonable review and comment, drafts of any documentation (including board or manager resolutions) effectuating such termination no later than three (3) Business Days before the Closing Date, and, if properly requested by Fortitude Seller, HeartSciences will deliver to Fortitude Seller satisfactory evidence of its actions with respect to the foregoing before the Closing.

Regulatory Approvals

Neither HeartSciences nor Fortitude Seller is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Transactions. In the United States, HeartSciences and Fortitude Seller must comply with applicable federal and state securities laws and the Nasdaq rules in connection with the issuance of shares of HeartSciences Common Stock in the Transactions, including the filing with the SEC of this Proxy Statement and the required shareholder approval for the resulting “change of control” of HeartSciences under the Nasdaq rules.

Nasdaq Listing

HeartSciences Common Stock and its Listed Warrants are currently listed on Nasdaq under the symbol “HSCS” and “HSCSW,” respectively. Pursuant to the Merger Agreement, HeartSciences has agreed to use its commercially reasonable efforts to maintain its existing listing on Nasdaq until the Effective Time of the Merger and obtain approval of the listing of the Combined Company’s Class A Common Stock on Nasdaq at or prior to the Effective Time.

Adoption of Combined Company’s Amended and Restated Certificate of Formation; A&R LLC Agreement of the Surviving Company

Shareholders of record of HeartSciences Common Stock on the record date for the Special Meeting will be asked to approve the adoption of the Amended and Restated Charter of the Combined Company as contemplated in the Merger Agreement, which requires the affirmative vote of a majority in voting power of the issued and outstanding shares of HeartSciences Common Stock and Series C Preferred Stock (on an as-converted to HeartSciences Common Stock basis), voting together as a single class, as further described in the section titled “Matters Being Submitted to a Vote of HeartSciences’ Shareholders — Proposals 3A-G: The Charter Adoption Proposals”).

The Charter will be amended and restated in the form attached to this Proxy Statement as Annex B. Fortitude HoldCo, as the governing document of Fortitude HoldCo as a limited liability company, will be amended and restated in its entirety as the A&R LLC Agreement for the Surviving Company in the form attached to this Proxy Statement as Annex D.

Conditions to the Completion of the Transactions

Each party’s obligation to complete the Transactions is subject to the satisfaction or waiver by each of the parties, at or prior to the Closing, of various conditions, which include the following:

•        there must not have been issued, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Transactions contemplated by the Merger Agreement by any court of competent jurisdiction or other governmental entity of competent jurisdiction, and no law, statute, rule, regulation, ruling or decree shall be in effect which has the effect of making the consummation of the Merger or any of the other Transactions contemplated by the Merger Agreement illegal;

•        the HeartSciences Shareholder Approvals must have been duly obtained in accordance with applicable law and HeartSciences’ organizational documents;

•        Each of Fortitude Seller, in its capacity as the sole member of Fortitude HoldCo, and DCG, in its capacity as the sole stockholder of Fortitude Seller, has adopted and approved, by the Seller Consent and Seller Stockholder Consent, respectively, among other items, the Merger Agreement and the Transactions, which adoptions and approvals were each obtained on June 23, 2026.

•        HeartSciences must have received written confirmation from Nasdaq that the shares of HeartSciences Common Stock (including the shares to be issued in connection with the Transactions) will continue to be listed on Nasdaq following the completion of the Transactions, subject only to official notice of issuance;

•        any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and all other approvals, clearances and waiting periods required under any other applicable antitrust law shall have been obtained or shall have expired or been terminated.

In addition, each party’s obligation to complete the Transactions is subject to the satisfaction or waiver by that party of the following additional conditions:

•        the representations and warranties of the other party regarding corporate existence and power, corporate authorization, capitalization, the absence of certain changes, antitakeover statutes and the absence of brokers’ or finders’ fees must be true and correct in all respects (in the case of the capitalization representations, subject only to de minimis inaccuracies) on the date of the Merger Agreement and on the Closing with the same force and effect as if made on the date on which the Merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date;

•        certain other representations and warranties of the other party, including those regarding corporate authorization, non-contravention, additional capitalization matters and, in the case of HeartSciences, its regulatory reports, SEC filings and compliance with the Sarbanes-Oxley Act (in each case disregarding all materiality and similar qualifications contained therein), must be true and correct in all material respects on the date of the Merger Agreement and on the Closing with the same force and effect as if made on the date on which the Merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date;

•        the remaining representations and warranties of the other party in the Merger Agreement must be true and correct on the date of the Merger Agreement and on the Closing with the same force and effect as if made on the date on which the Merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Fortitude Material

Adverse Effect or HeartSciences Material Adverse Effect (each as defined below), as applicable (without giving effect to any references therein to any Fortitude Material Adverse Effect or HeartSciences Material Adverse Effect, as applicable, or other materiality qualifications);

•        the other party to the Merger Agreement must have performed or complied with in all material respects all of such party’s agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•        the other party must have delivered certain certificates and other documents required under the Merger Agreement for the completion of the Transactions.

In addition, the obligation of HeartSciences and the Merger Sub to complete the Transactions is further subject to the satisfaction or waiver of the following conditions:

•        there shall have been no effect that, considered together with all other effects that have occurred, has or would reasonably be expected to have a material adverse effect on the business, financial condition, operations or results of operations of Fortitude or its subsidiaries, taken as a whole (referred to as a “Fortitude Material Adverse Effect”); provided, however, that effects arising or resulting from the following shall not be taken into account in determining whether there has been a Fortitude Material Adverse Effect: (a) any changes in conditions generally affecting United States or global economic, business, regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) conditions (or changes in such conditions, including any change on a current or forward basis) in the currency, digital asset mining, cryptocurrency, electricity, power or natural gas industry (including changes in cryptocurrency prices, commodity prices, general market prices and regulatory changes affecting the industry); (c) general changes in national or international political conditions (including the imposition of or changes in international tariffs, sanctions, trade policies or disputes or any “trade war” and any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks or pandemics; (e) any failure, in and of itself, by Fortitude Seller or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Fortitude Material Adverse Effect, unless otherwise excluded in the definition of “Fortitude Material Adverse Effect”); (f) the negotiation, execution and delivery of this Agreement, the public announcement thereof or any Potential PIPE Investment, the pendency of the Merger Agreement, the Merger or any Potential PIPE Investment, the impact thereof on the relationships of Fortitude Seller and its subsidiaries, with customers, suppliers or partners or the consummation of the Merger or any Potential PIPE Investment (it being understood and agreed that the foregoing shall not apply with respect to certain representations or warranties in the Merger Agreement or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of the Merger Agreement, the pendency of the Merger Agreement or the consummation of the Merger); (g) any changes after the date of the Merger Agreement not announced prior to the date of the Merger Agreement in any applicable law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (h) any action required by a governmental authority pursuant to antitrust laws in connection with the Transactions; (i)(A) any hurricane, tornado, earthquake, flood, fire, explosion, weather-related event, natural or man-made disaster, act of God or other force majeure events or occurrences, (B) epidemics, pandemics or disease outbreaks (including COVID-19) or the worsening thereof or applicable Laws (or the interpretation thereof) adopted in response thereto, or (C) any outbreak or escalation or worsening of hostilities, acts of war (whether or not declared), military actions, acts of insurrection, political unrest, riots or any act of sabotage or terrorism (foreign or domestic) including, in all cases of clause (i), the response of any governmental authorities thereto; (j) any action or omission taken by Fortitude Seller pursuant to the prior written request of HeartSciences, or (k) any decline in the market price or trading volume of Zcash, in and of itself (provided that the exception in clause (k) shall not prevent the underlying events, changes, effects, developments, states of facts, conditions, circumstances and occurrences giving rise to or contributing to such decline from being taken into account in determining whether there has been a Fortitude Material Adverse Effect), except in the case of each of clause (a), (b), (c), (d) or (g), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on Fortitude Seller and its subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which Fortitude Seller and its subsidiaries operate.

In addition, the obligation of Fortitude Seller and Fortitude HoldCo to complete the Transactions is further subject to the satisfaction or waiver of the following conditions:

•        there shall have been no effect that, considered together with all other effects that have occurred, has or would reasonably be expected to have a material adverse effect on the business, financial condition, operations or results of operations of HeartSciences (referred to as a “HeartSciences Material Adverse Effect”); provided, however, that effects arising or resulting from the following shall not be taken into account in determining whether there has been a HeartSciences Material Adverse Effect:(a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b)(A) general changes in national or international political conditions (including the imposition of or changes in international tariffs, sanctions, trade policies or disputes or any “trade war” and any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency), or (b)(B) conditions (or changes in such conditions) in the currency, digital asset mining, cryptocurrency, electricity, power or natural gas industry (including changes in cryptocurrency prices, commodity prices, general market prices and regulatory changes affecting the industry); (c) acts of God, natural disasters, calamities, disease outbreaks or pandemics; (d) any decline, in and of itself, in the market price or trading volume of HeartSciences Common Stock (it being understood and agreed that the facts or circumstances giving rise to or contributing to such decline may be taken into account in determining whether there has been, or would reasonably be expected to be, a HeartSciences Material Adverse Effect, unless otherwise excluded in this definition of “HeartSciences Material Adverse Effect”); (e) any failure, in and of itself, by HeartSciences or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a HeartSciences Material Adverse Effect, unless otherwise excluded in this definition of “HeartSciences Material Adverse Effect”); (f) any changes after the date of this Agreement not announced prior to the date of this Agreement in any applicable law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (g) any action required by a governmental authority pursuant to antitrust laws in connection with the Transactions; or (h) any action or omission taken by HeartSciences pursuant to the prior written request of Fortitude Seller, or any action or omission taken by HeartSciences or Merger Sub in connection with or required by any Potential PIPE Investment, the subscription agreements (if any), or any other obligation undertaken at the direction or with the consent of Fortitude Seller, except in the case of each of clause (a), (b)(A), (b)(B), (c) or (f), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on HeartSciences and its subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which HeartSciences and its subsidiaries operate;

•        each of the Series C Mandatory Conversion and the Series D Forced Conversion (each as contemplated by the Merger Agreement) shall have occurred;

•        the shares of HeartSciences Common Stock shall not have been delisted from Nasdaq; and

•        after the date of the Merger Agreement, there shall not have occurred any event, circumstance, development, change or effect that would, or would reasonably be expected to, result in HeartSciences being ineligible to register securities on a registration statement on Form S-3 under the Securities Act immediately following the completion of the Transactions.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of each of HeartSciences and Fortitude Seller for a transaction of this type relating to, among other things:

•        corporate organization and power, and similar corporate matters;

•        subsidiaries;

•        authority to enter into the Merger Agreement and the related agreements;

•        votes required for completion of the Transactions and approval of the proposals that will come before the Special Meeting and that will be the subject of the Seller Consent (being the written consent of Fortitude Seller, as the sole member of Fortitude HoldCo);

•        except as otherwise specifically disclosed in the Merger Agreement, the fact that the consummation of the Transactions would not contravene or require the consent of any third party;

•        capitalization;

•        financial statements and with respect to HeartSciences, documents filed with the SEC and the accuracy of information contained in those documents;

•        material changes or events;

•        liabilities;

•        title to assets;

•        real property and leaseholds;

•        intellectual property;

•        the validity of material contracts to which the parties or their subsidiaries are a party and any violation, default or breach to such contracts;

•        regulatory compliance, permits and restrictions;

•        legal proceedings and orders;

•        tax matters;

•        employee and labor matters and benefit plans;

•        environmental matters;

•        insurance;

•        transactions with affiliates;

•        any brokerage or finder’s fee or other fee or commission in connection with the Transactions;

•        privacy and data security;

•        anti-corruption matters;

•        export controls and economic sanctions;

•        antitakeover statutes;

•        with respect to Fortitude Seller, the valuation of Bitcoin, Zcash and other digital assets reflected in its financial statements in accordance with GAAP, and the absence of any ownership by Fortitude or its subsidiaries of HeartSciences Common Stock; and

•        with respect to HeartSciences, its regulatory reports, SEC filings and compliance with the Sarbanes-Oxley Act, the receipt of a written opinion from its independent valuation advisor as to the fairness, from a financial point of view, of the consideration to be paid in the Transactions, and the absence of any ownership by HeartSciences or its subsidiaries of any units of Fortitude HoldCo.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Transactions, but their accuracy forms the basis of one of the conditions to the obligations of HeartSciences and Fortitude Seller to complete the Transactions.

No Solicitation

HeartSciences has agreed that, during the period commencing on the date of the Merger Agreement and ending on the earlier of the consummation of the Transactions or the termination of the Merger Agreement in accordance with its terms, except as described below, HeartSciences will not, and will cause its subsidiaries and controlled affiliates and its and their respective officers, directors and employees not to, and will use reasonable best efforts to cause its and their other representatives not to, directly or indirectly: (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage or induce the submission of any HeartSciences Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a HeartSciences Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to HeartSciences or any of its subsidiaries to, or afford access to the business, officers, directors, employees, properties, assets, books or records of HeartSciences or any of its subsidiaries to, or otherwise knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that HeartSciences knows, or would reasonably be expected to know, is actively evaluating, seeking to make or has made a HeartSciences Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a HeartSciences Acquisition Proposal; or (iii) except as required by the duties of the HeartSciences Board under applicable law, waive, terminate, modify or release any third party (other than Fortitude Seller and its affiliates) from any “standstill” or similar agreement or obligation.

A “HeartSciences Acquisition Proposal” means, in general, (a) any proposal, offer or indication of interest for a Merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving HeartSciences or any of its subsidiaries with respect to assets that, taken together, constitute more than 15% of HeartSciences’ consolidated assets; (b) any proposal, offer or indication of interest to acquire, directly or indirectly, more than 15% of the issued and outstanding HeartSciences Common Stock or securities representing more than 15% of the voting power of HeartSciences; or (c) any proposal, offer or indication of interest to acquire, directly or indirectly, assets or businesses of HeartSciences or its subsidiaries representing more than 15% of the consolidated assets, revenues or net income of HeartSciences, in each case other than the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, at any time prior to the receipt of the HeartSciences Shareholder Approvals (referred to as the “HeartSciences Approval Time”), if HeartSciences receives a bona fide written HeartSciences Acquisition Proposal made after the date of the Merger Agreement that did not result from a breach of the foregoing restrictions, HeartSciences and its representatives may engage in discussions or negotiations with, and furnish non-public information regarding HeartSciences and its subsidiaries to, the third party making such proposal if the HeartSciences Board determines in good faith, after consultation with its financial advisor (if any) and outside legal counsel, that (i) such HeartSciences Acquisition Proposal constitutes, or would reasonably be expected to result in, a HeartSciences Superior Proposal and (ii) the failure to take such action would be inconsistent with the HeartSciences Board’s fiduciary duties under applicable law. Any such non-public information may be furnished only pursuant to a confidentiality agreement with terms no less favorable to HeartSciences than those in its confidentiality agreement with Fortitude Seller (referred to as an “Acceptable Confidentiality Agreement”), and any non-public information not previously provided to Fortitude Seller must be provided to Fortitude Seller substantially concurrently (and in any event within 24 hours).

A “HeartSciences Superior Proposal” means a bona fide written HeartSciences Acquisition Proposal (with each reference to “15%” in the definition of HeartSciences Acquisition Proposal treated as a reference to “50%”) that did not result from a violation of the no-solicitation provisions and that the HeartSciences Board determines in good faith, after consultation with its financial advisors (if any) and outside legal counsel, and taking into account all the terms and conditions of the proposal, would result in a transaction that (a) is more favorable, from a financial point of view, to HeartSciences’ shareholders than the Transactions (taking into account any proposal by Fortitude Seller to amend the terms of the Merger Agreement), (b) is reasonably capable of being completed on the terms proposed and (c) for which financing, if a cash transaction, is then fully committed or reasonably determined to be available by the HeartSciences Board.

For purposes of the Merger Agreement, a “HeartSciences Adverse Recommendation Change” means, among other things, the failure of the HeartSciences Board to make, or the withdrawal or modification in a manner adverse to Fortitude Seller of, its recommendation that HeartSciences’ shareholders approve the Transactions, the failure to include that recommendation in the Proxy Statement, the approval or recommendation of any HeartSciences Acquisition Proposal, entering into an acquisition agreement relating to a HeartSciences Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or the failure to publicly recommend against, or to reaffirm the HeartSciences Board’s recommendation in response to, a publicly disclosed HeartSciences Acquisition Proposal within the time periods specified in the Merger Agreement. At any time prior to the HeartSciences Approval Time, the HeartSciences Board may effect a HeartSciences Adverse Recommendation Change in response to a HeartSciences Superior Proposal or a material event, change, development or occurrence that was not known or reasonably foreseeable as of the date of the Merger Agreement (referred to as a “HeartSciences Intervening Event”) if it determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, but only after (i) giving Fortitude Seller at least four Business Days’ prior written notice (which, in the case of a HeartSciences Superior Proposal, must attach the most current version of the proposed agreements and identify the offeror) and (ii) if requested by Fortitude Seller, negotiating in good faith with Fortitude Seller during that period regarding any amendments to the Merger Agreement proposed by Fortitude Seller so that the HeartSciences Acquisition Proposal would cease to constitute a HeartSciences Superior Proposal or the HeartSciences Intervening Event would no longer require the change. Any amendment to the financial terms or other material terms of a HeartSciences Superior Proposal requires a new notice and an additional three Business Day negotiation period. Notwithstanding any HeartSciences Adverse Recommendation Change, HeartSciences may not, prior to the termination of the Merger Agreement, enter into any merger agreement, letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to a HeartSciences Acquisition Proposal (other than an Acceptable Confidentiality Agreement), and HeartSciences remains obligated to hold the Special Meeting of its shareholders.

The Merger Agreement also requires HeartSciences to notify Fortitude Seller promptly (and in any event within 24 hours) after its receipt of any HeartSciences Acquisition Proposal, or any inquiry, indication of interest or request for information that would reasonably be expected to lead to a HeartSciences Acquisition Proposal, to identify the third party and describe the material terms and conditions of any such proposal, indication or request, and to keep Fortitude Seller reasonably informed of the status and material terms of, and any material changes to, any such proposal, indication or request.

Meeting of HeartSciences’ Shareholders

HeartSciences is obligated under the Merger Agreement to call, give notice of and hold the Special Meeting for the purposes of voting on the Transactions contemplated by the Merger Agreement, including the Merger, the issuance of Class V Common Stock and Class A Common Stock issued in connection with the Contribution and Exchange, and the resulting change of control of HeartSciences pursuant to Nasdaq rules, the adoption of the Amended and Restated Charter, and to the extent required by applicable law or regulation, the Bylaws, and the approval of the Amended and Restated Equity Plan in form and substance as agreed to by HeartSciences and Fortitude.

The Special Meeting shall be held as promptly as practicable after this Proxy Statement is “cleared” by the SEC. HeartSciences has agreed to take reasonable measures to ensure that all proxies solicited in connection with the Special Meeting are solicited in compliance with all applicable law and HeartSciences’ organizational documents. HeartSciences’ obligation to call, give notice of and hold the Special Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any HeartSciences Superior Proposal or HeartSciences Acquisition Proposal, or by any withdrawal or modification of the recommendation of the HeartSciences Board for shareholders to approve the matters presented at the Special Meeting.

Executive Officers and Board of Directors Following the Transactions

The Combined Company Board will initially be fixed at nine members, consisting of (i) two current members of the HeartSciences Board, namely Andrew Simpson and David Wells, and (ii) seven other members designated by DCG, in its capacity as sole stockholder of Fortitude Seller, subject to applicable Nasdaq requirements, namely Andrea Childs, Simon Koster, Mark Shifke, Julie Stitzel, Jason Yacavone and two additional directors who are expected to be designated prior to the Closing (with such two designees expected to meet the independence standards required by Nasdaq). The staggered board structure of the current HeartSciences Board will remain in place for the Combined Company following the consummation of the Transactions. At and immediately after the Effective Time, the officers of the Combined Company shall include Andrea Childs, current Chief Executive Officer of Fortitude Seller, who is expected to be the Chief Executive Officer of the Combined Company and Erik Ellingson, current Chief Financial Officer of Fortitude Seller, who is expected to be the Chief Financial Officer of the Combined Company.

Indemnification of Officers and Directors

From the Closing through the sixth anniversary of the Closing Date, the Combined Company shall, and shall cause the Surviving Company to, indemnify and hold harmless such persons who are indemnified as of the date of the Merger Agreement by Fortitude Seller or HeartSciences, as applicable, pursuant to the Fortitude Seller’s organizational documents, HeartSciences’ organizational documents, the governing or organizational documents of any subsidiary of Fortitude Seller or of HeartSciences and any indemnification agreements in existence as of the date of the Merger Agreement, each present and former director or officer of Fortitude Seller, HeartSciences and each of their respective subsidiaries (in each case, when acting in such capacity or in connection with their service as an officer, director or other fiduciary of any other person if such service was at the request or for the benefit of Fortitude Seller, HeartSciences or any of their respective subsidiaries) (collectively, referred to as the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, referred to as “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of HeartSciences or of Fortitude Seller, whether asserted or claimed prior to, at or after the Closing, in each case, to the fullest extent permitted under applicable law. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Combined Company and the Surviving Company, jointly and severally, upon receipt by the Combined Company or the Surviving Company from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to the Combined Company, to the extent then required by applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

From and after the Closing, the Combined Company shall, and shall cause the Surviving Company to, maintain in effect the directors’ and officers’ liability insurance policies, maintained by HeartSciences and Fortitude Seller as of the Closing (or other policies with substantially comparable terms) with respect to claims arising from facts or events that occurred at or before the Closing; provided that neither the Combined Company nor the Surviving Company shall be obligated to expend for any annual period an amount in excess of 300% of the current annual premium paid as of the date of the Merger Agreement by HeartSciences or Fortitude Seller, as applicable, for such insurance. If such premium for such insurance would at any time exceed the 300% premium cap or such coverage is not otherwise available, then the Combined Company and the Surviving Company shall maintain insurance that, in the Combined Company’s good faith determination, provides the maximum coverage available at an aggregate premium equal to the premium cap. However, in lieu of the foregoing, the Combined Company may obtain at or prior to the Closing a six (6)-year “tail” insurance policy providing equivalent coverage to that described above if and to the extent that such policy may be obtained for an amount that, in the aggregate, does not exceed the 300% premium cap.

In the event the Combined Company, the Surviving Company, or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any other person or engages in any similar transaction, then in each such case, proper provision shall be made so that the successors and assigns of the Combined Company and/or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this section.

Covenants; Conduct of Business Pending the Merger

Conduct of HeartSciences’ Business

HeartSciences has agreed that, except as required by applicable law, or as otherwise required or expressly permitted by the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Closing and the termination of the Merger Agreement, HeartSciences will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all applicable laws and to (i) preserve intact its business organization and its relationships with customers, suppliers, licensors, licensees and other third parties having material business relationships with it and (ii) keep available the services of its present directors, officers and employees.

HeartSciences has also agreed that, except as required by applicable law, or as otherwise required or expressly permitted by the Merger Agreement, without the prior written consent of Fortitude Seller (such consent not to be unreasonably withheld, conditioned or delayed, and which may be given by email), during the same period it will not, and will not permit any of its subsidiaries to:

•        amend its certificate of incorporation, bylaws or other organizational documents;

•        merge or consolidate with any other person; acquire any interest in any business organization or any division, assets, securities or property thereof; or adopt or propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•        split, combine or reclassify any of its capital stock; amend the terms of, or alter any rights of, any of its outstanding equity interests; declare, set aside or pay any dividend or other distribution (other than distributions by a wholly owned subsidiary to HeartSciences or another wholly owned subsidiary); or redeem, repurchase or otherwise acquire any of its securities;

•        issue, sell or authorize the issuance of any shares of its capital stock or securities convertible into or exercisable for its capital stock, other than issuances pursuant to (a) the exercise of HeartSciences stock options or warrants, (b) the conversion of shares of Series C Preferred Stock or Series D Preferred Stock, or (c) other equity awards outstanding or approved as of the date of the Merger Agreement; or enter into any agreement with respect to the voting of its capital stock;

•        authorize, make or incur any capital expenditures, exceeding $100,000 in the aggregate;

•        transfer, sell, lease or otherwise dispose of any assets or property (excluding intellectual property), other than sales of inventory in the ordinary course of business, other dispositions in the ordinary course of business not exceeding $100,000 in the aggregate, or transactions solely among HeartSciences and its wholly owned subsidiaries;

•        make any loans, advances or capital contributions to any other person;

•        terminate, suspend, abrogate, amend or modify any material HeartSciences permit in a manner materially adverse to HeartSciences and its subsidiaries, taken as a whole;

•        sell, license, abandon, allow to lapse or otherwise dispose of, or fail to maintain, enforce or protect, any material intellectual property (other than non-exclusive licenses granted in the ordinary course of business);

•        disclose any material trade secret other than pursuant to a commercially reasonable confidentiality agreement entered into in the ordinary course of business;

•        form any subsidiary or enter into any new line of business;

•        incur any liability or obligation in excess of $100,000 in the aggregate, other than ordinary course administrative costs and transaction expenses (including legal and accounting costs) or liabilities incurred in the ordinary course of business under contracts in effect on the date of the Merger Agreement;

•        create or incur any lien (other than a permitted lien) on any material asset or property;

•        acquire any fee interest in real property, enter into any real property lease (other than in the ordinary course of business), or amend, renew, extend, modify or terminate any HeartSciences real property lease (other than expirations of the stated term);

•        enter into, terminate, renew, extend or amend in any material respect, or waive any material right under, any HeartSciences material contract (other than in the ordinary course of business), or enter into, terminate, renew, extend, amend or waive any right under any related party contract;

•        except as required by applicable law or the terms of an existing HeartSciences employee plan, adopt, amend, establish, enter into or terminate any employee plan; grant or increase any change-of-control, retention, severance or similar arrangement; grant or accelerate any cash, equity or equity-based awards; increase the compensation, bonus or benefits payable to any service provider; fund any compensation or benefits; hire, promote or terminate (other than for cause) any service provider; or reclassify any service provider;

•        make any material change in any method of accounting or accounting principle or practice, except as required by GAAP or Regulation S-K;

•        make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, enter into any material tax closing agreement or tax sharing agreement, surrender or allow to expire any right to a tax refund, consent to any extension or waiver of a limitation period applicable to any tax claim or assessment, or settle or surrender any material tax claim, audit or assessment;

•        settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation or proceeding involving or against HeartSciences or any of its subsidiaries;

•        enter into any transaction with any of its related parties (other than HeartSciences and its subsidiaries);

•        write up, write down or write off the book value of any of its assets, other than in the ordinary course of business or as required by GAAP;

•        enter into, amend, extend or terminate any collective bargaining agreement or other contract with any labor organization; recognize or certify any labor organization as bargaining representative; waive, release or fail to enforce the restrictive covenant obligations of any service provider; or announce or engage in any “plant closing” or “mass layoff” requiring notice under the WARN Act;

•        issue, sell, borrow or otherwise incur any indebtedness for borrowed money (including debt securities), or assume or guarantee any such indebtedness of any other person, other than indebtedness outstanding on the date of the Merger Agreement; or

•        agree, commit or publicly propose to do any of the foregoing.

Conduct of Fortitude’s Business

Fortitude Seller has agreed that, except as required by applicable law, as part of the Contribution Transactions contemplated by the Merger Agreement, as would not reasonably be expected to prevent, materially impair or delay Fortitude Seller’s, Fortitude HoldCo’s or Fortitude’s ability to perform their respective obligations under the Merger Agreement or consummate the Transactions, or as otherwise required or expressly permitted by the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Closing and the termination of the Merger Agreement, Fortitude Seller will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all applicable laws and to (i) preserve intact its business organization and its relationships with customers, suppliers, licensors, licensees and other third parties having material business relationships with it and (ii) keep available the services of its present directors, officers and employees.

Fortitude Seller has also agreed that, subject to the same exceptions described above, without the prior written consent of HeartSciences (such consent not to be unreasonably withheld, conditioned or delayed), during the same period it will not, and will not permit any of its subsidiaries to:

•        adopt or propose any change to its organizational documents;

•        merge or consolidate with any other person, or adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•        split, combine, subdivide or reclassify any of its equity interests; amend the terms of, or alter any rights of, its equity interests or convertible securities; declare, set aside or pay any dividend or other distribution; or redeem, repurchase or otherwise acquire any of its subsidiaries’ equity interests or other securities;

•        transfer, sell, lease, sublease, assign or otherwise dispose of any subsidiary or any division or interest therein or, other than in the ordinary course of business, any assets, securities or property;

•        authorize, make or incur any capital expenditures or related obligations or liabilities, other than in the ordinary course of business;

•        make any material loans, advances or capital contributions to any other person;

•        issue, sell, borrow or otherwise incur any indebtedness for borrowed money (including non-convertible debt securities), or assume or guarantee any such indebtedness of any other person, except (a) purchase money and equipment financing in the ordinary course of business or (b) indebtedness incurred in an aggregate principal amount not to exceed $10,000,000;

•        issue, deliver or sell, or authorize the issuance, delivery or sale of, any of its equity interests or securities convertible into or exercisable for its equity interests; or enter into any agreement with respect to the ownership or voting of any of its equity interests;

•        sell, license, abandon, allow to lapse or otherwise dispose of, or fail to maintain, enforce or protect, any material intellectual property (other than non-exclusive licenses granted in the ordinary course of business);

•        make any material change in its accounting policies or procedures (except as required by GAAP), change its fiscal year, or make any material change in its internal accounting controls or disclosure controls and procedures;

•        terminate, suspend, amend or modify in any material respect any permit with a governmental authority;

•        enter into or amend any contract with any broker, finder, investment banker or other person under which such person would be entitled to any brokerage, finder’s or similar fee or commission in connection with the transactions;

•        disclose any material trade secret other than pursuant to a commercially reasonable confidentiality agreement entered into in the ordinary course of business; or

•        agree, authorize, commit or publicly propose to do any of the foregoing.

Nothing in the Merger Agreement gives HeartSciences or Fortitude Seller, directly or indirectly, the right to control or direct the operations of the other prior to the Closing. Prior to the closing, each of HeartSciences and Fortitude Seller will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its own business operations.

Other Agreements

Each of HeartSciences and Fortitude Seller has agreed to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable law to consummate the Merger and the other Transactions as promptly as reasonably practicable, including using reasonable best efforts to obtain all necessary actions, waivers, consents, approvals and authorizations from, and to make all necessary registrations, declarations and filings with, governmental authorities.

The Merger Agreement contains additional covenants of the parties, including that:

•        the parties will not issue any press release or make any public statement regarding the Merger Agreement or the Transactions, except as permitted by the Merger Agreement (the initial press release being a joint release reasonably agreed by the parties);

•        each party will promptly notify the other of, and cooperate with respect to, any transaction litigation relating to the Merger Agreement or the Transactions, and neither party will settle or compromise any such transaction litigation without the other party’s prior written consent (not to be unreasonably withheld, conditioned or delayed);

•        the parties will use reasonable best efforts to cause the Transactions, the Contribution and Exchange, the Series C Mandatory Conversion, and the Series D Forced Conversion to qualify for the intended tax treatment, and will not take any action reasonably likely to prevent such qualification; all transfer taxes arising in connection with the transactions will be borne and paid by HeartSciences;

•        prior to the Effective Time, HeartSciences and Fortitude Seller will take all steps as may be required to cause any acquisitions of HeartSciences Common Stock (including derivative securities and equity awards) resulting from the Transactions by persons who will become subject to the reporting requirements of Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•        each of HeartSciences and Fortitude Seller will promptly advise the other of specified events, including any notice from any person alleging that its consent is required in connection with the Transactions, any communication from any governmental authority, and any change, event or fact reasonably likely to result in a HeartSciences Material Adverse Effect or a Fortitude Material Adverse Effect or to cause a material breach of its representations, warranties or covenants;

•        if Fortitude Seller so requests at least five Business Days before the closing, HeartSciences will terminate any HeartSciences employee benefit plan intended to be qualified under Section 401(a) of the Code (i.e., HeartSciences’ 401(k) plan), effective no later than the day immediately preceding the Closing;

•        the parties will take all action necessary to ensure that no state antitakeover statute or similar law or charter provision is or becomes applicable to the Merger Agreement, the Merger or the other Transactions;

•        promptly after execution of the Merger Agreement, HeartSciences will notify the holders of all warrants to purchase HeartSciences Common Stock of the Transactions;

•        no later than 45 days after the end of each fiscal quarter of Fortitude Seller ending after the date of the Merger Agreement and prior to the Closing, Fortitude Seller will deliver to HeartSciences specified unaudited interim financial statements;

•        to the extent there were a Potential PIPE Investment, the parties would use their respective reasonable best efforts to facilitate, arrange and consummate the Potential PIPE Investment on the terms of the subscription agreements, and HeartSciences would not amend, modify or waive any provision of, or terminate, any subscription agreement without Fortitude Seller’s prior written consent; and

•        HeartSciences and Fortitude Seller will use their respective reasonable best efforts to cause HeartSciences’ name and ticker symbol to be changed, effective as of the closing or as soon as reasonably practicable thereafter, to “Fortitude Mining Group, Inc.” and “TUDE,” respectively.

The resale of the shares of Class A Common Stock issued in the Transactions or upon the exchange of Class V Common Stock and accompanying Surviving Company Non-Voting Units will be addressed through the Registration Rights Agreement that Fortitude Seller, HeartSciences and the Combined Company will enter into at the Closing, rather than through a standalone covenant in the Merger Agreement to file a resale registration statement within a fixed period.

Termination

The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time (whether before or after the receipt of the HeartSciences Shareholder Approvals or the effectiveness of the Seller Consent, except as otherwise specified below), as follows:

•        by mutual written consent of HeartSciences and Fortitude Seller;

•        by either HeartSciences or Fortitude Seller if the Transactions have not been consummated on or before the date that is seven months after the date of the Merger Agreement (referred to as the “End Date”); provided, however, that this right to terminate will not be available to a party whose breach of any provision of the Merger Agreement primarily causes or results in the failure of the Merger to be consummated on or before the End Date;

•        by either HeartSciences or Fortitude Seller if a court of competent jurisdiction or other governmental authority has enacted, issued or promulgated any law or order, or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such law, order or other action has become final and non-appealable; provided that this right to terminate will not be available to a party whose action or failure to perform was a primary cause of such law or order;

•        by either HeartSciences or Fortitude Seller if the HeartSciences Shareholder Approvals have not been obtained at the Special Meeting (or any adjournment or postponement thereof at which the vote was taken);

•        by HeartSciences if either the Seller Stockholder Consent or the Seller Consent has not been obtained;

•        by Fortitude Seller if a HeartSciences Adverse Recommendation Change has occurred at any time prior to the receipt of the HeartSciences Shareholder Approvals;

•        by Fortitude Seller upon a breach of any representation, warranty, covenant or agreement on the part of HeartSciences or the Merger Sub, or if any representation or warranty of HeartSciences or the Merger Sub becomes inaccurate, in either case such that the related closing conditions would not be satisfied, subject to a cure period ending on the earlier of the End Date and 20 days after written notice of such breach or inaccuracy; provided that Fortitude Seller is not then in breach of the Merger Agreement in a manner that would cause the related closing conditions in favor of HeartSciences not to be satisfied;

•        by Fortitude Seller if the HeartSciences Common Stock has been delisted from Nasdaq;

•        by Fortitude Seller if HeartSciences has become ineligible to register securities using a registration statement on Form S-3 under the Securities Act; or

•        by HeartSciences upon a breach of any representation, warranty, covenant or agreement on the part of Fortitude Seller, or if any representation or warranty of Fortitude Seller becomes inaccurate, in either case such that the related closing conditions would not be satisfied, subject to a cure period ending on the earlier of the End Date and 20 days after written notice of such breach or inaccuracy; provided that HeartSciences is not then in breach of the Merger Agreement in a manner that would cause the related closing conditions in favor of Fortitude Seller not to be satisfied.

Termination Fee

HeartSciences must pay Fortitude Seller the HeartSciences Termination Fee, plus the Fortitude Seller Reimbursable Expenses, if the Merger Agreement is terminated (i) by Fortitude Seller as a result of a HeartSciences Adverse Recommendation Change, or (ii) by either HeartSciences or Fortitude Seller because the HeartSciences Shareholder Approvals were not obtained at a time when the Merger Agreement was terminable by Fortitude Seller as a result of a HeartSciences Adverse Recommendation Change. The HeartSciences Termination Fee and Seller Reimbursable Expenses are also payable if the Merger Agreement is terminated by either party because the HeartSciences Shareholder Approvals were not obtained and (a) at or prior to the Special Meeting a HeartSciences Acquisition Proposal was publicly made to HeartSciences’ shareholders or otherwise became publicly known (and was not withdrawn within five Business Days of the Special Meeting) and (b) on or prior to the first anniversary of such termination HeartSciences consummates, or enters into a definitive agreement providing for, a transaction relating to a HeartSciences Acquisition Proposal (with each reference to “15%” in the definition of HeartSciences Acquisition Proposal treated as a reference to “50%”). The HeartSciences Termination Fee is payable within two Business Days after termination in the case of a termination resulting from a HeartSciences Adverse Recommendation Change, and within three Business Days after consummation of the relevant transaction in the other case.

Fortitude Seller must pay HeartSciences the Fortitude Termination Fee, plus the HeartSciences Reimbursable Expenses, if the Merger Agreement is terminated by HeartSciences because either the Seller Stockholder Consent or the Seller Consent has not been obtained. The Fortitude Termination Fee and HeartSciences Reimbursable Expenses are payable within two Business Days after the date of termination.

Amendment

Subject to compliance with applicable law, the Merger Agreement may be amended by all of the parties to the Merger Agreement, by action taken or authorized by their respective boards of directors, at any time before or after the receipt of the HeartSciences Shareholder Approvals or the effectiveness of the Seller Consent; provided, however, that after the HeartSciences Shareholder Approvals have been obtained or the Seller Consent has become effective, any amendment of the Merger Agreement that requires the further approval of HeartSciences’ shareholders, the stockholder of Fortitude Seller, the member of Fortitude HoldCo or the member of Merger Sub shall be effective only with the approval of such shareholders or members, as applicable. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Appraisal Rights

Under Section 10.354 of the TBOC, the holders of HeartSciences Common Stock will not be entitled to appraisal rights in connection with the Merger if, on the record date for the Special Meeting, such shares of HeartSciences Common Stock are listed on a national securities exchange or held of record by more than 2,000 shareholders. Holders of HeartSciences Common Stock are not required to accept as consideration for their shares any consideration that is different from the consideration to be provided to any other holder of such HeartSciences Common Stock, other than cash instead of fractional shares, and holders of such HeartSciences Common Stock are not required to accept as consideration for their shares anything other than the shares of a domestic entity which immediately after the effective date of the Merger are either listed on a national securities exchange or held of record by more than 2,000 shareholders, cash paid in lieu of fractional shares or any combination of the foregoing.

HeartSciences Common Stock is currently listed on Nasdaq, a national securities exchange, and was so listed on the Record Date for the Special Meeting. If the Merger is completed, holders of HeartSciences Common Stock will not receive any consideration, and their shares of HeartSciences Common Stock will remain outstanding and will constitute shares of the Combined Company, which shares are expected to continue to be listed on Nasdaq at the Effective Time. Accordingly, holders of HeartSciences Common Stock are not entitled to any appraisal rights in connection with the Merger.

General

If you hold one or more shares of Series C Preferred Stock, you are entitled to appraisal rights under Texas law and have the right to dissent from the Merger and have the appraised fair value of your shares of Series C Preferred Stock paid to you in cash. The appraised fair value of a share of Series C Preferred Stock may be more or less than the per share consideration being paid in the Transactions. If you are contemplating exercising your right to dissent, HeartSciences urges you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, which are attached to this Proxy Statement as Annex G, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent

To be eligible to exercise your right to dissent to the Merger:

•        you must, prior to the Special Meeting, provide HeartSciences with a written objection to the Merger that states that you will exercise your right to dissent if the Merger is completed and that provides an address to which HeartSciences may deliver or mail a notice if the Merger is completed;

•        you must vote your shares of Series C Preferred Stock against the Combination Proposal;

•        you must, not later than the twentieth (20th) day after the Combined Company sends you notice that the Merger was completed, provide the Combined Company with a written demand for payment of the fair value of your shares of Series C Preferred Stock that states the number and class of shares of Series C Preferred Stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent.

•        No procedures for surrendering or exchanging certificates are required, as there are no HeartSciences preferred stock certificates outstanding.

If you intend to dissent from the Merger, you must send the notice to:

HeartSciences Inc.
550 Reserve Street, Suite 360
Southlake, Texas 76092
Attention: Chief Financial Officer and Treasurer

If you fail to vote your shares of Series C Preferred Stock at the Special Meeting against the Combination Proposal, you will lose your right to dissent from the Merger. You will instead receive the treatment of your shares as described in the Merger Agreement. If you comply with the first two items above and the Merger is completed, the Combined Company will send you a written notice advising you that the Merger has been completed. The Combined Company must deliver this notice to you within ten (10) days after the Merger is completed.

Your Demand for Payment

If you wish to receive the fair value of your shares of Series C Preferred Stock in cash, you must, within twenty (20) days after the date the Combined Company sends you notice of the completion of the Merger, send a written demand to the Combined Company for payment of the fair value of your shares of Series C Preferred Stock. The fair value of your shares of Series C Preferred Stock will be the value of the shares on the day immediately preceding the Merger, excluding any appreciation or depreciation in anticipation of the Merger. Your written demand and any notice addressed to the Combined Company must be sent to:

Fortitude Mining Group, Inc.
550 Reserve Street, Suite 360
Southlake, Texas 76092
Attention: Chief Financial Officer and Treasurer

Your written demand must state how many shares of Series C Preferred Stock you own and your estimate of the fair value of your shares of Series C Preferred Stock. If you fail to send this written demand to the Combined Company within twenty (20) days after the date the Combined Company sends you notice of the completion of the Merger, you will be bound by the Merger Agreement and you will not be entitled to receive a cash payment representing the fair value of your shares of Series C Preferred Stock. Instead, you will receive the treatment of your shares as described in the Merger Agreement.

The Combined Company’s Actions Upon Receipt of Your Demand for Payment

Within twenty (20) days after the Combined Company receives your demand for payment and your estimate of the fair value of your shares of Series C Preferred Stock, the Combined Company must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If the Combined Company accepts your estimate, the Combined Company will notify you that it will pay the amount of your estimated fair value within ninety (90) days of the Merger being completed.

If the Combined Company does not accept your estimate, the Combined Company will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within one hundred and twenty (120) days of the Merger being completed, which you may accept within ninety (90) days or decline.

Payment of the Fair Value of Your Shares of Series C Preferred Stock Upon Agreement of an Estimate.

If you and the Combined Company have reached an agreement on the fair value of your shares of Series C Preferred Stock within ninety (90) days after the Merger is completed, the Combined Company must pay you the agreed amount within one hundred and twenty (120) days after the Merger is completed.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled

If you and the Combined Company have not reached an agreement as to the fair market value of your shares of Series C Preferred Stock within ninety (90) days after the Merger is completed, you or the Combined Company may, within sixty (60) days after the expiration of the ninety (90)-day period, commence proceedings in Tarrant County, Texas, asking the court to determine the fair value of your shares of Series C Preferred Stock. The court will determine if you have complied with the appraisal provisions and if you have become entitled to a valuation of and payment for your shares of Series C Preferred Stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and the Combined Company may address the court about the report. The court will determine the fair value of your shares and direct the Combined Company to pay that amount, plus interest, which will begin to accrue ninety-one (91) days after the Merger is completed.

Rights as a Shareholder

If you have made a written demand on the Combined Company for payment of the fair value of your shares of Series C Preferred Stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the Transactions, your right under the appraisal provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the Merger.

Withdrawal of Demand

If you have made a written demand on the Combined Company for payment of the fair value of your Series C Preferred Stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the Merger and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

AGREEMENTS RELATED TO THE TRANSACTIONS

Support Agreements

In connection with the execution of the Merger Agreement, certain HeartSciences shareholders entered into the Support Agreements with HeartSciences and Fortitude Seller pursuant to which, among other things, each of these shareholders agreed, solely in its capacity as a shareholder, to vote (i) in favor of adoption and approval of (A) the HeartSciences Shareholder Approvals, and (B) any matter that could reasonably be expected to facilitate the Merger, and all other Transactions; (ii) against any HeartSciences Acquisition Proposal, or any agreement, transaction, or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Transactions, including the Merger; and (iii) in favor of any proposal to adjourn or postpone the Special Meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such Special Meeting is held. The Support Agreements grant a proxy to vote such shares in favor of the Transactions. In addition, the Support Agreements place restrictions on the transfer of the shares of HeartSciences Common Stock and Series C Preferred Stock held by the respective signatory shareholders and prohibits signatory shareholders from facilitating any HeartSciences Acquisition Proposal, provided that the foregoing does not prevent the fulfilment of fiduciary duties by any HeartSciences director or officer consistent with the Merger Agreement, or by any trustee or fiduciary of any employee benefit plan or trust.

As of June 23, 2026, shareholders owning in the aggregate more than 50% of the outstanding shares of Series C Preferred Stock have entered into Support Agreements. The HeartSciences shareholders that entered into the Support Agreements are Andrew Simpson, HeartSciences’ President, Chief Executive Officer and Chairman of the HeartSciences Board, Daniel Simpson, brother of Mr. Simpson, Front Range Ventures, LLC, Snodgrass Children’s Limited and Lary Snodgrass Family LTD.

The foregoing description of the Support Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Support Agreement set forth on Exhibit B of the Merger Agreement.

A&R LLC Agreement

In connection with the completion of the Transactions, the limited liability company agreement of Fortitude HoldCo will be amended and restated in its entirety in the form of the A&R LLC Agreement, which will become effective at the Effective Time. The A&R LLC Agreement will, among other things, (i) establish HeartSciences as the sole managing member of the Surviving Company, (ii) provide for the issuance of two classes of limited liability company interests: the Surviving Company Non-Voting Units and a class of Surviving Company voting units, (iii) establish the ownership of the Surviving Company Non-Voting Units, and (iv) provide each holder of Surviving Company Non-Voting Units other than the Combined Company with the right to cause the Surviving Company to redeem or exchange all or any portion of such holder’s Surviving Company Non-Voting Units for, at the Combined Company’s election, either (A) an equal number of shares of Class A Common Stock or (B) the cash equivalent using proceeds from equity issuances, in each case subject to the terms and conditions of the A&R LLC Agreement.

The foregoing description of the A&R LLC Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the form of A&R LLC Agreement set forth on Exhibit A of the Merger Agreement.

Registration Rights Agreement

In connection with the completion of the Transactions, the Combined Company, Fortitude Seller and the Surviving Company intend to enter into the Registration Rights Agreement providing for the registration for the resale of the shares of Class A Common Stock issued in the Transactions and/or upon the exchange of Surviving Company Non-Voting Units (along with the associated shares of Class V Common Stock). The filing and effectiveness obligations of the Combined Company, and the related procedures, will be as set forth in the Registration Rights Agreement.

The Combined Company will also agree, among other things, to indemnify the holders party to the Registration Rights Agreement and their respective officers, directors, members, employees, agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Combined Company’s obligations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Registration Rights Agreement set forth on Exhibit C of the Merger Agreement.

Tax Receivable Agreement

In connection with the completion of the Transactions, the Combined Company will enter into the Tax Receivable Agreement with Fortitude Seller that will provide for payments by the Combined Company to Fortitude Seller related to certain tax benefits, if any, that the Combined Company actually realizes, or in some circumstances is deemed to realize for purposes of tax reporting, as a result of: (i) increases in tax basis resulting from any future redemptions or exchanges of Surviving Company Non-Voting Units; and (ii) certain additional tax benefits arising from payments made under the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Tax Receivable Agreement set forth on Exhibit D of the Merger Agreement.

Tax Sharing Agreement

In connection with the completion of the Transactions, the Combined Company will enter into the Tax Sharing Agreement with DCG and the Surviving Company to address the potential inclusion of the Combined Company (and its subsidiaries) in consolidated, combined or unitary income tax groups for certain state and local tax jurisdictions. Pursuant to the Tax Sharing Agreement, the Combined Company, DCG and the Surviving Company will agree to make payments such that the net amount paid by the Combined Company on account of DCG’s consolidated, combined or unitary taxes in respect of such state and local tax jurisdictions generally will be approximately as though the Combined Company had filed separate, stand-alone income tax returns in such jurisdictions either on a stand-alone basis or as the common parent of a group of corporations, rather than as a consolidated subsidiary of DCG. The Combined Company will not be included in DCG’s consolidated group for federal income tax purposes. Similar arrangements will apply between the Surviving Company and DCG, or between the Combined Company and the Surviving Company, where applicable.

The foregoing description of the Tax Sharing Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Tax Sharing Agreement set forth on Exhibit G of the Merger Agreement.

MATTERS BEING SUBMITTED TO A VOTE OF HEARTSCIENCES’ SHAREHOLDERS

PROPOSAL 1 — THE COMBINATION PROPOSAL

Overview of the Combination Proposal

Holders of HeartSciences Common Stock are being asked to approve the Merger Agreement and the Transactions, including the Merger, pursuant to the TBOC.

HeartSciences’ shareholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Merger Agreement, including the section titled, “The Transactions” and “The Merger Agreement.” You are urged to carefully read the Merger Agreement, which is attached as Annex A to this Proxy Statement, in its entirety before voting on this proposal.

Reasons for the Combination Proposal

After careful consideration, the HeartSciences Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and in the best interests of HeartSciences and its shareholders, (ii) approved and adopted the Merger Agreement and the Transactions and (iii) resolved to recommend the approval and adoption of the Merger Agreement and the Transactions by HeartSciences’ shareholders. See the section entitled “The Transactions — HeartSciences’ Reasons for the Transactions; Recommendations of the HeartSciences Board” for a more detailed discussion of the HeartSciences Board’s recommendation.

The Merger Agreement requires HeartSciences to submit this Proposal 1 to its shareholders at the Special Meeting.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

The Transactions are conditioned upon the approval of the Combination Proposal.

Approval of the Combination Proposal, the Nasdaq Proposal, the Charter Adoption Proposals and the Plan Amendment Proposal are each required under the Merger Agreement and are conditioned on one another.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Combination Proposal at the Special Meeting, subject to the terms of such agreements. Please see the section titled “Agreements Related to the Transactions — Support Agreements” for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal 1.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT HEARTSCIENCES’ SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

PROPOSAL 2 — NASDAQ PROPOSAL

Overview of the Nasdaq Proposal

Holders of HeartSciences Common Stock and Series C Preferred Stock are being asked to approve (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b).

Following the Closing, and subject to any permitted equity issuances by HeartSciences and Fortitude HoldCo prior to the Closing: (i) Fortitude Seller is expected to own approximately 95% of the outstanding voting interests of the Combined Company in the form of Class V Common Stock and Class A Common Stock, and the equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding voting and economic interests of the Combined Company, in the form of Class A Common Stock, and (ii) Fortitude Seller is expected to own a number of Surviving Company Non-Voting Units equal to the shares of Class V Common Stock it holds, the Combined Company is expected to hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding, and the Combined Company will be the sole managing member of the Surviving Company and will hold all of the voting limited liability company units of the Surviving Company.

HeartSciences’ shareholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Merger Agreement, including the section titled “The Merger Agreement.” You are urged to carefully read the Merger Agreement and Merger Agreement Amendment, which are attached as Annex A and Annex I, respectfully, to this Proxy Statement, in its entirety before voting on this proposal.

Reasons for the Nasdaq Proposal

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(a), the issuance of (i) the shares of Class V Common Stock in the Contribution and Exchange, and (ii) the shares of Class A Common Stock in the Contribution and Exchange require the approval of HeartSciences’ shareholders.

As a result of the foregoing, HeartSciences is required to obtain shareholder approval pursuant to Nasdaq Listing Rule 5635 and shareholders of HeartSciences are being asked to approve the issuance of up to [____] shares of Class V Common Stock in the Contribution and Exchange, and up to [____] shares of Class A Common Stock in the Contribution and Exchange.

The Merger Agreement requires HeartSciences to submit this Proposal 2 to its shareholders at the Special Meeting. Approval of this Proposal 2 will constitute approval pursuant to the Nasdaq listing rules.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or “broker non-votes,” if applicable, will have no effect on the outcome of Proposal 2.

The Transactions are conditioned upon the approval of the Nasdaq Proposal. If the Transactions are not consummated, the Nasdaq Proposal will have no effect, even if approved by the holders of HeartSciences Common Stock and HeartSciences Common Stock issuable upon conversion of Series C Preferred Stock entitled to vote thereon.

The Combination Proposal, the Nasdaq Proposal, the Charter Adoption Proposals and the Plan Amendment Proposal are each required under the Merger Agreement and are conditioned on one another.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Nasdaq Proposal at the Special Meeting, subject to the terms of such agreements. Please see the section titled “Agreements Related to the Transactions — Support Agreements” for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal 2.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT HEARTSCIENCES’ SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSALS 3A-G — THE CHARTER ADOPTION PROPOSALS

Overview of the Charter Adoption Proposals

In connection with the Merger Agreement and the Transactions contemplated therein, holders of HeartSciences Common Stock and Series C Preferred Stock are being asked to approve the Amended and Restated Charter, effective immediately prior to, and subject to, the completion of the Merger. The Charter Adoption Proposals are separately being presented in accordance with SEC guidance. The amendment and restatement will (i) change the name of HeartSciences to “Fortitude Mining Group, Inc.”; (ii) change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share; (iii) designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences’ authorized common stock as Class A Common Stock; (iv) establish the existence and the terms of the Class V Common Stock and designate [____] shares HeartSciences’ authorized common stock as Class V Common Stock; (v) grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the Combined Company Board as the “Class A Director;”(vi) to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting; and (vii) provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences.

HeartSciences’ shareholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Charter Adoption Proposals. You are urged to carefully read the Amended and Restated Charter, which is attached as Annex B to this Proxy Statement, in its entirety before voting on this proposal.

The following table sets forth a summary of the principal differences between the current Charter and Amended and Restated Charter. The foregoing and following descriptions of the Amended and Restated Charter do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Amended and Restated Certificate of Formation of the Combined Company, which is attached as Annex B.

	Charter	Amended and Restated Charter
Name Change (Proposal 3A)	The Charter names the company “HeartSciences Inc.”	The Amended and Restated Charter renames the company “Fortitude Mining Group, Inc.”
Common Stock Par Value (Proposal 3B)	The Charter authorizes 500,000,000 shares of common stock, having a par value per share of $0.001.	The Amended and Restated Charter changes the par value per share of common stock to $0.0001.
Designation of Class A Common Stock (Proposal 3C)	The Charter authorizes shares of a single class of common stock.

The Amended and Restated Charter designates the existing class of common stock as “Class A Common Stock” and establishes a second class of common stock (see Proposal 3D below).

Upon the Closing, it is expected that there will be approximately [____] shares of Combined Company Common Stock designated as Class A Common Stock.

Designation of Terms of Class V Common Stock (Proposal 3D)	The Charter contains no such provision.

The Amended and Restated Charter designates a second class of common stock as “Class V Common Stock.”

Upon the Closing, it is expected that there will be approximately [____] shares of Combined Company Common Stock designated as Class V Common Stock.

	Charter	Amended and Restated Charter

The Amended and Restated Charter incorporates a new Article 5 containing the terms of the Class V Common Stock.

Each share of Class V Common Stock is (i) entitled to one vote per share and generally votes together with the Class A Common Stock as a single class, (ii) not entitled to vote on the Class A Director (as defined below), (iii) is not entitled to any economic rights, including any rights to dividends or liquidation proceeds, among other things and (iv) except for the foregoing or as otherwise expressly provided in the Amended and Restated Charter, has identical rights to the Class A Common Stock.

Class A Director (Proposal 3E)	The Charter contains no such provision.

The Amended and Restated Charter grants the holders of Class A Common Stock the exclusive right, as a single class, to elect one (1) director, designated by the Combined Company Board as the “Class A Director” (the “Class A Director”).

The Class A Director may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class.

Action by Written Consent of Shareholders (Proposal 3F)

The Charter provides that any action that is required or permitted to be taken by HeartSciences shareholders may be effected by written consent in lieu of a meeting if it has been signed by the holders representing all of the shares of HeartSciences stock issued, outstanding and entitled to vote on such matter.

The Amended and Restated Charter changes the amount of shares required to be represented by shareholders in order to take action by written consent in lieu of a meeting to the minimum number of shares of Combined Company Common Stock issued, outstanding and entitled to vote that would be necessary to authorize or take any such action at a meeting of shareholders at which all of the shares issued, outstanding and entitled to vote on such matter were present and voted.

Reasons for the Charter Adoption Proposals

The Amended and Restated Charter was negotiated as part of the Merger Agreement and the Transactions. In the judgement of the HeartSciences Board, the Charter Adoption Proposals are necessary to be reflected in the Amended and Restated Charter and advisable to facilitate the Transactions and the needs of the Combined Company, as described below.

Name Change (Proposal 3A)

The HeartSciences Board believes that changing the name of the Combined Company to “Fortitude Mining Group, Inc.” is desirable to more closely align with the name of its most significant operating business following the consummation of the Transactions.

Common Stock Par Value (Proposal 3B)

The change to the par value of the authorized common stock of HeartSciences was negotiated as part of the Merger Agreement and the Transactions and, in the judgment of the HeartSciences Board, is necessary to be reflected in the Amended and Restated Charter and advisable to facilitate the Transactions and the needs of the Combined Company.

Designation of Class A Common Stock (Proposal 3C)

The HeartSciences Board believes that designating the existing common stock as “Class A Common Stock” to distinguish such shares from the Class V Common Stock that is being established in connection with the Combined Company’s Up-C structure is advisable to facilitate clarity of the capital structure of the Combined Company.

Designation and Terms of Class V Common Stock (Proposal 3D)

The proposed dual-class structure comprising shares of Class A Common Stock with voting rights and economic rights and Class V Common Stock with voting rights but no economic rights is necessary to facilitate the Combined Company’s Up-C structure that was a negotiated element of the Transactions required by Fortitude Seller. In connection with the Transactions, Fortitude Seller will be issued, among other things, Surviving Company Non-Voting Units and an equal number of shares of Class V Common Stock. Fortitude Seller is expected to own all of the outstanding Class V Common Stock at Closing and, following the Closing, the Combined Company expects to maintain a sufficient reserve of Class A Common Stock to allow all of the Surviving Company Non-Voting Units held by parties other than the Combined Company to be exchanged for Class A Common Stock in accordance with the terms of the A&R LLC Agreement. The Amended and Restated Charter and Proposal 3D will establish the terms of the Class V Common Stock.

Class A Director (Proposal 3E)

The HeartSciences Board believes that designating a director to be elected by the holders of Class A Common Stock is in the best interests of the Combined Company and its shareholders to ensure continued representation of the minority shareholders on the Combined Company’s Board.

Shareholder Action by Written Consent (3F)

The HeartSciences Board believes it is appropriate to permit shareholder action by written consent if it has been signed by holders representing the requisite number of shares of HeartSciences stock (which are issued, outstanding and entitled to vote) on such matter, as would be required to approve such action at a meeting of shareholders at which all of the shares issued, outstanding and entitled to vote on such matter were present and voted, as this provision will allow the Combined Company to take corporate action faster and more efficiently than if a shareholder meeting were required, and the existing requirement of all shares of HeartSciences stock (which are issued, outstanding and entitled to vote) on such matter renders the written consent mechanism impracticable.

Certain Other Related Changes (Proposal 3G)

The HeartSciences Board is asking its shareholders to approve the Amended and Restated Charter and provide for certain other changes in connection with the amendment and restatement of the Charter. The proposal for certain other related changes provides for certain other changes, including technical changes, which HeartSciences and Fortitude Seller have agreed upon in connection with the Transactions. While certain material changes to the Charter have been unbundled into distinct proposals comprising the Charter Adoption Proposals, there are other changes in connection with the amendment and restatement of the Charter that will be approved if HeartSciences’ shareholders approve this proposal for certain other related changes. Accordingly, you are encouraged to read carefully the full text of the form of Amended and Restated Charter, which is attached as Annex B to this Proxy Statement.

The Merger Agreement requires HeartSciences to submit these Proposals 3A-G to its shareholders at the Special Meeting.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval of each of the Charter Adoption Proposals. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

The Transactions are conditioned upon the approval of the Charter Adoption Proposals.

The Combination Proposal, the Nasdaq Proposal, the Charter Adoption Proposals, and the Plan Amendment Proposal are each required under the Merger Agreement and are conditioned on one another.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Charter Adoption Proposals at the Special Meeting, subject to the terms of such agreements. Please see the section titled “Agreements Related to the Transactions — Support Agreements” for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of these Proposals 3A-G.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT HEARTSCIENCES’ SHAREHOLDERS VOTE “FOR” PROPOSALS 3A-G.

PROPOSAL 4 — THE REVERSE STOCK SPLIT PROPOSAL

Overview of Plan Amendment Proposal

In connection with the Merger Agreement and the Transactions contemplated therein, holders of HeartSciences Common Stock and Series C Preferred Stock are being asked to approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences Board, a reverse stock split of issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive. Upon the effectiveness of such amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect the reverse stock split (the “reverse stock split effective time”), the issued and outstanding shares of HeartSciences Common Stock immediately prior to the reverse stock split effective time will be reclassified into a smaller number of shares such that a HeartSciences shareholder will own a ratio ranging from one new share of HeartSciences Common Stock for every two to five shares of issued HeartSciences Common Stock held by such shareholder immediately prior to the reverse stock split effective time, as specified.

The proposed form of certificate of amendment to the Amended and Restated Certificate of Formation of HeartSciences, a copy of which is attached as Annex H to this Proxy Statement will affect the reverse stock split but will not change the number of authorized shares of HeartSciences Common Stock, or the par value of HeartSciences Common Stock.

The HeartSciences Board (or, if the reverse stock split is effected following the Effective Time, the Combined Company Board) may determine to effect the reverse stock split, if it is approved by the shareholders, at any time on or prior to [___], 2027, even if the other proposals to be acted upon at the meeting are not approved, including the Nasdaq Proposal. In addition, notwithstanding approval of this proposal by HeartSciences shareholders, the HeartSciences Board (or, if the reverse stock split is effected following the Effective Time, the Combined Company Board) may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Texas not to effect the reverse stock split, as permitted under Section 21.052 of the TBOC.

Reasons for the Plan Amendment Proposal

The HeartSciences Board believes, (i) giving the HeartSciences Board the ability to effect a reverse stock split will increase the likelihood that HeartSciences will be in a position to satisfy the Nasdaq initial listing requirements for the Combined Company Common Stock and reduce the risk of a delisting of HeartSciences Common Stock from Nasdaq in the future, (ii) a higher stock price, which is the likely result of a reverse stock split, may help generate investor interest in HeartSciences and ultimately the Combined Company, (iii) a higher stock price may increase trading volume in HeartSciences Common Stock and facilitate future financings by the Combined Company, and (iv) a range of reverse stock split ratios provides HeartSciences with the most flexibility to achieve the desired results of the reverse stock split.

Requirements for Listing on Nasdaq

HeartSciences Common Stock is listed on Nasdaq under the symbol “HSCS.” HeartSciences will file an initial listing application pursuant to the terms of the Merger Agreement for the Combined Company with Nasdaq.

According to the Nasdaq rules, an issuer must, in a case such as this, apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. Accordingly, the listing standards of Nasdaq will require HeartSciences to have, among other things, a $4.00 per share minimum bid price for a certain number of trading days preceding the Closing. Therefore, the reverse stock split may be necessary in order to consummate the Transactions.

In addition, it is a condition to the Closing that the shares of Class A Common Stock have been approved for listing on Nasdaq.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in HeartSciences’ management being able to issue more shares without further shareholder approval. The reverse stock split will not affect the number of authorized shares of HeartSciences capital stock, which will continue to be authorized pursuant to the Amended and Restated Charter.

Potential Increased Investor Interest

The closing price of the HeartSciences Common Stock on [____], 2026, as reported on Nasdaq, was $[____] per share. If the trading price of HeartSciences Common Stock or Class A Common Stock were to decline, an investment in HeartSciences Common Stock or Class A Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. Also, the HeartSciences Board believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of HeartSciences Common Stock (or the Class A Common Stock, as applicable) at the levels expected or at all.

HeartSciences cannot predict whether the reverse stock split will increase the market price for HeartSciences Common Stock (or Class A Common Stock, as applicable). The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•        the market price per share of HeartSciences Common Stock (or Class A Common Stock, as applicable) after the reverse stock split will rise in proportion to the reduction in the number of shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) outstanding before the reverse stock split;

•        the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•        the reverse stock split will increase trading volume in HeartSciences Common Stock (or Class A Common Stock, as applicable); or

•        the market price per share will achieve and maintain the $4.00 minimum bid price requirement for a sufficient period of time for the Combined Company Common Stock to be approved for listing by Nasdaq.

The market price of HeartSciences Common Stock will also be based on the performance of HeartSciences, and after the Transactions, on the performance of the Combined Company, and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of HeartSciences Common Stock (or Class A Common Stock, as applicable) declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of HeartSciences (or the Combined Company, as applicable) may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of HeartSciences Common Stock (or Class A Common Stock, as applicable) could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

The reverse stock split will be realized simultaneously for all shares of HeartSciences Common Stock and HeartSciences options (or Class A Common Stock and Combined Company options, as applicable) outstanding immediately prior to the effective time of the reverse stock split The reverse stock split will affect all holders of shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) outstanding immediately prior to the reverse stock split effective time uniformly and each such stockholder will hold the same percentage of HeartSciences Common Stock (or Class A Common Stock, as applicable) outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for immaterial adjustments that may result from the treatment of fractional shares as described below or the effects of the Transactions, once they are consummated. The number of shares of HeartSciences Common Stock issuable upon exercise of HeartSciences’ outstanding stock options and warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding options and warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the ratio at which the reverse stock split is effected. The reverse stock split will not change the par value of HeartSciences Common Stock (or Class A Common Stock, as applicable) or preferred stock and will not reduce the number of authorized shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) or preferred stock. HeartSciences Common Stock (or Class A Common Stock, as applicable) issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not change any of the other terms of HeartSciences Common Stock. Following the reverse stock split, shares HeartSciences Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of HeartSciences Common Stock prior to the reverse stock split, except as otherwise modified by the other Proposals if approved at the Special Meeting. The reverse stock split will not affect HeartSciences (or the Combined Company, as applicable) continuing to be subject to the periodic reporting requirements of the Exchange Act.

Because the authorized HeartSciences Common Stock will not be reduced at the same ratio as the reverse stock split ratio, the reverse stock split will have an overall effect of increasing the authorized but unissued shares of HeartSciences Common Stock. These shares may be issued by Combined Company Board in its sole discretion. See “Potential Anti-Takeover Effect” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of HeartSciences Common Stock.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

Beginning at the reverse stock split effective time, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Beneficial Owners of HeartSciences Common Stock.    Upon the implementation of the reverse stock split, HeartSciences intends to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding HeartSciences Common Stock (or Class A Common Stock, as applicable) in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. If a shareholder holds shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of HeartSciences Common Stock in Book-Entry Form.    HeartSciences’ registered holders of HeartSciences Common Stock hold their shares electronically in book-entry form with HeartSciences’ transfer agent, Equiniti, and the Combined Company’s registered holders will also hold electronic shares in book-entry form. These shareholders do not (or will not, as applicable) hold physical stock certificates evidencing their ownership of HeartSciences Common Stock (or Class A Common Stock, as applicable). However, they are (or will be) provided with a statement reflecting the number of shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) registered in their accounts. No action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) held following the reverse stock split.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the HeartSciences Common Stock on Nasdaq on the date of the filing of the certificate of amendment. For the foregoing purposes, all shares of HeartSciences Common Stock held by a holder will be aggregated (thus resulting in no more than one fractional share per holder). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

HeartSciences shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where HeartSciences is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by HeartSciences or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the HeartSciences Board (or combined company board, as applicable) or contemplating a tender offer or other transaction for the combination of HeartSciences (or the Combined Company, as applicable) with another company, the reverse stock split is not being proposed in response to any effort of which HeartSciences is aware to accumulate shares of HeartSciences Common Stock or obtain control of HeartSciences, other than in connection with the Transactions, nor is it part of a plan by management to recommend a similar amendment to the HeartSciences Board and shareholders. Other than the proposals being submitted to the HeartSciences shareholders for their consideration at the Special Meeting, the HeartSciences Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of HeartSciences (or the Combined Company). For more information, please see the section titled “Risk Factors — Risks Related to the Combined Company” of this Proxy Statement.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of HeartSciences Common Stock following the proposed reverse stock split, the HeartSciences Board does not intend for the proposed reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

No Dissenters’ Rights

Under the TBOC, HeartSciences’ shareholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of the material U.S. federal income tax consequences of the reverse stock split that are applicable to U.S. Holders (which, for purposes of this discussion, has the same meaning as in “The Transactions — Certain Material U.S. Federal Income Tax Consequences” above) of HeartSciences Common Stock (or Class A Common Stock, as applicable). This discussion does not purport to be a complete analysis of all potential tax consequences and is based upon the Code, Treasury Regulations promulgated thereunder, administrative rulings, published positions of the IRS and judicial interpretations thereof, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect) and any such change or interpretation could affect the U.S. federal income tax considerations described herein. This discussion applies only to holders that hold their HeartSciences Common Stock (or Class A Common Stock, as applicable) as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders. In addition, it does not address consequences relevant to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws, including, without limitation:

•        brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

•        real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

•        pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes or limited liability companies (and investors therein);

•        persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

•        persons that have a functional currency other than the U.S. dollar;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        persons who hold shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) that may constitute “qualified small business stock” for purposes of Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

•        persons who acquired their shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to HeartSciences Common Stock (or Class A Common Stock, as applicable) being taken into account in an “applicable financial statement” (as defined in the Code); former citizens or long-term residents of the United States;

•        holders that exercise appraisal rights;

•        holders who received their HeartSciences Common Stock (or Class A Common Stock, as applicable) through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation or in connection with the performance of services;

•        holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”; and

•        holders that hold HeartSciences Common Stock (or Class A Common Stock, as applicable) as part of a hedge, straddle, constructive sale, conversion or other integrated or similar transaction.

In addition, this discussion does not address any U.S. federal estate, gift, Medicare and any alternative minimum tax considerations or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of HeartSciences Common Stock (or Class A Common Stock, as applicable) or any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split. If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of HeartSciences Common Stock (or Class A Common Stock, as applicable), the U.S. federal income tax treatment of the partnership and its partners will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) and their partners should consult their tax advisors regarding the U.S. federal income tax considerations of the reverse stock split to them.

No opinion of counsel has been or will be rendered to HeartSciences, and no ruling from the IRS has been or will be sought, regarding the reverse stock split. There can be no assurance that the IRS will not challenge the tax consequences discussed herein or that a court would not sustain any such challenge. If the IRS were to successfully challenge the tax consequences discussed herein, the tax consequences of the reverse stock split could differ materially from those described herein.

Each holder of HeartSciences Common Stock (or Class A Common Stock, as applicable) should consult its tax advisor with respect to the particular tax consequences of the reverse stock split to them in light of their particular circumstances, including the effects of U.S. federal, state and local and non-U.S. tax laws.

Tax Consequences of the Reverse Stock Split

The proposed reverse stock split is intended to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder should not recognize gain or loss upon the proposed reverse stock split, except with respect to cash received in lieu of a fractional share of HeartSciences Common Stock (or Class A Common Stock, as applicable), as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of the HeartSciences Common Stock (or Class A Common Stock, as applicable) surrendered (excluding any portion of such basis that is allocated to any fractional share of HeartSciences Common Stock (or Class A Common Stock, as applicable), and such U.S. Holder’s holding period in the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) received should include the holding period in the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) surrendered to the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) received in a recapitalization pursuant to the proposed reverse stock split. U.S. Holders of shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share of HeartSciences Common Stock (or Class A Common Stock, as applicable) pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of HeartSciences Common Stock (or Class A Common Stock, as applicable) surrendered that is allocated to such fractional share of HeartSciences Common Stock (or Class A Common Stock, as applicable). Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for HeartSciences Common Stock (or Class A Common Stock, as applicable) surrendered exceeded one year at the reverse stock split effective time.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of HeartSciences Common Stock (or Class A Common Stock, as applicable) may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of HeartSciences Common Stock (or Class A Common Stock, as applicable) that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of HeartSciences Common Stock (or Class A Common Stock, as applicable) should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THIS SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF HEARTSCIENCES COMMON STOCK (OR CLASS A COMMON STOCK, AS APPLICABLE) SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS OF THE REVERSE STOCK SPLIT TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the issued and outstanding shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock, in aggregate, voting together as a single class, and entitled to vote thereon at the Special Meeting, is required for approval of the Reverse Stock Split Proposal. For purposes of this vote, abstentions or not voting and broker non-votes will have an effect of a vote “against” this proposal.

The Transactions are not conditioned upon the approval of the Reverse Stock Split Proposal. If the Transactions are not consummated, the approval of the Reverse Stock Split Proposal will still be effective if approved by the holders of HeartSciences Common Stock and HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock entitled to vote thereon; provided that the HeartSciences Board may determine not to proceed with effecting the proposed reverse stock split.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, including Mr. Simpson, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Charter Adoption Proposals at the Special Meeting, subject to the terms of such agreements. Please see the section titled “Agreements Related to the Transactions — Support Agreements” for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal 4.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT HEARTSCIENCES’ SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5 — THE PLAN AMENDMENT PROPOSAL

Overview of Plan Amendment Proposal

In connection with the Merger Agreement and the Transactions, holders of HeartSciences Common Stock and Series C Preferred Stock are being asked to approve the Amended and Restated Equity Plan as the Combined Company’s equity incentive plan. The Amended and Restated Equity Plan amends and restates HeartSciences’ 2023 Equity Incentive Plan, as amended (the “Existing Plan”), to, among other things, (i) establish the number of shares reserved for issuance under Section 3(a) of the Existing Plan in an amount equal to [_______]shares of Combined Company Common Stock and (ii) reduce the annual “evergreen” increase in the share reserve from 25% of the total number of securities to 5% of the total number of shares of all classes of common stock and preferred stock (as converted to common stock) of the Combined Company outstanding on the last day of the immediately preceding fiscal year, in each case as described below under “— Authorized Shares” and “— Effect of Certain Transactions; Change in Control.” Except as described below, the Amended and Restated Equity Plan is substantially consistent with the terms and conditions of the Existing Plan. The HeartSciences Board initially approved the Amended and Restated Equity Plan on [____], 2026, subject to approval by HeartSciences shareholders, as required under the Merger Agreement as a condition to the Transactions. If HeartSciences shareholders approve the Amended and Restated Equity Plan, the Parties have agreed under the terms of the Merger Agreement that the Amended and Restated Equity Plan will become effective on the date immediately following the consummation of the Transactions. If HeartSciences shareholders do not approve the Amended and Restated Equity Plan, it will not become effective and the Existing Plan will remain in effect on its current terms. The Amended and Restated Equity Plan is described in more detail below.

The summary is qualified in its entirety by reference to the text of the Amended and Restated Equity Plan, a copy of which is attached as Annex C to this Proxy Statement. HeartSciences shareholders should refer to the Amended and Restated Equity Plan for more complete and detailed information about the terms and conditions of the Amended and Restated Equity Plan.

Reasons for the Plan Amendment Proposal

The HeartSciences Board believes that approval of the Amended and Restated Equity Plan is in the best interests of HeartSciences, and its shareholders. The Combined Company’s ability to attract, retain and motivate employees, directors and consultants following the Transactions will depend, in significant part, on its ability to offer competitive equity-based compensation, and the HeartSciences Board believes that a stock-based compensation program is central to that objective.

If HeartSciences shareholders do not approve the Amended and Restated Equity Plan, the Existing Plan will remain in effect on its current terms, including its current share reserve and its annual “evergreen” increase of up to 25% of shares outstanding, which the HeartSciences Board believes would result in materially greater potential dilution to the Combined Company’s shareholders than the terms of the Amended and Restated Equity Plan described below under “— Authorized Shares.”

The HeartSciences Board also believes that providing employees, directors and consultants of the Combined Company with equity-based compensation aligns their interests with the interests of the Combined Company’s shareholders, because the value ultimately realized by participants under awards granted under the Amended and Restated Equity Plan will depend on the performance of the Combined Company Common Stock.

Highlights of the Amended and Restated Equity Plan

The Amended and Restated Equity Plan retains certain features of the Existing Plan that the HeartSciences Board believes are consistent with sound corporate governance and the interests of shareholders, including that: (i) other than in connection with certain corporate transactions or changes to the Combined Company’s capital structure, outstanding options may not be repriced without the approval of the Combined Company’s shareholders, as described below under “— No Repricing”; (ii) awards granted under the Amended and Restated Equity Plan will be subject to recoupment under any clawback policy the Combined Company has in place from time to time, as described below under “— Clawback”; and (iii) other than pursuant to the automatic annual “evergreen” increase described below under

“— Authorized Shares,” shareholder approval is required for any amendment to the Amended and Restated Equity Plan that increases the number of shares available for issuance or that is otherwise required by applicable law or Nasdaq listing standards, as described below under “— Duration, Amendment and Termination.”

Overhang and Dilution

In determining the size of the initial share pool and the annual “evergreen” increase under the Amended and Restated Equity Plan, the HeartSciences Board considered the Combined Company’s expected overhang and dilution following the Transactions. As of [____], 2026, and after giving effect to the Transactions and the approval of the Amended and Restated Equity Plan, HeartSciences estimates that: (i) approximately [____] shares of Combined Company Common Stock will be subject to outstanding equity awards; (ii) approximately [____] shares of Combined Company Common Stock will be available for future awards under the Amended and Restated Equity Plan; and (iii) the resulting overhang, calculated as the sum of clauses (i) and (ii) divided by the total number of shares of Combined Company Common Stock outstanding, will be approximately [____]%.

If the Amended and Restated Equity Plan is approved by HeartSciences shareholders, the Combined Company intends to file a registration statement on Form S-8 with the SEC to register the additional shares of Combined Company Common Stock reserved for issuance under the Amended and Restated Equity Plan as soon as practicable following the Closing.

Amended and Restated Equity Plan

The following is a summary of the material features of the Amended and Restated Equity Plan. Other than the revisions described below under “— Authorized Shares” and “— Effect of Certain Transactions; Change in Control,” the Amended and Restated Equity Plan is substantially consistent with the terms and conditions of the Existing Plan. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Equity Plan, which is attached to this Proxy Statement as Annex C, and HeartSciences urges you to read the entire Amended and Restated Equity Plan before voting on this Proposal 5.

Purpose.    The purpose of the Amended and Restated Equity Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Combined Company and its subsidiaries, and to promote the success of the Combined Company’s business following the Transactions.

Administration.    The Amended and Restated Equity Plan will be administered by the compensation committee of the Combined Company Board (the “Administrator”), which will have broad discretionary authority to, among other things, select the participants who will receive awards, determine the type, size and terms of awards, interpret the Amended and Restated Equity Plan and award agreements, and make all other determinations necessary or advisable for administering the Amended and Restated Equity Plan.

Eligibility.    Employees, directors and consultants of the Combined Company and its subsidiaries will be eligible to participate in the Amended and Restated Equity Plan. Incentive stock options may be granted only to employees. As of [____], 2026, HeartSciences estimates that approximately [____] employees, [____] directors and [____] consultants of the Combined Company would be eligible to participate in the Amended and Restated Equity Plan.

Authorized Shares.    The Existing Plan currently authorizes the issuance of up to 1,250,000 shares of HeartSciences Common Stock, subject to an annual “evergreen” increase equal to the lesser of (i) 25% of the total number of shares of all classes of common and preferred stock (as converted to common stock) outstanding on the last day of the immediately preceding fiscal year and (ii) a lesser number of shares determined by the Administrator (as defined in the Existing Plan). The Amended and Restated Equity Plan amends Section 3(a) of the Existing Plan, effective as of the Closing, to instead provide that the maximum aggregate number of shares of Combined Company Common Stock that may be delivered under the Amended and Restated Equity Plan will equal [____] shares of Combined Company Common Stock outstanding immediately following the Closing (the “Initial Share Pool”), and that the number of shares available for issuance under the Amended and Restated Equity Plan will automatically increase on the first day of each fiscal year of the Combined Company by a number of shares equal to the lesser of (i) 5% of the total number of shares of all classes of common stock and preferred stock (as converted to common stock) of the Combined Company outstanding on the last day of the immediately preceding fiscal year and (ii) a lesser number of shares determined by the Administrator (the “Evergreen Shares”). Section 3(a) of the Existing Plan is also revised to provide that the maximum number of shares issuable pursuant to incentive stock options will equal [____] shares. As of [____], 2026, the closing price of a share of HeartSciences Common Stock was $[____].

Types of Awards.    The Amended and Restated Equity Plan authorizes the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance shares, performance units and other share-based awards. The exercise price of each option may not be less than 100% of the fair market value of the underlying shares on the date of grant (110% in the case of incentive stock options granted to 10% shareholders), and each option will have a maximum term of ten years (five years for incentive stock options granted to 10% shareholders).

No Repricing.    Without the prior approval of the Combined Company’s shareholders, other than in connection with certain corporate transactions, options may not be repriced, cancelled in exchange for options with a lower exercise price, or repurchased for value when the exercise price exceeds the then-current fair market value of the underlying shares.

Transferability.    Awards generally may not be sold, pledged, assigned or otherwise transferred other than by will or the laws of descent and distribution, except as the Administrator may otherwise permit.

Effect of Certain Transactions; Change in Control.    The Amended and Restated Equity Plan also amends the definition of “Change in Control” under the Existing Plan in two respects: (i) a person or group must now acquire beneficial ownership of more than 50% of the Combined Company’s total voting power, rather than more than 30%, for a change in control to occur, and (ii) a change in control can no longer occur solely as a result of certain changes to Board composition. The Amended and Restated Equity Plan also shortens, from 24 months under the Existing Plan to 12 months, the post-transaction period during which a qualifying termination of a participant’s employment or service will trigger accelerated vesting of assumed, continued or substituted awards, as described below. In the event of a merger, consolidation or similar transaction involving the Combined Company, outstanding awards may be assumed, continued or equitably substituted by the successor entity. If outstanding awards are not so assumed, continued or substituted, outstanding awards will generally become fully vested and exercisable, and any performance-based vesting conditions will be deemed satisfied at target levels. If outstanding awards are so assumed, continued or substituted, and within 12 months (reduced from 24 months under the Existing Plan) following such a transaction, a participant’s employment or service terminates due to death or disability or is terminated by the successor without cause (or, in the case of outside directors, upon a change in control), such participant’s outstanding awards will become fully vested and exercisable, with any performance-based vesting conditions deemed satisfied at target levels, in each case as more fully described in the Amended and Restated Equity Plan.

Adjustments.    In the event of a stock split, stock dividend, recapitalization or similar change in the Combined Company’s capital structure, the Administrator will make appropriate adjustments to the number and class of shares available under the Amended and Restated Equity Plan and the terms of outstanding awards, in order to prevent dilution or enlargement of the benefits available under the Amended and Restated Equity Plan.

Clawback.    Awards granted under the Amended and Restated Equity Plan will be subject to recoupment under any clawback policy the Combined Company has in place from time to time, including any policy required under applicable stock exchange listing standards, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Duration, Amendment and Termination.    No awards may be granted under the Amended and Restated Equity Plan after the tenth anniversary of the date the Amended and Restated Equity Plan was originally adopted by the HeartSciences Board. The Administrator may amend, suspend or terminate the Amended and Restated Equity Plan at any time, provided that shareholder approval will be required for any amendment to the extent required by applicable law or Nasdaq listing standards, including any amendment that increases the number of shares available under the Amended and Restated Equity Plan.

New Plan Benefits

Because awards under the Amended and Restated Equity Plan will be granted at the discretion of the Administrator, and because the Combined Company Board and executive compensation programs remain under development, the benefits or amounts that will be received by any particular individual or group under the Amended and Restated Equity Plan are not currently determinable. No awards have been granted under the Amended and Restated Equity Plan as of the date of this Proxy Statement.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences associated with certain awards granted under the Amended and Restated Equity Plan under the law as in effect on the date of this Proxy Statement. This summary does not purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the Amended and Restated Equity Plan, nor does it cover state, local or non-U.S. taxes. The Amended and Restated Equity Plan does not change the types of awards available for grant or the U.S. federal income tax treatment applicable to such awards.

Incentive Stock Options.    In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option, although the exercise of an incentive stock option may result in alternative minimum tax liability. If the participant does not dispose of the underlying shares within two years from the date of grant or within one year after exercise, any gain or loss recognized upon a subsequent sale is treated as long-term capital gain or loss, for which the Combined Company is not entitled to a corresponding deduction. A disposition of shares before the expiration of these holding periods will generally produce ordinary income to the participant, and a corresponding deduction to the Combined Company, equal to the value of the shares at the time of exercise less the exercise price.

Nonstatutory Stock Options.    In general, a participant has no taxable income at the time of grant of a nonstatutory stock option but recognizes ordinary income upon exercise equal to the excess of the fair market value of the shares acquired over the exercise price, and the Combined Company is generally entitled to a corresponding deduction. Upon a subsequent sale of the shares, any additional gain or loss is treated as capital gain or loss, for which the Combined Company is not entitled to a deduction.

Restricted Stock and Restricted Stock Units.    A participant who is awarded restricted stock subject to a substantial risk of forfeiture generally does not recognize income until the risk of forfeiture lapses, at which time the participant recognizes ordinary income (and the Combined Company generally becomes entitled to a corresponding deduction) equal to the fair market value of the shares at that time, unless the participant has made a timely election under Section 83(b) of the Code to be taxed at the time of grant. The grant of a restricted stock unit generally does not itself result in taxable income; the participant is instead taxed upon vesting or settlement, as applicable, and the Combined Company generally becomes entitled to a corresponding deduction at that time.

Certain Change in Control Payments.    Under Section 280G of the Code, the acceleration of vesting or exercisability of awards, or other payments made in connection with a change in control of the Combined Company, may be required to be taken into account in determining whether a participant has received compensatory payments contingent on the change in control in excess of certain limits. If those limits are exceeded, a substantial portion of the amounts payable to the participant, including income attributable to the grant, vesting or exercise of awards under the Amended and Restated Equity Plan, may be subject to an additional 20% federal excise tax and may be non-deductible by the Combined Company.

Equity Compensation Plan Information

The following table gives information about the HeartSciences Common Stock that may be issued upon the exercise of options, warrants and rights under all of HeartSciences’ existing equity compensation plans as of April 30, 2026.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,151,315 (1)	$5.35 (2)	1,102,178 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,151,315	$5.35	1,102,178

____________

(1)      Represents shares of HeartSciences Common Stock issuable upon exercise of outstanding stock options and upon settlement of outstanding restricted stock units granted under the Existing Plan. The Existing Plan provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance shares, performance units and other share-based awards, and awards may be granted to employees, officers, directors and consultants of HeartSciences and its subsidiaries.

(2)      Represents the weighted average price of outstanding stock options and does not take into account restricted stock units granted under the Existing Plan.

(3)      The number of shares remaining available for future issuance under the Existing Plan reflected in column (c) is subject to an annual automatic increase on the first day of each fiscal year, equal to the lesser of (i) 25% of the total number of shares of all classes of common stock and preferred stock (as converted to common stock) outstanding on the last day of the immediately preceding fiscal year, or (ii) a lesser number of shares determined by the Administrator. The number of shares reflected in column (c) does not give effect to the Amended and Restated Equity Plan described in this Proposal 5, which, if approved, would reset the share reserve and reduce the annual evergreen increase to 5% of shares outstanding, as described above under “— Authorized Shares.”

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast by the holders of the shares of (i) HeartSciences Common Stock and (ii) HeartSciences Common Stock issuable upon conversion of the Series C Preferred Stock, in aggregate, voting together as a single class, present virtually or represented by proxy and entitled to vote thereon at the Special Meeting, is required for approval. For purposes of this vote, abstentions or “broker non-votes,” if applicable, will have no effect on the outcome of Proposal 5.

The Transactions are conditioned upon the approval of the Plan Amendment Proposal. If the Transactions are not consummated, the Plan Amendment Proposal will have no effect, even if approved by the holders of HeartSciences Common Stock and HeartSciences Common Stock issuable upon conversion of Series C Preferred Stock entitled to vote thereon.

Approval of the Combination Proposal, the Nasdaq Proposal, the Charter Adoption Proposals, the Reverse Stock Split Proposal and the Plan Amendment Proposal are each required under the Merger Agreement and are conditioned on one another.

Certain of the shareholders of HeartSciences who, collectively, hold more than 50% of the outstanding shares of Series C Preferred Stock entered into Support Agreements with Fortitude Seller and HeartSciences, pursuant to which such shareholders have, among other things, agreed to vote in favor of the Plan Amendment Proposal at the Special Meeting, subject to the terms of such agreements. Please see the section titled “Agreements Related to the Transactions — Support Agreements” for more information.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal 5.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT HEARTSCIENCES’ SHAREHOLDERS VOTE “FOR” PROPOSAL 5

PROPOSAL 6 — THE ADJOURNMENT PROPOSAL

General

HeartSciences is asking its shareholders to approve, if necessary, a proposal to adjourn the Special Meeting to a later date and time to solicit additional proxies in favor of one or more Proposals submitted to a vote by the shareholders at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Special Meeting is required to approve this Proposal No. 6. Abstentions will have the same effect as the vote “AGAINST” this Proposal No. 6.

THE HEARTSCIENCES BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
PROPOSAL NO. 6.

HEARTSCIENCES’ BUSINESS AND LEGAL PROCEEDINGS

For a description of HeartSciences’ business, please refer to the section entitled “Item 1. Business” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026, which section is incorporated by reference herein. For a description of legal proceedings HeartSciences is party to, please refer to the section entitled “Item 3. Legal Proceedings” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026.

FORTITUDE’S BUSINESS

For the purposes of this section of the Proxy Statement, the terms “we,” “us,” and “our” are meant to refer to Fortitude, unless context otherwise requires.

Fortitude is an institutional-scale digital asset mining company and we believe we are a meaningful participant in the Zcash ecosystem. We pair self-mining operations with an owned data center footprint, backed by competitive long-term power contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging proof-of-work ecosystems, as demonstrated by our early investments and meaningful position in the Zcash network.

Our venture mining strategy is premised on our view that large public miners are primarily focused on Bitcoin mining or pivoting toward high-performance computing data centers, which we believe creates an opportunity to participate in less saturated and more dynamic proof-of-work ecosystems outside of Bitcoin, like Zcash. While historically a significant portion of our operations have been focused on Bitcoin mining, we are strategically shifting our focus and capital expenditures to Zcash mining while continuing to operate as a Bitcoin miner.

Our operating model centers on three core principles: (i) serving as a leading Zcash miner by deploying and managing a fleet of latest-generation Equihash ASIC miners; (ii) owning and operating mining data centers across multiple U.S. states; and (iii) acting as a venture miner focused on early-stage proof-of-work networks with compelling growth profiles.

Fortitude was founded in October 2024 when it was spun out of Foundry, a wholly-owned subsidiary of DCG. Our leadership began working with Zcash miners in 2019, when Fortitude was still the self-mining division of Foundry. We believe we are among the largest and longest-tenured operators in the Zcash ecosystem, taking into account our time as a division of Foundry. We had mined approximately 72,696 ZEC year-to-date as of June 30, 2026.

Fortitude is currently wholly-owned by DCG, a diversified investor, builder, and incubator in the digital asset industry with more than 200 active venture investments, more than 75 token investments, more than 60 fund investments, and five operating subsidiaries, inclusive of Fortitude. Fortitude is DCG’s core investment focused on Zcash, the broader proof-of-work ecosystem, and related data center infrastructure.

Our Focus on Zcash

Zcash is a decentralized, open-source blockchain network and cryptographic digital asset that was launched in 2016 using a modified version of the Bitcoin codebase. Like Bitcoin, Zcash uses a proof-of-work consensus mechanism, has a fixed maximum supply of 21 million coins and incorporates periodic halvings that reduce new issuance over time. Zcash is distinguished by optional privacy-preserving transaction features, including shielded addresses and zero-knowledge proof technology, which allow transactions to be validated by the network without publicly revealing the sender, receiver or transaction amount.

The Zcash network supports both transparent transactions, which disclose transaction data in a manner similar to many other public blockchains, and shielded transactions, which can limit public visibility while permitting selective disclosure when appropriate. We believe this optional architecture may allow users to balance privacy, usability and store of value. Management also believes Zcash’s use of shielded addresses and zero-knowledge cryptography may reduce certain future attack surfaces, including potential risks associated with advances in quantum computing. For more information on certain risks related to Zcash, see “Risk Factors — Risks Related to Fortitude — Risks Related to the Digital Asset Industry and the Prices of Zcash and Bitcoin.”

Zcash is issued and transactions are validated pursuant to protocol-defined rules on a decentralized network, rather than by any central operator. New Zcash tokens are introduced through mining rewards, and the Zcash protocol dynamically adjusts mining difficulty to maintain an average block interval of approximately 1.25 minutes. Zcash has undergone multiple halving events, including in November 2020 and November 2024, and future halvings are expected to continue reducing the rate of new issuance over time until the 21 million ZEC maximum supply is reached. Management also estimates that current Zcash mining equipment payback periods are shorter than those for the latest generation of bitcoin mining equipment.

From our perspective Zcash is entering an important period of ecosystem development as demand for financial privacy as well as concerns regarding quantum-related and other security risks to digital asset networks increase. There has been meaningful growth in shielded Zcash over the past several years, which in our view indicates increasing demand for Zcash’s privacy technology. We believe this has been driven by improvements to the network that have made shielded transactions faster and more accessible, as well as an improving user interface given the April 2024 launch of the Zodl wallet. In our view, momentum in the Zcash ecosystem has been further enhanced by Zodl’s $25 million financing announced on March 9, 2026, Foundry’s April 13, 2026 launch of a U.S.-based Zcash mining pool and Robinhood Markets’ April 24, 2026 announcement that it would list Zcash on its platform. We are also observing broader macro and market developments, including increasing governmental exploration of central bank digital currencies, the limitations of pseudonymity on many public blockchains, advances in artificial intelligence and quantum computing, and the availability of ZEC trading through major U.S. and non-U.S. digital asset platforms, as factors that may support additional future network utility and market attention.

Our competitive Zcash positioning is reinforced by three key dimensions:

•        Equipment Supply:    We believe our current fleet of Zcash miners is significant relative to the size of the existing network and the total number of Zcash miners currently available for market procurement.

•        First-Mover Advantage:    We possess deep operational expertise running the Equihash algorithm at scale, as our leadership, as part of Foundry, have been working with Zcash miners since 2019. We believe that our relative experience provides us insight into the network, including with respect to the competitive environment and future network capacity.

•        Platform for Future Expansion:    Our platform and strategy are designed to extend leadership into adjacent layers of the Zcash ecosystem. We are engaged in early-stage activities related to proprietary Zcash miners. We also intend to continue pursuing growth opportunities in new proof-of-work networks and technologies as they emerge.

We believe limited Zcash-related investment opportunities exist today because buying Zcash at spot prices involves securing, storing, and reporting complexities. Additionally, most public miners are primarily focused on Bitcoin or have updated their strategies to focus on high-performance computing. Finally, while there are currently a handful of other publicly traded investment vehicles that give investors Zcash exposure, there are no exchange-traded funds and we believe there are no other publicly-traded vehicles that currently provide significant exposure to operating assets in the Zcash ecosystem. In our view, Fortitude’s mining capabilities also well position us to explore generating a strategic Zcash reserve over time, potentially providing a further opportunity for investors interested in obtaining Zcash exposure.

While our focus is on Zcash, we also have exposure to other proof-of-work ecosystems. Including as a part of Foundry, our principals have longstanding operational experience mining Bitcoin and various cryptocurrencies and we plan to continue allocating capital selectively to protocols with significant growth potential. As of June 30, 2026, we have 2.0 EH/s of Bitcoin miners, with weighted average efficiency of approximately 19 J/TH, as well as operational Scrypt miners for Dogecoin and Litecoin and ALEO miners.

Our Strategy

Our strategy focuses on lowering our all-in cost per coin mined in an effort to drive expanded mining margins, and higher returns that are designed to be more sustainable through market cycles. We participate in each of the following layers of the mining value chain:

•        Power Contracts:    We aim to secure highly competitive long-term power agreements designed to provide predictable electricity pricing and load flexibility, with additional optionality from demand response participation (selling power back to the grid in certain regions).

•        Mining Data Center and Power Portfolio Acquisitions:    We increasingly own and operate our mining data centers inclusive of select power infrastructure assets. These company-operated data centers currently span over 60 megawatts (“MW”) across seven sites in South Dakota, Nebraska, Texas, and New York. In our view, each megawatt of owned capacity drives down mining costs, creates revenue optionality through demand response and grid participation, and positions us to capture additional high-conviction opportunities across the proof-of-work ecosystem. As part of this strategy we plan to continue to increase the relative hash rate contribution from company-controlled facilities, enabling site-level optimization and a lower unit cost basis.

•        Machine Procurement:    We have continuously invested in our Zcash fleet and believe we are a preferred buyer of Zcash mining equipment given our scale and relationships. We have executed purchase orders for a significant number of new machines at what we believe to be favorable pricing with an expected payback period of less than 12 to 18 months, assuming a hashprice of at least $0.021/kSol/day. These new machines are scheduled to be shipped in the fourth quarter of 2026. In addition to existing new machine purchase orders, we are actively pursuing additional purchase orders, targeting superior payback periods in part to effectively maintain network share as certain legacy miners phase out with finite useful lives.

•        In-House Maintenance and Repairs:    Internal maintenance capabilities are designed to reduce downtime, extend equipment useful life, and allow us to efficiently adapt our fleet composition in response to changing economics.

•        Research and Development:    We have been and expect to continue to invest in the development of Zcash mining equipment with certain partners to diversify our supply chain.

Competition

The digital asset industry is highly competitive, both globally and regionally. We compete with a broad range of industry participants seeking to earn the digital asset rewards that are central to our operations by acquiring and operating mining equipment. We believe this currently includes primarily private companies and individual miners on the Zcash and other altcoin networks, and a mix of publicly-listed, private companies and individual miners on the Bitcoin network. Competition in the digital asset mining industry is driven primarily by the level of demand for digital assets, like Zcash and bitcoin, access to sufficient capital resources to acquire large quantities of advanced miners, the ability to procure such miners from a limited number of manufacturers on rapid delivery schedules, and the capability to deploy those miners efficiently within best-in-class mining infrastructure. Success in this industry requires the ability to generate the highest possible mining yields while maintaining the lowest cost of production. We believe we possess several competitive advantages, including our strong financial position, our relationship with DCG, and our portfolio of data centers with access to long-term power at attractive prices. Competitive dynamics within the digital asset mining industry fluctuate based on numerous factors, including, but not limited to, the market value of the underlying digital assets and overall public perception of the cryptocurrency ecosystem.

Materials and Suppliers

We maintain several key supplier relationships that are important to our business for securing mining hardware, infrastructure components, and other materials. Because only a limited number of manufacturers can produce miners at scale, supply chain concentration presents a risk to procurement timing and costs. While we source miners from several companies, we currently source all our Zcash miners from a single supplier. Our purchase orders with this supplier often require deposits and include delivery schedules that extend several months into the future, requiring advance planning to align miner purchases with their anticipated deployment. However, we have experienced and may continue to experience delays with respect to our miner delivery and infrastructure development schedules due to constraints in the global supply chains for miners, electricity distribution equipment, and construction materials. As discussed above, we are engaging in research and development efforts in order to diversify our supply chain.

Intellectual Property

We actively utilize specialized hardware and software in our mining operations. While both the Zcash and Bitcoin blockchains are primarily built on open-source code and, in certain cases, the source code and other software assets we use in our mining operations may be subject to an open-source license, for which we adhere to the terms of any license agreements that may be in place, we actively utilize specialized and in some cases proprietary hardware and software in our mining operations.

We rely on a combination of trade secrets, trademarks, service marks, trade names, copyrights, and other intellectual property rights to safeguard our technology and brand. Additionally, we may obtain licenses to use intellectual property rights owned and controlled by third parties. Furthermore, we have developed and may continue to develop certain proprietary software and hardware applications to enhance our mining operations.

Government Regulation

We operate within a complex and rapidly evolving regulatory environment and are subject to a range of federal, state, and local laws and regulations governing Zcash and Bitcoin mining and digital asset activities, as well as data center development. The U.S. Congress and a number of U.S. federal and state agencies have been examining, and continue to examine, issues affecting our business, including: digital asset market structure and regulation; the operations of digital asset networks and digital asset users, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises; the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users; the application of securities, commodities, banking, tax and other regulatory frameworks to digital assets and related intermediaries, including the tax treatment of mining rewards, staking, and other digital asset transactions; energy usage and environmental impacts associated with digital asset mining and data center operations; the regulatory treatment of digital assets with privacy-preserving features, such as Zcash; and potential measures intended to provide greater regulatory clarity or facilitate lawful access to digital asset products and services.

The U.S. regulatory environment for digital assets continues to evolve rapidly. Following the 2024 election, market and regulatory signals for digital assets became more favorable in certain respects, including through executive branch initiatives focused on digital financial technology, digital asset policy and access to alternative investments, as well as legislative activity relating to stablecoins, digital asset market structure and the potential establishment of government strategic digital asset reserves. In July 2025, the GENIUS Act was signed into law, creating a regulatory framework for the use of stablecoins, and a bill known as the Digital Asset Market Clarity Act of 2025 is currently under consideration in Congress, that, if enacted, would clarify the jurisdiction of the SEC and the CFTC over digital assets and related intermediaries. The SEC has also taken steps intended to provide greater regulatory clarity for digital asset industries, including through the establishment of a digital asset working group and the issuance of statements addressing certain digital asset activities.

Despite these developments, the digital asset industry remains subject to continued regulatory uncertainty and may be affected by new or changing laws, regulations, guidance, enforcement priorities and policy initiatives at the federal, state and local levels. These developments could affect, among other things, the classification and treatment of digital assets, the obligations of market participants and intermediaries, access to banking and other financial services, sanctions and anti-money laundering compliance expectations, tax reporting and payment obligations, and the ability of users, merchants and service providers to transact in or support particular digital assets.

Our bitcoin and Zcash mining operations are also subject to legislative proposals focused on mining infrastructure, hardware sourcing, and energy use, including proposed federal legislation that would establish a voluntary certification framework for proof-of-work mining applicable to bitcoin, Zcash, and other proof-of-work assets. At the state and local level, we are subject to a patchwork of requirements governing electricity procurement, grid interconnection, water usage, noise, and permitting for mining and data center facilities. Certain jurisdictions have adopted or proposed moratoria or enhanced permitting for proof of work mining or data center development, while others offer incentives or tax exemptions to attract such operations. This landscape varies significantly by jurisdiction and continues to change, and new state or local laws could restrict or enhance our ability to site, construct, or operate facilities, increase operating costs, or require relocation or curtailment of operations.

In addition, various foreign jurisdictions have, and may continue to, adopt laws, regulations or directives that affect the digital asset industry, including measures that restrict or are anticipated to restrict the ability of regulated platforms to support digital assets with privacy-preserving features. For example, beginning in July 2027, regulations in the European Union will prohibit crypto-asset service providers, which includes trading platforms, from maintaining anonymous crypto-asset accounts or supporting anonymity-enhancing digital assets, which may include privacy-focused digital assets such as Zcash. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets, particularly digital assets with privacy features such as Zcash. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Zcash by users, merchants, and service providers outside the United States and may therefore impede the growth or sustainability of the Zcash ecosystem in the United States and globally, or otherwise negatively affect the value of Zcash.

We continue to monitor regulatory and legislative developments relating to digital assets, including developments involving market structure, stablecoins, custody, banking access, sanctions compliance, anti-money laundering requirements, tax treatment, mining operations, data center development, and privacy-focused digital assets. However, as the regulatory and legal environment continues to evolve, we may become subject to new standards, legislation, regulations or enforcement actions that could adversely affect our business. For more information on certain risks related to regulatory and legislative developments, see “Risk Factors — Risks Related to Fortitude — Risks Related to Governmental Regulation and Enforcement.”

Environmental

Our direct operations do not result in significant pollution or the discharge of hazardous emissions, and we do not anticipate that our operations will be materially affected by existing federal, state or local provisions concerning environmental controls. However, we carefully monitor existing and pending legislation, regulation and international treaties or accords for any material effect on our business or markets that we serve, our operational results, our capital expenditures or our financial position. While we believe our current operations are in compliance with applicable environmental regulations, any future implementation of more stringent environmental or energy-use standards could impact our operational costs or the availability of power for our facilities. For more information on certain risks related to environmental regulations, see “Risk Factors — Risks Related to Fortitude — Risks Related to Governmental Regulation and Enforcement.”

Employees

Our employees are the foundation of our success and one of the most valuable assets of our organization. As of June 30, 2026, we employed 35 professionals, none of whom are represented by a labor union or are subject to collective bargaining agreements.

HEARTSCIENCES’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For HeartSciences’ management’s discussion and analysis of financial condition and results of operations, please refer to the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in HeartSciences’ Annual Report on Form 10-K for the ended April 30, 2026 as filed with the SEC on July 23, 2026.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT HEARTSCIENCES’ MARKET RISK

For quantitative and qualitative disclosures about HeartSciences’ market risk, please refer to the section entitled “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE OF HEARTSCIENCES

None.

FORTITUDE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes thereto and the other financial information included elsewhere in this Proxy Statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual business, financial condition, and results of operations could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Proxy Statement, particularly under “Risk Factors.” See also “Cautionary Information Regarding Forward-Looking Statements” elsewhere in this Proxy Statement. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. For the purposes of this section of this Proxy Statement, the terms “we,” “us,” and “our” are meant to refer to Fortitude Seller and its consolidated subsidiaries, unless context otherwise requires.

Business Overview

Fortitude is an institutional-scale digital asset mining company. We pair self-mining operations with an owned data center footprint backed by competitive long-term power contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging proof-of-work ecosystems, as demonstrated by our early investments and meaningful position in the Zcash network. Fortitude was founded in October 2024 when it was spun out of Foundry, a wholly-owned subsidiary of DCG, which is a diversified investor, builder, and incubator in the digital asset industry. In August of 2025, pursuant to a distribution and contribution agreement with DCG, Fortitude implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of its predecessor entity, Fortitude Mining, LLC, to Fortitude in exchange for 5,000,000 shares of common stock of Fortitude Seller (the “Reorganization”). The presentation below reflects (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization; and (ii) the condensed consolidated results of Fortitude Seller following the Reorganization. In addition, prior to the Spin Transaction on October 1, 2024, the financial statements have been prepared on a carve-out basis. Fortitude is currently wholly-owned by DCG.

Key Developments and Trends

Asset Acquisitions

In October 2025 and July 2026, we acquired certain mining-related assets located in Aurora, Nebraska and Juniata, Nebraska, respectively, including power contracts, land, buildings, and equipment, as part of our vertical integration strategy designed to further secure owned and controlled power capacity.

Merger Agreement

In June 2026, we and HeartSciences announced that we entered into the Merger Agreement. The Merger Agreement contemplates that our operating subsidiaries will become consolidated subsidiaries of the public Combined Company. It is expected that DCG, through its ownership of Fortitude Seller, will own approximately 95% of the voting interests of the Combined Company at Closing on a fully diluted basis. The Transactions are expected to close during the second half of 2026, subject to the satisfaction of the closing conditions.

Equipment Purchases

On May 21, 2026, we entered into an equipment purchase agreement to support our ongoing infrastructure expansion and hashrate growth initiatives. The aggregate total contractual commitment under these agreements is approximately $31,500, of which approximately $12,600 has been paid to date. We expect to satisfy the remaining commitments during the second half of 2026.

Zcash Market and Network Conditions

Our operating results are highly sensitive to the market price of Zcash as well as the variability in network difficulty which affects Zcash production levels. During the three months ended March 31, 2026, the price of Zcash experienced substantial volatility. For example, publicly available market data indicates that Zcash traded in a range of approximately $200 to over $500 per token during the first quarter of 2026.

Because a substantial portion of our mining revenue is derived from Zcash mining activities, alongside revenue generated from Bitcoin mining, and because such rewards are valued based on prevailing market prices, fluctuations in digital asset prices directly impact our revenues and profitability.

In addition, the number of Zcash tokens we are able to mine is influenced by network-wide factors, including network hash rate, network difficulty, and protocol-level changes such as block reward reductions. Accordingly, our results of operations are dependent on both the market price of Zcash and the quantity of Zcash we are able to mine.

Zcash mining economics are significantly affected by changes in network hash rate and network difficulty. As additional miners deploy computing power to the network, total network hash rate increases, which results in higher network difficulty to maintain consistent block times.

Increases in network hash rate, result in the following, all else being equal:

•        The amount of Zcash earned per unit of computing power declines

•        The computational effort required to mine each block increases

During the first quarter of 2026, the Zcash network hash rate has been observed in the range of approximately 14 – 16 Giga-solutions per second (“GSol/s”), based on publicly available network data. Sustained increases in network hash rate or network difficulty may reduce mining yields by requiring greater computational resources to generate the same amount of Zcash. These factors could adversely impact the economics of our mining operations, particularly during periods when Zcash prices are volatile or declining.

Zcash mining is also impacted by protocol-level developments affecting network security and supply verification. As one example, in May 2026, a vulnerability which could have theoretically enabled invalid shielded transactions within the pool was identified in the Zcash Orchard shielded pool. The Zcash network implemented a series of coordinated updates, including a temporary disablement of the Orchard pool and a subsequent protocol upgrade to address the issue, and further protocol upgrades are expected to be released.

Although no evidence of exploitation or unauthorized value creation has to this point been publicly identified, such events may impact market perception, network participation, and user adoption of shielded transactions, and, in this case, had a negative impact on the price of Zcash. We continue to monitor developments related to supply verification and protocol security, including proposed enhancements such as the introduction of a new shielded pool, referred to as Ironwood. Any future protocol changes or similar events could affect Zcash mining economics, including transaction fee dynamics, network activity, and the long-term sustainability of mining rewards.

Zcash mining revenue is derived from our participation in third-party and related party mining pools, whereby we provide hash calculation services and, in return, are entitled to a proportionate share of Zcash rewards, less transaction fees, based on our contribution to the pool’s computing power. We typically liquidate Zcash mined through these operations nearly immediately after receipt as part of our operating strategy with respect to Zcash. The current block reward is 1.5625 Zcash per block, of which 1.25 Zcash per block is available to miners, and is subject to periodic halving events, including the most recent halving in November 2024, which reduced rewards from 3.125 to 1.5625 Zcash per block.

Bitcoin Market and Network Conditions

Our operating results associated with bitcoin are highly sensitive to the market price of bitcoin and network conditions. While bitcoin has historically been a key driver of our operations, we are shifting our focus to Zcash and other emerging proof-of-work ecosystems, as such bitcoin is not currently expected to be a primary driver of our future operations. During the three months ended March 31, 2026, bitcoin prices fluctuated significantly, trading in a range of approximately $60,000 to $98,000 per bitcoin, reflecting ongoing market volatility.

Bitcoin economics are significantly affected by changes in global network hash rate and network difficulty. As additional miners deploy computing power, network hash rate and difficulty increases, resulting in lower bitcoin earned per unit of computing power and requiring greater scale to maintain production levels. Given our strategic focus on other digital assets and mining opportunities, we are currently not prioritizing scaling our Bitcoin hash rate at the same pace as overall network growth. As a result, our relative share of Bitcoin network rewards may decline over time, which is expected to further reduce Bitcoin production levels.

Bitcoin mining revenue is derived from our participation in third-party and related party mining pools, whereby we provide hash rate and, in return, are entitled to a proportionate share of bitcoin rewards, less pool fees, based on our contribution to the pool’s computing power. We typically liquidate bitcoin mined through these operations nearly immediately after receipt as part of our operating strategy with respect to bitcoin. The current block reward is 3.125 bitcoin per block and is subject to periodic halving events, including the most recent halving in April 2024, which reduced rewards from 6.25 to 3.125 bitcoin per block. Absent bitcoin price increases, these factors, combined with increasing competition, rising difficulty, and the capital-intensive nature of mining, are expected to continue to place pressure on bitcoin mining economics and further reduce its contribution to our operations.

Power and Infrastructure Strategy

Electricity cost remains a primary determinant of mining profitability. Accordingly, access to low-cost, reliable power is critical to maintaining competitive operations. During the year 2026 to date, we have increased our available company-controlled data center capacity to over 60 MW. Fortitude’s power strategy is built on a disciplined dual-track approach that combines repeatable greenfield development with selective acquisitions. Greenfield projects provide a scalable, low-cost path to owned power infrastructure, while acquisitions are pursued opportunistically when they enhance our fleet, secure durable low-cost power, or accelerate expansion at attractive economics. This balanced strategy enables consistent growth regardless of market conditions while maximizing infrastructure ownership, reducing operating costs, and increasing the long-term value and optionality of our mining platform.

Our ability to manage power costs and operate efficiently is a key factor in sustaining margins in a highly competitive and rapidly evolving mining environment.

Key Performance Metrics

Management uses the following key performance metrics to evaluate the operating performance of our mining operations:

•        Digital assets mined (by asset type)

•        Average selling price

•        Average deployed hash rate

•        Average online machines

•        Average hashprice (as defined below)

•        Average token price

•        Token holdings (by asset type)

These metrics are used by management to assess production levels, operating efficiency, and the economics of mining activities across different digital assets. Our operating performance is affected by changes in digital asset prices, network difficulty, network hash rate, fleet deployment, and overall mining economics.

In particular, for Zcash and other proof-of-work digital assets, publicly available industry data indicates that mining profitability is driven primarily by digital asset prices, network difficulty, network hash rate, and electricity costs.

Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,
Metric	2026	2025	Change
Zcash mined	39,062	61,359	(36)%
Average selling price	$272	$40	580%
Avg. deployed hash rate (GSol/s)	4.16	3.93	6%
Avg. online machines	9,581	7,806	23%
Avg. hashprice ($/kSol/s/day)(1)	$0.0315	$0.0072	338%
Avg. ZEC price ($)	$297	$40	643%
ZEC Held	7,098	621	1043%

	Three Months Ended March 31,
Metric	2026	2025	Change
Bitcoin mined	89	185	(52)%
Average selling price	$76,777	$93,087	(18)%
Avg. deployed hash rate (EH/s)	2.23	3.59	(38)%
Avg. online machines	14,370	26,079	(45)%
Avg. hashprice ($/TH/s/day)(1)	$0.0343	$0.0536	(36)%
Avg. BTC price ($)	$76,518	$93,410	(18)%

____________

(1)      Hashprice represents the estimated daily revenue per unit of hash rate and is influenced by digital asset prices, block rewards, network difficulty, network hash rate, and transaction fee levels. Hashprice is not a measure of financial performance under GAAP but is a digital asset industry-specific operational metric used by management to evaluate mining economics and compare performance across periods.

Zcash

During the three months ended March 31, 2026, our Zcash mining operations improved relative to the prior-year period. The average deployed hash rate increased to 4.16 GSol/s from 3.93 GSol/s for the three months ended March 31, 2026, and 2025, respectively, and the average number of online machines increased to 9,581 from 7,806 for the three months ended March 31, 2026, and 2025, respectively, reflecting expanded deployment of Zcash mining infrastructure, including the reactivation of previously unprofitable machines which were offline in the prior period.

Zcash mining economics improved significantly during the period. Average Zcash hashprice increased to $0.0315 per thousand solutions per second per day (“kSol/s/day”) from $0.0072 per kSol/s/day for the three months ended March 31, 2026, and 2025, respectively, indicating materially higher estimated revenue per unit of hash rate. In addition, the average market price of Zcash increased to $297 from $40 for the three months ended March 31, 2026, and 2025, respectively.

The improvement in Zcash mining economics was driven primarily by a significant increase in market prices. The resulting improvement in profitability enabled us to reactivate previously unprofitable mining equipment, including certain older-generation machines, thereby increasing deployed hash rates and production capacity. Mining profitability for Zcash is highly sensitive to digital asset price, network hash rate, network difficulty, and electricity costs, each of which directly impact yield and revenue per unit of computing power.

In addition, we actively manage our Zcash holdings (“ZEC Held”) as part of our capital allocation strategy and monitor ZEC Held balances as a key performance metric. ZEC Held balances represent the portion of Zcash mined or otherwise received that we elect to retain on our balance sheet, rather than sell, and are held for potential future appreciation, liquidity management, and/or strategic use. ZEC Held balances increased to 7,098 from 621 as of March 31, 2026 and 2025, respectively, reflecting our decision to retain a greater amount of mined Zcash.

During the three months ended March 31, 2026, our share of the Zcash network declined relative to our share during the three months ended March 31, 2025. This was driven by an increase in network hash rate and corresponding network difficulty, which exceeded our hash rate growth over the period. As a result, Zcash mined decreased from 61,359 in the three months ended March 31, 2025 to 39,062 in the three months ended March 31, 2026.

Bitcoin

During the three months ended March 31, 2026, our Bitcoin mining performance declined compared to the prior-year period. The average deployed hash rate decreased to 2.23 exahashes per second (“EH/s”) from 3.59 EH/s, and the average number of online machines decreased to 14,370 from 26,079 for the three months ended March 31, 2026, and 2025, respectively. These reductions reflect a decrease in deployed computing capacity and operating scale relative to the prior-year period, primarily as a result of our management’s decisions to power off older generation Bitcoin mining units that became unprofitable during the period as a result of less favorable mining economics across the network.

Bitcoin mining economics were less favorable during the period. Average bitcoin hashprice declined to $0.0343 per terahashes per second per day (“TH/s/day”) from $0.0536 per TH/s/day during the three months ended March 31, 2026, and 2025, respectively, reflecting lower estimated daily revenue per unit of hash rate. This was largely driven by a decrease in the average market price of Bitcoin to $76,518 from $93,410 during the three months ended March 31, 2026, and 2025, respectively, further contributing to our decision to scale back Bitcoin mining operations.

As a result of lower deployed capacity and weaker mining economics, Bitcoin mined during the three months ended March 31, 2026 decreased to 89 from 185, or 52% compared to the three months ended March 31, 2025.

Years Ended December 31, 2025 and 2024

	Years Ended December 31,
Metric	2025	2024	Change
Zcash mined	230,124	380,723	(40)%
Average selling price	$109	$34	221%
Avg. deployed hash rate (GSol/s)	3.76	3.29	14%
Avg. online machines	7,950	7,934	0%
Avg. hashprice ($/kSol/s/day)(1)	$0.0178	$0.0102	75%
Avg. ZEC price ($)	$132	$32	313%
ZEC Held	6,273	697	800%
	Years Ended December 31,
Metric	2025	2024	Change
Bitcoin mined	577	938	(38)%
Average selling price	$100,513	$62,559	61%
Avg. deployed hash rate (EH/s)	3.15	2.73	15%
Avg. online machines	22,881	20,244	13%
Avg. hashprice ($/TH/s/day)(1)	$0.0507	$0.0646	(22)%
Avg. BTC price ($)	$101,580	$65,909	54%

____________

(1)      Hashprice represents the estimated daily revenue per unit of hash rate and is influenced by digital asset prices, block rewards, network difficulty, network hash rate, and transaction fee levels. Hashprice is not a measure of financial performance under U.S. GAAP but is a digital asset industry-specific operational metric used by management to evaluate mining economics and compare performance across periods.

Zcash

During the year ended December 31, 2025, our Zcash mining operations improved relative to the prior-year period. The average deployed hash rate increased to 3.76 GSol/s from 3.29 GSol/s, and the average number of online machines increased to 7,950 from 7,934, reflecting a more efficient Zcash mining fleet.

Zcash mining economics improved significantly during the period. Average Zcash hashprice increased to $0.0178 per kSol/s/day from $0.0102 per kSol/s/day, indicating materially higher estimated revenue per unit of hash rate. In addition, the average market price of Zcash increased to $132 from $32.

The improvement in Zcash mining economics was driven primarily by a significant increase in market prices. Mining profitability for Zcash is highly sensitive to digital asset price, network hash rate, network difficulty, and electricity costs which directly impact yield and revenue per unit of computing power.

We also monitor our ZEC Held balances as part of our capital allocation strategy. Balances represent the portion of Zcash mined or otherwise received that we elect to retain on our balance sheet, rather than sell. For the year ended December 31, 2025, ZEC Held balances increased compared to 2024, reflecting a higher retention of mined Zcash driven by improved market pricing and mining economics.

Despite increased deployment of mining equipment during the period, Zcash mined decreased to 230,124 from 380,723, or 40%, compared to the year ended December 31, 2024. The decrease was primarily the result of the November 2024 Zcash halving, which reduced block rewards by 50%. While we increased average deployed hash rate and our share of total network hash rate year over year, the impact of the halving and higher network difficulty more than offset these improvements, resulting in lower Zcash mined during the year ended December 31, 2025.

Bitcoin

During the year ended December 31, 2025, our average deployed hash rate increased to 3.15 EH/s from 2.73 EH/s in the previous year, and the average number of online machines increased to 22,881 from 20,244 reflecting expanded Bitcoin mining capacity. During the period, we increasingly prioritized capital expenditures toward Zcash mining operations, impacting the allocation of new Bitcoin mining equipment.

In addition, Bitcoin mining economics were less favorable during the period. Average Bitcoin hashprice declined to $0.0507 per TH/s/day from $0.0646 per TH/s/day year over year, reflecting lower estimated daily revenue per unit of hash rate. Although average market price of Bitcoin increased to $101,580 from $65,909, the benefit of higher Bitcoin prices was more than offset by unfavorable network conditions, including higher network difficulty given increased global hash rate, and the continuing effects of the April 2024 Bitcoin halving, which reduced block rewards available to miners.

As a result, Bitcoin mined decreased to 577 from 938, or 38%, compared to the year ended December 31, 2024.

Liquidity Metrics

Management also monitors digital assets held in treasury as an indicator of liquidity and exposure to changes in digital asset market price.

As of March 31, 2026 and 2025

	As of March 31,
Metric	2026	2025	Change
ZEC Held (units)	7,098	621	1043%
Fair value of ZEC Held ($)	$1,804,765	$23,632	7537%

As of December 31, 2025 and 2024

	As of December 31,
Metric	2025	2024	Change
ZEC Held (units)	6,273	697	800%
Fair value of ZEC Held ($)	$3,195,072	$39,089	8074%

Changes in treasury holdings generally reflect the level of digital assets mined, the timing and amount of digital asset sales, and the Company’s treasury management strategy.

Results of Operations

Our results of operations are primarily driven by the following factors:

•        The market prices of the digital assets we mine, including Zcash, bitcoin and other digital assets

•        The quantity of digital assets mined, which is influenced by our deployed hash rate, available mining capacity, and network difficulty

•        Global network hash rate and network difficulty, which impact the amount of digital assets earned per unit of computing power

•        Power costs, availability, and contractual arrangements, which are significant determinants of operating margins

•        Our operational scale, efficiency, fleet utilization, and infrastructure capacity

Mining revenue is primarily a function of the quantity of digital assets mined and the market price of those assets. Accordingly, our operating results are highly sensitive to changes in both digital asset prices and network difficulty.

During the periods presented, we have focused on:

•        Expanding our installed hash rate capacity across our mining operations

•        Developing and securing power capacity to support current and future operations

•        Optimizing our mining fleet and infrastructure to improve utilization and efficiency, including the deployment of active mining machines

The following discussion explains the drivers of changes in our consolidated results of operations, including the impact of the key performance metrics described above.

	Three Months Ended March 31,		Change ($)	Change (%)
(in thousands, except percentages)	2026	2025
Revenues:
Mining revenues, net (includes related party amounts of $8,125 and $17,310, respectively)	$19,211	$21,961	$(2,750)	-13%
Other revenue	14	—	14	N.M.
Total revenues	19,225	21,961	(2,736)	-12%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	10,422	17,124	(6,702)	-39%
Depreciation and amortization	5,942	9,342	(3,400)	-36%
General and administrative expenses	5,397	1,567	3,830	244%
Loss on disposal of equipment	588	577	11	2%
Change in fair value of digital assets, net	2,879	193	2,686	1392%
Total operating expenses	25,228	28,803	(3,575)	-12%
Other income:
Rental income – related party	—	14	(14)	-100%
Total other income	—	14	(14)	-100%
Loss before income taxes	(6,003)	(6,828)	825	-12%
Income tax benefit	1,354	—	1,354	N.M.
Net loss	$(4,649)	$(6,828)	$2,179	-32%

The following discussion analyzes our results of operations by key financial statement line items.

Revenues

Mining revenues, net

Mining revenues, net totaled $19.2 million and $22.0 million for the three months ended March 31, 2026 and 2025, respectively. The decrease in mining revenues of $2.8 million was primarily driven by declines in bitcoin and other digital asset mining activities of $10.4 million and $1.7 million, respectively, due to lower hashprices in those networks, partially offset by an increase in Zcash mining revenues of $9.3 million due to improved Zcash economics including hashprice increasing significantly during the three months ended March 31, 2026.

Cost of Revenues

Cost of revenues were $10.4 million and $17.1 million for the three months ended March 31, 2026 and 2025, respectively. The decrease was primarily driven by reduced power consumption of $6.3 million associated with lower active hashrate, primarily attributable to a decline in Bitcoin mining activity, including a 38% decrease in average Bitcoin hash rate driven primarily by a 45% reduction in average online machines. These reductions were partially offset by increased Zcash mining activity, which experienced a 6% increase in average hash rate driven primarily by a 23% increase in average online machines. The decline also reflects improved cost discipline of $0.4 million, including the deactivation of higher-cost mining equipment.

Depreciation and amortization

Depreciation and amortization was $5.9 million and $9.3 million for the three months ended March 31, 2026 and 2025, respectively. The decrease of $3.4 million was primarily related to a reduction in the depreciable asset base due to asset disposals.

General and administrative expense

General and administrative expenses were $5.4 million and $1.6 million for the three months ended March 31, 2026 and 2025, respectively. The increase was primarily related to costs incurred as a result of increased headcount and higher compensation of $1.5 million and related costs associated with our transition to a standalone operating company, including investment in financial, strategy, legal, infrastructure and administrative functions of $2.3 million.

Loss on disposal of equipment

Loss on disposal of equipment were $0.6 million for each of the three months ended March 31, 2026 and 2025.

Change in fair value of digital assets, net

Changes in fair value of digital assets, net totaled a loss of $2.9 million and $0.2 million for the three months ended March 31, 2026 and 2025, respectively. The increase was primarily driven by changes in the fair value of digital assets during the period, including both unrealized remeasurement gains and losses and realized gains and losses on dispositions of digital assets of $2.7 million.

Income tax benefit

Income tax benefit totaled $1.4 million for the three months ended March 31, 2026 compared to none in the prior year period, reflecting us becoming a taxable entity following the Reorganization in the third quarter of 2025. The increase in the income tax benefit was primarily attributable to the impact of the state and local income taxes from the jurisdictions in which we operate, which caused the effective tax rate to differ from the statutory federal income tax rate of 21%.

The following discussion explains the drivers of changes in our consolidated results of operations, including the impact of the key performance metrics described above.

	Years Ended December 31,		Change ($)	Change (%)
(in thousands, except percentages)	2025	2024
Revenues:
Mining revenues, net (includes related party amounts of $58,091 and $61,364, respectively)	$89,482	$81,780	$7,702	9%
Other revenue	15	—	15	N.M.
Total revenues	89,497	81,780	7,717	9%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	60,455	54,653	5,802	11%
Depreciation and amortization	32,570	30,374	2,196	7%
General and administrative expenses	9,936	7,997	1,939	24%
Loss on disposal of equipment	2,600	2,767	(167)	-6%
Impairment of mining equipment	—	552	(552)	-100%
Change in fair value of digital assets, net	367	(173)	540	-312%
Total operating expenses	105,928	96,170	9,758	10%
Other income:
Rental income – related party	72	8	64	800%
Total other income	72	8	64	800%
Loss before income taxes	(16,359)	(14,382)	(1,977)	14%
Income tax benefit	3,683	—	3,683	N.M.
Net loss	$(12,676)	$(14,382)	1,706	-12%

The following discussion analyzes our results of operations by key financial statement line items.

Revenues

Mining revenues, net

Mining revenues, net totaled $89.5 million and $81.8 million for the years ended December 31, 2025 and 2024, respectively. The $7.7 million increase in mining rewards was primarily driven by increased Zcash mining activity and improved mining economics. Period average Zcash prices increased from $32 to $132, and Zcash mining revenues increased by $13.4 million year over year. These increases were partially offset by decreased Bitcoin and other digital asset mining revenue of $4.7 million and $1.0 million, respectively, due to less favorable Bitcoin mining economics, including the impact of the April 2024 Bitcoin halving, which reduced block rewards available to miners, as well as increased network difficulty and lower hashprices.

Cost of Revenues

Cost of revenues were $60.5 million and $54.7 million for the years ended December 31, 2025 and 2024, respectively. The $5.8 million increase was primarily driven by higher mining activity, including increased energy and infrastructure-related costs, which rose generally in line with the growth in mining revenues year over year.

Depreciation and amortization

Depreciation and amortization were $32.6 million and $30.4 million for the years ended December 31, 2025 and 2024, respectively. The $2.2 million increase was primarily related to the acceleration of depreciation on obsolete mining equipment during the year ended December 31, 2025.

General and administrative expense

General and administrative expenses were $9.9 million and $8.0 million for the years ended December 31, 2025 and 2024, respectively. The increase was related to increases in legal, accounting, project costs, and higher employee compensation as a result of an increase in headcount year over year.

Loss on disposal of equipment, net

Loss on disposal of equipment, net were $2.6 million and $2.8 million for the years ended December 31, 2025 and 2024, respectively. The $0.2 million decrease was primarily related to lower losses recognized on the disposal or retirement of mining equipment, reflecting lower equipment disposals compared to the prior year.

Impairment of mining equipment

Impairment of mining equipment was zero and $0.6 million for the years ended December 31, 2025 and 2024, respectively. We recorded impairment to mining and other computer equipment due to decreases in the observable market prices of similar equipment during the year ended December 31, 2024. There was no impairment recorded for the year ended December 31, 2025.

Change in fair value of digital assets, net

Changes in fair value of digital assets, net totaled a loss of $0.4 million and a gain of $0.2 million for the years ended December 31, 2025 and 2024, respectively. The $0.5 million increase in losses was primarily driven by changes in the fair value of digital assets during the period, including both unrealized remeasurement gains and losses and realized gains and losses on dispositions of digital assets.

Income tax benefit

Income tax benefit totaled $3.7 million for the year ended December 31, 2025, compared to none in the prior year, reflecting us becoming a taxable entity following the Reorganization in the third quarter of 2025. The income tax benefit was primarily driven by pre-tax losses incurred during the period, which generated the corresponding tax benefit.

Non-GAAP Financial Measures

EBITDA & Adjusted EBITDA

We have presented certain financial measures in this Proxy Statement that are not recognized under GAAP. Specifically, we have presented “EBITDA” and “Adjusted EBITDA” (each as further described below). References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” means EBITDA, adjusted for non-recurring Transactions related expenses and non-recurring Spin Transaction related expenses including advisory, legal, accounting, and regulatory fees. We use non-GAAP measures in our operational and financial decision making and believe that such non-GAAP numbers are more representative of the performance of the business and thus instructive for our strategic planning. Specifically, with respect to Adjusted EBITDA, we believe it is useful to exclude certain items in order to allow for period-over-period comparisons on a more consistent basis and to focus on what we regard to be a more meaningful indicator for evaluating the underlying operating performance of the business. We believe that these non-GAAP financial measures, while not a substitute for GAAP financial measures, provide investors with (i) an improved ability to evaluate our underlying performance and (ii) greater transparency of the key performance metrics used by management with respect to operational and financial decision making. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. The non-GAAP financial measures presented herein are provided as supplemental information to our performance measures calculated in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP. Non-GAAP measures have limitations as an analytical tool. Some of these limitations are: (i) Adjusted EBITDA excludes certain transaction-related expenses and non-recurring legal expenses we have incurred, such as litigation costs and one-time accounting charges; (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the cash requirements for such replacements are not reflected in Adjusted EBITDA; (iii) the omission of the amortization expense associated with our intangible assets further limits the usefulness of Adjusted EBITDA; and (iv) Adjusted EBITDA does not include the payment of taxes, which is a necessary element of our operations. Because of these limitations, such non-GAAP measures should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Management compensates for these limitations by not viewing the non-GAAP measures in isolation and specifically by using other GAAP measures to measure our operating performance. Further, non-GAAP financial measures do not have any standardized meaning prescribed under GAAP and therefore may not be comparable to other issuers. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss	$(4,649)	$(6,828)
Add back:
Depreciation and amortization	5,942	9,342
Income tax benefit	(1,354)	—
EBITDA	(61)	2,514
Non-recurring litigation related expenses	929	—
Non-recurring transaction related expenses(1)	677	—
Loss on disposal of equipment	588	577
Adjusted EBITDA	2,133	3,091

	Years Ended December 31,
(in thousands)	2025	2024
Net loss	$(12,676)	$(14,382)
Add back:
Impairment of mining equipment	—	552
Depreciation and amortization	32,570	30,374
Income tax benefit	(3,683)	—
EBITDA	16,211	16,544
Non-recurring spin-off related expenses(1)	986	—
Loss on disposal of equipment	2,600	2,767
Adjusted EBITDA	19,797	19,311

____________

(1)      Non-recurring Transactions related expenses and non-recurring Spin Transaction related expenses including advisory, legal, accounting, and regulatory fees.

Liquidity and Capital Resources

Overview

Our primary sources of liquidity include cash, digital assets, which primarily consists of Zcash, and financing from DCG including pursuant to the credit facility discussed below.

As of March 31, 2026, our liquidity position is driven by our operating performance, capital expenditures associated with mining infrastructure, and the volatility of digital asset prices. Based on current operating plans and available resources we expect to have sufficient liquidity, including cash on hand, digital asset holdings and available financing, as described below, to support ongoing operations for at least the next 12 months. However, we expect to raise capital in the capital markets in the near term, in transactions that may include utilizing HeartSciences’ existing at-the-market program prior to or after the Closing, in connection with a Potential PIPE Investment after the Closing, or in some other transaction after the Closing.

Our liquidity outlook is subject to risks that would include events that materially diminish our access to capital markets and/or the value of our digital asset production capabilities and holdings, including:

•        Failure to effectively execute our business strategies;

•        Declines in Zcash and/or bitcoin production and/or prices, as well as impacts from halving events, global hashrate and network difficulty levels, which would impact either or both our productivity and thus profits and/or the value of our digital asset holdings;

•        Significant increases in electricity costs if these cost increases were not accompanied by increases in the price of Zcash or bitcoin, as this would also reduce profitability;

•        Deteriorating macroeconomic conditions, including the impacts of inflation, high interest rates, tariffs and trade wars, a prolonged recession, as well as instability in the banking system; and

•        Failure to access financing on terms acceptable to us or at all.

DCG Credit Facility

On June 1, 2026, we entered into a credit and security agreement with DCG (the “DCG Credit Agreement”), which provides for a committed multi-draw term loan facility with an aggregate committed amount of $26.0 million (the “DCG Credit Facility”). The DCG Credit Facility permits borrowings for a period of up to 18 months from June 1, 2026, after which no additional borrowings may be made, and may only be used to fund the acquisition of certain Zcash mining equipment. Amounts outstanding under the DCG Credit Facility mature on June 1, 2028. Borrowings under the DCG Credit Facility bear interest at a stated rate of 11.0% per annum, with the ability to satisfy interest through payment-in-kind features under certain conditions. We are also subject to a 0.50% commitment fee on unused portions of the DCG Credit Facility. The DCG Credit Facility is secured by a first-priority lien on equipment acquired with loan proceeds and related collateral. The DCG Credit Facility must be repaid in full (together with all accrued and unpaid interest) when it matures on June 1, 2028 and permits voluntary prepayments at any time without penalty. The DCG Credit Agreement also includes mandatory prepayment provisions in the event of equity issuances, asset sales, and certain liquidity events, as well as certain customary restrictive covenants and other terms.

Cash Flows

The following table summarizes our cash flows for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows (used in) provided by operating activities	$(2,323)	$3,013
Cash flows provided by (used in) investing activities	1,227	(2,219)
Cash flows provided by financing activities	—	200

Operating Activities

Net cash used in operating activities was $2.3 million for the three months ended March 31, 2026 primarily driven by non-cash adjustments to net loss and changes in working capital. Non-cash adjustments included depreciation and amortization of $5.9 million and change in fair value of digital assets of $2.9 million, and a loss on disposal of equipment of $0.6 million, partially offset by mining revenues of $19.2 million, which are recorded as non-cash activity at the time of mining. Cash inflows were further supported by proceeds from the sale of digital assets of $12.3 million. Additional non-cash items included digital assets paid for services of $0.3 million, deferred income taxes of $1.4 million, and stock-based compensation of less than $0.1 million. Changes in operating assets and liabilities also contributed positively to operating cash flows, including decreases in deposits of $1.0 million and accounts payable and accrued expenses of $0.4 million, partially offset by increases in prepaid expenses and other current assets of $0.6 million.

Net cash provided by operating activities was $3.0 million for the three months ended March 31, 2025 primarily driven by proceeds from the sale of digital assets of $20.1 million, adjusted for significant non-cash items, including depreciation and amortization of $9.3 million, non-cash expenses of $2.0 million, and changes in working capital. These inflows were partially offset by mining revenues of $22.0 million, which are recognized as non-cash at the time of mining.

Overall, the decrease in operating cash flows year over year was primarily driven by lower proceeds from digital asset sales and lower mining revenues, partially offset by reduced operating costs and non-cash adjustments.

Investing Activities

Net cash provided by investing activities was $1.2 million for the three months ended March 31, 2026 primarily reflecting $5.1 million of proceeds from the sale of digital assets, partially offset by purchases of property and equipment of $2.1 million and deposits on property and equipment of $1.8 million, reflecting continued investment in mining infrastructure. These outflows were partially offset by proceeds from disposal of property and equipment of less than $0.1 million.

Net cash used in investing activities was $2.2 million for the three months ended March 31, 2025 primarily driven by purchases of property and equipment of $2.1 million and deposits on property and equipment of $0.2 million, partially offset by proceeds from disposal of equipment of $0.1 million.

The increase in cash provided by investing activities year over year reflects higher proceeds from the sale of digital assets.

Financing Activities

Net cash used in financing activities was zero for the three months ended March 31, 2026. Net cash provided by financing activities was $0.2 million for the three months ended March 31, 2025 and consisted of capital contributions from DCG.

The following table summarizes our cash flows for the years ended December 31, 2025 and 2024:

	Years Ended December 31,
(in thousands)	2025	2024
Cash flows provided by operating activities	$18,791	$18,996
Cash flows used in investing activities	(22,649)	(38,112)
Cash flows provided by financing activities	9,357	23,612

Operating Activities

Net cash provided by operating activities was $18.8 million for the year ended December 31, 2025 primarily driven by proceeds from the sale of digital assets of $81.7 million, adjusted for significant non-cash items including depreciation and amortization of $32.6 million and digital assets paid for services of $4.1 million. These inflows were partially offset by a net loss of $12.7 million and changes in operating assets and liabilities, including a $0.7 million increase in prepaid expenses and other current assets.

Net cash provided by operating activities was $19.0 million for the year ended December 31, 2024 primarily driven by proceeds from the sale of digital assets of $78.6 million and non-cash adjustments including depreciation and amortization of $30.4 million, partially offset by a net loss of $14.4 million. Operating cash flows for the year ended December 31, 2024 were also affected by digital assets paid for services of $3.2 million and a $1.0 million increase in deposits.

The slight decrease in cash provided by operating activities year over year reflects the impact of higher working capital uses and lower overall operating cash generation, despite increased proceeds from the sale of digital assets and a lower net loss in 2025.

Investing Activities

Net cash used in investing activities was $22.6 million for the year ended December 31, 2025 primarily related to purchases of property and equipment of $9.6 million, deposits on property and equipment of $7.0 million, and $6.3 million of cash paid in connection with the acquisition of a data center in Aurora, NE. These outflows were partially offset by proceeds from disposal of property and equipment of $0.2 million.

Net cash used in investing activities was $38.1 million for the year ended December 31, 2024 primarily driven by purchases of property and equipment of $37.4 million and deposits on property and equipment of $1.4 million, partially offset by proceeds from disposal of property and equipment of $0.7 million.

The decrease in cash used in investing activities year over year reflects lower capital expenditures for the year ended December 31, 2025 compared with the prior year, partially offset by cash paid for the Aurora, NE data center acquisition and higher deposits on property and equipment.

Financing Activities

Net cash provided by financing activities was $9.4 million for the year ended December 31, 2025 consisting entirely of capital contributions from DCG.

Net cash provided by financing activities was $23.6 million for the year ended December 31, 2024 consisting entirely of capital contributions from DCG.

The decrease in cash provided by financing activities year over year reflects lower funding from DCG for the year ended December 31, 2025.

Contractual Obligations

Future commitments to acquire PP&E

In May 2026, we entered into equipment purchase agreements to support our ongoing infrastructure expansion and hashrate growth initiatives. The aggregate remaining contractual commitment under these agreements is approximately $18.9 million. We expect to satisfy the remaining obligations over the remainder of 2026.

Our purchase commitments under these agreements are generally non-cancellable and payments are non-refundable, subject to limited exceptions, including in certain circumstances where the supplier fails to meet specified delivery requirements. Outside of these provisions, we do not expect to have the ability to cancel these commitments or recover amounts paid.

These commitments are intended to support our planned increase in mining capacity. We expect to fund these commitments through a combination of cash on hand, cash generated from operations, and borrowings available under our $26.0 million committed term loan facility with DCG.

Leases

We have operating lease obligations related to building and mining site operational space. We expect to make payments of $0.4 million related to operating leases for the remainder of 2026 and $3.0 million related to operating leases thereafter. Refer to Note 15 to our consolidated financial statements included in this Proxy Statement for further information.

Digital Asset Holdings and Capital Allocation Strategy

As of March 31, 2026, we held 7,098 Zcash with a fair value of $1.8 million. Digital assets are included as part of our overall liquidity position.

Our current liquidity strategy includes selling Zcash for U.S. dollars to fund operations and growth in the short term.

Critical Accounting Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which we have prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing elsewhere in this Proxy Statement, we believe that the following accounting policy is the most critical for understanding the most significant estimates made in our presented financial condition and results of operations.

Long-Lived Assets

Long-lived assets, including property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Factors that the Company considers in deciding when to perform impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant changes, or planned changes in the Company’s use of the assets and significant negative industry or economic trends. The undiscounted cash flow assumption includes critical accounting estimates including the price of Zcash and Bitcoin and the hashrate.

Known Trends and Uncertainties

Our future performance may be materially impacted by the following trends and uncertainties, which are reasonably likely to have a material impact on our financial condition and results of operations:

•        Volatility in digital asset prices, including bitcoin and Zcash, which directly impacts mining revenue and profitability

•        Changes in global network hash rate and network difficulty, which affect the amount of digital assets earned per unit of computing power and may reduce mining yields over time

•        Protocol-level changes, including reductions in block rewards and other changes to underlying blockchain networks, which may decrease the quantity of digital assets that can be mined

•        Availability, cost and structure of electricity, including fluctuations in energy prices, changes in contractual arrangements, hosting arrangement, and potential limitations on power availability, all of which significantly impact operating costs and margins

•        Regulatory developments related to digital assets, including evolving laws, regulations and enforcement actions in the United States and internationally, which may affect our operations, access to markets, and the broader adoption of digital assets

•        Capital market conditions, including access to external financing, cost of capital, and investor demand for digital asset-related businesses, which may impact our ability to fund operations and growth initiatives

•        Technological changes and risk of property, plant and equipment obsolescence, including rapid advancements in mining hardware and infrastructure, which may reduce the economic useful life or efficiency of our existing equipment

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of March 31, 2026.

Recently Issued Accounting Pronouncements

We have reviewed all recently issued standards and have determined that, other than as disclosed in Note 2 to our consolidated financial statements included in this Proxy Statement, such standards will not have a material impact on our financial statements or do not otherwise apply to our operations.

HEARTSCIENCES INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information gives effect to the Transactions but does not give effect to the proposed reverse stock split to be effected, if at all, at the discretion of the HeartSciences’ Board because the proposed reverse stock split is a range and is not final.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Transactions described in the section of this Proxy Statement captioned “The Transactions.” The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

On June 23, 2026, HeartSciences entered into the Merger Agreement with Fortitude Seller, Fortitude HoldCo and Merger Sub. The Merger Agreement provides that, in connection with the Closing of the Transactions, including the Merger, and subject to the satisfaction and waiver of specified conditions:

•        HeartSciences will (i) form HeartSciences Sub, (ii) contribute substantially all of its assets and liabilities to HeartSciences Sub; and (iii) contribute 100% of the limited liability company interests in HeartSciences Sub to Merger Sub;

•        Fortitude Seller will contribute all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries;

•        Fortitude Seller will contribute all of its voting interests in Fortitude HoldCo and $2,000,000 of cash or Zcash cryptocurrency to HeartSciences in exchange for a number of shares of newly established Class V Common Stock and a number of shares of Class A Common Stock, respectively;

•        All shares of Series C Preferred Stock and Series D Preferred Stock that are issued and outstanding immediately prior to the Effective Time will be converted into shares of Class A Common Stock in accordance with the applicable certificate of designations; and

•        Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving the Merger and with HeartSciences thereby becoming the sole managing member of the Surviving Company.

The Merger Agreement provides that, prior to the Effective Time, the certificate of formation of HeartSciences will be amended and restated to, among other things, establish a new class of common stock of HeartSciences, designated as Class V Common Stock, which will entitle the holder to one vote per share, and will have no economic rights. At the Closing, the HeartSciences Common Stock will then be designated as Class A Common Stock.

At the Effective Time, (i) each Fortitude HoldCo Non-Voting Unit issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of Surviving Company Non-Voting Units equal to (A) the number of shares of Closing HeartSciences Common Stock, multiplied by (B) the Exchange Ratio, and (ii) each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to the number of shares of HeartSciences Common Stock outstanding as of immediately prior to the Effective Time.

Following the Closing, and subject to any permitted equity issuances by HeartSciences and Fortitude HoldCo prior to the Closing, (i) the aggregate number of shares of Class V Common Stock and Class A Common Stock issued to Fortitude Seller pursuant to the Merger Agreement are expected to represent approximately 95% of the outstanding equity interests of the Combined Company, (ii) equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5% of the outstanding equity interests of the Combined Company, in the aggregate, in the form of Class A Common Stock, (iii) Fortitude Seller will hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class V Common Stock it holds, and (iv) HeartSciences will be the sole managing member of the Surviving Company and will hold all of the voting units of the Surviving Company and a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding. Following the Closing, HeartSciences will remain a publicly traded company, however, in connection with the Transactions, we expect the Combined Company will be renamed “Fortitude Mining Group, Inc.” and shares of the Class A Common Stock will trade on Nasdaq under the symbol “TUDE.”

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

•        the audited financial statements of HeartSciences for the years ended April 30, 2026 and 2025 and the related notes included within the Annual Report on Form 10-K for the year ended April 30, 2026, which was filed with the SEC on July 23, 2026 and incorporated by reference herein; and

•        the audited consolidated financial statements of Fortitude Seller for the years ended December 31, 2025 and 2024 and related notes, and the unaudited interim condensed consolidated financial statements of Fortitude Seller for the three months ended March 31, 2026 and 2025 and related notes, each of which is included in this Proxy Statement in the section captioned “Fortitude Seller’s Consolidated Financial Statements.”

Since the fiscal year end of Fortitude Seller differs from HeartSciences’ most recent fiscal year end by more than one fiscal quarter, Fortitude Seller’s statement of operations must be brought up to within one fiscal quarter of the registrant’s most recent fiscal year end in accordance with Rule 11-02 of Regulation S-X. For the purposes of preparation of the following unaudited pro forma condensed combined financial information for the fiscal year ended April 30, 2026, the historical operational results of Fortitude Seller have been derived from Fortitude Seller’s audited financial statements for the year ended December 31, 2025, adjusted to include Fortitude Seller’s unaudited interim results of operations for the three months ended March 31, 2026 and to exclude Fortitude Seller’s unaudited interim results of operations for the three months ended March 31, 2025. The presented unaudited pro forma condensed combined statement of financial condition includes the historical unaudited interim balance sheet of Fortitude Seller as of March 31, 2026.

The unaudited pro forma condensed combined statement of financial condition gives pro forma effect to the Transactions as if they had been consummated on April 30, 2026. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the Transactions as if they had occurred on May 1, 2025, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined financial information has been adjusted to give effect to the following:

•        the acquisition of Merger Sub, including the preliminary allocation of the estimated purchase price to the acquired assets and assumed liabilities, as well as the estimated impact to expenses (i.e., depreciation and amortization expense);

•        the contribution by Fortitude Seller of $2.0 million of cash or Zcash cryptocurrency to the Combined Company in exchange for shares of Class A Common Stock, followed by the Combined Company’s contribution of such cash or Zcash cryptocurrency to the Surviving Company;

•        the related effects on HeartSciences’ corporate structure post-Closing, including the recognition of the noncontrolling interest;

•        estimated transaction costs expected to be incurred in connection with the Transactions by each of Fortitude Seller and HeartSciences;

•        the anticipated repayment of certain existing HeartSciences notes payable;

•        the impact of certain equity awards that commence vesting upon the Closing; and

•        the related income tax effects of the pro forma adjustments.

Accounting Treatment of the Transactions

The Combined Company will account for the acquisition contemplated by the Merger Agreement as a reverse acquisition using the acquisition method of accounting and ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity in accordance with generally accepted accounting principles in the United States (“GAAP”). HeartSciences was and remains a business with inputs, processes, and outputs through its business process of developing medical technology focused on artificial intelligence for enhanced electrocardiography solutions. Further, management determined that the fair value of the gross assets acquired was not concentrated in a single identifiable asset or group of similar identifiable assets. Therefore, management determined that HeartSciences constitutes a business under GAAP. GAAP requires that one of the combining entities be designated as the acquirer for accounting purposes. Based on the information available, Fortitude Seller will be treated as the acquiring entity for accounting purposes. In identifying Fortitude Seller as the acquiring entity, management took into account the structure of the Transactions contemplated by the Merger Agreement, including the relative voting rights and the intended corporate governance structure of the Combined Company upon completion of the Transactions, the composition of the Combined Company’s Board and the designation of certain executive officers of the Combined Company. Accordingly, the historical consolidated financial statements of Fortitude Seller will become the historical consolidated financial statements of the Combined Company upon consummation of the Transactions.

ASC 805 requires the allocation of purchase consideration to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The fair value of the purchase consideration, or the purchase price, in the unaudited pro forma condensed combined financial information is estimated to be approximately $18.2 million. The estimated preliminary purchase consideration primarily consists of an estimated 5,741,531 shares of the Class A Common Stock based on a per share price of $2.46, which represents the closing price of HeartSciences Common Stock on July 21, 2026. The estimated fair value of HeartSciences Common Stock, the accounting acquiree, is used to measure the consideration transferred in this reverse acquisition, as HeartSciences’ stock price is more reliably measurable than the value of the equity interests of Fortitude Seller, which are not publicly traded. The fair value of the purchase consideration is preliminary, estimated, subject to change and will ultimately be based on the share price and number of outstanding shares as of the Closing.

The Combined Company will measure HeartSciences’ assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the Closing. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually.

The allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is based on preliminary estimates using assumptions management believes are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed and could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information which could have a material impact on the Combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information reflects the assumption that, upon the completion of the Transactions, the Combined Company will be the reporting entity and, as the sole managing member of the Surviving Company, will consolidate the operating results of the combined businesses of Fortitude and HeartSciences. The Surviving Company Non-Voting Units to be held directly by Fortitude Seller will be presented as a noncontrolling interest in the Combined Company’s consolidated financial statements, which has been presented as a component of permanent equity for purposes of the unaudited pro forma condensed combined financial information.

The Surviving Company A&R LLC Agreement will provide, among other things, Fortitude Seller with a redemption right pursuant to which Fortitude Seller may cause the Surviving Company to redeem all or a portion of its Surviving Company Non-Voting Units, together with an equivalent number of shares of Class V Common Stock, in exchange for an equivalent number of shares of Class A Common Stock or, at the Combined Company’s option, cash proceeds from issuances of Class A Common Stock, subject to the Combined Company’s right to elect to effect, in lieu of such a redemption, a direct exchange between the Combined Company and Fortitude Seller of cash or an equivalent number of shares of Class A Common Stock for such Surviving Company Non-Voting Units and shares of Class V Common Stock (provided that, in each case, Fortitude Seller may retract the exercise of its redemption or exchange right upon notice that the Combined Company intends to settle such redemption or exchange in cash). The Combined Company expects to account for the noncontrolling interest as a component of permanent equity. The carrying amount of the noncontrolling interest will be adjusted each reporting period for the noncontrolling interest holder’s proportionate share of the subsidiary’s net income or loss and other changes in equity, in accordance with applicable GAAP.

The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Transactions, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

Tax Receivable Agreement

In connection with the completion of the Transactions, the Combined Company will enter into the Tax Receivable Agreement with Fortitude Seller that will provide for payments by the Combined Company to Fortitude Seller related to certain tax benefits, if any, that the Combined Company actually realizes, or in some circumstances is deemed to realize for purposes of tax reporting, as a result of: (i) Basis Adjustments and (ii) Imputed Interest.

Due to the uncertainty in the amount or timing of future redemptions or exchanges of Surviving Company Non-Voting Units, the unaudited pro forma condensed combined financial information assumes that no redemptions or exchanges of Surviving Company Non-Voting Units have occurred and, therefore, no increases in tax basis in the Combined Company’s assets or other tax benefits that may be realized as a result of future redemptions or exchanges of Surviving Company Non-Voting Units thereunder have been assumed in the unaudited pro forma condensed combined financial information. As such, the unaudited pro forma condensed combined balance sheet assumes no estimated Tax Receivable Agreement liabilities. See below for additional information.

HEARTSCIENCES INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
(in thousands)

	April 30, 2026	March 31, 2026	Transaction Accounting Adjustments		Pro Forma Combined
	HeartSciences (Historical)	Fortitude Seller (Historical)
Assets:
Current assets:
Cash and cash equivalents	$1,657	$8,899	$(3,200)	A	$6,821
			(535)	D
Digital assets	—	1,912	2,000	E	3,912
Deposits	—	728	—		728
Inventory, net	656	—	—		656
Prepaid expenses and other current assets	123	1,643	—		1,766
Deferred offering costs	147	—	—		147
Total current assets	2,583	13,182	(1,735)		14,030
Property and equipment, net	39	35,486	—		35,525
Deposits, net of current portion	—	11,653	—		11,653
Right-of-use assets	268	2,721	—		2,989
Intangible asset, net	1,657	3,980	2,806	B	8,443
Capitalized software	715	—	(715)	B	—
Deferred tax asset	—	—	1,978	C	—
	—	—	(1,978)	G
Goodwill	—	—	13,931	C	13,931
Total assets	$5,262	$67,022	$14,287		$86,571

Liabilities and stockholders’ equity:
Liabilities:
Current liabilities:
Accounts payable and accrued expenses	$750	$3,362	$6,023	A	$10,135
Accrued interest expense	328	—	(35)	D	293
Lease liabilities, current portion	139	341	—		480
Notes payable	3,622	—	(500)	D	3,122
Other current liabilities	21	—	—		21
Total current liabilities	4,860	3,703	5,488		14,051
Deferred tax liability	—	2,766	(2,766)	G	—
Lease liabilities, net of current portion	176	2,372	—		2,548
Total liabilities	5,036	8,841	2,722		16,599

Stockholders’ equity:
Series C Preferred Stock	—	—	—		—
Series D Preferred Stock	1	—	(1)	F	—
Common Stock	3	1	(4)	F	—
Class A Common Stock	—	—	—	E	1
			1	F

HEARTSCIENCES INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
FINANCIAL CONDITION — (Continued)
(in thousands)

	April 30, 2026	March 31, 2026	Transaction Accounting Adjustments
	HeartSciences (Historical)	Fortitude Seller (Historical)			Pro Forma Combined
Class V Common Stock	—	—	11	F	11
Additional paid-in capital	85,491	59,510	2,091	B	14,508
			15,909	C
			2,000	E
			(85,276)	F
			788	G
			(66,005)	H
Accumulated deficit	(85,269)	(1,330)	(9,223)	A	(10,553)
			85,269	F
Total equity attributable to Fortitude Mining Holdings, Inc.	226	58,181	(54,440)		3,967
Noncontrolling interest	—	—	66,005	H	66,005
Total stockholders’ equity	226	58,181	11,565		69,972
Total liabilities and stockholders’ equity	$5,262	$67,022	$14,287		$86,571

See accompanying notes to the unaudited pro forma condensed combined financial information.

HEARTSCIENCES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Fiscal Year Ended
	April 30, 2026	March 31, 2026
	HeartSciences (Historical)	Fortitude Seller (Historical)	Transaction Adjustments		Pro Forma Combined
Revenues:
Mining revenues, net	$—	$86,732	$—		$86,732
Other revenue	4	29	—		33
Total revenues	4	86,761	—		86,765

Costs and expenses:
Cost of revenues (exclusive of depreciation shown below)	2	53,753	—		53,755
Depreciation and amortization	28	29,170	446	AA	29,644
General and administrative expenses	5,548	13,766	9,223	BB	29,644
			1,107	DD
Research and development	2,839	—	—		2,839
Loss on disposal of equipment, net	—	2,611	—		2,611
Change in fair value of digital assets, net	—	3,053	—		3,053
Total operating expenses	8,417	102,353	10,776		121,546

Other income (expense):
Rental income – related party	—	58	—		58
Interest expense	(753)	—	—		(753)
Other income	24	—	—		24
Total other income (expense)	(729)	58	—		(671)

Loss before income taxes	(9,142)	(15,534)	(10,776)		(35,452)
Income tax benefit	—	5,037	(5,037)	CC	—
Net loss	(9,142)	(10,497)	(15,813)		(35,452)
Less: Net loss attributable to noncontrolling interest	—	—	33,442	EE	33,442
Net loss attributable to Class A common shareholders	$(9,142)	$(10,497)	$17,629		$(2,010)

Net loss per share, basic and diluted					$(0.31)

Weighted-average shares of Class A Common Stock outstanding, basic and diluted					6,468,531

See accompanying notes to the unaudited pro forma condensed combined financial information.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in GAAP and Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed combined financial information is based on the historical financial statements of Fortitude Seller and HeartSciences after giving effect to the Transactions.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial information and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Transactions, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

Note 2 — Accounting Policies

Management performed an initial review of the two entities’ accounting policies. As a result of the review, management did not identify any material differences related to the application of the accounting policies applied by HeartSciences and Fortitude Seller that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Preliminary Purchase Price Calculation and Fair Value Estimate of Assets Acquired and Liabilities Assumed

The total preliminary estimated purchase price for the acquisition has been calculated as follows (in thousands):

Estimated fair value of total equity consideration(i)	$14,124
Estimated fair value attributed to precombination services for HeartSciences equity awards(ii)	4,102
Estimated fair value of consideration transferred	$18,226

____________

(i)      The fair value of total equity consideration of $14,124 included in the total fair value of consideration transferred is based on HeartSciences’ closing share price of $2.46 as of July 21, 2026. The estimated fair value of HeartSciences Common Stock, the accounting acquiree, is used to measure the consideration transferred in this reverse acquisition, as HeartSciences’ stock price is more reliably measurable than the value of the equity interests of Fortitude Seller, which is not publicly traded prior to the Transactions. The equity portion of the purchase price will be based on the market price and number of HeartSciences Common Stock outstanding upon the Closing and may change materially from the amounts shown herein, which difference could materially impact the amount of intangibles and goodwill recognized.

(ii)     The Merger Agreement stipulates that as of the Closing, each outstanding HeartSciences equity award, including HeartSciences options, warrants and units, will remain outstanding and continue under substantially the same terms and conditions in effect immediately prior to Closing. Based on the expected treatment of the Transaction as a reverse acquisition, the HeartSciences options and warrants are treated as exchanged for replacement awards of the Combined Company for accounting purposes. The portion of the fair value-based measure of the replacement awards that is attributable to precombination vesting is purchase consideration and estimated to be $4,102, which consists of $1,708 related to options and $2,394 related to warrants and units. The fair value of the instruments was estimated using a Black-Scholes option pricing model.

A 20% fluctuation in the market price of HeartSciences Common Stock, which management believes to be reasonably possible based on historical volatility and the anticipated Transactions, would have a potential effect on purchase price as follows (in thousands, except for stock price):

	HeartSciences Common Stock Price	Estimated Fair Value of Consideration Transferred
As presented	$2.46	$18,226
20% increase	$2.95	$21,051
20% decrease	$1.97	$15,401

Under the acquisition method of accounting in accordance with ASC 805, the preliminary estimated purchase price is generally allocated to HeartSciences’ underlying assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation is preliminary and the estimated fair value of the assets acquired and liabilities assumed are based upon currently available information and certain assumptions, which management believes are reasonable to illustrate the estimated effects of the Transactions. The final determination of the purchase price allocation will be completed as soon as practicable after the completion of the Transactions and will be based on the fair value of the assets acquired and liabilities assumed as of the Closing. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. The estimated preliminary purchase price was allocated as follows (in thousands):

Estimated fair value of consideration transferred	$18,226
Estimated fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	1,657
Inventory	656
Prepaid expenses and other current assets	123
Deferred offering costs	147
Property and equipment	39
Intangible asset	4,463
Right-of-use assets	268
Deferred tax assets	1,978
Accounts payable	(318)
Accrued expenses	(432)
Accrued interest expense	(328)
Notes payable	(3,622)
Other current liabilities	(21)
Lease liabilities	(315)
Total estimated fair value of net assets acquired	4,295
Estimated goodwill	$13,931

Preliminary goodwill is calculated as the excess of the estimated merger consideration over the estimated fair value of the underlying net assets to be acquired. The final calculation of goodwill could differ materially from the preliminary amounts presented in the unaudited pro forma condensed combined financial information due to several factors including, but not limited to, fluctuations in the price of HeartSciences Common Stock, changes in the estimated fair value of assets acquired and liabilities assumed, and differences in the actual assets acquired and liabilities assumed at the Closing. Each of these potential adjustments would have a corresponding impact to the preliminary calculation of goodwill. For purposes of the unaudited pro forma condensed combined financial information, the purchase price allocated to goodwill is assumed to be nondeductible or amortizable for income tax purposes. An increase or decrease in the fair value of HeartSciences’ net assets or the estimated fair value of consideration transferred from preliminary estimates would result in a corresponding dollar-for-dollar increase in the estimated amount of goodwill.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following summarizes and provides explanations for the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet presented as of April 30, 2026 (in thousands except for share and per share data):

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet Related to the Transactions

A.     Adjustment represents transaction expenses of approximately $2,300 and $7,700 of fees estimated to be incurred by HeartSciences and Fortitude Seller, respectively, consisting primarily of legal and other professional fees, proxy solicitation and printing costs, transaction bonuses payable upon Closing, and other legal, consulting and transaction-related expenses. Of the estimated $7,700 of Fortitude Seller transaction expenses, $777 had been incurred and paid as of March 31, 2026 and are therefore included in Fortitude Seller’s historical consolidated financial statements. No HeartSciences transaction expenses were incurred as of April 30, 2026. Certain of such costs not yet incurred require payment at Closing which have been reflected as a reduction to cash with the remainder being paid in the normal course of business and therefore are included within accounts payable and accrued expenses.

B.     Adjustment recorded to reflect the acquired identifiable intangible asset of HeartSciences, consisting of developed technology, at its estimated fair value in connection with the application of acquisition accounting, partially offset by the elimination of HeartSciences historical intangible asset and capitalized software balances. Management has performed a preliminary valuation analysis to determine the estimated fair value of the developed technology using acceptable valuation techniques, including the cost approach (replacement cost method), which estimates fair value based on the cost to recreate the underlying technology, adjusted for developer’s profit, entrepreneurial incentive, and functional obsolescence. Estimated useful life has been assigned to the intangible asset based on the underlying cash flows expected. The preliminary estimate of fair value and estimated useful life could differ from the amounts ultimately determined upon completion of the valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information. A change in the valuation of the acquired identifiable intangible asset would result in an offsetting change of the same amount to goodwill recorded in connection with the Transactions.

The following table summarizes the net adjustment to recognize the estimated fair value of the identifiable intangible asset expected to be acquired and its estimated useful life:

	Estimated Fair Value	Estimated Useful Life (Years)
Developed technology	$4,463	10.0
Total estimated fair value of intangible assets acquired	4,463
HeartSciences historical carrying value of intangible assets	(1,657)
Net adjustment to intangible assets	$2,806

C.     Adjustment recorded to reflect the preliminary amount of goodwill resulting from the excess of estimated purchase consideration paid over the estimated fair value of HeartSciences’ net assets acquired, as if the acquisition occurred as of April 30, 2026. The amount of goodwill ultimately recognized in acquisition accounting at the Closing will differ from the amount shown in the unaudited pro forma condensed combined financial information due to, among other things, changes to certain of HeartSciences’ reported asset and liability balances and changes in the value of the equity consideration subsequent to the date of the unaudited pro forma condensed combined balance sheet. Goodwill resulting from the acquisition will not be amortized and will be assessed for impairment at least annually.

D.     Adjustment recorded to reflect the repayment of $535 in certain HeartSciences promissory notes and accrued interest, which are expected to be repaid at the Closing. The holder of the promissory notes agreed to waive its redemption rights until the earlier of the Closing or October 31, 2026.

E.     Adjustment recorded to reflect the cash or Zcash contribution (assumed to be Zcash for purposes of this unaudited pro forma condensed combined financial information) by Fortitude Seller of $2,000 to the Combined Company in connection with the Transactions. In exchange for such contribution, the Combined Company estimates it will issue 727,000 shares of Class A Common Stock to Fortitude Seller, which is calculated based on the VWAP of HeartSciences Common Stock for the twenty (20) Business Day period ending two (2) Business Days prior to Closing.

F.      Adjustments to common stock, preferred stock, accumulated deficit, and additional paid-in-capital (“APIC”) to reflect the capital structure of the Combined Company as a result of the Transactions, comprised of the following:

•        Recapitalization of HeartSciences to reflect the accounting for the reverse acquisition under the acquisition method, which results in the elimination of HeartSciences’ legacy equity including common stock, additional paid-in-capital and accumulated deficit.

•        Conversion of all outstanding shares of Series C Preferred Stock into an estimated 1,628,847 shares of Class A Common Stock and all outstanding shares of Series D Preferred Stock into 425,836 shares of Class A Common Stock.

•        Issuance of 107,605,132 shares of Class V Common Stock to Fortitude Seller in connection with the Transactions.

G.     Subsequent to the Transactions, the Combined Company does not expect to have any material assets other than its interest in the Surviving Company. The Surviving Company will be treated as a partnership for U.S. federal income tax purposes and will not be subject to U.S. federal income tax, but may be subject to certain U.S. state and local taxes. The Combined Company is a domestic corporation that will be subject to U.S. corporate income tax on its earnings, including its allocable share of the income from Surviving Company.

In connection with the acquisition method of accounting for the Transactions, the Combined Company will record a deferred tax asset of $2,766, resulting in an adjustment of $1,978 to goodwill through the preliminary purchase price allocation of HeartSciences’ net assets acquired, and $788 to APIC, resulting in zero net deferred tax liabilities as of the Closing. The Combined Company will have a valuation allowance against its remaining deferred tax assets. Also, the Combined Company expects to enter into the Tax Receivable Agreement with Fortitude Seller at Closing which provides for the payment to Fortitude Seller by the Combined Company of 85% of the applicable realized cash savings on certain tax basis adjustments created with the redemption or exchange of Surviving Company Non-Voting Units from Fortitude Seller. Although the Tax Receivable Agreement will be entered into in connection with the consummation of the Transactions, no liability has been recorded related to the Tax Receivable Agreement in the unaudited pro forma condensed combined balance sheet as the Combined Company did not purchase Surviving Company Non-Voting Units as part of the Transactions and no payment obligation under the Tax Receivable Agreement has been triggered as the Transactions, in and of themselves, do not give rise to an obligation to make payments under the Tax Receivable Agreement.

With future exchanges, the Combined Company will record a deferred tax asset, subject to realizability, with a corresponding adjustment to APIC, based on the Combined Company’s estimate of the aggregate amount that it will pay to Fortitude Seller under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Surviving Company Non-Voting Units by Fortitude Seller, the unaudited pro forma condensed combined financial information assumes that no future exchanges have occurred. The Combined Company expects that, as a result of the increases in the tax basis of the tangible and intangible assets of the Surviving Company attributable to the redeemed or exchanged Surviving Company Non-Voting Units, the payments that it may make to Fortitude Seller could be substantial and will depend on a number of factors, including the market value of the Combined Company’s Class A Common Stock at the time of redemption or exchange, the prevailing federal income tax rates applicable to the Combined Company over the life of the Tax Receivable Agreement (as well as the assumed combined state and local income tax rate), the amount and timing of the taxable income that the Combined Company generates in the future and the extent to which future redemptions or exchanges of Surviving Company Non-Voting Units are taxable transactions.

H.     Adjustment to recognize the noncontrolling interest representing Fortitude Seller’s approximate 94% economic interest in the Surviving Company upon completion of the Transactions (which differs from the approximate 95% voting interest of Fortitude Seller in the Combined Company due to a portion of such voting interest consisting of shares of Class A Common Stock), with a corresponding reduction to APIC, measured based on the following:

	Total Combined Company Stockholders’ Equity 100%	Combined Company’s interest in Surviving Company 6%	Noncontrolling interest in Surviving Company 94%
Net assets arising from acquisition of HeartSciences	$11,791	$669	$11,122
Historical net assets of Fortitude Seller	$58,181	$3,299	$54,882
Net adjustment to recognize noncontrolling interest in Surviving Company			$66,004

Note 5 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations for the fiscal year ended April 30, 2026 includes the following adjustments (in thousands):

Transaction Accounting Adjustments Related to Transactions to Unaudited Pro Forma Condensed Combined Statements of Operations

AA.  Adjustment to reflect the incremental intangible asset amortization of $446 related to the identifiable intangible assets. Pro forma amortization expense is based upon the preliminary fair values and estimated useful lives, assuming a straight-line method of amortization.

BB.   Adjustment to reflect estimated non-recurring transaction expenses of $9,223 expected to be incurred prior to Closing, consisting primarily of legal and other professional fees, proxy solicitation and printing costs, transaction bonuses payable at Closing, and other legal, consulting and transaction-related expenses incurred by HeartSciences and Fortitude Seller.

CC.  Following the Transactions, the Combined Company will be subject to U.S. federal, state and local income taxes with respect to its allocable share of taxable income generated by the Surviving Company. As a result, the unaudited pro forma condensed consolidated statement of operations reflects an adjustment to record the Combined Company income tax benefit attributable to its allocable share of loss, at a blended U.S federal and state statutory tax rate of 22.8%, which is further assessed for realizability, for the year ended April 30, 2026. For the purposes of the pro forma, during the twelve months ended March 31, 2026, Fortitude Seller was a regarded U.S. federal corporation and recorded an income tax benefit of $5,037. The Combined Company will have a valuation allowance against its deferred tax assets, which resulted in a pro forma adjustment of $5,037 to remove the historical tax benefit following the Transactions.

DD.  Adjustment to recognize estimated share-based compensation expense of $1,107 in connection with 450,000 Restricted Stock and Restricted Stock Unit awards issued to certain HeartSciences executives that vest over a one-year period following the Closing (and contingent on the Closing).

EE.   Adjustment to recognize net loss attributable to noncontrolling interest in the Surviving Company that will be owned by Fortitude Seller following the completion of the Transactions, calculated as approximately 94% of the pro forma net loss for the year ended April 30, 2026 (excluding any potential change in the Tax Receivable Agreement liability and the income tax benefit which are recognized at the Combined Company as a result of the corporate structure).

For the Year Ended April 30, 2026
Pro forma net loss	$(35,452)
Less: pro forma change in Tax Receivable Agreement liability and deferred income taxes of the Combined Company	—
Pro forma net loss of Surviving Company	(35,452)
Economic interest held by noncontrolling interest holders in Surviving Company	94%
Pro forma net loss attributable to noncontrolling interests	$(33,442)

Note 6 — Loss Per Share

The pro forma net loss per share is computed by dividing the pro forma net loss available to Class A Common Stock shareholders by the estimated weighted average number of shares of Class A Common Stock outstanding during the period, assuming the shares of the Combined Company’s Class A Common Stock expected to be issued in connection with the Transactions were outstanding since May 1, 2025, the beginning of the earliest period presented. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Transactions have been outstanding since May 1, 2025. Pro forma basic and diluted net loss per share has been adjusted to reflect the pro forma adjustments herein to the unaudited pro forma condensed combined statements of operations.

The following table sets forth the computation of pro forma combined basic and diluted net loss per share (in thousands, except share and per share amounts):

For the Year Ended April 30, 2026
Pro forma net loss	$(35,452)
Less: pro forma net loss attributable to noncontrolling interest	(33,442)
Pro forma net loss attributable to Class A Common Stock shareholders	$(2,010)
Pro forma weighted average Class A Common Stock outstanding:
Deemed issuance of shares of Class A Common Stock to existing HeartSciences equityholders(1)	5,741,531
Shares of Class A Common Stock issued to Fortitude Seller(2)	727,000
Pro forma weighted-average shares of Class A Common Stock outstanding – basic and diluted	6,468,531
Pro forma net loss per share of Class A Common Stock – basic and diluted	$(0.31)

____________

(1)      Issuance to existing HeartSciences equityholders who hold 3,474,491 shares of HeartSciences Common Stock, 1,628,847 shares of Series C Preferred Stock, 425,836 shares of Series D Preferred Stock, 203,750 restricted stock units, and warrants to purchase 8,607 shares of HeartSciences Common Stock.

(2)      Issuance to Fortitude Seller of shares of Class A Common Stock based on an estimated VWAP of $2.75 for a contribution of $2,000.

Potentially dilutive securities:
Class V Common Stock	107,605,132
Combined Company options	779,156
Warrants	2,036,587
Restricted Stock and Restricted Stock Units	450,000
Units	57,353

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented. For purposes of the unaudited pro forma condensed combined financial information, all potentially issuable shares Class A Common Stock resulting from the exchange of noncontrolling interests together with corresponding Class V Common Stock are assumed to be anti-dilutive.

Note 7 — Reverse Stock Split Adjustments

HeartSciences is seeking approval from HeartSciences stockholders to enact a reverse stock split to be effected, if at all, at the discretion of the HeartSciences’ Board. The proposed reverse stock split, at a ratio of at a minimum of 1-for-2 and a maximum of 1-for-5, if effected, will reduce the number of shares of HeartSciences Common Stock outstanding in proportion to the reverse split ratio to be determined.

The following table shows the effects on the unaudited pro forma condensed combined balance sheet as of April 30, 2026 of a 1-for-2 and 1-for-5 reverse stock split (the low and high points of the reverse split ratio range).

	Reverse Split Ratio
	Pre-Split	1-for-2	1-for-5
Pro Forma Condensed Combined Balance Sheet:
Stockholders’ equity:
Class A Common stock	$1	$—	$
Class V Common stock	11	6		2
Additional paid-in capital	14,508	14,514		14,518
Accumulated deficit	(10,553)	(10,553)		(10,553)
Noncontrolling interest	66,005	66,005		66,005
Total stockholders’ equity	$69,972	$69,972		$69,972

The reverse stock split will have no effect on the total assets and total liabilities included in the unaudited pro forma condensed combined balance sheet as of April 30, 2026.

The following table shows the effects on the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2026.

	Reverse Split Ratio
	Pre-Split	1-for-2	1-for-5
Pro Forma Statement of Operations:
For the Year Ended April 30, 2026
Net loss	$(35,452)	$(35,452)	$(35,452)
Less: pro forma net loss attributable to noncontrolling interest	(33,442)	$(33,442)	$(33,442)
Pro forma net loss attributable to Class A Common Stock shareholders	$(2,010)	$(2,010)	$(2,010)
Pro forma weighted average Class A Common Stock outstanding:
Deemed issuance of shares of Class A Common Stock to existing HeartSciences equityholders	5,741,531	2,870,766	1,148,306
Shares of Class A Common Stock issued to Fortitude Seller	727,000	363,500	145,400
Pro forma weighted-average shares of Class A Common Stock outstanding – basic and diluted	6,468,531	3,234,266	1,293,706
Pro forma net loss per share of Class A Common Stock – basic and diluted	$(0.31)	$(0.62)	$(1.55)

Potentially dilutive securities:
Class V Common Stock	107,605,132	53,802,566	21,521,026
Combined Company options	779,156	389,578	155,831
Warrants	2,036,587	1,018,294	407,317
Restricted Stock and Restricted Stock Units	450,000	225,000	90,000
Units	57,353	28,677	11,471

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS FOLLOWING THE TRANSACTIONS

Transition of Current Executive Officers of HeartSciences

Andrew Simpson, HeartSciences’ current Chief Executive Officer and Chairman of the Board, and Danielle Watson, HeartSciences’ current Chief Financial Officer, are each expected to continue as employees of the Combined Company following the Closing, but are each expected to transition from their current executive roles to non-executive employee roles, in each case as described under “The Transactions — Interests of HeartSciences’ Directors and Executive Officers in the Transactions.” Mr. Simpson is also expected to continue as a director of the Combined Company. Mark Hilz, HeartSciences’ former Chief Operating Officer, Secretary and a director, passed away on April 1, 2026, prior to the signing of the Merger Agreement.

Executive Officers and Directors of the Combined Company Following the Consummation of the Transactions

The Merger Agreement provides that promptly prior to the Effective Time, HeartSciences shall deliver to Fortitude Seller the resignations of each of the members of the existing HeartSciences Board except for Andrew Simpson, to be effective as of the Effective Time.

The Combined Company Board will initially be fixed at nine members, consisting of (i) two current members of the HeartSciences Board, namely Andrew Simpson and David Wells, and (ii) seven other members designated by DCG, in its capacity as sole stockholder of Fortitude Seller, pursuant to Fortitude Seller’s rights under the Merger Agreement and subject to applicable Nasdaq requirements, namely Andrea Childs, Simon Koster, Mark Shifke, Julie Stitzel, Jason Yacavone and two additional directors who are expected to be designated prior to the Closing (with such two designees expected to meet the independence standards required by Nasdaq). Following the consummation of the Transactions the Combined Company Board is expected to maintain the staggered board structure of the current HeartSciences Board. Mr. Simpson and Mr. Wells will be in the class of directors up for election at the first annual meeting of the Combined Company after consummation of the Transactions.

The following table sets forth the name, age as of [___], 2026 and position of each of the individuals who is expected to serve as a director or executive officer of the Combined Company following the Closing.

Name	Age	Position(s)
Executive Officers
Andrea Childs	46	Chief Executive Officer, Director
Erik Ellingson	37	Chief Financial Officer

Employee Directors
Andrew Simpson	58	Director

Non-Employee Directors
Simon Koster	45	Director
Mark Shifke	67	Director
Julie Stitzel	48	Director
David R. Wells	63	Director
Jason Yacavone	46	Director

Executive Officers

Andrea Childs.    Ms. Childs is the founding Chief Executive Officer of Fortitude and has served in that role since Fortitude’s spin-off from Foundry, a DCG subsidiary, in October 2024. Ms. Childs previously served in operations and marketing roles at Foundry beginning in January 2020, where she played a pivotal role in developing mining, operations, and marketing functions. Ms. Childs has been active in digital assets and in particular the mining sector since 2018, having previously served in roles of successive responsibility at a scientific distribution company in product development, product and category management, and brand management. Ms. Childs has served on the board of directors of Fortitude Seller since August 2025. She holds a master’s degree in chemistry and an MBA from Rochester Institute of Technology, and an undergraduate degree from the University of Kentucky. The

HeartSciences Board has concluded that Ms. Childs is well-qualified to serve on the Combined Company Board due to her successful strategic, operational, and executive leadership at Fortitude Seller since its inception and demonstrated ability to deliver growth and innovation at scale in the digital asset industry.

Erik Ellingson.    Mr. Ellingson has served as the Chief Financial Officer of Fortitude since June 2025. Before joining Fortitude, he served as a strategic advisor to Grounded RVs Inc., a developer of electric vehicle systems, from December 2024 to July 2025 and an Operating Partner at Stella Maris Family Office (f/k/a The Kincaid Group) from January 2025 to June 2025. He previously served as the Chief Financial Officer of Block Mining Inc. from October 2023 to July 2024, where he led the company through a successful sale to Riot Platforms, then subsequently served as an Advisor to Riot Platforms until December 2024, in connection with the post-acquisition business integration. From January 2023 to December 2023 Mr. Ellingson served as a partner at CMT Digital, a Chicago-based digital asset investment firm, focused on infrastructure and growth-stage investments across the crypto sector, and as a board member at Bluejay Capital Portfolio Investment from April 2021 to February 2023. Earlier in his career, Mr. Ellingson held roles in traditional finance at Wells Fargo, where he led strategic portfolio acquisitions within the asset-backed finance group, with a focus on industrial and energy markets. He then joined Lincoln International as an investment banker, advising on and executing M&A, Special Situations and Debt Capital Markets transactions. Mr. Ellingson holds an MBA from Northwestern University’s Kellogg School of Management and a BS from Elmhurst University.

Employee Directors

Andrew Simpson.    Mr. Simpson has served as HeartSciences’ President and Chief Executive Officer since March 2022 and as Chairman of its board of directors since June 2013. He has been a director of HeartSciences since July 2012 and brings more than 30 years of senior leadership experience across public and private companies. Mr. Simpson previously served as Group Chief Executive Officer of The Peel Group, a large UK-based private enterprise with approximately $8 billion in assets spanning real estate, infrastructure, energy, and related sectors. He also served on the main board of Speedy Hire plc during its growth into the FTSE 250, where he led a major operating division and oversaw strategic expansion, including multiple acquisitions and divestitures. He qualified as a Chartered Accountant with Price Waterhouse and spent eight years in investment banking at Rothschild, advising on mergers and acquisitions and capital markets transactions. Mr. Simpson holds a First Class Honours degree in Accounting and Management Control from Sheffield Hallam University (UK).The HeartSciences Board has concluded that Mr. Simpson is well-qualified to serve on the Combined Company Board and has the requisite qualifications, skills and perspectives based on, among other factors, him being HeartSciences’ prior Chief Executive Officer and his extensive business, investment banking, capital markets, merger and acquisition transactions and public company experience.

Non-employee Directors

Simon Koster.    Mr. Koster is the Chief Strategy Officer of DCG and has served in that role since September 2022. Before becoming Chief Strategy Officer of DCG, Mr. Koster was the Chief Executive Officer of DCG Real Estate, a prior DCG affiliate, from September 2021 to September 2022. Prior to joining DCG Real Estate, Mr. Koster served as Chief Executive Officer of The Collective from May 2021 to September 2021 and as a director from October 2019 to May 2021. Prior to The Collective, he served as principal at JDS Development Group, where he was instrumental in the acquisition and development of residential, hospitality and mixed-use projects in New York City and Miami. Mr. Koster has served on the board of directors of Grayscale Investments since October 2025, the board of directors of Fortitude Seller since August 2025, the board of managers of Yuma Holdings, LLC since January 2025, the board of directors of Luno Group Holdings Limited since January 2023 and the board of managers of Foundry Digital, LLC since January 2023, each of which is a DCG affiliate. He is a graduate of Rutgers University (B.E. in Materials Engineering) and holds a Master’s in Engineering (Mechanical Engineering) from the University of Michigan. The HeartSciences Board has concluded Mr. Koster is well-qualified to serve on the Combined Company Board due to his experience in executive management roles investing in a broad range of asset classes and strategic leadership within the digital asset sector.

Mark Shifke.    Mr. Shifke is the Chief Financial Officer of DCG and has served in that role since July 2023. He has nearly four decades of financial and fintech experience and more than eight years of experience as Chief Financial Officer of two publicly traded companies. Prior to joining DCG in 2023, Mr. Shifke served as Chief Financial Officer of BTRS Holdings Inc. (Billtrust), a company focused on providing accounts receivable and cloud-based solutions around payments, from 2020 to 2023, and as Chief Financial Officer of Green Dot (NYSE: GDOT), a mobile banking company and payments platform, from 2015 to 2019. Previously, Mr. Shifke led teams at JPMorgan Chase and Goldman Sachs, specializing in M&A Structuring and Advisory, as well as Tax Asset Investments. Mr. Shifke also served as the Head of International Structured Finance Group at KPMG. Mr. Shifke began his career at Davis Polk, where he was a partner. Mr. Shifke has also served on the board of directors of DCG affiliates Grayscale Investments (since December 2023) and Luno Group Holdings Limited (since October 2023), and the board of directors of Dock Ltd., a full-stack payments and digital banking platform, since March 2021. He is a graduate of Tulane University (B.A./J.D.) and the New York University School of Law (LL.M. in Taxation). The HeartSciences Board has concluded Mr. Shifke is well-qualified to serve on the Combined Company Board due to his demonstrated leadership and financial acumen across a diverse range of businesses in the digital asset and financial services sectors.

Julie Stitzel.    Ms. Stitzel is the Chief Policy Officer of DCG, a role she has held since January 2026, having previously served as Senior Vice President, Policy and Vice President, Policy since joining DCG in February 2022. Before joining DCG, Ms. Stitzel served as Head of Bitcoin Policy for Cash App at Block from April 2021 to April 2022. Prior to Block, she spent nearly four years at the U.S. Chamber of Commerce, most recently as Vice President of the Center for Capital Markets Competitiveness, where she led the team’s efforts on digital assets, fintech, consumer finance, and access to capital for minority-owned businesses. Before the Chamber, Ms. Stitzel led federal advocacy for Etsy, establishing the company’s Washington, D.C. presence, building on earlier public policy experience at the Pew Charitable Trusts, the Brookings Institution, and the Ohio State Senate. Ms. Stitzel earned a BA in Political Science from Ohio University and a Master in Public Administration from Harvard University. The HeartSciences Board has concluded that Ms. Stitzel is well-qualified to serve on the Combined Company Board given her track record of shaping U.S. regulatory and legislative strategy and her direct experience working with Congress and federal regulators on issues central to the Combined Company’s business.

David R. Wells.    Since December 2022, David R. Wells, has served as a director of HeartSciences. Mr. Wells previously served as the Chief Financial Officer of Envoy Medical, Inc., a publicly traded medical device company in the hearing health space, from August 2023 to May 2025. Also, Mr. Wells is a partner of Atlas Bookkeeping, LLC, a technology based financial services firm providing bookkeeping and reporting for emerging growth and small cap public and privately held companies, which he founded in October 2022. Prior to that, Mr. Wells served as the Chief Financial Officer of GHS Investments, LLC, a privately held “super value” fund focused on small to mid-cap companies, from June 2021 to September 2022, and served as the Chief Financial Officer of ENDRA Life Sciences Inc., a publicly traded clinical diagnostics technology company, initially on an interim basis beginning in May 2014, and on a continuing basis beginning in 2017 until June 2021. Mr. Wells was the founder of Wells Compliance Group, a technology-based services firm supporting the financial reporting needs of publicly traded companies and privately held firms whose investor or shareholder base required timely GAAP-compliant financial reporting. During his time at StoryCorp Consulting, Inc. (d/b/a/ Wells Compliance Group) from September 2009 to June 2021, Mr. Wells consulted with several emerging growth publicly traded companies. He possesses over 30 years of experience in finance, operations and administrative positions. Mr. Wells holds an MBA from Pepperdine University and a BS in Finance and Entrepreneurship from Seattle Pacific University. The HeartSciences Board has concluded that Mr. Wells’ extensive experience with public company accounting and financial matters, capital markets and corporate governance will provide valuable knowledge to the Combined Company Board.

Jason Yacavone.    Mr. Yacavone is a Managing Director on the investment team at DCG, where he has served in that role since January 2025, having previously served as a Director on the investment team since April 2021. Before joining DCG he spent more than eight years at Moore Capital Management investing across the capital structure with a particular focus on distressed credit. Previously, he spent more than eight years at Bank of America Merrill Lynch in a variety of roles focused on leveraged credit and special situations. Mr. Yacavone earned a BA in Economics from College of the Holy Cross and an MBA from Harvard Business School. The HeartSciences Board has concluded that Mr. Yacavone is well-qualified to serve on the Combined Company Board due to his experience investing in the digital asset space and his depth of experience in the financial services industry.

Family Relationships

There are no family relationships among any of the current HeartSciences directors and executive officers, and there are no family relationships among any of the proposed Combined Company directors and officers. Except as provided in the Merger Agreement, there are no arrangements or understandings with another person under which the directors and executive officers of the Combined Company were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Combined Company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.

Controlled Company Exemption; Director Independence

Upon completion of the Transactions, DCG, the current sole stockholder of Fortitude Seller, is expected to beneficially own or control approximately 95% of the Combined Company’s outstanding equity interests through its ownership of shares of Class V Common Stock and Class A Common Stock. As a result, the Combined Company will be a “controlled company” as defined under the Nasdaq’s corporate governance standards. While Nasdaq rules generally require that independent directors comprise a majority of a listed company’s board of directors, as a “controlled company,” the Combined Company is permitted to elect not to comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors; the requirement that director nominations be made, or recommended to the full board of directors, by independent directors or by a nominating committee that is composed entirely of independent directors; and the requirement to have a compensation committee that is composed entirely of independent directors.

Following the Transactions, the Combined Company intends to rely on such exemptions. The Combined Company Board will affirmatively determine which members of the Board qualify as independent directors in accordance with the Nasdaq rules. See “Risk Factors — Risks Related to the Combined Company — The Combined Company will rely on exemptions from certain Nasdaq corporate governance rules for controlled companies.”

Committees of the Combined Company Board

Following the Closing, the Combined Company Board will establish a standing audit committee, compensation committee and nominating and corporate governance committee of the board of directors in accordance with the Nasdaq corporate governance requirements. The initial composition of the committees will be determined by the Combined Company Board in accordance with the Nasdaq and SEC rules. The controlled company exemption does not modify the director independence requirements for the audit committee, and the Combined Company will continue to comply with the requirements of the Nasdaq rules with respect thereto.

Compensatory Arrangements with Executive Officers of the Combined Company Following the Consummation of the Transactions

As of the date of this Proxy Statement, definitive compensatory arrangements for Andrea Childs and Erik Ellingson, who are expected to become the Chief Executive Officer and Chief Financial Officer, respectively, of the Combined Company following the Closing, have not been finalized. Any material compensatory arrangements for the Combined Company’s executive officers that are determined prior to the Special Meeting will be described in an amendment or supplement to this Proxy Statement.

MARKET PRICE AND DIVIDEND INFORMATION

HeartSciences and the Combined Company

The HeartSciences’ Common Stock and Listed Warrants are currently listed on Nasdaq under the symbol “HSCS” and “HSCSW,” respectively.

The closing price of HeartSciences Common Stock on June 22, 2026, the last day of trading prior to the announcement of the Transactions, was $1.77 per share and the closing price of HeartSciences’ Common Stock on June 23, 2026, was $2.75 per share, in each case as reported on Nasdaq. The closing price of the Listed Warrants on June 22, 2026, the last day of trading prior to the announcement of the Transactions, was $0.0501 per warrant and the closing price of the Listed Warrants on June 23, 2026 was $0.0645 per warrant, in each case as reported on Nasdaq.

Because the market price of the HeartSciences’ Common Stock is subject to fluctuation, the market value of the shares of the Combined Company Common Stock that HeartSciences shareholders will be entitled to receive in the Transactions may increase or decrease.

Assuming the approval of the initial listing application of the Combined Company with Nasdaq, following the Closing, HeartSciences’ Common Stock will be designated as Class A Common Stock, will trade on Nasdaq under HeartSciences’ new name, “Fortitude Mining Group, Inc.,” and new trading symbol “TUDE” and the Listed Warrants will be exercisable into Class A Common Stock on their terms and will trade on Nasdaq under HeartSciences’ new name, “Fortitude Mining Group, Inc.,” and new trading symbol “TUDEW.”

The Class V Common Stock is a new class of common stock that will be authorized and issued by the Combined Company in connection with the Transactions and will not be listed on any exchange. HeartSciences is required to file an initial listing application for the Class A Common Stock with Nasdaq prior to Closing pursuant to the terms of the Merger Agreement.

As of [____], 2026, there were approximately [____] holders of record of HeartSciences Common Stock. As many shares of HeartSciences Common Stock are held by brokers and other institutions on behalf of shareholders, HeartSciences is unable to estimate the total number of shareholders represented by these record holders. For detailed information regarding the beneficial ownership of HeartSciences, see the section entitled “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026, which section is incorporated by reference herein.

HeartSciences has not paid any cash dividends to its shareholders. It is HeartSciences’ present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

The payment of cash dividends in the future will be dependent upon the Combined Company’s revenue and earnings, if any, capital requirements and general financial condition subsequent to the Closing. The payment of any cash dividends subsequent to the Transactions will be within the discretion of the Combined Company Board. HeartSciences and Fortitude Seller do not anticipate that the Combined Company will pay any cash dividends in the foreseeable future.

Fortitude Seller

There is no public market for Fortitude securities.

DESCRIPTION OF COMBINED COMPANY CAPITAL STOCK

The following description of the material terms of the Combined Company capital stock is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Charter that will be in effect as of the Closing. This description is subject to the detailed provisions of and is qualified by reference to, the Amended and Restated Charter attached to this Proxy Statement as Annex B.

General

The following description summarizes the terms of the securities of the Combined Company pursuant to the Amended and Restated Charter, and the Combined Company’s bylaws.

The Combined Company’s purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the TBOC. The Combined Company’s authorized capital stock will consist of five hundred million (500,000,000) shares of Combined Company Common Stock, par value $0.0001 per share, and with two designated classes of Combined Company Common Stock, Class A Common Stock and Class V Common Stock, and twenty million (20,000,000) shares of preferred stock (the “Preferred Stock”), par value $0.001 per share. Of the Combined Company’s authorized Preferred Stock, 600,000 shares have been designated as Series C Preferred Stock and 4,285,714 shares have been designated as Series D Preferred Stock. Unless the Combined Company Board determines otherwise, the Combined Company will issue all shares of its capital stock in uncertificated form.

Combined Company Common Stock

Voting Rights

The Combined Company will have two classes of authorized Combined Company Common Stock: Class A Common Stock and Class V Common Stock, each of which are entitled to one vote for each share held of record and are identical in every respect, except as otherwise provided in the Amended and Restated Charter. All classes of Combined Company Common Stock vote together as a single class on all matters on which shareholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations; provided, the holders of Class A Common Stock shall have the sole right, voting separately as a single class, to elect one (1) director to the Combined Company Board. The holders of the Combined Company’s Common Stock do not have cumulative voting rights in the election of directors.

Liquidation, Dissolution and Winding Up

Upon the Combined Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Class A Common Stock will be entitled to receive pro rata the Combined Company’s remaining assets available for distribution on a pro rata basis; holders of Class V Common Stock do not have any right to receive a distribution upon a liquidation or dissolution of the Combined Company.

Dividends

As a Texas corporation, the Combined Company will be subject to certain restrictions on cash dividends under the TBOC. Generally, a Texas corporation may pay cash dividends to its shareholders out of assets legally available for such distributions. The holders of Class V Common Stock do not have any right to receive dividends.

The declaration, amount and payment of any future dividends payable to the holders of Class A Common Stock will be at the sole discretion of the Combined Company Board. The Combined Company Board may take into account general and economic conditions, the Combined Company’s financial condition and results of operations, its available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by the Combined Company to its shareholders.

Retirement of Class V Common Stock

In the event that any outstanding share of Class V Common Stock shall cease to be held directly or indirectly by a holder of a Surviving Company Non-Voting Unit (unless such holder transfers a corresponding number of Surviving Company Non-Voting Units to the same person in accordance with the A&R LLC Agreement), such share shall automatically and without further action on the part of the Combined Company or any holder of Class V Common Stock be transferred to the Combined Company and cancelled for no consideration. The Combined Company shall not issue additional shares of Class V Common Stock after the Closing other than in connection with the valid issuance of Surviving Company Non-Voting Units.

Transfer of Class V Common Stock

A holder of Class V Common Stock may transfer or assign shares of Class V Common only if such holder also simultaneously transfers an equal number of such holder’s Surviving Company Non-Voting Units in compliance with and as permitted by the A&R LLC Agreement.

Other Matters

Holders of the Combined Company Common Stock do not have preemptive, subscription, redemption or conversion rights. The Combined Company Common Stock will not be subject to further calls or assessment by the Combined Company. There will be no redemption or sinking fund provisions applicable to the Combined Company Common Stock. All outstanding shares of the Combined Company Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Combined Company Common Stock will be subject to those of the holders of any shares of Preferred Stock, including any Preferred Stock the Combined Company may authorize and issue in the future.

Preferred Stock

The Amended and Restated Charter authorizes the Combined Company Board to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the TBOC, the authorized shares of Preferred Stock will be available for issuance without further action by the Combined Company shareholders.

The Combined Company Board will be able to determine, with respect to any series of Preferred Stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•        the designation of the series;

•        the number of shares of the series, which the Combined Company Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•        whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•        the dates at which dividends, if any, will be payable;

•        the redemption rights and price or prices, if any, for shares of the series;

•        the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•        the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Combined Company;

•        whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Combined Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•        restrictions on the issuance of shares of the same series or of any other class or series; and

•        the voting rights, if any, of the holders of the series.

The Combined Company will be able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Combined Company Common Stock might believe to be in their best interests or in which the holders of Combined Company Common Stock might receive a premium for their Combined Company Common Stock over the market price of the Combined Company Common Stock. In addition, the issuance of Preferred Stock may adversely affect the rights of holders of Combined Company Common Stock by restricting dividends on the Combined Company Common Stock, diluting the voting power of the Combined Company Common Stock or subordinating the liquidation rights of the Combined Company Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of the Combined Company Common Stock.

Anti-takeover Effects of Certain Provisions of the Amended and Restated Charter, Bylaws and Texas Law

The Amended and Restated Charter and Bylaws and the TBOC contain provisions, which are summarized in the following paragraphs. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Combined Company Board to maximize shareholder value in connection with any unsolicited offer to acquire the Combined Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Combined Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Combined Company Common Stock held by shareholders.

Authorized But Unissued Capital Stock

Texas law does not automatically or necessarily require shareholder approval for any issuance of authorized shares, but if the certificate of formation requires it, then Texas law will require it. However, the listing requirements of Nasdaq, which apply so long as the Combined Company’s securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Combined Company Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Combined Company Board may generally issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Combined Company or the removal of management. Moreover, the Combined Company’s authorized but unissued shares of Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of the Combined Company Common Stock or Preferred Stock may be to enable the Combined Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Combined Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive shareholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

The Amended and Restated Charter provides that the Combined Company Board be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the Combined Company Board will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Combined Company Board. The Amended and Restated Charter and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Combined Company Board.

Removal of Directors; Vacancies

Under the TBOC, unless otherwise provided in the Amended and Restated Charter, directors serving on a classified board may be removed by the shareholders only for cause. The Amended and Restated Charter provides that directors may be removed only for cause. In addition, the Amended and Restated Charter also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any vacancy occurring in the Combined Company Board may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Combined Company Board), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No Cumulative Voting

Under Texas law, shareholders have no right to vote cumulatively unless the certificate of formation expressly authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, holders of a majority of the voting power of the Combined Company’s shares that are entitled to vote in the election of directors will be able to elect all the Combined Company’s directors.

Special Shareholder Meetings

The Amended and Restated Charter provides that special meetings of shareholders may be called at any time by the Combined Company Board, the chairman of the Combined Company Board or the chief executive officer of the Combined Company. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Combined Company.

Requirements for Advance Notification of Director Nominations and Shareholder Proposals

The Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of for election as directors, other than nominations made by or at the direction of the Combined Company Board or a committee of the Combined Company Board. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide the Combined Company with certain information. Generally, to be timely, a shareholder’s notice must be received at its principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. The Bylaws also specify requirements as to the form and content of a shareholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Combined Company.

Shareholder Action by Written Consent

The Amended and Restated Charter provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the written consent of a number of issued and outstanding shares of Combined Company Common Stock that would be required for approval of such action at a meeting of shareholders at which all of the shares issued, outstanding and entitled to vote on such matter were present and voted.

Amendment and Restatement of Bylaws

The Bylaws provide that the Combined Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and the Amended and Restated Charter.

The combination of the classification of the Combined Company Board and the lack of cumulative voting will make it more difficult for shareholders to replace the Combined Company Board as well as for another party to obtain control of the Combined Company by replacing the Combined Company Board. Because the Combined Company Board has the power to retain and discharge the Combined Company’s officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of management or the Combined Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Combined Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Combined Company. These provisions are designed to reduce the Combined Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Combined Company’s shares and, as a consequence, they also may inhibit fluctuations in the market price of the Combined Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the TBOC, with certain exceptions, shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of the Combined Company’s assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of the Combined Company’s assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Combined Company or, if they are unable to reach agreement, as determined by any of the State District Courts in Tarrant County, Texas.

Shareholders’ Derivative Actions

Under the TBOC, any shareholder may bring an action in the Combined Company’s name to procure a judgment in the Combined Company’s favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of the Combined Company’s shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Combined Company in enforcing the right of the Combined Company.

Limitations on Liability and Indemnification of Officers and Directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. The Amended and Restated Charter includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

The Amended and Restated Charter provides that the Combined Company must indemnify the Combined Company’s directors and officers to the fullest extent authorized by the TBOC. The Combined Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. The Combined Company believes that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in the Amended and Restated Charter and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Combined Company and its shareholders. In addition, your investment may be adversely affected to the extent the Combined Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Business Combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, the Combined Company may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

•        prior to such time, the Combined Company Board approved either the business combination of the transaction which resulted in the shareholder becoming an affiliated shareholder; or

•        not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 662/3% of outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of the Combined Company’s outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Combined Company for a three-year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company Board because the shareholder approval requirement would be avoided if the Combined Company Board approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in the Combined Company Board and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Listing

In connection with the Merger, the Combined Company will be renamed “Fortitude Mining Group, Inc.” and shares of the Class A Common Stock on Nasdaq under the symbol “TUDE.”

PRINCIPAL SHAREHOLDERS OF HEARTSCIENCES

For a description of principal shareholders of HeartSciences, please refer to the section entitled “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026, which section is incorporated by reference herein.

PRINCIPAL STOCKHOLDERS OF FORTITUDE HOLDCO

The following table sets forth information regarding beneficial ownership of Fortitude HoldCo Non-Voting Units and Fortitude HoldCo Voting Units, as of [____], 2026 by:

•        each person, or group of affiliated persons, known to Fortitude Seller to be the beneficial owner of more than 5% of Fortitude HoldCo’s outstanding units;

•        each of Fortitude Seller’s directors and executive officers; and

•        all of Fortitude Seller’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of capital stock indicated. Unless otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned securities. The percentage of beneficial ownership in the table below is based on 100 units of Fortitude HoldCo Voting Units and 100 units of Fortitude HoldCo Non-Voting Units outstanding as of [____], 2026.

Beneficial Ownership
	Units Owned				Combined Voting Power
Name of Beneficial Owner	Number(1)(4)	Percentage(2)(4)	Number(5)	Percentage(5)	Percentage(3)
Holders of 5% or more of:
Digital Currency Group, Inc.(6)	100	100%	100	100%	100%

Directors and executive officers:
Andrea Childs	—	—	—	—	—
Erik Ellingson	—	—	—	—	—
All directors and executive officers as a group (two persons):	—	—	—	—	—

____________

(1)      For each person named in the table, the total units beneficially owned by such person to the best knowledge of Fortitude Seller, is listed opposite of such person’s name.

(2)      For each person named in the table, the number of units indicated opposite such person’s name represents the percentage of the total number of units beneficially owned by such person as a percentage of the shares of Fortitude Seller’s outstanding units.

(3)      For each person named in the table, the voting percentage indicated opposite of such person’s name under the column “Combined Voting Power” represents the combined voting percentage of all units of Fortitude HoldCo owned by such person.

(4)      Represents Fortitude HoldCo Voting Units.

(5)      Represents Fortitude HoldCo Non-Voting Units.

(6)      Represents units owned by Fortitude Seller, which is a direct wholly owned subsidiary of, and controlled by, DCG. DCG is governed by its board of directors, which has ultimate voting and dispositive power with respect to these shares. Because no individual member of the board of directors has the power to direct such decisions, no natural person is deemed to hold any beneficiary ownership in these shares. The address of DCG is 290 Harbor Drive, 4th Floor, Stamford, CT 06902.

PRINCIPAL SHAREHOLDERS OF THE COMBINED COMPANY

The following table and accompanying footnotes set forth information regarding the expected beneficial ownership of the Combined Company as of immediately following the Closing, with respect to:

•        each person expected by HeartSciences and Fortitude Seller to be the beneficial owner of more than 5% of the outstanding shares of capital stock of the Combined Company;

•        each person who is expected to become an executive officer or director of the Combined Company; and

•        all such executive officers and directors as a group.

Beneficial ownership for purposes of the table below has been determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, HeartSciences and Fortitude Seller deemed to be outstanding all shares subject to options or warrants held by the person that are currently exercisable or exercisable within 60 days of the Closing or issuable pursuant to restricted stock units held by the person that are subject to vesting and settlement conditions expected to occur within 60 days of the Closing.

The following table and accompanying footnotes assume that, subject to any permitted equity issuances prior to Closing, there will be approximately [____] shares of Class A Common Stock and approximately [____] shares of Class V Common Stock issued and outstanding as of immediately following the Closing, based on an assumption of [____] fully diluted shares of HeartSciences’ Common Stock and [____] fully diluted units of Fortitude HoldCo outstanding at the Effective Time. If the actual facts immediately following the Closing are different from the foregoing assumptions, which they are likely to be, the percentage ownership information set forth below will also be different.

Unless otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned securities.

	Class A Common Stock		Class V Common Stock		Percentage of Total Outstanding Voting Power(2)
Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Class(2)	Number of Shares(1)	Percentage of Class(2)
Directors and Executive Officers:
Andrea Childs
Erik Ellingson
Simon Koster
Mark Shifke
Andrew Simpson
Julie Stitzel
David R. Wells
Jason Yacavone
All directors and executive officers as a group (8 individuals)
Greater than Five Percent Holders:
Digital Currency Group, Inc.(3)	—	—	[____]	[____]%	[____]%

____________

*        Less than 1%

(1)      Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(2)      Based on [____] shares of Class A Common Stock and [____] shares of Class V Common Stock estimated to be outstanding as of immediately following the Closing. Each share of Class A Common Stock entitles the holder thereof to one vote per share on all matters presented to shareholders for a vote generally, including the election of directors. Each share of Class V Common Stock entitles the holder thereof to one vote per share on all matters presented to shareholders for a vote generally, including the election of directors (other than the Class A Director). Holders of Class A Common Stock and Class V Common Stock vote as a single class on all matters except as required by law or by the Amended and Restated Charter.

(3)      Represents shares owned by Fortitude Seller, which is a direct wholly owned subsidiary of, and controlled by, DCG. DCG is governed by its board of directors, which has ultimate voting and dispositive power with respect to these shares. Because no individual member of the board of directors has the power to direct such decisions, no natural person is deemed to hold any beneficiary ownership in these shares. The address of DCG is 290 Harbor Drive, 4th Floor, Stamford, CT 06902.

WHERE YOU CAN FIND MORE INFORMATION

HeartSciences is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. You may obtain copies of these reports, statements and other information at the website maintained by the SEC at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this Proxy Statement.

HeartSciences also makes available free of charge on or through its investor relations/corporate governance website at https://ir.heartsciences.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after HeartSciences files it with or furnishes it to the SEC. The website addresses for the SEC and HeartSciences are inactive textual references and information contained on or that can be accessed through, those websites are not part of or incorporated by reference into this Proxy Statement. You should not rely on such information in deciding whether to approve the Proposals unless such information is in this Proxy Statement or has been incorporated by reference into this Proxy Statement.

Neither Fortitude Seller nor Fortitude HoldCo have a class of securities registered under Section 12 of the Exchange Act, nor is either subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and accordingly, neither company files documents and reports with the SEC.

HeartSciences has supplied all the information contained in this Proxy Statement relating to HeartSciences, and Fortitude Seller has supplied all information contained in this Proxy Statement relating to Fortitude Seller and its affiliates. HeartSciences and Fortitude Seller have both contributed to the information related to the Transactions contained in this Proxy Statement.

If you have any questions concerning the Special Meeting, the Transactions or the accompanying proxy materials, would like additional copies of the proxy materials, free of charge, or need help voting your shares of Common Stock or Series C Preferred Stock, please contact HeartSciences’ proxy solicitor, Okapi Partners LLC, using the following contact information:

1212 Avenue of the Americas, 17th Floor
New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 208-8902
E-mail: info@okapipartners.com

You may also request additional copies of the proxy materials by contacting HeartSciences’ Investor Relations department by email at mkomonoski@integcom.us or at (877) 255-8483.

OTHER INFORMATION

Deadline for Submission of Shareholder Proposals and Nomination of Directors for Next Year’s Annual Meeting

Shareholder Proposals for the Next Annual Meeting of Shareholders

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Combined Company’s proxy materials for the next Annual Meeting of Shareholders, the proposal must (i) be delivered to us no later than November 19, 2026 and (ii) comply with all applicable SEC rules and regulations, including Rule 14a-8 of the Exchange Act. Any proposals not received by this deadline will be untimely and not included in the Combined Company’s next Annual Meeting proxy materials.

Alternatively, under the Combined Company’s bylaws, a shareholder may bring a proposal before the next Annual Meeting of Shareholders, without including the proposal in the Combined Company’s proxy materials, if (i) the shareholder provides us notice of the proposal not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Combined Company, and (ii) the proposal concerns a matter that may be properly considered and acted upon at the annual meeting in accordance with the Combined Company Bylaws and corporate governance policies. Any such proposal not received by this deadline will be considered untimely and will not be considered at our next Annual Meeting of Shareholders. Shareholders are advised to review the Combined Company’s bylaws, which contain additional requirements with respect to advance notice of shareholder proposals. The Combined Company’s bylaws are publicly available in the SEC Filings section of HeartSciences’ investor relations/corporate governance website at https://ir.heartsciences.com.

Proposals should be addressed to:

Fortitude Mining Group, Inc.
550 Reserve Street, Suite 360
Southlake, TX 76092
Attention: [____]

Nomination of Directors for the Next Annual Meeting of Shareholders

You may propose a director nominee for consideration at the next annual meeting of the Combined Company’s shareholders by complying with the Combined Company bylaws, which provide for a notice that must (i) be delivered to us at the Combined Company’s principal executive offices set forth immediately above no earlier than the 75th day prior to April 30, 2027 (the first anniversary of the Combined Company’s Annual Meeting of Shareholders) and not later than the 100th day prior to April 30, 2027, (the first anniversary of the Combined Company’s Annual Meeting of Shareholders), (ii) provide all information relating to the director nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (iii) provide the director nominee’s written consent to serve as a director if elected. Shareholders are advised to review the Combined Company’s bylaws with respect to director nominations. These documents are publicly available in the “SEC Filings” section of HeartSciences’ investor relations/corporate governance website at https://ir.heartsciences.com/sec-filings.

Participants in the Solicitation

Under applicable regulations of the SEC, HeartSciences, Fortitude Seller, Fortitude HoldCo and their respective directors and executive officers, and certain executive officers of DCG, may be deemed to be “participants” in the solicitation of proxies by the HeartSciences Board in connection with the Special Meeting. For additional information, see “Special Meeting — Solicitation of Proxies.”

Expenses of Solicitation

HeartSciences will pay the cost of soliciting proxies for the Special Meeting. HeartSciences has engaged Okapi Partners LLC to assist in the solicitation of proxies for the Special Meeting. HeartSciences has agreed to pay Okapi Partners LLC a fee of $20,000, plus out-of-pocket expenses in connection with the services relating to the Special Meeting. HeartSciences will indemnify Okapi Partners LLC and its affiliates against certain claims, liabilities, losses, damages and actual reasonable out-of-pocket expenses. HeartSciences will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of HeartSciences Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the HeartSciences Common Stock and in obtaining voting instructions from those owners. HeartSciences’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or virtually online. Such banks, brokers and other custodians, nominees and fiduciaries will not be paid any additional amounts for soliciting proxies.

Annual Report on Form 10-K

An electronic copy of HeartSciences’ Annual Report for the year ended April 30, 2026 as filed with the SEC on July 23, 2026, is available free of charge in the “SEC Filings” section of HeartSciences’ investor relations/corporate governance website at https://ir.heartsciences.com/sec-filings, or at HeartSciences’ offices at 550 Reserve Street, Suite 360, Southlake, TX 76092, attention: Gene Gephart. Exhibits will be provided upon written request and payment of an appropriate processing fee.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of proxy materials, other than the proxy card, to those shareholders. This process is commonly referred to as “householding.” Your nominee may engage in householding. Through householding, beneficial owners who have the same address and last name will receive only one copy of the proxy materials unless one or more of these owners notifies us or their nominee that they wish to continue receiving individual copies. Beneficial owners who participate in householding will receive separate proxy cards. This procedure will reduce printing costs and postage fees.

To commence or discontinue householding, please notify your broker, bank or other nominee. Alternatively, you may direct such requests in writing to HeartSciences Inc., 550 Reserve Street, Suite 360, Southlake, TX 76092, Attention: Gene Gephart, or by phone at 682-244-2578 Ext. 2024. Individual copies of the proxy materials also may be requested at any time at this same address and telephone number.

Other Matters

Other than as set forth above, the HeartSciences Board is not aware of any other business that may be brought before the Special Meeting. If any other matters are properly brought before the Special Meeting, or any adjournment or postponement thereof, it is the intention of the designated proxy holders, Mr. Simpson and Ms. Watson, to vote on such matters in accordance with their best judgment.

YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card or voting instruction card, as the case may be, whether or not you plan to attend the Special Meeting.

HEARTSCIENCES’ AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For HeartSciences’ audited consolidated financial statements, please refer to the section entitled “Financial Statements” set forth in HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2026 as filed with the SEC on July 23, 2026.

FORTITUDE SELLER’S CONSOLIDATED FINANCIAL STATEMENTS

FORTITUDE MINING HOLDINGS, INC.

Fortitude Mining Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Cash	$8,899	$9,995
Digital assets	1,912	3,413
Deposits	728	903
Prepaid expenses and other current assets	1,643	997
Total current assets	13,182	15,308
Property and equipment, net	35,486	39,646
Deposits, net of current portion	11,653	10,767
Right-of-use assets	2,721	2,812
Intangible asset, net	3,980	4,259
Total assets	$67,022	$72,792

Liabilities and stockholder’s equity
Liabilities:
Accounts payable and accrued expenses	$3,362	$2,989
Lease liabilities, current portion	341	350
Total current liabilities	3,703	3,339
Deferred tax liability	2,766	4,172
Lease liabilities, net of current portion	2,372	2,454
Total liabilities	8,841	9,965

Commitments and Contingencies (Note 14)

Stockholder’s equity:
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	59,510	59,507
Retained earnings (deficit)	(1,330)	3,319
Total stockholder’s equity	58,181	62,827
Total liabilities and stockholder’s equity	$67,022	$72,792

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Revenues:
Mining revenues, net (includes related party amounts of $8,125 and $17,310, respectively)	$19,211	$21,961
Other revenue	14	—
Total revenues	19,225	21,961

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	10,422	17,124
Depreciation and amortization	5,942	9,342
General and administrative expenses	5,397	1,567
Loss on disposal of equipment	588	577
Change in fair value of digital assets, net	2,879	193
Total operating expenses	25,228	28,803

Other income:
Rental income – related party	—	14
Total other income	—	14
Loss before income taxes	(6,003)	(6,828)

Income tax benefit	1,354	—
Net loss	$(4,649)	$(6,828)

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholder’s/Member’s Equity
(Unaudited)
(in thousands, except for share amounts)

	Member’s Equity	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total
		Shares	Amount
Balance, January 1, 2025	$72,829	—	$—	$—	$—	$72,829
Capital contributions from Parent	200	—	—	—	—	200
Stock-based compensation	12	—	—	—	—	12
Net loss	(6,828)	—	—	—	—	(6,828)
Balance, March 31, 2025	$66,213	—	$—	$—	$—	$66,213
	Member’s Equity	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total
		Shares	Amount
Balance, January 1, 2026	$—	5,000,000	$1	$59,507	$3,319	$62,827
Stock-based compensation	—	—	—	3	—	3
Net loss	—	—	—	—	(4,649)	(4,649)
Balance, March 31, 2026	$—	5,000,000	$1	$59,510	$(1,330)	$58,181

See accompanying notes to the consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,649)	$(6,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,942	9,342
Loss on disposal of equipment	588	577
Mining revenues, net	(19,051)	(21,961)
Other revenue	(14)	—
Proceeds from the sale of digital assets	12,316	20,071
Digital assets paid for services	303	1,719
Change in fair value of digital assets, net	2,879	193
Non-cash lease expense	—	2
Stock-based compensation	3	12
Deferred income taxes	(1,406)	—
Change in operating assets and liabilities:
Deposits	1,039	398
Prepaid expenses and other current assets	(646)	(223)
Accounts payable and accrued expenses	373	(289)
Net cash (used in) provided by operating activities	(2,323)	3,013

Cash flows from investing activities:
Proceeds from the sale of digital assets	5,068	—
Purchases of property and equipment	(2,113)	(2,132)
Deposits on property and equipment	(1,750)	(221)
Proceeds from disposal of property and equipment	22	134
Net cash provided by (used in) investing activities	1,227	(2,219)

Cash flows from financing activities:
Capital contributions from Parent	—	200
Net cash provided by financing activities	—	200

Net increase in cash	(1,096)	994
Cash, beginning of year	9,995	4,496
Cash, end of year	$8,899	$5,490

Non-cash investing and financing activities:
Capitalizations of deposits to property and equipment	$—	$1,449

See accompanying notes to the consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 1. Organization and Nature of Operations

Fortitude Mining Holdings, Inc. (together, with its wholly-owned subsidiaries collectively referred to as “Fortitude” or the “Company”) was incorporated in the state of Delaware on August 12, 2025 in connection with an internal corporate reorganization, as further described below. The Company is a wholly-owned subsidiary of Digital Currency Group, Inc. (“DCG” or the “Parent”). The Company operates a digital asset mining business focused on achieving strong returns by mining Zcash, Bitcoin and other high-growth digital assets in emerging proof-of-work ecosystems. The Company performs its mining operations at its owned and leased mining sites.

Reorganization

On August 14, 2025, pursuant to a distribution and contribution agreement, DCG implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company in exchange for 5,000,000 shares of common stock of the Company (the “Reorganization”). The Reorganization was considered to be a transaction between entities under common control and the historical operations of Fortitude Mining, LLC prior to the Reorganization are deemed to be those of the Company. Thus, these condensed consolidated financial statements reflect (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization, including the assets and liabilities of Fortitude Mining, LLC at their historical cost; and (ii) the condensed consolidated results of the Company following the Reorganization. Further, in connection with the Reorganization and the Company’s change in tax status as an entity subject to U.S. federal and state income taxes, certain deferred tax liabilities relating to the historical operations of the Company in the amount of $7,237 were contributed from DCG to the Company.

Liquidity and Capital Resources

The Company has historically funded its operational strategy with cash flows from operations including the liquidation of digital assets mined, as well as capital contributions from Parent. The Company historically has required significant investments in property and equipment for use in its mining operations.

As of March 31, 2026, the Company had cash and working capital balances of $8,899 and $9,479, respectively. The Company believes that its existing financial resources, including its anticipated cash flows from operations, will be sufficient to meet its operating and capital requirements for at least 12 months from the date these condensed consolidated financial statements are issued. In the event additional liquidity is required, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all, from Parent or third parties, which could limit the Company’s ability to support its operational strategy.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The unaudited condensed consolidated financial statements reflect all adjustments consisting of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position and results of operations as of and for the interim periods presented. All intercompany transactions and balances have been eliminated in consolidation. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the fiscal years ended December 31, 2025 and 2024.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the condensed consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company’s significant estimates and assumptions include estimation of useful lives of property and equipment, evaluation of impairment of property and equipment and intangible asset, deferred income taxes, and the fair value of stock-based awards. Actual results could differ from those estimates.

Revenue Recognition

The Company participates in mining pools operated by third parties, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, which is an output of its ordinary activities.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle: (1) identify the customer contract; (2) identify performance obligations that are distinct; (3) determine the transaction price; (4) allocate the transaction price to the distinct performance obligations; and (5) recognize revenue as the performance obligations are satisfied.

The Company considers the mining pool operators to be its customers under ASC 606. Contract inception and the Company’s enforceable right to consideration begins when the Company commences providing hash calculation services to the mining pool operators. Refer to Note 3 for further information.

Cost of Revenues

Cost of revenues consists primarily of direct costs related to mining operations, including electricity and other utilities, co-location hosting fees, labor, insurance, and equipment repairs, but excludes depreciation and amortization, which is separately presented.

Digital Assets

Digital assets are earned as noncash consideration for providing hash computation services to mining pools, in accordance with the Company’s revenue recognition policy. The Company uses fair value as its method of accounting for its digital assets that are within the scope of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The fair value for each underlying digital asset is determined by which of the eligible digital asset exchanges is the Company’s principal market and valued using the prices as reported by such digital asset exchanges as of 4 pm EST on the last day of the Company’s reporting period. The Company has deemed the price of its digital assets to be a Level 1 input under the ASC 820, Fair Value Measurement (“ASC 820”), hierarchy as these were based on observable quoted prices in the Company’s principal market for identical assets. Gains and losses from remeasurement of digital assets are recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Realized gains and losses are calculated using the specific identification method and are also recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Proceeds from the sale of digital assets that occur nearly immediately after receipt are included within operating activities on the Condensed Consolidated Statements of Cash Flows.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

To the extent the Company holds digital assets for more than a few days, proceeds from the sale of digital assets are included within investing activities on the Condensed Consolidated Statements of Cash Flows. The cost of each digital asset is determined using a specific identification method which allocates cost based on a tranche methodology, with each group of digital assets acquired being deemed a tranche.

Property and Equipment, Net

Property and equipment, net is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the assets are capitalized and depreciated over the remaining useful lives of the assets. Costs incurred during construction are capitalized as construction in progress and reclassified to the appropriate categories and depreciated when the project is completed and the assets are placed in service. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is provided using the straight-line method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives as follows. Land is not depreciated.

Useful life (years)
Mining and other computer equipment	3 – 5
Buildings	39
Furniture and fixtures	5
Leasehold improvements	**

____________

**      Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Fair Value Measurement

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. The Company’s non-financial assets such as property and equipment are recorded at cost. Fair value adjustments are made to these non-financial assets, on a non-recurring basis, in the period an impairment charge is recognized.

The carrying amounts reflected in the Condensed Consolidated Balance Sheets for cash, prepaid expenses and other current assets, deposits, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

•        Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

•        Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of the Condensed Consolidated Balance Sheet date:

		Fair Value Measurement Using
	Total	Level 1	Level 2	Level 3
March 31, 2026
Digital assets	$1,912	$1,912	$—	$—
	$1,912	$1,912	$—	$—
December 31, 2025
Digital assets	$3,413	$3,413	$—	$—
	$3,413	$3,413	$—	$—

There were no transfers between Levels 1, 2 or 3 during the three months ended March 31, 2026.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its Chief Executive Officer. The CODM is regularly provided with the consolidated expenses as presented in the Condensed Consolidated Statements of Operations and the Company has determined that the expenses presented in the Condensed Consolidated Statements of Operations represent significant segment expenses. The CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis, such that the Company has one operating and one reportable segment.

The CODM manages the one reportable segment on a consolidated basis using consolidated net loss. The CODM reviews the measure of consolidated net loss to evaluate the Company’s operating results and the effectiveness of business strategies. As the Company discloses a single reportable segment, total revenue is reported in the Condensed Consolidated Statements of Operations, segment assets are reported in the Condensed Consolidated Balance Sheets, and capital expenditures are reported in the Condensed Consolidated Statements of Cash Flows.

Income Taxes

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns, with DCG. For the period from January 1, 2025 through the Reorganization date, the Company has elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A. The Company is included in the consolidated federal, state, and local income tax returns of DCG and has a tax-sharing agreement with DCG, pursuant to which tax liabilities and attributes are settled as payable and utilized by DCG.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events on the condensed consolidated financial statements in accordance with ASC 740, Income Taxes. Under this accounting standard, deferred tax assets and liabilities are based on the differences between the book value of assets and liabilities on the condensed consolidated balance sheet and tax bases of assets and liabilities, by applying the enacted statutory tax rates in effect for the years when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is “more-likely-than-not” to be realized. The effective tax rate used for interim purposes is based on the Company’s best estimate of factors impacting the effective tax rate for the annual period. There can be no assurance that the effective tax rate estimated for interim purposes will approximate the determined annual effective tax rate.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

Under ASC 740-10-25, guidance on accounting for uncertainty in income tax positions describes how uncertain tax positions should be recognized, measured, presented and disclosed in the condensed consolidated financial statements. The guidance requires the Company to determine whether a tax position is “more-likely-than-not” to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. For tax positions meeting the “more-likely-than-not-threshold”, the tax benefit recognized in the condensed consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the relevant taxing authorities.

The Company’s policy is to accrue interest and penalties associated with unrecognized tax benefits, if applicable, as a component of the income tax benefit on the Condensed Consolidated Statements of Operations, and the corresponding asset netted within deferred tax liability, on the Condensed Consolidated Balance Sheets.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures. The amendments require the disclosure of specified information about certain costs and expenses including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion, and amortization recognized as part of oil and gas producing activities. It also requires the disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively as well as the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The standard will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that the adoption of the provisions of the ASU will have on the Company’s condensed consolidated financial statements.

Note 3. Revenue

The Company participates in mining pools operated by a third party, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pools, and the Company is entitled to non-cash consideration based on the pool operator’s payout model. The payout methodologies differ depending on the type of operated mining pool. Full-Pay-Per-Share (“FPPS”), Pay-Per-Share+ (“PPS+”) and Pay Per Last N Shares (“PPLNS”) pools pay block rewards and transaction fees, less mining pool fees. For FPPS and PPS+ pools, the Company is entitled to non-cash consideration even if a block is not successfully validated by the mining pool operators.

The contracts are terminable at any time by either party with no substantive termination penalty. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides computing power to the mining pool operator. The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hashrate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due to the Company. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the Company with the option to renew for successive contract terms of 24 hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. The Company elected the optional exemption to not disclose the transaction price allocated to remaining performance obligations that are part of a contract that has an original expected duration of one year or less.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 3. Revenue (cont.)

FPPS Mining Pools

The Company participates in mining pools that use the FPPS payout method. The Company is entitled to compensation once it begins to perform hash calculations for the pool operator in accordance with the operator’s specifications over a 24-hour period beginning midnight UTC and ending 23:59:59 UTC on a daily basis. The non-cash consideration that the Company is entitled to for providing hash calculations to the pool operator under the FPPS payout method is made up of block rewards and transaction fees less pool operator expenses determined as follows:

•        The non-cash consideration in the form of a block reward is based on the total blocks expected to be generated on the Bitcoin network for the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: the daily hash calculations that the Company provided to the pool operator as a percent of the Bitcoin network’s implied hash calculations as determined by the network difficulty, multiplied by the total Bitcoin network block rewards expected to be generated for the same daily period.

•        The non-cash consideration in the form of transaction fees paid by transaction requestors is based on the share of total actual fees paid over the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: total actual transaction fees generated on the Bitcoin network during the 24-hour period as a percent of total block rewards the Bitcoin network actually generated during the same 24-hour period, multiplied by the block rewards the Company earned for the same 24-hour period noted above.

•        The block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the operator for operating the pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent the Company performs hash calculations and generates revenue in accordance with the pool operator’s payout formula during the same 24-hour period beginning midnight UTC daily.

Since the amount of block rewards earned depends on the amount of hash calculations the Company performs, the amount of transaction fees the Company is entitled to depends on the actual Bitcoin network transaction fees over the same 24-hour period. The operator fees for the same 24-hour period are variable since they are determined based on the total block rewards and transaction fees in accordance with the pool operator’s agreement, and therefore the above non-cash consideration is variable. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty without the risk of significant revenue reversal. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Bitcoin determined using the Company’s principal market for Bitcoin.

PPS+ Mining Pools

The Company participates in PPS+ pools that provide non-cash consideration similar to the FPPS pools except the PPS+ amount of transaction fees is determined based on the share of actual transaction fees paid to the specific blocks the mining pool successfully mined in the Litecoin and Dogecoin blockchains in a daily 24-hour period in accordance with the operator’s specifications. Within the PPS+ pools, the non-cash consideration received by the Company is made up of block rewards and transaction fees less mining pool fees. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty. The Company does not constrain this variable consideration because it is probable that a significant reversal

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 3. Revenue (cont.)

in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Litecoin and Dogecoin determined using the Company’s principal market for Litecoin and Dogecoin.

PPLNS Mining Pools

The Company also participates in PPLNS pools that pay rewards only when the pool successfully validates a block. For these pools, the Company only earns a reward when the pool successfully mines a block and its reward is the fractional share of the successfully mined block and transaction fees, reduced by pool operator expenses, based on the proportion of hash calculations the Company performed for the mining pool operator to the total hash calculations performed by all mining pool participants in validating the block during the 24-hour period beginning at midnight UTC and ending 23:59:59 UTC daily.

Contract inception and the enforceable right to consideration begins when the Company commences the performance of hash calculations for the mining pool operator. The non-cash consideration is variable as it depends on whether the mining pool successfully validates a block during each 24-hour period. In addition, other inputs such as the amount of hash calculations and the Company’s fractional share of consideration earned by the pool operator also cause variability. The Company does not have the ability to estimate whether a block will be successfully validated with reasonable certainty at contract inception. The Company constrains the variable consideration at contract inception because it is not probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved. Once a block is successfully validated, the constraint is lifted. The Company recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Zcash determined using the Company’s principal market for Zcash.

The following table presents disaggregation of the Company’s mining revenues:

	Three Months Ended March 31,
	2026	2025
Revenues from contracts with customers:
Mining pool participant – related party
Bitcoin	$6,913	$17,290
Zcash	1,212	—
Other	—	20
Total mining pool participant – related party	8,125	17,310

Mining pool participant – third party
Zcash	10,583	2,444
Other	503	2,207
Total mining pool participant – third party	11,086	4,651
Total mining revenues	$19,211	$21,961

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 3. Revenue (cont.)

The following table presents information about the Company’s concentration of mining revenues by digital asset:

	Three Months Ended March 31,
	2026	2025
Bitcoin	36%	79%
Zcash	61%	11%
Other(1)	3%	10%

____________

(1)      Includes various other digital assets, none of which individually exceeded 10% of mining revenue for the period.

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following:

	March 31, 2026	December 31, 2025
Mining and other computer equipment	$124,438	$126,514
Leasehold improvements	3,819	3,982
Construction in progress	2,219	—
Buildings	1,547	1,547
Furniture and fixtures	348	348
Land	377	377
Total	132,748	132,768
Less: accumulated depreciation	(97,262)	(93,122)
Property and equipment, net	$35,486	$39,646

Depreciation expense was $5,663 and $9,342 for the three months ended March 31, 2026 and 2025, respectively. No impairment charge of property and equipment were recognized during the three months ended March 31, 2026 and 2025.

Construction in progress relates to the build out of a mining facility which is expected to be operational in July 2026.

Note 5. Intangible Asset, Net

Intangible asset, net consists of the following as of March 31, 2026:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(493)	$3,980	3.5

Intangible asset, net consists of the following as of December 31, 2025:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(214)	$4,259	3.75

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 5. Intangible Asset, Net (cont.)

During the three months ended March 31, 2026 and 2025, amortization expense related to the Company’s intangible asset was $279 and $0, respectively. No impairment charge of the intangible asset were recognized during the three months ended March 31, 2026 and 2025.

The following table presents the estimated future amortization of the Company’s intangible asset as of March 31, 2026:

Rest of 2026	$839
2027	1,118
2028	1,118
2029	905
Total	$3,980

Note 6. Deposits

The Company contracts with mining equipment manufacturers to procure equipment necessary for the operation of its mining operations. These agreements typically require a certain percentage of the value of the total order to be paid in advance at specific intervals, usually within several days of execution of a contract and periodically thereafter with final payments due prior to each shipment date. Deposits on mining equipment are included within deposits, net of current portion on the Condensed Consolidated Balance Sheets which totaled $7,170 and $5,420 as of March 31, 2026 and December 31, 2025, respectively.

In addition, the Company contracts with various service providers for hosting of its equipment, operational support in data centers where the Company’s equipment is deployed and construction of data centers on leased sites. These contracts typically require advance payments to service providers in conjunction with the contractual obligations associated with these services. The Company includes these deposits within deposits which totaled $728 and $903 and deposits, net of current portion which totaled $4,483 and $5,347 on the Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025, respectively.

Note 7. Digital Assets

The following table presents the digital assets held by the Company:

	March 31, 2026
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	7,098	1,875	1,805	94%
Other		$458	$107	6%
		$2,333	$1,912	100%
	December 31, 2025
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	6,273	$3,528	$3,195	94%
Other		397	218	6%
		$3,925	$3,413	100%

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 8. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	March 31, 2026	December 31, 2025
Accounts payable	$1,266	$1,458
Accrued hosting expenses	406	187
Accrued bonus expense	638	1,207
Accrued professional fees	875	—
Other	177	137
Total	$3,362	$2,989

Note 9. Income Taxes

For the three months ended March 31, 2026, and 2025, the Company’s income tax benefit and effective tax rate were $1,354 and 22.8%, respectively, and $0 and 0%, respectively. This rate differed from the statutory federal income tax rate of 21.0% primarily due to the impact of state and local income taxes from jurisdictions in which the Company operates.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions. As of March 31, 2026, the earliest year the Company remains subject to examination by the Internal Revenue Service and state and local tax authorities is for the tax year ended December 31, 2024. The Company is not currently under examination for any open tax periods.

Note 10. Stockholder’s Equity/Member’s Equity

Fortitude Mining, LLC Member’s Equity

Prior to the Reorganization and pursuant to the terms of the Limited Liability Company Agreement, the business and affairs of the Company were managed and operated by the management of the Company, however, as a single member, LLC membership interests were ultimately controlled by DCG.

Fortitude Mining Holdings, Inc. Stockholder’s Equity

On August 12, 2025, in connection with the Reorganization, the Company’s Board of Directors approved the certificate of incorporation. The certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. As of March 31, 2026 and December 31, 2025, 5,000,000 shares of common stock were issued and outstanding, all of which are ultimately held by Parent as a result of the Reorganization.

Note 11. Stock-based Compensation

Digital Currency Group, Inc. Stock Appreciation Rights Plan

The Stock Appreciation Rights Plan (the “SARs Plan”) provides for the grant of SARs to employees, directors, and key persons of DCG and any subsidiary. The awards reference the shares of DCG and not the Company. The SARs are recorded as a liability on the books and records of DCG. Compensation cost is recognized within general and administrative expenses on the Condensed Consolidated Statements of Operations using a straight-line method over the requisite period of the award, which is generally the vesting term. The impact of remeasuring SARs each reporting period and the recognition of stock-based compensation cost is reflected in the Company’s condensed consolidated financial statements as a capital contribution (or investment from Parent) (i.e., compensation cost

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 11. Stock-based Compensation (cont.)

with an offsetting entry to stockholder’s/member’s equity). The SARs Plan provides the employees with the right to receive, at the date the rights are exercised, cash settlements in the amount equal to the fair value of the market appreciation of the common stock since the grant date of the rights. The SARs typically vest 25% on the one-year anniversary from the grant date with the remaining 75% vesting in equal quarterly installments over the following three years. DCG’s Board of Directors is responsible for administration of the SARs Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted.

As of March 31, 2026 and December 31, 2025, there were 12,777 SARs outstanding having a weighted average exercise price of $65.50 with no new grants, exercises, or forfeitures occurring during the three months ended March 31, 2026. As of March 31, 2026, 8,839 SARs were exercisable having a weighted average exercise price of $70.09 and weighted average remaining contractual term of 7.0 years.

During the three months ended March 31, 2026, and 2025, the Company recorded stock-based compensation expense of $3 and $12, respectively. As of March 31, 2026, $27 of unrecognized compensation expense related to non-vested SARs awards is expected to be recognized over the weighted average remaining vesting period of 2.0 years, which is dependent on the subsequent intrinsic value of the awards.

Note 12. Risk and Uncertainties

The Company’s operating activities expose it to various types of risk that are associated with the mining, liquidation, and holding of digital assets. The significant types of risks to which the Company is exposed include, but are not limited to, market risk, industry risk, regulatory risk, liquidity risk, concentration risk, credit risk, counterparty risk, and digital asset risk. Certain aspects of those risks include, but are not limited to, the risk of loss related to value of digital assets mined but not yet liquidated, the risk that the type of digital assets that the Company mines will decrease in value, the risk of reliance on mining revenues which are highly concentrated, and the risk of reliance on vendors such as mining pool operators, equipment vendors and hosting and energy providers. The Company depends on a single supplier of Zcash miners, any disruption, could adversely affect the Company’s business.

The digital asset industry is currently largely unregulated, highly speculative, and volatile. The price of digital assets has a limited history. During such history, digital asset prices have been volatile and subject to influence by many factors including the levels of liquidity. If digital asset markets continue to experience significant price fluctuations, the Company may experience substantial losses. Several factors may affect the price of digital assets, including, but not limited to, global supply and demand, and competition from other forms of digital asset or payment services.

Note 13. Related Party Transactions

Foundry Digital LLC (“Foundry”) is a mining pool operator in which the Company is a mining participant. For the three months ended March 31, 2026 and 2025 related party mining participant revenue was $8,125 and $17,310, respectively.

The Company recognizes stock-based compensation expense for awards that reference the shares of DCG and not the Company. Awards that reference the shares of DCG and are expected to be settled in cash are recorded as a liability on the books and records of DCG (see Note 11 for further details).

The Company has a tax-sharing agreement with DCG whereby any tax liabilities or benefits attributable to the Company will be settled between the Company and DCG when such tax liabilities or benefits are used in the consolidated tax returns of DCG. As of March 31, 2026 and December 31, 2025, the Company recognized $567 and $618, respectively, within prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets in relation to these tax attributes.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 13. Related Party Transactions (cont.)

During the three months ended March 31, 2026 and 2025, capital contributions from DCG were $0 and $200, respectively.

The Company has a shared services agreement (the “SSA”) and a managed services agreement (the “MSA”) with Foundry, under which Foundry agreed to provide certain services to the Company. Both agreements include fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The SSA includes automatic one-year renewals unless terminated by either party. As of December 31, 2025, the MSA agreement was terminated. During the three months ended March 31, 2026, and 2025, the Company incurred costs of $128 and $440 pursuant to the SSA and MSA, which are included within cost of revenues and general and administrative expenses on the Condensed Consolidated Statements of Operations based on the nature of the costs.

The Company has a transition services agreement (the “TSA”) with DCG, under which DCG agreed to provide various services to the Company. The TSA includes fixed monthly fees and also requires payment for any additional services performed. During the three months ended March 31, 2026, the Company incurred costs of $62 pursuant to the TSA, which are included within general and administrative expenses on the Condensed Consolidated Statements of Operations.

The Company leased a portion of its building site to Foundry which is included in rental income — related party on the Condensed Consolidated Statements of Operations. On November 1, 2025, the lease was terminated by both parties.

As of March 31, 2026 and December 31, 2025, amounts due from related party resulting from the aforementioned agreements totaled $4 and $13, respectively, and are included within prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets. These amounts are expected to be settled in the short term and are non-interest bearing.

Note 14. Commitments and Contingencies

Leases

The Company, as lessee, leases building and mining site operational space under various operating lease arrangements. Certain lease arrangements include renewal options, and certain of the Company’s lease agreements require compliance with certain customary covenants throughout the term of the leases.

Operating lease costs totaled $125 and $90 for the three months ended March 31, 2026 and 2025, respectively, and are included in general and administrative expenses on the Condensed Consolidated Statements of Operations. The weighted-average remaining lease term for operating leases was 7.8 years, and the weighted-average discount rate was 4.92% as of March 31, 2026.

The following table presents the Company’s future minimum operating lease payments as of March 31, 2026:

Rest of 2026	$355
2027	461
2028	458
2029	461
2030	463
Thereafter	1,126
Total minimum lease payments	3,324
Less effects of discounting	(611)
Total lease liabilities	$2,713

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(in thousands, except share, per share, and digital asset amounts)

Note 14. Commitments and Contingencies (cont.)

Other Commitments and Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings that arise in the ordinary course of business. The Company reviews its legal proceedings on an ongoing basis and provides disclosure and records loss contingencies pursuant to the loss contingencies accounting guidance. The Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the condensed consolidated financial statements.

On December 12, 2025, Malikie Innovations Ltd. (“Malikie”) and Key Patent Innovations Ltd. (collectively, the “Malikie Plaintiffs”) filed suit against the Company and other parties in the United States District Court for the Western District of Texas, alleging that certain of the Company’s technologies infringe on certain of Malikie Plaintiffs patents. The Company cannot reasonably predict the outcome of such ongoing litigation, or the magnitude of such outcome, at this time.

Note 15. Subsequent Events

The Company evaluated subsequent events through the date of issuance of the condensed consolidated financial statements.

On May 21, 2026, the Company entered into an equipment purchase agreement to support its ongoing infrastructure expansion and hashrate growth initiatives. The aggregate total contractual commitment under these agreements is approximately $31,500, of which approximately $12,600 has been paid through the issuance of these condensed consolidated financial statements. The Company expects to satisfy the remaining commitments over the remainder of 2026.

On June 1, 2026, the Company entered into a credit facility with DCG providing for initial term loan commitments of $26,000 to be drawn at request of the Company. Draws on the facility generally bear interest at 11.0% per annum. The credit facility requires interest only payments, unless paid-in-kind, until maturity on June 1, 2028, including a mandatory prepayment of amounts outstanding upon a subsequent equity raise. Proceeds from the credit facility are to be used to acquire digital asset mining equipment. Through the issuance of these condensed financial statements, the Company has principal of $8,398 outstanding under the credit facility.

On June 23, 2026, the Company and HeartSciences Inc. (“HeartSciences”), a publicly traded company that develops artificial intelligence-enhanced electrocardiography solutions, announced that they have entered into a definitive merger agreement to combine in an all-stock transaction. The definitive merger agreement contemplates that the operating subsidiaries of the Company will become consolidated subsidiaries of HeartSciences in exchange for a number of newly created vote-only non-economic shares of HeartSciences. It is expected that DCG will own approximately 95% of the voting interests of the combined company at closing on a fully diluted bases. The merger is expected to close during the second half of 2026, subject to the satisfaction of the closing conditions.

On July 7, 2026, the Company entered into a purchase agreement with a third party, pursuant to which the Company acquired certain mining related assets, including power contracts, land, a building, and other mining equipment in Juniata, Nebraska. As consideration for the acquired assets, the Company agreed to pay $6,250, of which $985 was satisfied through the application of previously funded deposits and $466 through sale of mining equipment, with the remainder paid in cash at closing.

Report of Independent Registered Public Accounting Firm

To the Member and Board of Directors of
Fortitude Mining Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fortitude Mining Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholder’s/member’s equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2025.

New York, NY
March 13, 2026

Fortitude Mining Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Cash	$9,995	$4,496
Digital assets	3,413	77
Deposits	903	1,576
Due from related party	13	46
Prepaid expenses and other current assets	984	324
Total current assets	15,308	6,519
Property and equipment, net	39,646	59,938
Deposits, net of current portion	10,767	8,986
Right-of-use assets	2,812	1,732
Intangible asset, net	4,259	—
Total assets	$72,792	$77,175

Liabilities and stockholder’s/member’s equity
Liabilities:
Accounts payable and accrued expenses	$2,989	$2,648
Lease liabilities, current portion	350	278
Total current liabilities	3,339	2,926
Deferred tax liability	4,172	—
Lease liabilities, net of current portion	2,454	1,420
Total liabilities	9,965	4,346

Commitments and Contingencies (Note 15)

Stockholder’s/member’s equity:
Member’s equity	—	72,829
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 issued and outstanding as of December 31, 2025	1	—
Additional paid-in capital	59,507	—
Retained earnings	3,319	—
Total stockholder’s/member’s equity	62,827	72,829
Total liabilities and stockholder’s/member’s equity	$72,792	$77,175

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands)

	Years Ended December 31,
	2025	2024
Revenues:
Mining revenues, net (includes related party amounts of $58,091 and $61,364, respectively)	$89,482	$81,780
Other revenue	15	—
Total revenues	89,497	81,780

Costs and expenses:
Cost of revenues (exclusive of depreciation shown below)	60,455	54,653
Depreciation and amortization	32,570	30,374
General and administrative expenses	9,936	7,997
Loss on disposal of equipment, net	2,600	2,767
Impairment of mining equipment	—	552
Change in fair value of digital assets, net	367	(173)
Total operating expenses	105,928	96,170

Other income:
Rental income – related party	72	8
Total other income	72	8

Loss before income taxes	(16,359)	(14,382)

Income tax benefit	3,683	—
Net loss	$(12,676)	$(14,382)

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholder’s/Member’s Equity
(in thousands, except share amounts)

	Member’s Equity	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
		Shares	Amount
Balance, January 1, 2024	$63,260	—	$—	$—	$—	$63,260
Net investment from Parent	20,676	—	—	—	—	20,676
Capital contributions from Parent	2,936	—	—	—	—	2,936
Stock-based compensation	339	—	—	—	—	339
Net loss	(14,382)	—	—	—	—	(14,382)
Balance, December 31, 2024	72,829	—	—	—	—	72,829
Capital contributions from Parent	200	—	—	9,616	—	9,816
Stock-based compensation	30	—	—	65	—	95
Net (loss) income	(15,995)	—	—	—	3,319	(12,676)
Effect of the Reorganization	(57,064)	5,000,000	1	49,826	—	(7,237)
Balance, December 31, 2025	$—	5,000,000	$1	$59,507	$3,319	$62,827

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,676)	$(14,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,570	30,374
Impairment of mining equipment	—	552
Loss on disposal of equipment, net	2,600	2,767
Mining revenues, net	(89,482)	(81,780)
Other revenue	(15)	—
Proceeds from the sale of digital assets	81,681	78,627
Digital assets paid for services	4,113	3,249
Change in fair value of digital assets, net	367	(173)
Stock-based compensation	95	339
Deferred income taxes	(3,065)	—
Change in operating assets and liabilities:
Deposits	2,863	(1,022)
Due from related party	33	(46)
Prepaid expenses and other current assets	(660)	(164)
Right-of-use assets	329	274
Accounts payable and accrued expenses	341	645
Lease liabilities	(303)	(264)
Net cash provided by operating activities	18,791	18,996

Cash flows from investing activities:
Purchases of property and equipment	(9,570)	(37,379)
Deposits on property and equipment	(7,004)	(1,449)
Proceeds from disposal of property and equipment	230	716
Aurora acquisition	(6,305)	—
Net cash used in investing activities	(22,649)	(38,112)

Cash flows from financing activities:
Capital contributions from Parent	9,357	2,936
Net investment from Parent	—	20,676
Net cash provided by financing activities	9,357	23,612

Net increase in cash	5,499	4,496
Cash, beginning of year	4,496	—
Cash, end of year	$9,995	$4,496

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—
Non-cash investing and financing activities:
Capitalizations of deposits to property and equipment	$1,449	$10,293
Deferred tax liability contributed from Parent	$7,237	$—
Property and equipment contributed from Parent	$459	$—
Hosting deposit applied to Aurora acquisition purchase price	$1,584	$—
Right-of-use assets obtained in exchange for lease liabilities	$1,409	$—

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 1. Organization and Nature of Operations

Fortitude Mining Holdings, Inc. (together, with its wholly-owned subsidiaries collectively referred to as “Fortitude” or the “Company”) was incorporated in the state of Delaware on August 12, 2025 in connection with an internal corporate reorganization, as further described below. The Company is a wholly-owned subsidiary of Digital Currency Group, Inc. (“DCG” or the “Parent”). The Company operates a digital asset mining business focused on achieving strong returns by mining Bitcoin and other high-growth digital assets in emerging ecosystems. The Company performs its mining operations at its owned and leased mining sites.

The digital asset mining operations of the Company historically were a component of Foundry Digital, LLC (“Foundry”), a wholly-owned subsidiary of DCG, and did not operate as a standalone company. On October 1, 2024, as further detailed below, the digital asset mining operations were carved out of Foundry, and Fortitude began operating as a standalone entity (the “Transaction”).

Reorganization

On August 14, 2025, pursuant to a distribution and contribution agreement, DCG implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company in exchange for 5,000,000 shares of common stock of the Company (the “Reorganization”). The Reorganization was considered to be a transaction between entities under common control and the historical operations of Fortitude Mining, LLC prior to the Reorganization are deemed to be those of the Company. Thus, these consolidated financial statements reflect (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization, including the assets and liabilities of Fortitude Mining, LLC at their historical cost; and (ii) the consolidated results of the Company following the Reorganization. Further, in connection with the Reorganization and the Company’s change in tax status as an entity subject to U.S. federal and state income taxes, certain deferred tax liabilities relating to the historical operations of the Company in the amount of $7,237 were contributed from DCG to the Company. The Reorganization, including these deferred tax liabilities, are presented within the effect of the Reorganization in the Consolidated Statements of Changes in Stockholder’s/Member’s Equity.

Liquidity and Capital Resources

On an annual basis, as required by Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements — Going Concern, the Company performs an evaluation to determine whether there are conditions or events (known and reasonably knowable), considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. The Company has funded its operational strategy with cash flows from operations including the liquidation of digital assets mined, as well as capital contributions from Parent. The Company historically has required significant investments in property and equipment for use in its mining operations.

As of December 31, 2025, the Company had cash and working capital balances of $9,995 and $11,969, respectively. The Company believes that its existing financial resources, including its anticipated cash flows from operations, will be sufficient to meet its operating and capital requirements for at least 12 months from the date these consolidated financial statements are issued. In the event additional liquidity is required, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all, from Parent or third parties, which could limit the Company’s ability to support its operational strategy.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Prior to the Transaction on October 1, 2024, the financial statements have been prepared on a carve-out basis. All intercompany transactions and balances have been eliminated in consolidation.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

On June 18, 2024, the Company, entered into an asset contribution agreement with Foundry and DCG Holdco II, LLC (“DCG Holdco”), as amended and restated, pursuant to which Foundry agreed to contribute certain assets and liabilities of Foundry’s digital asset mining operations to DCG Holdco, and thereafter, DCG Holdco further contributed such assets to the Company for no consideration effective October 1, 2024. In addition, on November 6, 2024, the Company entered into a contribution agreement by and among DCG, DCG Real Estate Holdings LLC, DCG Real Estate LLC, and DCG Holdco pursuant to which DCG Real Estate Holdings LLC contributed all of the issued and outstanding membership interests of Fairport 45 O’Connor LLC through a series of transactions to the Company for no consideration (together, the “Contribution Agreement”). The net assets transferred pursuant to the Contribution Agreement represent a transfer of net assets under common control and therefore were recognized by the Company at the historical cost and carrying value of Foundry.

Prior to the Transaction, the digital asset mining operations of the Company historically were a component of Foundry and did not operate as a standalone company. These consolidated financial statements, representing the historical assets, liabilities, operations and cash flows attributable to the digital asset mining operations of the Company, have been prepared on a carve-out basis. Subsequent to October 1, 2024 and the effectiveness of the Contribution Agreement, the assets, liabilities, operations and cash flows presented within these consolidated financial statements are of Fortitude as a standalone legal entity. Historically, separate financial statements had not been prepared for Fortitude and it had not operated as a standalone business from Foundry.

All revenues and costs, as well as assets and liabilities that were directly associated with what was historically Foundry’s mining operations, are included in these consolidated financial statements on a carve-out basis. Additional costs allocated to Fortitude include corporate general and administrative expenses including, but not limited to, employee compensation and benefits, professional services, facilities and corporate office expenses, information technology, and stock-based compensation. Other than costs that were identified as directly attributable to the digital asset mining operations, the corporate and general and administrative expenses allocated are primarily based on an estimate of headcount and time-spent of historical Foundry employees that participated in the digital asset mining operations. Management believes the assumptions underlying these consolidated financial statements, including the expense methodology and resulting allocation, are reasonable for all periods presented, however, the allocations may not include all of the actual expenses that would have been incurred by the Company and may not reflect its results of operations, financial position and cash flows had it been a standalone company during the carve-out periods presented. Actual costs that might have been incurred had the Company been a standalone company during the entirety of the periods presented would depend on a number of factors, including the organizational structure, what corporate functions the Company might have performed directly or outsourced, and strategic decisions the Company might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

All intracompany transactions within Fortitude have been eliminated, and all intercompany transactions between Fortitude, Foundry, or Parent prior to the Transaction are considered to be effectively settled in Fortitude’s consolidated financial statements at the time the transactions are recorded. The total net effect of these intercompany transactions considered to be settled is reflected in the Consolidated Statements of Cash Flows within financing activities and in the Consolidated Statements of Changes in Stockholder’s/Member’s Equity as net investment from Parent and capital contributions from Parent.

Fortitude’s equity balance in its consolidated financial statements represents the excess of total liabilities over assets. Net investment from Parent is primarily impacted by contributions or distributions with Parent which are the result of net funding provided by or distributed to Parent.

Prior to the Transaction, cash was managed through bank accounts controlled and maintained by Foundry. Fortitude did not have legal ownership of any bank accounts containing cash balances prior to the Transaction. As such, cash held in commingled accounts with Foundry prior to the Transaction is presented within net investment from Parent, which is a component of stockholder’s/member’s equity on the Consolidated Balance Sheets. In addition, all

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

digital assets acquired in mining operations were managed in wallets controlled and maintained by Foundry. Fortitude did not have legal ownership of any wallets containing digital assets and therefore did not recognize any gains or losses from digital assets prior to the Transaction. As such, digital assets held in commingled accounts with Foundry prior to the Transaction are also presented within net investment from Parent.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company’s significant estimates and assumptions include estimation of useful lives of property and equipment, fair value of the intangible asset, evaluation of impairment of property and equipment and intangible asset, deferred income taxes and the fair value of stock-based awards. Actual results could differ from those estimates.

Revenue Recognition

The Company participates in mining pools operated by a third party, as well as pools operated by Foundry. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, which is an output of its ordinary activities.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle: (1) identify the customer contract; (2) identify performance obligations that are distinct; (3) determine the transaction price; (4) allocate the transaction price to the distinct performance obligations; and (5) recognize revenue as the performance obligations are satisfied.

The Company considers the mining pool operators to be its customers under ASC 606. Contract inception and the Company’s enforceable right to consideration begins when the Company commences providing hash calculation services to the mining pool operators. Refer to Note 3 for further information.

Cost of Revenues

Cost of revenues consists primarily of direct costs related to mining operations, including electricity and other utilities, co-location hosting fees, labor, insurance, and equipment repairs, but excludes depreciation, which is separately presented.

Cash

The Company maintains cash at institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). Cash balances, at times, may exceed levels insured by the FDIC, however, the Company does not believe there is a significant credit risk with respect to these balances.

Digital Assets

Digital assets are earned as noncash consideration for providing hash computation services to mining pools, in accordance with the Company’s revenue recognition policy. The Company uses fair value as its method of accounting for its digital assets that are within the scope of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The fair value for each underlying digital asset

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

is determined by which of the eligible digital asset exchanges is the Company’s principal market and valued using the prices as reported by such digital asset exchanges as of 4 pm EST on the last day of the Company’s reporting period. The Company has deemed the price of its digital assets to be a Level 1 input under the ASC 820, Fair Value Measurement (“ASC 820”), hierarchy as these were based on observable quoted prices in the Company’s principal market for identical assets. Gains and losses from remeasurement of digital assets are recorded within change in fair value of digital assets, net on the Consolidated Statements of Operations. Realized gains and losses are calculated using the specific identification method and are also recorded within change in fair value of digital assets, net on the Consolidated Statements of Operations. The cost of each digital asset is determined using a specific identification method which allocates cost based on a tranche methodology, with each group of digital assets acquired being deemed a tranche.

Property and Equipment, Net

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is provided using the straight-line method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives as follows. Land is not depreciated.

Useful life (years)
Mining and other computer equipment	3 – 5
Buildings	39
Furniture and fixtures	5
Leasehold improvements	**

____________

**      Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Long-Lived Assets, Including Definite-Lived Intangible Asset

The Company’s definite-lived intangible asset consists of strategic contracts which are amortized using the straight-line method over the estimated economic life of the asset.

Long-lived assets, including the definite-lived intangible asset and property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant changes, or planned changes in the Company’s use of the assets and significant negative industry or economic trends. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group to the carrying value of the assets. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the Consolidated Statements of Operations. No impairments of the definite-lived intangible asset or property and equipment were recognized during the year ended December 31, 2025. See Note 5 for additional information regarding impairments of property and equipment during the year ended December 31, 2024.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

Asset Acquisitions

The Company assesses acquisitions of assets and other similar transactions to determine whether the transaction should be accounted for as a business combination or an asset acquisition in accordance with ASC 805, Business Combinations. A transaction is accounted for as an asset acquisition when substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, or when the acquired set does not meet the definition of a business.

In an asset acquisition, the cost of the acquisition is allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Transaction costs are capitalized as part of the cost of the assets acquired. No goodwill is recognized in an asset acquisition. Any difference between the cost of an asset acquisition and the fair value of the net assets acquired is allocated to the non-monetary identifiable assets based on their relative fair values.

Leases

The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. As lessee, operating leases are presented as right-of-use (“ROU”) assets and the corresponding operating lease liabilities are included in lease liabilities, current portion and lease liabilities, net of current portion on the Company’s Consolidated Balance Sheets. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term.

ROU assets and lease liabilities are recognized at commencement date and are based on the discounted future lease payments over the term of the lease. As the rate implicit in the Company’s lease agreements is not easily determinable, the Company’s applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. In addition, the Company does not recognize short-term leases that have a term of twelve months or less as ROU assets or lease liabilities for all asset classes. The Company recognizes operating lease expense on a straight-line basis over the lease term.

The Company has lease agreements which contain both lease and non-lease components, which it has elected to account for as a single lease component for all asset classes when the payments are fixed. As such, variable lease payments, including those not dependent on an index or rate, such as real estate taxes, common area maintenance, and other costs that are subject to fluctuation from period to period, are not included in lease measurement.

Fair Value Measurement

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or nonrecurring basis. The Company’s non-financial assets such as property and equipment are recorded at cost. Fair value adjustments are made to these non-financial assets, on a nonrecurring basis, in the period an impairment charge is recognized.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

The carrying amounts reflected in the Consolidated Balance Sheets for cash, prepaid expenses and other current assets, deposits, due from related party, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

•        Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

•        Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of the Consolidated Balance Sheet date:

		Fair Value Measurement Using
	Total	Level 1	Level 2	Level 3
December 31, 2025
Digital assets	$3,413	$3,413	$—	$—
	$3,413	$3,413	$—	$—
December 31, 2024
Digital assets	$77	$77	$—	$—
	$77	$77	$—	$—

There were no transfers between Levels 1, 2 or 3 during the years ended December 31, 2025 and 2024.

Stock-Based Compensation

The Company recognizes stock-based compensation expense for stock appreciation rights (“SARs”) that provide for cash settlement as employee awards within the scope of ASC 718, Stock Compensation (“ASC 718”). The awards reference the shares of DCG and not the Company. The SARs are recorded as a liability on the books and records of DCG. Compensation cost is recognized within general and administrative expenses on the Consolidated Statements of Operations using a straight-line method over the requisite period of the award, which is generally the vesting term. The impact of remeasuring SARs each reporting period and the recognition of stock-based compensation cost is reflected in the Company’s consolidated financial statements as a capital contribution (or investment from Parent) (i.e., compensation cost with an offsetting entry to stockholder’s/member’s equity). The Company does not record a liability related to SARs given the liability-classified awards are reflected as a liability by DCG and are remeasured at intrinsic value under the practical expedient provided in Accounting Standards Update (“ASU”) 2016-09, Compensation — Stock Compensation.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its Chief Executive Officer. The CODM is regularly provided with the consolidated expenses as presented in the Consolidated Statements of Operations and the Company has determined that the expenses presented in the Consolidated Statements of Operations represent significant segment expenses. The CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis, such that the Company has one operating and one reportable segment.

The CODM manages the one reportable segment on a consolidated basis using consolidated net loss. The CODM reviews the measure of consolidated net loss to evaluate the Company’s operating results and the effectiveness of business strategies. As the Company discloses a single reportable segment, total revenue is reported in the Consolidated Statements of Operations, segment assets are reported in the Consolidated Balance Sheets, and capital expenditures are reported in the Consolidated Statements of Cash Flows.

Income Taxes

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns, with DCG. For the period from January 1, 2025 through the Reorganization date, the Company has elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A. The Company is included in the consolidated federal, state and local income tax returns of DCG and has a tax-sharing agreement with DCG, pursuant to which tax liabilities and attributes are settled as payable and utilized by DCG.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events on the consolidated financial statements in accordance with ASC 740, Income Taxes. Under this accounting standard, deferred tax assets and liabilities are based on the differences between the book value of assets and liabilities on the consolidated balance sheet and tax bases of assets and liabilities, by applying the enacted statutory tax rates in effect for the years when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is “more-likely-than-not” to be realized.

Under ASC 740-10-25, guidance on accounting for uncertainty in income tax positions describes how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. The guidance requires the Company to determine whether a tax position is “more-likely-than-not” to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. For tax positions meeting the “more-likely-than-not-threshold”, the tax benefit recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the relevant taxing authorities.

The Company’s policy is to accrue interest and penalties associated with unrecognized tax benefits, if applicable, as a component of the income tax benefit on the Consolidated Statements of Operations, and the corresponding asset netted within deferred tax liability, on the Consolidated Balance Sheets.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”) to provide more detailed tax disclosure requirements. The guidance requires entities to disclose qualitative information about significant differences between the statutory tax rate and effective

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies (cont.)

tax rate, income taxes paid, and disaggregate information by foreign and domestic income from continuing operations. The disclosure requirements will be applied on a prospective basis, with the option to apply it retrospectively. The effective date for ASU 2023-09 is for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-09 effective January 1, 2025. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures. The amendments require the disclosure of specified information about certain costs and expenses including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion, and amortization recognized as part of oil and gas producing activities. It also requires the disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively as well as the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The standard will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that the adoption of the provisions of the ASU will have on the Company’s consolidated financial statements.

Note 3. Revenues

The Company participates in mining pools operated by a third party, as well as pools operated by Foundry. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, and the Company is entitled to non-cash consideration based on the pool operator’s payout model. The payout methodologies differ depending on the type of operated mining pool. Full-Pay-Per-Share (“FPPS”), Pay-Per-Share+ (“PPS+”) and Pay Per Last N Shares (“PPLNS”) pools pay block rewards and transaction fees, less mining pool fees. For FPPS and PPS+ pools, the Company is entitled to non-cash consideration even if a block is not successfully validated by the mining pool operators.

The contracts are terminable at any time by either party with no substantive termination penalty. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides computing power to the mining pool operator. The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hashrate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due to the Company. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the Company with the option to renew for successive contract terms of 24 hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. The Company elected the optional exemption to not disclose the transaction price allocated to remaining performance obligations that are part of a contract that has an original expected duration of one year or less.

FPPS Mining Pools

The Company primarily participates in mining pools that use the FPPS payout method. The Company is entitled to compensation once it begins to perform hash calculations for the pool operator in accordance with the operator’s specifications over a 24-hour period beginning midnight UTC and ending 23:59:59 UTC on a daily basis. The non-cash consideration that the Company is entitled to for providing hash calculations to the pool operator under the FPPS payout method is made up of block rewards and transaction fees less pool operator expenses determined as follows:

•        The non-cash consideration in the form of a block reward is based on the total blocks expected to be generated on the Bitcoin network for the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: the daily hash calculations that the Company provided to the pool operator as a percent of the Bitcoin network’s implied hash calculations as determined by the network difficulty, multiplied by the total Bitcoin network block rewards expected to be generated for the same daily period.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 3. Revenues (cont.)

•        The non-cash consideration in the form of transaction fees paid by transaction requestors is based on the share of total actual fees paid over the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: total actual transaction fees generated on the Bitcoin network during the 24-hour period as a percent of total block rewards the Bitcoin network actually generated during the same 24-hour period, multiplied by the block rewards the Company earned for the same 24-hour period noted above.

•        The block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the operator for operating the pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent the Company performs hash calculations and generates revenue in accordance with the pool operator’s payout formula during the same 24-hour period beginning midnight UTC daily.

Since the amount of block rewards earned depends on the amount of hash calculations the Company performs, the amount of transaction fees the Company is entitled to depends on the actual Bitcoin network transaction fees over the same 24-hour period. The operator fees for the same 24-hour period are variable since they are determined based on the total block rewards and transaction fees in accordance with the pool operator’s agreement, and therefore the above non-cash consideration is variable. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty without the risk of significant revenue reversal. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Bitcoin determined using the Company’s principal market for Bitcoin.

PPS+ Mining Pools

The Company participated in PPS+ pools that provide non-cash consideration similar to the FPPS pools except the PPS+ amount of transaction fees is determined based on the share of actual transaction fees paid to the specific blocks the mining pool successfully mined in the Litecoin and Dogecoin blockchains in a daily 24-hour period in accordance with the operator’s specifications. Within the PPS+ pools, the non-cash consideration received by the Company is made up of block rewards and transaction fees less mining pool fees. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Litecoin and Dogecoin determined using the Company’s principal market for Litecoin and Dogecoin.

PPLNS Mining Pools

The Company also participated in PPLNS pools that pay rewards only when the pool successfully validates a block. For these pools, the Company only earns a reward when the pool successfully mines a block and its reward is the fractional share of the successfully mined block and transaction fees, reduced by pool operator expenses, based on the proportion of hash calculations the Company performed for the mining pool operator to the total hash calculations performed by all mining pool participants in validating the block during the 24-hour period beginning at midnight UTC and ending 23:59:59 UTC daily.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 3. Revenues (cont.)

Contract inception and the enforceable right to consideration begins when the Company commences the performance of hash calculations for the mining pool operator. The non-cash consideration is variable as it depends on whether the mining pool successfully validates a block during each 24-hour period. In addition, other inputs such as the amount of hash calculations and the Company’s fractional share of consideration earned by the pool operator also cause variability. The Company does not have the ability to estimate whether a block will be successfully validated with reasonable certainty at contract inception. The Company constrains the variable consideration at contract inception because it is not probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved. Once a block is successfully validated, the constraint is lifted. The Company recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Zcash determined using the Company’s principal market for Zcash.

The following table presents disaggregation of the Company’s mining revenues:

	Years Ended December 31,
	2025	2024
Revenues from contracts with customers:
Mining pool participant – related party
Bitcoin	$58,072	$61,170
Other	19	194
Total mining pool participant – related party	58,091	61,364

Mining pool participant – third party
Zcash	25,188	11,745
Bitcoin	—	1,620
Other	6,203	7,051
Total mining pool participant – third party	31,391	20,416
Total mining revenues	$89,482	$81,780

The following table presents information about the Company’s concentration of mining revenues by digital asset:

	Years Ended December 31,
	2025	2024
Bitcoin	65%	77%
Zcash	28%	14%
Other	7%	9%

Note 4. Aurora Acquisition

On October 22, 2025, the Company entered into a purchase agreement with a third party, pursuant to which the Company acquired certain mining related assets including power contracts, land, a building and other mining equipment located in Aurora, Nebraska (the “Aurora Acquisition”). As consideration for the acquired assets, the Company agreed to pay $7,650, of which $1,584 was paid by application of a previously paid hosting deposit, with the remainder being paid in cash at closing. The primary purpose of the Aurora Acquisition is to acquire owned and controlled power in efforts for vertical integration.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 4. Aurora Acquisition (cont.)

The transaction was determined to be an asset acquisition pursuant to ASC 805, Business Combinations, and therefore the purchase price, including transaction costs of $239, were allocated to the assets acquired based on their relative fair values as a percentage of the total fair value of the assets acquired, with no goodwill recognized. The total purchase consideration was allocated to the acquired assets as follows:

Amount
Intangible asset	$4,473
Mining and other computer equipment	2,715
Building	567
Land	134
Total	$7,889

The power contract intangible asset was valued utilizing a with-and-without methodology, which incorporates significant unobservable inputs, including remaining useful life of the power contract, discount rate, and market-based power pricing information. Because these inputs are not directly observable in the market and require significant management judgment, the power contract is classified as Level 3 within the fair value hierarchy. See Note 6 for additional information related to the intangible asset acquired.

Note 5. Property and Equipment, Net

Property and equipment, net consists of the following:

	December 31,
	2025	2024
Mining and other computer equipment	$126,514	$128,935
Leasehold improvements	3,982	3,434
Buildings	1,547	980
Furniture and fixtures	348	395
Land	377	243
Total	132,768	133,987
Less: accumulated depreciation	(93,122)	(74,049)
Property and equipment, net	$39,646	$59,938

Depreciation expense was $32,356 and $30,374 for the years ended December 31, 2025 and 2024, respectively.

During the years ended December 31, 2025 and 2024, the Company acquired property and equipment of $12,986 and $37,379, respectively, of which $3,416 was acquired as part of the Aurora Acquisition during the year ended December 31, 2025. In addition, mining equipment deposits of $1,449 and $10,293 were capitalized into property and equipment during the years ended December 31, 2025 and 2024, respectively.

During the years ended December 31, 2025 and 2024, the Company sold or otherwise disposed of property and equipment resulting in net proceeds of $230 and $716, respectively, and a loss on disposal of equipment, net of $2,600 and $2,767, respectively.

During the year ended December 31, 2024, the Company recorded impairment to mining and other computer equipment due to decreases in the observable market prices of similar equipment of $552 which is included in impairment of mining equipment on the Consolidated Statements of Operations. No impairment expense was recorded for the year ended December 31, 2025.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 6. Intangible Asset, Net

Intangible asset, net consists of the following as of December 31, 2025:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(214)	$4,259	3.75

During the years ended December 31, 2025 and 2024, amortization expense related to the Company’s intangible asset was $214 and $0, respectively.

The following table presents the estimated future amortization of the Company’s intangible asset as of December 31, 2025:

2026	$1,118
2027	1,118
2028	1,118
2029	905
Total	$4,259

Note 7. Deposits

The Company contracts with mining equipment manufacturers to procure equipment necessary for the operation of its mining operations. These agreements typically require a certain percentage of the value of the total order to be paid in advance at specific intervals, usually within several days of execution of a contract and periodically thereafter with final payments due prior to each shipment date. Deposits on mining equipment are included within deposits, net of current portion on the Consolidated Balance Sheets which totaled $5,420 and $1,449 as of December 31, 2025 and 2024, respectively.

In addition, the Company contracts with various service providers for hosting of its equipment, operational support in data centers where the Company’s equipment is deployed and construction of data centers on leased sites. These contracts typically require advance payments to service providers in conjunction with the contractual obligations associated with these services. The Company includes these deposits within deposits which totaled $903 and $1,576 and deposits, net of current portion which totaled $5,347 and $7,537 on the Consolidated Balance Sheets as of December 31, 2025 and 2024, respectively.

Note 8. Digital Assets

The following table presents the digital assets held by the Company:

	December 31, 2025
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	6,273	$3,528	$3,195	94%
Other		397	218	6%
		$3,925	$3,413	100%

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 8. Digital Assets (cont.)

	December 31, 2024
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	697	$39	$39	50%
Dogecoin	64,093	21	20	26%
Horizen	568	16	16	21%
Other		2	2	3%
		$78	$77	100%

The following table presents information about the Company’s digital assets:

Balance, January 1, 2024	$—
Revenue recognized from digital assets mined	81,780
Proceeds from sale of digital assets	(78,627)
Digital assets paid for services	(3,249)
Change in fair value of digital assets, net	173
Balance, December 31, 2024	77
Revenue recognized from digital assets mined	89,482
Other revenue	15
Proceeds from sale of digital assets	(81,681)
Digital assets paid for services	(4,113)
Change in fair value of digital assets, net	(367)
Balance, December 31, 2025	$3,413

Realized gains from the sale of digital assets, net, were $138 and $173 for the years ended December 31, 2025 and 2024, respectively, and are included in change in fair value of digital assets, net on the Consolidated Statements of Operations.

Note 9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2025	2024
Accounts payable	$1,458	$904
Accrued bonus expense	1,207	423
Accrued hosting expenses	187	1,196
Other	137	125
Total	$2,989	$2,648

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 10. Income Taxes

The components of the income tax benefit attributable to loss before income taxes are as follows:

	Year ended December 31,
	2025	2024
Current income tax benefit:
Federal	$(268)	$—
State and local	(350)	—
Total current income tax benefit	(618)	—
Deferred income tax benefit:
Federal	(3,056)	—
State and local	(9)	—
Total deferred income tax benefit	(3,065)	—
Income tax benefit	$(3,683)	$—

The following table displays the difference between the U.S. federal statutory corporate tax rate and the effective tax rate:

	Year ended December 31, 2025
	Amount	Rate
Tax benefit at federal statutory rate	$(3,437)	21.00%
Increase (decrease) in tax benefit at federal statutory rate:
State and local income taxes, net of federal tax	(288)	1.76%
Other	42	(0.25)%
Effective tax rate	$(3,683)	22.51%

Temporary differences accumulate in deferred income tax balances and are recorded as deferred tax assets and deferred tax liabilities.

The components of deferred tax assets and liabilities were as follows:

	December 31,
	2025	2024
Deferred tax assets
Lease liability	$638	$—
Unrealized losses	115	—
Other	6	—
Subtotal	759	—
Valuation allowance	—	—
Total deferred tax asset	759	—

Deferred tax liabilities
Depreciation and amortization	(4,208)	—
Right-of-use assets	(640)	—
Prepaid expenses	(83)	—
Total deferred tax liability	(4,931)	—
Net deferred tax liability	$(4,172)	$—

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 10. Income Taxes (cont.)

entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns with DCG. For the period from January 1, 2025 through the Reorganization date, the Company has elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A.

The Company has not identified any uncertain tax positions that warrant tax reserves based on the “more-likely-than-not” threshold. The Company does not expect unrecognized tax benefits to significantly change in the next twelve months.

Management has assessed positive and negative evidence to determine whether a valuation allowance against the existing gross deferred tax assets is required. Although this is the first year of operations, the Company and its ultimate parent generated significant taxable income in each year and projects that sufficient future taxable income will be generated. Additionally, the Company has a net deferred tax liability, and therefore after consideration of the evidence applicable to the Company, management believes that it is more-likely-than-not that the gross deferred tax asset will be realized in the future. As a result, as of December 31, 2025, the Company did not have a valuation allowance recorded against its deferred tax asset.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions. As of December 31, 2025, the earliest year the Company remains subject to examination by the Internal Revenue Service is for the tax year ended December 31, 2024. The earliest year the Company remains subject to examination by state and local tax authorities is for the tax year ended December 31, 2024. The Company is not currently under examination for any open tax periods.

Note 11. Stockholder’s/Member’s Equity

Fortitude Mining, LLC Member’s Equity

Prior to the Reorganization and pursuant to the terms of the Limited Liability Company Agreement, the business and affairs of the Company were managed and operated by the management of the Company, however, as a single member, LLC membership interests were ultimately controlled by DCG.

All member’s equity presented prior to the Transaction represents Parent’s historical net investment in the Company, as well as the accumulated net losses and the net effect of settled transactions with and allocations from Parent.

Fortitude Mining Holdings, Inc. Stockholder’s Equity

On August 12, 2025, in connection with the Reorganization, the Company’s Board of Directors approved the certificate of incorporation. The certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. As of December 31, 2025, 5,000,000 shares of common stock were issued and outstanding, all of which is ultimately held by Parent as a result of the Reorganization.

Note 12. Stock-based Compensation

Digital Currency Group, Inc. Stock Appreciation Rights Plan

The Stock Appreciation Rights Plan (the “SARs Plan”) provides for the grant of SARs to employees, directors, and key persons of DCG and any subsidiary. The awards reference the shares of DCG and not the Company. The SARs Plan provides the employees with the right to receive, at the date the rights are exercised, cash settlements in the amount equal to the fair value of the market appreciation of the common stock since the grant date of the rights. The SARs typically vest 25% on the one-year anniversary from the grant date with the remaining 75% vesting in equal quarterly installments over the following three years. DCG’s Board of Directors is responsible for administration of the SARs Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 12. Stock-based Compensation (cont.)

The following table summarizes the activities related to SARs granted by DCG to employees of the Company:

	Number of SARs (in Shares)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding, January 1, 2024	10,639	$53.59	9.0
Granted	6,145	55.87
Exercised	(4,475)	27.93
Outstanding, December 31, 2024	12,309	64.05	8.4
Granted	1,894	54.03
Exercised	(895)	27.93
Forfeited or cancelled	(531)	54.40
Outstanding, December 31, 2025	12,777	$65.50	7.6
Exercisable, December 31, 2025	7,627	$73.61	7.1

During the years ended December 31, 2025 and 2024, the Company recorded stock-based compensation expense of $95 and $339, respectively, which includes an allocation of cost related to Foundry employees that participated in the digital asset mining business prior to the legal separation of Fortitude. As of December 31, 2025, $30 of unrecognized compensation expense related to non-vested SARs awards is expected to be recognized over the weighted average remaining vesting period of 2.3 years, which is dependent on the subsequent intrinsic value of the awards.

Note 13. Risk and Uncertainties

The Company’s operating activities expose it to various types of risk that are associated with the mining, liquidation, and holding of digital assets. The significant types of risks to which the Company is exposed include, but are not limited to, market risk, industry risk, regulatory risk, liquidity risk, concentration risk, credit risk, counterparty risk, and digital asset risk. Certain aspects of those risks include, but are not limited to, the risk of loss related to value of digital assets mined but not yet liquidated, the risk that the type of digital assets that the Company mines will decrease in value, the risk of reliance on mining revenues which are highly concentrated, and the risk of reliance on vendors such as mining pool operators, equipment vendors and hosting and energy providers.

The digital asset industry is currently largely unregulated, highly speculative, and volatile. The price of digital assets has a limited history. During such history, digital asset prices have been volatile and subject to influence by many factors including the levels of liquidity. If digital asset markets continue to experience significant price fluctuations, the Company may experience substantial losses. Several factors may affect the price of digital assets, including, but not limited to, global supply and demand, and competition from other forms of digital asset or payment services.

Note 14. Related Party Transactions

Foundry is a mining pool operator in which the Company is a mining participant. For the years ended December 31, 2025 and 2024 related party mining participant revenue was $58,091 and $61,364, respectively.

The Company recognizes stock-based compensation expense for awards that reference the shares of DCG and not the Company. Awards that reference the shares of DCG and are expected to be settled in cash are recorded as a liability on the books and records of DCG (see Note 12 for further details).

The Company has a tax-sharing agreement with DCG whereby any tax liabilities or benefits attributable to the Company will be settled between the Company and DCG when such tax liabilities or benefits are used in the consolidated tax returns of DCG. As of December 31, 2025 and 2024, the Company recognized $618 and $0, respectively, within prepaid expenses and other current assets on the Consolidated Balance Sheets in relation to these tax attributes.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 14. Related Party Transactions (cont.)

During the year ended December 31, 2025, DCG contributed $9,357 to the Company which was used to finance the Aurora Acquisition and acquisitions of other property and equipment. In addition, DCG, via Foundry, contributed $459 of property and equipment to the Company.

During the year ended December 31, 2024, the Company had net contributions from Parent of $20,676, which primarily represent contributions from Parent to acquire property and equipment, partially offset by the Company’s cash flows from operations that were controlled and maintained by Foundry prior to the legal separation of Fortitude. Transactions with Foundry that were not settled in cash are presented within the Consolidated Statements of Changes in Stockholder’s/Member’s Equity as net investment from Parent. In addition, subsequent to the Transaction, DCG contributed $2,936 to the Company during the year ended December 31, 2024 which was used to acquire property and equipment.

During the year ended December 31, 2024, the Company’s consolidated financial statements include corporate general and administrative expenses of Foundry that have been allocated to the Company for purposes of these consolidated financial statements and presentation of Fortitude as a standalone company. The allocations include significant support functions provided by Foundry including, but not limited to, employee compensation and benefits, professional services, facilities and corporate office expenses, and information technology, some of which are continuing after the legal separation of Fortitude pursuant to a certain shared services agreement further detailed below. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder primarily allocated on the basis of headcount or other allocation methodology that is considered to be a reasonable reflection of the utilization of the services by the Company. The allocations, however, may not be indicative of the actual expenses that would have been incurred had the Company operated as a standalone company and obtained services from unaffiliated entities. See Note 2 for further information on the carve-out and basis of presentation.

Effective October 1, 2024, the Company entered into a shared services agreement (the “SSA”) with Foundry, under which Foundry agreed to provide certain services, including data platform, energy management advisory, information technology and infrastructure support, human resources support and other services to the Company. The SSA includes both fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The SSA includes automatic one-year renewals unless terminated by either party. Further effective October 1, 2024, the Company entered into a managed services agreement (the “MSA”) with Foundry, under which Foundry agreed to provide on-site and remote management and monitoring services at the Company’s mining locations. The MSA includes both fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The MSA has an initial term of two years, and includes automatic one-year renewals unless terminated by either party. During the years ended December 31, 2025 and 2024, the Company incurred costs of $1,399 and $423 pursuant to the SSA and MSA, which are included within cost of revenues and general and administrative expenses on the Consolidated Statements of Operations based on the nature of the costs.

Effective January 1, 2025, the Company entered into a transition services agreement (the “TSA”) with DCG, under which DCG agreed to provide certain services, including financial planning and analysis, accounting support, communications and events support and other services to the Company. The TSA includes fixed monthly fees and also requires payment for any additional services performed. During the year ended December 31, 2025, the Company incurred costs of $329 pursuant to the TSA, which are included within general and administrative expenses on the Consolidated Statements of Operations.

The Company leased a portion of its building site to Foundry which is included in rental income — related party on the Consolidated Statements of Operations. On November 1, 2025, the lease was terminated by both parties.

As of December 31, 2025 and 2024, amounts due from related party resulting from the aforementioned agreements totaled $13 and $46, respectively, and are included within due from related party on the Consolidated Balance Sheets. These amounts are expected to be settled in the short term and are non-interest bearing.

Fortitude Mining Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except share, per share, and digital asset amounts)

Note 15. Commitments and Contingencies

Leases

The Company, as lessee, leases building and mining site operational space under various operating lease arrangements. Certain lease arrangements include renewal options, and certain of the Company’s lease agreements require compliance with certain customary covenants throughout the term of the leases.

Operating lease costs totaled $449 and $360 for the years ended December 31, 2025 and 2024, respectively, and are included in general and administrative expenses on the Consolidated Statements of Operations. The weighted-average remaining lease term for operating leases was 8.0 years and the weighted-average discount rate was 4.92% as of December 31, 2025.

The following table presents the Company’s future minimum operating lease payments as of December 31, 2025:

2026	$480
2027	461
2028	458
2029	461
2030	463
Thereafter	1,126
Total minimum lease payments	3,449
Less effects of discounting	(645)
Total lease liabilities	$2,804

Other Commitments and Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings that arise in the ordinary course of business. The Company reviews its legal proceedings on an ongoing basis and provides disclosure and records loss contingencies pursuant to the loss contingencies accounting guidance. The Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.

Note 16. Subsequent Events

The Company evaluated subsequent events through March 13, 2026, the issuance date of these consolidated financial statements.

Under certain hosting arrangements, the Company has the ability to shut off hosted mining machines as a “stop-loss” contract mechanic, provided that the hosting facility has the ability to utilize the Company’s mining machines during the shutdown period for its own benefit. Effective March 1, 2026, the Company made a strategic decision to suspend operation of certain mining machines at a hosting provider based on the underlying productivity of the machines. The Company has the right to renew operation of the machines at its discretion.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

HeartSciences Inc.,

Cordis Acquisition, LLC,

fortitude mining HOLDINGS, Inc.

and

FORTITUDE MINING HOLDCO, LLC

Dated as of June 23, 2026

Annex A-i

Annex A-ii

Exhibits

Exhibit A	Form of A&R LLC Agreement
Exhibit B	Form of Support Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Tax Receivable Agreement
Exhibit E	Form of Parent New Charter
Exhibit F	Parent Series C Preferred Stock Holder
Exhibit G	Form of Transaction TSA

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of June 23, 2026, by and among HeartSciences Inc., a Texas corporation (“Parent”), Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), and Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“Fortitude”). The parties hereto are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties desire to enter into a business combination transaction upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Seller intends to contribute all of its assets and liabilities to Fortitude, including 100% of the limited liability company interests in each of its direct Subsidiaries;

WHEREAS, Parent intends to contribute substantially all of its assets and liabilities to Parent Sub, and Parent will then contribute 100% of the limited liability company interests in Parent Sub to Merger Sub;

WHEREAS, Seller intends to contribute all of its voting interests in Fortitude and $2,000,000 in cash or a number of Zcash cryptocurrency (“Zcash”) with a value of $2,000,000 to Parent in exchange for Parent Class V Common Stock and Parent Common Stock, respectively (the “Contribution and Exchange”);

WHEREAS, in furtherance of their business combination, on the terms and subject to the conditions set forth herein and in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), at the Effective Time, Merger Sub will merge with and into Fortitude, with Fortitude surviving the merger (the “Merger”) as a direct Subsidiary of Parent (the “Surviving Company”);

WHEREAS, the Parties intend that, as a result of the Contribution and Exchange and the Merger, (i) Seller will hold Surviving Company Non-Voting Units and shares of Parent Common Stock and Parent Class V Common Stock, (ii) Parent will hold Surviving Company Non-Voting Units and the Fortitude Voting Units (which will remain outstanding as 100% of the voting units of the Surviving Company), and (iii) Parent will be admitted as the sole managing member of the Surviving Company;

WHEREAS, the Board of Directors of Seller has unanimously (a) determined that this Agreement and the Transactions are fair to and in the best interests of Seller and its sole stockholder; (b) approved, adopted and declared advisable this Agreement and the Merger and the Transactions; (c) directed that the approval and adoption of this Agreement (including the Merger) and the Transactions be submitted to Seller’s sole stockholder for approval; and (d) recommended the adoption of this Agreement and approval of the Transactions by Seller’s sole stockholder;

WHEREAS, the Board of Directors of Parent has unanimously (a) determined that this Agreement and the Transactions (including the matters contemplated by the Parent Stockholder Approvals) are fair to and in the best interests of Parent and its stockholders; (b) approved, adopted and declared advisable this Agreement and the Transactions (including the matters contemplated by the Parent Stockholder Approvals); (c) directed that each of the matters contemplated by the Parent Stockholder Approvals be submitted to a vote at a meeting of Parent’s stockholders; and (d) recommended the approval of each of the matters contemplated by the Parent Stockholder Approvals by Parent’s stockholders;

WHEREAS, in its capacity as the sole member of Merger Sub, Parent approved (a) this Agreement and the Transactions, including the Merger, and (b) the execution, delivery and performance of this Agreement by Merger Sub and the consummation of the Transactions, including the Merger;

WHEREAS, immediately after the execution and delivery of this Agreement, Seller Stockholder, in its capacity as the sole stockholder of Seller, will execute and deliver an action by written consent (the “Seller Stockholder Consent”), approving the Transactions;

WHEREAS, immediately after the execution and delivery of this Agreement, Seller, in its capacity as the sole member of Fortitude, will execute and deliver an action by written consent (the “Seller Consent”), approving the Transactions;

Annex A-1

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Seller to enter into this Agreement, certain of the stockholders of Parent, including holders of more than fifty percent (50%) of the outstanding shares of Parent Series C Preferred Stock, including such holder of Parent Series C Preferred Stock as set forth on Exhibit F attached hereto, are entering into support agreements with Seller in the form attached hereto as Exhibit B (the “Support Agreement”);

WHEREAS, as provided in the Support Agreements, all of the outstanding shares of Parent Series C Preferred Stock will be converted into shares of Parent Common Stock in accordance with Section 2.02;

WHEREAS, in connection with the Closing, all of the outstanding shares of Parent Series D Preferred Stock will be converted into shares of Parent Common Stock in accordance with Section 2.03;

WHEREAS, in connection with the Closing, the limited liability company agreement of Fortitude shall be amended and restated in its entirety as set forth on Exhibit A attached hereto to, among other things, permit the issuance of the Surviving Company Units (as defined below) as contemplated to be issued upon consummation of the Merger, admit Parent as the sole managing member of the Surviving Company, otherwise amend and restate the rights and preferences of the Surviving Company Units, and establish the ownership of the Surviving Company Units by Seller and Parent, in each case, as set forth in the A&R LLC Agreement, and as so amended, shall be the limited liability company agreement of the Surviving Company (the “A&R LLC Agreement”);

WHEREAS, in connection with the Closing, Seller, Parent and the Surviving Company shall enter into the Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit C;

WHEREAS, in connection with the Closing, Seller, Parent and the Surviving Company shall enter into the Tax Receivable Agreement (the “Tax Receivable Agreement”) in the form attached hereto as Exhibit D and into the Tax Sharing Agreement (the “Transaction TSA”) in the form attached hereto as Exhibit G;

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (i) the Merger will be treated in a manner consistent with the principles of Rev. Rul. 99-5, 1999-1 C.B. 434, Situation 2, such that: (A) from and after the Effective Time, the Surviving Company will be treated as a partnership for U.S. federal income Tax purposes; (B) Parent will be treated as having contributed property to the Surviving Company (as a newly-formed partnership) in exchange for its Surviving Company Units in a transaction governed by Section 721 of the Code; and (C) Seller will be treated as having contributed all of the assets of Fortitude to the Surviving Company (as a newly-formed partnership) in exchange for Surviving Company Units in a transaction governed by Section 721 of the Code; and (ii) the Contribution and Exchange, taken together with any Pre-Closing PIPE Investment, the Mandatory Conversion and the Series D Forced Conversion, all as part of an integrated plan, will be treated as a transaction governed by Section 351 of the Code (clauses (i) and (ii), the “Intended Tax Treatment”); and

WHEREAS, Seller, Fortitude, Parent, and Merger Sub desire to make certain representations, warranties and covenants in this Agreement in connection with the Merger and to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

Article I

CONTRIBUTION TRANSACTIONS; CONTRIBUTION AND EXCHANGE;
The Merger; Closing; Effective Time

Section 1.01. Contribution Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur:

(a) At least one (1) Business Day prior to the Closing Date, Parent shall (i) form a new Delaware limited liability company (“Parent Sub”) as a direct wholly-owned Subsidiary of Parent, (ii) contribute substantially all of Parent’s assets and liabilities to Parent Sub, and (iii) contribute 100% of the limited liability company interests in Parent Sub to Merger Sub (the “Parent Contribution”); and

(b) At least one (1) Business Day prior to the Closing Date, Seller shall contribute all of its assets and liabilities to Fortitude, including 100% of the limited liability company interests in each of its direct Subsidiaries (the “Seller Contribution” and, together with the Parent Contribution, the “Contribution Transactions”).

Annex A-2

(c) Immediately after the Effective Time, Parent shall contribute all of the cash or Zcash, as the case may be, it received in the Contribution and Exchange to the Surviving Company in exchange for additional Surviving Company Non-Voting Units.

Section 1.02. Contribution and Exchange.

(a) Immediately prior to the Effective Time, (i) Seller shall contribute all of its Fortitude Voting Units to Parent in exchange for the right to receive a number of shares of Parent Class V Common Stock equal to (A) the Closing Parent Common Stock Shares, multiplied by (B) the Exchange Ratio (the “Fortitude Voting Unit Contribution Consideration”), and (ii) Parent shall cause its transfer agent, Equiniti Trust Company, LLC, to issue to Seller a number of shares of Parent Class V Common Stock equal to the Fortitude Voting Unit Contribution Consideration (such contribution and issuance, the “Fortitude Voting Unit Contribution”). In the event that the Effective Time does not occur for any reason, the issuance of the shares of Parent Class V Common Stock shall be deemed void ab initio, and such shares shall be automatically canceled and retired and shall cease to exist without any action on the part of any party, and the Fortitude Voting Units shall be deemed to have been retained by Seller as though such exchange had never occurred.

(b) Immediately prior to the Effective Time, (i) Seller shall contribute $2,000,000 in cash or a number of Zcash with a value of $2,000,000 to Parent in exchange for the right to receive a number of shares of Parent Common Stock equal to (A) $2,000,000 divided by (B) the Closing Parent Common Stock VWAP (the “Fortitude Property Contribution Consideration”), and (ii) Parent shall cause its transfer agent, Equiniti Trust Company, LLC, to issue to Seller a number of shares of Parent Common Stock equal to the Fortitude Property Contribution Consideration (such contribution and issuance, the “Fortitude Property Contribution”). In the event that the Effective Time does not occur for any reason, the issuance of the shares of Parent Common Stock shall be deemed void ab initio, and such shares shall be automatically canceled and retired and shall cease to exist without any action on the part of any party, and the $2,000,000 in cash or a number of Zcash with a value of $2,000,000 shall be deemed to have been retained by Seller as though such exchange had never occurred.

(c) No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Class V Common Stock or Parent Common Stock shall be issued to Seller pursuant to this Section 1.02. If, in the absence of this Section 1.02(c), the aggregate number of shares of Parent Class V Common Stock that would be paid to Seller pursuant to Section 1.02(a) or the aggregate number of shares of Parent Common Stock that would be paid to Seller pursuant to Section 1.02(b) is not a whole number, then such aggregate number shall be (x) rounded down to the nearest whole number in the event that the fractional share that otherwise would be so paid is less than five-tenths (0.5) of a share of Parent Class V Common Stock or Parent Common Stock, as applicable, and (y) rounded up to the nearest whole number in the event that the fractional share that otherwise would be so paid is greater than or equal to five-tenths (0.5) of a share of Parent Class V Common Stock or Parent Common Stock, as applicable.

Section 1.03. The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall file a certificate of merger with respect to the Merger, in customary form and substance (the “Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and shall make all other filings or recordings required under the DLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Seller and Parent in writing (email shall suffice) and specified in the Certificate of Merger in accordance with the DLLCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (i) Merger Sub shall be merged with and into Fortitude in accordance with the DLLCA and (ii) the separate existence of Merger Sub shall cease and Fortitude shall continue its existence under the DLLCA as the surviving company in the Merger and a Subsidiary of Parent.

(c) From and after the Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and restrictions of Fortitude and Merger Sub, all as provided under the DLLCA, and the Merger shall have the effects set forth herein and in the applicable provisions of the DLLCA.

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Section 1.04. Operating Agreement of the Surviving Company. At the Effective Time, the limited liability company agreement of Fortitude, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety in the form of the A&R LLC Agreement, and as so amended and restated, shall be the limited liability company agreement of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DLLCA.

Section 1.05. Managing Member and Officers of the Surviving Company. Fortitude shall take all necessary action prior to the Effective Time so that immediately after the Effective Time (i) each officer of Fortitude in office immediately prior to the Effective Time shall continue to be an officer of the Surviving Company immediately following the Effective Time and (ii) Parent is appointed as the sole managing member of the Surviving Company, in accordance with the A&R LLC Agreement.

Section 1.06. Closing. The closing (the “Closing”) of the Merger shall take place via the electronic exchange of documents and signatures at 9:00 a.m., New York City time, on the second (2nd) Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions by the Party or Parties entitled to the benefits thereof), or at such other place, time and date as shall be mutually agreed in writing (email shall suffice) between Seller and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.07. Parent Governance Matters.

(a) Parent Organizational Documents. Prior to the Effective Time, subject to the receipt of the Parent Stockholder Approvals, the certificate of formation of Parent shall be amended and restated in its entirety to be in substantially the form attached hereto as Exhibit E (the “Parent New Charter”), and Parent shall file the Parent New Charter with the Secretary of State of the State of Texas in accordance with the applicable provisions of the Texas Business Organizations Code, as amended (the “TBOC”) (the changes to the existing certificate of formation of Parent set forth in the Parent New Charter, the “Parent Charter Amendments”).

(b) Board of Directors of Parent. Parent shall take all necessary action (including by passing the appropriate resolutions to the extent necessary), to be effective immediately following the Closing, to increase the size of the Board of Directors of Parent as directed in writing (email shall suffice) by Seller (subject to compliance with Applicable Law and with all applicable Nasdaq requirements) and appoint the applicable Board Designees to fill the resulting vacancies, and cause the individuals determined in writing (email shall suffice) in Seller’s sole discretion (subject to compliance with all applicable Nasdaq requirements) prior to the Closing to be appointed to the Board of Directors of Parent effective as of the Effective Time (each such individual and their successors, a “Board Designee”). Prior to the Closing, Parent shall deliver to Seller the resignations of each of the members of the Board of Directors of Parent other than Andrew Simpson, effective as of the Effective Time, in form and substance reasonably acceptable to Seller; provided that such resignations shall be null and void if this Agreement is terminated prior to the Effective Time for any reason or no reason.

(c) Parent Executive Officers. Parent shall take all necessary action (including by passing the appropriate resolutions to the extent necessary, to be effective immediately following the Closing, and by securing or causing to be delivered to Parent (with evidence thereof to be provided to Seller) the resignations of then-serving officers of Parent (solely as officers of Parent and not as employees of Parent) to cause the only officers of Parent as of the Effective Time, to be the individuals set forth in Section 1.07(b) of Seller Disclosure Letter (as may be updated by Seller prior to Closing upon written notice to Parent), subject to compliance with all applicable Nasdaq requirements; provided that such resignations shall be null and void if this Agreement is terminated prior to the Effective Time for any reason or no reason.

Section 1.08. Non-Assignable Assets. In connection with the Parent Contribution, if the assignment or transfer of any asset, or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of a Third Party, would constitute a breach or other contravention of the rights of such Third Party, would be ineffective with respect to any party to an agreement concerning such asset, claim, right or benefit, or, upon assignment or transfer, would in any way adversely affect the rights of Parent or, upon transfer, Parent Sub, Merger Sub or the Surviving Company (each, a “Non-Assignable Right”), then Parent shall, at Parent’s sole cost and expense, use its commercially reasonable efforts to obtain such consent after the execution of this Agreement until the earlier of (a)

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the date that such consent is obtained; or (b) the date that is six (6) months following the Closing Date, and Seller shall use its commercially reasonable efforts to assist and cooperate with Parent in connection therewith. If any such consent cannot be obtained prior to the Closing, then, notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, (i) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the applicable Non-Assignable Right, and Parent shall use its commercially reasonable efforts to obtain such consent as soon as possible after the Closing (subject to the preceding sentence), and Parent shall use its commercially reasonable efforts to obtain for the Surviving Company substantially all of the practical benefit of such Non-Assignable Right, including by (1) entering into appropriate and reasonable alternative arrangements; (2) subject to the consent and control of the Surviving Company, enforcement, at the cost and for the account of the Surviving Company, of any and all rights of Parent against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. Notwithstanding anything to the contrary set forth herein, none of Parent, Seller or any of their respective Affiliates shall be required to make any payments to any Third Party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with the performance of its or their respective Affiliates’ obligations under this Section 1.08. For all applicable Tax purposes, the beneficial ownership of the assets described in this Section 1.08 shall be deemed transferred to the Surviving Company in a transaction governed by Section 721 of the Code as provided in the Intended Tax Treatment. For the avoidance of doubt, so long as Parent has satisfied its obligations under this Section 1.08, Parent’s inability to contribute to Parent Sub or Merger Sub any Non-Assignable Right shall not be construed in any way as a breach of any of the obligations, covenants, agreements, representations or warranties of Parent or Merger Sub under this Agreement.

Article II

CONVERSION OF SECURITIES

Section 2.01. Effect on Equity Interests of Fortitude and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Seller, Fortitude, Parent, Merger Sub or the holders of any Equity Interests in Seller, Fortitude, Parent or Merger Sub:

(a) Conversion of Fortitude Non-Voting Units. Each Fortitude Non-Voting Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of non-voting units of the Surviving Company (each, a “Surviving Company Non-Voting Unit” and, collectively, “Surviving Company Units”) equal to (i) the Closing Parent Common Stock Shares, multiplied by (ii) the Exchange Ratio (collectively, the “Merger Consideration”). The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any Fortitude Non-Voting Units will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Fortitude Non-Voting Units.

(b) Conversion of Merger Sub Units. Each unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the number of Surviving Company Non-Voting Units set forth in the A&R LLC Agreement.

Section 2.02. Conversion of Parent Series C Preferred Stock. If there is a Pre-Closing PIPE Investment, then immediately after the consummation of such Pre-Closing PIPE Investment, or if there is no Pre-Closing PIPE Investment, then immediately after the Effective Time, each share of Parent Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into such number of fully paid and nonassessable shares of Parent Common Stock as determined by dividing the then-effective Series C Original Issue Price by the then-effective Series C Conversion Price (each as defined in the Series C Certificate of Designations).

Section 2.03. Parent Series D Preferred Stock. Immediately prior to the Effective Time, each share of Parent Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Parent Common Stock in accordance with the Forced Conversion Notice (as defined in the Series D Certificate of Designations) delivered by Parent to the holders of shares of Parent Series D Preferred Stock pursuant to Section 6.04(a), and in accordance with the Series D Certificate of Designations (such conversion, the “Series D Forced Conversion”).

Section 2.04. Withholding Rights. Parent and the Surviving Company, as the case may be, (i) will deduct and withhold from the consideration otherwise required to be distributed pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any provision of state, local or non-U.S. Tax

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Law and (ii) shall be entitled to request and be provided any necessary Tax forms, including IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, or any similar information. Any amounts withheld and remitted to the applicable Taxing Authority in accordance with Applicable Law will be treated for all purposes of this Agreement as having been distributed to the Persons otherwise entitled hereto. If Parent or the Surviving Company intends to make any deduction or withholding from the Merger Consideration, then Parent will, not less than ten (10) Business Days prior to the Closing Date, provide Seller with written notice of such intent, setting forth in reasonable detail the basis for such deduction or withholding, and the Parties will cooperate on a reasonable basis to reduce or eliminate such deduction or withholding.

Section 2.05. Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, other than as provided in this Section 2.05, any shares of Parent Series C Preferred Stock or Parent Series D Preferred Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder of such shares who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 10, Subchapter H of the TBOC and as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (through failure to perfect or otherwise) (a “Dissenting Share”) shall not be converted into or represent the right to receive any portion of the consideration to be paid pursuant to Section 2.01 but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under Chapter 10, Subchapter H of the TBOC. From and after the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a holder of Parent Series C Preferred Stock or Parent Series D Preferred Stock following the Closing.

(b) If any holder of a Dissenting Share who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 10, Subchapter H of the TBOC effectively withdraws or loses such appraisal rights (through failure to perfect or otherwise), then such shares shall no longer be Dissenting Shares and, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such shares shall automatically be converted into the right to receive, without interest, the consideration to be paid pursuant to Section 2.01 with respect to such shares pursuant to and in accordance with this Agreement.

(c) Parent shall give Seller reasonably prompt written notice of the receipt of any written notice of any demand for appraisal for any Dissenting Share, withdrawals of such demands or any intent to demand or withdraw the foregoing, and any other instruments served pursuant to Applicable Law and received by Parent that relate to any such demand for appraisal (each, an “Appraisal Demand”), and Seller shall have the right to participate in all negotiations and proceedings with respect to any Appraisal Demand or any threatened Appraisal Demand, including those that take place prior to the Effective Time. Parent shall not voluntarily make any payment with respect to, or settle or offer to settle, any Appraisal Demand prior to the Effective Time, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of any Dissenting Share as may be necessary to perfect appraisal rights under Applicable Law, without the prior written approval of Seller.

Article III

Representations And Warranties Of SELLER

Subject to Section 10.17, except as disclosed in the disclosure letter (the “Seller Disclosure Letter”) delivered to Parent by Seller on the date of this Agreement, Seller hereby represents and warrants to Parent, as follows:

Section 3.01. Corporate Existence and Power.

(a) Each of Seller and Fortitude has been duly incorporated or organized and is validly existing and in good standing under the Laws of the State of Delaware. Each of Seller and Fortitude has all corporate or limited liability company powers, as applicable, and authority to own, lease and operate all of its properties or assets and to carry on its business as now conducted. Each of Seller and Fortitude is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

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(b) Prior to the date of this Agreement, Seller has made available to Parent true and complete copies of the certificate of incorporation and bylaws of Seller (as may be amended from time to time, the “Seller Organizational Documents”) and the organizational documents of each of its Subsidiaries, in each case, as in effect on the date of this Agreement.

Section 3.02. Corporate Authorization.

(a) The execution, delivery and performance by each of Seller and Fortitude of this Agreement and the Ancillary Agreements to which such Person is a party, and the consummation by Seller and Fortitude of the Transactions, are within the corporate or limited liability company powers, as applicable, of each of Seller and Fortitude and, except for the Seller Consent, have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of Seller and Fortitude. The Seller Stockholder Consent and the Seller Consent are the only votes of the holders of capital stock of Seller or the limited liability company interests (or their equivalent) of Fortitude that are necessary under applicable Law and the Seller Organizational Documents and the organizational documents of Fortitude to adopt, approve and authorize this Agreement and the Ancillary Agreements to which it is a party, and the consummation by Seller and Fortitude of the Transactions. This Agreement has been duly executed and delivered by each of Seller and Fortitude, and each of the Ancillary Agreements to which Seller or Fortitude is a party has been (or will be) duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of such Person enforceable against such Person in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Exceptions”)).

(b) The Board of Directors of Seller has unanimously adopted resolutions approving this Agreement and the Transactions.

Section 3.03. Governmental Authorization. The execution, delivery and performance by each of Seller and Fortitude of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation by each of Seller and Fortitude of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”); or (d) any other actions, Consents or Filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

Section 3.04. Non-Contravention. The execution, delivery and performance by each of Seller and Fortitude of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming effectiveness of the Seller Consent, with or without notice, lapse of time or both, contravene, conflict with or result in any violation or breach of, or default under, any provision of the Seller Organizational Documents or the organizational documents of any of its Subsidiaries, including Fortitude; (b) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Seller Consent, with or without notice, lapse of time or both, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Seller Consent, require any Consent or other action by any Person under, constitute a default under or breach of, or an event that, with or without notice or lapse of time or both, would constitute a default under or breach of, or cause or permit the termination (or right of termination), cancellation (or right of cancellation), the creation or, acceleration or other change of any right or obligation or the loss of any benefit to which Seller or any of its Subsidiaries, including Fortitude, is entitled under, any provision of any Fortitude Material Contract binding upon Seller or any of its Subsidiaries, including Fortitude; or (d) result in the creation or imposition of any Lien on any asset of Seller or any of its Subsidiaries, including Fortitude, with such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

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Section 3.05. Capitalization.

(a) As of the date of this Agreement, the authorized number of limited liability company units of Fortitude consists of (i) 100 non-voting units (each a “Fortitude Non-Voting Unit” and, collectively, “Fortitude Non-Voting Units”), of which 100 Fortitude Non-Voting Units are issued and outstanding, and (ii) 100 voting units (each a “Fortitude Voting Unit” and, collectively, “Fortitude Voting Units”, and, collectively with the Fortitude Non-Voting Units, “Fortitude Units”), of which 100 Fortitude Voting Units are issued and outstanding. As of the date of this Agreement, Seller is the holder of all issued and outstanding Fortitude Units. Except for changes to the extent not prohibited by Section 5.01, there are no issued, reserved for issuance or outstanding (i) limited liability company interests or other voting securities of, or other ownership or voting interest in, Fortitude, (ii) securities of Fortitude convertible into or exchangeable for limited liability company interests or other voting securities of, or other ownership or voting interest in, Fortitude, (iii) warrants, calls, options or other rights to acquire from, or any awards pursuant to which limited liability company interests or other voting securities of, or other ownership or voting interest in, Fortitude are issuable, reserved for issuance or outstanding of, Fortitude, or other obligations of Seller or Fortitude to issue, deliver, sell, repurchase, redeem or otherwise acquire any limited liability company interests or other voting securities of, or other ownership or voting interest in, or securities convertible into or exchangeable for limited liability company interests or other securities or interests of Fortitude, (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Seller and/or Fortitude that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any limited liability company interest or other voting securities of, or any other ownership or voting interest in, Fortitude (the items in clauses (i) through (iv) being referred to collectively as the “Fortitude Securities”).

(b) As of the date of this Agreement, all outstanding Fortitude Units have been duly authorized and validly issued and nonassessable (to the extent such concept is applicable to such Fortitude Units) and free of preemptive rights.

(c) As of the date of this Agreement, there are no outstanding (i) bonds, debentures, notes or other Indebtedness of Seller or Fortitude having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Seller, as sole member of Fortitude, may vote or (ii) obligations of Seller or Fortitude to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed, or otherwise acquired any limited liability company interests or securities of, or ownership or voting interests in, or any securities convertible into or exchangeable or exercisable for any limited liability company interests or securities of, or ownership or voting interests in, Fortitude. There are no dividends or distributions that have been declared by Fortitude.

(d) As of the date of this Agreement, there are no stockholders’ agreements, voting trusts, voting agreements, registration rights agreements or other similar agreements or understandings to which Seller or Fortitude is a party with respect to the limited liability company interests or other Equity Interests of Fortitude. As of the date of this Agreement, neither Seller nor Fortitude has granted any (i) preemptive rights, anti-dilutive rights, rights of first refusal or other outstanding rights, options, warrants, subscriptions, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that (1) give any Person the right to purchase, subscribe or acquire from Seller or Fortitude or (2) obligate Seller or Fortitude to issue or sell, any limited liability company interests, securities of, or ownership interests in, or securities convertible into or exchangeable or exercisable for limited liability company interests or securities of, or ownership interests in, Fortitude, or (ii) registration rights or similar rights with respect to its limited liability company interests, securities, or ownership interests, or securities convertible into or exchangeable or exercisable for its limited liability company interests or securities or ownership interests (as applicable).

Section 3.06. Subsidiaries.

(a) Each Subsidiary of Seller other than Fortitude is a limited liability company duly organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of organization and has all limited liability company powers required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing or in good standing or to have such power would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be

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so qualified would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect. Section 3.06(a) of the Seller Disclosure Letter sets forth a true and complete list of each Subsidiary of Seller other than Fortitude as of the date of this Agreement and its jurisdiction of incorporation or organization.

(b) All of the outstanding capital stock, limited liability company interests or other voting or equity securities of, or ownership or voting interests in, each Subsidiary of Seller, including Fortitude, are owned by Seller, directly or indirectly, free and clear of any Lien. All of such stock, limited liability company interests or other voting or equity securities, or ownership or voting interests, so owned by Seller or any other Person are validly issued, fully paid and nonassessable. Except for the capital stock or other voting or equity securities of, or other ownership or voting interests in, its Subsidiaries, including Fortitude, Seller does not own, directly or indirectly, any capital stock, limited liability company interests or other voting or equity securities of, or ownership or voting interests in, any Person.

Section 3.07. Disclosure Documents. The information relating to Seller and its Subsidiaries that is provided by or on its behalf for inclusion or incorporation by reference in the Proxy Statement, including any amendments or supplements thereto and any other document incorporated or referenced therein, will not, at the date it is first mailed to the stockholders of Parent, at the time of the Parent Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.08. Absence of Certain Changes. Since December 31, 2025 through the date of this Agreement, there has not been any Fortitude Material Adverse Effect.

Section 3.09. No Undisclosed Material Liabilities. There are no liabilities or obligations of any of Seller’s Subsidiaries, including Fortitude, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities reflected on the balance sheet of Seller dated as of December 31, 2025 (the “Fortitude Balance Sheet”), (b) liabilities or obligations arising in the ordinary course of business since December 31, 2025 (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that have not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a Fortitude Material Adverse Effect.

Section 3.10. Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Seller or Fortitude, threatened against or affecting Seller, any of its Subsidiaries, including Fortitude, any present or former officers, directors or employees of Seller or any of its Subsidiaries, including Fortitude, in their respective capacities as such, or any of the respective assets or properties of Seller or any of its Subsidiaries, including Fortitude, that has resulted or would reasonably be expected to result, individually or in the aggregate, in a Fortitude Material Adverse Effect, or that, as of the date of this Agreement, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay any of the Transactions. As of the date of this Agreement, there is no settlement or similar agreement that imposes any material ongoing obligations or restriction on Seller or any of its Subsidiaries, including Fortitude. As of the date of this Agreement, there is no Order outstanding or, to the knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries, including Fortitude, any present or former officers, directors or employees of Seller or any of its Subsidiaries, including Fortitude, in their respective capacities as such, or any of the respective material assets or properties of any of Seller or any of its Subsidiaries, including Fortitude, under which Seller or any of its Subsidiaries, including Fortitude, has any material ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of Seller or Fortitude to perform any of their respective obligations under this Agreement or to consummate any of the Transactions.

Section 3.11. Compliance with Applicable Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, (a) each of Seller and its Subsidiaries, including Fortitude, is, and since the date of incorporation or organization of such Person has been, in compliance with all Applicable Laws and is not in default under or in violation of any Applicable Laws, and (b) neither Seller nor any of its Subsidiaries, including Fortitude, is a party to any agreement or settlement with any Governmental Authority, under which such Person has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law.

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Section 3.12. Fortitude Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, Seller and each of its Subsidiaries, including Fortitude, hold all Consents issued or granted by a Governmental Authority necessary for the operation of their respective businesses as presently conducted (the “Fortitude Permits”). All Fortitude Permits are valid and in full force and effect, and no suspension or cancellation of any of any Fortitude Permit is pending or, to the knowledge of Seller or Fortitude, threatened, except where the failure to be in full force and effect or such cancellation would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect. Seller and each of its Subsidiaries, including Fortitude, are and, since the date of incorporation of Seller, have been in compliance with the terms of Seller Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of Seller or Fortitude, threatened that seeks, or, to the knowledge of Seller or Fortitude, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Fortitude Permit except where such revocation, cancellation, termination, non-renewal or adverse modification would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

Section 3.13. Fortitude Material Contracts. Each Contract to which Seller or any of its Subsidiaries is a party that is material to Seller and its Subsidiaries, taken as a whole (each, a “Fortitude Material Contract”), is a valid and binding obligation of Seller or its applicable Subsidiary and, to the knowledge of Seller or Fortitude, each other party thereto, and in full force and effect and enforceable in accordance with its terms against Seller or its applicable Subsidiary, and, to the knowledge of Seller or Fortitude, against each other party thereto, subject to applicable Bankruptcy and Equity Exceptions, except where the failure to be so valid and binding and in full force and effect would not reasonably be expected to be material to the business of Seller and its Subsidiaries, taken as a whole. Neither Seller nor any of its Subsidiaries nor, to the knowledge of Seller, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and as of the date of this Agreement neither Seller nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Fortitude Material Contract, except for those violations and defaults (or potential defaults) that would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

Section 3.14. Taxes.

(a) Except as would not constitute or reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect:

(i) All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of, Seller or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(ii) Seller and each of its Subsidiaries has timely paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by Seller or any of its Subsidiaries, or (A) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (B) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve.

(iii) There is no Proceeding pending or, to the knowledge of Seller, threatened in writing against or with respect to Seller or its Subsidiaries in respect of any Tax in any jurisdiction.

(iv) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Seller or any of its Subsidiaries.

(v) No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Taxing Authority in writing against Seller or any of its Subsidiaries (nor to the knowledge of Seller is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP.

Annex A-10

(vi) Neither Seller nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction other than the country of its organization.

(vii) Neither Seller nor any of its Subsidiaries (1) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Seller or any of its Subsidiaries was the common parent, (2) is party to any Tax Sharing Agreement (other than any such agreement solely between Seller and its Subsidiaries), or (3) has any liability for the Taxes of any Person (other than Seller or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor or by Applicable Law.

(viii) Neither Seller nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law.

(ix) Neither Seller nor any of its Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension is currently pending.

(b) During the two (2)-year period ending on the date of this Agreement, neither Seller nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) Fortitude is and since its formation has been treated as an entity which is disregarded as an entity separate from its owner (within the meaning of Section 301.7701-3(b)(1)(ii) of the Treasury Regulations) for U.S. federal (and applicable state and local) Tax purposes.

(d) Neither Seller nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger, the Contribution and Exchange, the Mandatory Conversion, the Series D Forced Conversion or any Pre-Closing PIPE Investment from qualifying for the Intended Tax Treatment.

Section 3.15. Fortitude Employee Plans.

(a) None of Seller, its Subsidiaries, nor their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or none has since the date of incorporation of Seller, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had or incurred any liability (whether actual or contingent) with respect to, (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any Fortitude Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code or Section 210 of ERISA), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA).

(b) Each Fortitude Employee Plan that is intended to be qualified under Section 401(a) of the Code has received or is entitled to rely on a favorable determination letter or opinion to that effect from the IRS. No fact or event has occurred to the knowledge of Seller or Fortitude that would reasonably be expected to cause any Fortitude Employee Plan that is intended to be qualified under Section 401(a) of the Code to no longer be so qualified.

(c) (i) Each Fortitude Employee Plan has been maintained, established, administered and operated in all material respects in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of Seller, is threatened against or reasonably expected to involve, any Fortitude Employee Plan or related trust before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, (iii) no events have occurred with respect to any Fortitude Employee Plan that would reasonably be expected to result in the assessment of any excise Taxes or penalties against Seller or any of its Subsidiaries, and (iv) Seller and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Fortitude Employee Plan or Applicable Law to be made to a Fortitude Employee Plan.

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(d) Neither Seller nor any of its Subsidiaries has any material current or projected liability for, and no material Fortitude Employee Plan provides, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Fortitude Service Provider (other than coverage mandated by Applicable Law at participant’s sole expense).

Section 3.16. Title to Assets; Sufficiency. Seller and its Subsidiaries have good and valid title to all material tangible assets owned by them as of the date of this Agreement, including all material tangible assets (other than capitalized or operating leases) reflected on the Fortitude Balance Sheet, except for tangible assets sold or otherwise disposed of in the ordinary course of business since the date of the Fortitude Balance Sheet, free and clear of all Liens other than Permitted Liens, except where such failure would not constitute a Fortitude Material Adverse Effect. All facilities, machinery, equipment, fixtures, vehicles and other tangible personal properties and tangible assets owned, leased or used by Seller and its Subsidiaries: (a) constitute all of the tangible assets necessary and sufficient in all material respects for the conduct of the business of Seller and its Subsidiaries as currently conducted and as currently proposed to be conducted; and (b) are in good operating condition and repair, subject to normal wear and tear, and are reasonably fit and usable for the purposes for which they are being used, except, in each case of clauses (a) and (b), where the failure to be so would not, individually or in the aggregate, reasonably be expected to be material to the business of Seller and its Subsidiaries, taken as a whole.

Section 3.17. Labor Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, Seller and its Subsidiaries are, and since the date of incorporation of Seller have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor relations, hiring, promotion and termination of employees, overtime, minimum wage and wage payment Laws (including meal and rest breaks, final pay and pay equity Laws), employee and contractor classification, discrimination (including diversity, equity and inclusion), retaliation, sexual harassment, sexual misconduct, disability rights, reasonable accommodation, leaves of absence, unemployment insurance, civil rights, affirmative action, work authorization, immigration, safety and health and workers’ compensation. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, there are no Proceedings pending or, to the knowledge of Seller, threatened to be filed against Seller or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor of Seller or any of its Subsidiaries regarding such labor and employment Laws. Neither Seller nor any of its Subsidiaries have been subject to or received any written notice of an investigation, material charge, citation, material penalty or assessment from any Governmental Authority with respect to any such labor and employment Laws.

(b) To the knowledge of Seller or Fortitude, since the date of incorporation of Seller, (i) no allegations of sexual harassment, sexual abuse or other sexual misconduct have been made against any officer, director or employee at the level of manager or above of Seller or any of its Subsidiaries and (ii) there are no Proceedings pending or, to the knowledge of Seller, threatened related to any allegations of sexual harassment, sexual abuse or other sexual misconduct by any director, officer or employee at the level of manager or above of Seller or any of its Subsidiaries, including Fortitude. Neither Seller nor Fortitude has entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct by any officer, director or employee at the level of manager or above of Seller or any of its Subsidiaries.

(c) Neither Seller nor any of its Subsidiaries is a party to or bound by, or is currently negotiating, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of Seller or Fortitude there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee of Seller or any of its Subsidiaries. There is no labor strike, slowdown, work stoppage, picketing or lockout pending or, to the knowledge of Seller or Fortitude, threatened in writing against or affecting Seller or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any Labor Organization or other employee representative body is not required for Seller or Fortitude to enter into this Agreement or to consummate any of the Transactions.

(d) Seller and each of its Subsidiaries is, and since the date of incorporation of Seller has been, in compliance with WARN in all material respects and has no material liabilities or other obligations thereunder. Neither Seller nor any of its Subsidiaries has taken any action which would constitute a “plant closing,” “mass layoff” or similar act requiring notice under WARN during the 90-day period prior to the date of this Agreement, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation under WARN following the Closing Date.

Annex A-12

(e) To the knowledge of Seller or Fortitude, no current or former employee of Seller or any of its Subsidiaries is in violation of any material term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, non-competition agreement, non-solicitation agreement, restrictive covenant or other obligation: (i) to Seller or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by Seller or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

Section 3.18. Intellectual Property and Information Technology.

(a) Section 3.17(a) of Seller Disclosure Letter sets forth as of the date of this Agreement (i) a correct and complete list of all Registered IP included in Seller Owned IP (“Registered Fortitude IP”) and specifies as to each such item, as applicable, the registered owner, the jurisdiction of application or registration, the application or registration number and the date of application or registration, (ii) any unregistered trademarks included in Seller Owned IP and (iii) all material Software owned or purported to be owned by Seller or any of its Subsidiaries (collectively, the “Fortitude Proprietary Software”).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (A) Seller and the Subsidiaries of Seller solely and exclusively own or have a valid and sufficient right or license, free and clear of all Liens, other than Permitted Liens, to use (I) all Seller Owned IP and (II) all other Intellectual Property that is both licensed to Seller or one of its Subsidiaries and used in or necessary for the operation of their businesses as currently conducted and (B) the Registered Fortitude IP (excluding applications) is subsisting, unexpired, valid and enforceable and in full force and effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (i) Seller and its Subsidiaries have taken and use commercially reasonable efforts to maintain and protect the confidentiality of all Trade Secrets and other confidential information included in Seller Owned IP (including all source code for any Fortitude Proprietary Software) and of Third Parties to which Seller or its Subsidiaries owe a duty of confidentiality, (ii) all Intellectual Property developed by past or current founders, employees, consultants, or independent contractors of Seller or its Subsidiaries in the scope of their employment or engagement either vested in the applicable Fortitude or Subsidiary by operation of law or has been assigned to the applicable Fortitude or Subsidiary pursuant to a written Contract, (iii) all Persons with access to Trade Secrets or confidential information of Seller or its Subsidiaries are subject to contractual or otherwise legally-binding confidentiality obligations and use restrictions that adequately protects such Trade Secrets and confidential information and (iv) to the knowledge of Seller, there has not been any disclosure or use without authorization by any other Person of any such Trade Secrets, except to the extent that such Person is under an obligation of confidentiality pursuant to appropriate non-disclosure agreements which have not, to the knowledge of Seller, been breached.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (i) Seller and its Subsidiaries, the conduct of the business of Seller and its Subsidiaries as currently conducted, and the use of any of their products and services (1) do not infringe or otherwise violate any Intellectual Property of any other Person, and (2) have not infringed, misappropriated, or otherwise violated, the Intellectual Property of any Person, and (ii) to the knowledge of Seller, no Third Party has been or is infringing, violating, or misappropriating Seller Owned IP. Seller and its Subsidiaries have not brought or threatened any Proceeding or sent any notice, claim, charge or complaint alleging any infringement, violation or misappropriation of Seller Owned IP against or to any Third Party. There are no Proceedings or claims pending against Seller or its Subsidiaries, or, to knowledge of Seller, threatened against Seller or its Subsidiaries: (x) alleging any infringement, misappropriation, or violation by Seller or its Subsidiaries of the Intellectual Property of any Person; or (y) challenging the validity, enforceability, or ownership of any Seller Owned IP or Seller or its Subsidiaries’ rights with respect to any such Intellectual Property, in each case except for such Proceedings or claims that would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, no government funding, facilities or personnel of a university, college, other educational institution or research center or funding from governmental or academic Third Parties was used in the development of any of Seller Owned IP.

Annex A-13

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (i) no Fortitude Proprietary Software or any product or service of Seller or its Subsidiaries is subject to any Contract, including any source code escrow agreement, that requires or would require Seller or a Subsidiary to divulge to any Person any source code or Trade Secret that is part of such Fortitude Proprietary Software or product or service, and (ii) no Open Source Software is incorporated or embedded into any product or service of Seller or its Subsidiaries or are combined, linked or distributed with any product or service of Seller or a Subsidiary, nor does any product or service of Seller or its Subsidiaries use any Open Source Software, in each case, in a manner that would (i) require the disclosure or distribution of the source code for Fortitude Proprietary Software or a license to such Software, or (ii) limit Seller or its Subsidiaries’ freedom to seek full compensation in connection with the marketing, licensing or distribution of any of its products or services.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, for Fortitude Proprietary Software, (i) Seller or its Subsidiaries, as applicable, have in their possession the source code in up-to-date appropriately catalogued versions that are accessible by employees, (ii) Seller or its Subsidiaries, as applicable, have in their possession documentation as reasonably necessary to enable competently skilled programmers and engineers to use, update and enhance such Software by readily using the existing source code and documentation, and (iii) there has been no unauthorized theft, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to the source code for such Software.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (i) Seller and its Subsidiaries lawfully own, lease, or license all Fortitude IT Systems, (ii) Seller IT Systems are sufficient for the current and anticipated needs of the business of Seller and its Subsidiaries as currently conducted, including as to capacity, scalability, and ability to meet current and anticipated peak volumes in a timely manner, and the business of Seller and its Subsidiaries as currently conducted will continue to have such rights to such IT Systems immediately following the Closing to the same extent as prior to the Closing, (iii) there have been no failures, breakdowns, breaches, security incidents, outages, substandard performances, or unavailability of Seller IT Systems that have caused any material disruption to the business of Seller or its Subsidiaries, (iv) Seller’s Software and, to the knowledge of Seller, the other Fortitude IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase Software, hardware or data, and (v) Seller and its Subsidiaries use commercially reasonable efforts to maintain and protect the integrity and operation of Fortitude IT Systems, including a commercially reasonable backup and data recovery, disaster recovery and business continuity plans, procedures and facilities.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, (A) the conduct of the business of Seller and its Subsidiaries as currently conducted is, and has been, in compliance with all Privacy Obligations, (B) Seller and its Subsidiaries have established and maintain a commercially reasonable information security program, including commercially reasonable administrative, technical, and physical safeguards, that are designed to protect the security, confidentiality, integrity and availability of its Sensitive Data stored or Processed in Seller IT Systems, including as required by applicable Privacy Obligations, (C) Seller and its Subsidiaries have not been notified in writing or been obligated by applicable Laws, Governmental Authority, Contract or other Privacy Obligations to give notice to any Person of any actual or alleged Security Breach, (D) Seller and its Subsidiaries have not received any written notification of any claim or investigation (including investigations by a Governmental Authority) that alleges a violation of any laws or other Privacy Obligations by Seller or a Subsidiary, and (E) Seller and its Subsidiaries have not experienced any breaches, violations, outages or unauthorized access, theft, or loss of the Personal Information or other Sensitive Data.

(j) Except as would not, individually or in the aggregate, reasonably be expected to have a Fortitude Material Adverse Effect, (i) Seller and its Subsidiaries have implemented, comply with (and have monitored and enforced compliance with), and maintains controls and policies pertaining to the use of artificial intelligence, and access to and input of data and information to AI Technology as required by applicable Laws, (ii) Seller and its Subsidiaries own or otherwise possess valid and enforceable licenses or rights to use, and have obtained all consents necessary to use, all Training Data that is or was utilized in, or is otherwise material to, the development, operation, modification or improvement of any AI Technology, (iii) no AI Technology has been used in connection with the development of any material Intellectual Property by or on behalf of Seller or its Subsidiaries, (iv) Seller and its

Annex A-14

Subsidiaries have not used or allowed any Person to use any Sensitive Data in developing, building, instructing, or training any AI Technology, and (v) Seller and its Subsidiaries have not received any written notice, nor is it otherwise aware, of any claim, investigation or Proceeding alleging contractual or regulatory non-compliance arising from the use of AI Technology.

Section 3.19. Environmental Matters. Seller has made available all material environmental, health and safety audits, investigations and sampling or similar reports with respect to Seller and its Subsidiaries and any material non-privileged documents related to any non-compliance with, or liability under, Environmental Laws of Seller or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect:

(a) Seller and each of its Subsidiaries is, and has been since the date of incorporation of Seller or the date of formation of such Subsidiary, as applicable, in compliance with all Environmental Laws;

(b) there are no Proceedings pending or, to the knowledge of Seller, threatened against Seller or any Subsidiary of Seller or its or their respective properties or operations under Environmental Laws;

(c) to the knowledge of Seller, except with respect to the matters that have been fully resolved prior to the date of this Agreement with no further liability or obligations, there are no past or present actions, activities, circumstances, facts, conditions, events or incidents, including the presence, Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by Seller or any of its Subsidiaries, or, to the knowledge of Seller, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, Seller or any of its Subsidiaries; and

(d) neither Seller nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of Seller, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in any material liability to Seller or any of its Subsidiaries under any Environmental Law.

Section 3.20. Anti-Corruption. None of Seller, nor any of its Subsidiaries, nor any of its or their respective Affiliates, directors, managers, officers or employees, nor, to the knowledge of Seller, any of its or their respective other Representatives, or anyone else acting on behalf of the foregoing have, since the date of incorporation of Seller, taken any action that has resulted in a violation by Seller or any such Subsidiary of any Applicable Laws relating to domestic or foreign bribery, money laundering, unlawful political contributions or gifts or corrupt practices, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”). No Proceeding involving Seller, nor any of its Subsidiaries, nor any of its or their respective Affiliates, directors, managers, officers or employees relating to the applicable Anti-Corruption Laws is pending or, to the knowledge of Seller or Fortitude, threatened.

Section 3.21. Export Controls and Economic Sanctions. None of Seller, nor any of its Subsidiaries, nor any of its or their respective owners, directors, officers or employees, nor to the knowledge of Seller or its Subsidiaries, any other Person working on behalf of any of the foregoing (i) has directly or indirectly since the date of Seller’s formation, violated any Applicable Laws relating to export, reexport, import, antiboycott or economic sanctions (“Export Control and Economic Sanctions Laws”); (ii) is targeted, blocked, or otherwise subject to sanctions prohibitions or restrictions under any applicable Export Control and Economic Sanctions Laws (including but not limited to being, or being owned 50% or more by one or more Sanctioned Persons or Restricted Persons); (iii) is located, organized or resident in any country or territory subject to comprehensive embargo under applicable Export Control and Economic Sanctions Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk, Luhansk regions of Ukraine, each a “Sanctioned Country”); or (iv) has since the date of incorporation of Seller been the subject or target of any investigation, enforcement, administrative, civil or criminal action, or disclosure relating to applicable Export Control and Economic Sanctions Laws.

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Section 3.22. Digital Assets; Bitcoin Miners.

(a) Seller and its Subsidiaries, including Fortitude, deposit substantially all of their crypto-assets, including any Bitcoin or Zcash mined, in digital wallets held or operated by Seller and its Subsidiaries and Affiliates (such digital wallets, the “Fortitude Wallets”). There are no material Liens on, or rights of any other Person to, Fortitude Wallets or the crypto-assets contained in such Fortitude Wallets (other than Permitted Liens). Seller and its Subsidiaries, including Fortitude, have taken commercially reasonable steps to protect Fortitude Wallets and such crypto-assets.

(b) All Bitcoin and Zcash miners owned or leased by Seller or any of its Subsidiaries, including Fortitude (collectively, “Fortitude Miners”) are owned or rightfully possessed by, and under the control of, Seller or one of its Subsidiaries, including Fortitude, as applicable. Since January 1, 2023, there has been no failure, breakdown or continued substandard performance of any Fortitude Miners that has caused a material disruption or interruption in or to the use of Fortitude Miners or the related operations of the business of Seller or Fortitude. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, Fortitude Miners are generally maintained and in good working condition (subject to ordinary wear and tear) to perform all computing, information technology and data processing operations necessary for the operations of Seller and its Subsidiaries, including Fortitude.

(c) Seller and its Subsidiaries, including Fortitude, own and have the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens and other blockchain asset equivalents of Seller and its Subsidiaries, including Fortitude (collectively, the “Fortitude Digital Assets”), in each case free and clear of all Liens except for Permitted Liens; provided, however, that such ownership and exclusive ability to control Fortitude Digital Assets is subject to the continued existence, validity, legality, governance and public availability of the relevant blockchains.

Section 3.23. Insurance. Seller and each of its Subsidiaries is insured with reputable insurance carriers against such risks and in breadth of coverage and in such amounts as are usually insured against by similarly situated companies engaged in the same or similar businesses and subject to similar perils or hazards (collectively, the “Fortitude Insurance Policies”), copies of which have been made available to Parent. Such Fortitude Insurance Policies are in full force and effect. Neither Seller nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Fortitude Insurance Policies. All premiums due on such Fortitude Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Fortitude Insurance Policy. Fortitude Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Seller or any of its Subsidiaries. All such Fortitude Insurance Policies (a) are in full force and effect and are valid and binding in accordance with their terms; (b) to the knowledge of Seller, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. No written notice of cancellation, termination, non-renewal or amendment has been received with respect to any such Fortitude Insurance Policy. There are no claims related to the business of Seller or its Subsidiaries pending under any such Fortitude Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither Seller nor any of its Subsidiaries is in default under or breach of, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Fortitude Insurance Policy, and neither Seller nor any of the Subsidiaries of Seller have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of any material Fortitude Insurance Policy. With respect to any Proceeding pending or to the knowledge of Seller, threatened against Seller and/or any of its Subsidiaries, no such insurer has informed Seller or any of the Subsidiaries of Seller of any denial of coverage, or questioned or disputed such coverage, except for such denials that would not constitute a Fortitude Material Adverse Effect. All appropriate insurers under Fortitude Insurance Policies have been timely notified of all material pending litigation and other potentially insurable material losses to Seller or any of its Subsidiaries of which Seller has knowledge, and all appropriate actions have been taken to timely file all claims in respect of such insurable matters.

Section 3.24. Properties.

(a) Section 3.22(a) of the Seller Disclosure Letter sets forth a true, complete and accurate list of all Owned Real Property and identifies a street address to each such Owned Real Property site. With respect to the Owned Real Property: (i) each of Seller and/or its Subsidiaries has good and marketable fee simple title, free and clear

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of all Liens other than Permitted Liens; (ii) Seller or any of its Subsidiaries have not leased to any Person the right to use or occupy such Owned Real Property and (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property granted by Seller or any of its Subsidiaries.  Neither Seller nor any of its Subsidiaries nor any of its Affiliates has granted, or is obligated under, any option, right of first offer, right of first refusal or similar contractual right to purchase, acquire, sell or dispose of the Owned Real Property or any portion thereof or interest therein.

(b) Section 3.22(b) of the Seller Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) all real property leased, subleased, licensed or otherwise occupied by Seller or any of its Subsidiaries (the “Fortitude Leased Real Property”), together with the address of each such Fortitude Leased Real Property and (ii) all leases, subleases or licenses or occupancy agreements and all amendments, modifications, guarantees, assignments, supplements and letters of credit relating thereto (each, a “Fortitude Real Property Lease”). Seller has delivered or made available to Parent complete and accurate copies of each Fortitude Real Property Lease described in Section 3.22(b) of Seller Disclosure Letter as in effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect, with respect to each of the Fortitude Real Property Leases: (i) none of Seller or any of its Subsidiaries have subleased, licensed or otherwise granted any right to use or occupy the Fortitude Leased Real Property or any portion thereof; (ii) to the knowledge of Seller, such Fortitude Real Property Lease is legal, valid, binding, enforceable and in full force and effect, subject to proper authorization and execution of such Fortitude Real Property Lease by the other party thereto and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles; (iii) each of Seller or any of its Subsidiaries’ possession and quiet enjoyment of the Fortitude Leased Real Property under such Lease has not been disturbed; and (iv) except for Permitted Liens, there exist no Liens affecting the Fortitude Leased Real Property.

(c) There exists no material default or material breach on the part of any party under any Fortitude Real Property Lease, and to the knowledge of Seller, no event has occurred which would allow the other party to any Fortitude Real Property Lease to terminate or accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time or both) any Fortitude Real Property Lease.

(d) The Real Property, and its current use, occupancy and operation by Seller and its Subsidiaries, as applicable, does not violate or conflict with any applicable Laws. There has been no material destruction, damage or casualty with respect to the Real Property. None of Seller or its Subsidiaries has received any written notice of, pending or to the knowledge of Seller, threatened condemnation or eminent domain proceeding affecting any of the Real Property which would materially and adversely affect the value or operation of such Real Property, and there has not occurred any material casualty or damage to any of the Fortitude Leased Real Property that has not been fully and completely restored. The Real Property constitutes all real property leased by Seller and its Subsidiaries that is used or held for use in connection with the operation of the business of Seller and its Subsidiaries.

(e) There are no material structural or other physical defects or deficiencies in the condition of the Real Property, and there are no facts or conditions that would, individually or in the aggregate, interfere in any respect with the use or occupancy of such Real Property or any portion thereof in the operation of the business of Seller as currently conducted thereon.

Section 3.25. Transactions with Affiliates.

(a) As of the date of this Agreement, except for (x) any Contract between the Seller Stockholder or any of its Subsidiaries (other than Seller and its Subsidiaries), on the one hand, and Seller or any of its Subsidiaries, on the other hand, and (y) any Fortitude Employee Plans, none of any (a) present or former executive officer or director of Seller or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of Seller or any of its Subsidiaries or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any transaction with or binding upon Seller or any of its Subsidiaries or owns or has any direct or indirect (including, if indirect, through a controlled Affiliate) interest in any of their respective properties or assets.

(b) As of the date of this Agreement, there is no material Indebtedness outstanding between the Seller Stockholder or any of its Subsidiaries (other than Seller’s Subsidiaries), on the one hand, and Seller or any of Seller’s Subsidiaries, on the other hand.

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Section 3.26. Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.28, neither the restrictions on business combinations set forth in Section 203 of the DGCL nor any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions. No anti-takeover provision in Seller’s or any of its Subsidiaries’ certificate of incorporation or bylaws (or their equivalent) is applicable to Seller or any of its Subsidiaries, any Equity Interests of Seller or any of its Subsidiaries, the Merger or the other Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” anti-takeover plan or similar device in effect to which Seller or any of its Subsidiaries is subject, party or otherwise bound.

Section 3.27. Brokers. Neither Seller nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other Transactions.

Section 3.28. Financial Statements.

(a) Seller has made available to Parent true, correct and complete copies of the audited consolidated balance sheets of Seller and its Subsidiaries as of December 31, 2025 and December 31, 2024, and the related audited consolidated statements of operations, changes in stockholders’ equity, and cash flows for the fiscal years then ended, together with the notes thereto and the report of Seller’s independent registered public accounting firm thereon (the “Seller Financial Statements”).

(b) The Seller Financial Statements (i) have been prepared from, and are in accordance with, the books and records of Seller and its Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, and (iii) fairly present, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of Seller and its Subsidiaries as of the dates and for the periods indicated therein.

(c) Neither Seller nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Seller and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Seller or any of its Subsidiaries in the Seller Financial Statements.

(d) Without limiting the generality of this Section, all Bitcoin, Zcash and other Fortitude Digital Assets reflected in the Seller Financial Statements have been valued in accordance with GAAP, including the fair value measurement guidance under ASC 820 and, to the extent applicable, the intangible asset guidance under ASC 350-60 (as amended to reflect the FASB’s December 2023 update requiring fair value measurement of crypto assets), applied consistently throughout the periods covered by the Seller Financial Statements. The Seller Financial Statements reflect all realized gains and losses on dispositions of Fortitude Digital Assets during the periods covered thereby. All mining revenues reflected in the Seller Financial Statements have been recognized at the fair market value of the applicable digital asset on the date of receipt, in accordance with GAAP.

Section 3.29. No Ownership of Parent Common Stock. Except for the rights granted herein, neither Seller nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or (b) has any rights to acquire any shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which Seller or any of its Subsidiaries is a party with respect to the voting of the capital stock or other Equity Interest of Parent or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries is an “affiliated shareholder” (as defined in Section 21.602 of the TBOC) of Parent.

Section 3.30. No Other Representations or Warranties. Except for the representations and warranties made by Seller in this Article III (as qualified by the applicable items disclosed in the Seller Disclosure Letter in accordance with Section 10.17 and the introduction to this Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither Seller nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Seller or its Subsidiaries, or the accuracy

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or completeness of any information regarding Seller or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Seller and its Subsidiaries disclaim any other representations or warranties, whether made by Seller or any of its Subsidiaries or any of their respective Affiliates, stockholders or Representatives. Seller acknowledges and agrees that, except for the representations and warranties made by Parent in Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Parent or made available to Seller in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. Seller is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties.

Article IV

Representations And Warranties Of Parent

Subject to Section 10.17, except as disclosed in (i) the disclosure letter (the “Parent Disclosure Letter”) delivered by Parent to Seller on the date of this Agreement, or (ii) the Parent SEC Documents (as defined below) filed on or after January 1, 2025 and publicly available prior to the date of this Agreement ((x) excluding any disclosures contained in any part of any Parent SEC Document entitled “Risk Factors,” set forth in any “Forward-Looking Statements” disclaimer or that are primarily cautionary, non-specific, forward looking or predictive in nature and (y) provided that nothing disclosed in the Parent SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.05 or Section 4.10(b)) where the applicability of the disclosure in such Parent SEC Document to the representation and warranty is reasonably apparent, Parent hereby represents and warrants to Seller as follows:

Section 4.01. Corporate Existence and Power.

(a) Parent is a corporation duly incorporated and validly existing under the Laws of the State of Texas. Merger Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all corporate or limited liability company powers, as applicable, and authority to own or lease all of its properties or assets and to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified to do business and, to the extent such concept or a similar concept is applicable in such jurisdiction, is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Prior to the date of this Agreement, Parent has made available to Seller true and complete copies of the amended and restated certificate of incorporation and the amended and restated bylaws of Parent and the certificate of formation and limited liability company agreement of Merger Sub, in each case, as in effect on the date of this Agreement (collectively, and as each may be amended from time to time, the “Parent Organizational Documents”).

(c) Since the date of its formation, Merger Sub has not acquired any asset, incurred any liability or otherwise engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02. Corporate Authorization.

(a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, are within the corporate powers of each of Parent and Merger Sub and, except for the Parent Stockholder Approvals, have been duly authorized by all necessary corporate action, as applicable, on the part of Parent and Merger Sub. The only votes of the holders of any of Parent’s capital stock necessary in connection with the consummation of

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the Merger (the “Parent Stockholder Approvals”) are: (i) approval pursuant to Listing Rule 5635 of Nasdaq of (A) the issuance of shares of Parent Class V Common Stock as contemplated by this Agreement and any issuance of shares of Parent Common Stock pursuant to a Pre-Closing PIPE Investment or in connection with the Contribution and Exchange and (B) the change of control of Parent resulting from the Merger; (ii) approval of this Agreement and the Transactions (including the Merger) pursuant to the TBOC (the “Transaction Proposal”); (iii) adoption of the Parent Charter Amendments; and (iv) approval of an amendment and restatement of the Parent Equity Plan (the “Equity Plan Proposal”), in each case, by the affirmative vote of a majority in voting power of the shares of Parent Common Stock and Parent Series C Preferred Stock (on an as-converted to Parent Common Stock basis), voting together as a single class, present in person or represented by proxy and entitled to vote thereon (other than the Transaction Proposal and the approval of the Parent Charter Amendments, which require the affirmative vote of a majority in voting power of the issued and outstanding shares of Parent Common Stock and Parent Series C Preferred Stock (on an as-converted to Parent Common Stock basis), voting together as a single class, and entitled to vote thereon). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and each of the Ancillary Agreements to which Parent and Merger Sub is a party has been (or will be) duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of such Person enforceable against such Person in accordance with its terms.

(b) At a meeting duly called and held, the Board of Directors of Parent unanimously adopted resolutions (i) determining that this Agreement and the Transactions (including the matters contemplated by the Parent Stockholder Approvals) are fair to and in the best interests of Parent and its stockholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the matters contemplated by the Parent Stockholder Approvals); (iii) directing that the matters contemplated by the Parent Stockholder Approvals be submitted to a vote at a meeting of Parent’s stockholders; and (iv) recommending approval of the matters contemplated by the Parent Stockholder Approvals by Parent’s stockholders (such recommendation, the “Parent Board Recommendation”).

(c) (b)(c) The sole member of Merger Sub has adopted resolutions (i) approving this Agreement and the Transactions, including the Merger, and (ii) approving the execution, delivery and Performance of this Agreement by Merger Sub and the consummation of the Transaction, including the Merger. The sole member of Merger Sub has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

Section 4.03. Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation by each of Parent and Merger Sub of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) the filing of (x) the Certificate of Merger with the Secretary of State of the State of Delaware, (y) the Parent Charter Amendments with the Secretary of State of the State of Texas and (z) appropriate documents with the relevant authorities of other states in which Parent or Merger Sub are qualified to do business; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of Nasdaq, including the filing of the definitive Proxy Statement; and (d) any other actions, Consents or Filings, the absence of which would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole.

Section 4.04. Non-Contravention. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming receipt of the Parent Stockholder Approvals, contravene, conflict with or result in any violation or breach of any provision of the Parent Organizational Documents; (b) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Stockholder Approvals, contravene, conflict with or result in any material violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Stockholder Approvals, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any Parent Material Contract binding upon Parent or any of its Subsidiaries; or (d) result in the creation or imposition of any material Lien on any asset of Parent or any of its Subsidiaries.

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Section 4.05. Capitalization

(a) The authorized capital stock of Parent as of the date of this Agreement consists of (x) 500,000,000 shares of Parent Common Stock and (y) 20,000,000 shares of preferred stock, par value $0.001 (“Parent Preferred Stock”). As of June 22, 2026, there were issued and outstanding (i) 3,290,350 shares of Parent Common Stock; (ii) 912,314 shares of Parent Preferred Stock, consisting of (x) 380,440 shares of Parent Series C Preferred Stock and (y) 531,874 shares of Parent Series D Preferred Stock; (iii) options to purchase an aggregate of 779,156 shares of Parent Common Stock (the “Parent Option Awards”); (iv) restricted stock units with respect to an aggregate of 203,750 shares of Parent Common Stock (“Parent RSU Awards”); and (v) 2,159,900 shares of Parent Common Stock subject to issuance upon exercise of warrants. The shares of Parent Class V Common Stock to be issued as the Fortitude Voting Unit Contribution Consideration will have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of any preemptive right. Except as otherwise set forth in Section 4.05(a) of the Parent Disclosure Letter or to the extent permitted by Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, Parent, (ii) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, Parent, (iii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, Parent, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, Parent (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). Parent owns directly all of the issued and outstanding Equity Interests of Merger Sub. Parent has delivered or made available to Seller or Seller’s Representatives copies of all Parent Equity Plans covering the Parent Option Awards and Parent RSU Awards outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Parent Option Awards and forms of stock unit agreements evidencing such Parent RSU Awards.

(b) All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any Parent Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Parent has furnished to Seller a true and complete list of all outstanding Parent Securities as of June 22, 2026, including with respect to each such equity award, the name of the holder, date of grant, type of award (e.g., nonqualified stock option or incentive stock option, restricted stock unit), the Parent Equity Plan under which the Parent Option Awards or Parent RSU Award was granted, the number of shares of Parent Common Stock subject to such award, the vesting schedule, the exercise price, and the expiration date. Five (5) Business Days prior to the Closing Date, Parent shall provide Seller with a revised version of the foregoing list, updated as of such date. No Subsidiary of Parent owns any shares of capital stock of Parent. Each Parent Option Award and Parent RSU Award was granted and has at all times been administered in compliance with all Applicable Laws and the terms and conditions of the Parent Equity Plan and agreement under which it was granted. Each Parent Option Award has a per share exercise price equal to or greater than the fair market value of a share of Parent Common Stock on the date of grant as determined in accordance with Section 409A and Section 422 of the Code, as applicable. Each Parent Option Award that is intended to qualify as an “incentive stock option” satisfies the requirements of Section 422 of the Code. Each Parent Option Award and Parent RSU Award is and at all times has been exempt from Section 409A of the Code.

(c) There are no outstanding bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

(d) There are no stockholders’ agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which Parent or any Subsidiary of Parent is a party with respect to the capital stock or other Equity Interests of Parent. None of Parent, Merger Sub or any other Subsidiaries of Parent has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect.

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Section 4.06. Subsidiaries.

(a) Each Subsidiary of Parent is a corporation, limited liability company or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each such Subsidiary is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.06(a) of the Parent Disclosure Letter sets forth a true and complete list of each Subsidiary of Parent as of the date of this Agreement and its jurisdiction of incorporation or organization.

(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Lien other than Permitted Liens. Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.

Section 4.07. Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act.

(a) Parent has timely filed with or furnished to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed with the SEC under the Securities Act or the Exchange Act since the Measurement Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”), and has paid all fees and assessments due and payable in connection therewith.

(b) As of its filing date, each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement complied, and each Parent SEC Document filed subsequent to the date of this Agreement will comply, in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any other applicable rules and regulations promulgated by the SEC, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement did not, and each Parent SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or SEC investigation with respect to any Parent SEC Documents.

(d) Parent is, and since the Measurement Date has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(e) Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Exchange Act.

(f) Parent and its Subsidiaries have established and maintain a system of internal controls. Such internal controls comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to Parent’s auditors

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and the audit committee of the Board of Directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Parent has made available to Seller prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by Parent’s principal executive officer and principal financial officer to Parent’s auditors and audit committee of the Board of Directors of Parent since the Measurement Date.

(g) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

(h) Since the Measurement Date, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true and complete.

(i) Parent is not (i) a “shell company” within the meaning of Rule 405 under the Securities Act or (ii) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 4.08. Financial Statements and Financial Matters.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (i) complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, and (ii) present fairly, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to notes thereto and normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance in all material respects with, the books and records of Parent and its Subsidiaries. The books and records of Parent and its Subsidiaries have been maintained in all material respects in compliance with applicable legal and accounting requirements.

(b) From the Measurement Date to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

Section 4.09. Disclosure Documents. The information relating to Parent and its Subsidiaries that is provided by or on its behalf for inclusion or incorporation by reference in the Proxy Statement, including any amendment or supplements thereto and any other document incorporated or referenced therein, will not, at the date it is first mailed to the stockholders of Parent, at the time of the Parent Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.10. Absence of Certain Changes. Since April 30, 2025 through the date of this Agreement, (a) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, except for actions required to be taken in connection with, or required by, this Agreement, the Transactions and any Pre-Closing PIPE Investment, and (b) there has not been a change, event, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a

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Parent Material Adverse Effect. Since April 30, 2025 through the date of this Agreement, neither Parent nor any of its Subsidiaries has taken any action that would have constituted a material breach of, or required Seller’s consent pursuant to Section 6.01(b) had the covenants therein applied since such date, except for actions required to be taken in connection with, or required by, this Agreement, the Transactions and any Pre-Closing PIPE Investment.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole. There are no off-balance-sheet arrangements that have not been so described in the Parent SEC Documents.

Section 4.12. Litigation. Except as otherwise set forth in Section 4.12 of the Parent Disclosure Letter, as of the date of this Agreement, there is no material Proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective assets or properties of Parent or any of its Subsidiaries, or that, as of the date of this Agreement, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay the Transactions. As of the date of this Agreement, there is no settlement or similar agreement that imposes any material ongoing obligations or restriction on Parent or any of its Subsidiaries. As of the date of this Agreement, there is no Order outstanding or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective material assets or properties of any of Parent or any of its Subsidiaries, under which Parent or any of its Subsidiaries has any ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions.

Section 4.13. Parent Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent holds all material Consents issued or granted by a Governmental Authority necessary for the operation of its business (the “Parent Permits”), and all Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent is and since the Measurement Date, has been in material compliance with the terms of Parent Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of Parent, threatened that seeks, or, to the knowledge of Parent, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit except where such revocation, cancellation, termination, non-renewal or adverse modification would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.14. Compliance with Applicable Laws.

(a) Except as would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole, (a) Parent is, and since the Measurement Date, has been, in material compliance with all Applicable Laws and is not in material default under or in material violation of any Applicable Laws and (b) Parent is not party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law. Parent has not, within the past five (5) years, received notice from any Governmental Authority issuing or proposing to issue any Order, asserting that Parent is not in material compliance with any Law or Order or otherwise requesting that Parent take any remedial action. Except to the extent unrelated to Parent (and to the extent that Parent is not named), neither Parent nor, to the knowledge of Parent, any of its respective Representatives, within the past five (5) years, have been subject to a deferred prosecution agreement, non-prosecution agreement, corporate integrity agreement, consent decree, monitoring agreement, settlement agreement or other similar agreement mandating or prohibiting future or past activities.

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(b) Parent is, and for the past five (5) years has been, in compliance in all material respects with all applicable Healthcare Laws, and, to Parent’s knowledge, none of its owners or Representatives has been in violation of any applicable Healthcare Laws. In the past five (5) years, neither Parent nor its Subsidiaries have been subject to any Proceedings related to actual or potential violations of Healthcare Laws, and neither Parent nor any Subsidiary has received notice: (i) of any pending or actual investigation or audit conducted by any Governmental Authority or other Person in connection with any Healthcare Laws, (ii) from any Governmental Authority or other Person of any actual or alleged violation of any Healthcare Laws or (iii) any Form FDA-483, notice of adverse finding, warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other similar notice from the FDA or any other Governmental Authority.

(c) Parent has not, nor, to Parent’s knowledge, has any owner or Representative of Parent been or is (i) convicted of, charged with or entered into any settlement agreement with any Governmental Authority to avoid conviction of, any violation of any Healthcare Laws; (ii) suspended, excluded or debarred from, or threatened with or is, or reasonably could be, subject to an investigation or proceeding that could result in suspension, exclusion or debarment under state or federal statutes or regulations, including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001, or assessed or threatened with assessment of civil monetary penalties under 42 U.S.C. § 1320a-7a, or relevant regulations in 42 C.F.R. Part 1003; or (iii) has been charged with, convicted of, entered into a plea of guilty or nolo contendere to, or entered into any settlement agreement with any Governmental Authority to avoid conviction of, any criminal or civil offense relating to the delivery of any item or service under a Federal Health Care Program or any regulations promulgated thereunder, in the case of each of clauses (i) through (iii), related to Parent.

(d) Parent has not manufactured, marketed, or sold in commercial distribution any medical devices or other products subject to regulation under FDA Laws, except as set forth in Section 4.14(d) of the Parent Disclosure Letter. Parent has not received any written notice from FDA or any other Governmental Authority alleging potential noncompliance with FDA Laws or asserting that any products currently being marketed or sold in commercial distribution by Parent may be medical devices under FDA Laws, except as set forth in Section 4.14(d) of the Parent Disclosure Letter.

(e) No product distributed or sold by or on behalf of Parent has been either voluntarily or involuntarily seized, withdrawn, recalled, detained or subject to a suspension of manufacturing, and, to Parent’s knowledge, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any products, (ii) a change in the labeling of any such product, or (iii) a termination, seizure, or suspension of the marketing or distribution of any such product.

(f) The compensation that Parent pays, and has paid, to licensed health care professionals (i) is for bona fide purposes, (ii) is for commercially reasonable services required by Parent for its respective business or operations, and (iii) contemplates compensation consistent with fair market value for such services.

(g) No product or services distributed or sold by or on behalf of Parent is or has been directly or indirectly reimbursable under any Payor Program. Parent does not, and has not (i) billed, submitted claims to, or been reimbursed by, any Payor Program for any products or services; (ii) been a participating provider in any Payor Program; or (iii) provided reimbursement support, advice, assistance or related services thereof to health care providers regarding any product distributed or sold by or on behalf of, or services provided by, Parent. No product distributed or sold by or on behalf of Parent is (i) certified health IT as classified by the Office of the National Coordinator for Health IT of the U.S. Department of Health and Human Services, or (ii) required to be in certified health IT or otherwise in compliance in any respect with Health IT Certification and Information Blocking Requirements.

Section 4.15. Parent Material Contracts.

(a) Section 4.15(a) of the Parent Disclosure Letter sets forth a list as of the date of this Agreement of each of the following Contracts to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or its or their assets are bound (other than any Parent Employee Plan or Parent Real Property Lease) (each such Contract listed or required to be so listed, a “Parent Material Contract”):

(i) any Contract that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K;

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(ii) any Contract involving obligations (contingent or otherwise), payments or revenues in excess of $100,000 in the twelve months ended April 30, 2026 or expected obligations (contingent or otherwise), payments or revenues in excess of $100,000 in the next twelve months after the date of this Agreement;

(iii) any Contract that (A) limits or purports to limit, in any material respect, the freedom of Parent or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of the Surviving Company, Parent or any of their respective Subsidiaries after the Closing (except where such limitation is imposed pursuant to Applicable Laws); (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on Parent or any of its Subsidiaries (or, after the Closing, that would be binding on the Surviving Company or any of its Affiliates); (C) contains requirements to purchase any minimum portion of any product or service from any Person or to sell any minimum portion of any product or service to any Person; or (D) contains a right of refusal, right of first offer or right of first negotiation or similar right with respect to a material asset owned by Parent or any of its Subsidiaries (other than any such Contracts that are terminable by Parent or any of its Subsidiaries on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice);

(iv) promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by Parent or any of its Subsidiaries of, or any similar commitment by Parent or any of its Subsidiaries with respect to, the obligations, liabilities or Indebtedness of any other Person;

(v) any Contract restricting the payment of dividends or the making of distributions to stockholders of Parent or the repurchase of stock or other equity of Parent;

(vi) any Contract that would require the disposition of any material assets or line of business of Parent or its Subsidiaries as a result of the consummation of the Merger;

(vii) any joint venture, profit-sharing, partnership, strategic alliance, collaboration, material research and development or other similar agreements with a third party that is material to the business of Parent and its Subsidiaries, taken as a whole;

(viii) any Contract pursuant to which Parent or any of its Subsidiaries receives from any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than rights to use commercially available off-the-shelf software, including pursuant to shrinkwrap, clickthrough or other similar licensing terms;

(ix) any Contract pursuant to which Parent or any of its Subsidiaries grants to any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than nonexclusive licenses granted in the ordinary course of business;

(x) any Contract involving the payment of royalties to any Person;

(xi) any Contract that is a Collective Bargaining Agreement;

(xii) any Related Party Contract to which Parent is a party;

(xiii) any Business Associate Agreement to which Parent is a party;

(xiv) any Contract involving the settlement of any action or threatened action (or series of related actions);

(xv) any Contract that is a lease of personal property that requires annual rent or other payments by lessee in excess of $100,000 to which Parent or any of its Subsidiaries is a party, as lessee; and

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(xvi) any Contract that relates to the acquisition or disposition of any Person, business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products or provision of services in the ordinary course of business).

(b) All of the Parent Material Contracts are, subject to applicable Bankruptcy and Equity Exceptions, valid and binding obligations of Parent or a Subsidiary of Parent (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Parent or its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, except where the failure to be so valid and binding and in full force and effect would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. To the knowledge of Parent, no Person is seeking to terminate or challenge the validity or enforceability of any Parent Material Contract. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and as of the date of this Agreement neither Parent nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Parent Material Contract, except for those violations and defaults (or potential defaults) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.16. Taxes.

(a) Except as would not constitute or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of Parent or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(ii) Parent and each of its Subsidiaries has timely paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by Parent or any of its Subsidiaries, or (A) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (B) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve.

(iii) There is no Proceeding pending or, to the knowledge of Parent, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax in any jurisdiction.

(iv) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or any of its Subsidiaries.

(v) No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Taxing Authority in writing against Parent or any of its Subsidiaries (nor to the knowledge of Parent is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP.

(vi) Neither Parent nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction other than the country of its organization.

(vii) Neither Parent nor any of its Subsidiaries (A) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (B) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries), or (C) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor.

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(viii) Neither Parent nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law.

(ix) Neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension is currently pending.

(b) During the two (2)-year period ending on the date of this Agreement, Parent was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger, the Contribution and Exchange, the Mandatory Conversion, the Series D Forced Conversion or any Pre-Closing PIPE Investment from qualifying for the Intended Tax Treatment.

(d) Merger Sub is and since its formation has been treated as an entity which is disregarded as an entity separate from its owner (within the meaning of Section 301.7701-3(b)(1)(ii) of the Treasury Regulations) for U.S. federal (and applicable state and local) Tax purposes.

Section 4.17. Parent Service Providers and Parent Employee Plans.

(a) Section 4.17(a) of the Parent Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Parent Employee Plan. Parent has made available to Seller with respect to each Parent Employee Plan accurate and complete copies of the following, as applicable: (i) all plan documents and all material amendments thereto (or for unwritten Parent Employee Plans, a written description of the material terms of such Parent Employee Plan); (ii) all related trust or other funding documents; (iii) all currently effective determination letters or opinion letters received from the IRS; (iv) the most recent annual actuarial valuation reports; (v) the last three years of non-discrimination testing results; (vi) the most recent Form 5500 and all schedules and financial statements thereto; (vii) the most recent summary plan description; (viii) copies of Forms 1094-C and sample Forms 1095-C for each employing entity that served as an “applicable large employer” or member of an “applicable large employer group” (within the meaning of the Patient Protection and Affordable Care Act) for each year from 2019 through 2025; and (ix) all material non-routine written correspondences in respect of any such Parent Employee Plan to and from any Governmental Authority received since the Measurement Date.

(b) None of Parent, its Subsidiaries, or their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or none has within the past six years, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had liability (whether actual or contingent) with respect to, (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any Parent Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) (each such plan, a “Parent Multiemployer Plan”), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code or Section 210 of ERISA), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.).

(c) Each Parent Employee Plan (but not including any Parent Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Parent Employee Plan (but not including any Parent Multiemployer Plan) and intended to be Tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of Parent, nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Parent Employee Plan or related trust.

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(d) (i) Each Parent Employee Plan has been maintained, established, administered and operated in all material respects in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of Parent, is threatened against or reasonably expected to involve, any Parent Employee Plan or related trust before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, and there is no such Proceeding in the past six (6) years, (iii) no events have occurred with respect to any Parent Employee Plan that would reasonably be expected to result in the assessment of any excise Taxes or penalties against Parent or any of its Subsidiaries, and (iv) Parent and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Parent Employee Plan or Applicable Law to be made to a Parent Employee Plan. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other Person is in material breach of, or material default under, any Parent Employee Plan and, to the knowledge of Parent, each Parent Employee Plan is enforceable in all material respects in accordance with its terms.

(e) Except as set forth in Section 4.17(e) of the Parent Disclosure Letter, with respect to each current or former Parent Service Provider, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or together with any other event: (i) entitle any such individual to any payment or benefit or increase in any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit or forgiveness of indebtedness; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Parent Employee Plan; (iii) directly or indirectly cause Parent or the Surviving Company to transfer or set aside any assets to fund any payments or benefits under any Parent Employee Plan; or (iv) limit or restrict the right of Parent or any of its Subsidiaries or, after the Closing, the Surviving Company to merge, amend, modify, transfer the assets of or terminate any Parent Employee Plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or together with any other event, result in an amount paid or payable (whether in cash, in property, or in the form of benefits) by Parent or any of its Subsidiaries to any “disqualified individual” receiving an “excess parachute payment” within the meaning of Section 280G of the Code. Except as set forth in Section 4.17(f) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Parent Service Provider for any Tax incurred by such individual under Sections 409A, 457A or 4999 of the Code (or any corresponding provisions of Applicable Law relating to Tax).

(g) Neither Parent nor any of its Subsidiaries has any material current or projected liability for, and no Parent Employee Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Parent Service Provider (other than coverage mandated by Applicable Law at the participant’s sole expense).

(h) There is no Non-U.S. Plan in the nature of a defined benefit plan or multiemployer plan for the benefit of any Person in, or subject to any legal requirements of, a jurisdiction outside the United States.

Section 4.18. Labor Matters.

(a) Parent and each of its Subsidiaries are, and since the Measurement Date have been, in compliance in all material respects with all Applicable Laws relating to labor and employment, including those relating to labor relations, hiring, promotion and termination of employees (including wrongful discharge, violation of personal rights, and WARN Act), overtime, minimum wage and wage payment Laws (including meal and rest breaks, final pay and pay equity Laws), employee and contractor classification, child labor, discrimination (including diversity, equity and inclusion), retaliation, sexual harassment, sexual misconduct, disability rights or benefits, reasonable accommodation, leaves of absence, paid sick leave laws, unemployment insurance, civil rights, affirmative action, work authorization, immigration, privacy, safety and health and workers’ compensation. Except as would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole, since the Measurement Date, there have been no Proceedings pending or, to the knowledge of Parent, threatened to be filed against Parent or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor regarding such labor and employment Laws. Since the Measurement Date, neither Parent nor any of its Subsidiaries have been subject to or received any notice of an investigation, charge, citation, penalty or assessment from any Governmental Authority with respect to any such labor and employment Laws. All Parent Service Providers

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have been properly classified under Applicable Laws as employees or independent contractors and, with respect to employees, as exempt or non-exempt from minimum wage and overtime requirements (in each case, within the meaning of or pursuant to the Fair Labor Standards Act and similar Applicable Laws).

(b) Since the Measurement Date, (i) no allegations of sexual harassment, sexual abuse or other sexual misconduct or workplace discrimination or harassment (including based on race, ethnicity, gender or any other class protected by applicable Laws) have been made against any director, officer or employee at the level of manager or above of Parent or any of its Subsidiaries, and (ii) there are no Proceedings pending or, to the knowledge of Parent, threatened related to any allegations of sexual harassment, sexual abuse or other sexual misconduct or workplace discrimination or harassment (including based on race, ethnicity, gender or any other class protected by applicable Laws) by any director, officer or employee at the level of manager or above of Parent or any of its Subsidiaries. Since the Measurement Date, neither Parent nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct or workplace discrimination or harassment (including based on race, ethnicity, gender or any other class protected by applicable Laws) by any officer, director or employee at the level of manager or above of Parent or any of its Subsidiaries.

(c) Neither Parent nor any of its Subsidiaries is a party to or bound by, has a duty to bargain for, or is currently negotiating, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of Parent, there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any Parent Service Provider. Since the Measurement Date, there has not been any labor strike, slowdown, work stoppage, picketing, interruption of work, lockout, unfair labor practice complaints or grievances or arbitrations, or any similar activity or dispute pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any Labor Organization or other employee representative body is not required for Parent to enter into this Agreement or to consummate any of the Transactions.

(d) Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with WARN in all material respects and has no material liabilities or other obligations thereunder. Neither Parent nor any of its Subsidiaries has taken any action which would constitute a “plant closing,” “mass layoff” or similar act requiring notice under WARN during the 90-day period prior to the date of this Agreement, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation under WARN following the Closing Date.

(e) To the knowledge of Parent, no current or former employee of Parent or any of its Subsidiaries is in violation of any material term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, non-competition agreement, non-solicitation agreement, restrictive covenant or other obligation: (i) to Parent or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by Parent or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(f) Parent has provided to Seller a census (the “Census”) that contains a true, correct, and complete list, as of a recent practicable date, for each employee, the name, current annual base salary or current hourly wages, as applicable, last annual bonus received, current target bonus opportunity, title, hire date, employer, principal work location, whether full-time or part-time and status as being exempt or non-exempt from the application of state and federal wage and hour laws. No later than five (5) Business Days prior to the Effective Time, Parent shall provide to Seller an updated Census, setting forth the information provided for in this Section 4.18(f) as of immediately prior to the Closing and shall also include each independent contractor engaged by Parent and such contractor’s name, duties and rate of compensation. Since the Measurement Date, there have been no material changes to the list of current employees and individual services providers engaged on an independent contractor (or other non-employee) basis by Parent or any of its Subsidiaries.

Section 4.19. Intellectual Property, Information Technology, Data Privacy and Cybersecurity.

(a) Section 4.19(a) of the Parent Disclosure Letter sets forth as of the date of this Agreement (i) a correct and complete list of all Registered IP included in the Parent Owned IP (“Registered Parent IP”) and specifies as to each such item, as applicable, the registered owner, the jurisdiction of application or registration, the application

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or registration number and the date of application or registration, (ii) any unregistered trademarks included in the Parent Owned IP and (iii) all material Software owned or purported to be owned by Parent or any of its Subsidiaries (collectively, the “Parent Proprietary Software”).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (A) Parent and the Subsidiaries of Parent solely and exclusively own or have a valid and sufficient right or license, free and clear of all Liens, other than Permitted Liens, to use (I) all Parent Owned IP and (II) all other Intellectual Property that is both licensed to Parent or one of its Subsidiaries and used in or necessary for the operation of their businesses as currently conducted and (B) the Registered Parent IP (excluding applications) is subsisting, unexpired, valid and enforceable and in full force and effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have taken and use commercially reasonable efforts to maintain and protect the confidentiality of all Trade Secrets and other confidential information included in the Parent Owned IP (including all source code for any Parent Proprietary Software) and of Third Parties to which Parent or its Subsidiaries owe a duty of confidentiality, (ii) all Intellectual Property developed by past or current founders, employees, consultants, or independent contractors of Parent or its Subsidiaries in the scope of their employment or engagement either vested in the applicable Parent or Subsidiary by operation of law or has been assigned to the applicable Parent or Subsidiary pursuant to a written Contract, (iii) all Persons with access to Trade Secrets or confidential information of Parent or its Subsidiaries are subject to contractual or otherwise legally-binding confidentiality obligations and use restrictions that adequately protects such Trade Secrets and confidential information, and (iv) to the knowledge of Parent, there has not been any disclosure or use without authorization by any other Person of any such Trade Secrets, except to the extent that such Person is under an obligation of confidentiality pursuant to appropriate non-disclosure agreements which have not, to the knowledge of Parent, been breached.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries, the conduct of the business of Parent and its Subsidiaries as currently conducted, and the use of any of their products and services (1) do not infringe or otherwise violate any Intellectual Property of any other Person, and (2) have not infringed, misappropriated, or otherwise violated, the Intellectual Property of any Person, and (ii) to the knowledge of Parent, no Third Party has been or is infringing, violating, or misappropriating the Parent Owned IP. The Parent and its Subsidiaries have not brought or threatened any Proceeding or sent any notice, claim, charge or complaint alleging any infringement, violation or misappropriation of Parent Owned IP against or to any Third Party. There are no Proceedings or claims pending against Parent or its Subsidiaries, or, to knowledge of Parent, threatened against Parent or its Subsidiaries: (x) alleging any infringement, misappropriation, or violation by Parent or its Subsidiaries of the Intellectual Property of any Person; or (y) challenging the validity, enforceability, or ownership of any Parent Owned IP or Parent or its Subsidiaries’ rights with respect to any such Intellectual Property, in each case except for such Proceedings or claims that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no government funding, facilities or personnel of a university, college, other educational institution or research center or funding from governmental or academic Third Parties was used in the development of any of the Parent Owned IP.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) no Parent Proprietary Software or any product or service of Parent or its Subsidiaries is subject to any Contract, including any source code escrow agreement, that requires or would require Parent or a Subsidiary to divulge to any Person any source code or Trade Secret that is part of such Parent Proprietary Software or product or service, and (ii) no Open Source Software is incorporated or embedded into any product or service of Parent or its Subsidiaries or are combined, linked or distributed with any product or service of Parent or a Subsidiary, nor does any product or service of Parent or its Subsidiaries use any Open Source Software, in each case, in a manner that would (i) require the disclosure or distribution of the source code for Parent Proprietary Software or a license to such Software, or (ii) limit Parent or its Subsidiaries’ freedom to seek full compensation in connection with the marketing, licensing or distribution of any of its products or services.

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(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, for Parent Proprietary Software, (i) Parent or its Subsidiaries, as applicable, have in their possession the source code in up-to-date appropriately catalogued versions that are accessible by employees, (ii) Parent or its Subsidiaries, as applicable, have in their possession documentation as reasonably necessary to enable competently skilled programmers and engineers to use, update and enhance such Software by readily using the existing source code and documentation, and (iii) there has been no unauthorized theft, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to the source code for such Software.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries lawfully own, lease, or license all Parent IT Systems, (ii) the Parent IT Systems are sufficient for the current and anticipated needs of the business of Parent and its Subsidiaries as currently conducted, including as to capacity, scalability, and ability to meet current and anticipated peak volumes in a timely manner, and the business of Parent and its Subsidiaries as currently conducted will continue to have such rights to such IT Systems immediately following the Closing to the same extent as prior to the Closing, (iii) there have been no failures, breakdowns, breaches, security incidents, outages, substandard performances, or unavailability of the Parent IT Systems that have caused any material disruption to the business of Parent or its Subsidiaries, (iv) Parent’s Software and, to the knowledge of Parent, the other Parent IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase Software, hardware or data, and (v) Parent and its Subsidiaries use commercially reasonable efforts to maintain and protect the integrity and operation of Parent IT Systems, including a commercially reasonable backup and data recovery, disaster recovery and business continuity plans, procedures and facilities.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the conduct of the business of Parent and its Subsidiaries as currently conducted is, and has been, in compliance with all Privacy Obligations, (ii) Parent and its Subsidiaries have established and maintain a commercially reasonable information security program, including commercially reasonable administrative, technical, and physical safeguards, that are designed to protect the security, confidentiality, integrity and availability of its Sensitive Data stored or Processed in the Parent IT Systems, including as required by applicable Privacy Obligations, (iii) Parent and its Subsidiaries have not been notified in writing or been obligated by applicable Laws, Governmental Authority, Contract or other Privacy Obligations to give notice to any Person of any actual or alleged Security Breach, (iv) Parent and its Subsidiaries have not received any written notification of any claim or investigation (including investigations by a Governmental Authority) that alleges a violation of any laws or other Privacy Obligations by Parent or a Subsidiary, and (v) Parent and its Subsidiaries have not experienced any breaches, violations, outages or unauthorized access, theft, or loss of the Personal Information or other Sensitive Data. The execution, delivery, performance and consummation of the transactions contemplated hereunder (including the Processing of Personal Information in connection therewith) comply with all applicable Privacy Obligations.

(j) Parent and its Subsidiaries have undertaken appropriate due diligence in respect of any and all third party processors, outsourcers and service providers they have appointed to Process Sensitive Data, or with whom they otherwise share Sensitive Data or provide access to the IT Systems, in connection with the business and have contractually obligated all such parties to (i) comply with applicable Privacy Obligations, (ii) take reasonable steps to protect the security, confidentiality, integrity and availability of Sensitive Data and IT Systems, and (iii) notify Parent of any Security Breach with respect to Personal Information received from, or otherwise Processed on behalf of, the business.

(k) Parent has, and for the past six (6) years has had, (i) privacy and security policies, procedures and workforce member training that comply with applicable requirements of HIPAA; (ii) a written, signed, and HIPAA-compliant business associate agreement with each Person who is a “covered entity” or “business associate” (as defined in 45 C.F.R. § 160.103) as required for the conduct of the business; and (iii) completed security risk analyses and risk management plans in compliance with HIPAA. There have been no investigations by, or, to the knowledge of Parent, complaints to, the U.S. Department of Health and Human Services Office for Civil Rights or any state attorney general with respect to HIPAA compliance by Parent.

(l) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have implemented, comply with (and have monitored and enforced compliance with), and maintains controls and policies pertaining to the use of artificial intelligence, and

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access to and input of data and information to AI Technology as required by applicable Laws, (ii) Parent and its Subsidiaries own or otherwise possess valid and enforceable licenses or rights to use, and have obtained all consents necessary to use, all Training Data that is or was utilized in, or is otherwise material to, the development, operation, modification or improvement of any AI Technology, (iii) no AI Technology has been used in connection with the development of any material Intellectual Property by or on behalf of Parent or its Subsidiaries, (iv) Parent and its Subsidiaries have not used or allowed any Person to use any Sensitive Data in developing, building, instructing, or training any AI Technology, and (v) Parent and its Subsidiaries have not received any written notice, nor is it otherwise aware, of any claim, investigation or Proceeding alleging contractual or regulatory non-compliance arising from the use of AI Technology.

(m) Neither Parent nor any of its Subsidiaries (i) is, or has been, subject to Regulation (EU) 2016/679 (“GDPR”), as may be amended from time to time, including as implemented or supplemented by the laws of any member state of the European Economic Area, nor (ii) has entered into any Data Processing Agreement (Article 28 Contract) in accordance with GDPR.

Section 4.20. Environmental Liability. Parent has made available to Seller all material environmental, health and safety audits, investigations and sampling or similar reports with respect to Parent and its Subsidiaries and any material non-privileged documents related to any non-compliance with, or liability under, Environmental Laws of Parent or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with all Environmental Laws;

(b) there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or their respective properties or operations under Environmental Laws;

(c) there has been no Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by Parent or any of its Subsidiaries, or, to the knowledge of Parent, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, Parent or any of its Subsidiaries; and

(d) neither Parent nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of Parent, exposed any Person to or designed, manufactured, sold, marketed, installed, repaired or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in any material liability related to Parent or any of its Subsidiaries under Environmental Laws.

Section 4.21. Anti-Corruption. None of Parent, nor any of its Subsidiaries, nor any of its or their respective Affiliates, directors, managers, officers or employees, nor, to the knowledge of Parent, any of its or their respective other Representatives, or anyone else acting on behalf of the foregoing have, within the past five (5) years, taken any action that has resulted in a violation by Parent or any such Subsidiary of any applicable Anti-Corruption Laws. No Proceeding involving Parent, nor any of its Subsidiaries, nor any of its or their respective Affiliates, directors, managers, officers or employees relating to the applicable Anti-Corruption Laws is pending or, to the knowledge of Parent, threatened.

Section 4.22. Export Controls and Economic Sanctions. None of Parent, nor any of its Subsidiaries, nor any of its or their respective owners, directors, officers or employees, nor to the knowledge of Parent or its Subsidiaries, any other Person working on behalf of any of the foregoing (i) has directly or indirectly within the past five (5) years violated any applicable Export Control and Economic Sanctions Laws; (ii) is targeted, blocked, or otherwise subject to sanctions prohibitions or restrictions under any applicable Export Control and Economic Sanctions Laws (including but not limited to being, or being owned 50% or more by one or more Sanctioned Persons or Restricted Persons); (iii) is located, organized or resident in any Sanctioned Country; or (iv) has within the past five (5) years been the subject or target of any investigation, enforcement, administrative, civil or criminal action, or disclosure relating to applicable Export Control and Economic Sanctions Laws.

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Section 4.23. Insurance. Parent and each of its Subsidiaries is insured with reputable insurance carriers against such risks and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses (collectively, the “Parent Insurance Policies”). Such Parent Insurance Policies are in full force and effect. Neither Parent nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Parent Insurance Policies. All premiums due on such Parent Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Parent Insurance Policy. The Parent Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Parent or any of its Subsidiaries. All such Parent Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of Parent or its Subsidiaries pending under any such Parent Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. To the knowledge of Parent, neither Parent nor any of its Subsidiaries is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Parent Insurance Policy.

Section 4.24. Properties.

(a) As of the date of this Agreement, neither Parent nor any of its Subsidiaries owns any real property or is party to any Contract or option to purchase any real property.

(b) Section 4.24(b) of the Parent Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) all real property leased, subleased, licensed or otherwise occupied by Parent or any of its Subsidiaries (the “Parent Leased Real Property”), together with the address of each such Parent Leased Real Property and (ii) all leases, subleases or licenses or occupancy agreements and all amendments, modifications, guarantees, assignments, supplements and letters of credit relating thereto (each, a “Parent Real Property Lease”). Parent has delivered or made available to Fortitude complete and accurate copies of each Parent Real Property Lease described in Section 4.24(b) of the Parent Disclosure Letter, and no Parent Real Property Lease has been modified in any material respect or terminated, except to the extent that such modifications or terminations are disclosed by the copies delivered or made available to Seller. Except as would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole, (a) Parent and each of its Subsidiaries holds a valid and existing leasehold, subleasehold, license or other similar interest under each Parent Real Property Lease, free and clear of all Liens other than Permitted Liens and (b) each Parent Real Property Lease is a valid and binding agreement, enforceable against Parent or one of its Subsidiaries, as the case may be, and is in full force and effect. The Parent Leased Real Property constitutes all of the real property used, leased or otherwise occupied in the operation of the businesses of Parent and its Subsidiaries as currently conducted. Parent and its Subsidiaries have not assigned or sublet their interests under, nor granted any security interest in, any Parent Leased Real Property and no Person other than Parent or its Subsidiaries, as applicable, has the right to use or occupy any of the Parent Leased Real Property. Neither Parent nor any of its Subsidiaries is subject to any waiver or forbearance or any deferred, abated or reduced rent with respect to any Parent Real Property Lease.

(c) Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to any Parent Real Property Lease is in default or breach under the terms of any such Parent Real Property Lease, except where such default or breach would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole. No event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Parent Real Property Lease, and no portion of any security deposit has been applied under any Parent Real Property Lease, except as would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole. To the knowledge of Parent, as of the date of this Agreement there are no material disputes with respect to any Parent Real Property Lease. Neither Parent nor any of its Subsidiaries have received any written notice of, nor to the knowledge of Parent does there exist, any pending or threatened condemnation or similar proceedings, or any sale or other disposition of any Parent Leased Real Property or any part thereof in lieu of condemnation.

Section 4.25. Transactions with Affiliates. Since the Measurement Date, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Parent SEC Documents filed prior to the date of this Agreement.

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Section 4.26. Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 3.29, neither the restrictions on business combinations set forth in Section 21.606 of the TBOC nor any other “business combination with an affiliated shareholder,” “affiliated shareholder’s share acquisition,” “moratorium,” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions.

Section 4.27. Opinion of Independent Valuation Advisor. Parent has received the written opinion of Houlihan Capital, LLC, an independent valuation advisor to Parent, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the aggregate consideration to be paid in the Transactions is fair to the shareholders of Parent from a financial point of view. A complete and executed copy of the opinion of Houlihan Capital, LLC described in the immediately preceding sentence has been or will be delivered to Seller promptly following receipt thereof by Parent.

Section 4.28. Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions.

Section 4.29. No Ownership of Fortitude Units. Neither Parent nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any Fortitude Units or other securities convertible into, exchangeable for or exercisable for Fortitude Units or (b) has any rights to acquire any Fortitude Units. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of Fortitude Units. Neither Parent nor any of its Subsidiaries is an “interested stockholder” (as defined in Section 203 of the DGCL) of Fortitude.

Section 4.30. No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to this Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Seller or made available to Seller in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates, stockholders or Representatives. Parent acknowledges and agrees that, except for the representations and warranties made by Seller in Article III (as qualified by the applicable items disclosed in the Seller Disclosure Letter in accordance with Section 10.17 and the introduction to Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither Seller nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Seller or its Subsidiaries, or the accuracy or completeness of any information regarding Seller or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. Parent is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that Seller and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties.

Article V

Covenants Of Seller

Section 5.01. Conduct of Seller.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (v) as required by Applicable Law, (w) as set forth in Section 5.01 of the Seller Disclosure Letter, (x) the Contribution Transactions, (y) as would not reasonably be expected to prevent or materially impair or delay the ability of Seller or Fortitude or any other Subsidiaries of Seller to perform their respective obligations under this Agreement or consummate the Transactions or (z) as otherwise expressly required or expressly permitted by this

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Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees and other Third Parties having material business relationships with Seller and its Subsidiaries and (ii) keep available the services of the present directors, officers and employees of Seller and its Subsidiaries; provided, however, that the failure to take any action prohibited by Section 5.01(b) shall not be a breach by Seller or any of its Subsidiaries of the covenants and agreements set forth in this Section 5.01(a).

(b) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (A) as required by Applicable Law, (B) as set forth in Section 5.01 of the Seller Disclosure Letter, (C) as would not reasonably be expected to prevent or materially impair or delay the ability of Seller or Fortitude or any other Subsidiaries of Seller to perform their respective obligations under this Agreement or consummate the Transactions or (D) as otherwise required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall not, and shall cause each of its Subsidiaries not to:

(i) adopt or propose any change to any of its or any of its Subsidiaries’ organizational documents;

(ii) (A) merge or consolidate with any other Person; or (B) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

(iii) (A) split, combine, subdivide or reclassify any of its or any of its Subsidiaries’ capital stock, limited liability company interests or other voting or equity securities, or ownership or voting interests; (B) amend any term or alter any rights of any of its or any of its Subsidiaries capital stock, limited liability company interests or other voting or equity securities, or ownership or voting interests or securities convertible or exchangeable into or exercisable for any shares of its or its Subsidiaries’ capital stock, limited liability company interests or other voting or equity securities, or ownership or voting interests of its or its Subsidiaries; (C) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise or any combination thereof) in respect of any shares of capital stock, limited liability company interests or other voting or equity securities, or ownership or voting interests or other securities of its or its Subsidiaries; or (D) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Subsidiaries’ capital stock, limited liability company interests or other voting or equity securities, or ownership or voting interests or other securities;

(iv) transfer, sell, lease, sublease, assign or otherwise dispose of any Subsidiary or any division thereof or any interest therein or, other than in the ordinary course of business, any assets, securities or property;

(v) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than in the ordinary course of business;

(vi) make any material loans, advances or capital contributions to any other Person;

(vii) issue, sell, borrow or otherwise incur any indebtedness for borrowed money (including any non-convertible debt securities) of Seller or any of its Subsidiaries (or assume or guarantee any such indebtedness for which any other Person is the primary obligor (other than Seller or any of its wholly owned Subsidiaries)), except (A) in respect of purchase money financing and equipment financing in the ordinary course of business or (B) for indebtedness incurred or borrowed in an aggregate principal amount not to exceed ten million dollars ($10,000,000);

(viii) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of any of its or its Subsidiaries’ shares of capital stock, limited liability company interests, ownership interests, voting interests or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock, limited liability company interests, ownership interests, voting interests or any such convertible securities; or (B) enter into any agreement with respect to the ownership or voting of any of its capital stock, limited liability company interests, ownership interests, voting interests or any convertible securities;

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(ix) sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to non-exclusive licenses or sublicenses granted to Third Parties in the ordinary course of business consistent with past practice), abandon, allow to lapse, or otherwise fail to take any action reasonably necessary to maintain, enforce or protect, any material Intellectual Property;

(x) (A) make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP that become effective after the date of this Agreement, (B) change its fiscal year, or (C) make any material change in internal accounting controls or disclosure controls and procedures;

(xi) terminate, suspend, amend or modify in any material respect, any permit with a Governmental Authority;

(xii) enter into or amend any Contract with any broker, finder, investment banker or other Person under which such Person is or may be entitled to any brokerage, finder’s or other similar fee or commission in connection with any of the Transactions;

(xiii) disclose any material Trade Secret to a Third Party other than pursuant to a commercially reasonable confidentiality agreement that adequately protects such Trade Secret and was entered into in the ordinary course of business; or

(xiv) agree, authorize, commit or publicly propose to do any of the foregoing.

Article VI

Covenants Of Parent

Section 6.01. Conduct of Parent.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (x) as required by Applicable Law, (y) as set forth in Section 6.01 of the Parent Disclosure Letter or (z) as otherwise expressly required or expressly permitted by this Agreement, without Seller’s prior written consent (email shall suffice and which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees and other Third Parties having material business relationships with Parent and its Subsidiaries and (ii) keep available the services of the present directors, officers and employees of Parent and its Subsidiaries; provided, however, that the failure to take any action prohibited by Section 6.01(b) shall not be a breach by Parent or any of its Subsidiaries of the covenants and agreements set forth in this Section 6.01(a).

(b) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (A) as required by Applicable Law, (B) as set forth in Section 6.01 of the Parent Disclosure Letter, or (C) as otherwise required or expressly permitted by this Agreement, without Seller’s prior written consent (email shall suffice and which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause each of its Subsidiaries not to:

(i) adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Parent Organizational Documents);

(ii) (A) merge or consolidate with any other Person; (B) acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or assets thereof or securities or property; or (C) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization or restructuring;

(iii) (A) split, combine or reclassify any shares of its capital stock; (B) amend any term or alter any rights of any of its outstanding Equity Interests; (C) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares

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of its capital stock or other securities, other than dividends or distributions by a Subsidiary of Parent to Parent or a wholly owned Subsidiary of Parent; or (D) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of Parent or any Subsidiary of Parent or any rights, warrants or options to acquire any such shares or other securities;

(iv) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance of shares of Parent Common Stock or other securities of Parent, as applicable, pursuant to (1) the exercise of Parent Option Awards or warrants, (2) the conversion of shares of Parent Series C Preferred Stock or Parent Series D Preferred Stock, or (3) any other equity awards outstanding or approved as of the date of this Agreement; or (B) enter into any agreement with respect to the voting of any of its capital stock;

(v) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (A) as set forth in Section 6.01(b)(v) of the Parent Disclosure Letter and (B) any other capital expenditures not to exceed $100,000 in the aggregate;

(vi) transfer, sell, lease, sublease, assign or otherwise dispose of any assets, securities or property (excluding Intellectual Property), other than (A) sales or dispositions of inventory in the ordinary course of business consistent with past practice, (B) transfers, sales, leases, subleases, assignments or other dispositions of assets or property (other than inventory) in the ordinary course of business consistent with past practice in an amount not to exceed $100,000 in the aggregate or (C) transactions (I) solely among Parent and one or more of its wholly owned Subsidiaries or (II) solely among Parent’s wholly owned Subsidiaries;

(vii) make any loans, advances or capital contributions to any other Person;

(viii) terminate, suspend, abrogate, amend or modify any material Parent Permit in a manner material and adverse to Parent and its Subsidiaries, taken as a whole;

(ix) sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to non-exclusive licenses or sublicenses granted to Third Parties in the ordinary course of business consistent with past practice), abandon, allow to lapse, or otherwise fail to take any action reasonably necessary to maintain, enforce or protect, any material Intellectual Property;

(x) disclose any material Trade Secret to a third party other than pursuant to a commercially reasonable confidentiality agreement that adequately protects such Trade Secret and was entered into in the ordinary course of business;

(xi) form any Subsidiary or enter into any new line of business;

(xii) incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 in the aggregate, other than (A) the incurrence of any ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of Transactions, including legal or accounting costs or (B) in the ordinary course of business consistent with past practice pursuant to the terms of any Contract in effect as of the date of this Agreement;

(xiii) create or incur any Lien (except for a Permitted Lien) on any material asset (tangible or intangible) (including any Parent Owned IP) or property, including real property;

(xiv) (A) acquire any fee interest in any real property; (B) enter into any lease, sublease, license or other agreement relating to real property, other than in the ordinary course of business consistent with past practice; or (C) amend, renew, extend, modify or terminate (or provide notice of its intent to do any of the foregoing), any Parent Real Property Lease (other than terminations or notices of termination due to the expiration of the stated term thereof) or intentionally waive, release or assign any material right or claim under any Parent Real Property Lease;

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(xv) (A) enter into any Parent Material Contract (including by amendment of any Contract that is not a Parent Material Contract such that such Contract becomes a Parent Material Contract); (B) terminate, renew, extend or amend in any material respect any Parent Material Contract or waive any material right thereunder, other than in the ordinary course of business consistent with past practice; or (C) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract;

(xvi) except as required by Applicable Law or the terms of any Parent Employee Plan that are listed on Section 4.17(a) of the Parent Disclosure Letter as in effect as of the date of this Agreement: (A) adopt, amend, establish, enter into, or terminate any Parent Employee Plan; (B) grant, amend, promise, or commit to grant or pay any change in control, retention or severance, or similar arrangement for any Parent Service Providers (whether current, former, or otherwise); (C) grant, waive, accelerate, amend, promise, or commit to grant any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting, exercisability, or payment of any such awards held by, any Parent Service Provider (whether current, former, or otherwise); (D) increase the compensation, bonus or other benefits payable to any Parent Service Provider; (E) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any Parent Employee Plan; (F) hire, promote, engage, or terminate (other than a termination for cause) any Parent Service Provider; or (G) reclassify any Parent Service Provider between employee and independent contractor (or change any employee’s FLSA exemption status);

(xvii) make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP or Regulation S-K promulgated under the Securities Act (“Regulation S-K”), as approved by its independent public accountants;

(xviii) (A) make or change any material Tax election, (B) change any annual Tax accounting period, (C) adopt or change any material method of Tax accounting, (D) enter into any material closing agreement with respect to Taxes, (E) enter into any Tax Sharing Agreement, (F) surrender or allow to expire any right to claim a refund of Taxes, (G) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or (H) settle or surrender any material Tax claim, audit or assessment;

(xix) settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation or Proceeding, pending or threatened, and involving or against Parent or any of its Subsidiaries;

(xx) enter into any transaction between Parent or any of its Subsidiaries, on the one hand, and any of Parent’s Related Parties (other than Parent and its Subsidiaries), on the other hand;

(xxi) write up, write down or write off the book value of any of its assets, other than (A) in the ordinary course of business consistent with past practice or (B) as may be consistent with Parent’s financial accounting policies and procedures and GAAP as determined in consultation with Parent’s outside auditor;

(xxii) (A) enter into, amend, extend or terminate any Collective Bargaining Agreement or other Contract or arrangement with any Labor Organization, or (B) recognize or certify any Labor Organization or group of employees as the bargaining representative for any Parent Service Provider; (C) waive, release, amend or fail to enforce the restrictive covenant obligations of any Parent Service Provider; or (D) announce or engage in any “plant closing,” “mass layoff” or similar act requiring notice under WARN;

(xxiii) issue, sell, borrow or otherwise incur any indebtedness for borrowed money (including any debt securities) of Parent or any of its Subsidiaries (or assume or guarantee any such indebtedness for which any other Person is the primary obligor (other than Parent or any of its wholly owned Subsidiaries)), except for indebtedness incurred or borrowed that is outstanding on the date of this Agreement; or

(xxiv) agree, commit or publicly propose to do any of the foregoing.

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Section 6.02. No Solicitation by Parent.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except as otherwise set forth in this Section 6.02, Parent shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, directors and employees not to, and shall use reasonable best efforts to cause its and their other respective Representatives, not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information outside of the ordinary course of business consistent with past practice with respect to existing bona fide commercial relationships without the intent of circumventing the foregoing restrictions) or knowingly encourage or induce the submission of any Parent Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with (other than to state that they are not permitted to have discussions), furnish any information relating to Parent or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in (other than to state that they are not permitted to have discussions), facilitate or knowingly encourage any effort by, any Third Party that Parent knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Parent Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; or (iii) except as required by the duties of the Board of Directors of Parent under Applicable Law (as determined by the Board of Directors of Parent in good faith, after consultation with Parent’s outside legal advisors), waive, terminate, modify or release any Third Party (other than Seller and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation. Any violation of the foregoing restrictions by any of Parent’s Subsidiaries or by any Representatives of Parent or its Subsidiaries, whether or not such Representative is so authorized, shall be deemed a breach of this Agreement by Parent.

(b) Except as permitted by this Section 6.02, neither the Board of Directors of Parent nor any committee thereof shall: (x) (A) fail to make, withdraw or qualify, amend or modify, in each case, in any manner adverse to Seller, the Parent Board Recommendation, (B) fail to include the Parent Board Recommendation in the Proxy Statement, (C) recommend, adopt or approve any Parent Acquisition Proposal or propose publicly or otherwise to recommend, adopt or approve any Parent Acquisition Proposal or resolve to take any such action, (D) enter into or approve, recommend or declare advisable for Parent or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (E)(I) fail to publicly recommend against any Parent Acquisition Proposal or (II) fail to publicly reaffirm the Parent Board Recommendation, in the case of the foregoing clauses (I) and (II), within three (3) Business Days after Seller so requests in writing following the public disclosure of any Parent Acquisition Proposal, or (F) subject to Section 6.02(c), fail to recommend against any Parent Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the stockholders of Parent) within ten (10) Business Days after the commencement of such tender offer or exchange (any of the foregoing, a “Parent Adverse Recommendation Change”) or (y) take any action to make any “moratorium,” “business combination with an affiliated shareholder,” “affiliated shareholder’s share acquisition,” “affiliated shareholder” or “business combination” or other similar anti-takeover Laws and regulations of the State of Texas, including Section 21.606 of the TBOC, inapplicable to any Third Party or any Parent Acquisition Proposal.

(c) Notwithstanding the foregoing, if at any time prior to the receipt of the Parent Stockholder Approvals (the “Parent Approval Time”) (and in no event after the Parent Approval Time), the Board of Directors of Parent receives a bona fide written Parent Acquisition Proposal made after the date of this Agreement that did not result from any breach of this Section 6.02, the Board of Directors of Parent (or duly appointed committee thereof) may, if the Board of Directors of Parent determines in good faith, after consultation with Parent’s financial advisor, if any, and outside legal counsel, and based on the information then available to it, that (x) such Parent Acquisition Proposal either constitutes a Parent Superior Proposal or would reasonably be expected to result in a Parent Superior Proposal and (y) the failure to take such actions would be inconsistent with its fiduciary duties under Applicable Law, then Parent and its Representatives may, subject to compliance with this Section 6.02(c), Section 6.02(d) and Section 6.02(f), (i) engage in negotiations or discussions with such Third Party that has made after the date of this Agreement a Parent Acquisition Proposal; and (ii) furnish to such Third Party and its Representatives non-public information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to

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Parent than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any standstill terms or similar obligations and shall not provide such Person with any exclusive right to negotiate with Parent) (an “Acceptable Confidentiality Agreement”) (a copy of which shall be provided substantially concurrently or as promptly as practicable (but in any event not more than twenty-four (24) hours) following its execution to Seller for informational purposes); provided that all such non-public information (to the extent that such information has not been previously provided or made available to Seller) is provided or made available to Seller, as the case may be, substantially concurrently or as promptly as practicable (but in any event not more than twenty-four (24) hours) following the time it is provided or made available to such Third Party. Nothing contained herein shall prevent the Board of Directors of Parent from (x) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to a Parent Acquisition Proposal or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or from making any legally required disclosure to stockholders with regard to the Transactions (each of which shall not constitute a Parent Adverse Recommendation Change); (y) making any required disclosure to Parent’s stockholders if the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; or (z) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided that (I) if any such compliance, statement or disclosure does not reaffirm the Parent Board Recommendation, it shall be deemed a Parent Adverse Recommendation Change, and (II) any Parent Adverse Recommendation Change involving or relating to a Parent Acquisition Proposal may only be made in accordance with the provisions of this Section 6.02(c), Section 6.02(d) and Section 6.02(f).

(d) In addition to the requirements set forth in Section 6.02(c) and subject to compliance with Section 6.02(e) and Section 6.02(f), the Board of Directors of Parent shall not take any of the actions referred to in clauses (i) and (ii) of Section 6.02(c) unless Parent shall have first delivered to Seller written notice advising Seller that Parent intends to take any such action. In addition, Parent shall notify Seller promptly (but in no event later than twenty-four (24) hours) after receipt by Parent (or any of its Representatives) of any Parent Acquisition Proposal, indication or request for information (including material modifications thereto) relating to Parent or any of its Subsidiaries or for access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that, to the knowledge of Parent or any member of the Board of Directors of Parent, is considering making or has made a Parent Acquisition Proposal, which notice shall be provided in writing and shall (i) identify the relevant Third Party, (ii) to the extent known, describe the material terms and conditions of, any such Parent Acquisition Proposal, indication or request (including any material changes thereto) and (iii) if applicable, include an unredacted copy of such Parent Acquisition Proposal, indication or request (including any related documents and correspondence).

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Parent Approval Time (and in no event after the Parent Approval Time), the Board of Directors of Parent may effect a Parent Adverse Recommendation Change in response to a Parent Intervening Event, but only if, prior to taking such action: (i) the Board of Directors of Parent determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, (ii) Parent shall (A) promptly notify Seller in writing of its intention to take such action at least four (4) Business Days before taking such action and (B) if requested by Seller, negotiate in good faith with Seller for four (4) Business Days following such notice regarding revisions, if any, to the terms of this Agreement proposed by Seller (or any other proposal Seller may make) so that such Parent Adverse Recommendation Change is no longer necessary and (iii) after the four (4) Business Day period described in the foregoing clause (B), the Board of Directors of Parent determines in good faith, taking into account any proposal by Seller to amend the terms of this Agreement (or any other proposal made by Seller), after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law.

(f) Without limiting Section 6.02(a), Section 6.02(c) or Section 6.02(d), if Parent shall have received a bona fide written Parent Acquisition Proposal that was made or renewed after the date of this Agreement (and has not been withdrawn) that did not result or arise out of material breach of this Agreement, and the Board of Directors of Parent shall have determined in good faith, after consultation with Parent’s financial advisors, if any, and outside legal counsel, that such Parent Acquisition Proposal is a Parent Superior Proposal, then the Board of Directors of Parent may make a Parent Adverse Recommendation Change, but only if: (i) the Board of Directors of Parent determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to Parent’s stockholders under Applicable Law; (ii) Parent promptly

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notifies Seller, in writing at least four (4) Business Days before taking such action, that Parent intends to take such action, which notice attaches in unredacted form the most current version of any proposed agreement(s), the identity of the offeror and a copy of any financing commitments (which may be redacted for fee information and other customary matters); (iii) if requested by Seller, during such four (4) Business Day period, Parent and its Representatives have discussed and negotiated in good faith with Seller regarding any proposal by Seller to amend the terms of this Agreement (or any other proposal Seller may make) so that such Parent Acquisition Proposal would cease to constitute a Parent Superior Proposal; and (iv) after such four (4) Business Day period, the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by Seller to amend the terms of this Agreement (or any other proposal made by Seller), that such Parent Acquisition Proposal continues to constitute a Parent Superior Proposal (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Parent Superior Proposal (including any change to the exchange ratio or merger consideration), a new written notification from Parent consistent with that described in clause (ii) of this Section 6.02(f) shall be required and a new notice period under clause (ii) of this Section 6.02(f) shall commence, during which notice period Parent shall be required to comply with the requirements of this Section 6.02(f) anew, except that such new notice period shall be for three (3) Business Days (as opposed to four (4) Business Days)).

(g) Parent shall, and shall cause its Subsidiaries and controlled Affiliates, and shall direct its other Representatives, to (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal or which would reasonably be expected to lead to a Parent Acquisition Proposal and instruct any such Third Party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Parent that was furnished by or on behalf of Parent to return or destroy all such information and (ii) other than with respect to Seller and its Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Parent Acquisition Proposal.

(h) Notwithstanding any Parent Adverse Recommendation Change, the making of any Parent Acquisition Proposal or anything in this Agreement to the contrary, until the termination of this Agreement (i) in no event may Parent or any of its Subsidiaries enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), and (ii) Parent shall otherwise remain subject to all of its obligations under this Agreement, including, for the avoidance of doubt, the obligation to hold the Parent Stockholder Meeting.

(i) For purposes of this Agreement:

(i) “Parent Superior Proposal” means any bona fide, written Parent Acquisition Proposal (other than a Parent Acquisition Proposal that has resulted from a violation of this Section 6.02) (with all references to “15%” in the definition of Parent Acquisition Proposal being deemed to be references to “50%”) on terms that the Board of Directors of Parent determines in good faith, after consultation with its financial advisors, if any, and outside legal counsel, and taking into account all the terms and conditions of the Parent Acquisition Proposal (including the identity of the Person making the Parent Acquisition Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), conditions to consummation and availability of necessary financing), would result in a transaction (A) that, if consummated, is more favorable to Parent and its stockholders from a financial point of view than the Merger (taking into account any proposal by Seller to amend the terms of this Agreement, or any other proposal Seller may make in response to such Parent Acquisition Proposal); (B) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the Parent Acquisition Proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such Parent Acquisition Proposal; and (C) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of Parent.

(ii) “Parent Intervening Event” means any material event, change, effect, development or occurrence that was not known or reasonably foreseeable to the Board of Directors of Parent as of or prior to the date of this Agreement, which event, change, effect, development or occurrence thereafter becomes

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known to the Board of Directors of Parent and is not the result of a breach by Parent or its Subsidiaries of this Agreement; provided that “Parent Intervening Event” shall exclude any event, change, effect, development or occurrence related to (A) any change, in and of itself, in the market price or trading volume of Parent Common Stock, (B) Parent and its Subsidiaries meeting, exceeding or failing to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (C) any Parent Acquisition Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal, (D) any delisting of the Parent Common Stock from Nasdaq or any ineligibility of Parent to register a primary offering of Parent Common Stock in accordance with General Instruction I.B.1 of Form S-3 promulgated under the Securities Act, (E) any action taken by either Party pursuant to the affirmative covenants set forth in Section 7.01, or the consequences of any such action, or (F) the execution and delivery of this Agreement, the public announcement thereof, the pendency of this Agreement, the impact thereof on the relationships of Parent and its Subsidiaries, with customers, suppliers or partners or the consummation of the Merger.

Section 6.03. Director and Officer Liability.

(a) From and after the Closing until the sixth (6th) anniversary thereof, Parent shall, and shall cause the Surviving Company to (i) indemnify and hold harmless and shall advance expenses as incurred, in each case to the same extent (subject to Applicable Law) such Persons are indemnified as of the date of this Agreement by Seller or Parent, as applicable, pursuant to the Seller Organizational Documents, the Parent Organizational Documents, the governing or organizational documents of any Subsidiary of Seller or of Parent and any indemnification agreements in existence as of the date of this Agreement, each present and former director or officer of Seller, Parent and their respective Subsidiaries (in each case, when acting in such capacity or in connection with their service as an officer, director or other fiduciary of any other Person if such service was at the request or for the benefit of Seller, Parent or any of their respective Subsidiaries) (collectively, the “D&O Indemnified Parties”) against any fees, reasonable out-of-pocket costs or expenses (including reasonable out-of-pocket attorneys’ fees), judgments, inquiries, claims, fines, losses, damages or liabilities incurred in connection with any threatened or actual Proceeding, whether civil, criminal, administrative or investigative, whether arising before or after the Closing, arising out of the fact that such Person is or was a director or officer of Seller, Parent or any of their Subsidiaries or pertaining to matters existing or occurring at or prior to the Closing, including the Transactions; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any Proceeding asserted or made within such six (6)- year period shall continue until the final disposition of such Proceeding; provided further that in the case of advancement of expenses, any D&O Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such D&O Indemnified Party is not entitled to indemnification; and (ii) reasonably cooperate in the defense of any such matter until it is determined that such D&O Indemnified Party is not eligible for indemnification. Any D&O Indemnified Party wishing to claim indemnification under this Section 6.03(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Company thereof, but the failure to so notify shall not relieve Parent or the Surviving Company, as applicable, of any liability it may have to such D&O Indemnified Party except to the extent such failure materially prejudices the indemnifying party.

(b) For a period of six (6) years after the Closing, Parent shall, and shall cause the Surviving Company to, maintain in effect the policies of directors’ and officers’ liability insurance maintained by Seller and Parent as of the Closing (“Current Insurance”) (provided that Parent and the Surviving Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less favorable to the insureds) with respect to claims arising from facts or events that occurred at or before the Closing; provided, however, that neither Parent nor the Surviving Company shall be obligated to expend for any annual period an amount in excess of 300% of the current annual premium paid as of the date of this Agreement by Seller or Parent, as applicable, for such insurance (the “Premium Cap”), and if such premium for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent and the Surviving Company shall maintain insurance that, in Parent’s good faith determination, provides the maximum coverage available at an aggregate premium equal to the respective Premium Cap. In lieu of the foregoing, Seller and Parent may obtain at or prior to the Closing six (6)-year “tail” insurance under Seller’s or Parent’s, as applicable, respective Current Insurance providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

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(c) The provisions of this Section 6.03 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party and his or her heirs and representatives. If Parent, the Surviving Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other Person or engages in any similar transaction, then in each such case, Parent and/or the Surviving Company, as applicable, will cause proper provision to be made so that the successors and assigns of Parent and/or the Surviving Company, as applicable, will expressly assume the obligations set forth in this Section 6.03.

(d) At or prior to the Closing, Parent shall enter into customary indemnification agreements reasonably satisfactory to Seller with each Person who shall be a director or an officer of Parent immediately after the Closing, which indemnification agreements shall continue to be effective following the Closing.

Section 6.04. Conversion of Preferred Stock.

(a) Parent shall (a) take any and all actions necessary to effect the Mandatory Conversion (as defined in the Support Agreement), and (b) deliver a Forced Conversion Notice (as defined in the Series D Certificate of Designations) to the holders of shares of Parent Series D Preferred Stock, providing that the Forced Conversion Date (as defined in the Series D Certificate of Designations) will be deemed to occur as of immediately prior to the Effective Time, and take any and all actions necessary to effect the Series D Forced Conversion.

(b) No fewer than three (3) Business Days prior to the Closing Date, Parent shall deliver to Seller a written statement (the “Closing Statement”) including (i) its calculation of the Series C Conversion Price, to be calculated in accordance with Schedule 6.04(b) attached hereto, and (ii) confirmation of the number of shares of Parent Series C Preferred Stock and Parent Series D Preferred Stock that remain outstanding as of the date of the Closing Statement and the details of any conversions of Parent Series C Preferred Stock and Parent Series D Preferred Stock from the date of this Agreement to the date of the Closing Statement. Parent shall consider in good faith any reasonable comments to the calculation set forth in the Closing Statement notified by Seller to Parent in writing at least two (2) Business Days prior to the Closing Date.

Section 6.05. Notice to Warrant Holders. Promptly after the execution and delivery of this Agreement, Parent shall notify the holders of all warrants to purchase shares of Parent Common Stock of the Transactions.

Article VII

Additional Agreements

Section 7.01. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and Seller shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party or Parties hereto in doing, all things reasonably necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the other Transactions, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger or any of the other Transactions.

(b) Each of Parent, Merger Sub and Seller undertakes and agrees to: (x) if required, make an appropriate and complete filing of a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division as promptly as practicable, and in any event within twenty (20) Business Days after the date of this Agreement; (y) make all other required filings and applications with respect to other Applicable Laws as promptly as practicable after the date of this Agreement, in each case, unless Parent and Seller mutually agree to a later date; and (z) not extend any waiting period under the HSR Act or other applicable Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any other Governmental Authority with respect to the Transactions (including any such agreement with respect to any actions, restrictions or conditions to the consummation of the Transactions or not to consummate the Transactions), except with the prior written consent of the other Party. Seller and Parent shall each have the responsibility for their respective filing fees associated with filings pursuant to the HSR Act and all other

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antitrust and other regulatory filings with any Governmental Authority, including those that may be required to be filed in any other jurisdiction.

(c) Subject to Applicable Law, each of Parent, Merger Sub and Seller shall, and shall cause their respective Subsidiaries to: (i) promptly notify the other Party of any communication from the FTC, the Antitrust Division, any state attorney general or any other Governmental Authority concerning this Agreement or the Transactions to that Party and permit the other Party to review in advance any proposed communication to any of the foregoing; (ii) consult with the other Party prior to participating in any meeting, telephone call or discussion with any Governmental Authority with respect to any filing, investigation or inquiry concerning this Agreement or the Transactions and provide the other Party the opportunity to attend and participate in any such meeting, telephone call or discussion to the extent permitted by the Governmental Authority; and (iii) furnish the other Party with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between it and its Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions and provide a reasonable opportunity to the other Party to comment on letters, presentations, whitepapers and other substantive communications to the Governmental Authority and consider, in good faith, any reasonable comments on such correspondences, filings and written communications.

(d) Notwithstanding anything in this Agreement to the contrary, neither Party nor any of their respective Affiliates shall be obligated to: (i) undertake or enter into agreements or agree to the entry of an order or decree with any Governmental Authority, (ii) commit to sell, license or dispose of, or hold separate or agree to sell, license or otherwise dispose of, assets, categories of assets or businesses of Parent, Seller, the Surviving Company or any other Subsidiary of Parent or Seller, (iii) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Parent, Seller, the Surviving Company or any other Subsidiary of Parent or Seller, (iv) terminate any relevant venture or other arrangement of Parent, Seller, the Surviving Company or any other Subsidiary of Parent or Seller, (v) enter into any behavioral limitations, conduct restrictions or other commitments with respect to any assets or business of Parent, Seller, the Surviving Company or any other Subsidiary of Parent or Seller, (vi) defend through litigation any claim or determination (whether judicial or administrative in nature) by any Governmental Authority or third party that would restrain, prevent, or delay, the consummation of the transactions contemplated by this Agreement, including the Merger or (vii) effectuate any other change or restructuring of Parent, Seller, the Surviving Company or any other Subsidiary of Parent or Seller.

(e) Each of Seller and Parent shall, if requested, use reasonable best efforts to obtain all necessary or appropriate consents, waivers and approvals under any Fortitude Material Contracts or Parent Material Contracts, as applicable, to which Seller or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is a party in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits under such Fortitude Material Contracts or Parent Material Contracts following the consummation of the Transactions. Notwithstanding anything to the contrary herein, Seller shall not be required prior to the Closing to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any Contract.

(f) Nothing contained in this Agreement shall give Parent or Seller, directly or indirectly, rights to control or direct the operations of the other prior to the Closing. Prior to the Closing, each of Parent and Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

(g) In connection with and without limiting the efforts referenced above, the Parties shall consider in good faith the views and comments of one another and their respective outside counsel, in connection with the form and content of any notices, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party (including any filing made with, or written materials submitted to, any Governmental Authority), hereto in connection with Proceedings under or relating to any Antitrust Law prior to their submission.

Section 7.02. Access to Information; Confidentiality. Upon reasonable advance notice and subject to Applicable Law and solely for purposes of the Transactions or transition or integration planning related thereto, each Party shall, and each Party shall cause its Subsidiaries to, afford to the other Party and its Subsidiaries and their

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respective Representatives reasonable access, during normal business hours and during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, to all their respective properties, books, Contracts, personnel and records and, during such period, each Party shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other Party all information concerning its business, finances, properties and personnel and such financial statements as Parent or Seller, as applicable, may reasonably request, and reasonably cooperate in connection with any financing arrangements expressly permitted by this Agreement or that the Parties may mutually agree to seek in connection with the Transactions, including any Pre-Closing PIPE Investment; provided that each Party and its Subsidiaries may withhold any document or information (a) as prohibited by the confidentiality or non-disclosure provisions of any Contract (provided that each Party and its Subsidiaries shall use their reasonable best efforts to permit reasonable disclosure not in violation of any such confidentiality or non-disclosure obligations), (b) the disclosure of which would violate any applicable Law or fiduciary duty (provided that each Party and its Subsidiaries shall use their reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any applicable Law or fiduciary duty), (c) as would be reasonably expected to result in the loss of any attorney-client, work product or other legal privilege or protection (provided that the applicable Party and its Subsidiaries shall use their reasonable best efforts to allow for such access or disclosure to the maximum extent that would not result in a waiver of any such attorney-client or other privilege), (d) concerning Parent Acquisition Proposals, which shall be governed by Section 6.02, or (e) any information regarding the deliberations of the Board of Directors of Seller, Parent or any of their respective Subsidiaries or any committee thereof with respect to the Transactions or the entry into this Agreement, or any materials provided to the Board of Directors of Seller, Parent or any of their respective Subsidiaries or any committee in connection therewith. In the event that Parent materially breaches Section 6.02(a) or delivers notice to Seller that it intends to take any of the actions set forth in clauses (i) or (ii) of Section 6.02(c) or effect a Parent Adverse Recommendation Change in accordance with Section 6.02(f), the rights of Parent and its Subsidiaries and their Representatives under this Section 7.02 shall automatically terminate without further action as of such time. All information exchanged pursuant to this Section 7.02 shall be subject to the terms of the Confidentiality Agreement.

Section 7.03. Proxy Statement; Parent Stockholder Meeting.

(a) As promptly as reasonably practicable after the execution and delivery of this Agreement (and in any event within twenty (20) Business Days after the date hereof, unless otherwise agreed to by the Parties (email shall suffice)), Parent shall prepare (with Seller’s reasonable cooperation (including causing its Subsidiaries and Representatives to cooperate)) and file with the SEC a proxy statement, in preliminary form, relating to the Parent Stockholder Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”). Each of Parent, Seller and Fortitude shall use their respective reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Parent, Seller and Fortitude agrees to furnish to the other such Party all information concerning itself and its Subsidiaries and their respective businesses, officers, directors, managers, employees, consultants and holders of Equity Interests and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of Parent, Seller, Fortitude or any of their respective Affiliates to any Governmental Authority or to Nasdaq, in connection with the Merger and the other Transactions (the “Offer Documents”).

(b) Parent shall promptly notify Seller upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for additional information or for amendments or supplements to the Proxy Statement and shall provide Seller with copies of all written correspondence, and a description of all oral correspondence, between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Parent shall provide Seller a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Seller for inclusion therein. Parent shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof, including if so requested by the SEC and its staff, by delivering customary tax representation letters to its counsel to enable such counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith, and to cause the definitive Proxy Statement to be mailed to the stockholders of Parent as of the record date established for the Parent Stockholders’ Meeting as promptly as reasonably practicable after the earlier of the tenth (10th) day after the preliminary Proxy Statement is

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filed with the SEC (if the SEC has not informed Seller that it will review the Proxy Statement) and the date on which the SEC confirms that it has no further comments on the Proxy Statement. Unless a Parent Adverse Recommendation Change has been made, Seller shall include in the Proxy Statement the Parent Board Recommendation.

(c) Each of Parent and Seller shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of Parent and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) If at any time prior to the Effective Time any information relating to Seller, Parent or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by Seller or Parent, which is required to be set forth in an amendment or supplement to the Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Parent.

(e) As promptly as reasonably practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event promptly following the earlier of (i) the thirteenth (13th) day after the preliminary Proxy Statement is filed with the SEC (if the SEC has not informed Parent that it will review the Proxy Statement) and (ii) the date on which the SEC confirms that it has no further comments on the Proxy Statement, Parent shall (x) cause the Proxy Statement to be disseminated to stockholders of Parent in compliance with Applicable Law, (y) duly give notice of a meeting of the stockholders of Parent (the “Parent Stockholder Meeting”) in accordance with Parent’s Organizational Documents and Nasdaq Listing Rule 5620(b) with the record date and meeting date of the Parent Stockholder Meeting to be selected after reasonable consultation with Seller, and (z) use its reasonable best efforts to solicit proxies from the holders of Parent Common Stock to vote in favor of each of the Transaction Proposals. Parent shall duly call, convene and hold the Parent Stockholder Meeting as promptly as practicable following the date the Proxy Statement is disseminated to Stockholders of Parent in compliance with Applicable Law, provided, however, that in no event shall such meeting be held later than thirty-five (35) calendar days following such date without Seller’s prior written consent (email shall suffice). Parent shall, through its Board of Directors, recommend to Parent’s stockholders: (A) the Parent Stockholder Approvals, (B) the adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (C) the adoption and approval of any other proposals reasonably requested by Seller or reasonably agreed by Parent and Seller to be necessary or appropriate in connection with the Transactions, (D) the adjournment of the Parent Stockholder Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the “Adjournment Proposal”) (such proposals described in the foregoing clauses (A)-(D), together, the “Transaction Proposals”), and include such recommendation in the Proxy Statement. Parent shall adjourn the Parent Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approvals if the Parent Stockholder Approvals shall not have been obtained at the Parent Stockholder Meeting (provided that approval of the Adjournment Proposal shall have been obtained), (ii) if a quorum is absent, or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Parent prior to the Parent Stockholder Meeting; provided that the Parent Stockholder Meeting may be adjourned up to two (2) times to a date that is (x) no more than fifteen (15) days after the date for which the Parent Stockholder Meeting was originally scheduled or its first adjournment date, as applicable (excluding any adjournments required by Applicable Law) or (y) later than five (5) Business Days prior to the date on which the End Date occurs.

(f) Without the prior written consent (email shall suffice) of Seller, the Transaction Proposals shall be the only matters that Parent shall propose be voted on by its stockholders at the Parent Stockholder Meeting. Subject to Section 6.02, Parent shall use its reasonable best efforts to take, or cause to be taken, all such actions, and to do or cause to be done all such things necessary on its part to cause the Transaction Proposals to be approved at the Parent Stockholder Meeting or any adjournment or postponement thereof, and to comply with all legal requirements applicable to the Parent Stockholder Meeting. Parent agrees to provide Seller with reasonably detailed periodic updates

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concerning proxy solicitation results upon Seller’s reasonable request and, upon Seller’s request (which may be given via email), Parent agrees to give written notice (which may be given via email) to Seller one (1) day prior to, and on the date of, the Parent Stockholder Meeting, indicating whether, as of such date, sufficient proxies representing the Parent Stockholder Approvals have been obtained.

(g) Notwithstanding (i) any Parent Adverse Recommendation Change; or (ii) the public proposal or announcement or other submission to Parent or any of its Representatives of a Parent Acquisition Proposal, unless this Agreement is terminated in accordance with its terms, the obligations of Parent under this Section 7.03 shall continue in full force and effect.

Section 7.04. Listing and Reporting Matters.

(a) Prior to the Closing, Parent shall use reasonable best efforts to maintain its listing on the Nasdaq and, in the event that Parent receives following the date of this Agreement any notice that Parent has failed to satisfy any Nasdaq listing requirement or any other material communication from Nasdaq in respect thereof, shall provide prompt written notice of the same to Seller, including a copy of any written notice thereof received from Nasdaq.

(b) Prior to the Closing, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of Nasdaq and the SEC to enable the listing of the Parent Common Stock being issued pursuant to the Merger and any Pre-Closing PIPE Investment on Nasdaq no later than the Effective Time, subject to official notice of issuance (and, if requested by Nasdaq, the delivery of evidence that Parent complied with the minimum round lot shareholder requirement within 15 calendar days of the listing date), including by submitting prior to the Closing an initial listing application (the “Listing Application”) with Nasdaq, with respect to such Parent Common Stock. Each of Seller and Parent shall promptly furnish all information concerning itself and its Affiliates as may be reasonably requested by the other such Party and shall otherwise reasonably assist and cooperate with the other such Party with respect to the preparation and filing of the Listing Application. Parent will use reasonable best efforts to (i) cause the Listing Application, when filed, to comply in all material respects with all requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from Nasdaq or its staff concerning the Listing Application and (iii) have the Listing Application approved by Nasdaq, as promptly as practicable after such filing. Parent shall not submit the Listing Application or any supplement or amendment thereto, or respond to comments received from Nasdaq with respect thereto, without Seller’s prior consent (email shall suffice and which shall not be unreasonably withheld, conditioned or delayed) and without providing Seller a reasonable opportunity to review and comment thereon, which comments Seller shall timely provide, if any, as soon as reasonably practicable and in no event more than three (3) Business Days in the case of time-sensitive Nasdaq comment responses. Parent shall promptly notify Seller upon the receipt of any comments from Nasdaq, or any request from Nasdaq for amendments or supplements to the Listing Application and shall provide Seller with copies of all material correspondence between Parent or any of its Representatives, on the one hand, and Nasdaq, on the other hand, and all written comments with respect to the Listing Application received from Nasdaq, and advise Seller of any oral comments with respect to the Listing Application received from Nasdaq. Promptly after receiving notice thereof, Parent shall advise Seller of the time of the approval of the Listing Application and the approval for listing on the Nasdaq of the Parent Common Stock to be issued in connection with the Transactions.

(c) From the date of this Agreement through the Effective Time, Parent will keep current and timely file all periodic reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under Applicable Laws.

(d) Within a reasonable time following the initial filing of the Proxy Statement, and in any event within five (5) Business Days thereafter, Parent shall file with the SEC a Current Report on Form 8-K (the “ATM 8-K”) containing or incorporating by reference such material and information from the Proxy Statement as shall be required, in the reasonable opinion of counsel to Parent, Seller and Parent’s sales agent for the Parent ATM, to enable Parent’s use of the Parent ATM immediately after the filing of such ATM 8-K, subject to Seller’s prior written consent (email shall suffice), if required in accordance with Section 6.01(b)(ii) of the Parent Disclosure Letter. Seller and its counsel shall be given a reasonable opportunity to review and reasonably comment on the ATM 8-K before such document is filed with the SEC, which comments Seller and its counsel shall timely provide, if any, as soon as reasonably practicable and in no event no more than two (2) Business Days after receiving the initial draft of the ATM 8-K, and Parent shall not file the ATM 8-K with the SEC without the prior written consent of Seller (email shall suffice and

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not to be unreasonably withheld, conditioned or delayed). Parent shall give reasonable and good faith consideration to any comments made by Seller and its counsel. Seller and Fortitude shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable or required under Applicable Laws and the rules and policies of Nasdaq and the SEC, or as reasonably requested by Parent, to enable Parent to file the ATM 8-K as provided herein (including, without limitation, to provide any information relating to Seller and its Subsidiaries in connection with the Parties’ joint preparation of SEC and GAAP compliant pro-forma financial statements as required by applicable SEC rules).

Section 7.05. Name and Ticker. Parent and Seller shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the applicable rules of Nasdaq and the SEC such that, effective as of the Closing or as soon as reasonably practicable thereafter, Parent’s name and ticker symbol are changed to “Fortitude Mining Group, Inc.” and “TUDE”, respectively.

Section 7.06. Certain Tax Matters.

(a) Tax Treatment. Each of Parent and Seller shall use reasonable best efforts (i) to cause the Merger, the Contribution and Exchange, the Mandatory Conversion, the Series D Forced Conversion and any Pre-Closing PIPE Investment to qualify for the Intended Tax Treatment and (ii) not to, and to cause its respective Subsidiaries or Affiliates not to, take or cause to be taken any action reasonably likely to cause the Merger, the Contribution and Exchange, the Mandatory Conversion, the Series D Forced Conversion or any Pre-Closing PIPE Investment to fail to qualify for the Intended Tax Treatment. Each of Parent and Seller shall (and shall cause their respective Subsidiaries and Affiliates to) report the Merger, the Contribution and Exchange, the Mandatory Conversion, the Series D Forced Conversion and any Pre-Closing PIPE Investment in accordance with the Intended Tax Treatment and shall not take (or cause or permit any of their Subsidiaries or Affiliates to take) any inconsistent position on any Tax Return, in any audit, examination or other administrative or court Proceeding related to Taxes, or otherwise with respect to Taxes, in each case, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding anything to the contrary herein, if, after the date hereof but prior to the Parent Stockholder Meeting, Seller determines in good faith that the Contribution and Exchange is not reasonably expected to qualify as a transaction described in clause (ii) of the definition of Intended Tax Treatment, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby so they do qualify; provided that the Parties shall mutually reasonably determine in good faith to extend any deadlines provided in this Merger Agreement to account for any such restructuring.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or Tax proceeding.

(c) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, excise, recording, value added and other such similar Taxes and fees (including any penalties and interest) (“Transfer Taxes”) that become payable in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by Parent. Parent shall prepare and timely file, or shall cause to be prepared and timely filed, any Tax Return or other document with respect to such Transfer Taxes.

Section 7.07. Public Announcements. The initial press release concerning this Agreement, the Ancillary Agreements and the Transactions shall be a joint press release to be reasonably agreed upon by Seller and Parent. Following such initial press release, Parent and Seller shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts with respect to this Agreement or the Transactions and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation (and, to the extent applicable, shall reasonably in advance provide copies of any such press release, statement or agreement (or any scripts for any conference calls) to the other Party and shall consider in good faith the comments of the other Party), in each case without the written consent (email shall suffice) of the other Party, which shall not be unreasonably withheld, conditioned or delayed;); provided that the restrictions set forth in this Section 7.07 shall not apply to any release or public statement (a) made or proposed to be made by Parent in compliance with Section 6.02 with respect to the matters contemplated by Section 6.02, (b) in connection with any dispute between the Parties regarding this Agreement, any Ancillary

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Agreement or the Transactions, or (c) for any release or public statement by Seller, to the extent the contents of such release or announcement are consistent in all material respects with materials or disclosures that have previously been released publicly in compliance with this Section 7.07. This Section 7.07 shall not apply to any release or public statement made or proposed to be made by either Party in the ordinary course of business and which does not relate to this Agreement or the Transactions. Nothing in this Section 7.07 shall restrict or prohibit the Parties from making any announcement from the date hereof through the Effective Time to its respective employees, customers and other business relations to the extent such Party, as the case may be, determines in good faith that such announcement is necessary or advisable and is consistent in all substantive respects with previous press releases or public disclosures relating to the Merger and this Agreement.

Section 7.08. Notices of Certain Events. Each of Seller and Parent shall promptly advise the other in writing of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Authority in connection with the Transactions; (c) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Seller or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; (d) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a Fortitude Material Adverse Effect, in the case of Seller, or a Parent Material Adverse Effect, in the case of Parent; or (e) any change, event or fact that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided that no such notification shall affect the representations, warranties or covenants of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided further that a failure to comply with this Section 7.08 shall not constitute the failure of any condition set forth in Article VIII to be satisfied unless the underlying change, event or fact would independently result in the failure of a condition set forth in Article VIII to be satisfied.

Section 7.09. Parent Employee Plan Matters. If Seller notifies Parent in writing not later than five (5) Business Days in advance of the Closing Date, Parent shall take all actions necessary, and any actions reasonably requested by Seller, with respect to each Parent Employee Plan that is intended to be qualified under Section 401(a) of the Code, to terminate such Parent Employee Plan (or Parent’s participation in such plan) effective as of no later than the day immediately preceding the Closing Date. Parent shall provide to Seller for its reasonable review and comment no later than three (3) Business Days prior to the Closing Date drafts of any documentation (including board or manager resolutions) effectuating such termination. If proper notification is received from Seller, then prior to the Closing, Parent shall deliver to Seller satisfactory evidence of Parent’s actions with respect to the foregoing.

Section 7.10. Section 16(a) Matters. Prior to the Effective Time, Parent and Seller shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any acquisitions of Parent Common Stock (including derivative securities and equity awards with respect to Parent Common Stock) resulting from the Transactions by each individual who will become or is reasonably expected to become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.11. Transaction Litigation. Each of Seller and Parent shall promptly notify the other of any stockholder demands, litigations, arbitrations or other similar Proceedings (including derivative claims and books and records requests) commenced against it and/or its respective directors or officers relating to this Agreement, any Ancillary Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other Party informed regarding any Transaction Litigation. Each of Seller and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other Party the opportunity to consult with it regarding the defense or settlement of such Transaction Litigation and shall give the other Party’s advice due consideration with respect to such Transaction Litigation. Prior to the Closing, none of Parent, Seller and their respective Subsidiaries shall cease to defend, consent to the entry of any judgment, settle or offer to settle any Transaction Litigation without the prior written consent of, in the case of Parent and its Subsidiaries, Seller, and, in the case of Seller and its Subsidiaries, Parent.

Section 7.12. State Takeover Statutes. Each of Parent, Merger Sub and Seller shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state antitakeover Laws or regulations, or any similar provision of

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Seller Organizational Documents or the Parent Organizational Documents is or becomes applicable to this Agreement, the Merger or any of the other Transactions, and (b) if any such antitakeover Law, regulation or provision is or becomes applicable to this Agreement, the Merger or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that this Agreement, the Merger or the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 7.13. Pre-Closing PIPE Investment.

(a) If Parent and Seller reasonably determine to enter into one or more subscription agreements in the form and substance and on terms reasonably satisfactory to Parent and Seller (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”) with certain investors named therein (each, a “PIPE Investor” and, collectively, the “PIPE Investors”) pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors would purchase from Parent shares of Parent Common Stock at a price mutually reasonably determined by Parent and Seller (a “Pre-Closing PIPE Investment”), then, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, each of Parent and Seller shall, and shall cause each of their respective Affiliates to, reasonably cooperate in a timely manner in connection with any Pre-Closing PIPE Investment. Without limiting the generality of the foregoing, each of Parent and Seller shall, and each of them shall cause its respective Subsidiaries, controlled Affiliates and Representatives to (a) provide such information and assistance as the other Party may reasonably request, (b) grant such access to third parties, the other Parties or their respective Subsidiaries and Representatives may be reasonably request in connection with any Pre-Closing PIPE Investment and (c) participate in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to any Pre-Closing PIPE Investment efforts.

(b) To the extent that there is a Pre-Closing PIPE Investment: the Parties shall, and shall cause each of their respective Affiliates to, use their respective reasonable best efforts to (i) facilitate and arrange for (x) Seller’s and Parent’s entry into definitive Subscription Agreements with the PIPE Investors prior to the Closing, which Subscription Agreements shall be conditioned upon the consummation of the Closing and (y) the consummation of such Pre-Closing PIPE Investment after the Effective Time on the terms described in, and subject only to the conditions expressly set forth in the Subscription Agreements, and (ii) sign the Subscription Agreements prior to the Closing, and obtain and consummate such Pre-Closing PIPE Investment on the terms described in, and subject only to the conditions expressly set forth in the Subscription Agreements. Without limiting the generality of the foregoing, in the event that all conditions contained in the Subscription Agreements have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are then capable of being satisfied), (A) Seller shall use its reasonable best efforts to facilitate the consummation of and Parent shall use its reasonable best efforts to consummate the transactions contemplated by such Subscription Agreements at the time contemplated thereby, (B) Parent, Seller or Pre-Closing PIPE Investment placement agents shall deliver or cause to be delivered notices to PIPE Investors as required by and in the manner set forth in the Subscription Agreements in order to cause timely funding by the PIPE Investors the applicable purchase price under the applicable Subscription Agreement in advance of the Closing and (C) the Parties shall use their respective reasonable best efforts to enforce their rights under the Subscription Agreements to cause the PIPE Investors to fund at, prior to or concurrently with, the Effective Time their respective payments of the applicable purchase price under the applicable Subscription Agreement. The Parties shall use their reasonable best efforts to comply with their respective obligations, and enforce their respective rights, under the Subscription Agreements in a timely and diligent manner. The Parent may not, without the express written consent of Seller (email shall suffice), (1) permit any amendment, assignment, supplement or other modification to, or any waiver of any provision or remedy under, restate, substitute or replace, any Subscription Agreement, (2) terminate or permit the termination, withdrawal, repudiation or rescission of, or release any obligations of any PIPE Investors committed under their respective Subscription Agreements, or (3) adversely affect the ability of Seller to enforce its rights against the other parties to any Subscription Agreement.

Section 7.14. Seller Financial Statements Bring-Down Obligation. No later than forty-five (45) days following the end of each fiscal quarter of Seller ending after the date of this Agreement and prior to the Closing (each, an “Interim Period”), Seller and Fortitude shall deliver to Parent (A) an unaudited consolidated balance sheet of Seller and its Subsidiaries (and/or if required by Parent, of Fortitude and its Subsidiaries) as of the last day of such fiscal quarter and (B) the related unaudited consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows of Seller and its Subsidiaries (and/or if required by Parent, of Fortitude and its Subsidiaries) for the fiscal quarter and fiscal year-to-date period then ended, together with the notes thereto

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(such financial statements, together with any notes thereto, the “Bring-Down Financial Statements”), each of which shall (x) have been prepared from, and be in accordance with, the books and records of Seller and its Subsidiaries, (y) have been prepared in accordance with GAAP applied on a consistent basis with the Seller Financial Statements (except for normal and recurring year-end audit adjustments, none of which are or would be, individually or in the aggregate, material in amount), and (z) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Seller and its Subsidiaries (and/or if required by Parent, of Fortitude and its Subsidiaries) as of the date and for the period indicated therein.

Article VIII

Conditions Precedent

Section 8.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by each of the Parties, at or prior to the Closing, of the following conditions:

(a) Stockholder Approvals. (i) The Parent Stockholder Approvals shall have been duly obtained in accordance with Applicable Law and the Parent Organizational Documents and (ii) the Seller Consent shall have been duly obtained in accordance with Applicable Law and the Seller Organizational Documents.

(b) Regulatory Approvals. Any applicable waiting period under the HSR Act shall have expired or been terminated and all other approvals, clearances and expiration of applicable waiting periods (including any voluntary agreement between the Parties and any Governmental Authorities not to effect the Merger before a certain date) under any applicable Antitrust Law have been obtained or occurred (as applicable).

(c) Absence of Orders. No Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger or any of the other Transactions shall be in effect, and no Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority or otherwise be in effect that prohibits or makes illegal consummation of the Merger or any of the other Transactions.

(d) Nasdaq Approval. Parent shall have received written confirmation from Nasdaq that the Parent Common Stock (including any shares of Parent Common Stock issued in connection with the Merger and any Pre-Closing PIPE Investment) will continue to be listed on Nasdaq following the Closing, subject only to official notice of issuance.

Section 8.02. Conditions to Obligation of Seller and Fortitude. The obligations of Seller and Fortitude to effect the Merger shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by Seller, at or prior to the Closing, of the following conditions:

(a) Accuracy of Representations of Parent:

(i) Each of the representations and warranties of Parent contained in Section 4.01(a) (Corporate Existence and Power), Section 4.02(a) (Corporate Authorization), Section 4.05(a) (Capitalization), Section 4.10(b) (Absence of Certain Changes), Section 4.26 (Antitakeover Statutes) and Section 4.27 (Brokers) shall be true and correct in all respects (subject, in the case of Section 4.05(a) only, to only de minimis exceptions) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions) as of such specific date);

(ii) Each of the representations and warranties of Parent contained in Section 4.02(b) (Corporate Authorization), Section 4.04(a) (Non-Contravention), Sections 4.05(b)-(d) (Capitalization) and Section 4.07(a) (Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act) (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and

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(iii) Each of the representations and warranties of Parent contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Parent Material Adverse Effect or any similar standard or qualification) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c) Absence of Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Parent Material Adverse Effect.

(d) Conversion of Preferred Stock. Each of the Mandatory Conversion and the Series D Forced Conversion shall have occurred.

(e) Certificate. Seller shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions set forth in Section 8.02(a) (Accuracy of Representations of Parent), Section 8.02(b) (Performance of Obligations of Parent) and Section 8.02(c) (Absence of Parent Material Adverse Effect) have been satisfied.

(f) No Delisting. The Parent Common Stock shall not have been delisted from Nasdaq.

(g) S-3 Registration Statement. After the date of this Agreement, there shall not have occurred any event, circumstance, development, change or effect that would or would reasonably be expected to result in Parent being ineligible to register securities using a registration statement on Form S-3 under the Securities Act immediately following the Closing.

Section 8.03. Conditions to Obligation of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by Parent, at or prior to the Closing, of the following conditions:

(a) Accuracy of Representations of Seller:

(i) Each of the representations and warranties of Seller contained in Section 3.01(a) (Corporate Existence and Power), Section 3.02(a) (Corporate Authorization), Section 3.05(a) (Capitalization), Section 3.08 (Absence of Certain Changes), Section 3.26 (Antitakeover Statutes) and Section 3.27 (Brokers) shall be true and correct in all respects (subject, in the case of Section 3.05(a) only to only de minimis exceptions) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions) as of such specific date);

(ii) Each of the representations and warranties of Seller contained in Section 3.02(b) (Corporate Authorization), Section 3.04(a) (Non-Contravention), (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and

(iii) Each of the representations and warranties of Seller contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Fortitude Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in

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which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Fortitude Material Adverse Effect.

(b) Performance of Obligations of Seller. Seller and Fortitude shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c) Absence of Fortitude Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Fortitude Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate signed on behalf of Seller by an executive officer of Seller to the effect that the conditions set forth in Section 8.03(a) (Accuracy of Representations of Seller), Section 8.03(b) (Performance of Obligations of Seller), and Section 8.03(c) (Absence of Fortitude Material Adverse Effect) have been satisfied.

Section 8.04. Frustration of Closing Conditions. None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

Article IX

Termination And Amendment

Section 9.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time (except as otherwise expressly provided below, whether before or after receipt of the Parent Stockholder Approvals or the effectiveness of the Seller Consent), by action taken or authorized by the board of directors of the terminating Party or Parties:

(a) by mutual written agreement of both Seller and Parent at any time prior to the Effective Time;

(b) by either Seller or Parent, if:

(i) any court of competent jurisdiction or other Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Law, Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any Party whose action or failure to perform or comply with any provision of this Agreement was a primary cause of (x) such Law or Order to be enacted, issued or promulgated or (y) the failure to remove such Law or Order;

(ii) the Parent Stockholder Approvals shall not have been obtained at a Parent Stockholder Meeting or any adjournment or postponement thereof at which the vote was taken; or

(iii) the Merger shall not have been consummated on or before the date that is seven (7) months after the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(iii) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the failure of the Merger to be consummated by such time;

(c) by Seller, if:

(i) a Parent Adverse Recommendation Change shall have been made at any time prior to the Parent Stockholder Approvals;

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent), Section 8.02(b) (Performance of Obligations of Parent) or Section 8.02(e) (Delivery of Certificate) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior

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to the expiration of the twenty (20) day period referenced in the following clause (B)) by the End Date or (B) has not been cured by Parent or Merger Sub, as applicable, within twenty (20) days following written notice to Parent from Seller of such breach or failure to perform, but Seller may terminate this Agreement under this Section 9.01(c)(ii) only so long as Seller is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Seller would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of Seller), Section 8.03(b) (Performance of Obligations of Seller) or Section 8.03(d) (Delivery of Certificate) not to be satisfied;

(iii) the Parent Common Stock shall have been delisted from Nasdaq; or

(iv) Parent shall have become ineligible to register securities using a registration statement on Form S-3 under the Securities Act.

(d) by Parent, if:

(i) either the Seller Stockholder Consent or the Seller Consent shall not have been obtained; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of Seller), Section 8.03(b) (Performance of Obligations of Seller) or Section 8.03(d) (Delivery of Certificate) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior to the expiration of the twenty (20) day period referenced in the following clause (B)) by the End Date or (B) has not been cured by Seller within twenty (20) days following written notice to Seller from Parent of such breach or failure to perform, but Parent may terminate this Agreement under this Section 9.01(d)(ii) only so long as Parent is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent), Section 8.02(b) (Performance of Obligations of Parent) or Section 8.02(e) (Delivery of Certificate) not to be satisfied.

The Party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other Party.

Section 9.02. Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.01, this Agreement shall (subject to Section 9.03) become void and of no effect without liability or obligation on the part of any Party (or any stockholder or Representative of such Party) to the other Parties hereto; provided that, subject to Section 9.03, no such termination shall relieve any Party from any liabilities or damages for fraud or Willful Breach of any covenant, agreement or obligation under this Agreement; provided further that the provisions of this Section 9.02, Section 9.03 and Article X (other than Section 10.12) shall survive any termination of this Agreement pursuant to Section 9.01. The termination of this Agreement shall not affect the Parties’ respective obligations under the Confidentiality Agreement, which shall survive in accordance with its terms.

Section 9.03. Termination Fee.

(a) If this Agreement is validly terminated:

(i) by Seller pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change), or by Parent or Seller pursuant to Section 9.01(b)(ii) (Parent Stockholder Approvals Not Obtained) at a time when this Agreement was terminable by Seller pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change); or

(ii) by Seller or Parent pursuant to Section 9.01(b)(ii) (Parent Stockholder Approvals Not Obtained), and: (A) at or prior to the Parent Stockholder Meeting, a Parent Acquisition Proposal shall have been publicly made to Parent’s stockholders generally or shall otherwise have become publicly known, or any Third Party shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, or a Parent Acquisition Proposal shall otherwise have been disclosed, announced or made publicly or privately known to the management or Board of Directors of Parent and such Parent Acquisition Proposal (or announced intent to make such a proposal) shall not have been withdrawn within five

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(5) Business Days of the Parent Stockholder Meeting; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement, (1) a transaction relating to any Parent Acquisition Proposal is consummated or (2) a definitive agreement relating to any Parent Acquisition Proposal is entered into by Parent (and such Parent Acquisition Proposal is subsequently consummated before or after the first (1st) anniversary of such termination of this Agreement);

then, in each case, Parent shall pay, or cause to be paid, to Seller, in cash at the time specified in the following sentence, a fee in the aggregate amount equal to (x) two million five hundred thousand dollars ($2,500,000) (the “Parent Termination Fee”) plus (y) Seller’s reasonable out-of-pocket fees and expenses incurred in connection with this Agreement and the Transactions (the “Seller Reimbursable Expenses”). The Parent Termination Fee and Seller Reimbursable Expenses shall be paid as follows: (x) in the case of clause (i) of this Section 9.03(a), within two (2) Business Days after the date of termination of this Agreement; or (y) in the case of clause 9.03(a)(ii) of this Section 9.03(a), within three (3) Business Days after the consummation of the transactions contemplated by the Parent Acquisition Proposal. For purposes of clause (ii)(B) of this Section 9.03(a), “Parent Acquisition Proposal” shall have the meaning assigned thereto in Section 10.03 except that references in the definition to “15%” shall be replaced by “50%”.

(b) In the event that this Agreement is validly terminated by Parent pursuant to Section 9.01(d)(i), then either Seller or Fortitude shall pay, or cause to be paid, to Parent, in cash at the time specified in the following sentence, a fee in the aggregate amount equal to (x) six million dollars ($6,000,000) (the “Fortitude Termination Fee”) plus (y) Parent’s reasonable out-of-pocket fees and expenses incurred in connection with this Agreement and the Transactions (the “Parent Reimbursable Expenses”). The Fortitude Termination Fee and Parent Reimbursable Expenses shall be paid within two (2) Business Days after the date of termination of this Agreement pursuant to Section 9.01(d)(i).

(c) Any payment of the Parent Termination Fee, Seller Reimbursable Expenses or Fortitude Collection Expenses shall be made by wire transfer of immediately available funds to an account designated in writing by Seller. Any payment of the Fortitude Termination Fee, Parent Reimbursable Expenses or Parent Collection Expenses shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

(d) The Parties agree and understand that (y) in no event shall Parent be required to pay, or cause to be paid, the Parent Termination Fee or Seller Reimbursable Expenses on more than one (1) occasion and (z) in no event shall Seller be entitled, pursuant to this Section 9.03, to receive an amount greater than the Parent Termination Fee plus any Seller Reimbursable Expenses and Fortitude Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or Willful Breach, Seller’s receipt of the Parent Termination Fee and Seller Reimbursable Expenses in the event such Parent Termination Fee and Seller Reimbursable Expenses are due and payable pursuant to Section 9.03(a) from, or on behalf of, Parent pursuant thereto, together with any Fortitude Collection Expenses, shall be the sole and exclusive remedy of Seller against Parent and its Subsidiaries and their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates and Representatives and none of Parent, any of its Subsidiaries or any of their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, however, that nothing in this Section 9.03(d) shall limit the rights of Seller and Fortitude under Section 10.12.

(e) The Parties agree and understand that (y) in no event shall Seller and Fortitude be required to pay, or cause to be paid, the Seller Termination Fee or Parent Reimbursable Expenses on more than one (1) occasion and (z) in no event shall Parent be entitled, pursuant to this Section 9.03, to receive an amount greater than the Seller Termination Fee plus any and Parent Reimbursable Expenses and Parent Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or Willful Breach, Parent’s receipt of the Seller Termination Fee and Parent Reimbursable Expenses in the event such Fortitude Termination Fee and Parent Reimbursable Expenses are due and payable pursuant to Section 9.03(b) from, or on behalf of, Seller or Fortitude pursuant thereto, together with any Parent Collection Expenses, shall be the sole and exclusive remedy of Parent against Seller and its Subsidiaries and their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates and Representatives and none of Seller, any of its Subsidiaries or any of their respective

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former, current or future partners, stockholders, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, however, that nothing in this Section 9.03(e) shall limit the rights of Parent and Merger Sub under Section 10.12.

(f) The Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Transactions, that, without these agreements, neither Parent nor Seller would enter into this Agreement and that any amounts payable pursuant to this Section 9.03 do not constitute a penalty. Accordingly, (i) if Parent fails to promptly pay any amount due pursuant to Section 9.03(a), Parent shall also pay any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees and expenses) incurred by Seller directly in connection with any Proceeding to enforce this Agreement that results in a judgment for such amount against Parent (such costs and expenses of enforcement, “Fortitude Collection Expenses”), and (ii) if Seller and Fortitude fail to promptly pay any amount due pursuant to Section 9.03(b), Seller or Fortitude shall also pay any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees and expenses) incurred by Parent and/or Merger Sub directly in connection with any Proceeding to enforce this Agreement that results in a judgment for such amount against Seller and Fortitude (such costs and expenses of enforcement, “Parent Collection Expenses”).

Article X

General Provisions

Section 10.01. Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article X.

Section 10.02. Notice. All notices and other communications hereunder shall be in writing and delivered by (x) email (deemed received on the date of dispatch, to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), or (y) nationally recognized overnight courier service (with written confirmation of receipt), in which case notice shall be deemed given on the next Business Day after deposit with such courier, in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 10.02):

(a) if to Seller, to:

Fortitude Mining Holdings Inc.

c/o Fortitude Mining, LLC

45 O’Connor Road

Fairport, NY 14450

Attention: Andrea Childs

Email: [***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Jackie Cohen and Christopher Capuzzi

Email: Jackie.Cohen@ropesgray.com

Christopher.Capuzzi@ropesgray.com

(b) if to Parent or Merger Sub, to:

HeartSciences Inc.

550 Reserve St, Suite 360

Southlake, Texas 76092

Attention: Andrew Simpson, CEO

Email: [***]

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with a copy (which shall not constitute notice) to:

Foley Shechter Ablovatskiy LLP

641 Lexington Avenue, 14th Floor

New York, NY 10022

Attention: Sasha Ablovatskiy and Jonathan Shechter

Email: sablovatskiy@foleyshechter.com

js@foleyshechter.com

Section 10.03. Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“AI Technology” means any Software, system, tool, process, algorithm, or application that performs tasks or makes decisions, recommendations, or predictions, in whole or in part, through the use of machine learning, deep learning, natural language processing, neural networks, data analytics, or other forms of artificial intelligence, whether developed internally or obtained from third parties, and whether operating autonomously or in conjunction with human input or oversight.

“Ancillary Agreement” means the A&R LLC Agreement, each Support Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the Transaction TSA, each Subscription Agreement (if any) and each other agreement, document, instrument or certificate, other than this Agreement, to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement.

“Antitrust Division” means the U.S. Antitrust Division of the Department of Justice.

“Antitrust Laws” means (a) the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and (b) Applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where Parent, Seller or their respective Subsidiaries do business.

“Applicable Law(s)” means, with respect to any Person, any Law that is binding upon or applicable to such Person or any of such Person’s properties or assets.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Parent Common Stock Shares” shall mean, without duplication, (a) 3,290,350, the number of shares of Parent Common Stock outstanding as of the date of this Agreement, plus (b) the number of shares of Parent Common Stock outstanding as of the Closing Date solely as a result of the conversion of any Parent Series C Preferred Stock or Parent Series D Preferred Stock following the date of this Agreement and prior to the Closing Date, plus (c) the number of shares of Parent Common Stock to be issued upon the conversion of Parent Series C Preferred Stock (as determined in accordance with Section 6.04(b)) and Parent Series D Preferred Stock in connection with consummation of the Transactions, plus (d) 203,750, the number of outstanding RSUs as of the date of this Agreement, plus (e) 8,607, the number of shares of Parent Common Stock issuable pursuant to pre-funded warrants to purchase shares of Parent Common Stock as of the date of this Agreement.

“Closing Parent Common Stock VWAP” means the VWAP of Parent Common Stock for the twenty (20) Business Day period ending two (2) Business Days prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collective Bargaining Agreement” means any written agreement, memorandum of understanding or other contractual obligation between Seller or Parent or any of their Subsidiaries, as applicable, and any Labor Organization or other authorized employee representative representing Fortitude Service Providers or Parent Service Providers, as applicable.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of December 1, 2025, by and between Parent and Fortitude Mining, LLC.

“Consent” means any consent, certification, approval, registration, consent, decree, classification, waiver, license, permit, exemption, clearance, authorization, acknowledgment, franchise, variance, exemption, allowance, credits, Order or other confirmation.

“Contract” means any written agreement, contract, note, mortgage, indenture, arrangement or other legally binding obligation or understanding.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Delaware Limited Liability Company Act.

“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); (b) compensation, employment, individual consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, commissions, profit-sharing, equity or equity-based compensation, stock option, or other forms of incentive or deferred compensation, tax gross-up, expense reimbursement, “cafeteria” or “flexible” benefit plan, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, cafeteria plan, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or postemployment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case, whether written or unwritten, whether funded or unfunded, and whether for the benefit of one individual or more than one individual.

“Environmental Law” means any Applicable Law relating to (a) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) worker health and safety or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances.

“Equity Interests” means, with respect to any Person, (a) any shares of capital stock or any limited liability company interests or securities of, or other ownership or voting interests in, such Person, (b) other equity, limited liability company, ownership or voting interests in such Person, (c) securities convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, capital stock, limited liability company interests or securities of, or other ownership or voting interests or securities or other equity interests in, such Person, or (d) restricted share units, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by such Person or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or any limited liability company interests or securities of, or other ownership or voting interests in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be (or at any relevant time was or will be) treated as a single employer under Section 414 of the Code or is a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with such entity as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 19.00, provided, however, that if the Closing Parent Common Stock VWAP is equal to or greater than $7.50 then the Exchange Ratio shall be 21.22.

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“FDA” means the U.S. Food and Drug Administration, or any successor agency or authority thereto.

“FDA Laws” means all Laws applicable to Parent’s business related to and including the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. Section 301 et seq.), and the regulations and other Laws promulgated or enforced by the FDA thereunder, including FDA’s Guidance for Industry and FDA Staff: Medical Device Data Systems, Medical Image Storage Devices, and Medical Image Communications Devices issued in September 2022.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.

“Fortitude Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by Seller or any of its Subsidiaries for the current or future benefit of any Fortitude Service Provider, or (b) for which Seller or any of its Subsidiaries has any direct, indirect or contingent liability or obligation, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise.

“Fortitude IT Systems” means all IT Systems that are used in, or necessary for, the business of Seller or any of its Subsidiaries as currently conducted.

“Fortitude Material Adverse Effect” means any event, circumstance, development, state of facts, fact, condition, circumstance, occurrence, change or effect that, individually or in the aggregate with all other events, circumstances, developments, states of facts, facts, conditions, circumstances, occurrences, changes and effects, (i) has, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) would, or would reasonably be expected to, prevent or materially impair, impede or delay the ability of Seller to perform its obligations under this Agreement or consummate the Transactions prior to the End Date; provided that, solely for purposes of the foregoing clause (i), no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Fortitude Material Adverse Effect, or whether a Fortitude Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business, regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) conditions (or changes in such conditions, including any change on a current or forward basis) in the currency, digital asset mining, cryptocurrency, electricity, power or natural gas industry (including changes in cryptocurrency prices, commodity prices, general market prices and regulatory changes affecting the industry); (c) general changes in national or international political conditions (including the imposition of or changes in international tariffs, sanctions, trade policies or disputes or any “trade war” and any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks or pandemics; (e) any failure, in and of itself, by Seller or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Fortitude Material Adverse Effect, unless otherwise excluded in this definition of “Fortitude Material Adverse Effect”); (f) the negotiation, execution and delivery of this Agreement, the public announcement thereof or any Pre-Closing PIPE Investment, the pendency of this Agreement, the Merger or any Pre-Closing PIPE Investment, the impact thereof on the relationships of Seller and its Subsidiaries, with customers, suppliers or partners or the consummation of the Merger or any Pre-Closing PIPE Investment (it being understood and agreed that the foregoing shall not apply with respect to the representations or warranties in Section 3.03, Section 3.04 and Section 3.13 or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of this Agreement, the pendency of this Agreement or the consummation of the Merger); (g) any changes after the date of this Agreement not announced prior to the date of this Agreement in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (h) any action required by a Governmental Authority pursuant to Antitrust Laws in connection with the Transactions; (i)(A) any hurricane, tornado, earthquake, flood, fire, explosion, weather-related event, natural or man-made disaster, act of God or other force majeure events or occurrences, (B) epidemics, pandemics or disease outbreaks (including COVID-19) or the worsening thereof or applicable Laws (or the interpretation thereof) adopted in response thereto, or (C) any outbreak or escalation or

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worsening of hostilities, acts of war (whether or not declared), military actions, acts of insurrection, political unrest, riots or any act of sabotage or terrorism (foreign or domestic) including, in all cases of this clause (i), the response of any Governmental Authorities thereto; (j) any action or omission taken by Seller pursuant to the prior written request of Parent, or (k) any decline in the market price or trading volume of Zcash cryptocurrency, in and of itself (provided that the exception in this clause (k) shall not prevent the underlying events, changes, effects, developments, states of facts, conditions, circumstances and occurrences giving rise to or contributing to such decline from being taken into account in determining whether there has been a Fortitude Material Adverse Effect), except in the case of each of clause (a), (b), (c), (d) or (g), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on Seller and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which Seller and its Subsidiaries operate.

“Fortitude Service Provider” means any current or former director, officer, employee or individual independent contractor or other service provider of Seller or any of its Subsidiaries.

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, mediator, arbitration panel or commission.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Hazardous Substances” means any substance, material or waste that is listed, defined, designated, classified or regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Applicable Law relating to the environment or natural resources, including petroleum or any derivative or by product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, per- and polyfluoroalkyl substances or polychlorinated biphenyls.

“Health IT Certification and Information Blocking Requirements” means the Health Information Technology Standards, Implementation Specifications, and Certification Criteria and Certification Programs for Health Information Technology regulations (45 C.F.R. Part 170) and the Information Blocking regulations (45 C.F.R. Part 171).

“Healthcare Laws” means all Laws pertaining to healthcare regulatory matters applicable to the operations of Parent, including without limitation, (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (b) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder and any other Law pertaining to or governing a governmental health care program, and the regulations promulgated thereunder; (c) the Exclusion Laws, 42 U.S.C. § 1320a-7; (d) the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; (e) FDA Laws; (f) the Federal Trade Commission Act and all similar state Laws relating to truthful and non-misleading advertising; and (g) all implementing regulations and other Laws related to (a)–(g), and any analogous Laws of any state or foreign jurisdiction.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (Pub. L. No. 111-5), and any and all regulations promulgated thereunder, and related sub-regulatory guidance.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Annex A-61

“Indebtedness” means, with respect to a Person, as at a specified date, without duplication, all (a) the outstanding principal amount of any indebtedness for borrowed money of such Person and its Subsidiaries (other than accounts payable incurred in the ordinary course of business), if applicable, including deposits or advances of any kind to such Person; (b) the principal amount of any long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (c) obligations under any interest rate, currency swap, futures or other hedging, derivative or other similar agreement or arrangement; (d) finance and capital lease obligations or obligations to pay the deferred and unpaid purchase price of property, services or equipment, including all “earn-out,” contingent purchase price or similar performance-based payment obligations under any Contract for the acquisition of any business, asset or service (other than accounts payable incurred in the ordinary course of business); (e) obligations under any letter of credit, performance bonds, surety bonds, financial guarantees, banker’s acceptance or similar credit transactions; (f) guaranties of all or any part of the indebtedness of the type referred to in the foregoing clauses (a) through (e) of any other Person; and (g) any accrued and unpaid interest on and prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (f).

“Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (a) trademarks, service marks, trade names, service names, slogans, certification marks, logos, trade dress, brand names, corporate names, Internet account names (including social networking and media names) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing (collectively, “Trademarks”); (b) patents and pending patent applications and all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, provisionals, substitutions, and any extensions thereof (“Patents”); (c) registered and unregistered copyrights and works of authorship (including those in Software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (d) trade secrets and rights in confidential technology or information and any other information that derives actual or potential value from not being generally known to the public (including know-how, inventions, schematics, drawings, designs, technical data, techniques, protocols, improvements, processes, formulae, models, methodologies, procedures, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively, “Trade Secrets”); (e) rights in databases and data collections (including knowledge databases, and customer databases); (f) Internet domain name registrations; (g) other similar types of proprietary or intellectual property; and (h) claims or causes of action arising out of or related to any past, present and future infringement, misappropriation or other violation of any of the foregoing.

“IRS” means the Internal Revenue Service.

“IT Systems” means all information technology, systems, Software, hardware, firmware, databases, networks, platforms, electronics, websites, storage, interfaces, infrastructure, telecommunication assets, equipment or services, and electronic connections between them.

“knowledge” of any Person means (i) with respect to Seller, the actual knowledge of those individuals set forth in Section 10.03(a) of the Seller Disclosure Letter, (ii) with respect to Fortitude, the actual knowledge of those individuals set forth in Section 10.03(a) of the Seller Disclosure Letter, and (iii) with respect to Parent, the actual knowledge of those individuals set forth in Section 10.03(a) of the Parent Disclosure Letter.

“Labor Organization” means any labor union, trade union, works council, labor organization or association, or other employee representative body.

“Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, license, pre-emptive right or option, pledge, charge, collateral assignment, security interest, Uniform Commercial Code financing statement (or local equivalent), adverse claim, right-of-way, easement or encroachment relating to real property or other encumbrance of any kind in respect of such property or asset; provided that “Lien” shall exclude restrictions on transfer imposed under applicable securities Laws.

Annex A-62

“Measurement Date” means May 1, 2024.

“Open Source Software” means any Software that is subject to or licensed, provided or distributed under any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation), any Creative Commons License or any license substantially similar to any of the foregoing, including any license approved by the Open Source Initiative.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned in fee by Seller and/or any of its Subsidiaries.

“Parent Acquisition Proposal” means (A) any proposal, offer (including tender or exchange offers), indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Parent or any of its Subsidiaries with respect to assets that, taken together, constitute more than 15% of Parent’s consolidated assets, (B) any proposal or offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Parent Common Stock or securities of Parent representing more than 15% of the voting power of Parent or (C) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any wholly owned Subsidiary of Parent), directly or indirectly, in one or more transactions, assets or businesses of Parent or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Parent, in each case, other than the Transactions. For the avoidance of doubt, any Pre-Closing PIPE Investment would not be a Parent Acquisition Proposal.

“Parent ATM” means  the Equity Distribution Agreement, dated as of September 18, 2023 by and between Parent and Maxim Group LLC, as amended.

“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of October 31, 2025, and the footnotes to such consolidated balance sheet, in each case set forth in Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025.

“Parent Balance Sheet Date” means October 31, 2025.

“Parent Class V Common Stock” means the Class V common stock, par value $0.0001 per share, of Parent.

“Parent Common Stock” means the common stock, par value $0.001, of Parent.

“Parent Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by Parent, any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any Parent Service Provider, or (b) for which Parent or any of its Subsidiaries has any direct, indirect, or contingent liability, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise.

“Parent Equity Plan” means Parent’s 2023 Equity Incentive Plan, as amended by Amendment No. 1 thereto, dated as of November 23, 2023, as further amended by Amendment No. 2 thereto, dated as of July 9, 2025, and as further amended by Amendment No. 3 thereto, dated as of November 25, 2025.

“Parent IT Systems” means all IT Systems that are used in, or necessary for, the business of Parent or any of its Subsidiaries as currently conducted.

“Parent Material Adverse Effect” means any event, circumstance, development, occurrence, change or effect that, individually or in the aggregate, (i) has a material adverse effect on the condition (financial or otherwise), business or results of operations of Parent and its Subsidiaries, taken as a whole or (ii) is or would reasonably be expected to prevent or materially impair or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Transactions; provided that, solely for purposes of the foregoing clause (i), no event,

Annex A-63

circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Parent Material Adverse Effect, or whether a Parent Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) general changes in national or international political conditions (including the imposition of or changes in international tariffs, sanctions, trade policies or disputes or any “trade war” and any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (b-1) conditions (or changes in such conditions) in the currency, digital asset mining, cryptocurrency, electricity, power or natural gas industry (including changes in cryptocurrency prices, commodity prices, general market prices and regulatory changes affecting the industry); (c) acts of God, natural disasters, calamities, disease outbreaks or pandemics; (d) any decline, in and of itself, in the market price or trading volume of Parent Common Stock (it being understood and agreed that the facts or circumstances giving rise to or contributing to such decline may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (e) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (f) any changes after the date of this Agreement not announced prior to the date of this Agreement in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (g) any action required by a Governmental Authority pursuant to Antitrust Laws in connection with the Transactions; or (h) any action or omission taken by Parent pursuant to the prior written request of Seller, or any action or omission taken by Parent or Merger Sub in connection with or required by any Pre-Closing PIPE Investment, the Subscription Agreements (if any), or any other obligation undertaken at the direction or with the consent of Seller, except in the case of each of clause (a), (b), (b-1), (c) or (f), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which Parent and its Subsidiaries operate.

“Parent Owned IP” means all Intellectual Property owned or purported to be owned by Parent or its Subsidiaries.

“Parent Series C Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.001 per share, of Parent.

“Parent Series D Preferred Stock” means the Series D Convertible Preferred Stock, par value $0.001 per share, of Parent.

“Parent Service Provider” means any current or former director, officer, employee, individual independent contractor or other service provider of Parent or any of its Subsidiaries.

“Payor Program” means any (a) “Federal Health Care Program” as defined in 42 U.S.C. §1320a-7b(f) (including Medicare, state Medicaid programs, TRICARE and similar or successor programs) and any other health care or payment program administered or financed in whole or in part by any domestic federal, state, or local government and any successor program to any of the foregoing, (b) commercial or private health insurance program or managed care program; or (c) any other third party payor that provides, administers, underwrites, or is responsible for payment, reimbursement, or coverage for health care items or services.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Lien” means any (a) Liens for Taxes, assessments or other charges of a Governmental Authority not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP; (b) Liens under purchase money and capital lease arrangements, carriers’, warehousemen’s, mechanics’, workers’, materialmen’s, laborers’, repairmen’s, suppliers’, vendors’ or other similar Liens, in each case, arising in the ordinary course of business and that are (i) not yet due or delinquent or (ii) being contested in good faith by appropriate proceedings and, in each case, with respect

Annex A-64

to which adequate reserves have been established in accordance with GAAP; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, arising in the ordinary course of business; (d) easements, rights-of-way, covenants, declarations, conditions, reservations, restrictions, encroachments, servitudes, rights, licenses, leases, permits and other instruments or encumbrances and all matters of record and other imperfections of title that do not, individually or in the aggregate, materially detract from the value or the use of the property subject thereto; (e) statutory, common law or contractual Liens imposed on the underlying fee interest of the subject property thereof under or arising in connection with any lease or conditional sales contracts with third parties entered into in the ordinary course of business; (f) Liens imposed or promulgated by any Governmental Authority, including zoning, entitlement and building regulations, permits, licenses, utility easements and similar Liens, which are not violated in any material respect by Seller’s or any of its Subsidiaries’, or Parent’s or any of its Subsidiaries’, as applicable, present use or occupancy of such property; (g) rights of parties in possession of any such real property without options to purchase or rights of first refusal that do not, individually or in the aggregate, materially detract from the value or the use of the property subject thereto; (h) any Liens that are disclosed on the Parent Balance Sheet (in the case of Liens applicable to Parent or any of its Subsidiaries), or the notes thereto; (i) any Liens that are not, individually or in the aggregate, materially adverse to Seller and its Subsidiaries or Parent and its Subsidiaries, as applicable; (j) any Liens set forth in the Parent SEC Documents (in the case of Liens applicable to Parent or any of its Subsidiaries) or (k) any non-exclusive license or other grant of rights with respect to Intellectual Property granted in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision or Labor Organization.

“Personal Information” means (a) any information that, alone or in combination with other information, (i) relates to, identifies or is reasonably capable of being associated with a natural person; or (ii) can be used to authenticate a natural person (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers), or (b) information that constitutes “personal information”, “personally identifiable information”, “personal data” “protected health information” (as defined under HIPAA), or other similar terms under applicable Laws.

“Privacy Obligations” means laws, contracts, self-regulatory standards, or written policies or terms of use that are related to privacy, information security, data protection, data breach notification, or the Processing of Personal Information, in each case as and to the extent applicable to the operation of the applicable businesses.

“Proceeding” means any action, arbitration, audit, demand, examination, hearing, claim, complaint, charge, investigation, litigation, proceeding, mediation, citation, summons or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority.

“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on data, including Sensitive Data or sets of Sensitive Data, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction.

“Real Property” means, collectively, the Fortitude Leased Real Property and the Owned Real Property.

“Registered IP” means Patents, copyright registrations, applications for copyright registration, Trademark registrations and applications, and domain names and social media accounts and handles.

“Related Party” means any (a) executive officer or director of Seller or Parent, as applicable, (b) record or, to the knowledge of Seller or Parent, as applicable, beneficial owner of five percent (5%) or more of the voting securities of Seller or Parent, as applicable, (c) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or beneficial owner.

Annex A-65

“Related Party Contract” means any Contract with any Related Party.

“Release” or “Released” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing, or arranging for disposal, into the environment.

“Representatives” means, with respect to any Person, such Person’s directors, officers, managers, employees, investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred Parties List.

“Sanctioned Person” means any Person that is the target of any Sanctions, including (a) any Person listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, or the United Nations Security Council; (b) any Person listed on any Sanctions-related list maintained by the Government of Canada, including the Consolidated Canadian Autonomous Sanctions List and List of Terrorist Entities; (c) the Government of Venezuela or any Person that is located, organized, or resident in a Sanctioned Country; (d) any Person otherwise subject to Sanctions; or (e) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(d).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by relevant Governmental Authorities, including but not limited to OFAC, the U.S. Department of State, Global Affairs Canada or Public Safety Canada.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Breach” means any (i) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Sensitive Data; (ii) unauthorized or unlawful Processing, sale, or rental of Sensitive Data; (iii) act or omission that compromises the security, integrity, or confidentiality of Sensitive Data, (iv) security failure, fraud, phishing or other cyberattack that results in a monetary loss or a significant business disruption or (v) “Breach” as defined under HIPAA.

“Seller Owned IP” means all Intellectual Property owned or purported to be owned by Seller or any of its Subsidiaries, including Fortitude.

“Seller Stockholder” means Digital Currency Group, Inc., a Delaware corporation.

“Sensitive Data” means any (i) Personal Information or (ii) Trade Secret.

“Series C Certificate of Designations” means that certain Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Parent dated as of March 12, 2019.

“Series D Certificate of Designations” means that certain Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Parent, dated as of May 21, 2025.

“Software” means any and all (a) computer programs, software, algorithms, firmware, middleware and other code (including operating systems, platforms, applications and interfaces), in each case, in source code, object code or any other form; (b) data files and databases; and (c) documentation related to the foregoing (including protocols, specifications, designs and flow charts).

“Subsidiary” means, when used with reference to a Person, any other Person with respect to which such first Person who (a) holds securities or other ownership interests having (i) ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or (ii) more than 50% of the issued and outstanding voting securities of which, are owned, directly or indirectly, or (b) controls the management. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.

Annex A-66

“Tax” means any federal, state, local or non-U.S. income, gross receipts, franchise, sales, use, ad valorem, property, escheat, payroll, withholding, excise, customs duties, license, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and any other taxes of any kind whatsoever, together with any interest, penalties and additions to tax (including penalties for failure to file or late filing of any Tax Return, and any interest in respect of such penalties, additions to tax or additional amounts imposed by any federal, state, local, non-U.S. or other Taxing Authority).

“Tax Return” means any report, return, document, statement, declaration or other information or Filing filed with or supplied to, or required to be filed with or supplied to, any Taxing Authority with respect to Taxes, including information returns, claims for refunds, any documents with respect to or accompanying payments of estimated Taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information or Filing, and including any amendment thereto and any related or supporting information, schedule or attachment with respect thereto.

“Tax Sharing Agreement” means any Tax indemnity, Tax allocation or Tax sharing agreement or similar agreement, arrangement or understanding relating to Taxes or other Tax matters, including any agreement that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters.

“Taxing Authority” means any Governmental Authority responsible for the imposition, assessment, administration or collection of any Tax.

“Third Party” means any Person or Group, other than Seller, Parent, any of their respective Subsidiaries or Affiliates.

“Training Data” means any data used to train, validate, test or otherwise improve AI Technology.

“Transactions” means the transactions expressly contemplated by this Agreement and the Ancillary Agreements to be consummated in accordance with the terms of this Agreement (including the Contribution and Exchange and the Merger).

“Transfer Taxes” shall have the meaning given in Section 7.06(c).

“Treasury Regulations” means the U.S. income tax regulations promulgated under the Code.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988 (as amended) and any comparable foreign, state or local Law.

“Willful Breach” means, with respect to any agreement or covenant of a Party in this Agreement, a deliberate action or omission taken or omitted to be taken by such Party in material breach of such agreement or covenant that the breaching Party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such breaching Party reasonably should have known would result in a material breach of such agreement or covenant.

Annex A-67

Index of Defined Terms

Page
Acceptable Confidentiality Agreement	A-41
Adjournment Proposal	A-47
Affiliate	A-58
Agreement	A-1
AI Technology	A-58
Ancillary Agreement	A-58
Anti-Corruption Laws	A-15
Antitrust Division	A-58
Antitrust Laws	A-58
Applicable Law(s)	A-58
Appraisal Demand	A-6
A&R LLC Agreement	A-2
ATM 8-K	A-48
Audited Financial Statements
Bankruptcy and Equity Exceptions	A-7
Board Designee	A-4
Bring-Down Financial Statements	A-52
Business Day	A-58
Census	A-30
Certificate of Merger	A-3
Closing	A-4
Closing Date	A-4
Closing Parent Common Stock Shares	A-58
Closing Parent Common Stock VWAP	A-58
Closing Statement	A-44
Code	A-58
Collective Bargaining Agreement	A-59
Confidentiality Agreement	A-59
Consent	A-59
Contract	A-59
control	A-58
Contribution and Exchange	A-1
Contribution Transactions	A-2
Current Insurance	A-43
D&O Indemnified Parties	A-43
DGCL	A-59
Dissenting Share	A-6
DLLCA	A-1
Effective Time	A-3
Employee Plan	A-59
End Date	A-54
Environmental Law	A-59
Equity Interests	A-59
Equity Plan Proposal	A-20
ERISA	A-59
ERISA Affiliate	A-59
Exchange Act	A-59
Exchange Ratio	A-59
Export Control and Economic Sanctions Laws	A-15

Annex A-68

Page
FCPA	A-15
FDA	A-60
FDA Laws	A-60
Filing	A-60
Fortitude	A-1
Fortitude Balance Sheet	A-9
Fortitude Collection Expenses	A-57
Fortitude Digital Assets	A-16
Fortitude Employee Plan	A-60
Fortitude Insurance Policies	A-16
Fortitude IT Systems	A-60
Fortitude Leased Real Property	A-17
Fortitude Material Adverse Effect	A-60
Fortitude Material Contract	A-10
Fortitude Miners	A-16
Fortitude Non-Voting Unit	A-8
Fortitude Non-Voting Units	A-8
Fortitude Permits	A-10
Fortitude Proprietary Software	A-13
Fortitude Real Property Lease	A-17
Fortitude Securities	A-8
Fortitude Service Provider	A-61
Fortitude Termination Fee	A-56
Fortitude Units	A-8
Fortitude Voting Unit	A-8
Fortitude Voting Unit Contribution	A-3
Fortitude Voting Units	A-8
Fortitude Wallets	A-16
FTC	A-61
GAAP	A-61
GDPR	A-33
Governmental Authority	A-61
Group	A-61
Hazardous Substances	A-61
Healthcare Laws	A-61
Health IT Certification and Information Blocking Requirements	A-61
HIPAA	A-61
HSR Act	A-61
Indebtedness	A-62
Intellectual Property	A-62
Intended Tax Treatment	A-2
Interim Balance Sheet Date
Interim Financial Statements
Interim Period	A-51
IRS	A-62
IT Systems	A-62
knowledge	A-62
Labor Organization	A-62
Law	A-62
Lien	A-62

Annex A-69

Page
Listing Application	A-48
Measurement Date	A-63
Merger	A-1
Merger Consideration	A-5
Merger Sub	A-1
Nasdaq	A-7
Non-Assignable Right	A-4
OFAC	A-66
Offer Documents	A-46
Open Source Software	A-63
Order	A-63
Owned Real Property	A-63
Parent	A-1
Parent Acquisition Proposal	A-56
Parent Adverse Recommendation Change	A-40
Parent Approval Time	A-40
Parent ATM	A-63
Parent Balance Sheet	A-63
Parent Balance Sheet Date	A-63
Parent Board Recommendation	A-20
Parent Charter Amendments	A-4
Parent Class V Common Stock	A-63
Parent Collection Expenses	A-57
Parent Common Stock	A-63
Parent Contribution	A-2
Parent Disclosure Letter	A-19
Parent Employee Plan	A-63
Parent Equity Plan	A-63
Parent Insurance Policies	A-34
Parent Intervening Event	A-42
Parent IT Systems	A-63
Parent Leased Real Property	A-34
Parent Material Adverse Effect	A-63
Parent Material Contract	A-25
Parent Multiemployer Plan	A-28
Parent New Charter	A-4
Parent Option Awards	A-21
Parent Organizational Documents	A-19
Parent Owned IP	A-64
Parent Permits	A-24
Parent Preferred Stock	A-21
Parent Proprietary Software	A-31
Parent Real Property Lease	A-34
Parent Reimbursable Expenses	A-56
Parent RSU Awards	A-21
Parent SEC Documents	A-22
Parent Securities	A-21
Parent Series C Preferred Stock	A-64
Parent Series D Preferred Stock	A-64
Parent Service Provider	A-64
Annex A-70

Page
Parent Stockholder Approvals	A-19
Parent Stockholder Meeting	A-47
Parent Superior Proposal	A-42
Parent Termination Fee	A-56
Parties	A-1
Party	A-1
Patents	A-62
Payor Program	A-64
PBGC	A-64
Permitted Lien	A-64
Person	A-65
Personal Information	A-65
Premium Cap	A-43
Privacy Obligations	A-65
Proceeding	A-65
Process	A-65
Processed	A-65
Processing	A-65
Proxy Statement	A-46
Real Property	A-65
Registered Fortitude IP	A-13
Registered IP	A-65
Registered Parent IP	A-30
Registration Rights Agreement	A-2
Regulation S-K	A-39
Related Party	A-65
Related Party Contract	A-66
Release	A-66
Representatives	A-66
Restricted Person	A-66
Sanctioned Country	A-15
Sanctioned Person	A-66
Sanctions	A-66
SEC	A-66
Securities Act	A-66
Security Breach	A-66
Seller	A-1
Seller Consent	A-1
Seller Contribution	A-2
Seller Disclosure Letter	A-6
Seller Financial Statements	A-18
Seller Organizational Documents	A-7
Seller Owned IP	A-66
Seller Reimbursable Expenses	A-56
Seller Stockholder	A-66
Sensitive Data	A-66
Series C Certificate of Designations	A-66
Series D Certificate of Designations	A-66
Series D Forced Conversion	A-5
Software	A-66

Annex A-71

Page
Subsidiary	A-66
Support Agreement	A-2
Surviving Company	A-1
Surviving Company Units	A-5
Tax	A-67
Taxing Authority	A-67
Tax Receivable Agreement	A-2
Tax Return	A-67
Tax Sharing Agreement	A-67
TBOC	A-4
Third Party	A-67
Trademarks	A-62
Trade Secrets	A-62
Training Data	A-67
Transaction Litigation	A-50
Transaction Proposals	A-47
Transactions	A-67
Transaction TSA	A-2
Transfer Taxes	A-49
Treasury Regulations	A-67
under common control with	A-58
WARN	A-67
Willful Breach	A-67

Section 10.04. Interpretation; Construction. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only, do not constitute part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “will” shall be construed to have the same meaning as “shall”. The words “made available to Parent” and words of similar import refer to documents and other information posted to the Datasite virtual data room by or on behalf of Seller at least one (1) day prior to the date of this Agreement. The words “made available to Seller” and words of similar import refer to documents and other information posted to the Ideals virtual data room by or on behalf of Parent at least one (1) day prior to the date of this Agreement. Unless the context requires otherwise, the word “material” shall be construed in light of Parent and its Subsidiaries, taken as a whole, or Seller and its Subsidiaries, taken as a whole, as the case may be. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.

Annex A-72

Section 10.05. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

Section 10.06. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic communication) to the other Parties.

Section 10.07. Entire Agreement. This Agreement (including any exhibits hereto), the Parent Disclosure Letter, the Seller Disclosure Letter, the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter of this Agreement. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF PARENT, SELLER, FORTITUDE OR MERGER SUB MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ANY OTHER PARTY OR ANY OF SUCH PARTY’S REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 10.08. No Third-Party Beneficiaries. Except as provided in Section 6.03, Seller and Parent hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Section 10.14 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.09. Obligations of Seller and of Parent. Whenever this Agreement requires Merger Sub or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action and Parent shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of Seller or Parent, as applicable, to take any action, such requirement shall be deemed to include an undertaking on the part of Seller or Parent, as applicable to cause such Subsidiary to take such action and Seller or Parent, as applicable, shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of Seller to take any action, such requirement shall be deemed to include an undertaking on the part of Seller to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent to cause such Subsidiary to take such action.

Section 10.10. Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER

Annex A-73

OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to jurisdiction thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or Proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware). The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 10.12. Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 9.01, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Party and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.10(a), without proof of actual damages, this being in addition to any other remedy to which any Party is entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. The Parties further acknowledge and agree that the agreements contained in this Section 10.12 are an integral part of the Transactions, including the Merger, and that, without these agreements, none of the Parties would enter into this Agreement. The Parties further agrees that no

Annex A-74

Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.12, and irrevocably waive any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 10.13. Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by all of the Parties, by action taken or authorized by their respective boards of directors, at any time before or after the Parent Stockholder Approvals or the effectiveness of the Seller Consent; provided that after the Parent Stockholder Approvals have been obtained or the Seller Consent has become applicable, any amendment of this Agreement that by Applicable Law requires the further approval by Parent’s stockholders, the stockholders of Seller, the member of Fortitude or the member of Merger Sub shall be effective only with the approval of such stockholders or members, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 10.14. Extension; Waiver. At any time prior to the Effective Time, Seller and Parent (on behalf of itself or Merger Sub) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Seller, in the case of Parent, or Parent or Merger Sub, in the case of Seller, (b) waive any inaccuracies in the representations and warranties of Seller, in the case of Parent, or Parent or Merger Sub, in the case of Seller, contained in this Agreement, and (c) waive compliance by Seller, in the case of Parent, or Parent or Merger Sub, in the case of Seller, with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed by an authorized officer on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.15. Non-Recourse. Each Party agrees, on behalf of itself and its respective Affiliates, that all actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement or the Transactions, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement and (d) any failure of the Transactions to be consummated, in each case, may be made only against (and are those solely of) the Parties that are expressly identified as parties to this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges, on behalf of itself and their respective Affiliates, that no recourse under this Agreement or in connection with any of the Transactions shall be had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d). No Person, other than the Parties, shall be responsible or liable for any damages which may be alleged as a result of this Agreement or the Transactions (or the termination or abandonment thereof). Notwithstanding anything to the contrary set forth in this Section 10.15, it is expressly understood and agreed that none of the foregoing shall limit, impair or otherwise affect the rights, liabilities or obligations of any Person arising out of or relating to the Confidentiality Agreement or the Support Agreements to the extent such Person is expressly party thereto.

Section 10.16. Fees and Expenses. Except as otherwise expressly provided in this Agreement (including the terms of Article IX), all costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions will be paid by the Party incurring such costs and expenses.

Section 10.17. Disclosure Letter References and SEC Document References. The Parties hereto agree that each section or subsection of the Seller Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to qualify the corresponding Section or subsection of this Agreement, irrespective of whether or not any particular Section or subsection of this Agreement specifically refers to the Seller Disclosure Letter or the Parent

Annex A-75

Disclosure Letter, as applicable. The Parties hereto further agree that (other than with respect to any items disclosed in Section 3.13 of the Seller Disclosure Letter and Section 4.14 of the Parent Disclosure Letter, in each case, for which an explicit reference in any other section shall be required in order to apply to such section) disclosure of any item, matter or event in any particular section or subsection of either the Seller Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Seller Disclosure Letter or the Parent Disclosure Letter, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face, without review of the underlying documents, notwithstanding the omission of a cross-reference to such other section or subsections. The Parties hereto agree that in no event shall any disclosure contained in any part of any Parent SEC Document entitled “Risk Factors,” “Forward Looking Statements,” “Cautionary Statement About Forward Looking Statements,” “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward Looking Statements” or any other disclosures in any Parent SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any Party contained in this Agreement.

[Remainder of page left intentionally blank]

Annex A-76

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HEARTSCIENCES INC.
By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	Chief Executive Officer
CORDIS ACQUISTION, LLC
By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-77

FORTITUDE MINING HOLDINGS, INC.
By:	/s/ Andrea Childs
	Name:	Andrea Childs
	Title:	Chief Executive Officer
FORTITUDE MINING HOLDCO, LLC,
by Fortitude Mining Holdings, Inc., its sole member
By:	/s/ Andrea Childs
	Name:	Andrea Childs
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-78

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
HEARTSCIENCES INC.

Pursuant to the provisions the Texas Business Organizations Code, as amended (the “TBOC”), including Sections 3.051, 3.057, 3.059 and 21.056 of the TBOC and the Bylaws, as amended and restated (the “Bylaws”), of HeartSciences Inc., a Texas corporation (the “Corporation”), the Corporation hereby adopts this Second Amended and Restated Certificate of Formation (this “Second Amended and Restated Certificate”), which accurately states the Corporation’s existing Certificate of Formation and all amendments and supplements thereto that are in effect as of the date hereof (the “Existing Certificate”), as further amended by this Second Amended and Restated Certificate.

1.           The name of the Corporation is HeartSciences Inc. and it is a Texas for-profit corporation. The Corporation’s date of formation is August 16, 2007 and its assigned file number is 800859060.

2.           Each new amendment made by this Second Amended and Restated Certificate has been made in accordance with the provisions of the TBOC.

3.           Each new amendment made by this Second Amended and Restated Certificate has been approved in the manner required by the TBOC and the constituent documents of the Corporation, including the Bylaws.

4.           This Second Amended and Restated Certificate accurately states the text of the Existing Certificate and each amendment to the Existing Certificate that is in effect, as further amended by this Second Amended and Restated Certificate.

5.           Articles 1, 4, 8, 12, 13 and 15 of the Existing Certificate are each amended and restated in its entirety to read as set forth in Articles 1, 4, 8, 12, 13 and 15 of this Amended and Restated Certificate, respectively. The Existing Certificate is also amended by adding new Article 5.

6.           The Second Amended and Restated Certificate does not contain any other change except for information permitted to be omitted by Section 3.059 of the TBOC.

7.           The Existing Certificate and all amendments and supplements thereto are hereby amended and restated by the attached Second Amended and Restated Certificate.

Annex B-1

SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
Fortitude mining group, INC.

The undersigned, for purposes of this Second Amended and Restated Certificate of Formation (this “Second Amended and Restated Certificate”) of Fortitude Mining Group, Inc., a Texas corporation (the “Corporation”), organized and existing under provisions of the Texas Business Organizations Code, as amended (the “TBOC”), does hereby certify as follows:

ARTICLE One
Entity Name and Type

The name of the corporation is Fortitude Mining Group, Inc. (the “Corporation”) and the Corporation is a for-profit business corporation.

ARTICLE Two
Existence

The Corporation will have perpetual existence.

ARTICLE Three
Purpose

The purpose for which the Corporation is formed is to transact any or all lawful business for which corporations may be organized under the TBOC.

ARTICLE Four
Capital Structure

(a)         The aggregate number of shares of capital stock that the Corporation will have authority to issue is five hundred twenty million (520,000,000), comprised of five hundred million (500,000,000) shares of common stock, having a par value of $0.0001, of which [___] ([___])] shares are designated as Common Stock (the “Class A Common Stock”) and [[___]] ([___])] shares are designated as Class V Common Stock (the “Class V Common Stock”), and twenty million (20,000,000) shares of Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”). Of the twenty million (20,000,000) shares of Preferred Stock, (i) ten thousand (10,000) shares have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) pursuant to that certain Certificate of Designations, Number, Voting Power, Preferences and Rights of Series A Convertible Preferred Stock filed with Secretary of State of the State of Texas on May 7, 2014, as further amended by that certain Amended and Restated Certificate of Designations, Number, Voting Power, Preferences and Rights of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Texas on June 24, 2014, having a par value of $0.001 per share, (ii) ten thousand (10,000) shares have been designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), pursuant to that certain Certificate of Designations, Voting Power, Preferences and Rights of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Texas on July 8, 2015 as further amended by that certain Amended and Restated Certificate of Designations, Voting Power, Preferences and Rights of Series B Convertible Preferred Stock with the Secretary of State of the State of Texas on August 11, 2015, having a par value of $0.001 per share, (iii) six hundred thousand (600,000) shares have been designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”) pursuant to that certain Certificate of Designations, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock filed with the Secretary of Texas on April 18, 2019, having a par value of $0.001 per share and (iv) four million two hundred eighty five thousand seven hundred fourteen (4,285,714) shares have been designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock” pursuant to that certain Certificate of Designations, Voting Power, Preferences and Rights of Series D Convertible Preferred Stock filed with the Secretary of Texas on May 21, 2025, having a par value of $0.001 per share.

Annex B-2

(b)         Except as otherwise expressly provided herein, all shares of Class A Common Stock and Class V Common Stock shall have rights identical to those of all other shares of Class A Common Stock and Class V Common Stock.

(c)         Each holder of Class A Common Stock and Class V Common Stock shall be entitled to one vote for each share of Class A Common Stock or Class V Common Stock held of record by such holder. Except as required by law and as specifically set forth herein, the holders of Class A Common Stock and Class V Common Stock shall vote together as a single class on all matters upon which such holders are entitled to vote. Notwithstanding the foregoing, in the election of directors, the holders of Class V Common Stock shall not have the right, and the holders of Class A Common Stock shall have the sole right, voting separately as a single class, to elect one (1) director, designated by the Board of Directors as the “Class A Director” (the “Class A Director”).

(d)        In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of common stock (each, a “Stock Adjustment”) unless (i) a corresponding Stock Adjustment for all other classes of common stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (ii) the Stock Adjustment has been reflected in the same economically equivalent manner on all Non-Voting Units (as defined below). Stock dividends with respect to each class of common stock may only be paid with shares of stock of the same class of common stock.

(e)         Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors of the Corporation (the “Board of Directors”). All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock and to fix by resolution or resolutions providing for the issue of each such series the number of shares in each such series and the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, to the full extent now or hereafter permitted by law.

ARTICLE Five
Class V Common Stock

(a)         Dividends. Except as provided in clause (b) below with respect to stock dividends, dividends of cash or property may not be declared or paid on shares of Class V Common Stock.

(b)         Liquidation. Without limiting the rights of the holders of Class V Common Stock to exchange all outstanding shares of Class V Common Stock, together with the corresponding Non-Voting Units, for shares of Class A Common Stock in accordance with Section 10.01 of the LLC Agreement (as defined below) (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up), the holders of shares of Class V Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(c)         Restrictions on Issuances. No shares of Class V Common Stock may be issued except to a holder of Non-Voting Units (other than the Corporation or any subsidiary of the Corporation that is a holder of Non-Voting Units), such that after such issuance of Class V Common Stock such holder holds an identical number of Non-Voting Units and shares of Class V Common Stock unless otherwise provided in the LLC Agreement.

(d)         Retirement of Class V Shares. No holder of Class V Common Stock may Transfer (as defined in the LLC Agreement) shares of Class V Common Stock to any person unless such holder Transfers a corresponding number of Non-Voting Units to the same person in accordance with the provisions of the LLC Agreement. If any outstanding share of Class V Common Stock ceases to be held by a holder of a Non-Voting Unit, such share shall automatically and without further action on the part of the Corporation or such holder be transferred to the Corporation for no consideration and retired. To the extent that any holder of Class V Common Stock exercises its right pursuant to Article 10 of the LLC Agreement to have its Non-Voting

Annex B-3

Units redeemed by Fortitude Mining HoldCo, LLC, then simultaneous with the payment of cash or Class A Common Stock consideration to such holder by Fortitude Mining HoldCo, LLC (in the case of a redemption) or the Corporation (in the case of an election by the Corporation to effect a direct exchange with such holder) in accordance with the LLC Agreement, the Corporation shall cancel for no consideration a number of shares of Class V Common Stock registered in the name of the redeeming or exchanging holder equal to the number of Non-Voting Units held by such holder that are redeemed or exchanged in such redemption or exchange transaction.

(e)         Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance upon redemption or exchange of Paired Interests, the number of shares of Class A Common Stock that are issuable upon redemption or exchange of all outstanding Paired Interests pursuant to Article 10 of the LLC Agreement (assuming for this purpose that such redemption or exchange is settled in shares of Class A Common Stock). The Corporation covenants that all the shares of Class A Common Stock that are issued upon the redemption or exchange of such Paired Interests will, upon issuance, be validly issued, fully paid and non-assessable.

(f)          Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of shares of Class V Common Stock of their right under Section 10.01 of the LLC Agreement to redeem or exchange Paired Interests will be made without charge to the holders of the shares of Class V Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class A Common Stock being exchanged or redeemed (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

(g)         Preemptive Rights. To the extent Non-Voting Units are issued pursuant to the LLC Agreement to anyone other than the Corporation or a wholly owned subsidiary of the Corporation (including pursuant to Section 9.02 (or any equivalent successor provision) of the LLC Agreement), an equivalent number of shares of Class V Common Stock (subject to adjustment as set forth herein) shall be issued at par to the same person to which such Non-Voting Units are issued, subject to receipt by the Corporation of a certificate or other agreement of such person including certain representations as the Corporation may reasonably request.

(h)         Definitions. For purposes of this Article 5:

(i)          “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Fortitude Mining HoldCo, LLC, dated as of June 23, 2026.

(ii)         “Non-Voting Unit” means a non-voting limited liability company interest in Fortitude Mining HoldCo, LLC.

(iii)        “Ownership” means, with respect to any shares of Class V Common Stock, direct or indirect record ownership or beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act). The term “Owner” means any Person that has or exercises Ownership with respect to any shares of Class V Common Stock.

(iv)        “Paired Interest” means one Non-Voting Unit together with one share of Class V Common Stock, subject to adjustment pursuant to Article 10 of the LLC Agreement.

(v)         “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

Annex B-4

ARTICLE Six
Pre-emptive or Preferential Rights; Issuance

Except as set forth in paragraph (g) of Article 5, no shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for (i) any shares of the Corporation, now or hereafter to be authorized, or (ii) any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

ARTICLE Seven
Cumulative Voting

Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

ARTICLE Eight
Action by Written Consent

Any action required or permitted by law, this Second Amended and Restated Certificate or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares issued, outstanding and entitled to vote on such matter were present and voted.

ARTICLE Nine
Amendment

The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

ARTICLE Ten
Indemnification

(a)         The Corporation will, to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended, indemnify any and all persons who are or were serving as a director or officer of the Corporation, or who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee or employee of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered. by the TBOC. Such indemnification may be provided pursuant to any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the capacity of director or officer and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

(b)         If a claim under paragraph (a) of this Article 10 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including

Annex B-5

its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE Eleven
Limitation on Liability of Directors

To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director. Any repeal or modification of this Article 11 will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article 11 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article 11.

ARTICLE Twelve
Registered Office; Registered Agent

The street address of the Corporation’s registered office is [550 Reserve Street, Suite 360, Southlake, Texas 76092], and the name of its registered agent at that address is [___].

ARTICLE Thirteen
Directors

(a)         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as fixed by the Board of Directors pursuant to Article 4 hereof, the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors. The directors shall be elected in accordance with paragraph (c) of Article 4.

The full Board of Directors, other than those who may be elected by the holders of any class or series of Preferred Stock established by the Board of Directors pursuant to Article 4, shall be divided into three classes, with respect to the time for which they severally hold office, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the full Board of Directors. The initial division of the Board of Directors following the Effective Time shall be as follows:

The Class I directors will initially consist of the following individuals, and their term shall expire at the annual meeting of shareholders to be held in 2027:

Andrew Simpson	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
David Wells	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]

The Class II directors will initially consist of the following individuals, and their term shall expire at the annual meeting of shareholders to be held in 2028:

[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]

Annex B-6

The Class III directors will initially consist of the following individual, and his term shall expire at the annual meeting of shareholders to be held in 2029:

[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
[___]	[550 Reserve Street, Suite 360, Southlake, Texas 76092]
[___][1] (the Class A Director)	[550 Reserve Street, Suite 360, Southlake, Texas 76092]

A director shall hold office until the annual meeting of shareholders for the year in which his or her respective term expires and until his or her respective successor shall be elected and shall be qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office. Except as fixed by the Board of Directors pursuant to Article 4, (i) at each succeeding annual meeting of shareholders beginning in 2027, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term and (ii) if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class to as nearly as possible to one-third of the total number of directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

(b)         Except as fixed by the Board of Directors pursuant to Article 4, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board of Directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of the shareholders.

(c)         Subject to the rights of any class or series of Preferred Stock established by the Board of Directors pursuant to Article 4, any director may be removed from office only for cause and only by the affirmative vote of a majority of shares present in person or represented by proxy at such meeting and entitled to vote for the election of directors generally; provided that the Class A Director may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a single class.

ARTICLE Fourteen
Special Meetings

In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of shareholders may be called at any time by the chairman of the board of directors, the chief executive officer or the board of directors.

ARTICLE Fifteen
Quorum

With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third (1/3) of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

ARTICLE Sixteen
Voting

Any action that under the provisions of the TBOC would, but for this Article 16, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of a majority of the shares of the Corporation entitled to vote on that matter.

[Signature Page Follows]

____________

1        Note to Draft: To be confirmed.

Annex B-7

IN WITNESS WHEREOF, I have hereunto set my hand, this [___] day of [___], 2026.

FORTITUDE MINING GROUP, INC.

Name:
Title:

Annex B-8

Annex C

FORTITUDE MINING GROUP, INC.

AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan.    The purposes of this Plan are:

•     to attract and retain the best available personnel for positions of substantial responsibility;

•     to provide additional incentive to Employees, Directors and Consultants; and

•     to promote the success of the Company’s business.

2.           Definitions.    As used herein, the following definitions will apply:

(a)         “Administrator” means the Committee.

(b)         “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder including, but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)         “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Share-Based Awards.

(d)         “Award Agreement” means the written or electronic agreement and all amendments thereto setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)         “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(f)          “Board” means the Board of Directors of the Company.

(g)        “Cause” means, in the absence of an Award Agreement or employment or service agreement with the Participant otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any Parent or Subsidiary of the Company) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any Parent or Subsidiary of the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any Parent or Subsidiary of the Company; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Parent or Subsidiary of the Company; (iii) any material violation of the policies of the Company or any Parent or Subsidiary of the Company including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any Parent or Subsidiary of the Company; (iv) willful neglect in the performance of a Participant’s duties for the Company or any Parent or Subsidiary of the Company or willful or repeated failure or refusal to perform such duties; (v) acts of willful misconduct on the part of a Participant in the course of his employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; (vi) embezzlement, misappropriation or fraud committed by a Participant or at his direction, or with his personal knowledge, in the course of his employment or service, that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; or (vii) a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company, which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company; provided, however, that if, subsequent to a Participant’s voluntary termination for any reason or involuntary termination by the Company or any Parent or Subsidiary of the Company without Cause, it is discovered that the Participant’s employment or service could

Annex C-1

have been terminated for Cause, upon determination by the Administrator, such Participant’s employment or service shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event there is an Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination by the Company or any Parent or Subsidiary of the Company for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with. The Administrator shall have the sole discretion to determine whether a Participant has been terminated for Cause.

(h)         “Change in Control” means the occurrence of any of the following events following the Closing:

(i)          A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Group”), acquires Beneficial Ownership of the stock of the Company that, together with the stock held by such person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company;

(ii)         The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); or

(iii)        the sale, transfer, or assignment to, or other action by any person of all or substantially all of the Company’s assets and business in one or a series of related transactions.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, to the extent an Award or any payment thereunder is considered “deferred compensation” subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

(i)          “Closing” means the closing of the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of June 23, 2026, by and among the Company, Fortitude Mining Holdings, Inc., Fortitude Mining HoldCo, LLC and Cordis Acquisition, LLC, as it may be amended from time to time (the “Merger Agreement”).

(j)          “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)         “Committee” means the compensation committee of the Board, unless another duly authorized committee is designated by the Board, in accordance with Section 4 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

Annex C-2

(l)          “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(m)        “Company” means Fortitude Mining Group, Inc. (formerly known as HeartSciences Inc. and, prior thereto, as Heart Test Laboratories, Inc.), a Texas corporation, or any successor thereto.

(n)         “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. For the avoidance of doubt, a Consultant will include advisory members of the Board.

(o)         “Data” means certain personal information about a Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

(p)         “Director” means a member of the Board.

(q)         “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)          “Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)          “Fair Market Value” means, as of any date, the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, the NYSE American or the NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator utilizing a reasonable application of a reasonable valuation method in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(B).

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(u)         “Fiscal Year” means the fiscal year of the Company.

(v)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)        “Inside Director” means a Director who is an Employee.

(x)         “Nonstatutory Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

Annex C-3

(y)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)         “Option” means a stock option granted pursuant to the Plan.

(aa)        “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon service with performance of the Company, its Subsidiaries or business units thereof or any other factors designated by the Committee.

(bb)       “Outside Director” means a Director who is not an Employee.

(cc)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)       “Participant” means the holder of an outstanding Award.

(ee)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 9.

(ff)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 9.

(gg)       “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)       “Plan” means this 2023 Equity Incentive Plan, as amended.

(ii)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)       “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(ll)         “Securities Act” means the Securities Act of 1933, as amended.

(mm)     “Service Provider” means an Employee, Director or Consultant.

(nn)       “Share” means a share of the Company’s Common Stock, par value $0.0001 per share, as adjusted in accordance with Section 13 of the Plan.

(oo)       “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Annex C-4

3.           Stock Subject to the Plan.

(a)         Reservation of Shares.    Subject to the provisions of Section 13 of the Plan and the following sentence, the maximum aggregate number of Shares that may be issued under the Plan is [•]1 Shares (the “Initial Share Pool”). The number of Shares available for issuance under the Plan will be subject to automatic increase on the first day of each Fiscal Year following the Closing, by a number of Shares (the “Evergreen Shares”) equal to the lesser of:

(i)          Five percent (5%) of the total number of shares of all classes of common stock and preferred stock as converted to common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and

(ii)         a lesser number of Shares determined by the Administrator.

Notwithstanding the above, the number of shares available for issuance under Awards that are Incentive Stock Options will be [•].

(b)         Lapsed and Returned Awards.    For purposes of determining the number of Shares available for issuance under the Plan:

(i)          If any Award expires or is terminated, surrendered or cancelled or otherwise becomes unexercisable without having been exercised in full, is forfeited in whole or in part including, without limitation, any Award which is forfeited to the Company due to failure to vest, then the unvested Shares (or, for Awards other than Options, the forfeited or unused Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).

(ii)         Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan.

(iii)        To the extent an Award under the Plan is settled or paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(iv)        Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.

(v)         Shares used to pay the Exercise Price of an Award or to satisfy tax withholding related to an Award will become available for future issuance under the Plan.

(vi)        Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)         Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)         Administration; Delegation.    The Plan shall be administered by the Committee. To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Awards (except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act).

____________

1        Note to Draft: To include number representing ten percent (10%) of the fully diluted shares of common stock of the company outstanding immediately following the closing.

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(b)         Powers of the Administrator.    Subject to the provisions of the Plan and Applicable Law, the Administrator (or its delegate) will have the authority, in its discretion:

(i)          to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)       to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii)      to modify or amend each Award (subject to Section 19 of the Plan and Applicable Law) including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(ix)        to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 14 of the Plan;

(x)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)        to determine the timing and characterization or reason for a Participant’s termination of employment or service with the Company; and

(xii)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)         Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)         Indemnification.    In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

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5.           Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.           Stock Options.

(a)         Limitations.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The fair market value of the shares will be determined as of the time the option with respect to such shares is granted. To the extent that an Option is not designated as an Incentive Stock Option in the Award Agreement, or even if so designated does not qualify, in whole or in part, as an Incentive Stock Option at or subsequent to the date of grant, such Option, or the non-qualifying portion thereof, shall be a Nonstatutory Stock Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(b)         Term of Option.    The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)         Option Exercise Price and Consideration.

(i)          Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)         In the case of an Incentive Stock Option:

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant;

(B)         granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)         In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and Section 409A of the Code.

(ii)         Transferability.    Notwithstanding as otherwise provided in Section 12, an Incentive Stock Option will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant or his guardian or legal representative.

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(iii)        Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iv)        Form of Consideration.    The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)         Exercise of Option.

(i)          Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)         Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate.

(iii)        Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.

(iv)        Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated

Annex C-8

beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If the Option is not so exercised within the time specified herein, the Option will terminate.

(v)         Prohibition on Repricing.    Except as otherwise provided in Section 13, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

7.           Restricted Stock.

(a)         Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)         Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)         Transferability.    Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)         Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)         Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)          Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)         Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)         Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.           Restricted Stock Units.

(a)         Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

Annex C-9

(b)         Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service and/or the achievement of Company-wide, divisional, business unit, or individual goals or any other basis determined by the Administrator in its discretion.

(c)         Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payment in respect of the underlying Shares as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)         Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)         Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited and cancelled.

9.           Performance Units and Performance Shares.

(a)         Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)         Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)         Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued employment or service as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals or any other basis determined by the Administrator in its discretion. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index, one or more of the performance goals themselves, a previous period’s results or to a designated comparison group. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)         Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payment in respect of units/Shares underlying the Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)         Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

Annex C-10

(f)          Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited and cancelled.

10.         Other Share-Based Awards.    The Administrator is authorized, subject to limitations under Applicable Law, to grant Other Share-Based Awards. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Administrator shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

11.         Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.         Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle (provided that such trust or estate planning vehicle is approved by the Administrator), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.         Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)         Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, separation, rights offering, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, or in the event that there are changes in Applicable Laws, regulations or accounting principles, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, subject to compliance with Section 409A of the Code and other Applicable Law, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the terms and conditions of any outstanding Award and the numerical Share limits in Section 3 of the Plan.

(b)         Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)         Change in Control.    Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed award agreement between the Service Provider and the Company, or specifically prohibited under applicable laws including, without limitation, Section 409A of the Code, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems:

(i)          In the event that (i) with respect to Awards assumed by the surviving entity of the Change in Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change in Control, in the event of a Service Provider’s death or Disability or in the event a Service Provider’s employment is terminated by the Surviving Entity (or a Parent or a Subsidiary which is his or her employer) for reasons other than Cause, in each case within 12 months following a Change in Control, or (ii) the Plan is (or Awards are) terminated by the Surviving Entity or an affiliate of the Surviving Entity following a Change in Control without

Annex C-11

provision for the continuation of outstanding Awards hereunder or equitable conversion or substitution of such Award in connection with the Change in Control in a manner approved by the Administrator, all Awards which have not otherwise expired shall be Accelerated (as defined below). If, upon a Change in Control, awards in other shares or securities are continued or equitably converted or substituted for outstanding Awards pursuant to Section 13(a), and immediately following the Change in Control the Service Provider becomes employed (if the Service Provider was an employee immediately prior to the Change in Control) by the Surviving Entity or any affiliate of the Surviving Entity, or a successor to the Surviving Entity or any affiliate of the Surviving Entity, the Service Provider shall not be treated as having terminated employment or service for purposes of this Section 13 until such time as the Participant’s employment or service with the Surviving Entity, as applicable, is terminated. The terms of this Section 13 shall apply to all Awards except to the extent that an Award Agreement provides for different treatment (in which case the terms of the Award Agreement shall govern and this Section 13(c) shall not be applicable).

(ii)         For purposes of this Section 13(c), Awards of a Service Provider being “Accelerated” means, with respect to such Service Provider:

(A)        any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(B)         any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards shall lapse and with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Service Provider or other written agreement between the Service Provider and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

(d)         Outside Director Awards.    With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Outside Director will fully vest in and have the right to exercise Options as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units Performance Shares, Performance Units and Other Share-Based Awards will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Outside Director, or other written agreement between the Outside Director and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

14.         Tax.

(a)         Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)         Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld (i.e., net settlement), or (iii) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld or (iv) any combination thereof. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)         Compliance With Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. If any provision of the

Annex C-12

Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company (or any Parent or Subsidiary of the Company, as applicable) be liable for or reimburse a Participant for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

15.         No Effect on Employment or Service.    Neither the Plan nor any Award (nor any vesting schedule contained therein) will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

16.         No Uniformity of Treatment.    No Service Provider, Participant, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Participants, holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of or any contractual right to receive future grants, or benefits in lieu of grants, even if Awards have been granted in the past. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

17.         Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.         Term of Plan.    Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.         Amendment and Termination of the Plan.

(a)         Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.    The Company will obtain shareholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan or any Award will materially and adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company except (x) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 22.

Annex C-13

The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 13) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.         Conditions Upon Issuance of Shares.

(a)         Legal Compliance.    Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.         Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.         Forfeiture Events.

(a)        All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company has in place from time to time, including any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. The Administrator may, to the extent permitted by Applicable Laws and stock exchange rules or by any applicable policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate including, but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 22 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary.

(b)        The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as a Service Provider for cause or any specified action or inaction by a Participant, whether before or after the date Participant is no longer a Service Provider, that would constitute cause for termination of such Participant’s status as a Service Provider.

(c)        If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (1) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (2) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

Annex C-14

23.         Shareholder Approval.    The Plan (or any material amendment thereof) will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan (or such material amendment) is adopted by the Board, unless otherwise approved by the shareholders of the Company in connection with their approval of the Transactions. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code.

24.         Miscellaneous.

(a)         Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(b)         If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(c)         Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)         No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)        Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable to recognize differences in local law, tax policy or custom. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Administrator’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(f)          Language.    If the Participant receives an Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version of such Award Agreement or such other document will control.

25.         Successors and Assigns.    The terms of the Plan shall be binding upon and inure to the benefit of the Company and any assignee or successor entity, including any successor entity contemplated by Section 13(c).

26.         Data Protection.

(a)         Personal Data Processing.    By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant including, but not limited to, the Participant’s Data, or other personal information as described in an Award Agreement or any other grant materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and using commercially reasonable efforts to comply with applicable data protection laws. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect

Annex C-15

of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant holds Awards and/or Shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:

(i)          administering and maintaining Participant records;

(ii)         providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)        providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and

(iv)        transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

(b)         Disclosure.    The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including any stock plan administrator (the “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. The Stock Plan Administrator may open an account for a Participant to receive and trade Shares. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.

(c)         International Transfer.    A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.

(d)         Data Subject Rights.    Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.

(e)         Data Controller.    The data controller is Fortitude Mining Group, Inc., located at, United States of America, and can be contacted at 550 Reserve Street, Suite 360, Southlake, Texas 76092.

27.         Electronic Delivery and Acceptance.    The Company may, in its sole discretion, decide to deliver any documents related to the Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By participating in the Plan, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

28.         Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Texas, without application of the conflicts of law principles thereof.

Annex C-16

Annex D

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

FORTITUDE MINING HOLDCO, LLC

Dated as of [___], 2026

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Annex D-ii

Annex D-iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF FORTITUDE MINING HOLDCO, LLC, a Delaware limited liability company (the “Company”), dated as of [___], 2026, by and among the Company, Fortitude Mining Holdings, Inc., a Delaware corporation (the “Fortitude Member”), and [HeartSciences] Inc., a Texas corporation (“Pubco”).

W I T N E S S E T H:

WHEREAS, the Company has been heretofore formed as a limited liability company under the Delaware Act pursuant to a certificate of formation which was executed and filed with the Secretary of State of the State of Delaware on June 4, 2026;

WHEREAS, the Company and the Fortitude Member previously entered into the Limited Liability Company Agreement of the Company, dated as of June 22, 2026 (the “Prior LLC Agreement”);

WHEREAS, the Fortitude Member has been the sole member of the Company since the Company’s formation;

WHEREAS, the Persons party to this Agreement and Cordis Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Merger Sub”), previously entered into that certain Agreement and Plan of Merger, dated as of June 22, 2026, (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into the Company, with the Company surviving (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, the Fortitude Member contributed all of its Original Voting Units to Pubco in exchange for shares of Class V Common Stock; and

WHEREAS, the parties listed on the signature pages hereto and listed on Schedule A represent all of the holders of limited liability company interests in the Company (the “Members”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereto hereby agree to amend and restate the Prior LLC Agreement, as of the Effective Time, in its entirety as follows:

ARTICLE 1
Definitions and Usage

Section 1.01.       Definitions.

(a)         The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the new issuance of Units to such Person.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)          Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)         Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Member nor any Affiliate of any Member shall be deemed to be an Affiliate of any other Member or any of its Affiliates solely by virtue of such Members’ Units.

Annex D-1

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business” means the business of the Company, Pubco and their respective Subsidiaries.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Company.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for federal income tax purposes, except as follows:

(i)          The initial Carrying Value of any such Property contributed by a Member to the Company shall be the gross fair market value of such Property, as reasonably determined by the Managing Member;

(ii)         The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the Managing Member, at the time of any Revaluation pursuant to Section 5.02(c);

(iii)        The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the Managing Member; and

(iv)        The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Class V Common Stock” means Class V common stock, $0.0001 par value per share, of Pubco.

“Closing” means the consummation of the transactions contemplated by the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means Class A Common Stock, $0.0001 par value per share, of Pubco.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” means (i) each Member or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Member or an Affiliate thereof, in all cases in such capacity, and (iii) each officer, director, shareholder (other than any public shareholder of

Annex D-2

Pubco that is not a Member), member, partner, employee, representative, agent or trustee of the Managing Member, Pubco (in the event Pubco is not the Managing Member), the Company or an Affiliate controlled thereby, in all cases in such capacity.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Disposition Event” means any merger, consolidation or other business combination of Pubco, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Pubco Common Stock that are generally entitled to vote in the election of directors of Pubco prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

“Effective Time” means the effective time of the Merger.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Existing Interests” means all membership interests in the Company outstanding immediately prior to the effectiveness of this Agreement.

“Fiscal Year” means the Company’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the Managing Member.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, entity or official, including any political subdivision thereof.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Involuntary Transfer” means any Transfer of Units by a Member resulting from (i) any seizure under levy of attachment or execution, (ii) any bankruptcy (whether voluntary or involuntary), (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any divorce or separation agreement or a final decree of a court in a divorce action or (v) death or permanent disability.

“IRS” means the Internal Revenue Service of the United States.

“Liens” means any pledge, encumbrance, security interest, purchase option, conditional sale agreement, call or similar right.

“Managing Member” means (i) Pubco so long as Pubco has not withdrawn as the Managing Member pursuant to Section 7.02 and (ii) any successor thereof appointed as Managing Member in accordance with Section 7.02.

Annex D-3

“Member” means any Person named as a Member of the Company on the Member Schedule and the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)         Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii)        In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income and/or Net Loss;

(iv)        Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)        To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)       Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.

Annex D-4

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Non-Pubco Member” means any Member that is not a Pubco Member.

“Non-Voting Unit” means a non-voting limited liability interest in the Company.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Original Non-Voting Units” means the non-voting limited liability company interests in the Company originally issued under the Prior LLC Agreement.

“Original Voting Units” means the voting limited liability company interests in the Company originally issued under the Prior LLC Agreement.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by Title XI of the Bipartisan Budget Act of 2015, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code, as so amended (and any analogous provision of state, local or non-U.S. tax law).

“Percentage Interest” means, with respect to any Member and the Non-Voting Units, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Non-Voting Units owned of record thereby and (ii) the denominator of which is the aggregate number of Non-Voting Units issued and outstanding. The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

“Permitted Transferee” means, other than with respect to Pubco, (a) any Member and (b) (i) in the case of any Member that is not a natural person, any Person that is an Affiliate of such Member or its beneficial owners and (ii) in the case of any Member that is a natural person, (A) any Person to whom Non-Voting Units are Transferred from such Member (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Member, (B) a trust, family partnership or estate-planning vehicle that is for the exclusive benefit of such Member or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, Governmental Authority or other entity.

“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. or another U.S. commercial bank designated by the Company as being its “prime” or “reference” rate.

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Pubco Common Stock” means all classes and series of common stock of Pubco, including the Common Stock and Class V Common Stock.

“Pubco Member” means (i) Pubco and (ii) any Subsidiary of Pubco (other than the Company and its Subsidiaries) that is or becomes a Member.

“Redeemed Units Equivalent” means the product of (a) the Share Settlement, times (b) the Unit Redemption Price.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Pubco, the Company and the Fortitude Member.

“Relative Percentage Interest” means, with respect to any Member relative to another Member or Members, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Member; and the denominator of which is (x) the Percentage Interest of such Member plus (y) the aggregate Percentage Interest of such other Member or Members.

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“Reorganization Date Capital Account Balance” means, with respect to the Fortitude Member, the positive Capital Account balance of such Member as of immediately following the Closing, the amount or deemed value of which shall be set forth on the books and records of the Company.

“Reorganization Documents” means this Agreement; the Merger Agreement; the Tax Receivable Agreement; and the Registration Rights Agreement.

“Reserves” means, as of any date of determination, amounts allocated by the Managing Member, in its reasonable judgment, to reserves maintained for working capital of the Company, for contingencies of the Company, for operating expenses and debt reduction of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Fortitude Member and any Permitted Transferees, collectively, of shares of Pubco Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Pubco Common Stock.

“Substitute Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.

“Tax Distribution” means a distribution made by the Company pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Company pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to a Member’s Non-Voting Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in an amount not less than zero:

(i)          With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Member’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (v) such Member is a corporation, (w) Section 6655(e)(2)(C)(ii) is in effect, (x) such Member’s only income is from the Company and (y) the Tax Rate applies, which amount shall be calculated based on the projections believed by the Managing Member in good faith to be, reasonable projections of the net taxable income to be allocated to such Non-Voting Units pursuant to this Agreement and without regard to any adjustments pursuant to Section 734, 743, or 754 of the Code over (B) the aggregate amount of Tax Distributions designated by the Company pursuant to Section 5.03(e)(ii) with respect to such Non-Voting Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).

(ii)         With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 734, 743, or 754 of the Code, projected in the good faith belief of the Managing Member, to be allocated to such Non-Voting Units pursuant to this Agreement during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(e)(i), the date of this Agreement), and (y) the Tax Rate.

(iii)        With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 734, 743, or 754 of the Code, allocated to such Non-Voting Units pursuant

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to this Agreement for the relevant Fiscal Year and (y) the Tax Rate, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions with respect to a prior Fiscal Year) with respect to such Non-Voting Units made with respect to such Fiscal Year.

For purposes of this Agreement, in determining the Tax Distribution Amount of a Member, (a) the taxable income allocated to such Member’s Non-Voting Units shall be offset by any taxable losses (determined without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code) previously allocated to such Non-Voting Units to the extent such losses were not allocated in the same proportion as the Member’s Percentage Interests and have not previously offset taxable income in the determination of the Tax Distribution Amount and (b) the Tax Distribution Amount with regard to a Member shall be increased without duplication by the amount of any liability (calculated using the assumptions in this definition) attributable to a post-Closing taxable year (and the portion of taxable year in which the Closing occurs that begins after the date of the Closing determined on a “closing the of the books” method) arising from an election by the Company or any of its Subsidiaries pursuant to Section 6226 of the Code or any analogous election under state or local tax Laws.

“Tax Rate” means the highest marginal tax rates for a corporation that is resident in New York, New York applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company and taking into account the maximum limitations on deductions, including under Section 162 through Section 164 of the Code and Section 67 and Section 68 of the Code, and adjusted to the extent necessary to calculate federal, state and local tax liability separately so as to take into account such limitations and the calculation under the applicable state and local tax Laws of taxable income and taxable losses (and the extent to which such losses may offset such income); provided, that the Managing Member shall be permitted to use a lower rate in the event that it determines it is in the best interest of the Company so long as in its reasonable good faith determination, such lower rate shall not be adverse to the Members. For the avoidance of doubt, the Tax Rate shall be the same for all Members.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among Pubco, the Company and the Fortitude Member.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Article 8. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall any direct or indirect sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, whether by operation of law or otherwise, of a limited partnership interest in an investment fund or investment partnership that is a direct or indirect equityholder of a Member be considered, in and of itself, a “Transfer” for purposes of this Agreement.

“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.

“Units” means Non-Voting Units, Voting Units or any other class of limited liability interests in the Company designated by the Company after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the membership interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date of Redemption (or the date of the Call Notice, as applicable), subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Common Stock. If the Common Stock no longer trades on a

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securities exchange or automated or electronic quotation system, then the Unit Redemption Price shall be determined in good faith by a committee of the board of directors of Pubco composed of a majority of the directors of Pubco that do not have an interest in the Non-Voting Units being redeemed.

“Voting Unit” means a voting limited liability company interest in the Company.

(b)         Each of the following terms is defined in the Section set forth opposite such term:1

“Agreement”	Preamble
“Call Member”	9.01
“Call Notice”	9.01
“Call Units”	9.01
“Cash Settlement”	10.01(b)
“Company”	Preamble
“Confidential Information”	13.11(b)
“Contribution Notice”	10.01(b)
“Controlled Entities”	11.02(e)
“Direct Exchange”	10.03(a)
“Dispute”	14.01
“Dissolution Event”	12.01(c)
“Economic Pubco Security”	4.01(a)
“e-mail”	13.03
“Exchange Election Notice”	10.03(b)
“Expenses”	11.02(e)
“GAAP”	3.03(b)
“Indemnification Sources”	11.02(e)
“Indemnitee-Related Entities”	11.02(e)(i)
“Initiating Party”	14.01
“Jointly Indemnifiable Claims”	11.02(e)(ii)
“Member Parties”	13.11
“Member Schedule”	3.01(b)
“Officers”	7.05(a)
“Panel”	14.01
“Prior LLC Agreement”	Recitals
“Process Agent”	13.05(b)
“Pubco”	Preamble
“Pubco Offer”	10.04(a)
“Redeemed Units”	10.01(a)
“Redeeming Member”	10.01(a)
“Redemption”	10.01(a)
“Redemption Date”	10.01(a)
“Redemption Notice”	10.01(a)
“Redemption Right”	10.01(a)
“Regulatory Allocations”	5.04(c)
“Responding Party”	14.01
“Retraction Notice”	10.01(b)
“Revaluation”	5.02(c)
“Share Settlement”	10.01(b)
“Tax Matters Representative”	6.01(a)
“Transferor Member”	5.02(b)
“Withholding Advances”	5.06(b)

____________

1        To be updated.

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Section 1.02.       Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Members subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Members, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Members. Except to the extent otherwise expressly provided herein, all references to any Member shall be deemed to refer solely to such Person in its capacity as such Member and not in any other capacity.

ARTICLE 2
The Company

Section 2.01.       Formation. The Company was formed upon the filing of the certificate of formation of the Company with the Secretary of State of the State of Delaware on June 4, 2026. The authorized officer or representative, as an “authorized person” within the meaning of the Delaware Act, shall file and record any amendments and/or restatements to the certificate of formation of the Company and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business. The authorized officer or representative shall, on request, provide any Member with copies of each such document as filed and recorded. The Members hereby agree that the Company and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Delaware Act.

Section 2.02.       Name. The name of the Company shall be Fortitude Mining HoldCo, LLC; provided that the Managing Member may change the name of the Company to such other name as the Managing Member shall determine, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to effect such change.

Section 2.03.       Term. The Company shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article 12.

Section 2.04.      Registered Agent and Registered Office. The name of the registered agent of the Company for service of process on the Company in the State of Delaware shall be the Corporation Trust Company, and the address of such registered agent and the address of the registered office of the Company in the State of Delaware shall be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Managing Member in accordance with the Delaware Act.

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Section 2.05.       Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to engage in the Business and to carry on any other lawful act or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.06.       Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07.       Partnership Tax Status. The Members intend that the Company shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith.

Section 2.08.       Regulation of Internal Affairs. The internal affairs of the Company and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the Managing Member.

Section 2.09.       Ownership of Property. Legal title to all Property, conveyed to, or held by the Company or its Subsidiaries shall reside in the Company or its Subsidiaries and shall be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person, individually, shall have any ownership of such Property.

Section 2.10.       Subsidiaries. The Company shall cause the business and affairs of each of the Subsidiaries to be managed by the Managing Member in accordance with and in a manner consistent with this Agreement.

Section 2.11.       Qualification in Other Jurisdictions. The Managing Member shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member shall cause the Company to be so qualified or registered in compliance with Applicable Law.

ARTICLE 3
Units; Members; Books and Records; Reports

Section 3.01.       Units; Admission of Members. (a) Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by Units. The ownership by a Member of Units shall entitle such Member to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5. Units shall be issued in non-certificated form.

(b)         Except as otherwise expressly provided in this Agreement or as otherwise required by the Delaware Act or Applicable Law, (i) the Non-Voting Units shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members, and (ii) the Voting Units shall entitle the holders thereof to one vote per Voting Unit on all matters upon which the Members have the right to vote under this Agreement.

(c)         In accordance with the Merger Agreement, at the Effective Time, (i) the Original Non-Voting Units that were issued and held by the Fortitude Member immediately prior to the Effective Time are automatically converted into [___] Non-Voting Units, (ii) each unit of Merger Sub issued and held by Pubco are automatically converted into [___] Non-Voting Units, and (iii) the Original Voting Units that were contributed by the Fortitude Member to Pubco prior to the Effective Time shall remain outstanding as the Voting Units. After giving effect to the foregoing, the number of Non-Voting Units and Voting Units set forth opposite each of the Persons listed on Schedule A (the “Member Schedule”) are issued and outstanding as of the Effective Time.

(d)         The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement. Notwithstanding anything to the contrary contained herein or in the Delaware Act, neither the Managing Member nor the Company shall be required to disclose an unredacted Member Schedule to any Non-Pubco Member, or any other information showing the identity of the other Non-Pubco Members or the number of Non-Voting Units or shares of Class V Common Stock owned by another Non-Pubco Member. For each

Annex D-10

Non-Pubco Member, the Company shall provide such Member, upon request, a redacted copy of the Member Schedule revealing only such Member’s Non-Voting Units, the total issued and outstanding Non-Voting Units, and such Member’s Percentage Interest. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(e)         The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve, including with respect to Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and resulting dilution, which shall be borne by all Members in proportion to their respective Percentage Interests.

Section 3.02.       Substitute Members and Additional Members. (a) No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article 8), (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement, (iii) the Managing Member shall have received the opinion of counsel, if any, required by Section 3.02(b) in connection with such Transfer and (iv) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filling is necessary in order to qualify the company to conduct business or to preserve the limited liability of the Members. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member. A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member. In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Member Schedule) in connection therewith shall only require execution by the Company and such Substitute Member or Additional Member, as applicable, to be effective.

(b)         As a further condition to any Transfer of all or any part of a Member’s Units, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Article 10 of this Agreement.

(c)         If a Member shall Transfer all (but not less than all) of its Units, the Member shall thereupon cease to be a Member of the Company.

(d)         All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities

Annex D-11

to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

(e)         In connection with any Transfer of any portion of a Member’s Units pursuant to Article 10 of this Agreement, the Managing Member shall cause the Company to take any action as may be required under Article 10 of this Agreement or requested by any party thereto to effect such Transfer promptly.

Section 3.03.       Tax and Accounting Information. (a) Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member in accordance with Applicable Law and with accounting methods followed for federal income tax purposes. In making such decisions, the Managing Member may rely upon the advice of the independent accountants of the Company.

(b)         Records and Accounting Maintained. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”). The Fiscal Year of the Company shall be used for financial reporting and for federal income tax purposes.

(c)         Financial Reports.

(i)          The books and records of the Company shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of Pubco (or, if such firm declines to perform such audit, by an accounting firm selected by the Managing Member).

(ii)         In the event neither Pubco nor the Company is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company shall deliver, or cause to be delivered, the following to Pubco and each of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met:

(A)        not later than ninety (90) days after the end of each Fiscal Year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(B)         not later than forty-five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the Fiscal Year and ending on the last day of such quarter.

(d)         Tax Returns.

(i)          The Company shall timely prepare or cause to be prepared by an accounting firm selected by the Managing Member all federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of any Member, the Company shall furnish to such Member a copy of each such tax return; and

(ii)         The Company shall furnish to each Member (a) as soon as reasonably practical after the end of each Fiscal Year and in any event by June 30, all information concerning the Company and its Subsidiaries required for the preparation of tax returns of such Members (or any beneficial owner(s) of such Member), including a report (including Schedule K-1), indicating each Member’s share of the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its federal, state and other tax returns; provided that, as soon as reasonably practicable after the close of the relevant fiscal quarter, but in no event later than fourteen (14) days prior to the date an estimated tax payment is due, the Company shall deliver estimates believed by the Managing Member in good faith to

Annex D-12

be reasonable of such information concerning the Company as is required to enable such Member (or any beneficial owner of such Member) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Member, such other information concerning the Company and its Subsidiaries that is reasonably requested by such Member for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Member) or for tax planning purposes.

(e)          Inconsistent Positions. No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item unless such Member notifies the Company of the different position the Member desires to take and the Company’s regular tax advisors, after consulting with the Member, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Company’s position outweigh the arguments in favor of the Member’s position.

Section 3.04.       Books and Records. The Company shall keep full and accurate books of account and other records of the Company at its principal place of business. For so long as the Substantial Ownership Requirement is met, each Non-Pubco Member shall have any right to inspect the books and records of Pubco, the Company or any of its Subsidiaries; provided that (i) such inspection shall be at reasonable times and upon reasonable prior notice to the Company, but not more frequently than once per calendar quarter and (ii) neither Pubco, the Company nor any of its Subsidiaries shall be required to disclose (x) any information the Managing Member determines to be competitively sensitive, (y) any privileged information of Pubco, the Company or any of its Subsidiaries so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Non-Pubco Members, as the case may be, without the loss of any such privilege, or (z) the Member Schedule or related information described in Section 3.01(b).

ARTICLE 4
Pubco Ownership; Restrictions On Pubco Stock

Section 4.01.       Pubco Ownership. (a) Except as otherwise determined by Pubco, if at any time Pubco issues a share of Common Stock or any other Equity Security of Pubco entitled to any economic rights (an “Economic Pubco Security”) with regard thereto (for the avoidance of doubt, excluding Class V Common Stock or any other Equity Security of Pubco not entitled to any economic rights with respect thereto), (i) the Company shall issue to Pubco one Non-Voting Unit (if Pubco issues a share of Common Stock) or such other Equity Security of the Company (if Pubco issues an Economic Pubco Security other than Common Stock, which shall be deemed to include the options to acquire Common Stock) corresponding to the Economic Pubco Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any, shall be concurrently contributed to the Company; provided, however, that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 5.03(c), then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations and provided, further, that if Pubco issues any shares of Common Stock in order to purchase or fund the purchase from a Non-Pubco Member of a number of Non-Voting Units (and, if applicable, shares of Class V Common Stock) or to purchase or fund the purchase of shares of Common Stock, in each case equal to the number of shares of Common Stock issued, then the Company shall not issue any new Non-Voting Units in connection therewith and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Non-Pubco Member or transferor of Class A Common Stock, as applicable, as consideration for such purchase).

(b)         For the avoidance of doubt, this Article 4 shall apply to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholders rights plan (it also being understood that upon redemption or exchange of Non-Voting Units (including any such right to purchase Non-Voting Units in the Company) for shares of Common Stock, such Common Stock will be issued together with a corresponding right to purchase Equity Securities of Pubco).

(c)         If at any time Pubco issues one or more shares of Common Stock in connection with an equity incentive program or other compensatory plan or program, whether such share or shares are issued upon exercise of an option (including with respect to the options outstanding on the date hereof) or equity appreciation right, settlement of a restricted stock unit, as restricted stock or otherwise, the Company shall issue to Pubco a corresponding number of

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Non-Voting Units; provided that Pubco shall be required to concurrently contribute the net proceeds (if any) received by Pubco from or otherwise in connection with such corresponding issuance of one or more shares of Common Stock, including the exercise price of any option or equity appreciation right exercised, to the Company. If any such shares of Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Non-Voting Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 4.01(c) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Common Stock vest or are forfeited, then a corresponding number of the Non-Voting Units issued by the Company in accordance with the preceding provisions of this Section 4.01(c) shall automatically vest or be forfeited. Any cash or property held by either Pubco or the Company or on either’s behalf in respect of dividends paid on restricted Common Stock that fails to vest shall be returned to the Company upon the forfeiture of such restricted Common Stock.

Section 4.02.       Restrictions on Pubco Common Stock. (a) Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) the Company may not issue any additional Non-Voting Units to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary issues or sells an equal number of shares of Common Stock to another Person, (ii) the Company may not issue any additional Non-Voting Units to any Person (other than Pubco or any of its Subsidiaries) unless simultaneously therewith Pubco issues or sells an equal number of shares of Class V Common Stock to such Person and (iii) the Company may not issue any other Equity Securities of the Company to Pubco or any of its Subsidiaries unless substantially simultaneously therewith, Pubco or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b)         Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) Pubco and its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from Pubco or any of its Subsidiaries an equal number of Non-Voting Units for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of Non-Voting Units for no consideration) and (ii) Pubco and its Subsidiaries may not redeem or repurchase any other Equity Securities of Pubco unless substantially simultaneously therewith the Company redeems or repurchases from Pubco or any of its Subsidiaries an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of Pubco for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (x) the Company may not redeem, repurchase or otherwise acquire Non-Voting Units from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Common Stock for the same price per security from holders thereof (except that if the Company cancels Non-Voting Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (y) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco (except that if the Company cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable by Pubco in connection with the redemption or repurchase of any shares or other Equity Securities of Pubco or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding Non-Voting Units or other Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels Non-Voting Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

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(c)         The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Non-Voting Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Non-Voting Units with corresponding changes made with respect to any other exchangeable or convertible securities.

(d)         Notwithstanding anything to the contrary in this Article 4:

(i)          if at any time the Managing Member shall determine that any debt instrument of Pubco, the Company or its Subsidiaries shall not permit Pubco or the Company to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Company, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met;

(ii)         if (x) Pubco incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company and (y) Pubco is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of Pubco, the Company or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using non-participating preferred Equity Securities of the Company without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met;

(iii)        If Pubco receives a distribution pursuant to Section 5.03 and Pubco subsequently contributes any of the amounts received in such distribution back to the Company, the Managing Member, acting reasonably, may take any action it deems to be necessary or advisable to properly reflect the changes in the Members’ economic interests in the Company, including by making appropriate pro rata adjustments to the number of Non-Voting Units held by the Non-Pubco Members in order to proportionally reduce the respective Percentage Interests held by the Non-Pubco Members; and

(iv)        If any issuance or Transfer of shares of Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Non-Voting Units or other Equity Securities of the Company would result in (or has resulted in) a Bad Actor Disqualification Event (as defined in Pubco’s certificate of formation), as determined by Pubco’s board of directors in accordance with Pubco’s certificate of formation, then the Managing Member may in good faith implement an economically equivalent alternative arrangement that would not result in a Bad Actor Disqualification Event.

ARTICLE 5
Capital Contributions; Capital Accounts;
Distributions; Allocations

Section 5.01.       Capital Contributions. (a) From and after the date hereof, no Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to make any further Capital Contribution, except as expressly provided in Section 4.01(a), Section 4.01(c) or Section 10.02.

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(b)         Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

Section 5.02.       Capital Accounts.

(a)         Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)          Each Member listed on the Member Schedule shall be deemed to have made Capital Contributions to the Company at or prior to the Effective Time in an amount equal to the Reorganization Date Capital Account Balance set forth on the books and records of the Company.

(ii)         To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(iii)        To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.04 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iv)        In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Managing Member may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article 12 upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)         Succession to Capital Accounts. In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member (the “Transferor Member”) to the extent such Capital Account relates to the Transferred Units.

(c)         Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Non-Voting Units; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Non-Voting Units; (iii) the issuance by the Company of more than a de minimis amount of Non-Voting Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members.

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(d)         No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Member’s Capital Account.

(e)         Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Non-Voting Units basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the Non-Voting Units by the number of Non-Voting Units held of record by such Member.

Section 5.03.       Amounts and Priority of Distributions. (a) Distributions Generally. Except as otherwise provided in Section 12.02, distributions shall be made to the Members as set forth in this Section 5.03, at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(b)         Distributions to the Members. Subject to Sections 5.03(e), 5.03(f) and 5.03(g), distributions shall be made to the holders of the Non-Voting Units in proportion to their respective Percentage Interests at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(c)         Pubco Distributions. Notwithstanding the provisions of Section 5.03(b), the Managing Member, in its sole discretion, may authorize that cash be paid to Pubco or any of its Subsidiaries (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco or any of its Subsidiaries to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Common Stock in accordance with Section 4.02(b); provided, that no distribution (except a distribution relating to redemptions in respect of compensatory equity) shall be made pursuant to this Section 5.03(c) to the extent that, in the Managing Member’s reasonable determination, such distribution would reduce distributions under Section 5.03(e).

(d)         Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the Managing Member, in its sole discretion, shall determine based on the fair market value of such in kind distributions as determined by the Managing Member in the same proportions as if distributed in accordance with Section 5.03(b), with all Members participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member.

(e)         Tax Distributions.

(i)          Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to each Member with respect to its Non-Voting Units at least two (2) Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount equal to such Member’s Tax Distribution Amount, if any; provided that the Managing Member shall have no liability to any Member in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.

(ii)         On any date that the Company makes a distribution to the Members with respect to their Non-Voting Units under a provision of Section 5.03 other than Section 5.03(c) or this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Company shall designate all or a portion of such distribution as a Tax Distribution with respect to a Member’s Non-Voting Units to the extent of the Tax Distribution Amount with respect to such Member’s Non-Voting Units as of such date (but not to exceed the amount of such distribution). For the avoidance of doubt, such designation shall be performed with respect to all Members with respect to which there is a Tax Distribution Amount as of such date.

(iii)        Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for such Fiscal Year is greater than zero, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make additional distributions under this Section 5.03(e)(iii) to the extent of such

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Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

(iv)        Except as provided in Section 5.03(e)(v), under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Member pursuant to this Section 5.03 (other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Company.

(v)         Notwithstanding any other provision of this Section 5.03 to the contrary, Tax Distributions shall be made to all Members on a pro rata basis in accordance with their Percentage Interests, notwithstanding the differing amount of tax liabilities of such Members, such that each Member receives at least its Tax Distribution Amount with respect to such Member’s Non-Voting Units as of the date the Tax Distribution is made. If on the date on which a Tax Distribution is to be made there are not sufficient available funds in the Company (or any of its Subsidiaries that are disregarded entities or partnerships for U.S. federal income tax purposes) to distribute the full amount of the relevant Tax Distributions otherwise to be made or any credit agreements or other debt documents to which the Company (or any of its Subsidiaries) is a party do not permit the Company to receive from its Subsidiaries or distribute to each Member the full amount of the Tax Distributions otherwise to be made to each such Member, distributions pursuant to this Section 5.03(e) shall be made (i) first, to Pubco in amount necessary to allow Pubco to satisfy its tax liabilities and (ii) then, to all Members on a pro rata basis in accordance with their Percentage Interests as of such date to the extent of the available funds (without duplication of any amounts distributed to Pubco under clause (i)). To the extent that, as a result of the preceding sentence, Pubco receives amounts in excess of its pro rata share of Tax Distributions actually made in respect of any taxable year, such excess amounts shall be treated as an advance of, and shall reduce, amounts otherwise distributable to Pubco pursuant to any provision of this Agreement, other than this Section 5.03(e).

(f)          Distributions Resulting in Violation of Law or Default. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make, or cause to be made, any distribution to any Member (and the Company shall not make any distribution to Pubco) on account of any Non-Voting Unit if such distribution would violate any Applicable Law or the terms of any financing agreement of the Pubco, the Company or any of its Subsidiaries or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) thereunder.

(g)         Assignment. Each Member and its Permitted Transferees shall have the right to assign to any Transferee of Non-Voting Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Member pursuant to Section 5.03(b).

Section 5.04.       Allocations. (a) Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 5.03(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 5.03(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)         Special Allocations. The following special allocations shall be made in the following order:

(i)          Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations

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Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)         Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(b)(iii) were not in this Agreement.

(iv)        Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in a manner determined by the Managing Member consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v)         Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)         Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company or as a result of a Transfer of a Member’s interest in the Company, as the case may be, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss. (B) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

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(c)         Curative Allocations. The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.04.

(d)         Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this (d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).

Section 5.05.       Other Allocation Rules. (a) Interim Allocations Due to Percentage Adjustment. If a Percentage Interest is the subject of a Transfer or the Members’ interests in the Company change pursuant to the terms of this Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books method using any permissible convention selected by the Managing Member, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee Member shall succeed to the Capital Account of the Transferor Member with respect to the transferred Non-Voting Units.

(b)         Tax Allocations: Section 704(c) of the Code. In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Section 704(c) of the Code allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method with curative allocations under Treasury Regulation 1.704-3(c), with curative allocations to be made only from tax items arising from a sale or other disposition of assets of the Company. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

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Section 5.06.       Tax Withholding; Withholding Advances. (a) Tax Withholding.

(i)          If requested by the Managing Member, each Member shall, if able to do so, deliver to the Managing Member: (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (B) any certificate that the Company may reasonably request with respect to any such laws (including any Internal Revenue Service Form W-9); and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii)         After receipt of a written request of any Member, the Company shall use commercially reasonable efforts to provide such information to such Member and to take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the reasonable request of any Member, make or cause to be made any such filings, applications or elections; provided that any such requesting Member shall use commercially reasonable efforts to cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their Relative Percentage Interests.

(b)         Withholding Advances. To the extent the Company is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (including backup withholding and any tax payment made by the Company pursuant to Section 6225 of the Code that is attributable to such Member) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c)         Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account except to the extent that the Withholding Advances previously reduced such Member’s Capital Account), or (ii) with the consent of the Managing Member and the affected Member be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d)         Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto). The obligation of a Member to reimburse the Company for taxes pursuant to this Section 5.06 shall survive and continue after such Member Transfers its Non-Voting Units with respect to all payments or allocations to such Member that were made prior to the date of such Transfer.

ARTICLE 6
Certain Tax Matters

Section 6.01.       Tax Matters Representative. Pubco is hereby appointed the “tax matters partner” or the “partnership representative,” as the case may be (in each case, the “Tax Matters Representative”), of the Company under Section 6231 of the Code prior to the enactment of U.S. Public Law 114-74 or Section 6223 of the Code, as applicable, and any similar provision of state, local and non-U.S. law. The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Representative in its capacity as such, but the Company shall reimburse the Tax Matters Representative for all reasonable out-of-pocket costs and expenses (including attorneys’ and other

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professional fees) incurred by it in its capacity as Tax Matters Representative. The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as Tax Matters Representative, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct.

Section 6.02.       Section 754 Elections. The Company shall make, and shall cause any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to make, a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year including the Closing, and the Managing Member shall not take any action to revoke such elections.

Section 6.03.        Debt Allocation. Indebtedness of the Company treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Members based on their Percentage Interests; provided, that the Company may use an alternative method under the applicable Treasury Regulations to allocate such excess nonrecourse liabilities if such method would not reasonably be expected to be adverse to any Member.

Section 6.04.       Tax Receivable Agreement. The Tax Receivable Agreement shall be treated as part of this Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

ARTICLE 7
Management of the Company

Section 7.01.       Management by the Managing Member. Except as otherwise specifically set forth in this Agreement, the Managing Member shall be deemed to be a “manager” for purposes of applying the Delaware Act. Except as expressly provided in this Agreement or the Delaware Act, the day-to-day business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by the Managing Member in accordance with the terms of this Agreement and no other Members shall have management authority or rights over the Company or its Subsidiaries. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Members shall have such right). Except as expressly provided in this Agreement, the Managing Member shall have all necessary powers to carry out the purposes, business, and objectives of the Company and its Subsidiaries. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including any officers or Subsidiary thereof), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer of the Company) to enter into and perform any document on behalf of the Company or any Subsidiary.

Section 7.02.       Withdrawal of the Managing Member. Pubco may withdraw as the Managing Member and, as the holder of all of the Voting Units, appoint as its successor, at any time upon written notice to the Company, (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as applicable) as Managing Member shall be effective unless Pubco (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all the Managing Member’s obligations under this Agreement and the Reorganization Documents.

Section 7.03.       Decisions by the Members. (a) Other than the Managing Member, the Members shall take no part in the management of the Company’s business and shall transact no business for the Company and shall have no power to act for or to bind the Company. The Managing Member shall not (i) engage in any non-Business activity or (ii) own any material assets other than Units and/or any cash or other property or assets distributed by, or otherwise received from, the Company, without the prior written consent of the Non-Pubco Members, unless the Managing Member determines in good faith that such actions or ownership are in the best interest of the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder

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thereof as an employee, independent contractor or consultant to the Company, in which event the duties and liabilities of such individual or firm with respect to the Company as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Company.

(b)         Except as expressly provided herein, the Members shall not have the power or authority to vote, approve or consent to any matter or action taken by the Company. Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Members shall require the approval of a majority in interest of the Non-Pubco Members (by (x) resolution at a duly convened meeting of the Members, or (y) written consent of the Members). In the case of any such approval, a majority in interest of the Non-Pubco Members may call a meeting of the Members at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Members. Unless waived by any such Member in writing, notice of any such meeting shall be given to each Member at least four (4) days prior thereto. Attendance or participation of a Member at a meeting shall constitute a waiver of notice of such meeting, except when such Member attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Members sufficient to approve such action pursuant to this Section 7.03(b). A copy of any such consent in writing will be provided to the Members promptly thereafter.

Section 7.04.       Duties. (a) The parties acknowledge that the Managing Member will take action through its board of directors and officers, and that the members of the Managing Member’s board of directors and its officers will owe fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) advantage or disadvantage the Members or their interests relative to the stockholders of the Managing Member, (ii) advantage or disadvantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders.

Section 7.05.       Officers. (a) Appointment of Officers. The Managing Member may appoint individuals as officers (“Officers”) of the Company, which may include such officers as the Managing Member determines are necessary and appropriate. No Officer need be a Member. An individual may be appointed to more than one office. If an Officer is also an officer of the Managing Member, then Section 7.04 shall apply to such Officer in the same manner as it applies to the Managing Member.

(b)         Authority of Officers. The Officers shall have the duties, rights, powers and authority as may be prescribed by the Managing Member from time to time.

(c)         Removal, Resignation and Filling of Vacancy of Officers. The Managing Member may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Managing Member.

ARTICLE 8
Transfers of Interests

Section 8.01.       Restrictions on Transfers. (a) Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c), Section 8.01(d) and Section 8.01(e) and/or any other agreement between such Member and the Company, Pubco or any of their controlled Affiliates, without the prior written approval of the Managing

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Member, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Company pursuant thereto, to any Person that is not a Permitted Transferee. Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. Notwithstanding anything to the contrary in this Article 8, (i) Section 10.03 of this Agreement shall govern the exchange of Non-Voting Units for shares of Common Stock, and an exchange pursuant to, and in accordance with, Section 10.03 of this Agreement shall not be considered a “Transfer” for purposes of this Agreement, and (ii) any other Transfer of shares of Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

(b)         Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article 8 that:

(i)          the Transferor shall have provided to the Company prior notice of such Transfer;

(ii)         the Transfer shall comply with all Applicable Laws and the Managing Member shall be reasonably satisfied that such Transfer will not result in a violation of the Securities Act; and

(iii)        the Transferor and the transferee shall comply with Section 1446(f) of the Code and the regulations thereunder to the satisfaction of the Company including providing any certificates to the Company pursuant Section 1446(f) of the Code and the regulations thereunder.

(c)         Notwithstanding any other provision of this Agreement to the contrary, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Managing Member, would cause the Company to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(d)         Any Transfer of Units pursuant to this Agreement, including this Article 8, shall be subject to the provisions of Section 3.01 and Section 3.02.

(e)         If there is a Transfer of units to Permitted Transferees pursuant to this Agreement, if the Units held by each such Permitted Transferee shall be included in calculating the Substantial Ownership Requirement.

Section 8.02.       Certain Permitted Transfers. Notwithstanding anything to the contrary herein but subject to Section 8.01(b) and Section 8.01(c), the following Transfers shall be permitted:

(a)         Any Transfer by any Member of its Units pursuant to a Disposition Event;

(b)         At any time, any Transfer by any Member of Units to any Transferee approved in writing by the Managing Member (not to be unreasonably withheld), it being understood that it shall be reasonable for the Managing Member to withhold such consent if the Managing Member reasonably determines that such Transfer would materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder; and

(c)         The Transfer of all or any portion of a Member’s Units to a Permitted Transferee of such Member.

Section 8.03.       Distributions. Notwithstanding anything in this Article 8 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Non-Voting Units after the designation of a record date and declaration of a distribution pursuant to Article 5 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Non-Voting Units) shall be entitled to receive such distribution in respect of such transferred Non-Voting Units.

Section 8.04.       Registration of Transfers. When any Units are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

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ARTICLE 9
Certain Other Agreements

Section 9.01.       Company Call Right. In connection with any Involuntary Transfer by any Non-Pubco Member, the Company or the Managing Member may, in the Managing Member’s sole discretion, elect to purchase from such Member and/or such Transferee(s) in such Involuntary Transfer (if applicable) (each, a “Call Member”) any or all of the Units so Transferred or so held by such Member (or such Member’s Permitted Transferees), as applicable (“Call Units”), at any time by delivery of a written notice (a “Call Notice”) to such Call Member. The Call Notice shall set forth the Unit Redemption Price and the proposed closing date of such purchase of such Call Units; provided that such closing date shall occur within ninety (90) days following the date of such Call Notice. At the closing of any such sale, in exchange for the payment by the Company or the Managing Member to such Call Members of the Unit Redemption Price in cash, (i) each Call Member shall deliver its Call Units, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Company or the Managing Member, as applicable, duly executed by such Call Member and accompanied by all requisite transfer taxes, if any, (ii) such Call Units shall be free and clear of any Liens and (iii) each Call Member shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Units. Following such closing, any such Call Member shall no longer be entitled to any rights in respect of its Call Units, including any distributions of the Company or Pubco thereupon (other than the payment of the Unit Redemption Price at such closing), and, to the extent any such Call Member does not hold any Units thereafter, shall thereupon cease to be a Member of the Company and, to the extent any such Call Member does not hold any shares of Pubco Common Stock thereafter, shall thereupon cease to be a stockholder of Pubco.

Section 9.02.       Preemptive Rights.

(a)         No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions; (ii) issuances or sales by the Company of any class or series of Units, whether unissued or hereafter created; (iii) issuances of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units; (iv) issuances of any right of subscription to or right to receive, or any warrant or option for the purchase of, any Units; or (v) issuances or sales of any other securities that may be issued or sold by the Company.

ARTICLE 10
Redemption and Exchange Rights

Section 10.01.     Redemption Right of a Member.

(a)         Notwithstanding any provision to the contrary in this Agreement but subject to Section 10.08, and without the need for approval by the Managing Member or consent by any other Members, each Non-Pubco Member shall be entitled to cause the Company to redeem (a “Redemption” and, together with a Direct Exchange, as defined below, an “Exchange”) all or any portion of its Non-Voting Units (the “Redemption Right”) at any time. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to Pubco. The Redemption Notice shall specify the number of Non-Voting Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than ten (10) Business Days nor more than thirteen (13) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided that the Company, Pubco and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that a Redemption Notice may be conditioned by the Redeeming Member on the closing of an underwritten distribution of the shares of Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.01(b) or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all Liens, and (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 10.01(b), and (z) if the Non-Voting Units are certificated, issue to the Redeeming

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Member a certificate for a number of Non-Voting Units equal to the difference (if any) between the number of Non-Voting Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 10.01(a) and the Redeemed Units.

(b)         In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the number of shares of Common Stock equal to the number of Redeemed Units (the “Share Settlement”) or the immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent (the “Cash Settlement”); provided that Pubco shall have the sole and exclusive right and option as provided in Section 10.02 and subject to Section 10.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement; and provided, further, that if the Redeeming Member is an Affiliate of the Company or Pubco, the decision by Pubco to effect the redemption payment as a Share Settlement or a Cash Settlement must be approved by the disinterested members of the Audit Committee of Pubco. Within three (3) Business Days of delivery of the Redemption Notice, Pubco shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have elected the Share Settlement method. If Pubco elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) within ten (10) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and Pubco’s rights and obligations under this Section 10.01 arising from the Redemption Notice.

(c)         In the event that Pubco elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Common Stock registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Member any material non-public information concerning Pubco, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Common Stock at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Redemption; (viii) if the Redeeming Member is a party to the Registration Rights Agreement, Pubco shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Common Stock to be received upon such redemption pursuant to an effective registration statement; (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, any “black-out” or similar period under Pubco’s policies covering trading in the Pubco’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement; provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 10.01(c), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as Pubco, the Company and such Redeeming Member may agree in writing).

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(d)         The number of shares of Common Stock or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 10.01(b) (whether through a Share Settlement or Cash Settlement, as determined by Pubco) shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date (but in each case only if Pubco has declared a corresponding dividend of all amounts receivable by Pubco in such distribution with a record date for such dividend that is no later than the record date for such distribution).

(e)         In the event of a reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

Section 10.02.     Election and Contribution of Pubco. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 10.01(a), Pubco shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 10.01(b). Pubco, at its sole and exclusive option, shall determine whether to contribute, pursuant to Section 10.01(b), the Share Settlement or the Cash Settlement (subject to approval by the disinterested members of the Audit Committee of Pubco if the Redeeming Member is an Affiliate of the Company or Pubco). Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.01(b), or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Pubco shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 10.02, and (ii) the Company shall issue to Pubco a number of Non-Voting Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, Pubco may only elect a Cash Settlement if such Cash Settlement is limited to, and Pubco shall only be obligated to contribute to the Company, an amount equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the issuance by Pubco of a number of shares of Common Stock, issued for the purpose of satisfying such Cash Settlement, equal to the number of Redeemed Units to be redeemed with respect to such Cash Settlement, provided that Pubco’s Capital Account shall be increased by an amount equal to any discount relating to such sale of shares of Common Stock. For the avoidance of doubt, Pubco may not fund any Cash Settlement with any cash that is not proceeds from an issuance by Pubco of Common Stock that is for the purpose of satisfying such Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and Pubco’s rights and obligations under this Section 10.02 arising from the Redemption Notice.

Section 10.03.     Exchange Right of Pubco.

(a)         Notwithstanding anything to the contrary in this Article 10 but subject to Section 10.08, Pubco may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and Pubco (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 10.03, Pubco shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Non-Voting Units.

(b)     Pubco may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 10.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if Pubco had not delivered an Exchange Election Notice.

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Section 10.04.     Tender Offers and Other Events with Respect to Pubco.

(a)         In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the holders of Non-Voting Units (other than the Pubco Members) shall be permitted to participate in such Pubco Offer by delivery of a notice of exchange (which notice of exchange shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Non-Voting Units (other than the Pubco Members) to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Common Stock without discrimination; provided, that without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such holders may participate in each such Pubco Offer without being required to exchange Non-Voting Units to the extent such participation is practicable. For the avoidance of doubt (but subject to Section 10.04(c)), in no event shall the holders of Non-Voting Units be entitled to receive in such Pubco Offer aggregate consideration (other than pursuant to the Tax Receivable Agreement) for each Non-Voting Unit that is greater than the consideration payable in respect of each share of Common Stock in connection with a Pubco Offer.

(b)         Notwithstanding any other provision of this Agreement, if a Disposition Event is approved by the board of directors of Pubco and consummated in accordance with Applicable Law, at the request of the Company (or following such Disposition Event, its successor) or Pubco (or following such Disposition Event, its successor), each of the holders of Non-Voting Units shall be required to exchange with Pubco, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such holder’s Non-Voting Units for aggregate consideration for each Non-Voting Unit that is equivalent to the consideration payable in respect of each share of Common Stock in connection with the Disposition Event, provided, however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a holder shall not be required to exchange Non-Voting Units pursuant to this Section 10.04(b) unless, as a part of such transaction, the holders are permitted to exchange their Non-Voting Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Non-Voting Units (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(c)         Notwithstanding any other provision of this Agreement, in a Disposition Event, payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any Non-Voting Unit or share of Common Stock in connection with such Disposition Event for the purposes of Section 10.04(a) and Section 10.04(b).

Section 10.05.     Reservation of Shares of Common Stock; Certificate of Pubco. At all times Pubco shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Common Stock (which may or may not be held in the treasury of Pubco) or the delivery of cash pursuant to a Cash Settlement. Pubco shall deliver Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. Pubco covenants that all Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 10 shall be interpreted and applied in a manner consistent with the corresponding provisions of Pubco’s certificate of formation.

Section 10.06.     Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

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Section 10.07.     Tax Treatment. Unless otherwise required by Applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between Pubco and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

Section 10.08.     Additional Exchange Restrictions. Notwithstanding anything to the contrary herein:

(a)         No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Managing Member or the Company, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(b)         If the Managing Member determines at any time, in its sole discretion after consultation with the Company’s tax advisors, either (i) that the Company does not then satisfy the “safe harbor” requirements under Treasury Regulation Section 1.7704-1(h) (the “100 Partner Safe Harbor”), or (ii) there is a reasonable possibility that the Company will not satisfy the 100 Partner Safe Harbor at any time during the current or next taxable year, the Managing Member and the Company may impose such restrictions on, and impose such requirements on and procedures with respect to, Exchanges from time to time as the Managing Member and/or the Company may determine, in their sole discretion, to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code and such restrictions, requirements and procedures shall remain in effect unless and until the Managing Member determines otherwise; provided, that, for the avoidance of doubt, a transfer described under Treasury Regulation Section 1.7704-1(e)(2) shall not be restricted. Without limiting the discretion of the Managing Member and/or the Company under this Section 10.08(b) to impose any restrictions, requirements or procedures on Exchanges, such restrictions, requirements and procedures may include one or more of the following:

(i)          providing that Members are permitted to effect Exchanges during a taxable year of the Company only on one or more of up to four specified dates determined by the Managing Member (each a “Specified Exchange Date”);

(ii)         requiring a Member seeking to effect an Exchange to give the Company irrevocable written notice of an election to effect an Exchange on a date that is at least sixty (60) calendar days prior to the Specified Exchange Date on which such Exchange is to occur; and

(iii)        providing that the number of Non-Voting Units that may be Exchanged or otherwise transferred during the taxable year of the Company (other than in private transfers described in Treasury Regulations Section 1.7704-1(e)) cannot exceed 10 percent of the total interest in the Company’s capital or profits (as determined pursuant to Treasury Regulation Section 1.7704-1(k)).

(c)         Pubco shall bear all of its own expenses in connection with the consummation of any Redemption, whether or not any such Redemption is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Redemption (but not, in any case, any income taxes or other similar taxes); provided, however, that if any of the Share Settlement is to be delivered in a name other than that of the Redeeming Member that requested the Redemption, then such Redeeming Member and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Redemption or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable. Except as otherwise may separately be agreed by the Company, the Redeeming Member shall bear all of its own expenses in connection with the consummation of any Redemption (including, for the avoidance of doubt, expenses incurred by such Redeeming Member in connection with any Redemption that are invoiced to the Company).

ARTICLE 11
Limitation on Liability, Exculpation and Indemnification

Section 11.01.     Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to it.

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Section 11.02.     Exculpation and Indemnification; Elimination of Fiduciary Duties. (a) Subject to the duties of the Managing Member and Officers set forth in Section 7.01, neither the Managing Member nor any other Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith. None of the Members shall have any fiduciary duties to any other Member, the Company or any other Person, and any duties or implied duties (including fiduciary duties) of any Member to any other Member or the Company that would otherwise apply at law (common or statutory) or in equity are hereby eliminated to the fullest extent permitted under any Applicable Law.

(b)         A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)         The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company, (ii) results from its contractual obligations under any Reorganization Document to be performed in a capacity other than as a Covered Person or from the breach by such Covered Person of Section 9.01 or (iii) results from the breach by any Member (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document (other than any Reorganization Document), other than (x) by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company or (y) as a result of any breach by such Covered Person of Section 9.01, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.

(d)         The obligations of the Company under Section 11.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

(e)         Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Company and/or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation,

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defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware Act, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Company and/or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.02(e), entitled to enforce this Section 11.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 11.02(e) as though each such Controlled Entity was the “Company” under this Agreement. For purposes of this Section 11.02(e), the following terms shall have the following meanings:

(i)          The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii)         The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(f)          The rights conferred on any Covered Person by this Section 11.02 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of members, by determination of the Managing Member or otherwise. Further, the Company shall have the power and authority to provide indemnification, advancement of expenses and other similar rights to other Persons (including by agreements with members of the board of directors of Pubco) as is approved by the Managing Member.

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ARTICLE 12
Dissolution and Termination

Section 12.01.     Dissolution. (a) The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.02.

(b)         No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

(c)         The Company shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)          The expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company;

(ii)         upon the approval of the Managing Member;

(iii)        the entry of a decree of dissolution of the Company under Section 18-802 of the Delaware Act; or

(iv)        at any time there are no members of the Company, unless the Company is continued in accordance with the Delaware Act.

(d)         The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause dissolution of the Company.

Section 12.02.     Winding Up of the Company. (a) The Managing Member shall promptly notify the other Members of any Dissolution Event. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Managing Member shall appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b)         The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i)          first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)         second, to the Members in the same manner as distributions under Section 5.03(b).

(c)         Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 12.02(b), the liquidating trustee shall have the right to compel each Member to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Member, corresponding as nearly as possible to such Member’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).

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(d)         In the event of a dissolution pursuant to Section 12.01(c), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.01(b) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.

Section 12.03.     Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article 12, and the certificate of formation of the Company shall have been cancelled in the manner required by the Delaware Act.

Section 12.04.     Survival. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

ARTICLE 13
Miscellaneous

Section 13.01.   Expenses. Other than as provided for in the Tax Receivable Agreement, the Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses, administrative expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company and (b) in the sole discretion of the Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it or its Subsidiaries in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its Subsidiaries, then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member or its Subsidiaries, including (i) costs of any securities offerings (including any underwriters discounts and commissions), investment or acquisition transaction (whether or not successful) not borne directly by Members, (ii) compensation and meeting costs of its board of directors, (iii) cost of periodic reports to its stockholders, (iv) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco, (v) accounting and legal costs, (vi) franchise taxes (which are not based on, or measured by, income), (vii) payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by Pubco or its Subsidiaries to pay expenses or other obligations described in this Section 13.01 (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Company were not issued to Pubco or its Subsidiaries) and (viii) other fees and expenses in connection with the maintenance of the existence of Pubco and its Subsidiaries (including any costs or expenses associated with being a public company listed on a national securities exchange), provided that the Company shall not pay or bear any income tax obligations of the Managing Member or its Subsidiaries pursuant to this provision. Payments under this Section 13.01 are intended to constitute reimbursement to the Managing Member for expenses of the Company and are not “distributions” within the meaning of Section 5.03 above or §18-607 of the Delaware Act.

Section 13.02.     Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 13.03.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail transmission of attachments to such electronic mail in portable document format (“e-mail”), so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address or e-mail address specified for such party on the Member Schedule hereto, or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to

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5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to Pubco or the Company:

c/o [HeartSciences] Inc.
[___]
Attention:	[___]
Email:	[___]

With copies (which shall not constitute actual notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention:	Jackie Cohen and Christopher Capuzzi
E-mail:	Jackie.Cohen@ropesgray.com Christopher.Capuzzi@ropesgray.com

Section 13.04.     Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)         Except as provided in Article 8, no Member may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Managing Member.

Section 13.05.     Jurisdiction. (a) Subject to Article 14, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.03 shall be deemed effective service of process on such party.

(b)         EACH OF THE COMPANY AND THE MEMBERS HEREBY IRREVOCABLY DESIGNATES CORPORATION TRUST COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT CORPORATION SERVICE COMPANY, 1209 ORANGE STREET, WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19801, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 13.03 OF THIS AGREEMENT AND, TO THE EXTENT A MEMBER IS NOT ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, AS REQUIRED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF SUCH MEMBER. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

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Section 13.06.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.07.     Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement may be executed and delivered by facsimile, e-mail or .pdf format signature(s).

Section 13.08.     Entire Agreement. This Agreement and the Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically related to them with the right to enforce such provisions as if they were a party hereto.

Section 13.09.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 13.10.     Amendment. (a) This Agreement can be amended at any time and from time to time by written instrument signed by each of the Members who together own a majority in interest of the Units then outstanding, provided that no amendment to this Agreement may adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members; provided, further, that Section 7.02 may not be amended without the prior written consent of Pubco.

(b)         For the avoidance of doubt: (i) the Managing Member, acting alone, may amend this Agreement, including the Member Schedule, (x) to reflect the admission of new Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement and (y) to effect any subdivisions or combinations of Units made in compliance with Section 4.02(c) and (z) to issue additional Non-Voting Units or any new class of Units (whether or not pari passu with the Non-Voting Units) in accordance with the terms of this Agreement and to provide that the Members being issued such new Units be entitled to the rights provided to Members; and (ii) any merger, consolidation or other business combination that constitutes a Disposition Event in which the Non-Pubco Members are required to exchange all of their Non-Voting Units pursuant to Section 10.04(b) of this Agreement and receive consideration in such Disposition Event in accordance with the terms of this Agreement and Section 10.04(b) of this Agreement shall not be deemed an amendment hereof; provided, that such amendment is only effective upon consummation of such Disposition Event.

(c)         No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.11.     Confidentiality. (a) Each Member shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Member Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Member Party who agrees to keep such Confidential

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Information confidential in accordance with this Section 13.11, in each case without the express consent, in the case of Confidential Information acquired from the Company, of the Managing Member or, in the case of Confidential Information acquired from another Member, such other Member, unless:

(i)          such disclosure shall be required by Applicable Law;

(ii)        such disclosure is reasonably required in connection with any tax audit involving the Company or any Member or its Affiliates;

(iii)       such disclosure is reasonably required in connection with any litigation against or involving the Company or any Member;

(iv)        such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Member’s Units in the Company; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Managing Member so that it may require any proposed Transferee that is not a Member to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 13.11 (excluding this clause (iv)) prior to the disclosure of such Confidential Information; or

(v)         such disclosure is of financial and other information of the type typically disclosed to limited partners and limited liability company members (and prospective transferees or investors thereof) and is made to the partners or members of, and/or prospective investors in, Affiliates of the Members and such partner, Member or prospective investor is bound by the confidentiality provisions of a customary non-disclosure agreement entered into with the disclosing party that covers the Confidential Information so disclosed.

(b)         “Confidential Information” means any information related to the activities of the Company, the Members and their respective Affiliates that a Member may acquire from the Company or the Members, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Member), (ii) was available to a Member on a non-confidential basis prior to its disclosure to such Member by the Company, or (iii) becomes available to a Member on a non-confidential basis from a third party, provided such third party is not known by such Member, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Member or any other Company matters. Confidential Information may be used by a Member and its Member Parties only in connection with Company matters and in connection with the maintenance of its interest in the Company.

(c)         Subject to Section 13.11(d), in the event that any Member or any Member Parties of such Member is required to disclose any of the Confidential Information, such Member shall use reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Member shall use reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 13.11, such Member and its Member Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)        Notwithstanding anything in this Agreement to the contrary, (i) each Member may disclose to any persons the U.S. federal income tax treatment and tax structure of the Company and the transactions set out in the Reorganization Documents, (ii) nothing in this Agreement limits, restricts or in any other way affects any Member’s communication with any Governmental Authority, or communication with any official or staff person of a Governmental Authority, concerning matters relevant to the Governmental Authority that do not constitute attorney-client privileged information of the Company or its Affiliates and (iii) no Member can be held cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely

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for the purpose of reporting or investigation a suspected violation of law or (y) in a complaint or other document filed under seal in a lawsuit or other proceeding. For purpose of the foregoing clause (i), “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Company and does not include information relating to the identity of the Company or any Member.

Section 13.12.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

ARTICLE 14
Arbitration

Section 14.01.    Title. Notwithstanding Section 13.05, any claim, dispute or other disagreement arising under this Agreement that is solely between or among Members in their capacity as Members (each, a “Dispute”) shall be resolved in accordance with this Article 14. The Members shall attempt in good faith to resolve all Disputes by negotiation. If a Dispute between Members cannot be resolved in such manner, such Dispute shall, at the request of any Member, after providing written notice to the other Members party to the Dispute, be submitted to arbitration in The City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The proceeding shall be confidential. The party initially asserting the Dispute (the “Initiating Party”) shall notify the other party (the “Responding Party”) of the name and address of the arbitrator chosen by the Initiating Party and shall specifically describe the Dispute in issue to be submitted to arbitration. Within 30 days of receipt of such notification, the Responding Party shall notify the Initiating Party of its answer to the Dispute, any counterclaim which it wishes to assert in the arbitration and the name and address of the arbitrator chosen by the Responding Party. If the Responding Party does not appoint an arbitrator during such 30-day period, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The two arbitrators so chosen or appointed shall choose a third arbitrator, who shall serve as president of the panel of arbitrators (the “Panel”) thus composed. If the two arbitrators so chosen or appointed fail to agree upon the choice of a third arbitrator within 30 days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration Association upon the request of the arbitrators or either of the parties. In all cases, the arbitrators must be persons who are knowledgeable about, and have recognized ability and experience in dealing with, the subject matter of the Dispute. The arbitrators will act by majority decisions. Any decision of the arbitrators shall (a) be rendered in writing and shall bear the signatures of at least two arbitrators, and (b) identify the members of the Panel. Absent fraud or manifest error, any such decision of the Panel shall be final, conclusive and binding on the parties to the arbitration and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, however, that each party shall pay for and bear the costs of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. The parties shall complete all discovery within 30 days after the Panel is composed, shall complete the presentation of evidence to the Panel within 15 days after the completion of discovery, and a final decision with respect to the matter submitted to arbitration shall be rendered within 15 days after the completion of presentation of evidence. The Members shall cause to be kept a record of the proceedings of any matter submitted to arbitration hereunder. For the avoidance of doubt, any suit, action or proceeding arising out of or in connection with this Agreement that is not a Dispute solely between or among Members in their capacity as Members shall be subject to Section 13.05.

ARTICLE 15
Representations of Members

Section 15.01.     Representations of Members. Each Member (unless otherwise noted) to which a Unit is issued as of the date of this Agreement represents and warrants to the Company as follows:

(a)         The Units issued to such Member, if any, are being acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(b)         Such Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Member’s investment in the Units; such Member has the ability to bear the economic risks of such investment; such Member has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and such Member has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as such Member deems necessary or appropriate in

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connection with evaluating the merits of the investment in the Units. Such Member acknowledges that the Units have not been and will not be registered under the Securities Act or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(c)         Each Member qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act or the acquisition of its interest otherwise qualifies under an applicable exemption from registration under the Securities Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first written above.

FORTITUDE MINING HOLDCO, LLC
By:
Name:
Title:
[HEARTSCIENCES] INC.
By:
Name:
Title:
FORTITUDE MINING HOLDINGS, INC.
By:
Name:
Title:

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SCHEDULE A

See attached

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Schedule A

Member	Non-Voting Units	Voting Units
Fortitude Mining Holdings, Inc.	[___]	0
[HeartSciences] Inc.	[___]	[100]

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Annex E

Exhibit B

Final Form

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 22, 2026, by and among Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), HeartSciences Inc., a Texas corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller, Parent, Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Seller (“Fortitude”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into Fortitude, with Fortitude surviving the merger (the “Merger”) as a direct Subsidiary of Parent on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date of this Agreement, the Stockholder is the record or beneficial owner (within the meaning of Rule 240.13d-3 under the Exchange Act) of the number of shares of Parent Common Stock, Parent Series C Preferred Stock and Parent Series D Preferred Stock and other securities convertible into, or exercisable or exchangeable for, shares of Parent Common Stock, all as set forth on the applicable signature page to this Agreement (collectively, the “Shares”); and

WHEREAS, Seller has required, as an inducement to Seller entering into the Merger Agreement, that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

VOTING

1.1. Agreement to Vote. The Stockholder agrees that, from and after the date of this Agreement and until the earlier to occur of (x) receipt of the Parent Stockholder Approvals and (y) the valid termination of the Merger Agreement in accordance with its terms (such earlier date, the “Voting Covenant Expiration Date”), at the Parent Stockholder Meeting or any other meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, in each case relating to any proposed action by the stockholders of Parent with respect to the matters set forth in Section 1.1(b) below (each, a “Voting Event”), the Stockholder shall:

(a) appear at each such Voting Event or otherwise cause the Shares that are capable of being voted and any voting securities of Parent acquired by the Stockholder after the date of this Agreement and prior to the record date of such Voting Event (the “Voting Shares”) owned beneficially or of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum for such Voting Event; and

(b) vote (or cause to be voted), in person or by proxy, the Voting Shares, as applicable: (i) in favor of (A) the adoption of the Parent Charter Amendments, (B) the approval pursuant to Listing Rule 5635 of Nasdaq of (1) the issuance of shares of Parent Class V Common Stock as contemplated by the Merger Agreement and any issuance of shares of Parent Common Stock pursuant to a Pre-Closing PIPE Investment and (2) the change of control of Parent as contemplated by the Merger Agreement, (C) the approval of the Merger Agreement and the Transactions (including the Merger) pursuant to the TBOC, and (D) the approval of an amendment and restatement of the Parent Equity Plan as provided in the Merger Agreement; (ii) in favor of the adoption and approval of any other proposals as (A) the SEC (or staff members thereof) may indicate are necessary in its comments to the Proxy Statement or in correspondence related

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thereto or (B) reasonably requested by Seller or reasonably agreed by Parent and Seller to be necessary or appropriate in connection with the Transactions, including, without limitation, as to the matters set forth in Section 1.5; (iii) in favor of any proposal to adjourn or postpone a meeting of the stockholders of Parent, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing on the date on which such meeting is held; (iv) against any Parent Acquisition Proposal or any other proposal in opposition to, or in competition with, the Merger and the other Transactions; and (v) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the Transactions or this Agreement or the performance by Parent of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement.

Prior to the Voting Covenant Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the foregoing clauses (a) or (b).

1.2. Irrevocable Proxy. The Stockholder hereby irrevocably grants to, and appoints, Seller and Parent, and any individual designated in writing by Seller or Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote its Voting Shares with respect to a Voting Event, or grant a consent or approval in respect of its Voting Shares with respect to a Voting Event, in a manner consistent with Section 1.1 and Section 1.5 if the Stockholder has not voted such Voting Shares in a manner consistent with Section 1.1 at least five (5) Business Days prior to the applicable voting deadline. The proxy granted to Seller and Parent in this Section 1.2 shall expire on the Voting Covenant Expiration Date. The Stockholder understands and acknowledges that Seller is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all actions and things that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Sections 21.367-373 of the TBOC. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Stockholder, upon any valid termination of this Agreement pursuant to Section 4.1.

1.3. Certain Adjustments. In case of a stock dividend or distribution of voting securities of Parent, or any change in the Parent Common Stock by reason of any stock dividend or distribution or any reclassification, recapitalization, stock split (including a reverse stock split), merger, combination, exchange, consolidation or similar readjustment of shares, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such stock dividends and distributions of voting securities of Parent and any voting securities into which or for which any or all of the Voting Shares may be changed or exchanged.

1.4. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Parent, and not in the Stockholder’s capacity as (a) a director, officer or employee of Parent or any of its Subsidiaries or (b) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Parent in the exercise of his or her fiduciary duties as a director or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary (including voting in favor of any Parent Adverse Recommendation Change) and no such action or omission shall be deemed a breach of this Agreement.

1.5. Series C Preferred Stock Matters. To the extent that the Stockholder is the record or beneficial owner of any shares of Parent Series C Preferred Stock, the Stockholder agrees that:

(a) Consent to Mandatory Conversion. The Stockholder irrevocably consents, pursuant to Section 5.1(b) of the Series C Certificate of Designations, to the mandatory conversion in accordance with Section 4.1.1 of the Series C Certificate of Designations, of all outstanding shares of Parent Series C Preferred Stock into shares of Parent Common Stock using the then-effective Series C Conversion Price (as such term is defined in the Series C Certificate of Designations), contingent upon and effective as of either (i) if there is a Pre-Closing PIPE Investment, immediately

Annex E-2

after the consummation of such Pre-Closing PIPE Investment (which itself shall occur immediately after the Closing) or (ii) if there is no Pre-Closing PIPE Investment, immediately after the Effective Time (the “Mandatory Conversion”). Parent acknowledges and agrees that the Stockholder’s foregoing consent, together with the consents of the other Requisite Holders (as defined in the Series C Certificate of Designations) constitute the valid written consent required by Section 5.1(b) of the Series C Certificate of Designations, and that no further action by any Person is required to give effect to the Mandatory Conversion.

(b) Consent to Parent Class V Common Stock. The Stockholder irrevocably consents, pursuant to Section 3.2 of the Series C Certificate of Designations, to the amendment of Parent’s Certificate of Formation to create a new class of Parent Common Stock, the Parent Class V Common Stock (the “Parent Class V Common Stock Consent”). Parent acknowledges and agrees that the Stockholder’s foregoing consent, together with the consents of the other Requisite Holders (as defined in the Series C Certificate of Designations) constitute the valid written consent required by Section 3.2 of the Series C Certificate of Designations, and that no further action by any Person is required to give effect to the Parent Class V Common Stock Consent.

(c) Waiver of Deemed Liquidation Event. The Stockholder irrevocably elects, pursuant to Section 2.3.1 of the Series C Certificate of Designations, that the consummation of the Transactions shall not constitute or give rise to a Deemed Liquidation Event (as defined in the Series C Certificate of Designations) (the “Deemed Liquidation Event Waiver”). Each of Parent and Stockholder acknowledges and agrees that the Stockholder’s foregoing election, together with the elections of the other Requisite Holders (as defined in the Series C Certificate of Designations) constitute the valid written notice required by Section 2.3.1 of the Series C Certificate of Designations, and that no further action by any Person (including, without limitation, Parent) is required to give effect to the Deemed Liquidation Event Waiver.

(d) Omnibus Waiver. For the avoidance of doubt, the consents and waivers described in the foregoing clauses (a)-(c), together with the consents and waivers of the other Requisite Holders constitute an omnibus waiver in respect of such matters as authorized by Section 7 of the Series C Certificate of Designations on behalf of all holders of Parent Series C Preferred Stock.

Article II

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to each of Seller and Parent as follows:

(a) Organization; Authority. If the Stockholder is not an individual, the Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization (in the case of good standing, to the extent such jurisdiction recognizes such concept) and (ii) has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.

(b) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of each of Seller and Parent, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) Ownership. As of the date of this Agreement, the Stockholder is the record or beneficial owner (within the meaning of Rule 240.13d-3 under the Exchange Act) of the Shares reflected on the applicable signature page to this Agreement. As of the date of this Agreement, the Shares are the only shares of Parent Common Stock, Parent Series C Preferred Stock and Parent Series D Preferred Stock and other securities convertible into, or exercisable or exchangeable for, shares of Parent Common Stock, held of record or beneficially owned by the Stockholder. Subject to the Transfers otherwise permitted by Section 3.1, the Stockholder has and will have at all times through the Voting Covenant Expiration Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Article III of this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Voting Shares with no limitations, qualifications or restrictions

Annex E-3

on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Shares are free and clear of any Liens and will be at all times prior to the Voting Covenant Expiration Date free and clear of any Liens, in each case, which would impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. The Stockholder further represents that any proxies heretofore given in respect of the Shares have been revoked.

(d) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) if the Stockholder is not an individual, contravene or conflict with the organizational or governing documents of the Stockholder, (ii) contravene or conflict with or constitute a violation by the Stockholder of any provision of any Law binding upon or applicable to the Stockholder or any of its properties or assets, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder or (iv) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract binding upon the Stockholder or any of its respective Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the Voting Shares, except for any of the matters set forth in the foregoing clauses (iii) and (iv) as would not reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.2. Representations and Warranties of Seller. Seller hereby represents and warrants to each of the Stockholder and Parent as follows:

(a) Organization; Authority. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes the legal, valid and binding agreement of each of the Stockholder and Parent, constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) No Violation. The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of Seller, (ii) contravene or conflict with or constitute a violation by Seller of any provision of any Law binding upon or applicable to Seller or any of its properties or assets, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of Seller, or (iv) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract binding upon Seller or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Seller, except for any of the matters set forth in the foregoing clauses (iii) and (iv) as would not reasonably be expected to impair the ability of Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.3. Representations and Warranties of Parent. Parent hereby represents and warrants to each of the Stockholder and Seller as follows:

(a) Organization; Authority. Parent is duly incorporated, validly existing and in good standing under the laws of the State of Texas. Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the legal, valid and binding agreement of each of the Stockholder and Seller, constitutes the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) No Violation. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of Parent, (ii) contravene or conflict with or constitute a violation by Parent of any provision of any Law binding upon or applicable to Parent or any of its properties or assets, (iii) require any consent, approval,

Annex E-4

authorization or permit of, or filing with or notification to, any Governmental Authority on the part of Parent, or (iv) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract binding upon Parent or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, except for any of the matters set forth in the foregoing clauses (iii) and (iv) as would not reasonably be expected to impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Article III

COVENANTS

3.1. Pre-Closing Transfer Restrictions. The Stockholder agrees that, commencing on the date of this Agreement and ending upon the valid termination of this Agreement in accordance with its terms, the Stockholder shall not, in each case with respect to any of the Shares, or any interest therein, (a) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of any of the Shares, or any interest therein (each, a “Transfer”), (b) enter into any Contract, option, put, call or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Shares, or any interest therein, (c) create any Lien on any of the Shares, or any interest therein, (d) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to any of the Shares, or any interest therein, or (e) take any intentional action that, to the knowledge of the Stockholder, would have (or would reasonably be expected to have) the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that (A) if the Stockholder is an individual, the Stockholder may Transfer any Shares (1) to any member of the Stockholder’s immediate family, (2) to a trust for the sole benefit of the Stockholder or any member of the Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild) or (3) upon the death of the Stockholder and (B) if the Stockholder is not an individual, the Stockholder may Transfer any Shares to any parent, Subsidiary or Affiliate under common control with the Stockholder, or to a partner or member of the Stockholder; provided further that, in each case of the foregoing clauses (A) and (B), as a condition to such Transfer of Shares, (x) the transferring Stockholder provides written notice to Parent and Seller identifying the transferee and the number of Shares to be transferred prior to or simultaneously with any such Transfer, and (y) the transferee or transferees shall execute an agreement that contains the same substantive covenants regarding voting and transfer as are contained in this Agreement. Any action taken in violation of this Section 3.1 shall be null and void ab initio.

3.2. No Contravening Actions. The Stockholder further agrees not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect. The Stockholder further agrees that it shall use its reasonable best efforts to cooperate with any reasonable requests of Parent or Seller to effect the Transactions.

3.3. No Solicitation. The Stockholder will immediately cease, and will cause its respective Representatives to immediately cease, any discussions or negotiations with any Person that may be ongoing with respect to any Parent Acquisition Proposal or any proposal that would reasonably be expected to lead to a Parent Acquisition Proposal. The Stockholder agrees that, from and after the date of this Agreement and until the Voting Covenant Expiration Date, the Stockholder shall not, directly or indirectly, nor shall the Stockholder authorize or permit any of its respective Representatives to, directly or indirectly, (1) solicit, initiate or knowingly encourage or induce (including by way of furnishing information), or take any other action designed to facilitate, any inquiry or the making of any proposal which constitutes, or would be reasonably expected to lead to, a Parent Acquisition Proposal, (2) engage in any discussions or negotiations regarding any Parent Acquisition Proposal or (3) execute or enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal. The Stockholder acknowledges and agrees that, in the event any Representative of the Stockholder (acting in its capacity as such) takes any action that if taken by the Stockholder would be a breach of this Section 3.3, the taking of such action by such Representative will be deemed to constitute a breach of this Agreement (including this Section 3.3) by the Stockholder. Notwithstanding anything to the contrary in this Section 3.3, the Stockholder and its respective Representatives may engage in such activities at such times and to the extent that Parent or any of its Representatives is permitted to engage in such activities pursuant to the terms of the Merger Agreement, but only if the Stockholder and its Representatives comply with the terms of the Merger Agreement as if it were Parent or one of its Representatives.

Annex E-5

3.4. Stockholder Information. The Stockholder hereby agrees that Parent, Merger Sub and Seller may publish and disclose in the Offer Documents the Stockholder’s identity and ownership of shares of Parent Common Stock, and the nature of the Stockholder’s obligations under this Agreement. If Parent, Merger Sub and Seller publish and disclose the foregoing in the Offer Documents, they must also file this Agreement as an exhibit to any of the Offer Documents. The Stockholder hereby agrees to use commercially reasonable efforts to reasonably promptly provide Seller and Parent with any information regarding the Stockholder required by law to be included in the Offer Documents.

3.5. Litigation. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding brought by the stockholders of Parent against Parent, Seller or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

3.6. Additional Shares. In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of Parent with voting rights, or any other voting interest with respect to Parent, such securities and voting interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of Shares set forth on the signature page to this Agreement will be deemed amended accordingly.

3.7. Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, instruments and other documents, and shall take such further actions, as reasonably necessary under applicable law to perform its obligations as expressly set forth under this Agreement.

Article IV

MISCELLANEOUS

4.1. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) a Parent Adverse Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.02 of the Merger Agreement and (c) the valid termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and shall continue to be binding upon the parties hereto. Except as set forth in the proviso of the preceding sentence, in the event of such valid termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto; provided, however, that nothing herein shall relieve any party hereto from liability for any fraud, intentional misrepresentation or willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to the termination of this Agreement pursuant to clauses (b) or (c) of this Section 4.1.

4.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Seller any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Stockholder, and Seller shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Voting Shares, except as otherwise provided in this Agreement.

4.3. Notices. All notices and other communications hereunder shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, as follows: (a) if to Seller, at the address set forth in Section 10.02 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 10.02 of the Merger Agreement at the address set forth therein), (b) if to Parent, at the address set forth in Section 10.02 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 10.02 of the Merger Agreement at the address set forth therein) and (c) if to the Stockholder, to the address set forth on the signature page hereto.

Annex E-6

4.4. Mutual Drafting; Interpretation; Construction. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only, do not constitute part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “will” shall be construed to have the same meaning as “shall.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any party hereto.

4.5. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by electronic communication) to the other parties hereto. No party hereto shall raise the use of email to deliver a signature or the fact that any signature or Contract was transmitted or communicated by email with scan attachment as a defense to the formation of a legally binding contract, and each such party forever waives any such defense.

4.6. Entire Agreement; Third-Party Beneficiaries. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, or any of them, with respect to the subject matter of this Agreement and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that Parent shall be an express third-party beneficiary of the Stockholder’s obligations under Sections 1.1, 1.5, 3.1 and 3.2 and shall be entitled to enforce such obligations as if it were a party hereto.

4.7. Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to the jurisdiction thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or

Annex E-7

Proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware). The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 4.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

4.8. Specific Performance. Each party hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 4.1, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party hereto and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 4.7(a), without proof of actual damages, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each party hereto further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party hereto further acknowledges and agrees that the agreements contained in this Section 4.8 are an integral part of the Merger and the other Transactions and that, without these agreements, each party hereto would not enter into this Agreement. Each party hereto further agrees that the other party hereto shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.8, and irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.9. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

4.10. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

Annex E-8

4.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other party hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

[Remainder of page left intentionally blank]

Annex E-9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SELLER
FORTITUDE MINING HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex E-10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT
HEARTSCIENCES INC.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex E-11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STOCKHOLDER

(Name of Stockholder)
By:
Name:
Title:

Address and Email Address:

Shares Beneficially Owned:

Parent Common Stock: [•]

Parent Series C Preferred Stock: [•]

Parent Series D Preferred Stock: [•]

Parent Option Awards: [•]

Parent RSU Awards: [•]

[Signature Page to Voting and Support Agreement]

Annex E-12

Annex F

June 19, 2026	PRIVATE & CONFIDENTIAL

Special Committee of the Board of Directors

HeartSciences Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

Ladies and Gentlemen:

Houlihan Capital, LLC (“Houlihan Capital”) understands that HeartSciences Inc., a Texas corporation, with securities listed on The NASDAQ Capital Market (“HeartSciences”, the “Company” or the “Client”) has executed a non-binding letter of intent, dated as of January 6, 2026 (the “LOI”), with Fortitude Mining, LLC (“Fortitude Mining”), to enter into a business combination with an affiliate of Fortitude Mining, pursuant to which a merger subsidiary of HeartSciences will merge with and into Fortitude Mining HoldCo, LLC (“Fortitude” or “Target”), a wholly-owned subsidiary of Fortitude Mining Holdings, Inc. (“Seller”), an affiliate of Fortitude Mining, with Fortitude surviving the merger (the “Merger”). In connection with the Merger, each outstanding limited liability company interest of Fortitude held by Seller will be converted into the right to receive shares of HeartSciences common stock (including both voting and non-voting common stock, as applicable) in accordance with an exchange ratio to be set forth in the definitive merger agreement (the “Exchange Ratio,” and the aggregate shares of HeartSciences common stock to be issued to Seller in connection with such conversion, the “Merger Consideration”). Following consummation of the Merger, Seller will hold shares of HeartSciences common stock representing approximately ninety-five percent (95%) of the outstanding equity of the combined company, and HeartSciences’ legacy equity holders will retain approximately five percent (5%) of the outstanding equity of the combined company (subject to adjustment to approximately 4.5% in the event HeartSciences’ closing share price exceeds $7.50 per share at consummation, which Houlihan Capital has determined to be not material to its analysis based on HeartSciences’ current trading price), in each case calculated based on the negotiated share count comprising common stock outstanding, Preferred C shares on an as-converted basis, Reg A (Series D) shares on an as-converted basis, pre-funded warrants, and RSAs and RSUs expected to vest upon consummation of the Merger. HeartSciences’ ownership interest in Fortitude would correspondingly increase on a one-for-one basis with every share of HeartSciences’ common stock received by Seller as a result of such conversion (collectively, the “Transaction”).

Pursuant to an engagement letter dated June 11, 2026, the Special Committee of the Board of Directors (the “Special Committee”) engaged Houlihan Capital as a financial advisor to render a written opinion (the “Opinion”) to the Special Committee as to whether, as of the date of such Opinion, the aggregate consideration to be paid in the Transaction is fair to the shareholders of the Company from a financial point of view.

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital’s investigation included, among other things, the following:

•     Held discussions with certain members of Company Management and Target Management regarding the Transaction, the business of the Company and the Target, and the future outlook for the Company and the Target;

•     Review of information provided by Company and Target including, but not limited to:

•     Non-binding letter of intent between Fortitude Mining, LLC and HeartSciences, Inc. dated January 6, 2026;

•     Fortitude Mining Holdings, Inc. and Subsidiaries audited financial statements for the years ending December 31, 2024 and 2025;

Annex F-1

Special Committee

June 19, 2026

Fairness Opinion

•     Fortitude Mining Holdings, Inc. and Subsidiaries unaudited financial statements for the last twelve months ending March 31, 2026;

•     Fortitude Mining Holdings, Inc. and Subsidiaries unaudited financial statements for the year-to-date-period ending May 31, 2026;

•     Fortitude Mining internal board presentations;

•     A capitalization table of the Company, dated June 2, 2026;

•     The draft Agreement and Plan of Merger by and among HeartSciences Inc., Cordis Acquisition, LLC, Fortitude Mining Holdings, Inc., and Fortitude Mining HoldCo, LLC, dated as of June 14, 2026;

•     Fortitude Mining investor presentation, dated May 2026; and

•     Company’s SEC filings;

•     Reviewed the industry in which the Target operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

•     Developed indications of value for the Target using generally accepted valuation methodologies; and

•     Reviewed certain other relevant, publicly available information, including economic, industry, and Target specific information.

Our analyses contained herein are confidential and addressed to, and provided exclusively for use by, the Special Committee. Our written opinion may be used (i) by the Special Committee in evaluating the Transaction, (ii) in disclosure materials to shareholders of the Company, (iii) in filings with the Securities and Exchange Commission (the “SEC”) (including the filing of the fairness opinion and the data and analysis presented by Houlihan Capital to the Special Committee), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Special Committee’s recommendation to its equity holders with respect to the adoption of the Transaction or how any equity holder of the Company should vote with respect to such adoption or the statutory or other method by which the Company is seeking such vote in accordance with the terms of the Transaction, applicable law, and the Company’s organizational instruments.

Houlihan Capital was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (contingent or otherwise) of the Company or Target.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, bad faith, fraud, or gross negligence), nor will any such claim be asserted by or on behalf of the Company or its affiliates against any such person with respect to the Opinion other than Houlihan Capital.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of any Transaction Participant, nor, except

Annex F-2

Special Committee

June 19, 2026

Fairness Opinion

as stated herein, have we been furnished with any such evaluation or appraisal. We have further relied upon the assurances and representations from Company management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading in any material respect for the purposes of the Opinion. We have not assumed responsibility for any independent verification of this information, nor have we assumed any obligation to verify this information. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

Company Management has represented: (i) that it directed Houlihan Capital to rely on certain forecasted financial information prepared by Target Management (the “Forecast”); (ii) the Forecast, to the knowledge of the Company, represents Target Management’s good faith estimates of the projected future financial performance of the business of the Target on a standalone basis as of the date such Forecast was prepared; (iii) there is no information that has come to the attention of Company Management, as of the date of this letter, that would cause the Company to believe that Houlihan Capital should not rely upon the Forecast, taking into account the assumptions incorporated therein; (iv) Houlihan Capital had no role whatsoever in the preparation of the Forecast; (v) Houlihan Capital was not asked to provide an outside “reasonableness review” of the Forecast; and (vi) the Company did not engage Houlihan Capital to audit or otherwise validate any of the underlying inputs and assumptions incorporated into the Forecast; and (vii) Houlihan Capital had reasonable opportunity to ask questions of Target Management with regard to the information provided to Houlihan in connection with the preparation of the Opinion. We have not assumed responsibility for any independent verification of this information, nor have we assumed any obligation to verify this information. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

Several analytical methodologies were considered, and a subset of those were employed, in arriving at the Opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows.

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital’s Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Opinion. Houlihan Capital is under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

Our only opinion is the formal written opinion Houlihan Capital has expressed as to whether, as of the date of such Opinion, the aggregate consideration to be paid in the Transaction is fair to the shareholders of the Company from a financial point of view. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of Company, its shareholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except

Annex F-3

Special Committee

June 19, 2026

Fairness Opinion

with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals or affiliates, has any ownership or other beneficial interests in any party to the Transaction or any of their affiliates and has provided no previous investment banking or consulting services to any party to the Transaction or any of their affiliates. There is no current agreement between Houlihan Capital, its principals, or affiliates and any party to the Transaction or any of their affiliates providing for the provision of future services by Houlihan Capital, its principals, or any of its affiliates to or for the benefit of any party to the Transaction or any of their affiliates. Houlihan Capital was not requested to, and did not (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the proposed Transaction, (ii) negotiate or recommend the terms of the proposed Transaction, or (iii) advise the Special Committee with respect to alternatives to the proposed Transaction. Houlihan Capital was engaged on a fixed fee basis, a portion of which is payable upon delivery of the Opinion and the remainder of which is payable upon closing of the Transaction. No portion of Houlihan Capital’s fee is contingent upon the conclusions reached in the Opinion.

In an engagement letter dated June 11, 2026, the Company has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services.

Subject to the foregoing qualifications, assumptions, and limitations, as of the date hereof, it is Houlihan Capital’s opinion that the aggregate consideration to be paid in the Transaction is fair to the shareholders of the Company from a financial point of view. The Opinion was approved by the Fairness Opinion Committee of Houlihan Capital.

Respectfully submitted,

/s/ Houlihan Capital, LLC

Houlihan Capital, LLC

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Annex G

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS,

AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

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Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

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(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

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(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by:

(A) a copy of this subchapter; or

(B) information directing the owner to a publicly available electronic resource at which this subchapter may be accessed without subscription or cost; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

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(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

Annex G-5

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Annex G-6

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

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(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

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Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall pay the amount of the judgment to the holder of the ownership interest on the terms and conditions ordered by the court.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

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(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1)  the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

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Annex H

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

HEARTSCIENCES INC.

Pursuant to the provisions of the Texas Business Organizations Code, as amended (the “TBOC”), including Section 3.053, and the Bylaws, as amended and restated, of HeartSciences Inc., a Texas for-profit corporation (the “Corporation”), the Corporation hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to the Amended and Restated Certificate of Formation of the Corporation (the “Amended and Restated Certificate”).

SECTION ONE

ENTITY INFORMATION

The name of the Corporation is HeartSciences Inc., and it is a Texas for-profit corporation. The Corporation’s date of formation is August 16, 2007, and its assigned file number is 800859060.

SECTION TWO

AMENDMENT

This Certificate of Amendment amends Article Four of the Amended and Restated Certificate to include an approved reverse stock split of the Corporation’s issued and outstanding Common Stock as a new final paragraph.

Article Four of the Amended and Restated Certificate is hereby amended to create a new final paragraph at the end of Article Four to read as follows:

“As of 12:01 A.M. (Central Time) on [___], 2026 (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock (including each share of treasury stock, collectively, the “Pre-Split Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to [___] of a share of Common Stock (such reduction of shares designated as the “Reverse Stock Split”). The par value of the Corporation’s Common Stock following the Reverse Stock Split shall remain $0.001 per share. Each holder of a certificate or certificates of Pre-Split Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder’s Pre-Split Stock divided by [___], with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a “Fractional Share”). No Fractional Shares will be issued for Pre-Split Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to (x) the Fractional Share multiplied by (y) the closing price of the Corporation’s Common Stock as reported on The Nasdaq Capital Market or other principal market of the Common Stock on the first business day immediately preceding the date of the Effective Time.”

SECTION THREE

STATEMENT OF APPROVAL

The amendment set forth in this Certificate of Amendment has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

Annex H-1

SECTION FOUR

EFFECTIVENESS OF FILING

This Certificate of Amendment becomes effective at a later date, which is not more than ninety (90) days from the date of signing.

SECTION FIVE

EXECUTION

The undersigned signs this Certificate of Amendment subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Certificate of Amendment.

[Signature Page Follows]

Annex H-2

IN WITNESS WHEREOF, I have hereunto set my hand, this [___] day of [___], 2026.

HEARTSCIENCES INC.
By:
Name:	Andrew Simpson
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment]

Annex H-3

Annex I

AMENDMENT No. 1 to MERGER Agreement

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of July 27, 2026 (this “Amendment”), is made by and among HeartSciences Inc., a Texas corporation (“Parent”), Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), and Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Seller (“Fortitude”, and together with Parent, Merger Sub and Seller, the “Parties”). Capitalized terms used but not specifically defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub, Seller and Fortitude are parties to the Agreement and Plan of Merger, dated as of June 23, 2026 (the “Merger Agreement”);

WHEREAS, pursuant to Section 10.13 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed on behalf of each of the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Effective as of the date of this Amendment, the Merger Agreement is hereby amended as follows:

(a)           Exhibit A (Form of A&R LLC Agreement) to the Merger Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

(b)           Exhibit E (Form of Parent New Charter) to the Merger Agreement is hereby deleted in its entirety and replaced with Annex B attached hereto;

(c)           Section 2.01(a) of the Merger Agreement shall be amended and restated in its entirety as follows:

“Conversion of Fortitude Non-Voting Units. Each Fortitude Non-Voting Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of non-voting units of the Surviving Company (each, a “Surviving Company Non-Voting Unit” and, collectively, “Surviving Company Units”) equal to (x) (i) the Closing Parent Common Stock Shares, multiplied by (ii) the Exchange Ratio, divided by (y) the number of Fortitude Non-Voting Units issued and outstanding immediately prior to the Effective Time (collectively, the “Merger Consideration”). The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any Fortitude Non-Voting Units will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Fortitude Non-Voting Units.”

(d)           The following shall be added as new Section 2.06 of the Merger Agreement:

“Section 2.06.  Certain Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in Parent Common Stock shall occur as a result of any reverse stock split with a record date during such period, the Merger Consideration, the Fortitude Voting Unit Contribution Consideration, the Fortitude Property Contribution Consideration, the Fortitude Property Contribution, the Exchange Ratio and the Closing Parent Common Stock VWAP shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration, the Fortitude Voting Unit Contribution Consideration, the Fortitude Property Contribution Consideration, the Fortitude Property Contribution, the Exchange Ratio or the Closing Parent Common Stock VWAP.”

2.           All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except as otherwise specifically amended, modified or supplemented by this Amendment, all terms of the Merger Agreement shall remain unchanged and continue in full force and effect until the expiration or earlier termination of the Merger Agreement unless the same be otherwise sooner amended. From and after the date hereof, each reference in the

Annex I-1

Merger Agreement to “this Agreement,” “hereof,” “hereunder”, “herein” or words of like import, and all references to the Merger Agreement and all agreements, instruments, documents, notes, certificates and other writings of every kind or nature that refer to the Merger Agreement will be deemed to mean the Merger Agreement as modified by this Amendment, whether or not this Amendment is expressly referenced; provided, that references in the Merger Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to the date of June 23, 2026.

3.           Article X (General Provisions) of the Merger Agreement is incorporated herein by reference and shall apply mutatis mutandis to this Amendment.

[The remainder of this page is intentionally left blank.]

Annex I-2

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HEARTSCIENCES INC.
By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Chief Executive Officer
CORDIS ACQUISITION, LLC
By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Chief Executive Officer
FORTITUDE MINING HOLDINGS, INC.
By:	/s/ Andrea Childs
Name:	Andrea Childs
Title:	Chief Executive Officer
FORTITUDE MINING HOLDCO, LLC
By:	Fortitude Mining Holdings, Inc., its sole member
By:	/s/ Andrea Childs
Name:	Andrea Childs
Title:	Chief Executive Officer

Annex I-3

Annex A

Form of A&R LLC Agreement

Attached.

Annex I-4

Annex B

Form of Parent New Charter

Attached.

Annex I-5

PROXY HEARTSCIENCES INC. 2026 SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR The undersigned, revoking all prior proxies, hereby appoints [ ], [ ] and [ ], and each of them, each with full power of substitution, as proxy to represent and vote all shares of common stock of HeartSciences Inc. (the “Company”) held of record by the undersigned on [ ], 2026, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) to be used at the Company’s Special Meeting of Shareholders (the “Special Meeting”) to be held at [ ] on [ ], 2026, at [ ] and at any postponement or adjournment thereof. This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted “FOR” proposals 1 through 6. IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE. DETACH PROXY CARD HERE

[X] Please mark vote as in this example The Board of Directors recommends you vote “FOR” Proposals 1 through 6. 1. To approve the Agreement and Plan of Merger (as amended on July 27, 2026 and as it may be further amended from time to time, the “Merger Agreement”) and the transactions contemplated therein (collectively, the “Transactions”) pursuant to the Texas Business Organizations Code (“TBOC”). A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A. FOR AGAINST ABSTAIN 2. To approve (x) the issuance of shares of Class V Common Stock as contemplated by the Merger Agreement, (y) the issuance of shares of Class A Common Stock as contemplated by the Merger Agreement, and (z) the change of control of HeartSciences resulting from the Transactions, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b). FOR AGAINST ABSTAIN 3. To approve and adopt the following proposals regarding the amendments to the Amended and Restated Certificate of Formation of HeartSciences set forth in the Second Amended and Restated Certificate of Formation of HeartSciences the form of which is attached to the accompanying proxy statement as Annex B: 3a. to change the name of HeartSciences to “Fortitude Mining Group, Inc.”. FOR AGAINST ABSTAIN 3b. to change the par value of the authorized common stock of HeartSciences to $0.0001 par value per share. FOR AGAINST ABSTAIN 3c. to designate HeartSciences’ existing class of common stock as “Class A Common Stock” and designate [____] shares of HeartSciences’ authorized common stock as Class A Common Stock. FOR AGAINST ABSTAIN 3d. to establish the terms of the HeartSciences Class V Common Stock and designate [____] shares of HeartSciences’ authorized common stock as HeartSciences Class V Common Stock. FOR AGAINST ABSTAIN 3e. to grant the holders of Class A Common Stock the sole right, voting separately as a single class, to elect one director, designated by the board of directors of HeartSciences as the “Class A Director”. FOR AGAINST ABSTAIN 3f. to allow holders representing not less than the minimum number of shares of Combined Company Common Stock (which are issued, outstanding and entitled to vote) that would be necessary to authorize or take any action at a meeting of shareholders to take such action by written consent in lieu of a meeting. FOR AGAINST ABSTAIN 3g. to provide for certain other changes in connection with the amendment and restatement of the Amended and Restated Certificate of Formation of HeartSciences. FOR AGAINST ABSTAIN 4. To approve an amendment to the Amended and Restated Certificate of Formation of HeartSciences to effect, at the discretion of the HeartSciences’ Board, a reverse stock split of issued and outstanding HeartSciences Common Stock at a ratio to be determined by the HeartSciences Board and mutually agreed to by HeartSciences and Fortitude Seller, within a range of one-for-two through one-for-five, inclusive, in the form attached to the accompanying proxy statement as Annex H. FOR AGAINST ABSTAIN 5. To approve the amendment and restatement of HeartSciences’ equity incentive plan, in the form attached to the accompanying proxy statement as Annex C. FOR AGAINST ABSTAIN 6. To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the Proposals presented for a vote at the Special Meeting. FOR AGAINST ABSTAIN CONTROL #: SHARES: Dated: (Signature) (Signature if held jointly) (Title) WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. DETACH PROXY CARD HERE